UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

SCHEDULE 14A

____________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material pursuant to §240.14a-12.

AKERNA CORP.
(Name of Registrant as Specified in its Charter)

____________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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To the Stockholders of Akerna Corp.:

You are cordially invited to attend the special meeting of stockholders (the “Special Meeting”) of Akerna Corp. (“Akerna,” “we,” “us,” “our,” or the “Company”), to be held at Akerna’s headquarters at 1630 Welton Street, Denver, Colorado 80202, on Friday, June 26, at 9:00 a.m., Mountain Time to vote on matters related to two transactions.

As part of Akerna’s precautions related to the outbreak of novel coronavirus (“COVID-19”) and in light of the priority we place on the health, safety, and well-being of our stockholders, employees, and directors, we are planning for the possibility that the Special Meeting will be held solely by means of remote communication. If we determine that the Special Meeting will be held remotely, we will announce the decision in advance, and participation details will be publicly announced in a press release, available on our website at www.akerna.com and filed with the U.S. Securities and Exchange Commission (the “SEC”) as additional proxy solicitation materials. Please check our website one week in advance of the Special Meeting for any such additional information. If we hold a virtual meeting, you will need the control number included on your proxy card in order to participate.

As previously disclosed, on December 18, 2019, Akerna entered into an arrangement agreement (the “Agreement”) to acquire all of the issued and outstanding shares of Ample Organics Inc. (“Ample”) in a cash and stock acquisition. Under the terms of the Agreement and the plan of arrangement attached thereto, the aggregate consideration to be paid for Ample’s common and preferred shares consists of (1) CAD$7,500,000 in cash, (2) 3,294,574 redeemable preferred shares of 2732805 Ontario Inc., a company existing under the laws of the Province of Ontario and a wholly owned subsidiary of Akerna (“Purchaser”), which are exchangeable for shares of common stock, par value $0.0001 per share, of Akerna on a 1:1 basis (such redeemable preferred shares of Purchaser being the “Exchangeable Shares”), as determined in accordance with the Agreement (and the assumption of out-of-money warrants and options to acquire capital stock of Ample on the terms specified in the Agreement) and (3) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement and the related plan of arrangement, an aggregate of up to CAD$10,000,000 of Exchangeable Shares that will be issued upon exchange of the Exchangeable Shares issued upon conversion of contingent value rights and the occurrence of certain events set forth in those contingent value rights issued to Ample shareholders in the event that Ample achieves certain revenue targets as specified in the Agreement (the “CVR Shares”). As previously disclosed, on February 28, 2020, the Agreement was amended by that certain Amendment to Arrangement Agreement (the “Amendment”) entered into by the parties, and further amended by that certain Amendment No. 2 to Arrangement Agreement (“Amendment No. 2”) and that certain Amendment No. 3 to Arrangement Agreement (“Amendment No. 3”) each entered into by the parties. The Amendment primarily revised the Effective Date and Closing Date of the Arrangement (as later defined). Amendment No. 2 primarily revised the Arrangement (as later defined) to incorporate the terms of an agreement entered into between the holders of preferred shares and common shares of Ample. Amendment No. 3 primary revised the Arrangement (as later defined) to clarify the method of issuance and registration of the Exchangeable Shares.

In relation to the Agreement, to satisfy Canadian legal requirements, the parties entered into a “Plan of Arrangement” pursuant to the Business Corporations Act, R.S.O. 1900, c. B.16, as amended, including the regulations promulgated thereunder (the “OCBA”). The “Arrangement” means the arrangement under the provisions of Section 182 of the OBCA on the terms and conditions set forth in the Plan of Arrangement, as supplemented, modified or amended in accordance with Article 8 of the Plan of Arrangement.

Upon completion of the acquisition (and prior to the issuance of the CVR Shares, if any), former Ample stockholders would beneficially own approximately 20.3% of the outstanding shares of the combined company.

The issuance of shares of Akerna common stock (the “Akerna Shares”), which are exchangeable for the Exchangeable Shares, requires the approval of Akerna stockholders under the requirements of the Nasdaq Stock Market Listing Rules. At the Special Meeting, you will be asked to consider and vote on a proposal to approve the issuance of Akerna Shares pursuant to the Agreement (the “Stock Issuance”). You will be asked to consider and vote on a proposal to approve the Arrangement and related Plan of Arrangement (the “Arrangement Approval”). The attached notice of the Special Meeting and proxy statement provide additional information about the proposed arrangement with Ample and the proposals for stockholder approval.

As previously disclosed, on November 25, 2019, Akerna entered into a stock purchase agreement (the “Solo SPA”) with substantially all of the shareholders (the “Shareholders”) of Solo Sciences, Inc., a Delaware corporation (“Solo”), Ashesh C. Shah, Lokesh Chugh and Palle Pedersen, each an adult individual (collectively, the “Shareholder Representatives”) and Solo, pursuant to which Akerna would acquire all right, title and interest in 80.40% of the issued and outstanding capital stock of Solo (calculated on a fully diluted basis), free and clear of all liens. The consideration amount under the Solo SPA was 1,950,000 Akerna Shares, less 570,000 Akerna Shares to be held in escrow subject to the satisfaction of certain conditions stipulated in the Solo SPA. This consideration may be subject to an adjustment no later than 120 days following the closing date.

On January 15, 2020, Akerna closed on the acquisition of 80.40% of the issued and outstanding capital stock of Solo (calculated on a fully diluted basis) pursuant to the Solo SPA.

The Solo SPA also contained an option for Akerna to purchase all (but not less than all) of the remaining 19.6% of the issued and outstanding capital stock of Solo, to be exercised within twelve months after the transaction closing date (the “Solo Option”). The Solo Option may be paid, at the sole option of Akerna, in either cash or Akerna Shares in an amount equal to either (1) if Akerna Shares are trading at an amount less than or equal to $16.00 per share, the greater of (i) 800,000 Akerna Shares or (ii) the difference between the number of Akerna Shares worth $20,000,000 valued at Market Price (as defined in the Solo SPA) and 1,950,000 Akerna Shares, or (2) if Akerna Shares are trading at more than $16.00 per share, the number of Akerna Shares equal to the (i) difference between (A) the product of the Market Price and 1,950,000 Akerna Shares and (B) $44,000,000, divided by (ii) the Market Price.

The issuance of Akerna Shares as consideration for the Solo Option requires the approval of Akerna stockholders under the requirements of the Nasdaq Stock Market Listing Rules. At the Special Meeting, you will be asked to consider and vote on a proposal to approve the issuance of shares of Akerna Shares to pay for the Solo Option pursuant to the Solo SPA. The attached notice of the Special Meeting and proxy statement provide additional information about the proposed transaction with Solo and the proposals for stockholder approval.

In connection with both transactions, the board of directors of Akerna (the “Akerna Board”) expects that it will increase its number of employees. Therefore, the Akerna Board believes an amendment to the 2019 Long Term Incentive Plan (the “Incentive Plan”) providing for an increase of 525,000 Akerna Shares would allow Akerna to properly incentivize new employees (the “Incentive Plan Amendment”). The Incentive Plan Amendment requires the approval of Akerna stockholders under the requirements of the Nasdaq Stock Market Listing Rules. The attached notice of the Special Meeting and proxy statement provide additional information about the proposed amendment and the proposals for stockholder approval. You will also be asked to consider and vote on a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the Special Meeting to approve the Stock Issuance, Arrangement Approval, Solo Option or Incentive Plan Amendment.

The Akerna Board expects that the acquisition of Ample and acquisition of the remaining shares of Solo will provide significant strategic and financial benefits to the stockholders of Akerna. The Akerna Board expects that both transactions will provide Akerna with a significant advantage as it accelerates its vision to create the preeminent global technology platform, addressing the entire supply chain and its regulatory bodies through accountability and transparency.

After careful consideration, the Akerna Board has unanimously determined that the proposed acquisition of Ample is advisable and in the best interests of Akerna and its stockholders and, subject to the approval by Akerna’s stockholders, authorized and approved the issuance of shares of Akerna Shares in accordance with the Agreement. The Akerna Board has unanimously determined that the proposal to approve the Arrangement and related Plan of Arrangement is advisable and in the best interest of Akerna and its stockholders. The Akerna Board has unanimously determined that the proposal to approve the Solo Option is advisable and in the best interest of Akerna and its stockholders. Further, the Akerna Board has unanimously determined that the proposal to amend the Incentive Plan is advisable and in the best interest of Akerna and its stockholders. Finally, the Akerna Board has also unanimously determined that the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, in the event that there are not sufficient votes at the time of the Special Meeting, is advisable and in the best interest of Akerna and its stockholders. The Akerna Board therefore unanimously recommends that you vote “FOR” the Stock Issuance proposal, the Arrangement Approval, the Solo Option, the Incentive Plan Amendment and the adjournment proposal.

Your vote is important. You are requested to carefully read the proxy statement for a more complete statement of matters to be considered at the Special Meeting.

By Order of the Board,

/s/ Jessica Billingsley
Jessica Billingsley
Chief Executive Officer and Director

June 12, 2020

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
AKERNA CORP.
TO BE HELD ON JUNE 26, 2020

To the Stockholders of Akerna Corp. (“Akerna,” “we,” “us,” “our,” or the “Company”):

We will hold a special meeting of the stockholders (the “Special Meeting”) at Akerna’s headquarters at 1630 Welton Street, Denver, Colorado 80202*, on Friday, June 26, at 9:00 a.m., Mountain Time, to consider and vote upon the following matters:

•        Proposal 1 — a proposal to approve, as required by Rule 5635 of the Nasdaq Manual, the issuance of an amount of shares of Akerna common stock (the “Akerna Shares”) in connection with the Arrangement as contemplated by the Arrangement Agreement, dated as of December 18, 2019 (the “Agreement”) and the Plan of Arrangement attached thereto, by and among Akerna, Ample Organics Inc. (“Ample”), 2732805 Ontario Inc., a company existing under the laws of the Province of Ontario and wholly-owned subsidiary of Akerna (“Purchaser”) and John Prentice, in his capacity as shareholder representative. If approved, (i) 3,294,574 Akerna Shares will be approved for issuance in exchange for 3,294,574 redeemable preferred shares of the Purchaser on a 1:1 basis (such redeemable preferred shares of Purchaser being the “Exchangeable Shares”), and (ii) up to CAD$10,000,000 Akerna Shares that will be issued upon exchange of the Exchangeable Shares issued upon conversion of contingent value rights and the occurrence of certain events set forth in those contingent value rights issued to Ample shareholders (the “CVR Shares,” collectively with the Exchangeable Shares, the “Stock Issuance”);

•        Proposal 2 — a proposal to approve the Arrangement (the “Arrangement Approval”);

•        Proposal 3 — a proposal to approve, as required by Rule 5635 of the Nasdaq Manual, the issuance of up to 800,000 Akerna Shares in connection with the Solo Option as contemplated by the stock purchase agreement, dated as of November 25, 2019 (the “Solo SPA”), by and among Akerna, substantially all of the shareholders (the “Shareholders”) of Solo Sciences, Inc., a Delaware corporation (“Solo”), Ashesh C. Shah, Lokesh Chugh and Palle Pedersen, each an adult individual (collectively, the “Shareholder Representatives”) and Solo. If approved, up to 800,000 Akerna Shares will be approved for issuance in exchange for all (but not less than all) of the remaining 19.6% of the issued and outstanding capital stock of Solo;

•        Proposal 4 — a proposal to approve an amendment to the Incentive Plan to increase the number of Akerna Shares reserved for issuance under the Incentive Plan by 525,000 shares, resulting in an aggregate of 1,565,038 Akerna Shares reserved under the Incentive Plan (the “Incentive Plan Amendment”);

•        Proposal 5 — a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals;

•        and to transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

The Akerna Board unanimously recommends that you vote “FOR” the proposals listed above.

The board of directors of Akerna (the “Akerna Board”) has fixed the close of business on June 5, 2020, as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement thereof. The proxy statement is dated June 12, 2020, and, together with the enclosed form of proxy card, is first being mailed to Akerna stockholders on or about June 12, 2020.

Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the enclosed envelope, or vote all of your shares over the telephone or over the Internet, so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope, or vote over the telephone or Internet. Your vote is important.

Denver, Colorado	By Order of the Board of Directors,
/s/ John Fowle
John Fowle, Chief Financial Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on June 26, 2020:

The Notice of Special Meeting and Proxy Statement are available at https://ir.akerna.com/proxy-statement.

* Important Notice Regarding the Possibility of Holding a Virtual Meeting:

As part of Akerna’s precautions related to the outbreak of novel coronavirus (“COVID-19”) and in light of the priority we place on the health, safety, and well-being of our stockholders, employees, and directors, we are planning for the possibility that the Special Meeting will be held solely by means of remote communication. If we determine that the Special Meeting will be held remotely, we will announce the decision in advance, and participation details will be publicly announced in a press release, available on our website at www.akerna.com and filed with the U.S. Securities and Exchange Commission as additional proxy solicitation materials. Please check our website one week in advance of the Special Meeting for any such additional information. If we hold a virtual meeting, you will need the control number included on your proxy card in order to participate.

IMPORTANT

Whether or not you expect to attend the Special Meeting, you are respectfully requested by the Akerna Board to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet. If you grant a proxy, you may revoke it at any time prior to the Special Meeting or vote in person at the Special Meeting. If you received this Proxy Statement in the mail, a return envelope is enclosed for your convenience.

PLEASE NOTE:    If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors unless you direct the nominee holder how to vote, by returning your proxy card or by following the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet.

VOTING BY TELEPHONE, INTERNET OR MAIL

Stockholders of record may submit their proxies:

Via the Internet.    You may vote via the Internet by following the instructions on the proxy card. You will be asked to provide the company number and control number from the enclosed proxy card.

By Telephone.    You may vote by proxy by calling the toll-free number found on the proxy card.

By Mail.    You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

In Person.    Attend the Special Meeting and vote in person.

If you are a beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), you can vote in one of four ways:

Via the Internet.    You may vote via the Internet by following the instructions on the voting instruction form accompanying the proxy materials.

By Telephone.    You may vote by proxy by calling the toll-free number found on the voting instruction form.

By Mail.    You may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided.

In Person.    You must obtain a legal proxy from the organization that holds your shares if you wish to attend the Special Meeting and vote in person.

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are answers to certain questions that you may have regarding the Special Meeting. Akerna urges you to read carefully the remainder of this proxy statement because the information in this section may not provide all of the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to this proxy statement.

Q: Why am I receiving this document?

A: Akerna is delivering this document to Akerna stockholders to solicit proxies from Akerna stockholders to approve the Stock Issuance, Arrangement Approval, Solo Option, Incentive Plan Amendment and the adjournment proposal.

Q: What will happen in the Arrangement?

A: The Arrangement will combine the businesses of Akerna and Ample. Akerna’s wholly-owned Ontario corporation, 2732805 Ontario Inc. (the “Purchaser”), will acquire all right, title and interest in 100% of the issued and outstanding common shares and outstanding Class A Preferred Shares of Ample, being all the issued and outstanding equity securities of Ample (collectively, the “Ample Shares”). The consideration for the Ample Shares consists of (1) CAD$7,500,000 in cash, (2) 3,294,574 redeemable preferred shares of the Purchaser which are exchangeable for shares of common stock, par value $0.0001 per share, of Akerna on a 1:1 basis (such redeemable preferred shares of Purchaser being the “Exchangeable Shares”), as determined in accordance with the Agreement (and the assumption of out-of-money warrants and options to acquire capital stock of Ample on the terms specified in the Agreement) and (3) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement and the related Plan of Arrangement, an aggregate of up to CAD$10,000,000 in Exchangeable Shares, in the event that Ample achieves certain revenue targets as specified in the Agreement.

Q: What will happen in the Solo Option?

A: Should Akerna decide to exercise the Solo Option, Akerna will acquire all (and not less than all) of the remaining 19.6% of the issued and outstanding capital stock of Solo. The Solo Option may be paid, at the sole option of Akerna, in either cash or shares of common stock in the authorized share capital of Akerna (“Akerna Shares”) in an amount equal to either (1) if Akerna Shares are trading at an amount less than or equal to $16.00 per share, the greater of (i) 800,000 Akerna Shares or (ii) the difference between the number of Akerna Shares worth $20,000,000 valued at Market Price (as defined in the Solo SPA) and 1,950,000 Akerna Shares, or (2) if Akerna Shares are trading at more than $16.00 per share, the number of Akerna Shares equal to the (i) difference between (A) the product of the Market Price and 1,950,000 Akerna Shares and (B) $44,000,000, divided by (ii) the Market Price.

Q: What is the Akerna 2019 Long Term Incentive Plan?

A: The purpose of the Incentive Plan is to enable Akerna to offer its employees, officers, directors and consultants whose past, present and/or potential future contributions to Akerna have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in Akerna. The various types of incentive awards that may be provided under the Incentive Plan are intended to enable Akerna to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. The Incentive Plan is administered by the compensation committee of the Akerna Board (the “Compensation Committee”) or by the full Akerna Board, which may determine, among other things, (1) the persons who are to receive awards, (2) the type or types of awards to be granted to such persons, (3) the number of shares of Akerna Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with the awards, (4) the terms and conditions of any awards, (5) whether, to what extent, and under what circumstances awards may be settled or exercised in cash, Akerna Shares, other securities, other awards or other property, or cancelled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited, or suspended, (6) whether, to what extent, and under what circumstances the delivery of cash, Akerna Shares, other securities, other awards or other property and other amounts payable with respect to an award, and (7) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Incentive Plan.

The Incentive Plan provides that in the event of a change of control event, (a) all of the then outstanding options and stock appreciation rights granted pursuant to the Incentive Plan will immediately vest and become immediately exercisable as of a time prior to the change in control and (b) any performance goal restrictions related to an award will be deemed achieved at 100% of target levels and all other conditions met as of a time prior to the change in control. In the event of the sale of all of Akerna’s assets or a change of control event, then the Compensation Committee may (1) accelerate the vesting of any and all stock options and other awards granted and outstanding under the Incentive Plan, (2) require a holder of outstanding options to relinquish such award to Akerna upon the tender by Akerna to holder of cash, stock or other property, or any combination thereof pursuant to the terms of the Incentive Plan and (3) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the holder all or the applicable portion of the award based upon the Compensation Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Compensation Committee.

The Akerna Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Incentive Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a holder under any agreement theretofore entered into hereunder, without the holder’s consent, except as set forth in this Incentive Plan or the agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Incentive Plan shall be effective unless approved by the stockholders of Akerna to the extent stockholder approval is necessary to satisfy any provision of the Akerna Ethics Code or other applicable law or the listing requirements of any national securities exchange on which Akerna’s securities are listed, including the Nasdaq Stock Market Listing Rules.

Q: Why did Akerna decide to enter into the Agreement with Ample?

A: Akerna believes that the Arrangement will provide strategic and financial benefits, including:

•        as Canada’s leading seed-to-sale compliance tracking and eCommerce platform, with approximately 70% market share of licensed producers under the Cannabis Act (Canada) and approximately 80% of Canadian medical Cannabis patients, we believe Ample is well positioned to continue to grow within the Canadian market and expand internationally;

•        Canada is the largest federally legal market, where Ample is well positioned to provide technology solutions that enable software tracking, payments, data, analytics and more;

•        Ample has a large cannabis dataset with aggregate anonymized data of all aspects of the supply chain; and

•        Ample has a proven management team with strong track record of innovation.

Q: Why did Akerna decide to enter into the Solo SPA with Solo?

A: Akerna believes that the Solo SPA and related Solo Option will provide strategic and financial benefits, including:

•        Solo is a leader in the anti-counterfeiting and consumer engagement market in the cannabis industry, adding new capabilities to Akerna that strengthens cannabis supply chain transparency. By enabling consumers to determine if a product is real or fake, providing detailed product information and promoting loyalty for brands and manufacturers, Solo extends Akerna’s ability to create a more transparent cannabis supply chain;

•        with Solo, Akerna extends its supply chain reach to the consumer, accessing a large addressable market that was previously untapped by Akerna;

•        Solo enables Akerna to differentiate its Leaf Data Systems product with Solo’s unique authentication tagging technology. Akerna and Solo have already won a joint contract with the state of Utah, where authentication with the solo*TAG was a critical factor. Utah mandates the use of both technologies for their closed loop program; and

•        Solo has a proven management team with strong track record of innovation.

Q: Why does the Akerna Board wish to amend the Incentive Plan?

A: In connection with the transactions described in proposals 1, 2 and 3, Akerna expects that it will increase the number of its employees. Therefore, the Akerna Board believes an amendment to the Incentive Plan providing for an increase of 525,000 Akerna Shares would allow Akerna to properly incentivize these new employees.

Q: When and where is the Special Meeting?

A: The Special Meeting will be held at Akerna’s headquarters at 1630 Welton Street, Denver, Colorado 80202, on Friday, June 26, at 9:00 a.m., Mountain Time. However, as part of Akerna’s precautions related to Novel Coronavirus 2019 (“COVID-19”) we are planning for the possibility that the Special Meeting will be held solely by means of remote communication. If we determine that the Special Meeting will be held remotely, we will announce the decision in advance, and participation details will be publicly announced in a press release, available on our website at www.akerna.com and filed with the U.S. Securities and Exchange Commission as additional proxy solicitation materials. Please check our website one week in advance of the Special Meeting for any such additional information. Additional information relating to the Special Meeting, including the potential for holding the Special Meeting solely by means of remote communication, is set forth beginning on page 40.

Q: Are there any risks in the Arrangement or Solo Option that I should consider?

A: Yes. There are risks associated with all business combinations, including the Arrangement and Solo Option. Certain of these risks and other risks are described in more detail under “Risk Factors” beginning on page 22.

Q: What are the holders of Akerna Shares being asked to vote on?

A: Holders of Akerna Shares are being asked to:

•        approve the Stock Issuance;

•        approve the Arrangement Approval;

•        approve the Solo Option;

•        approve the Incentive Plan Amendment;

•        approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Stock Issuance, Arrangement Approval, Solo Option and Incentive Plan Amendment; and

•        act upon other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

The Akerna Shares are listed on the Nasdaq Capital Market. Under Rule 5635(a) of the Nasdaq Manual, a company listed on the Nasdaq Capital Market is required to obtain stockholder approval prior to the issuance of common stock in connection with the acquisition of the stock or assets of another company if 20% or more of the common stock or voting power of the issuer outstanding before such issuance would be issued in connection with such acquisition. Under Rule 5635(c) of the Nasdaq Manual, a company listed on the Nasdaq Capital Market is required to obtain stockholder approval when an equity incentive plan pursuant to which officers, directors, employees or consultants may acquire stock is materially amended.

As of the record date of June 5, 2020, there were 13,258,707 Akerna Shares outstanding.

Q: Am I being asked to vote to approve the Arrangement?

A: Yes.

Q: Am I being asked to vote to approve the Solo Option?

A: Yes.

Q: Am I being asked to vote to approve the Incentive Plan Amendment?

A: Yes.

Q: What is required to complete the Arrangement?

A: In order to complete the Arrangement, Akerna’s stockholders must approve Proposal 1, authorizing the Stock Issuance, and Proposal 2, authorizing the Arrangement. The Arrangement must also be approved by the Ontario Superior Court of Justice. In addition, all other conditions to the Arrangement set forth in the Agreement must be satisfied or waived. For a more complete discussion of the conditions to closing, see the section entitled “The Arrangement Agreement — Conditions to the Arrangement Becoming Effective” on page 95 of this proxy statement.

Ample will hold a separate meeting of its stockholders to obtain the required approval of the Arrangement.

Q: What is required to complete the Solo Option?

A: In order to complete the Solo Option, Akerna’s stockholders must approve Proposal 3, authorizing the issuance of Akerna Shares as consideration for the remaining Solo shares. In addition, all other conditions set forth in the Solo SPA must be satisfied or waived. For a more complete discussion of the conditions to closing, see the section entitled “The Solo SPA — Conditions to Effectiveness” on page 102 of this proxy statement.

Q: What is required to complete the Incentive Plan Amendment?

A: In order to amend the Incentive Plan, Akerna’s stockholders must approve Proposal 4, authorizing the Incentive Plan Amendment. For a more complete discussion of the Incentive Plan, see the section entitled “Summary — 2019 Long Term Incentive Plan Summary” on page 13 of this proxy statement.

Q: Will Akerna stockholders receive any shares as a result of the Arrangement or Solo Option?

A: No. Akerna stockholders will continue to hold the Akerna Shares they currently own. However, as a result of the Stock Issuance and/or Solo Option, each outstanding Akerna Share immediately prior to the transactions will represent a smaller percentage of the aggregate number of Akerna Shares outstanding after the transactions, and each Akerna stockholder before the transactions will hold a smaller percentage of Akerna after them. However, the combined value of the companies (Akerna, Solo and Ample) will likely be greater after the closing of the Arrangement and Solo Option than the value of Akerna prior to the closing of the Arrangement and Solo Option.

Q: When do you expect to complete the Arrangement?

A: The Arrangement will be completed when all the conditions in the Agreement are satisfied (or, where permitted, waived). Such conditions are described further in “The Arrangement Agreement — Conditions to the Arrangement Becoming Effective” beginning on page 95. Assuming the requisite stockholder approvals of both companies are received, the approval of the Ontario Superior Court of Justice is received, and all other conditions are satisfied or waived, Akerna and Ample expect to complete the Arrangement before the end of the third quarter of 2020, although completion of the Arrangement cannot be assured by any particular date or at all.

Q: When do you expect to complete the Solo Option?

A: Subject to the terms and conditions of the Solo SPA, Akerna was granted, during the time period commencing on the closing date of the transaction (January 15, 2020) and ending on the twelve-month anniversary of such closing date (the “Option Period”) the option to purchase all (but not less than all) remaining Solo shares; provided, that Akerna obtain the approval of its stockholders to the exercise of such Solo Option prior to exercising such option.

Q: Am I entitled to appraisal or dissenters’ rights for the Arrangement or the Solo Option?

A: No. Akerna stockholders are not entitled to appraisal or dissenters’ rights in connection with the Arrangement or the Solo Option.

Q: Are the Arrangement or the Solo Option expected to be taxable to stockholders?

A: Akerna’s existing stockholders will simply retain their Akerna Shares, and accordingly there will be no material U.S. federal income tax consequences to Akerna’s existing stockholders resulting from the issuance of Akerna Shares in the Arrangement or the Solo Option.

Q: Who is eligible to vote at the Special Meeting?

A: Only Akerna’s stockholders’ proxies are being solicited. We are not soliciting any proxies or votes from Ample or Solo stockholders through this proxy statement. If you are an Ample or Solo stockholder and are not an Akerna stockholder as of the record date, and you have received or gained access to this proxy statement, you should disregard it completely and should not treat it as any solicitation of your proxy, vote or support on any matter. If you are an Akerna stockholder as of the record date and an Ample stockholder or Solo stockholder, you should treat this proxy statement as soliciting only your proxy with respect to your Akerna Shares, and should not treat it as an offer or invitation to subscribe or purchase Akerna Shares or as a solicitation of your proxy, vote or support on any matter with respect to your Ample shares or Solo shares.

Holders of Akerna Shares as of the close of business on June 5, 2020 the record date for the Special Meeting, are eligible to vote. As of the close of business on the record date, there were 13,258,707 Akerna Shares outstanding and entitled to vote at the Special Meeting.

Q: How many votes do Akerna’s officers and directors have?

A: As of the record date, directors and executive officers of Akerna as a group beneficially owned and were entitled to vote approximately 1,879,952 Akerna Shares, representing approximately 14% of the shares of Akerna Shares issued and outstanding. All of the directors and executive officers of Akerna who are entitled to vote at the Special Meeting have advised Akerna that they intend to vote their Akerna Shares in favor of each of the proposals and the directors and executive officers have entered into agreements obligating them to do so.

Q: What vote is required to approve the Stock Issuance, the Arrangement Approval, the Solo Option, the Incentive Plan Amendment and related matters?

A: For Akerna, assuming a quorum is present:

•        The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Stock Issuance. Abstentions have the same effect as an “AGAINST” vote on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal. If the Stock Issuance is not approved, Akerna will not be able to effect the Arrangement under the terms set forth in the Agreement.

•        The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Arrangement proposal. Abstentions have the same effect as an “AGAINST” vote on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal. If the Arrangement is not approved, Akerna will not be able to effect the Arrangement under the terms set forth in the Agreement.

•        The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Solo Option. Abstentions have the same effect as an “AGAINST” vote on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal. If the Solo Option is not approved, Akerna will not be able to effect the Solo Option under the terms set forth in the Solo SPA.

•        The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Incentive Plan Amendment. Abstentions have the same effect as an “AGAINST” vote on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal. If the Incentive Plan Amendment is not approved, Akerna will not be able to amend the Incentive Plan under the terms set forth in the Incentive Plan Amendment.

•        The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve an adjournment. Abstentions have the same effect as an “AGAINST” vote on the outcome of this proposal.

Additional information on the vote required to approve the Stock Issuance, Arrangement Approval, Solo Option, Incentive Plan Amendment, adjournment proposal and related matters is located on page 10.

Q: Why is my vote important? What happens if I don’t vote?

A: In order to complete the transactions as specified above, Akerna stockholders must approve the Stock Issuance, Arrangement Approval, Solo Option and Incentive Plan Amendment. If you submit an “Abstain” vote or fail to vote (either in person or by proxy), your shares will be treated as present and thus have the same effect as an “AGAINST” vote on the Stock Issuance, Arrangement Approval, Solo Option, Incentive Plan Amendment and the adjournment proposals, and consequently will have a negative effect on the outcome of the vote.

If you are the beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), the broker, bank or other holder of record who holds your Akerna Shares will have authority to vote on “routine” proposals. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the Stock Issuance, Arrangement Approval, Solo Option and the Incentive Plan Amendment. As a result, absent specific instructions from the beneficial owner of such shares, brokers, banks or other holders of record are not empowered to vote such shares on non-routine matters, which we refer to as a “broker non-vote.” The effect of not instructing your broker, bank or other holder of record regarding how you wish your shares to be voted will NOT be counted as “FOR” or “AGAINST” and will NOT have an effect on the proposals before the Special Meeting.

Q: How does the Akerna Board recommend that I vote?

A: The Akerna Board unanimously recommends that you vote “FOR” the Stock Issuance, Arrangement Approval, Solo Option, Incentive Plan Amendment and, if necessary or appropriate, “FOR” the adjournment of the Special Meeting to solicit additional proxies.

Q: Do any executive officers or directors of Akerna have interests in the Arrangement, the Solo Option or the issuance of Akerna Shares in relation to the Arrangement or Solo Option that may be different from, or in addition to, those of other stockholders?

A: None of Akerna’s directors or executive officers have any substantial financial interest, direct or indirect, in the Arrangement, the Solo Option or the issuance of Akerna Shares in relation to the Arrangement or Solo Option, other than being a director or executive officer and a stockholder of Akerna.

Q: What agreements have Akerna officers and directors entered into in connection with the Arrangement?

A: Each of the officers and directors of Akerna has entered into voting support agreements obligated them to vote in favor of the transaction.

Q: What agreements have Akerna officers and directors entered into in connection with the Solo Option?

A: Each of the officers and directors of Akerna has indicated that they intend to vote in favor of the Solo Option, although they have not entered into an agreement obligating them to do so.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, please vote promptly by calling the toll-free number listed on your proxy card, accessing the Internet website listed on your proxy card or by completing, signing and dating your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. Submitting your proxy by telephone, Internet or mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the Special Meeting. For information on how to vote your shares in person at the Special Meeting, see “Can I attend the Special Meeting and vote my shares in person?” below.

Q: How will my proxy be voted?

A: If you vote by telephone, over the Internet, or by completing, signing, dating and returning your signed proxy card, your proxy will be voted in accordance with your instructions. The proxy confers discretionary authority to the named proxies. Accordingly, if you complete, sign, date and return your proxy card and do not indicate how you want to vote, your shares will be voted “FOR” the approval of the Stock Issuance, “FOR” the approval of the Arrangement Approval, “FOR” the approval of the Solo Option, “FOR” the approval of the Incentive Plan Amendment, and, if necessary or appropriate, “FOR” the adjournment of the Special Meeting to solicit additional proxies.

Q: If my broker holds my shares in “street name,” will my broker automatically vote my shares for me?

A: No. Brokers are not authorized to vote the shares that they hold for your benefit on non-routine matters, such as the proposals set forth in this proxy statement. If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote them on your behalf. You should therefore be sure to provide your broker with instructions on how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker to see if the broker offers telephone or Internet voting.

All stockholder are urged to have their voices heard on this important matter — please vote your shares today.

Q: Can I attend the Special Meeting and vote my shares in person?

A: Yes. All holders of Akerna Shares, including stockholders of record and stockholders who hold their shares through banks, brokers, custodians or any other record holder, are invited to attend the Special Meeting. Holders of record of Akerna Shares as of the record date can vote in person at the Special Meeting. If you are not a stockholder of record, you must obtain a valid proxy, executed in your favor, from the record holder of your shares, such as a bank, broker, custodian or other record holder, to be able to vote in person at the Special Meeting.

If you plan to attend the Special Meeting, you must hold your shares in your own name, have a letter or recent brokerage statement from the record holder of your shares confirming your ownership or have a valid proxy authorizing you to vote shares at the meeting, and you must bring a form of personal photo identification with you in order to be admitted. Akerna reserves the right to refuse admittance to anyone without proper proof of share ownership, proper authorization to vote shares, or proper photo identification.

Q: What does it mean if I receive more than one set of materials?

A: This means you own Akerna Shares that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you receive will come with its own postage-paid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q: What constitutes a quorum for the Special Meeting?

A: The presence in person or by proxy of the holders of record of a majority of the issued and outstanding Akerna Shares entitled to vote at the Special Meeting constitutes a quorum under Akerna’s amended and restated bylaws. Akerna will treat shares of common stock represented by a properly signed and returned proxy, including abstentions, as present at the Special Meeting for the purposes of determining the existence of a quorum. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

Q: What can I do if I want to change or revoke my vote?

A: Regardless of the method you used to cast your vote, if you are a holder of record, you may change your vote by completing, signing, dating and returning a new proxy card with a later date, by calling the toll-free number, if any, listed in your proxy materials or by accessing the Internet website, if any, listed in your proxy materials, in either case by 11:59 p.m. Eastern Time on the business day before the day of the Special Meeting or by attending the Special Meeting and voting by ballot at the Special Meeting. You may also revoke your proxy card by sending a notice of revocation, which must be received prior to the Special Meeting, to Akerna Corp., Attention: Secretary, 1630 Welton Street, Denver, Colorado 80202.

If you hold your shares in “street name,” and wish to change or revoke your vote, please refer to the information on the voting instruction form included with these materials and forwarded to you by your bank, broker, custodian or other record holder to see your voting options.

Q: Whom should I call if I have questions about the Special Meeting, the Arrangement, the Solo Option or the Incentive Plan Amendment?

A: You should call Advantage Proxy, Akerna’s proxy solicitor, at (206) 870-8565, or Akerna’s corporate secretary at (888) 932-6537.

SUMMARY

This proxy statement is being furnished to the stockholders of Akerna in connection with the solicitation of proxies by Akerna’s board of directors (the “Akerna Board”) for use at the Special Meeting of the Stockholders (the “Special Meeting”) to be held on Friday, June 26, at 9:00 a.m., Mountain Time, and at any reconvened meeting following any adjournment or postponement thereof. The meeting will be held at our corporate headquarters, 1630 Welton Street, Denver, Colorado 80202, unless we deem it necessary to hold the Special Meeting solely by means of remote communication as further described on page 40 of this proxy statement.

The following summary highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, you are urged to read carefully this entire proxy statement, including the attached annexes, and the other documents to which this proxy statement refers you in order for you to fully understand the proposals described in this summary. See “Where You Can Find More Information” beginning on page 122 of this proxy statement. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail.

The functional currency of Akerna and Solo is the United States dollar. Unless otherwise specified, all references to “dollars,” “$,” “USD” or “US$” shall mean U.S. dollars. Ample Organics Inc. (“Ample”) uses the Canadian dollar (“CAD$”) as its functional currency.

The Companies (Page 61)

Akerna Corp. 1630 Welton Street Denver, CO 80202 Telephone: (888) 932-6537	Ample Organics Inc. 629 Eastern Avenue, Building B Canada, Toronto, ON, M4M 1E4 Telephone: (866) 691-8407
Solo Sciences, Inc. 50 Milk St. Boston, MA 02109 Telephone: (617) 669-9100

Meeting of Akerna Stockholders (Page 39)

At the Special Meeting, Akerna stockholders will vote on the following matters:

Proposal 1 — a proposal to approve, as required by Rule 5635 of the Nasdaq Manual, the issuance of an amount of shares of Akerna common stock in connection with the Arrangement contemplated by the Arrangement Agreement, dated as of December 18, 2019 (the “Agreement”) and the Plan of Arrangement attached thereto, by and among Akerna, Ample Organics Inc. (“Ample”), 2732805 Ontario Inc., a company existing under the laws of the Province of Ontario and wholly-owned subsidiary of Akerna (“Purchaser”) and John Prentice, in his capacity as shareholder representative. If approved, (i) 3,294,574 shares of Akerna common stock (“Akerna Shares”) will be approved for issuance in exchange for 3,294,574 redeemable preferred shares of the Purchaser on a 1:1 basis (such redeemable preferred shares of Purchaser being the “Exchangeable Shares”), and (ii) up to CAD$10,000,000 of Akerna Shares that will be issued upon exchange of the Exchangeable Shares issued upon conversion of contingent value rights and the occurrence of certain events set forth in those contingent value rights issued to Ample shareholders (the “CVR Shares,” collectively with the Exchangeable Shares, the “Stock Issuance”);

The Akerna Board recommends a vote “FOR” this proposal.

Proposal 2 — a proposal to approve the Arrangement (the “Arrangement Approval”);

The Akerna Board recommends a vote “FOR” this proposal.

Proposal 3 — a proposal to approve, as required by Rule 5635 of the Nasdaq Manual, the issuance of 800,000 Akerna Shares in connection with the Solo Option as contemplated by the stock purchase agreement, dated as of November 25, 2019 (the “Solo SPA”), by and among Akerna, substantially all of the shareholders (the “Shareholders”) of Solo Sciences, Inc., a Delaware corporation (“Solo”), Ashesh C. Shah, Lokesh Chugh and Palle Pedersen, each an adult individual (collectively, the “Shareholder Representatives”) and Solo. If approved, up to 800,000 Akerna Shares will be approved for issuance in exchange for all (but not less than all) of the remaining 19.6% of the issued and outstanding capital stock of Solo;

The Akerna Board recommends a vote “FOR” this proposal.

Proposal 4 — a proposal to approve an amendment to the Incentive Plan to increase the number of Akerna Shares reserved for issuance under the Incentive Plan by 525,000 shares, resulting in an aggregate of 1,565,038 Akerna Shares reserved under the Incentive Plan (the “Incentive Plan Amendment”);

The Akerna Board recommends a vote “FOR” this proposal.

Proposal 5 — a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1, 2, 3 or 4;

The Akerna Board recommends a vote “FOR” this proposal.

Conduct other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

The Special Meeting will be held at the Akerna’s headquarters at 1630 Welton Street, Denver, Colorado 80202, on Friday, June 26, at 9:00 a.m., Mountain Time, unless Akerna deems it necessary hold the Special Meeting solely by means of remote communication as further described on page 40 of this proxy statement.

Record Date

The record date for the Special Meeting is June 5, 2020.

Required Vote (Page 40)

Each Akerna Share is entitled to one vote on each matter to be voted upon at the Special Meeting. The presence in person or by proxy of the holders of record of a majority of the issued and outstanding Akerna Shares entitled to vote at the Special Meeting constitutes a quorum under Akerna’s amended and restated bylaws. Votes “FOR” and “AGAINST” or “WITHHOLD,” and abstentions will all be counted as present to determine whether a quorum has been established.

Approval of the Stock Issuance requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote.

Approval of the Arrangement the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote.

Approval of the Solo Option requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote.

Approval of the Incentive Plan Amendment requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote.

Approval of, if appropriate, the adjournment requires the affirmative vote of a majority of votes present in person or represented by proxy at the Special Meeting and entitled to vote.

Akerna’s Reasons for the Arrangement and the Solo Option (Pages 47 and 58)

The Akerna Board expects both transactions to provide significant strategic and financial benefits to the stockholders of Akerna, including:

•        as Canada’s leading seed-to-sale compliance tracking and eCommerce platform, with approximately 70% market share of licensed producers under the Cannabis Act (Canada) (“LPs”) and approximately 80% of Canadian medical Cannabis patients, we believe Ample is well positioned to continue to grow within the Canadian market and expand internationally;

•        Canada is the largest federally legal market, where Ample is well positioned to provide technology solutions that enable software tracking, payments, data, analytics and more;

•        Ample has a large cannabis dataset with aggregate anonymized data of all aspects of the supply chain;

•        Ample has a proven management team with strong track record of innovation;

•        Solo is a leader in the anti-counterfeiting and consumer engagement market in the cannabis industry, adding new capabilities to Akerna that strengthens cannabis supply chain transparency. By enabling consumers to determine if a product is real or fake, providing detailed product information and promoting loyalty for brands and manufacturers, Solo extends Akerna’s ability to create a more transparent cannabis supply chain;

•        with Solo, Akerna extends its supply chain reach to the consumer, accessing a large addressable market that was previously untapped by Akerna;

•        Solo enables Akerna to differentiate its Leaf Data Systems product with Solo’s unique authentication tagging technology. Akerna and Solo have already won a joint contract with the state of Utah, where authentication with the solo*TAG was a critical factor. Utah mandates the use of both technologies for their closed loop program; and

•        Solo has a proven management team with strong track record of innovation.

Following closing of the two acquisitions, Akerna, Ample and Solo will be combined to create a larger, more diversified cannabis compliance technology provider.

Opinion of Financial Advisor to the Akerna Board (Page 48)

Akerna retained Cowen and Company, LLC (“Cowen”) to act as its exclusive financial advisor and to render an opinion to the Akerna Board as to the fairness, from a financial point of view, to Akerna of the consideration paid in the Arrangement.

On December 17, 2019, Cowen delivered certain of its written analyses and its oral opinion to the Akerna Board, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions, qualifications and limitations set forth therein, as of December 17, 2019, the consideration paid in the Arrangement was fair, from a financial point of view, to Akerna.

The full text of the written opinion of Cowen, dated December 17, 2019, is attached as Annex E and is incorporated by reference. Holders of Akerna Shares are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s analyses and opinion were prepared for and addressed to the Akerna Board are directed only to the fairness, from a financial point of view, of the consideration paid in the Arrangement, and do not constitute an opinion as to the merits of the Arrangement or a recommendation to any stockholder as to how to vote on the proposed proposals. The consideration paid in the Arrangement was determined through negotiations between Akerna and Ample and not pursuant to recommendations of Cowen.

Security Ownership of Certain Beneficial Owners and Management of Akerna Shares (Page 40)

As of the record date, directors and executive officers of Akerna as a group beneficially owned and were entitled to vote approximately 1,879,952 Akerna Shares, representing approximately 14% of the Akerna Shares issued and outstanding. All of the directors and executive officers of Akerna who are entitled to vote at the Special Meeting have advised Akerna that they intend to vote their Akerna Shares in favor of each of the proposals, and the directors and executive officers have entered into agreements obligating them to do so.

The Arrangement Agreement (Page 94)

The terms and conditions of the Arrangement are contained in the Agreement, which is attached to this proxy statement as Annex A. We encourage you to read the Agreement carefully, as it is the legal document that governs the Arrangement. Capitalized terms used in this section and not otherwise defined have the meanings ascribed to them in the Agreement.

Arrangement Consideration (Page 94)

The consideration paid for Ample’s common and preferred shares consists of (1) CAD$7,500,000 in cash, (2) 3,294,574 Exchangeable Shares, which are exchangeable Akerna Shares on a 1:1 basis, as determined in accordance with the Agreement (and the assumption of out-of-money warrants and options to acquire capital stock of Ample on the terms specified in the Agreement) and (3) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement and the related plan of arrangement, an aggregate of up to CAD$10,000,000 in Exchangeable Shares, in the event that Ample achieves certain revenue targets as specified in the Agreement.

Conditions to the Arrangement Becoming Effective (Page 95)

The respective obligations of Ample and Akerna to complete the Arrangement are subject to the satisfaction or mutual waiver of the following conditions:

•        receipt of the Interim Order and Final Order of the Ontario Superior Court of Justice;

•        the Arrangement Resolution will have been passed by the Ample shareholders;

•        the Akerna stockholder matters (including the Stock Issuance and Arrangement Approval) will have been passed by the Akerna stockholders;

•        no governmental entity shall have enacted, issued, promulgated, enforced or entered any order or law which is then in effect and has the effect of making the Arrangement illegal or otherwise preventing or prohibiting consummation of the Arrangement;

•        all regulatory approvals will have been obtained on terms and conditions satisfactory to each of Akerna, Purchaser and Ample, each acting reasonably;

•        the Akerna Shares to be issued upon the exchange of Exchangeable Shares shall, subject to customary conditions, have been approved for listing on the Nasdaq Stock Market; and

•        the Exchangeable Shares and the CVRs (as later defined), in each case to be issued pursuant to the Arrangement, shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof.

Non-Solicitation (Page 97)

The Agreement contains customary non-solicitation covenants that prohibit Ample or any of its representatives from soliciting an alternative proposal or entering into, engaging in, continuing or participating in any discussion or negotiations, with any person regarding an alternative proposal.

Termination (Page 99)

•        Both Akerna and Purchaser or Ample may terminate the Agreement in certain circumstances.

The Solo Option (Page 101)

The terms and conditions of the Solo Option are contained in the Solo SPA, which is attached to this proxy statement as Annex F. We encourage you to read the Solo SPA carefully, as it is the legal document that governs the Solo Option. Capitalized terms used in this section and not otherwise defined have the meanings ascribed to them in the Solo SPA.

Solo Option Consideration (Page 101)

The Solo SPA also contained an option for Akerna to purchase all (but not less than all) of the remaining 19.6% of the issued and outstanding capital stock of Solo, to be exercised within twelve months after the transaction closing date (the “Solo Option”). The Solo Option may be paid, at the sole option of Akerna, in either cash or Akerna Shares in an amount equal to either (1) if Akerna Shares are trading at an amount less than or equal to $16.00 per share, the greater of (i) 800,000 Akerna Shares or (ii) the difference between the number of Akerna Shares worth $20,000,000 valued at Market Price (as defined in the Solo SPA) and 1,950,000 Akerna Shares, or (2) if Akerna Shares are trading at more than $16.00 per share, the number of Akerna Shares equal to the (i) difference between (A) the product of the Market Price and 1,950,000 Akerna Shares and (B) $44,000,000, divided by (ii) the Market Price.

Exercise of the Solo Option (Page 102)

The procedure for Akerna to exercise the Solo Option is as follows: Akerna must exercise its purchase option during the time period commencing on the closing date of the Solo transaction and ending on the twelve-month anniversary of the closing date (the “Option Period”) by giving written notice. The date of Akerna’s or the Solo shareholders’ receipt of such notice shall be the “Date of Exercise”. The Solo Option closing will take place at 10:00 A.M. Eastern Standard Time on the date which is no later than sixty days after the Date of Exercise (the “Akerna Option Closing Date”) or at such other date and place as is mutually agreed upon by the parties.

Repurchase Option (Page 104)

In the event the Solo Option is not exercised by the Akerna during the Option Period and consummated within ninety days after the Date of Exercise, Akerna granted to the Solo shareholders, during the time period commencing on the day following the expiration of the Option Period and ending on the three month anniversary of such date (the “Repurchase Option Period”), the option to purchase an amount between 40% and 55% of the issued and outstanding capital stock of Solo (the “Repurchase Shares”) from Akerna (the “Repurchase Option”) for the Shareholder Repurchase Price (as defined below). All of such Repurchase Shares would be delivered free of liens, encumbrances or options. Such Solo shareholders may exercise the Repurchase Option by delivering written notice of exercise to Akerna, along with proof of a bona fide financing offer, within the Repurchase Option Period. The date of Akerna’s receipt of such notice shall be the “Repurchase Date of Exercise.” The “Shareholder Repurchase Price” will equal the lesser of (1) the product of (X) $20,000,000 and (Y) the percentage of Solo’s shares to be repurchased from Akerna, or (2) the difference between (i) the product of (X) $20,000,000 and (Y) the percentage of Solo’s shares to be repurchased from Akerna and (ii) the product of (A) 1,950,000 Akerna Shares and (B) $8.00 minus the Market Price.

Interests of Akerna’s Executive Officers and Directors in the Arrangement and Solo Option

None of Akerna’s directors or executive officers has any substantial financial interest, direct or indirect, in the Arrangement, the Solo Option or the issuance of Akerna Shares in relation to the Arrangement or Solo Option, other than being a director or executive officer and a stockholder of Akerna.

2019 Long Term Incentive Plan Summary

The purpose of the Incentive Plan is to enable Akerna to offer its employees, officers, directors and consultants whose past, present and/or potential future contributions to Akerna have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in Akerna. The various types of incentive awards that may be provided under the Incentive Plan are intended to enable Akerna to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. The Incentive Plan is administered by the compensation committee of the Akerna Board (the “Compensation Committee”) or by the full Akerna Board, which may determine, among other things, (1) the persons who are to receive awards, (2) the type or types of awards to be granted to such persons, (3) the number of Akerna Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with the awards, (4) the terms and conditions of any awards, (5) whether, to what extent, and under what circumstances awards may be settled or exercised in cash, Akerna Shares, other securities, other awards or other property, or cancelled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited, or suspended, (6) whether, to what extent, and under what circumstances the delivery of cash, Akerna Shares, other securities, other awards or other property and other amounts payable with respect to an award, and (7) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Incentive Plan.

The Incentive Plan provides that in the event of a change of control event, (i) all of the then outstanding options and stock appreciation rights granted pursuant to the Incentive Plan will immediately vest and become immediately exercisable as of a time prior to the change in control and (ii) any performance goal restrictions related to an award will be deemed achieved at 100% of target levels and all other conditions met as of a time prior to the change in control. In the event of the sale of all of Akerna’s assets or a change of control event, then the Compensation Committee may (1) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Incentive Plan; (2) require a holder of outstanding options to relinquish such award to Akerna upon the tender by Akerna to holder of cash, stock or other property, or any combination thereof pursuant to the terms of the Incentive Plan and (3) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the holder all or the applicable portion of the award based upon the Compensation Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Compensation Committee.

The Akerna Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Incentive Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a holder under any agreement theretofore entered into hereunder, without the holder’s consent, except as set forth in this Incentive Plan or the agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Incentive Plan shall be effective unless approved by the stockholders of Akerna to the extent stockholder approval is necessary to satisfy any provision of the Ethics Code or other applicable law or the listing requirements of any national securities exchange on which Akerna’s securities are listed.

Description of Akerna’s Common Stock

Akerna’s authorized share capital consists of 75,000,000 Akerna Shares, $0.0001 par value per share, of which 13,258,707 Akerna Shares are issued and outstanding as of the record date and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which none are issued and outstanding. Akerna is a Delaware corporation and its affairs are governed by its Amended and Restated Certificate of Incorporation and Amended and Restated By-laws.

The Akerna Shares are listed on the Nasdaq Capital Market under the symbol “KERN”.

All outstanding Akerna Shares are of the same class and have equal rights and attributes. The holders of Akerna Shares are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, all stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Akerna Board out of funds legally available. Subject to the prior rights of creditors of the corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the corporation, in the event of liquidation, the holders of Akerna Shares are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative, preemptive rights, or subscription rights.

Further, under the Agreement, Akerna agreed to cause the Purchaser to create a special voting share prior to the Effective Time (as later defined). Such special voting share will be a certificated share in the capital of Akerna to be deposited with Odyssey Trust Company (the “Trustee”) selected by Akerna pursuant to the Voting and Exchange Trust Agreement, which, at any time, entitles the Trustee to that number of votes at meetings of holders of Akerna Shares equal to the number of Exchangeable Shares outstanding at such time (excluding any Exchangeable Shares held by Akerna or any affiliate) (the “Special Voting Share”). At the Effective Time, the Voting and Exchange Trust Agreement will be entered into by and among Akerna, Purchaser, 2732804 Ontario Inc., a subsidiary of Akerna incorporated under the laws of Ontario and the Trustee. With respect to all meetings of shareholders of Akerna at which holders of Akerna Shares are entitled to vote, each registered holder of Exchangeable Shares (each, a “Beneficiary”) shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, that number of votes equal to the “Equivalent Vote Amount” (with respect to any matter, proposition, proposal or question on which holders of Akerna Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one Akerna Share is entitled with respect to such matter, proposition or question) for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by Akerna or by applicable law for such meeting, in respect of each matter, question, proposal or proposition to be voted on at such meeting.

In sum, certain voting rights will be vested in and exercisable by the Trustee, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the Akerna stockholders at an Akerna special meeting.

Description of Exchangeable Shares

The Exchangeable Shares are exchangeable on a one-for-one basis at any time at the option of the holder of the Exchangeable Shares into Akerna Shares. The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares and is qualified in its entirety by reference to the Plan of Arrangement and the Voting and Exchange Trust Agreement.

•        Retraction of Exchangeable Shares by Holders:    Subject to applicable law and the due exercise by either us or Purchaser of our of its retraction call right, holders of Exchangeable Shares will be entitled at any time to retract (i.e., to require Purchaser to redeem) any or all Exchangeable Shares held by them and to receive in exchange one Akerna Share, plus the full amount of all declared and unpaid dividends on the Exchangeable Shares and all dividends and distributions declared on an Akerna Share that have not yet been declared or paid on the Exchangeable Shares, if any (the “Dividend Amount”), subject to restrictions based on applicable solvency requirements or other provisions of applicable law.

•        Distribution on Liquidation of Purchaser:    Subject to applicable law and the exercise by either us or Purchaser of our or its liquidation call right, in the event of the liquidation, dissolution or winding up of Purchaser or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, holders of Exchangeable Shares shall be entitled to receive from the assets of Purchaser a liquidation payment that will be satisfied by issuance of one share of our common stock plus the Dividend Amount, if any, for each outstanding Exchangeable Share.

•        Automatic Exchange Upon Liquidation of Akerna:    Under the Voting and Exchange Trust Agreement, in the event of our liquidation, all of the then outstanding Exchangeable Shares will be automatically exchanged for shares of our common stock.

•        Redemption of Exchangeable Shares by Purchaser:    Subject to applicable law and the due exercise by either us or Purchaser of our or its redemption call right, Purchaser will, on the redemption date, redeem all of the then outstanding Exchangeable Shares for a purchase price equal to one share of our common stock for each outstanding Exchangeable Shares plus the Dividend Amount, if any. As further described in and pursuant to and subject to the conditions of the Exchangeable Shares, the board of directors of the Purchaser may accelerate the redemption date.

•        Call Rights:    As further described in the Plan of Arrangement, we and Purchaser will have certain overriding rights to acquire Exchangeable Shares from the holders upon certain events including but not limited to a change of law, a retraction event, a liquidation event, or a redemption event. In each case, we have the initial call right and to the extent we do not exercise our right, a Purchaser may exercise its right.

•        Purchase for Cancellation:    Subject to applicable law and the Articles of Incorporation of Purchaser, Purchaser may at any time purchase for cancellation all or any part of the outstanding Exchangeable Shares by private agreement with any holder of such Exchangeable Shares or by tender to all holders of record of the Exchangeable Shares or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with the dividend amount for which the record date has occurred prior to the date of purchase.

•        Voting Rights:    Under the Voting and Exchange Trust Agreement we will enter into with Purchaser and other parties thereto, holders of Exchangeable Shares will be entitled to receive notice of and attend any meeting of our shareholders and to vote at any meetings. For more information on the Voting and Exchange Trust Agreement, review the section of this proxy statement titled “Description of Akerna’s Common Stock.”

•        Dividends:    Holders of Exchangeable Shares will be entitled to receive dividends equivalent to the dividends, if any, paid from time to time by us on shares of our common stock. The declaration date, record date and payment date for dividends on the Exchangeable Shares will be the same as that for any corresponding dividends on shares of our common stock.

Terms of the Contingent Value Rights and Rights Indenture

Pursuant to the Agreement, each Ample shareholder immediately prior to the time at which the Arrangement becomes effective on the Closing Date (the “Closing Time”) (other than Ample shareholders that validly exercised dissent rights in connection with the Arrangement) will be entitled to one CVR at the Closing Time. Each CVR entitles the holder thereof to receive that portion of Deferred Consideration (as defined in the Agreement) that the initial holder of such CVR is entitled to receive in its capacity as an Ample shareholder. The amount of the entitlement attaching to each CVR will be determined in accordance with the Arrangement and with reference to the shareholder register of Ample.

In the event that Ample’s recurring revenue derived from or associated with Ample’s core seed-to-sale, AmpleCentral and “Last Call Analytics” products (“Recurring Revenue”) is equal to or more than CAD$9,000,000 during the period beginning on the Effective Date (as later herein defined) and ending on the date that is 12 months after the Effective Date, each CVR will entitle the holder to additional Exchangeable Shares in the aggregate value of CAD$10,000,000. In the event the Recurring Revenue is less than CAD$9,000,000, the amount of Deferred Consideration will be reduced by an amount equal to the product of CAD$6.67 multiplied by the difference between CAD$9,000,000 and the amount of Recurring Revenue (up to a maximum reduction of CAD$10,000,000).

The aggregate number of additional Exchangeable Shares to be issued in respect of all CVRs shall be equal to the quotient obtained by dividing: (i) the amount of the Deferred Consideration payable, divided by (ii) the 20-day volume weighted average price of the Akerna Shares (converted to Canadian dollars from US dollars using the exchange rate applicable on the Deferred Consideration payment date) as quoted on the Nasdaq Stock Market on the last trading day immediately preceding the Deferred Consideration payment date.

All issued and outstanding CVRs shall rank parri passu.

No certificates or other entitlements to fractional Exchangeable Shares shall be issued to any holder of CVRs, and any holder otherwise entitled to a fractional interest in an Exchangeable Share will receive the nearest whole number of Exchangeable Shares (with fractions equal to or greater than 0.5 being rounded up and fractions less than 0.5 being rounded down).

The CVRs shall, as at the Termination Date of the Rights Indenture (as defined in the Agreement), be null and void and of no effect. The “Termination Date” is the date that Akerna and Purchaser fully pay to the holders of CVRs all Deferred Consideration to which such holders are entitled (if any).

Transfer of CVRs

The CVRs may only be transferred in certain limited circumstances. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of the CVRs shall be void and of no effect unless the terms of the Rights Indenture and all applicable securities legislation and regulatory requirements are complied with.

Covenants of Akerna and Purchaser

Among other covenants, Akerna and Purchaser have agreed to the following covenants in the Rights Indenture. If Akerna and Purchaser fail to perform the covenants, the Rights Agent (as defined in the Agreement) may perform the covenants:

•        Maintain Existence — So long as any CVRs are outstanding, Akerna and Purchaser shall use commercially reasonable efforts to at all times maintain their existence, carry on and conduct their business and that of their material subsidiaries in accordance with good business practice.

•        To Pay Rights Agent’s Remuneration and Expenses — Akerna will pay the fees and expenses of the Rights Agent.

•        To Perform Covenants — Akerna and Purchaser will perform and carry out all of the acts or things to be done by them as provided in the Rights Indenture and will promptly advise the Rights Agent in writing of any material default in the performance by them of any of the covenants in the Rights Indenture.

The foregoing summary of certain terms of the CVRs and the Rights Indenture that may be entered into among Akerna, Purchaser, the Shareholder Representative and the Rights Agent is qualified in its entirety by the full text of the Rights Indenture.

Questions

If you would like to receive additional copies of this proxy statement, without charge, or if you have questions about the meeting, including the procedures for voting your shares, you should contact us at: Akerna Corp., Attention: Secretary, 1630 Welton Street, Denver, Colorado 80202, or by calling (888) 932-6537 or contact Advantage Proxy at (206) 870-8565.

Selected Historical Consolidated Financial Data of Akerna

The following table sets forth selected consolidated financial data for Akerna. The selected consolidated financial data as of and for the years ended June 30, 2019 and 2018 have been derived from, and are qualified by reference to, Akerna’s audited consolidated historical financial statements and related notes appearing elsewhere in this proxy statement. The selected consolidated financial data as of and for the nine months ended March 31, 2020 and 2019 have been derived from, and are qualified by reference to, Akerna’s unaudited condensed consolidated historical financial statements and related notes appearing elsewhere in this proxy statement. The summary financial data as of and for the nine months ended March 31, 2020 and 2019 are unaudited, but in the opinion of Akerna’s management reflect all adjustments of a normal recurring nature necessary for a fair statement of Akerna’s financial position and results of operations at the dates and for the periods indicated.

Akerna’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future, and results for any interim period are not necessarily indicative of results that may be expected for any other interim period or the entire fiscal year.

You should read this selected historical consolidated financial data of Akerna in conjunction with the section entitled “Information About the Companies — Management’s Discussion and Analysis of Akerna’s Financial Condition and Results of Operations” and with Akerna’s consolidated financial statements and the related notes to those financial statements starting on page F.1-1 to this proxy statement.

	For the nine-months ended March 31,		For the year ended June 30,
	2020	2019	2019	2018
Total Revenues	$9,569,638	$7,201,191	$10,919,785	$10,476,783
Gross Profit	5,112,528	3,650,579	6,285,941	6,114,820
Net loss	(12,634,762)	(6,580,157)	(12,306,547)	(2,488,309)
Net loss per share	(1.11)	(1.13)	(2.04)	(0.51)
	As of March 31,	As of June 30,
	2020	2019	2018
Total Assets	$41,348,584	$24,522,671	$3,017,731

Selected Historical Consolidated Financial Data of Ample

The following tables set forth the selected historical consolidated financial and operating data for Ample. The selected consolidated statement of operations data for the fiscal years ended December 31, 2018 and 2019 and the selected balance sheet data as of December 31, 2018 and 2019 are derived from Ample’s consolidated financial statements included elsewhere in this proxy statement. The selected consolidated financial data as of and for the three months ended March 31, 2020 and 2019 have been derived from, and are qualified by reference to, Ample’s unaudited interim condensed consolidated historical financial statements and related notes appearing elsewhere in this proxy statement. The summary financial data as of and for the three months ended March 31, 2020 and 2019 are unaudited, but in the opinion of Ample’s management, reflect all adjustments of a normal recurring nature necessary for a fair statement of Ample’s financial position and results of operations at the dates and for the periods indicated. All financial information is presented in Canadian dollars (“CAD$”) and has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (or “IFRS”).

Ample’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future, and results for any period are not necessarily indicative of results that may be expected for any other period.

You should read this selected historical consolidated financial data of Ample in conjunction with the section entitled “Information About the Companies — Management’s Discussion and Analysis of Ample’s Financial Condition, Results of Operations, Properties and Other Information” and with Ample’s consolidated financial statements and the related notes to those financial statements starting on page F.2-1 to this proxy statement.

	For the nine-months ended March 31,		For the year ended December 31,
	2020	2019	2019	2018
Total Revenues	CAD$ 1,874,726	CAD$ 1,715,983	CAD$ 7,420,199	CAD$ 6,436,876
Gross Profit	1,166,260	630,347	3,056,336	3,145,310
Net loss	(1,480,951)	(5,368,236)	(18,020,784)	(6,696,371)
	As of March 31, 2020	As of December 31,
		2019	2018
Total Assets	CAD$ 13,190,831	CAD$ 13,403,618	CAD$ 11,174,856
Preferred share liabilities(1)	13,758,104	13,636,522	5,234,811

____________

(1)      Following Akerna’s acquisition of Ample, Akerna will own all preferred shares and as such, this liability would be eliminated upon consolidation.

Selected Historical Consolidated Financial Data of Solo

The following tables set forth the selected historical consolidated financial and operating data for Solo. The selected consolidated statement of operations data for the fiscal years ended December 31, 2019 and 2018 and the selected balance sheet data as of December 31, 2019 and 2018 are derived from Solo’s historical financial statements included elsewhere in this proxy statement.

Solo’s historical financial data may not be indicative of the results of operations or financial position to be expected in the future, and results for any period are not necessarily indicative of results that may be expected for any other period.

You should read this selected historical consolidated financial data of Solo in conjunction with the section entitled “Information About the Companies — Management’s Discussion and Analysis of Solo’s Financial Condition, Results of Operations, Properties and Other Information” and with Solo’s consolidated financial statements and the related notes to those financial statements starting on page F.3-1 to this proxy statement.

	For the year ended December 31,
	2019	2018
Total Revenues(1)	$104,770	$299
Gross Profit	100,536	299
Net loss	(2,806,344)	(1,015,439)
	As of December 31,
	2019	2018
Total Assets	$5,499,351	$3,754,254
Deferred purchase obligation(2)	3,000,000	3,000,000

____________

(1)      During the year ended December 31, 2019, Solo earned $90,000 in revenue from Akerna.

(2)      The deferred purchase obligation was settled concurrent with Akerna’s acquisition of Solo.

Unaudited Pro Forma Financial Information

The following table sets forth selected historical financial information of Akerna, Ample and Solo and unaudited pro forma financial information after giving effect to the acquisitions of Ample and Solo and the exercise of the Solo Option.

	For the nine months ended March 31, 2020
	Akerna Corp Historical	Solo Sciences Historical	Ample Corp Historical(1)	Pro Forma Results
Total Revenues	$9,569,638	$90,000	$4,353,490	$14,013,128
Gross Profit	5,112,528	86,936	2,266,620	7,466,084
Net loss	(12,634,762)	(2,461,485)	(6,656,281)	(17,645,502)
Net loss per share, basic and diluted(2)	(1.11)			(1,24)
	As of March 31, 2020
	Akerna Corp Historical	Ample Corp Historical(1)	Pro Forma Results
Total Assets	$41,348,584	$9,379,145	$71,090,717
Preferred share liabilities(3)	—	9,782,497	—

____________

(1)      The historical financial information for Ample Organics presented in the above table has been translated to United States Dollars using the exchange rates in effect as of and for the disclosed periods.

(2)      Pro forma net loss per share, basic and diluted, has been adjusted to reflect the shares of Akerna common stock that would have been issued had the Solo Option been exercised on July 1, 2018.

(3)      Following Akerna’s acquisition of Ample, Akerna will own all preferred shares and as such, this liability would be eliminated upon consolidation.

	For the year ended June 30, 2019
	Akerna Corp Historical	Solo Sciences Historical	Ample Corp Historical(1)	Pro Forma Results
Total Revenues	$10,919,785	$14,770	$5,165,876	$16,100,431
Gross Profit	6,285,941	13,600	1,956,353	8,255,894
Net loss	(12,306,547)	(1,031,058)	(12,611,054)	(24,195,335)
Net loss per share, basic and diluted(2)	(2.04)			(2.75)

____________

(1)      The historical financial information for Ample Organics presented in the above table has been translated to United States Dollars using the exchange rates in effect as of and for the disclosed periods.

(2)      Pro forma net loss per share, basic and diluted, has been adjusted to reflect the shares of Akerna common stock that would have been issued had the Solo Option been exercised on July 1, 2018.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contain or may contain forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” “assume,” “guide,” “target,” “forecast,” “is confident that” and “seek” or the negative of such terms or other variations on such terms or comparable terminology.

Such forward-looking statements include, but are not limited to, statements about (1) the timing and completion of the proposed transactions described in this proxy statement, (2) expectations as a result of the proposed transactions described in this proxy statement, (3) the ability to optimize technical and operational components of a future combined business, (4) capital resources, capitalization and ownership, including relationships with major stockholders and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the respective managements of Akerna, Ample and Solo and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially.

You should not place undue reliance on these forward-looking statements. Akerna does not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this proxy statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page 22 of this proxy statement, as well as the following:

•        the inability to complete the Arrangement on time or at all due to the failure to obtain stockholder approval or governmental or regulatory clearances or the failure to satisfy other conditions to the completion of the Arrangement or the failure of the Arrangement to be completed for any other reason;

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement;

•        any disruption from the Arrangement making it difficult to maintain business and operations;

•        the incurrence of unexpected transaction and combination-related costs in connection with the Arrangement;

•        the impact of potentially immediate sales of Akerna Shares tangentially received in the Arrangement by Ample shareholders;

•        the future financial performance, anticipated liquidity and capital expenditures of Akerna;

•        the ability to raise additional capital in the future;

•        success in retaining or recruiting, or changes required in, Akerna’s and Ample’s officers, key employees or directors following the Arrangement;

•        the risk that the businesses will not be coordinated successfully, or that the coordination will be more costly or more time consuming and complex than anticipated;

•        effectiveness of Akerna’s and Ample’s systems of internal controls;

•        adverse developments in general market, business, economic, labor, regulatory and political conditions, including worldwide demand for cannabis and the spot price and long-term contract price of cannabis;

•        the impact of competitive risks;

•        market reaction to negative publicity of cannabis;

•        government regulation of the cannabis industry;

•        the impact of any cyber-breaches, acts of war or terrorism or natural disasters;

•        the impact of any unanticipated geological, processing, environmental, regulatory and legal or other restrictions which may be encountered;

•        the impact of the coronavirus 2019 (COVID-19) pandemic and measures taken in response; and

•        other factors which are more fully described in the Akerna’s Annual Report on Form 10-K and as updated by subsequent Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission (the “SEC”).

RISK FACTORS

You should carefully consider the following risk factors and all of the other information contained in this proxy statement, including the matters addressed under the caption “Cautionary Statement Regarding Forward-Looking Statements” on page 20 and the annexes hereto, before deciding how to vote your shares on the proposals presented. If any of the risks described below, or elsewhere in this proxy statement, actually occur, the business, financial results, financial condition, operating results or stock price of Akerna or the combined company could be materially adversely affected.

Risks Relating to the Arrangement

The benefits of integrating the companies may not be realized.

To be successful after the Arrangement, Akerna will need to combine and integrate the operations of Akerna and Ample. Integration will require substantial management attention and could detract attention from the day-to-day business of the combined company. Akerna could encounter difficulties in the integration process, such as the need to revisit assumptions about future production, revenues, capital expenditures and operating costs, including synergies, the loss of key employees or commercial relationships or the need to address unanticipated liabilities. If Akerna cannot integrate the Akerna and Ample businesses successfully, it may fail to realize the expected benefits of the Arrangement.

Failure to complete the Arrangement or delays in completing the Arrangement could negatively affect Akerna’s stock price and Akerna’s and Ample’s future businesses and operations.

If the Arrangement is not completed for any reason, Akerna and Ample may be subject to a number of risks, including the following:

•        the separate companies will not realize the benefits expected from the Arrangement, including potential operational efficiencies and improved access to capital;

•        the current market price of the Akerna Shares may reflect a market assumption that the Arrangement will occur and a failure to complete the Arrangement could result in a negative perception by the stock market of Akerna and a resulting decline in the market price of its common stock; and

•        there may be substantial disruption to Akerna’s business and distraction of its management and employees from day-to-day operations because matters related to the Arrangement (including integration planning) may require substantial commitments of time and resources, which could otherwise have been devoted to other opportunities that could have been beneficial to Akerna.

Delays in completing the Arrangement could exacerbate uncertainties concerning the effect of the Arrangement, which may have an adverse effect on the business following the Arrangement and could defer or detract from the realization of the benefits expected to result from the Arrangement.

Akerna stockholders will suffer immediate dilution to their equity and voting interests as a result of the Stock Issuance.

In connection with the Arrangement, Purchaser will issue up to 3,294,574 Exchangeable Shares which are exchangeable for Akerna Shares, on a 1:1 basis. Further, the transaction consideration also consists of an aggregate of up to CAD$10,000,000 worth of CVR Shares. Additionally, the Special Voting Share issued by Akerna will entitle the holder of record to that number of votes at meetings of holders of Akerna Shares equal to the number of Exchangeable Shares outstanding at such time (excluding any Exchangeable Shares held by Akerna or any affiliate). Immediately following the completion of the Arrangement (and prior to the issuance of the CVR Shares, if any), former Ample stockholders will own collectively approximately 20.3% of the total number of Akerna Shares outstanding and the existing stockholders of Akerna will own approximately 79.7% of the outstanding Akerna Shares. Accordingly, the issuance of Akerna Shares in relation to the Arrangement will have the effect of reducing the percentage of equity and voting interest held by each of Akerna’s existing stockholders. Consequently, Akerna stockholders as a group will have less influence over the management and policies of the combined company after the Arrangement than they currently exercise.

If the Ample holders sell Akerna Shares received in the Arrangement, they could depress Akerna’s stock price.

If the Ample holders who receive Akerna Shares in the Arrangement, or other holders of Akerna Shares, sell significant amounts of Akerna Shares following the Arrangement, the market price of Akerna Shares could decrease. These sales may also make it more difficult for Akerna to sell equity securities or equity-related securities in the future at a time and at a price that Akerna otherwise would deem appropriate.

The unaudited pro forma condensed combined financials are presented for illustrative purposes only and may not be indicative of Akerna’s financial condition or results of operations following the Arrangement or the exercise of the Solo Option.

The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and may not be an indication of Akerna’s financial condition or results of operations following the Arrangement or the exercise of the Solo Option for several reasons. For example, the pro forma financial statements have been derived from the historical financial statements of Akerna, Ample and Solo, and certain adjustments and assumptions have been made regarding the combined company after giving effect to the Arrangement and option exercise by which each entity would become a part of the combined company. The information upon which these adjustments and assumptions have been made is preliminary, and such adjustments and assumptions are difficult to make with complete accuracy.

Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Arrangement and option exercise. For example, the impact of any incremental costs incurred in integrating the companies is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of the combined company following the Arrangement may differ significantly from these pro forma financial statements.

In addition, the assumptions used in preparing the pro forma financial statements may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Arrangement and option exercise. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 28.

Akerna will incur significant transaction and combination-related costs in connection with the Arrangement.

Akerna and Ample expect to incur significant costs associated with the Arrangement and combining the operations of the two companies. Akerna’s fees and expenses related to the Arrangement include financial advisor fees, filing fees, legal and accounting fees, regulatory fees and mailing costs, some of which will be paid regardless of whether the Arrangement is completed. Such fees and expenses will reduce Akerna’s cash on hand. Furthermore, following the completion of the Arrangement, the combined company will incur costs associated with combining the operations of the two companies. However, it is difficult to predict the amount of these costs before the combined company begins the integration process. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from efforts to integrate the companies.

The fairness opinion obtained by Akerna from its financial advisors will not reflect changes in circumstances subsequent to the date of the fairness opinion.

Akerna obtained an opinion from its financial advisor regarding the fairness, from a financial point of view, that the aggregate consideration to by paid by Akerna pursuant to the Agreement was fair to Akerna. See “The Arrangement — Opinion of Financial Advisor to the Akerna Board” on page 48 of this proxy statement. The fairness opinion is provided as Annex E to this proxy statement. Such opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Akerna, changes in Akerna’s stock price, changes in exchange rates, general market and economic conditions or regulatory or other factors. Any such changes, or changes in other factors on which the fairness opinion is based, may materially alter or affect the fairness of the Arrangement to the stockholders of Akerna.

If Akerna fails to implement an effective system of internal controls with respect to Ample after the Arrangement, it may not be able to accurately report its financial results or prevent fraud and, as a result, its business could be harmed and current and potential stockholders could lose confidence in Akerna, which could cause Akerna’s value to fall.

If Akerna is not able to establish and maintain, effective internal controls with respect to Ample in a timely manner following the Arrangement or with adequate compliance, it may not be able to accurately report the financial results of the combined company or prevent fraud and might be subject to sanctions or investigation by, among others, the Nasdaq Capital Market. Any such action could harm its business or investors’ confidence in Akerna, and could cause its stock price to fall.

Risks Related to the Businesses of Akerna, Ample, Solo and the Combined Company

The combined company will require significant capital to fund its future operations, which may not be available on terms acceptable to Akerna or at all.

The continued operations of the combined company will be dependent on its ability to obtain financing through debt and equity financing, or generating sufficient cash flows from future operations. There is a risk that the combined company may not be able to access capital from debt or equity markets (or via any other forms of available financing) for future projects or developments, which could have a material adverse impact on the combined company’s business and financial condition. If, after the Arrangement or Solo Option are finalized, financing is undertaken through the issuance of new equity or equity-linked securities of the combined company other than on a pro rata basis, existing stockholders may experience additional dilution and the control of the combined company may change.

The combined company will face significant competitive risks from other companies in our industry.

In addition to Akerna’s existing businesses, the businesses to be acquired as a result of the Arrangement and the Solo Option are highly competitive. The combined company will face competition from existing companies, which are capable of producing cannabis compliance software. Many of these companies are larger companies with greater financial resources than the combined company, which companies are more able to withstand price volatility, should the price of cannabis significantly decrease.

Any potential growth in the cannabis industry continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabis industry is dependent upon continued legislative legalization of cannabis at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact the combines company’s business. Additionally, changes in applicable state and local laws or regulations could restrict the products and services that the combined company offers or impose additional compliance costs on the combined company or their customers. Violations of applicable laws, or allegations of such violations, could disrupt the combined company’s business and result in a material adverse effect on operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be materially adverse to either companies’ business.

The cannabis industry faces significant opposition, and any negative trends will adversely affect the combined company’s business operations.

Each of Akerna, Solo and Ample is substantially dependent on the continued market acceptance, and the proliferation of consumers, of medical and recreational cannabis. It is possible that with further legalization, cannabis may become more accepted, potentially resulting in a growth in consumer demand. However, we cannot predict the future growth rate or future market potential, and any negative outlook on the cannabis industry may adversely affect the combined company’s business operations.

Large, well-funded business sectors may have strong economic reasons to oppose the development of the cannabis industry. For example, medical cannabis may adversely impact the existing market for the current “cannabis pill”

sold by mainstream pharmaceutical companies. Should cannabis displace other drugs or products, the medical cannabis industry could face a material threat from the pharmaceutical industry, which is well-funded and possesses a strong and experienced lobby. Any inroads the pharmaceutical, or any other potentially displaced, industry or sector could make in halting or impeding the cannabis industry could have a detrimental impact on the combined company’s business.

The combined company’s operations are subject to government regulations and licensing.

The future operations of the combined company require licenses, permits or other approvals from various federal, state or local governmental authorities and such operations are or will be governed by laws and regulations. Current and possible future cannabis legislation, regulations and actions could prohibit the combined company’s operations or cause additional expense, capital expenditures, restrictions and delay the combined company’s operations, the extent of which cannot be predicted. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Hiring or retaining qualified people or obtaining all necessary services for Solo’s and/or Ample’s operations may be difficult.

Hiring or retaining qualified people or obtaining all necessary services for Solo’s and/or Ample’s operations may be difficult. It may be difficult to hire qualified people, or to retain service providers, with the requisite expertise who are situated in or willing to work in the relevant local jurisdiction at reasonable rates. If qualified people and services cannot be obtained in the relevant local jurisdiction, the combined company may need to obtain these services from people located outside such jurisdiction, which could result in delays and higher costs to the combined company to conduct its operations.

Risks Relating to the Novel Coronavirus 2019 (“COVID-19”)

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity.

A pandemic, including COVID-19 or other public health epidemic, poses the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, the continued spread of COVID-19 and the measures taken by the governments of countries affected could disrupt supply chains and adversely impact our business, financial condition or results of operations. The COVID-19 outbreak and mitigation measures may also have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition. The Corporation is actively assessing and responding where possible to the potential impact of the COVID-19 pandemic. The extent to which the COVID-19 outbreak impacts our results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

CURRENCIES

In this proxy statement, unless otherwise specified or the context otherwise requires:

•        “Canadian dollars” and “CAD$” each refer to the lawful currency of Canada; and

•        “U.S. dollars,” “dollars,” “U.S.$,” “$,” “USD” or “US$” each refer to the lawful currency of the United States.

The functional currency of Akerna and Solo are U.S. dollars. Ample uses the Canadian dollar as its functional currency. See the section entitled “Exchange Rate Information” for additional information regarding the exchange rate between the Canadian dollar and the U.S. dollar.

EXCHANGE RATE INFORMATION

The following table shows, for the periods indicated, information concerning the exchange rate between U.S. dollars and Canadian dollars. The information in the following table is expressed in U.S. dollars per Canadian dollar and is based on the average exchange rate during the applicable period, as reported by the Bank of Canada.

On June 11, 2020, the latest practicable date for which such information was available prior to the printing of this proxy statement, the exchange rate was US$0.7387 per CAD$1.00. These conversions should not be construed as a representation that the U.S. dollar amounts actually represent, or could be converted into, Canadian dollars at the rates indicated.

Average rate US$
Recent monthly data
May 2020	$0.7158
April 2020	$0.7113
March 2020	$0.7170
February 2020	$0.7527
January 2020	$0.7641
December 2019	$0.7592
November 2019	$0.7553
October 2019	$0.7582
September 2019	$0.7552
August 2019	$0.7532

Annual Data (year ended December 31)
2019	$0.7536
2018	$0.7718
2017	$0.7701

AKERNA CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2019 and nine months ended March 31, 2020, are based on the historical financial statements of Akerna Corp. (“Akerna”, “we”, “our”), Solo Sciences (“Solo”) and Ample Organics Inc. (“Ample”), after giving effect to the acquisition of Solo, the probable exercise of the Solo Option, the probable acquisition of Ample (collectively “the Acquisitions”) and after applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2019 and nine months ended March 31, 2020 give effect to the Acquisitions as if they had occurred on July 1, 2018, the first day of the first year presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2020, gives effect to the acquisition of Ample and the exercise of the Solo Option as if they had occurred on March 31, 2020. The acquisition of Ample has not closed and we have not exercised the Solo Option.

The partial acquisition of Solo and the acquisition of Ample has been and will be accounted for pursuant to Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations. The exercise of the Solo Option will also be accounted for pursuant to ASC 810, Consolidation. The total estimated consideration to be transferred, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible assets and intangible assets of Ample acquired in connection with the acquisition, based on their estimated fair values as of the date of the acquisition, and the excess is allocated to goodwill. Akerna has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. We have made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the estimated purchase price allocation period (generally one year from the acquisition date) as we finalize the valuations of the net intangible assets. The final valuations of identifiable intangible assets, fixed assets and deferred revenue and associated tax effects may change significantly from our preliminary estimates. Differences between these preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed consolidated financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Akerna that would have been reported had the Acquisitions been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial position of Akerna. The unaudited pro forma financial statements do not reflect any operating efficiencies and cost savings that Akerna may achieve, or any additional expenses that it may incur, with respect to the combined companies.

The unaudited pro forma condensed combined financial statements, including the notes thereto should be read in conjunction with:

•        The accompanying notes to the unaudited pro forma condensed combined financial statements;

•        Our audited consolidated financial statements and accompanying notes as of and for the year ended June 30, 2019 and 2018, included elsewhere in the Proxy;

•        Our unaudited condensed consolidated interim financial statements as of and for the three and nine months ended March 31, 2020 and 2019, included elsewhere in this Proxy;

•        Ample’s unaudited condensed consolidated interim financial statements as of and for the three months ended March 31, 2020 and 2019, included elsewhere in this Proxy;

•        Ample’s audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018, included elsewhere in this Proxy, and

•        Solo’s audited financial statements as of and for the years ended December 31, 2019 and 2018, included elsewhere in this Proxy.

On January 15, 2020, we closed on a stock purchase agreement with substantially all of the shareholders of Solo pursuant to which we acquired all right, title and interest in 80.40% of the issued and outstanding capital stock of Solo, calculated on a fully diluted basis. As a result of our investment, Solo became a controlled subsidiary and we commenced consolidation of Solo on January 15, 2020, the results of which are included in our March 31, 2020 unaudited condensed consolidated balance sheet.

We have the option to acquire the remaining 19.6% equity interest in Solo for either cash or Akerna shares in an amount dependent upon the market value of Akerna shares. This transaction would be accounted for as an equity transaction with the difference between the fair value of the consideration exchanged and the carrying value of the non-controlling interest recorded in additional paid in capital.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2020

	Historical		Ample (USD)	IFRS to US GAAP Adjustments Note 2	Pro forma adjustments	Note 2	Pro forma combined
	Akerna Corp.	Ample (Note 1) CAD$
ASSETS
CURRENT ASSETS:
Cash	$14,309,996	CAD 1,144,834	$814,017	$—	$(5,332,765)	A	$9,791,248
Restricted cash	500,000	—	—	—	—		500,000
Accounts receivable, net	1,324,051	1,553,158	1,104,350	—	—		2,428,401
Inventory	—	26,810	19,063	—	—		19,063
Prepaid expenses and other current assets	1,762,371	228,804	162,688	—	—		1,925,059
Total current assets	17,896,418	2,953,606	2,100,118	—	(5,332,765)		14,663,771
Property and equipment, net	65,582	1,896,538	1,348,505	—	—		1,414,087
Goodwill	—	4,542,224	3,229,681	—	21,796,594	B	25,026,275
Intangible assets, net	23,136,584	1,231,637	875,737	—	5,724,263	C	29,736,584
Right of use asset	—	2,566,826	1,825,104	(1,825,104)	—	D	—
Investments	250,000	—	—	—	—		250,000
TOTAL ASSETS	$41,348,584	CAD 13,190,831	$9,379,145	$(1,825,104)	$22,188,092		$71,090,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$4,025,199	CAD 1,498,116	$1,065,213	$—	$—		$5,090,412
Short-term debt, current	—	5,779,432	4,109,380	—	—		4,109,380
Lease liabilities	—	541,368	384,932	(384,932)	—	D	—
Deferred revenue, current	743,317	501,940	356,897	—	—		1,100,214
Total current liabilities	4,768,516	8,320,856	5,916,422	(384,932)	—		10,300,006
Lease liabilities	—	3,035,642	2,158,449	(2,158,449)	—	D	—
Preferred stock liabilities	—	13,758,104	9,782,497	—	(9,782,497)	E	—
Deferred tax liabilities	—	326,384	232,071	—	—		232,071
TOTAL LIABILITIES	4,768,516	25,440,986	18,089,439	(2,543,381)	(9,782,497)		10,532,077

STOCKHOLDERS’ EQUITY:
Warrants	—	823,778	585,735	—	(585,735)	E	—
Preferred stock	—	—	—	—	23,978,572	F	23,978,572
Common stock	1,286	14,345,721	10,934,970	—	(10,934,970)	E	1,286
Additional paid-in capital	69,916,857	777,274	592,670	—	4,169,588	E,G	74,679,115
Accumulated other comprehensive loss	—	—	554,457	—	(554,457)	E	—
Accumulated deficit	(38,100,333)	(28,196,928)	(21,378,126)	718,277	20,659,849	D,E	(38,100,333)
TOTAL STOCKHOLDERS’ EQUITY	31,817,810	(12,250,155)	(8,710,294)	718,277	36,732,847		60,558,640
Noncontrolling interests in consolidated subsidiary	4,762,258	—	—	—	(4,762,258)	G	—
TOTAL EQUITY	36,580,068	(12,250,155)	(8,710,294)	718,277	31,970,589		60,558,640
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,348,584	CAD 13,190,831	$9,379,145	$(1,825,104)	$22,188,092		$71,090,717

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2019

	Historical		Pro forma adjustments	Note 3	Pro forma Combined
	Akerna Corp.	Solo
Net revenue:
Software	$8,256,492	$—	$—		$8,256,492
Consulting	2,403,797	—	—		2,403,797
Other	259,496	14,770	—		274,266
Total net revenue	10,919,785	14,770	—		10,934,555
Cost of revenue	4,633,844	1,170	—		4,635,014
Gross profit	6,285,941	13,600	—		6,299,541
Operating expenses:
Product development	5,565,097	7,787	—		5,572,884
Selling, general and administrative	13,136,522	1,038,017	778,597	A,B	14,953,136
Total operating expenses	18,701,619	1,045,805	778,597		20,526,020
Loss from operations	(12,415,678)	(1,032,204)	(778,597)		(14,226,479)
Interest income, net	91,239	1,146	—		92,385
Other income	17,892	—	—		17,892
Loss before provision for income taxes	(12,306,547)	(1,031,058)	(778,597)		(14,116,202)
Provision for income taxes	—	—	—		—
Net loss	$(12,306,547)	$(1,031,058)	$(778,597)		$(14,116,202)
Net loss per share
Basic	$(2.04)				$(1.60)
Diluted	$(2.04)				$(1.60)
Shares used in computing loss per share:
Basic	6,045,382		2,750,000	C	8,795,382
Diluted	6,045,382		2,750,000	C	8,795,382

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2019

	Historical		Ample (USD)	IFRS to US GAAP Adjustments	Pro forma adjustments	Note 3	Pro forma Combined
	Akerna Corp. with Solo acquisition	Ample (CAD$)
Net revenue:
Software	$8,256,492	CAD 6,839,407	$5,165,876	$—	$—		$13,422,368
Consulting	2,403,797	—	—	—	—		2,403,797
Other	274,266	—	—	—	—		274,266
Total net revenue	10,934,555	6,839,407	5,165,876	—	—		16,100,431
Cost of revenue	4,635,014	4,249,276	3,209,523	—	—		7,844,537
Gross profit	6,299,541	2,590,131	1,956,353	—	—		8,255,894
Operating expenses:
Product development	5,572,884	7,212,904	5,447,982	—	—		11,020,866
Sales, general and administrative	14,953,136	7,442,291	5,621,240	—	966,264	A,B	21,540,640
Loss on fair value of preferred share liabilities	—	4,631,453	3,498,185	—	(3,498,185)	C	—
Total operating expenses	20,526,021	19,286,648	14,567,407	—	(2,531,921)		32,561,506
Loss from operations	(14,226,479)	(16,696,517)	(12,611,054)	—	—		(24,305,612)
Interest income, net	92,385	—	—	—	—		92,385
Other income, net	17,892	—	—	—	—		17,892
Loss before provision for income taxes	(14,116,202)	(16,696,517)	(12,611,054)	—	2,531,921		(24,195,335)
Provision for income taxes	—	—	—	—	—		—
Net loss	$(14,116,202)	CAD (16,696,517)	$(12,611,054)	$—	$2,531,921		$(24,195,335)
Net loss per share:
Basic	$(1.60)						$(2.75)
Diluted	$(1.60)						$(2.75)
Shares used in computing earnings per share:
Basic	8,795,382						8,795,382
Diluted	8,795,382						8,795,382

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2020

	Historical		Pro forma adjustments	Note 4	Pro forma Combined
	Akerna Corp.	Solo
Net revenue:
Software	$7,148,964	$—	$—		$7,148,964
Consulting	2,248,947	—	—		2,248,947
Other	171,727	90,000	—		261,727
Total net revenue	9,569,638	90,000	—		9,659,638
Cost of revenue	4,457,110	3,064	—		4,460,174
Gross profit	5,112,528	86,936	—		5,199,464
Operating expenses:
Product development	4,024,743	57,195	—		4,081,938
Sales, general and administrative	13,881,055	2,495,011	(1,115,720)	A,B,C	15,260,346
Total operating expenses	17,905,798	2,552,206	(1,115,720)		19,342,284
Loss from operations	(12,793,270)	(2,465,270)	1,115,720		(14,142,820)
Gain on sale of business	—	—	—		—
Interest income, net	158,762	3,785	—		162,547
Other expense, net	(254)	—	—		(254)
Loss before provision for income taxes	(12,634,762)	(2,461,485)	1,115,720		(13,980,527)
Provision for income taxes	—	—	—		—
Net loss	(12,634,762)	(2,461,485)	1,115,720		(13,980,527)
Net loss attributable to noncontrolling interests in subsidiary	101,175	—	(101,175)	D	—
Net loss attributable to Akerna stockholders	$(12,533,587)	$(2,461,485)	$1,014,545		$(13,980,527)
Net loss per share:
Basic	$(1.11)				$(0.99)
Diluted	$(1.11)				$(0.99)
Shares used in computing earnings per share:
Basic	11,299,997		2,750,000	E	14,049,997
Diluted	11,299,997		2,750,000	E	14,049,997

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2020

	Historical		Ample (USD)	IFRS to US GAAP Adjustments	Pro forma adjustments	Note 3	Pro forma Combined
	Akerna Corp. with Solo Acquisition	Ample (CAD$)
Net revenue:
Software	$7,148,964	CAD 5,780,957	$4,353,490	$—	$—		$11,502,454
Consulting	2,248,947	—	—	—	—		2,248,947
Other	261,727	—	—	—	—		261,727
Total net revenue	9,659,638	5,780,957	4,353,490	—	—		14,013,128
Cost of revenue	4,460,174	2,771,134	2,086,870	—	—		6,547,044
Gross profit	5,199,464	3,009,823	2,266,620	—	—		7,466,084
Operating expenses:
Product development	4,081,938	1,929,286	1,452,896	—	—		5,534,834
Sales, general and administrative	15,260,346	6,060,879	4,564,292	—	(267,864)	A,B,D	19,556,774
Loss on fair value of preferred share liabilities	—	3,855,453	2,903,442	—	(2,903,442)	C	—
Total operating expenses	19,342,284	11,845,618	8,920,630	—	(3,171,306)		25,091,608
Loss from operations	(14,142,820)	(8,835,795)	(6,654,010)	—	3,171,306		(17,625,524)
Interest income, net	162,547	—	—	—	—		162,547
Other expense, net	(254)	(25,000)	(18,827)	—	—		(19,081)
Loss before provision for income taxes	(13,980,527)	(8,860,795)	(6,672,837)	—	3,171,306		(17,482,058)
Provision for income taxes	—	21,984	16,556	—	—		16,556
Net loss	$(13,980,527)	CAD (8,838,811)	$(6,656,281)	$—	$3,171,306		$(17,465,502)
Net loss per share:
Basic	$(0.99)						$(1.24)
Diluted	$(0.99)						$(1.24)
Shares used in computing earnings per share:
Basic	14,049,997						14,049,997
Diluted	14,049,997						14,049,997

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1: Basis of Pro Forma Presentation

Accounting Periods Presented — Ample, Solo

The unaudited pro forma condensed combined balance sheet as of March 31, 2020, is presented as if the Ample acquisition had occurred and the Solo Option had been exercised on March 31, 2020. Certain pro forma adjustments to record differences between historical book values and preliminary values as of the date of the pro forma condensed combined financial statements are based on the assumption that the acquisition occurred on March 31, 2020. The actual adjustments to be recorded in Akerna’s consolidated financial statements will be as of the acquisition date and the option exercise date, respectively.

The unaudited pro forma condensed combined statements of operations of Akerna, Solo and Ample for the year ended June 30, 2019 and the nine months ended on March 31, 2020, are presented as if the Acquisitions had taken place on July 1, 2018.

Preliminary Purchase Consideration — Ample

On December 18, 2019, we entered into an arrangement agreement (the “Agreement”) to acquire all of the issued and outstanding shares of Ample. Under the terms of the Agreement, the aggregate consideration for the Ample shares consists of (1) CAD$7,500,000 in cash, (2) 3,294,574 redeemable preferred shares of a wholly-owned subsidiary of Akerna, which are exchangeable for shares of common stock, par value $0.0001 per share, of Akerna on a 1:1 basis (“Exchangeable Shares”) as determined in accordance with the Agreement and (3) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement, an aggregate of up to CAD$10,000,000 in redeemable preferred shares (“Exchangeable Shares”), in the event that Ample achieves certain revenue targets as specified in the Agreement. These rights are accounted for as contingent consideration that will be recorded at fair value when the acquisition closes.

(in thousands)
Cash	$5,333
Redeemable preferred shares	16,868
Exchangeable shares contingent value rights	7,110
Total purchase consideration	$29,311

Preliminary Purchase Consideration Allocation

The following represents the preliminary allocation of the fair value of the purchase consideration to the acquired assets and assumed liabilities based on Ample’s balance sheet as of March 31, 2020 and is for illustrative purposes only.

(in thousands)
Net tangible assets	$(2,436)
Intangible assets:
Developed technology	6,000
Customer relationships	600
Goodwill	25,147
Total purchase consideration	$29,311

Goodwill of approximately $25.1 million represents the excess of the purchase consideration over the fair value of the net tangible and intangible assets acquired. Goodwill is primarily attributable to expected post-acquisition synergies from integrating Ample’s industry-leading seed-to-sale platform into Akerna’s supply chain solutions. None of the goodwill recorded as part of the Ample acquisition will be deductible for U.S. federal income tax purposes.

The following table sets forth the components of identifiable intangible assets acquired and their preliminary estimated useful lives as of the date of acquisition (in thousands):

Intangible assets:	Preliminary Fair Value	Estimated Useful Life (in years)
Trade names	$6,000	5
Developed technology	600	5
Total	$6,600

These preliminary estimates of fair value and their preliminary estimated useful lives will likely be different from the amounts included in the acquisition accounting upon the close of the acquisition and the difference could have a material impact on the accompanying unaudited pro forma combined condensed financial statements. Once Akerna has full access to information about Ample’s intangible assets, additional insight will be gained that could impact (i) the estimated total value assigned to identifiable intangible assets (ii) the estimated weighted average useful life of each category of intangible asset (iii) the value of fixed assets (iv) the value of deferred revenue and (v) the value of deferred tax liabilities associated with purchase accounting adjustments. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to Akerna only upon access to additional information or by changes in such factors that may occur prior to completion of the offer and the merger. These factors include, but are not limited to, historical information obtained from Ample, discussions with management and product roadmap. Increased knowledge about these or other elements could result in a change to the estimated fair value of the identifiable intangible assets or to the estimated weighted average useful lives from what Akerna has assumed in these unaudited pro forma combined condensed financial statements. The combined effect of any such changes could then also result in a significant increase or decrease to Akerna’s estimate of associated amortization expense.

Prior to the acquisition, Ample had a net deferred tax liability and expects they will continue to be in a net deferred tax liability position, after adjustments for estimated preliminary deferred tax liability related to estimated purchase accounting adjustments and the net deferred tax asset is subject to a full valuation allowance. Therefore, the combined U.S. and international deferred tax asset position is expected to remain unchanged. As such, the unaudited pro forma condensed combined financial information does not include adjustments for tax-related items.

Accounting Policies — Ample

We did not adopt new accounting standards for revenue or leases in the year ended June 30, 2019, and as an emerging growth company, we have elected to implement the disclosure requirements of the new revenue standard in our annual financial statements for the fiscal year ending June 30, 2021. We have elected to adopt the new leasing standard in our annual financial statements for the fiscal year ended June 30, 2022. Ample, as a Canadian company, has adopted these standards. We have reflected adjustments to remove the material differences between the new standards and the standards applied in our financial statements in the column “IFRS to US GAAP Adjustments” as described in Note 2.

The Solo Option

The Solo Option may be paid, at the sole option of Akerna, in either cash or shares of Akerna’s common stock the amount of which is dependent upon the market value of Akerna Shares. When the Solo Option is exercised, it will be accounted as an equity transaction with the difference between the fair value of the consideration exchanged and the carrying value of the non-controlling interest recorded in additional paid in capital. Because Akerna Shares were trading at a weighted average 20 day trading value ending March 31, 2020 of $5.19 per share, we calculated number of shares resulting for the exercise of the Solo Option as difference in the number of shares valued at $20,000,000 at $5.19 per share, or 3.9 million shares, and 1,950,000 Akerna Shares, which were issued to Solo shareholders in exchange for the initial 80.4% equity interest.

If the option had been exercised on March 31, 2020, Akerna would have issued an additional 1.9 million shares to the Solo Shareholders. Changes in trading price of the Akerna common shares could have a material effect on the number of shares ultimately issued.

Note 2: Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheets

The pro forma adjustments and IFRS to GAAP adjustments included in the unaudited pro forma condensed combined balance sheet for the acquisition of Ample are as follows:

A.     To record the estimated cash portion of the purchase consideration of $5.3 million funded from cash and cash equivalents, valued using exchange rate in effect on March 31, 2020. Changes in the exchange rate in effect on the closing date could have a material effect on the value of the consideration that we ultimately record.

B.      To record estimated preliminary goodwill from acquisition of $25.1 million reduced by goodwill from prior acquisitions of $3.2 million.

C.     To record the estimated preliminary fair value of identifiable intangible assets of $6.6 million reduced by the book value of intangible assets of $876,000 prior to the acquisition.

D.     To eliminate the accounting under the new lease accounting standard to conform to Akerna’s accounting principles.

E.      To record purchase accounting adjustments by eliminating preferred stock liabilities, historical equity, accumulated deficit, paid in capital and accumulated other comprehensive loss from the impact of foreign exchange.

F.      To record estimated consideration of the preferred shares and the Exchangeable Shares contingent value rights of $24.0 million valued based on the closing price of an Akerna common share and the exchange rate in effect on March 31, 2020. Changes in either the value of an Akerna common share of exchange rates on the closing date could have a material effect on the value of the aggregate consideration that we ultimately record.

G.     To record the elimination of noncontrolling interest included in the condensed consolidated balance sheet of $4.8 million for the exercise of the Solo Option.

Note 3: Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended June 30, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the acquisition of Solo are as follows:

A.     To reflect $996,000 amortization expense of preliminarily estimated purchased intangible assets.

B.      To reduce stock-based compensation of $217,403, due to accelerated vesting of Solo restricted stock and settlement of options in connection with the Acquisition.

C.     To reflect the issuance of shares for the partial acquisition of Solo and to reflect the estimated number of shares that would have been issued in connection with the exercise of the Solo Option as if it had occurred as if these transactions had occurred on July 1, 2018. Because Akerna shares were not traded on July 1, 2018, the estimated number of shares that would have been issued in connection with the Solo Option was 800,000.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the acquisition of Ample adjust the condensed combined pro forma financial statement of operations for Akerna and Solo as described above. The adjustments related to the Ample acquisition are as follows:

A.     To record amortization of $1.3 million due to purchased intangibles as part of acquisition.

B.      To reduce stock-based compensation of $354,000, due to settlement of options in connection with the acquisition.

C.     To remove the effect of remeasurement of $3.5 million for preference shares as the preference shares will be settled in connection with the acquisition.

The pro forma basic and diluted net loss per share are based on 8,795,382 shares common stock. Dilutive potential common shares, including the redeemable preference shares and Exchangeable Shares expected to be issued in the Ample acquisition, are included only if they have a dilutive effect on earnings per share. No adjustment has been made for assumed equity awards or the Exchangeable Shares in the computation of pro forma combined diluted net loss per share because their effect would be anti-dilutive.

Note 4: Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the acquisition of Solo are as follows:

A.     To reflect $747,000 of amortization expense of preliminarily estimated purchased intangible assets.

B.      To reduce stock-based compensation of $1.6 million due to accelerated vesting of Solo’s restricted stock and settlement of options in connection with the acquisition.

C.     To remove $0.3 million of nonrecurring transaction costs.

D.     To remove allocation of net loss to noncontrolling interests in Solo, which would not have been recorded had the Solo Option been exercised on July 1, 2018.

E.      To reflect the issuance of shares for the partial acquisition of Solo and to reflect the estimated number of shares that would have been issued in connection with the exercise of the Solo Option as if it had occurred as if these transactions had occurred on July 1, 2018. Because Akerna shares were not traded on July 1, 2018, the estimated number of shares that would have been issued in connection with the Solo Option was 800,000.

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the acquisition of Ample adjust the condensed combined pro forma financial statement of operations for Akerna and Solo as described above. The adjustments related to the Ample acquisition are as follows:

A.     To reflect $990,000 of amortization expense of preliminary estimated purchased intangible assets.

B.      To reduce stock-based compensation of $258,000, due to settlement of options in connection with the acquisition.

C.     To remove the effect of remeasurement of preference shares of $2.9 million as the preference shares will be settled in connection with the acquisition.

D.     To remove $1.0 million of nonrecurring transaction costs.

The pro forma combined basic and diluted net loss per share are based on 14,049,997 shares common stock. Dilutive potential common shares, including the redeemable preferred shares and the Exchangeable Shares expected to be issued as consideration for the Ample acquisition, are included only if they have a dilutive effect on earnings per share. No adjustment has been made for assumed equity awards or the Exchangeable Shares in the computation of pro forma combined diluted net loss per share because their effect would be anti-dilutive.

THE SPECIAL MEETING

Purpose

This proxy statement is furnished in connection with the solicitation of proxies by Akerna on behalf of the Akerna Board for the Special Meeting. Akerna is first making this proxy statement and the accompanying proxy available on or about June 12, 2020.

At the Special Meeting, Akerna stockholders will vote on the following matters:

Proposal 1 — a proposal to approve, as required by Rule 5635 of the Nasdaq Manual, the issuance of an amount of Akerna Shares in connection with the Arrangement contemplated by the Arrangement Agreement and the Plan of Arrangement attached thereto, by and among Akerna, Ample, 2732805 Ontario Inc., a company existing under the laws of the Province of Ontario and wholly-owned subsidiary of Akerna, and John Prentice, in his capacity as shareholder representative. If approved, (i) 3,294,574 Akerna Shares will be approved for issuance in exchange for 3,294,574 redeemable preferred shares of the Purchaser on a 1:1 basis (such redeemable preferred shares of Purchaser being the “Exchangeable Shares”), and (ii) up to CAD$10,000,000 of Akerna Shares that will be issued upon exchange of the Exchangeable Shares issued upon conversion of contingent value rights and the occurrence of certain events set forth in those contingent value rights issued to Ample shareholders (the “CVR Shares,” collectively with the Exchangeable Shares, the “Stock Issuance”);

The Akerna Board recommends a vote “FOR” this proposal.

Proposal 2 — a proposal to approve the Arrangement;

The Akerna Board recommends a vote “FOR” this proposal.

Proposal 3 — a proposal to approve, as required by Rule 5635 of the Nasdaq Manual, the issuance of 800,000 Akerna Shares in connection with the Solo Option as contemplated by the stock purchase agreement, dated as of November 25, 2019 (the “Solo SPA”), by and among Akerna, substantially all of the shareholders (the “Shareholders”) of Solo Sciences, Inc., a Delaware corporation (“Solo”), Ashesh C. Shah, Lokesh Chugh and Palle Pedersen, each an adult individual (collectively, the “Shareholder Representatives”) and Solo. If approved, up to 800,000 Akerna Shares will be approved for issuance in exchange for all (but not less than all) of the remaining 19.6% of the issued and outstanding capital stock of Solo;

The Akerna Board recommends a vote “FOR” this proposal.

Proposal 4 — a proposal to approve an amendment to the Incentive Plan to increase the number of Akerna Shares reserved for issuance under the Incentive Plan by 525,000 shares, resulting in an aggregate of 1,565,038 Akerna Shares reserved under the Incentive Plan (the “Incentive Plan Amendment”);

The Akerna Board recommends a vote “FOR” this proposal.

Proposal 5 — a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals;

The Akerna Board recommends a vote “FOR” this proposal.

Conduct other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

Date, Time and Place

The Special Meeting will be held at Akerna’s headquarters at 1630 Welton Street, Denver, Colorado 80202, on Friday, June 26, at 9:00 a.m., Mountain Time.

As part of Akerna’s precautions related COVID-19 and in light of the priority we place on the health, safety, and well-being of our stockholders, employees, and directors, we are planning for the possibility that the Special Meeting will be held solely by means of remote communication. If we determine that the Special Meeting will be held remotely, we will announce the decision in advance, and participation details will be publicly announced in a press release, available on our website at www.akerna.com and filed with the U.S. Securities and Exchange Commission as additional proxy solicitation materials. Please check our website one week in advance of the Special Meeting for any such additional information. If we hold a virtual meeting, you will need the control number included on your proxy card in order to participate.

Record Date; Outstanding Shares; Shares Entitled to Vote

Holders of record of Akerna Shares at the close of business on June 5, 2020, the record date, or their duly authorized proxy holders, are entitled to vote on each matter submitted to a vote at the Special Meeting and at any adjournment or postponement thereof. You are entitled to receive notice of, and to vote at, the meeting if you owned Akerna Shares as of the close of business on the record date. At the close of business on the record date, there were 13,258,707 Akerna Shares outstanding and entitled to one vote per Akerna Share each at the Special Meeting.

If you own shares that are registered in the name of someone else, such as a broker, bank or other nominee, you need to direct that organization to vote those shares or obtain an authorization from them and vote the Akerna Shares yourself at the Special Meeting.

Quorum

The presence in person or by proxy of the holders of record of a majority of the issued and outstanding Akerna Shares entitled to vote at the Special Meeting constitutes a quorum under Akerna’s amended and restated bylaws. Akerna will treat Akerna Shares represented by a properly signed and returned proxy, including abstentions, as present at the Special Meeting for the purposes of determining the existence of a quorum. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

Security Ownership of Certain Beneficial Owners and Management of Akerna Shares

As of the record date, directors and executive officers of Akerna as a group beneficially owned and were entitled to vote approximately 1,879,952 Akerna Shares, representing approximately 14% of the Akerna Shares issued and outstanding. All of the directors and executive officers of Akerna who are entitled to vote at the Special Meeting have advised Akerna that they intend to vote their Akerna Shares in favor of each of the proposals, and the directors and executive officers have entered into agreements obligating them to do so.

See page 117 of this proxy statement for additional information about beneficial ownership of Akerna Shares by Akerna’s directors, executive officers and significant stockholders.

Required Vote

Assuming the existence of a quorum at the Special Meeting, the following vote is required for each proposal:

Proposal 1 — the Stock Issuance. The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Stock Issuance. Abstentions and broker non-votes are counted as present and thus will have the same effect as an against vote on the outcome of this proposal.

Proposal 2 — the Arrangement. The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Arrangement Approval. Abstentions and broker non-votes are counted as present and thus will have the same effect as an against vote on the outcome of this proposal.

Proposal 3 — the Solo Option. The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Solo Option. Abstentions and broker non-votes are counted as present and thus will have the same effect as an against vote on the outcome of this proposal.

Proposal 4 — the Incentive Plan Amendment. The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Incentive Plan Amendment. Abstentions and broker non-votes are counted as present and thus will have the same effect as an against vote on the outcome of this proposal.

Proposal 5 — Adjournment. The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve an adjournment. Abstentions are counted as present and thus will have the same effect as an against vote on the outcome of this proposal.

Shares will be voted on each proposal as instructed in the accompanying proxy. However, if no instructions are given on a validly signed and returned proxy, the shares will be voted in accordance with the Akerna Board’s recommendations “FOR” the approval of the issuance of Akerna Shares pursuant to the Agreement, “FOR” the approval of the Arrangement, “FOR” the approval of the issuance of Akerna Shares pursuant to the Solo Option, “FOR” the approval of the Incentive Plan Amendment, and, “FOR” the adjournment in the event there are not sufficient votes. With respect to any other matter that may come before the Special Meeting, as recommended by the Akerna Board or otherwise in the proxies’ discretion.

Approval of any other matter properly submitted to the stockholders at the Special Meeting generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

Method by Which Votes are Counted

If you vote by telephone, over the Internet, or by completing, signing, dating and returning your signed proxy card, your proxy will be voted in accordance with your instructions. The proxy confers discretionary authority to the named proxies. Accordingly, if you complete, sign, date and return your proxy card and do not indicate how you want to vote, your shares will be voted “FOR” the approval of the Stock Issuance, “FOR” the Arrangement Approval, “FOR” the approval of the Solo Option, “FOR” the approval of the Incentive Plan Amendment, and, if necessary or appropriate, “FOR” the adjournment of the Special Meeting to solicit additional proxies.

In order to complete the Arrangement, Akerna stockholders must approve the Stock Issuance and Arrangement Approval. In order to exercise the Solo Option, Akerna stockholders must approve the Solo Option. In order to amend the Incentive Plan, Akerna stockholders must approve the Incentive Plan Amendment. If you abstain from voting, fail to vote (either in person or by proxy), or fail to provide your broker, bank or other nominee with instructions on how to vote your shares in connection with the Stock Issuance, Arrangement Approval, Solo Option, and Incentive Plan Amendment, your shares will not be treated as votes cast on the Stock Issuance, Arrangement Approval, Solo Option or Incentive Plan Amendment and thus will have no effect on the outcome of the vote.

If you are the beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), the broker, bank or other holder of record who holds your Akerna Shares will have authority to vote on “routine” proposals. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the Stock Issuance, Arrangement Approval, Solo Option, and the Incentive Plan Amendment. As a result, absent specific instructions from the beneficial owner of such shares, brokers, banks or other holders of record are not empowered to vote such shares on non-routine matters, which we refer to as a “broker non-vote.” The effect of not instructing your broker, bank or other holder of record regarding how you wish your shares to be voted will NOT be counted as “FOR” or “AGAINST” and will NOT have an effect on the proposals before the Special Meeting.

Voting by Proxy

General

This proxy statement is being sent to you on behalf of the Akerna Board for the purpose of requesting that you allow your Akerna Shares to be represented at the meeting by the persons named in the enclosed proxy card. All Akerna Shares represented at the meeting by properly executed proxy cards, voted over the telephone or voted over the Internet will be voted in accordance with the instructions indicated on those proxies. If you hold Akerna Shares in your name and sign and return a proxy card or submit a proxy by telephone or over the Internet without giving specific voting instructions, your shares will be voted “FOR” the Stock Issuance, approving the Arrangement, the Solo Option, Incentive Plan Amendment and the adjournment in the event there are not sufficient votes at the Special Meeting.

After carefully reading and considering the information contained in this proxy statement, please vote promptly by calling the toll-free number listed on your proxy card, accessing the Internet website listed on your proxy card or by completing, signing and dating your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. Submitting your proxy by telephone, Internet or mail or directing your bank or broker to vote your shares will ensure that your Akerna Shares are represented and voted at the Special Meeting.

Revoking Your Proxy

Regardless of the method you used to cast your vote, if you are a holder of record, you may change your vote by completing, signing, dating and returning a new proxy card with a later date, by calling the toll-free number, if any, listed in your proxy materials or by accessing the Internet website, if any, listed in your proxy materials, in either case by 11:59 p.m. Eastern Time on the day of the Special Meeting or by attending the Special Meeting and voting by ballot at the Special Meeting. You may also revoke your proxy card by sending a notice of revocation, which must be received prior to the Special Meeting, to Akerna Corp., Attention: Secretary, 1630 Welton Street, Denver, Colorado 80202.

If you hold your Akerna Shares in “street name” and wish to change or revoke your vote, please refer to the information on the voting instruction form included with these materials and forwarded to you by your bank, broker, custodian or other record holder to see your voting options.

Voting in Person at the Special Meeting

All stockholders of record may vote their Akerna Shares in person by attending the Special Meeting and submitting the ballot that will be provided there. If your Akerna Shares are held in “street name,” you may vote in person at the meeting if you have a document known as a “legal proxy” from the holder of record. You will need to ask the broker, bank or other nominee holding your shares for a legal proxy and bring the legal proxy with you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

Akerna Board Recommendation

The Akerna Board unanimously recommends that its stockholders vote “FOR” each of the proposals.

After determining that it is advisable and in the best interests of Akerna and its stockholders to consummate the Arrangement as contemplated by the Agreement, the Akerna Board unanimously authorized, approved, and declared advisable the issuance of shares of Akerna Shares in accordance with the Agreement. The Akerna Board also unanimously authorized, approved, and declared advisable the entering into of the Arrangement. The Akerna Board further unanimously authorized, approved and declared advisable the entering into of the Solo Option. The Akerna Board unanimously authorized, approved and declared advisable amending the Incentive Plan. The Akerna Board further unanimously authorized, approved, and declared advisable the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting.

There are certain risks associated with the Arrangement. See “Risk Factors” beginning on page 22 of this proxy statement for more information regarding such risks. Akerna stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Arrangement and the Solo Option. In particular, Akerna stockholders are directed to the Agreement, which is attached as Annex A to this proxy statement, and the Solo SPA, which is attached as Annex F to this proxy statement.

Solicitation of Proxies; Payment of Solicitation Expenses

Akerna is providing these proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at our Special Meeting. Akerna has retained Advantage Proxy as its proxy solicitor and will pay Advantage Proxy approximately $3,500. Akerna will bear all expenses incurred in connection with the solicitations of proxies. In addition to the solicitation of proxies by mail, Akerna may ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. Akerna’s directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person.

Adjournments and Postponements

Although it is not currently expected, the meeting may be adjourned on one or more occasions for the purpose of soliciting additional proxies if a quorum is not present at the meeting. An adjournment may be made with the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Any adjournment of the meeting for the purpose of soliciting additional proxies will allow Akerna stockholders who have already sent in their proxies to revoke them at any time prior to their use at the meeting as adjourned.

Other Business

Akerna does not expect that any matter other than the proposals listed above will be brought before the meeting. If, however, other matters are properly brought before the meeting, or any adjournment or postponement of the meeting, the persons named as proxies will vote in accordance with their judgment.

QUESTIONS

If you would like to receive additional copies of this proxy statement, without charge, or if you have questions about the meeting, including the procedures for voting your shares, you should contact Advantage Proxy, Akerna’s proxy solicitor, at (206) 870-8565, or contact us at Akerna Corp., Attention: Secretary, 1630 Welton Street, Denver, Colorado 80202, or by calling us (888) 932-6537.

THE ARRANGEMENT

This discussion of the Arrangement is qualified in its entirety by reference to the Agreement, which is attached to this proxy statement as Annex A. You should read the entire Agreement carefully as it is the legal document that governs the Arrangement.

Background of the Arrangement

An integral aspect of Akerna’s strategy is to be an active acquiror of highly complementary technology that serves the cannabis industry. When Akerna was formed as a result of the merger between MTech Acquisition Corp. and MJ Freeway LLC in June 2019, it began to execute this strategy. Akerna has proactively sought out potential acquisition targets directly and has also evaluated a number of inbounds from potential targets. On June 20, 2019, INFOR Financial contacted Akerna to present a potential acquisition target.

On June 20, 2019, INFOR Financial emailed Jessica Billingsley inquiring if Akerna would be interested in discussing a potential acquisition opportunity.

On July 2, 2019, Ms. Billingsley and representatives of INFOR Financial had a telephone conversation, wherein INFOR described a potential opportunity for a transaction involving Ample Organics. Ms. Billingsley mentioned that she was familiar with Ample and would welcome the opportunity to take initial steps in exploring a transaction. A follow-up conference call with Ample was discussed as a next step.

On July 8, 2019, a conference call took place between Ms. Billingsley, Akerna’s Head of Corporate Development, Scott Sozio, Ample’s Founder and Chief Executive Officer, John Prentice and Ample’s Chief Financial Officer, Peter Slater. Both companies acknowledged a familiarity with the other and expressed that there may be strategic value in a combination of the market leaders in each of the United States and Canada. Both companies agreed that they were interested in exploring the opportunity further. Mr. Prentice suggested that as a next step Akerna could prepare an indication of interest letter (“IOI”) that Mr. Prentice could share with Ample’s board of directors. Akerna agreed to work on the IOI along with a mutual nondisclosure agreement (“NDA”). The IOI was intended to demonstrate to Ample’s board of directors that Akerna would consider a transaction with Ample and that Akerna would work expeditiously to determine possible terms of a transaction after receiving initial due diligence materials, while also serving as a record of the conversation being initiated.

On July 10, 2019, Akerna held a board of directors meeting in Denver where all the members of the Akerna Board were present in person. During the meeting, Ms. Billingsley provided an update on the development of Akerna’s acquisition pipeline and noted that Ample was a potential target. The Akerna Board held a discussion and concluded with instructions for Akerna management to pursue Ample as a potential target.

On July 21, 2019, Mr. Sozio sent a draft of the IOI to Ample. After Akerna and Ample discussed certain revisions to the IOI, the letter was signed on July 26, 2019.

On July 30, 2019, Akerna and Ample executed the NDA.

On August 2, 2019, Mr. Slater provided preliminary diligence materials to Akerna including historical financial information, customer pipeline opportunities on a no-names basis and corporate marketing materials.

On August 26, 2019, Ample hosted a virtual product demonstration to Akerna, including Mr. Sozio and Ray Thompson, Akerna’s Chief Operating Officer.

On September 5, 2019, Ms. Billingsley and Mr. Sozio met in-person with Mr. Prentice and Mr. Slater in Toronto to continue exploring potential terms for an acquisition of Ample by Akerna. The meeting was concluded with the understanding that Akerna would prepare a non-binding letter of intent (“LOI”) for Ample to review and consider.

On September 9, 2019, Mr. Sozio send a draft of the LOI to Mr. Prentice and Mr. Slater outlining the proposed terms of an acquisition.

On September 16, 2019, Mr. Slater notified Mr. Sozio that Ample had engaged INFOR Financial to act as Ample’s financial advisor. An introductory call was scheduled between Mr. Sozio and INFOR Financial.

On September 25, 2019, INFOR Financial provided Ample’s updated financial model to Akerna.

On October 1, 2019, INFOR Financial provided a revised LOI to Mr. Sozio for review and that reflected discussions to that point.

On October 2, 2019, Ms. Billingsley provided a written update to the Akerna Board, including details of the status of potential acquisition targets. Relating to Ample, Ms. Billingsley noted that a LOI had been in the process of being negotiated and that she believed the LOI could be finalized later in the week.

On October 3, 2019, the LOI was fully executed and Akerna’s diligence list was sent to INFOR Financial on October 4, 2019. Mr. Sozio introduced INFOR Financial to Cowen, Akerna’s financial advisor.

On October 7, 2019, an introductory call was conducted between the advisors, Cowen and INFOR Financial, with representatives from Akerna and Ample participating. The discussion centered around the diligence process and arranging an on-site visit to Ample’s office in Toronto, Canada.

On October 9, 2019, Cowen provided an illustrative timeline for the transaction to INFOR Financial.

On October 11, 2019, a financial model diligence call took place between Ample, Akerna, INFOR Financial and Cowen. Separately, on October 11, 2019, Akerna conducted a telephonic board of directors meeting, which included an update on the proposed acquisition of Ample. Based on the deal terms that were agreed to in the LOI, a summary of the deal was provided along with a summary of the strategic rationale. Ample financials were reviewed, which included a pro forma valuation and sensitivity analysis.

On October 16, 2019, representatives of Akerna and Cowen visited Ample’s office in Toronto, Canada for an all-day diligence meeting. Present from Akerna was Mr. Sozio. Present from Cowen were Mike Baca, James Brown and Odette Rodrigues. Present from INFOR Financial were Greg Lewis and Garrett Moore. Present from Ample were Mr. Prentice, Mr. Slater and several other Ample executives. The meeting agenda included a general corporate and business overview, review of product, sales and go-to-market strategy, technology, financials and other due diligence items.

On October 18, 2019, Cowen sent an additional diligence request list to INFOR Financial, based on discussions during the on-site visit.

On October 23, 2019, Ample conducted a product demonstration for the Cowen team.

On October 25, 2019, Ample and Cowen held a follow-up call to review further details of the financial model.

On October 28, 2019, Ample conducted a product demonstration for Akerna and Cowen relating to Last Call Analytics.

On October 29, 2019, Mr. Prentice met with various executive of Akerna, including Ms. Billingsley, Mr. Sozio and Mr. Thompson in Denver, Colorado. During the meetings, the parties discussed various topics including due diligence matters, transaction timing, integration strategy, investor communication and general industry dynamics.

On October 30, 2019, Akerna counsel sent an initial draft of the Arrangement Agreement to counsel for Ample.

On November 4, 2019, Akerna and Ample executed an extension to the LOI, extending the exclusivity period to November 17, 2019.

On November 11, 2019, Akerna held a telephonic board of directors meeting, which included a discussion on the status of the Ample transaction. Ms. Billingsley and Mr. Sozio provided an update on the status of the deal and the potential timing for finalizing the Arrangement Agreement.

On November 20, 2019, Akerna, Ample, Cowen and INFOR Financial held a financial diligence call.

On December 1, 2019, Akerna received the results of the technical diligence that was conducted on Ample by Akerna’s third-party consultant.

On December 4, 2019, Akerna held a telephonic board of directors meeting to discuss the status of Akerna’s mergers and acquisitions activities. Mr. Sozio advised the Akerna Board on the general terms of the Ample transaction and a discussion followed. Ms. Billingsley noted to the Akerna Board that the negotiation of the Arrangement Agreement was proceeding and that it was anticipated to be executed during the week of December 16.

On December 12, 2019, Ms. Billingsley, Mr. Sozio and Mr. Prentice met in person. Discussion during the meeting included the anticipated timing of the transaction and post-announcement priorities.

On December 16, 2019, Ms. Billingsley sent an email to the Akerna Board attaching a presentation prepared by Cowen summarizing its final diligence findings. Ms. Billingsley also sent to the Akerna Board a fairness opinion presentation that was prepared by Cowen. Both documents were sent for review in advance of the Akerna Board call scheduled for December 17, 2019.

On December 17, 2019, Akerna held a telephonic board of directors meeting to discuss the materials prepared by Cowen and distributed the prior day. Attending from Cowen was Mr. Baca, Mr. Brown and Gabriel Petcu. Mr. Baca and Mr. Petcu explained the fairness opinion and advised on the related analysis. Later in the day, the Akerna Board voted to approve entering into of the Arrangement Agreement, providing authorization in a unanimous written consent.

On December 18, 2019, the Arrangement Agreement was executed, and trading in Akerna stock was halted pending the news.

On February 28, 2020, Akerna entered into an Amendment to Arrangement Agreement (the “Amendment”) among Purchaser, Ample and John Prentice, an individual resident in the Province of Ontario (collectively, the “Parties”), which amended the Agreement. The Amendment primarily revised the Agreement so that the Outside Date of the Arrangement (as defined therein) would be August 31, 2020, or such later date as agreed to in writing by Akerna and Ample. The Parties also revised the Effective Date of the Arrangement by agreeing to use their commercially reasonable efforts to cause the Effective Date to occur on or about July 3, 2020, or as soon thereafter as reasonably practicable, but in any event, by the Outside Date.

On May 26, 2020, Akerna entered into Amendment No. 2 together with Purchaser, Ample, and John Prentice, an individual resident in the Province of Ontario, which amended the Agreement, as previously amended. Amendment No. 2 primarily revised the Agreement, as previously amended, to update the Plan of Arrangement to incorporate the terms of an agreement entered into between the holders of preferred shares and common shares of Ample with respect to their entitlement to certain consideration to be received by them under the Arrangement.

On June 1, 2020, Akerna entered into Amendment No. 3 together with Purchaser, Ample, and John Prentice, an individual resident in the Province of Ontario, which amended the Agreement, as previously amended. Amendment No. 3 primarily revised the Agreement, as previously amended, to provide that (i) the Exchangeable Shares and the CVRs, but not the Akerna Shares, will be issued pursuant to the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act, (ii) Akerna will file registration statement on appropriate form (“Registration Statement”) with the United States Securities and Exchange Commission on the Effective Date or as soon as practicable thereafter in order to register under the U.S. Securities Act the Akerna Shares issuable upon exchange of the Exchangeable Shares and cause the Registration Statement to become effective as soon as practicable following the time that any Exchangeable Shares are first issued and (iii) revise the number of Exchangeable Shares to be released from escrow and delivered to the Ample Shareholders at each interval, as further described in Form of Escrow Agreement appended as Schedule “D” to the Agreement, which is attached to this proxy statement as Annex A.

Akerna’s Reasons for the Arrangement

Akerna believes that the Arrangement will provide strategic and financial benefits, including:

•        as Canada’s leading seed-to-sale compliance tracking and eCommerce platform, with approximately 70% market share of Canadian LPs and approximately 80% of Canadian medical Cannabis patients, we believe Ample is well positioned to continue to grow within the Canadian market and expand internationally;

•        Canada is the largest federally legal market, where Ample is well positioned to provide technology solutions that enable software tracking, payments, data, analytics and more;

•        Ample has a large cannabis dataset with aggregate anonymized data of all aspects of the supply chain; and

•        Ample has a proven management team with strong track record of innovation.

Recommendation of the Akerna Board

After careful consideration of various factors described in the section entitled “The Arrangement — Akerna’s Reasons for the Arrangement” beginning on page 47 of this proxy statement, the Akerna Board has unanimously determined that it is advisable and in the best interests of Akerna and its stockholders to consummate the Arrangement as contemplated by the Agreement. Accordingly, Akerna Board unanimously recommends that Akerna’s stockholders vote “FOR” the approval of the issuance of Akerna Shares pursuant to the Agreement and “FOR” the approval of the Arrangement.

Opinion of Financial Advisor to the Akerna Board

Akerna retained Cowen to act as its exclusive financial advisor and to render an opinion to the Akerna Board as to the fairness, from a financial point of view, to Akerna of the consideration paid in the Arrangement.

On December 17, 2019, Cowen delivered certain of its written analyses and its oral opinion to the Akerna Board, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions, qualifications and limitations set forth therein, as of December 17, 2019, the consideration paid in the Arrangement was fair, from a financial point of view, to Akerna.

The full text of the written opinion of Cowen, dated December 17, 2019, is attached as Annex E and is incorporated by reference. Holders of Akerna Shares are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s analyses and opinion were prepared for and addressed to the Akerna Board are directed only to the fairness, from a financial point of view, of the consideration paid in the Arrangement, and do not constitute an opinion as to the merits of the Arrangement or a recommendation to any stockholder as to how to vote on the proposed proposals. The consideration paid in the Arrangement was determined through negotiations between Akerna and Ample and not pursuant to recommendations of Cowen.

In arriving at its opinion, Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•        a draft of the Agreement dated December 17, 2019, including the plan of arrangement forming a schedule thereto, the rights indenture with respect to the CVRs and form of CVR;

•        certain publicly available financial and other information for Akerna and certain other relevant financial and operating data furnished to Cowen by management of Akerna;

•        certain publicly available financial and other information for Ample and certain other relevant financial and operating data furnished to Cowen by Ample management;

•        certain internal financial analyses, financial forecasts, reports and other information concerning Akerna prepared by management of Akerna and Ample prepared by the management of Ample or prepared or supplemented by the management of Akerna, and the amounts and timing of the cost savings and related expenses expected to result from the Arrangement furnished to Cowen by the management of Akerna (the “Estimated Cost Savings”);

•        discussions Cowen had with certain members of the management of Akerna concerning the historical and current business operations, financial conditions and prospects of Akerna and Ample;

•        certain operating results of Akerna and Ample as compared to the operating results of certain publicly traded companies Cowen deemed relevant;

•        certain financial and stock market information for Akerna and Ample as compared with similar information for certain publicly traded companies Cowen deemed relevant;

•        certain financial terms of the Arrangement as compared to the financial terms of certain selected business combinations Cowen deemed relevant; and

•        such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, Cowen, with Akerna’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial, tax, legal, regulatory, accounting and other information provided to it by Akerna and Ample, respectively, or which was publicly available. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. Cowen relied upon, without independent verifications, the assessment of Akerna management as to the existing products and services of Ample and Akerna and the viability of, and risks associated with, the future products and services of Ample and Akerna. In addition, Cowen did not conduct, nor assumed any obligation to conduct, any physical inspection of the properties or facilities of Akerna or Ample. Cowen further relied upon Akerna’s representation that all information provided to it by Akerna was accurate and complete in all material respects. Cowen, with Akerna’s consent, assumed that the financial forecasts and estimated cost savings provided to Cowen were reasonably prepared by the managements of Akerna and Ample, on bases reflecting the best available estimates and good faith judgments of such managements as to the future performance of Akerna and Ample, respectively, and the estimated cost savings, and that such financial forecasts and estimated cost savings provided a reasonable basis for its opinion. Cowen expressed no opinion as to the financial forecasts or the assumptions on which they were made. Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Cowen becomes aware after the date of its opinion.

Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Akerna or Ample, nor was Cowen furnished with these materials. In addition, Cowen did not evaluate the solvency or fair value of Akerna, Ample or the Purchaser under any state, provincial or federal laws relating to bankruptcy, insolvency or similar matters. Cowen made no independent investigation of any legal, tax or accounting matters related to the Agreement or the Arrangement, and Cowen assumed the correctness in all respects material to its analysis of the legal, tax and accounting advice given to Akerna and the Akerna Board, including without limitation, advice as to the legal, accounting and tax consequences of the terms of, and the Arrangement contemplated by, the Agreement to Akerna and its stockholders. Cowen’s opinion addressed only the fairness, from a financial point of view to Akerna of the consideration paid in the Arrangement. Cowen noted that projecting the future results of any company is inherently subject to uncertainty. Cowen expressed no view as to any other aspect or implication of the Agreement or any other agreement, arrangement or understanding entered into in connection with the Arrangement or otherwise. Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and Cowen expressly disclaims any responsibility to do so.

Cowen did not consider any potential legislative or regulatory changes being considered or recently enacted by the United States, Canada or any other foreign government, or any United States, Canadian or other regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC, the Financial Accounting Standards Board, Canadian securities regulatory authorities or any similar foreign regulatory body or board.

In rendering its opinion, Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Arrangement will be satisfied without waiver or breach thereof. Cowen assumed that the final form of the Agreement would be substantially similar to the last draft received by Cowen prior to rendering its opinion. Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on Akerna, the Purchaser, the stockholders of Akerna or the contemplated benefits of the Arrangement. Cowen assumed that the Arrangement will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable state, provincial and federal statutes, rules and regulations.

Cowen’s opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote on the proposed Arrangement. Cowen’s opinion does not imply any conclusion as to what the value, price or the trading range of Akerna or Ample common stock actually will be before or after the announcement or the consummation of the Arrangement, which may vary depending on numerous factors that generally influence the price of securities. Cowen’s opinion is limited to the fairness, from a financial point of view, of the consideration paid by Akerna in the Arrangement. Cowen expressed no opinion as to (i) Akerna’s underlying business decision to effect the Arrangement, (ii) the relative merits of the Arrangement as compared to other business strategies or transactions that might be available to Akerna or (iii) the terms of the Agreement or the documents referred to therein. Cowen’s opinion does not in any manner address (i) the fairness of the Arrangement or the consideration paid by Akerna to the holders of any class of securities, creditors or other constituencies of Akerna or Ample, or (ii) whether Akerna or the Purchaser has sufficient cash, available lines of credit or other sources of funds to enable it to pay the consideration at the closing of the Arrangement.

Summary of Material Financial Analyses

The following is a summary of the principal financial analyses Cowen performed to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the Akerna Board and the management of Akerna the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Akerna and Ample. Financial data utilized for Akerna and Ample in the financial analyses described below was based on public filings or financial forecasts and estimates of Akerna and Ample management, respectively.

Arrangement Overview

For purposes of its opinion, Cowen calculated the implied value of the consideration, as of December 17, 2019, payable by Akerna in the Arrangement pursuant to the Agreement to be CAD$66.9 million (the “Total Transaction Consideration”), which was determined by adding (1) CAD$7.5 million, payable in cash by Akerna and expected to be applied to the repayment of Ample’s existing debt and liabilities per the Agreement (the “Cash Consideration”), to (2) CAD$50.7 million, the implied aggregate value of the Akerna Shares to be issued by Akerna at the closing of the Arrangement (the “Upfront Stock Consideration”), which was derived by multiplying the closing price of $11.68 per Akerna Share as reported by the Nasdaq Stock Market on December 13, 2019, by 3,294,574 Akerna Shares, which number of shares was derived by dividing CAD$42.5 million upfront stock consideration payable by Akerna under the Agreement by the CAD$12.90 deemed value per Akerna Share specified in the Agreement, and multiplying the resulting amount of US$38.5 million by the CAD/US dollar exchange rate of 1.318, as of December 13, 2019, per Bank of Canada, plus (3) CAD$8.7 million, the implied present value of the CVRs payable in Akerna Shares by Akerna under the Agreement (the “Contingent Stock Consideration”), which was calculated by Cowen by discounting the maximum aggregate amount payable pursuant to the CVRs of CAD$10 million to present value using a weighted average cost of capital (“WACC”) for Ample of 15.5% calculated by Cowen.

Pro forma Ownership Analysis

Cowen analyzed the relative equity values of Akerna and Ample, on a stand-alone basis and excluding Estimated Cost Savings, utilizing (1) estimated 2020 revenue multiple from the Akerna Selected Companies and Ample Selected Companies, respectively, each as defined below, (2) discounted cash flow analysis using a revenue exit multiple and (3) discounted cash flow analysis using an EBITDA exit multiple, each as set forth below under “Akerna Valuation” and “Ample Valuation,” respectively, adjusted for the present value of Akerna’s and Ample’s respective stand-alone net operating loss tax benefits of US$2.3 million and CAD$2.1 million, respectively, calculated by Cowen based on the Akerna Management Projections and Ample Management Projections, respectively, and the relative pro forma ownership of Akerna Shares implied thereby and compared the results to the pro forma ownership of Akerna immediately following the Arrangement contemplated by the Agreement and based on the assumptions described below.

This analysis indicated that Akerna common stockholders’ ownership of Akerna common stock after giving effect to the Arrangement based on relative equity values of each of Akerna and Ample on a stand-alone basis calculated utilizing (1) the 2020E revenue multiple from the selected companies analysis, (2) discounted cash flow analysis using a revenue exit multiple and (3) discounted cash flow analysis using an EBITDA exit multiple, each as set forth below under “Akerna Valuation” and “Ample Valuation,” respectively, adjusted for the present value of Akerna’s and

Ample’s respective stand-alone net operating loss tax benefits of US$2.3 million and CAD$2.1 million, respectively, was as follows.

	Ample Adjusted Equity Value		Akerna Adjusted Equity Value(1)		Implied Akerna Stockholder Ownership Post-Arrangement
	Low	High	Low	High	Low	High
(Equity values in millions of Canadian dollars)
Selected Companies Analysis – 2020E Revenue Multiple	$52.3	$86.9	$156.4	$230.7	64.3%	81.5%
Discounted Cash Flow Analysis – 2024E Revenue Multiple	$82.2	$140.1	$219.6	$364.8	61.1%	81.6%
Discounted Cash Flow Analysis – 2024E EBITDA Multiple	$135.6	$163.1	$225.8	$267.0	58.1%	66.3%

____________

(1)      Converted into Canadian dollars using CAD/USD exchange rate of 1.318 as of December 13, 2019 per Bank of Canada.

Cowen noted that these implied ranges of post-Arrangement fully diluted ownership by Akerna common stockholders compared to Akerna common stockholders owning approximately 76.7% of Akerna’s fully diluted common stock pursuant to the terms of the Agreement, based on the Akerna closing share price on December 13, 2019 and 10,958,656 Akerna Shares outstanding as of December 13, 2019, plus 1,950,000 Akerna Shares to be issued to Solo pursuant to Akerna’s agreement to acquire Solo and assuming the issuance of 89,602 Akerna Shares under 5,814,205 outstanding Akerna warrants as determined using the treasury stock method, and the issuance pursuant to the Agreement of 3,294,574 Akerna Shares in Upfront Stock Consideration and 649,593 Akerna Shares pursuant to the CVRs (which assumes the full CAD$10 million becoming payable under the CVRs and an issuance price for the Akerna Shares issuable under the CVRs of $11.68 per Akerna Share, which was the closing price reported by the Nasdaq Stock Market on December 13, 2019).

“Has/Gets” Analysis — Akerna Perspective

Cowen reviewed and compared the equity value of Akerna attributable to Akerna stockholders prior to the completion of the Arrangement with the value of what Akerna stockholders will be receiving in the Arrangement (i.e., the value of such stockholder’s interest in Akerna after giving effect to the Arrangement), in terms of equity value. For this analysis, the stand-alone equity values of Akerna and Ample were calculated utilizing both a discounted cash flow analysis using a revenue exit multiple and a discounted cash flow analysis using an EBITDA exit multiple, as set forth below under “Akerna Valuation — Discounted Cash Flow Analysis” and “Ample Valuation — Discounted Cash Flow Analysis”, respectively. To conduct a “Has/Gets” analysis, Cowen combined the respective stand-alone Akerna and Ample equity values determined by such standalone discounted cash flow analyses weighted by an assumed Akerna fully diluted capital stock ownership after the Arrangement of 76.7% by Akerna stockholders and 23.3% by Ample stockholders (based on the assumptions described above under “— Pro Forma Ownership Analysis” regarding the number of Akerna Shares outstanding and to be issued in the Arrangement, including pursuant to the CVRs), and adjusted such amounts by adding Akerna common stockholders’ aggregate 76.7% post-Arrangement proportionate share of the present values of (1) Akerna’s stand-alone net operating loss tax benefits per Akerna management, which equaled $1.8 million, (2) Ample’s stand-alone Canadian net operating loss tax benefits, discounted to present value using a WACC of 15.5% and converted into U.S. dollars using the CAD/USD exchange rate of 1.318 as of December 13, 2019 per Bank of Canada, per Ample management, which equaled $1.2 million, and (3) estimated cost savings, per Akerna management, using a perpetuity growth rate of 0% to 4% and a discount rate range of 15% to 17% based on Akerna’s WACC, which resulted in range of $3.9 million to $5.7 million, and deducting $4.4 million which represented the 76.7% post-Arrangement proportionate share of Ample’s estimated increase in net debt of $7.5 million.

The following table summarizes the results of Cowen’s “Has/Gets” analysis, in each case assuming Akerna stockholders own 76.7% of the fully diluted capital stock of Akerna, calculated based on the assumptions described above, immediately following the consummation of the Arrangement.

	Akerna Adjusted Equity Value (Pre-Arrangement)(1)		Akerna Adjusted Equity Value (Post-Arrangement)		Illustrative Equity Value Accretion to Akerna Stockholders Post-Arrangement
	Low	High	Low	High	Low	High
(Equity values in millions of U.S. dollars)
Discounted Cash Flow Analysis – 2024E Revenue Multiple (As Adjusted)	$166.6	$276.7	$175.2	$295.1	5.2%	6.7%
Discounted Cash Flow Analysis – 2024E EBITDA Multiple (As Adjusted)	$171.3	$202.6	$209.9	$251.6	22.6%	24.2%

____________

(1)      Includes $2.3 million of Akerna stand-alone net operating loss tax benefits.

Ample Valuation

Analysis of Selected Publicly Traded Companies.    To provide contextual data and comparative market information, Cowen compared selected historical operating and financial data and ratios for Ample to the corresponding financial data and ratios of certain other companies (the “Ample Selected Companies”) whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Ample. These companies were:

•        Akerna Corp.

•        AppFolio, Inc.

•        Avalara, Inc.

•        Blackbaud, Inc.

•        Constellation Software Inc.

•        Guidewire Software, Inc.

•        Phreesia, Inc.

•        RealPage, Inc.

•        Roper Technologies, Inc.

•        Tyler Technologies, Inc.

•        Veeva Systems Inc.

•        Workiva Inc.

The data and ratios included the enterprise value of the Ample Selected Companies as multiples of estimated 2019 and estimated 2020 revenues and EBITDA (in each case, as available from research analyst reports or, if not so available, First Call) for the Ample Selected Companies. The following table presents, for the periods indicated, the multiples implied by the ratio of estimated revenues and estimated EBITDA for calendar years 2019 and 2020.

	Selected Company Multiples				Multiple Implied for Ample by consideration paid by Akerna in the Arrangement(1)
	Low	Mean	Median	High
Implied Enterprise Value as a multiple of:
2019E Revenue	5.0x	10.3x	9.4x	20.1x	8.2x
2020E Revenue	4.7x	8.5x	7.3x	15.8x	5.8x
2019E EBITDA	21.4x	35.5x	24.0x	67.4x	NM
2020E EBITDA	18.6x	30.7x	24.7x	54.0x	NM

____________

*        EBITDA multiples of greater than 75.0x and negative multiples were deemed not meaningful or “NM”.

(1)      Includes the implied present value of the CVRs payable in Akerna common stock by Akerna under the Agreement of CAD$8.7 million.

Cowen then applied a selected range of estimated 2020 revenue multiples of 5.0x to 8.0x derived from the Ample Selected Companies to Amples’ estimated 2020 revenue of CAD$11.5 million, and deducted CAD$7.5 million of net debt, each per the Ample Management Projections provided by Ample management as adjusted by Akerna management. This analysis indicated an approximate implied equity value range for Ample of CAD$50.2 million to CAD$84.8 million.

Although the Ample Selected Companies were used for comparison purposes, none of those companies is directly comparable to Ample. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Ample Selected Companies and other factors that could affect the public trading value of the Ample Selected Companies or Ample to which they are being compared.

Discounted Cash Flow Analysis.    Cowen estimated a range of enterprise values for Ample based upon the discounted present value of the projected after-tax unlevered cash flows of Ample described in the Ample Management Projections provided by management of Ample and adjusted by Akerna for the calendar years ended December 31, 2020 through December 31, 2024, and of the terminal value of Ample at December 31, 2024, in one case based upon multiples of revenue and in another case based upon multiples of EBITDA, and in each case discounted back to December 31, 2019 using the mid-period convention. After-tax unlevered cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by Ample and adjusted by management of Akerna and discussions held with the management of Akerna. In performing this analysis, Cowen utilized discount rates discounting unlevered fee cash flows and terminal values to present value ranging from 15% to 17%, which were selected by Cowen based on an estimated weighted average cost of capital analysis for Ample. Equity value was calculated as enterprise value less CAD$7.5 million net debt per the Ample Management Projections.

Cowen utilized terminal multiples of revenue ranging from 5.0 times to 8.0 times, which range was selected by Cowen in its professional judgment and based on multiples implied by the ratios of enterprise values to estimated revenues for the Ample Selected Companies. Utilizing this methodology, the implied equity value of Ample ranged from CAD$80.1 million to CAD$138.0 million.

Cowen utilized terminal multiples of EBITDA ranging from 19.0 times to 21.0 times, which range was selected by Cowen in its professional judgment and based on multiples implied by the ratios of enterprise values to estimated EBITDA for the Ample Selected Companies. Utilizing this methodology, the implied equity value of Ample ranged from CAD$133.5 million to CAD$161.0 million.

Akerna Valuation

Analysis of Selected Publicly Traded Companies.    To provide contextual data and comparative market information, Cowen compared selected historical operating and financial data and ratios for Akerna to the corresponding financial data and ratios of certain other companies (the “Akerna Selected Companies”) whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Akerna. These companies were:

•        AppFolio, Inc.

•        Avalara, Inc.

•        Blackbaud, Inc.

•        Constellation Software Inc.

•        Guidewire Software, Inc.

•        Phreesia, Inc.

•        RealPage, Inc.

•        Roper Technologies, Inc.

•        Tyler Technologies, Inc.

•        Veeva Systems Inc.

•        Workiva Inc.

The data and ratios included the enterprise value of the Akerna Selected Companies as multiples of estimated 2019 and estimated 2020 revenue and EBITDA (in each case, as available from research analyst reports or, if not so available, First Call) for the Akerna Selected Companies. The following table presents, for the periods indicated, the multiples implied by the ratio of estimated revenue and estimated EBITDA for calendar years 2019 and 2020. The information in the table is based on the closing stock price of Akerna stock on December 13, 2019 of $11.68 per share.

Selected Company Multiples
	Low	Mean	Median	High	Akerna
Implied Enterprise Value as a multiple of:
2019E Revenue	5.0x	10.3x	8.7x	20.1x	10.1x
2020E Revenue	4.7x	8.7x	7.6x	15.8x	6.9x
2019E EBITDA	21.4x	35.5x	24.0x	67.4x	NM
2020E EBITDA	18.6x	30.7x	24.7x	54.0x	NM

____________

*        EBITDA multiples of greater than 75.0x and negative multiples were deemed not meaningful or “NM”.

Cowen then applied a selected range of estimated 2020 revenue multiples of 5.0x to 8.0x derived from the Akerna Selected Companies to Akerna’s estimated 2020 revenue of $18.8 million per the Akerna Management Projections provided by Akerna management plus US$22.4 million of cash as of September 30, 2019 per Akerna’s SEC filings. This analysis indicated an approximate implied equity value range for Akerna of US$116.3 million to US$172.7 million.

Although the Akerna Selected Companies were used for comparison purposes, none of those companies is directly comparable to Akerna. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Akerna Selected Companies and other factors that could affect the public trading value of the Akerna Selected Companies or Akerna to which they are being compared.

Discounted Cash Flow Analysis.    Cowen estimated a range of enterprise values for Akerna based upon the discounted present value of the projected after-tax unlevered cash flows of Akerna described in the Akerna Management Projections provided by management of Akerna for the calendar years ended December 31, 2020 through December 31, 2024, and of the terminal value of Akerna at December 31, 2024, in one case based upon multiples of revenue and in another case based upon multiples of EBITDA, and in each case discounted back to December 31, 2019 using mid-period convention. After-tax unlevered cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by management of Akerna and discussions held with the management of Akerna. In performing this analysis, Cowen utilized discount rates discounting unlevered fee cash flows and terminal values to present value ranging from 17% to 19%, which were selected by Cowen based on an estimated weighted average cost of capital analysis for Akerna. Equity value was calculated as enterprise value plus US$22.4 million cash per Akerna Management Projections.

Cowen utilized terminal multiples of revenue ranging from 5.0 times to 8.0 times, which range was selected by Cowen in its professional judgment and based on multiples implied by the ratios of enterprise values to estimated revenues for the Akerna Selected Companies. Utilizing this methodology, the implied equity value of Akerna ranged from US$164.3 million to US$274.4 million, based on the Akerna Management Projections.

Cowen utilized terminal multiples of EBITDA ranging from 19.0 times to 21.0 times, which range was selected by Cowen in its professional judgment and based on multiples implied by the ratios of enterprise values to estimated EBITDA for the Akerna Selected Companies. Utilizing this methodology, the implied equity value of Akerna ranged from US$169.0 million to US$200.3 million, based on the Akerna Management Projections.

The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the Akerna Board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Akerna and Ample. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Akerna, Ample, Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Cowen and its opinion were among several factors taken into consideration by the Akerna Board in making its decision to enter into the Agreement and should not be considered as determinative of such decision.

Certain Financial Advisory Fees Paid by Akerna

Cowen was selected by the Akerna Board to render an opinion to the Akerna Board because Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Cowen is providing financial services for Akerna for which it will receive customary fees. In addition, in the ordinary course of its business, Cowen and its affiliates trade the equity securities of Akerna for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. In the two years preceding the date of its opinion, Cowen has been retained to provide investment banking services to Akerna and has received fees in connection therewith in the amount of $50,000, and has not provided investment banking services to Ample or any other party to the Agreement. Cowen and its affiliates may in the future provide commercial and investment banking services to Akerna and may receive fees for the rendering of such services. The issuance of Cowen’s opinion was approved by Cowen’s Fairness Opinion Review Committee.

Pursuant to the Cowen engagement letter, if the Arrangement is consummated, Cowen will be entitled to receive a transaction fee equal to approximately $1.26 million. Akerna has also agreed to pay a fee of $500,000 to Cowen for rendering its opinion, which fee will be credited against any transaction fee paid. Additionally, Akerna has agreed to reimburse Cowen for its out-of-pocket expenses, including attorneys’ fees, and has agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm’s length, and the Akerna Board was aware of the arrangement, including the fact that a significant portion of the fee payable to Cowen is contingent upon the completion of the Arrangement.

Board of Directors and Management of the Combined Company Following the Arrangement; Headquarters

There will be no change to the Akerna Board or Akerna’s management team following the Arrangement. Akerna’s headquarters will remain at 1630 Welton Street, Denver, CO 80202.

Accounting Treatment

In accordance with U.S. generally accepted accounting principles (“GAAP”), the Arrangement will be accounted for as a business combination using the acquisition method of accounting. Akerna will be treated as the acquirer for accounting purposes. The assets and liabilities and results of operations of Ample will be consolidated into the results of operations of Akerna as of the completion of the business combination.

Regulatory Approval

The transactions contemplated by the Arrangement are not subject to any additional federal or state regulatory requirements or approvals, except for (1) the Hart-Scott Rodino Antitrust Improvements Act of 1976 (2) filings with the State of Delaware necessary to effectuate the transactions contemplated by the Arrangement and (3) the approval of the Ontario Superior Court of Justice.

U.S. Federal Income and Estate Tax Consequences

Akerna’s existing stockholders will simply retain their Akerna Shares, and accordingly there will be no material U.S. federal income tax consequences to Akerna’s existing stockholders resulting from the issuance of Akerna Shares in the Arrangement.

Dissenters or Appraisal Rights

Akerna stockholders are not entitled to appraisal or dissenters’ rights in connection with the Arrangement.

Ample’s Shareholder Approval

Ample will hold a special meeting of its shareholders to consider and vote upon the resolution to approve the Agreement and the contemplated Arrangement and such meeting is expected to occur in June 2020, and such resolution must be approved, with or without variation, by the affirmative vote of 66 2/3% of the votes cast on the Arrangement Resolution by Ample shareholders present in person or represented by proxy at the Ample meeting voting together as a single class, together with the affirmative vote of the holders holding not less than a majority of the Ample Preferred Shares.

Stockholder Voting and Support Agreements

On December 18, 2019, Akerna and Ample entered into the Voting and Support Agreements (the “Akerna Voting Agreements”) with each of the directors and officers of Ample and certain related shareholders (the “Ample Supporting Shareholders”). The Akerna Voting Agreements set forth, among other things, the agreement of such shareholders to vote their Ample Securities (as defined in the Agreement) in favor of the Arrangement and any other matter necessary for the consummation of the Arrangement.

On December 18, 2019, Akerna and Ample entered into the Voting and Support Agreements (the “Ample Voting Agreements”) with each of the directors and officers of Akerna and certain related shareholders (the “Akerna Supporting Shareholders”). The Ample Voting Agreements set forth, among other things, the agreement of such shareholders to vote their Akerna Shares in favor of the Arrangement and any other matter necessary for the consummation of the Arrangement.

Nasdaq Listing Notification Requirement

Under Rule 5250(e)(2)(D) of the Nasdaq Manual, a Nasdaq Stock Market listed corporation must notify the Nasdaq Stock Market of the issuance of additional shares in connection with the issuance of common stock, or any security convertible into common stock in a transaction that may result in the potential issuance of common stock (or securities convertible into common stock) greater than 10% of either the total shares outstanding or the voting power outstanding on a pre-transaction basis. Akerna has so notified the Nasdaq Stock Market.

THE SOLO OPTION

This discussion of the Solo Option is qualified in its entirety by reference to the Solo SPA, which is attached to this proxy statement as Annex F. You should read the entire Solo SPA carefully as it is the legal document that governs the Solo Option.

Background of the Solo SPA and Solo Option

Akerna provides state governments with track and trace technology through its Leaf Data Systems SaaS product. As a competitive advantage, Akerna’s technology is able to integrate with any number of plant-tagging systems, including RFID and QR coding solutions. As a result of Akerna’s efforts to provide best-in-class tagging system alternatives, Akerna identified Solo as a potential partner in early 2019. The two companies began exploring a partnership in March, 2019.

On May 1, 2019, Akerna signed a partnership agreement with Solo granting Akerna exclusive rights to utilize Solo’s tagging technology for applications in the cannabis industry. Subsequently, on April 5, 2019, Akerna responded to a request for proposal from the state of Utah for a state tracking system, which submission included Solo’s tagging solution. On August 9, 2019, Akerna was awarded the contract from the state of Utah. Since that time, Akerna and Solo have worked closely to deploy Solo’s tagging technology in conjunction with Leaf Data Systems.

Beginning in August 2019, Akerna and Solo began discussing the opportunity to work on other projects together. Executives from Akerna and Solo met on August 20, 2019 to discuss such opportunities. At the conclusion of the meeting, Akerna and Solo agreed that the next step in exploring a broader partnership would be to have a third-party review and evaluate Solo’s technology.

On August 23, 2019, Scott Sozio, Akerna’s head of corporate development, and Lokesh Chugh, Solo’s chief financial officer, had a call to discuss the process for the third-party technology evaluation. On the call, Mr. Chugh mentioned that Solo was in the process of raising a round of funding and suggested that they would be interested in having Akerna participate as a strategic partner. Mr. Sozio responded that Akerna would consider it and asked Mr. Chugh to provide investor materials that Akerna could review. On August 24, 2019, Mr. Chugh began providing such materials.

On August 27, 2019, Solo granted Akerna access to its investor data room, and the companies executed a nondisclosure agreement.

On September 13, 2019, Akerna received from its third-party consultant the technical evaluation report.

In mid-September 2019, Ms. Billingsley began discussing with Ashesh Shah, Founder and chief executive officer of Solo, the potential opportunity for Mr. Shah to join the Akerna Board. After many discussions with Mr. Shah over the course of several weeks, Ms. Billingsley presented Mr. Shah to the Akerna Board for consideration as a new member on September 20, 2019. On September 26, 2019, Akerna announced the appointment of Mr. Shah as a director of Akerna.

On September 30, 2019, after several weeks of discussions between Akerna and Solo, Akerna sent Solo a draft letter of intent (“Solo LOI”). Negotiations relating to the terms of the Solo LOI continued and on October 1, 2019, Akerna sent a revised draft of the Solo LOI to Solo.

On October 2, 2019, Ms. Billingsley provided an update to the Akerna Board. The update included the status of the potential acquisition of Solo, noting that the negotiation of a letter of intent was in process. The Akerna Board instructed management to continue to pursue the potential acquisition, with the goal of signing a letter of intent in the near term.

After several more revised drafts of the Solo LOI were exchanged, on October 9, 2019, Akerna and Solo entered into the Solo LOI, outlining a transaction that would result in Akerna acquiring up to 100% of Solo for $20 million in an all-stock transaction.

On October 11, 2019, Akerna conducted a board meeting. During the meeting, Ms. Billingsley and Mr. Sozio provided an update on the status of potential acquisitions. For the discussion relating to the potential Solo acquisition, Mr. Shah recused himself. The Akerna Board discussed the strategic value of the Solo acquisition and instructed Akerna management to continue to pursue the deal consistent with the terms outlined in the Solo LOI.

After the Solo LOI was executed on October 9, 2019, Akerna continued to perform due diligence on Solo through the month of October and Akerna and Solo continued to discuss the terms of the potential acquisition. On October 23, 2019, Akerna sent an email to Solo suggesting that Akerna and Solo agree to set the price for the issuance of Akerna shares to Solo. Conversations continued relating to setting the Akerna share price and determining how much of Solo Akerna would acquire.

On October 30, Akerna sent Solo a draft of the stock purchase agreement. During the month of November, Akerna and Solo negotiated the stock purchase agreement.

On November 24, 2019, Mr. Shah resigned from the Akerna Board.

On November 25, 2019, the Akerna board approved the transaction, and, on November 26, 2019, it was publicly announced.

Akerna’s Reasons for the Solo SPA and Solo Option

Akerna believes that the Solo SPA and related Solo Option will provide strategic and financial benefits, including:

•        Solo is a leader in the anti-counterfeiting and consumer engagement market in the cannabis industry, adding new capabilities to Akerna that strengthens cannabis supply chain transparency. By enabling consumers to determine if a product is real or fake, providing detailed product information and promoting loyalty for brands and manufacturers, Solo extends Akerna’s ability to create a more transparent cannabis supply chain;

•        with Solo, Akerna extends its supply chain reach to the consumer, accessing a large addressable market that was previously untapped by Akerna;

•        Solo enables Akerna to differentiate its Leaf Data Systems product with Solo’s unique authentication tagging technology. Akerna and Solo have already won a joint contract with the state of Utah, where authentication with the solo*TAG was a critical factor. Utah mandates the use of both technologies for their closed loop program; and

•        Solo has a proven management team with strong track record of innovation.

Recommendation of the Akerna Board

After careful consideration of various factors described in the section entitled “The Solo Option — Akerna’s Reasons for the Solo SPA and Solo Option” beginning on page 59 of this proxy statement, the Akerna Board has unanimously determined that it is advisable and in the best interests of Akerna and its stockholders to exercise the Solo Option as contemplated by the Solo SPA. Accordingly, Akerna Board unanimously recommends that Akerna’s stockholders vote “FOR” the approval of the issuance of Akerna Shares pursuant to the Solo SPA to exercise the Solo Option.

Board of Directors and Management of Solo Following the Closing of the Solo Transaction

Subject to the terms of his employment agreement, Ashesh C. Shah shall serve as Chief Executive Officer of Solo following the closing of the transaction. For the period between the closing and the earlier to occur of (1) Akerna’s exercise of the Solo Option and the closing thereof; (2) the Solo shareholders’ exercise of the Repurchase Option and the closing thereof; or (3) the expiration of the Repurchase Option (the “Transition Period”), the board of directors of Solo shall consist of four persons nominated by Akerna and three persons nominated by the Shareholder Representatives, who shall constitute a special committee of the board of directors of Solo. In the event any member of the special committee dies or resigns, the remaining members shall appoint a person to fill the vacancy, and Akerna shall cause such person to be elected to Solo’s board of directors. During the Transition Period, the special committee shall have sole authority to make all decisions on behalf of Solo concerning transactions between Akerna and Solo. The Solo board of directors shall adopt resolutions in customary form appointing the special committee, and empowering it to hire, on terms and conditions acceptable to the special committee and at Solo’s expense, legal and financial advisors who are independent of Akerna and Solo to assist the special committee in the fulfillment of its duties, as described above, and to enter into, on behalf of Solo, agreements to retain such advisors, which may include, among other things, indemnification arrangements that are acceptable to the special committee; and that, to the fullest extent permitted by applicable law, the deliberations and records of the special committee shall be confidential and, without limiting the generality of the foregoing, all statutory and common law privileges shall be available with respect to legal advice rendered to, and documents prepared by counsel to assist the Special Committee in its deliberations. During the Transition Period, (x) Akerna shall not sell any of the transferred Solo shares, (y) shall not sell substantially all of Solo’s assets, and (z) shall not issue additional equity securities of Solo or options to purchase equity securities of Solo without the approval of the special committee, which shall not be unreasonably withheld.

U.S. Federal Income and Estate Tax Consequences

Akerna’s existing stockholders will simply retain their Akerna Shares, and accordingly there will be no material U.S. federal income tax consequences to Akerna’s existing stockholders resulting from the issuance of Akerna shares from the exercise of the Solo Option.

Dissenters or Appraisal Rights

Akerna stockholders are not entitled to appraisal or dissenters’ rights in connection with the Solo Option.

Solo Shareholder Approval

The shareholders of Solo have approved the Solo Option.

Nasdaq Listing Notification Requirement

Under Rule 5250(e)(2)(D) of the Nasdaq Manual, a Nasdaq Stock Market listed corporation must notify the Nasdaq Stock Market of the issuance of additional shares in connection with the issuance of common stock, or any security convertible into common stock in a transaction that may result in the potential issuance of common stock (or securities convertible into common stock) greater than 10% of either the total shares outstanding or the voting power outstanding on a pre-transaction basis. Akerna has so notified the Nasdaq Stock Market.

INFORMATION ABOUT THE COMPANIES

Akerna Corp.
1630 Welton Street
Denver, Colorado 80202
Telephone: (888) 932-6537

Business Overview

We are a leading enterprise software solutions provider that enables regulatory compliance and inventory management. Our proprietary software platform is adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired. Ten years ago, we identified a need for organic material tracking and regulatory compliance software a service (“SaaS”) solutions in the growing cannabis and hemp industry. We developed products intended to assist states in monitoring licensed businesses’ compliance with state regulations, and to help state-licensed businesses operate in compliance with such law. We provide our regulatory software platform, Leaf Data Systems®, to government regulatory agencies, and our business software platform, MJ Platform®, to state and federally-licensed businesses. Although we have helped monitor legal compliance for more than $17 billion in cannabis sales to date, we do not handle any cannabis related material, do not process sales transactions within the United States, and our revenue generation is not related to the type or amount of sales made by our clients, as revenues are generated by us on a fixed-fee based subscription model.

Our core products, Leaf Data Systems and MJ Platform, are highly-versatile platforms that provide our clients with a central data management system for tracking regulated products — from seed to initial plant growth to product — throughout the complete supply chain, using a global unique identifier method. Our platforms also provide clients with integrated security, transparency and scalability capabilities. These capabilities allow our state-licensed clients to control inventory, operate efficiently in a fast-changing industry and comply with state, local, and federal (in countries such as Canada, Italy, Macedonia and Colombia) regulation at all times, and allows our government regulatory clients to effectively and cost-efficiently monitor licensees and ensure that commercial businesses are complying with their states’ regulations.

We generate revenue in three principal areas:

•        Government Regulatory Software — Leaf Data Systems is our SaaS product for government agencies. Leaf Data Systems is a compliance tracking system designed to give regulators visibility into the activity of licensed cannabis businesses in their jurisdictions. We have been serving three clients for Leaf Data Systems, the State of Washington, the Commonwealth of Pennsylvania and the State of Utah.

•        Commercial Software — MJ Platform is our SaaS offering for state and federally-licensed businesses. MJ Platform is an ERP (Enterprise Resource Planning) compliance system specific to the cannabis industry, including state-legal marijuana, hemp and Cannabidiol (CBD) industry. MJ Platform is comprised of integrated modules designed to meet the regulations and inventory management needs of cannabis and hemp CBD cultivators, manufacturers, distributors and retailers, but has applications in other industries.

•        Consulting Services — We provide consulting services to cannabis industry operators interested in entering the cannabis industry and in integrating our platforms into their respective operations and systems. We consult with clients on a wide range of areas to help them successfully maintain compliance with state law. We work with clients to efficiently comply with state requirements in connection with the launch and operations of their cannabis businesses. Our management team and key personnel have broad experience gained form working with numerous cannabis operations. Our consulting team has experience in most aspects of cannabis operations in most verticals (e.g., cultivation, processing, distribution, manufacturing and retail). Our service providers understand the intricacies of the varying regulations governing cannabis in each jurisdiction and, to the extent necessary, modify the professional services based on the jurisdiction.

We provide project-focused consulting services to clients that are initiating or expanding their cannabis businesses or are interested in data consulting engagements with respect to the legal cannabis industry. Our advisory engagements include service offerings focused on compliance requirement assessments, readiness and best practices, compliance monitoring systems, application processes, inspection readiness and business plan and compliance reviews. We typically provide our consulting services to clients in emerging markets that are seeking consultation on newly introduced licensing regimes and assistance with the regulatory compliant build-out of operations in newly legal states

We also resell a limited number of printers for printing compliance product labels and scales that are National Type Evaluation Program (“NTEP”) certified legal for trade. Revenue from these resale activities was approximately 2% of total revenue in each of the three and six months ended December 31, 2019, and December 31, 2018, and is not expected to become a significant generator of revenue.

Our commercial software revenue growth is driven by leveraging our reputation and continued cannabis, hemp and CBD industry growth. We believe we are well known in these industries and can leverage our reputation, brand recognition, and wealth of relevant experience to attract existing cultivation, manufacturing and dispensary customers, and attract new market entrants. We believe that the reputation of our existing products and our ability to provide services in all areas of the seed to sale life cycle will attract customers from competitors that are seeking more comprehensive services and will attract new customers as they enter into existing markets and markets that become newly legalized. We also experience revenue growth in mature, established states and countries by providing a solution to operators seeking to vertically integrate their operations and improve their operations. We provide not only a vertically integrated solution across the cannabis, hemp, and CBD supply chain, but also have the business intelligence capture which allows operators to run their businesses in a more informed and efficient manner. This business intelligence capture is derived from the suite of services provided by us and sets us apart from competitors.

Through our acquisition strategy, we are expanding the features available to new and existing customers of MJ Platform and Leaf Data Systems, including the ability to track organic matter from seed-to-self (consumer), with an interactive consumer product experience. We believe that such features create further value by providing additional add-ins that should enhance utilization and the experience of our new and existing customers. For example: (1) our agreement with Netsuite will provide tax planning services to our customers in Canada; (2) our integration with Sage Intacct provides tax planning services globally (3) our license with ZolTrain will provide our MJ Platform customers with training modules to educate them and improve their experience by pairing education with product information at the point of sale; (4) our Leaf Data Systems track-and-trace solution specifically customized for the State of Utah to include an electronic verification system and inventory control system, will utilize solo*tag, the world’s first cryptographically-secure, cannabis product authentication system, exclusively for governments as an alternative to RFID tracking; and (5) our agreement with Isolocity enables cannabis enterprises to pursue international expansion by providing a QMS framework to support local and national compliance needs and by leveraging such QMS, MJ Platform can support GMP certification requirements, including the stricter EU-GMP standard required for the export of medical cannabis into Europe and Asia.

For more information about Akerna, please visit Akerna’s Internet website at www.akerna.com. Akerna’s Internet website address is provided as an inactive textual reference only. The information contained on Akerna’s Internet website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

Management’s Discussion and Analysis of Akerna’s Financial Condition and Results of Operations

The Management’s Discussion and Analysis of the Financial Condition and Results of Operations should be read together with the Audited Consolidated Financial Statements and Unaudited Interim Condensed Consolidated Financial Statements and the related notes thereto that is part of this proxy statement.

Financial Results of Operations

Revenue

Our software revenue is derived from MJ Platform, our SaaS enterprise resource planning tool offering for state-licensed businesses, and Leaf Data Systems, our track-and-trace product for government agencies. MJ Platform contracts are generally annual contracts paid monthly in advance of service and cancellable upon 30 days’ notice, although we do have some multi-year MJ Platform contracts. We defer recognition of revenue from these payments until services have been provided. Leaf Data Systems contracts are generally multi-year contracts payable annually or quarterly. A percentage retainer or holdback fees (generally ranging from 10% to 30%) are common until all initial deliverables are complete. MJ Platform and Leaf Data Systems contracts generally may only be terminated early for breach of contract as defined in the respective agreements. Our consulting revenue is derived throughout the life cycle of a customer. Our other revenue is derived primarily from point of sale hardware and labels.

Consulting services revenue growth is driven by numerous factors. In new emerging states, we provide solutions for aspiring operators in the pre-application of licensures and pre-operational phases of development. These services include application and business plan preparation as they seek licenses to be granted. Consulting services are provided to post operational licensees to consult during the setup and buildout phases as they open and begin operating their businesses. We also provide business optimization services for established businesses that can benefit from consulting to increase efficiencies as they expand and grow.

We contract our consulting services through Statements of Work (SOW) for businesses or entrepreneurs interested in developing operations in the cannabis, hemp and CBD industries. SOW issued and completed during the pre-application phase generally solidify us as the contractor of choice for subsequent operational phases once the operator is granted the license. As a result, our consulting revenue is driven as new emerging states pass legislation and as our client-operators gain licenses. Accordingly, we expect our consulting services to continue to grow as more states emerge with legalization reforms, such as Missouri, New Jersey, Illinois and Utah.

Cost of Revenue

Our cost of revenue is derived from direct costs derived primarily from government contract subcontractor expenses in addition to hosting and infrastructure costs associated with operating MJ Platform and Leaf Data Systems. We record cost of revenue based on the direct cost method. This method requires allocation of direct costs including support services and materials to cost of revenue. Consulting cost of revenue is primarily determined as a result of our employees’ salaries and other related compensation expenses.

Product and Development Expenses

Our product and development expenses include salaries and benefits, contractor expenses, technology expenses, and other overhead. These expenses have grown over time, and we expect these expenses to continue to increase with our growth.

Selling, General and Administrative Expenses

Our selling, general and administrative expenses include salaries and benefits, sales and marketing expenses, public relations and investor relations fees, outage expenses, professional fees, and other overhead. These expenses have grown over time, and we expect these expenses to continue to increase with our growth.

Marketing and sales expenses are our largest cost and consist primarily of salaries and related expenses for our sales and marketing staff; including commissions, as well as payments to partners and marketing programs. Marketing programs consist of advertising, events, corporate communications, brand building and product marketing activities. We plan to continue to invest in marketing and sales by expanding our domestic and international selling and marketing activities, building brand awareness, attracting new customers, and sponsoring additional marketing events. The timing of these marketing events will affect our marketing costs in a quarter.

Critical Accounting Policies and Estimates

We disclose our significant accounting policies in Note 2 — Summary of Significant Accounting Policies in our Audited Consolidated Financial Statements that is part of this proxy statement. Since the date of the Audited Consolidated Financial Statements, there have been no material changes to our significant accounting policies.

Results of Operations for the Year Ended June 30, 2019 Compared with the Year Ended June 30, 2018

The following table sets forth information comparing the components of net loss for the years ended June 30, 2019 and 2018:

	Years ended June 30,
	2019	2018
Revenues:
Software	$8,256,492	$8,082,424
Consulting	2,403,797	2,281,836
Other	259,496	112,523
Total Revenue	10,919,785	10,476,783

Cost of revenues	4,633,844	4,361,963
Gross Profit	6,285,941	6,114,820

Operating expenses:
Product development:	5,565,097	2,645,093
Selling, general and administrative	13,136,522	5,932,887
Total operating expenses	18,701,619	8,577,980
Other income (expenses)	109,131	(25,149)
Net loss	$(12,306,547)	$(2,488,309)

Total Revenue

Total revenue increased to approximately $10.9 million for the fiscal year ended June 30, 2019 from approximately $10.5 for the fiscal year ended June 30, 2018, an increase of approximately $0.4 million, or 4%. The increase in total revenue compared to the fiscal year ended June 30, 2018 was driven primarily by growth achieved across our commercial software business, MJ Platform, in addition to our consulting business. These increases were partially offset by a decrease in revenue from our government regulatory software business, Leaf Data Systems.

Software Revenue

Our total software revenue increased to approximately $8.3 million for the fiscal year ended June 30, 2019 from $8.1 million for the fiscal year ended June 30, 2018, for an increase of approximately $0.2 million, or 2%. Total software revenue accounted for 76% and 77% of total revenue for the years ended June 30, 2019 and 2018, respectively. The increase in software revenue over the fiscal year was primarily driven by growth in the number of commercial software subscriptions to MJ Platform (thus increasing recurring SaaS revenue).

Our software revenues generated from government customers under Leaf Data Systems totaled approximately $4.3 million and $4.5 million during the years ended June 30, 2019 and 2018, respectively. Leaf Data Systems revenue decreased for the fiscal year ended June 30, 2019 primarily as a result of a smaller volume of change orders and initial license fees in the current year period. Change orders represent out-of-scope functionality modifications requested by the client. Revenues earned from these change orders are recognized upon successful implementation and delivery of the requested modifications. As a result, revenues from these clients when compared year over year may be impacted by the timing of the agreement relative to the number of requested change orders in one or either period.

Consulting Revenue

Our consulting revenue includes revenue generated from consulting professional services delivered to prospective and current cannabis, hemp and CBD businesses and business operators. Our consulting revenue was approximately $2.4 million for the fiscal year ended June 30, 2019 compared to $2.2 million for the fiscal year ended June 30, 2018, an increase of approximately $0.1 million, or 5%, as a result of a higher volume of consulting activities and engagements during the second half of our 2019 fiscal year. Consulting services are correlated to state legalizations and other regulatory expansion activity. As a result, individual year-over-year comparisons may experience variability depending on the timing of recent legislative changes.

Consulting revenue was 22% of total revenue for the years ended June 30, 2019 and 2018, respectively. Due to the nature of consulting revenue and our dependence on emerging market activity as a driver of demand, the months in which we recognize consulting revenue has varied from year to year depending on whether state legislation has expanded to allow new market entrants or growth of existing market participant operations. For example, while consulting activity appeared to have slowed earlier during this fiscal year, it increased significantly during the three months ended June 30, 2019 due to emerging opportunities in Missouri, Maryland, Utah, New Jersey, and Arkansas as these states have experienced recent state legal changes. Further, five of our clients in Ohio have recently won processing licenses.

Other Revenue

Our retail/resale revenue represents revenue generated from point of sale hardware and labels. Retail/resale revenue increased to approximately $0.3 million for the fiscal year ended June 30, 2019 from $0.1 million for the fiscal year ended June 30, 2018, an increase of approximately $0.1 million, or 131%. Retail/resale revenue was 2% of total revenue for the fiscal year ended June 30, 2019.

Cost of Revenue and Gross Margin

Our cost of revenue increased to approximately $4.6 million for the fiscal year ended June 30, 2019 from $4.4 million for the fiscal year ended June 30, 2018, an increase of approximately 6%. The increase compared to the prior fiscal year period was primarily due to an increase in hosting and infrastructure costs incurred to support our Software business. Hosting and infrastructure costs grew from approximately $1.0 million to $1.4 million, an increase of approximately $0.4 million, or 40%, as we continued to increase Amazon Web Services usage as part of both the growth of MJ Platform in addition to the ramp of the contract with WSLCB.

Additionally, we incurred higher direct labor costs associated with providing our consulting services of approximately $0.2 million. These increases in cost of revenue were partially offset by fewer third-party subcontractor costs associated with servicing our contract with the Commonwealth of Pennsylvania. Overall, our gross profit margin remained consistent at 58% for both of the years ended June 30, 2019 and June 30, 2018.

Additionally, we experienced increased costs of revenue associated with retail hardware sales of approximately $128,000.

Since the applications and services available through the Leaf Data System are provided through relationships with third-party service providers at higher costs than those from our MJ Platform contracts, the gross profit margins from the government contracts are generally lower than those from our commercial software clients. Total costs of government revenues incurred by us, which are included in cost of revenues on the statement of operations, were approximately $2.0 million and $2.7 million during the years ended June 30, 2019 and 2018, respectively. The decrease in cost of government revenues incurred by us was due to a smaller volume of ongoing support and maintenance services provided in connection with the contract with the Commonwealth of Pennsylvania.

Operating Expenses

The following table presents operating expense line items for the years ended June 30, 2019 and 2018 and the period-over-period dollar and percentage changes for those line items:

	Years ended June 30,
	2019	% of revenue	2018	% of revenue	Change Period over Period
Operating expenses:
Product development	$5,565,097	51%	$2,645,093	25%	$2,920,004	110%
Selling, general and administrative	13,136,522	120%	5,932,887	54%	7,203,635	121%
Total operating expenses	$18,701,619	171%	$8,577,980	79%	$10,123,639	118%

Our operating expenses increased to approximately $18.7 million for the fiscal year ended June 30, 2019 from approximately $8.6 million for the fiscal year ended June 30, 2018, an increase of approximately $10.1 million, or 118%. The increased level of operating expenses for the fiscal year ended June 30, 2019 was driven by increased product development expenses of approximately $2.9 million, or 110% in addition to higher selling, general and administrative expenses of approximately $7.2 million, or 121%.

The increased level of operating expenses for the fiscal year ended June 30, 2019 was primarily driven by increases in salary expenses across Engineering, Sales and Marketing and Administrative functions as we continued to add headcount in order to support our growth. Salary expenses for Product Development functions increased by approximately $2.7 million. Salary expenses for Sales and Marketing and Administrative functions increased by approximately $3.5 million. Approximately $3.8 million of salaries in the current fiscal year were paid in the form of non-cash stock-based compensation. No non-cash stock-based compensation was paid during the fiscal year ended June 30, 2018.

Non-payroll related expenses within Selling, General and Administrative functions also increased for the fiscal year ended June 30, 2019 by approximately $3.7 million. These are primarily comprised of Sales and Marketing expenses related to our marketing initiatives including payments to partners and marketing programs. Marketing programs consist of advertising, events, corporate communications, brand building and product marketing activities. We plan to continue to invest in marketing and sales by expanding our domestic and international selling and marketing activities, building brand awareness, attracting new customers, and sponsoring additional marketing events. The timing of these marketing events will affect our marketing costs in a particular quarter. Additionally, we incurred professional fees of approximately $1.5 million in connection with the Business Combination and Private Placement discussed below. We also incurred fewer operating expenses during the fiscal year ended June 30, 2018 as a result of insurance proceeds received from our 2017 security breach. Non-payroll related expenses within Product development functions also increased by approximately $0.2 million as we enhanced our cybersecurity and enterprise software capabilities following our 2017 security breach.

Results of operations for the nine months ended March 31, 2020 compared to nine months ended March 31, 2019

The following table highlights the various sources of revenues and expenses for the nine months ended March 31, 2020 as compared to the nine months ended March 31, 2019:

	Nine months ended March 31,
	2020	2019
Revenues:
Software	$7,148,964	$6,174,102
Consulting	2,248,947	826,777
Other	171,727	200,312
Total Revenue	9,569,638	7,201,191

Cost of revenues	4,457,110	3,550,612
Gross Profit	5,112,528	3,650,579

Operating expenses:
Product development:	4,024,743	2,877,869
Selling, general and administrative	13,881,055	7,440,115
Total operating expenses	17,905,798	10,317,984
Other income	158,508	87,248
Net loss	$(12,634,762)	$(6,580,157)

Total Revenue

Total revenue increased to $9.6 million for the nine months ended March 31, 2020 from $7.2 million for the nine months ended March 31, 2019, an increase of $2.4 million, or 33%. The increase in total revenue was achieved across all our products. The increase in total revenue was driven primarily by growth achieved in MJ Platform and in our consulting services business. The revenues from our government regulatory software business, Leaf Data Systems, increased slightly with the addition of the State of Utah contract.

Software Revenue

Our total software revenue increased to $7.1 million for the nine months ended March 31, 2020 from $6.2 million for the nine months ended March 31, 2019, an increase of $1.0 million, or 16%. Software revenue accounted for 75% and 86% of total revenue for the nine months ended March 31, 2020 and 2019, respectively. The increase in software revenue was primarily driven by 27% growth in revenue from MJ Platform. This increase in software revenue was primarily the result of volume-driven increases from new business, which includes new customers, upgrades and additional subscriptions from existing customers. We continue to invest in a variety of customer programs and initiatives which, along with increasing adoption, have helped keep our attrition rate consistent as compared to the prior year. Consistent attrition rates play a role in our ability to maintain growth in our subscription revenues. Changes in the net price per user per month have not been a significant driver of revenue growth for the periods presented. Our software revenue during the nine months ended March 31, 2020 was not significantly impacted by COVID-19, in most jurisdictions our customers were deemed “essential businesses” and continued operations. Revenue recognition for new customers in our pipeline may be delayed if the timing of implementation and onboarding is negatively impacted in future periods. The significance of the impact of the COVID-19 outbreak on our business and the duration for which it may have an impact cannot be determined at this time.

Software revenues generated from government customers under Leaf Data Systems increased to $3.5 million for the nine months ended March 31, 2020, up from $3.4 million for the nine months ended March 31, 2019. While our revenues from Leaf Data Systems from our contracts with the State of Washington and the State of Pennsylvania declined for the nine months ended March 31, 2020 compared to the nine months ended March 31, 2019 by $0.7 million primarily as a result of the completion of professional services and transition to the more consistent run and maintain mode, we recorded revenue of $0.8 million from our contract with the State of Utah, which commenced in August 2019

Consulting Revenue

Our consulting revenue includes revenue generated from consulting professional services delivered to prospective and current cannabis, hemp and CBD businesses and business operators. Our consulting revenue was $2.2 million for the nine months ended March 31, 2020 compared to $0.8 million for the nine months ended March 31, 2019, for an increase of $1.4 million, or 172%. The increase in consulting services and other revenues was due primarily to the higher demand for services from an increased number of customers. We delivered approximately 30 operational license applications on behalf of Missouri-based clients during the month of August alone, and we continue to experience strong demand for our consulting services in other emerging states. Further, during the nine-month period ended March 31, 2020, we serviced a large contract with a Midwest-based client for the preparation, completion and delivery of operational license applications for a portfolio of recreational retail and cultivation facilities. Consulting services are correlated to state legalizations and other regulatory expansion activity. As a result, individual period-over-period comparisons may experience variability depending on the timing of recent legislative changes. During the COVID-19 outbreak, state legislatures have turned their focus to the pandemic, tabling work on cannabis legislation. The significance of the impact of the COVID-19 outbreak on our business and the duration for which it may have an impact cannot be determined at this time.

Consulting revenue was 24% and 11% of total revenue for the nine months ended March 31, 2020 and 2019, respectively. Due to the nature of consulting revenue and our dependence on emerging market activity as a driver of demand, the months in which we recognize consulting revenue has varied from period to period depending on whether state legislation has expanded to allow new market entrants or growth of existing market participant operations. We expect this variability to continue.

Other Revenue

Our other revenue represents revenue generated from the resale of point of sale hardware and labels. Other revenue decreased to $172,000 for the nine months ended March 31, 2020 from $200,000 for the nine months ended March 31, 2019, a decrease of $28,000, or 14%. Other revenue was 2% and 3% of total revenue for the nine months ended March 31, 2020 and March 31, 2019, respectively.

Cost of Revenue and Gross Profit

Our cost of revenue for the nine months ended March 31, 2020 was $4.5 million, an increase of $0.9 million, or 26%, as compared to cost of revenue for the nine months ended March 31, 2019 of $3.6 million. The increase compared to the prior nine-month period was primarily as a result of the costs incurred to service the new contract with the State of Utah, $0.9 million. With the reduction of professional services related to implementation and our exiting contracts’ transition to run and maintain mode, we expect these costs to decrease then level off in future periods. Direct labor costs associated with providing our consulting services increased by $0.1 million, while the increase in hosting and infrastructure costs associated with our Software business accounted for $0.2 million of total increase in cost of revenue. Infrastructure costs have increased primarily due to our investment for future growth, we expect to realize incremental per customer cost savings from this investment in the next fiscal year. The overall increase in cost of revenue was partially offset by a decrease of $0.3 million as a result of a change in third-party subcontractor costs related to our contract with the Commonwealth of Pennsylvania. We intend to continue to invest additional resources in our enterprise software group to facilitate the adoption of our services. The timing of these expenses will affect our cost of revenues, both in terms of absolute dollars and as a percentage of revenues in future periods.

Our gross profit for the nine months ended March 31, 2020 was $5.1 million, an increase of $1.5 million, or 40%, as compared to gross profit for the nine months ended March 31, 2019 of $3.7 million. Our gross profit margin for the nine months ended March 31, 2020 was 53.4%, an increase of 270 basis points as compared to gross profit margin for the nine months ended March 31, 2019 of 50.7%. The increase compared to the prior nine-month period was primarily as a result of increased consulting revenue and the minimal marginal cost to provide these services.

Because some of the applications and services available through the Leaf Data System are provided through relationships with third-party service providers, the costs are higher than those allocated from our employees’ salaries to support our MJ Platform and consulting contracts. Therefore, the gross profit margins from the government contracts are generally lower than those from our commercial software clients. Total costs of government revenues incurred by us, which are included in cost of revenues on the statement of operations, was $2.2 million and $1.6 million during the nine months ended March 31, 2020 and 2019, respectively.

Operating Expenses

The following table presents operating expense line items for the nine months ended March 31, 2020 and 2019 and the period-over-period dollar and percentage changes for those line items:

	Nine months ended March 31,
	2020	% of revenue	2019	% of revenue	Change Period over Period
Operating expenses:
Product development	$4,024,743	42%	$2,877,869	40%	$1,146,874	40%
Selling, general and administrative	13,881,055	145%	7,440,115	103%	6,440,940	87%
Total operating expenses	$17,905,798	187%	$10,317,984	143%	$7,587,814	74%

Our operating expenses increased to $17.9 million for the nine months ended March 31, 2020 from $10.3 million for the nine months ended March 31, 2019, an increase of $7.6 million, or 74%. The increase in operating expenses was driven by higher selling, general and administrative expenses, an increase of $6.4 million, or 87%, in addition to higher product development expenses, an increase of $1.1 million, or 40%.

Salary expenses for product development functions, excluding product development salaries for Solo, increased by $0.7 million, or 25%, which includes $0.1 million of stock-based compensation recognized during the nine months ended March 31, 2020 that was not incurred in 2019. Product development costs also increased $0.3 million as a result of our January 2020 acquisition of the controlling interest in Solo. Other product development costs increased by $0.2 million for the nine months ended March 31, 2020, primarily related to recruiting costs. Our investments in product development were made to improve and extend our service offerings and develop new technologies. We expect that such costs will continue to increase in absolute dollars and may increase as a percentage of revenues in future periods as we continue to invest in additional employees and technology to support the development of new, and improve existing, technologies and the integration of acquired technologies.

Selling, general and administrative expenses include sales and marketing expenses, including personnel costs, related to our marketing initiatives including payments to partners and marketing programs; general and administrative functions, such as executives, finance and other supporting departments; transaction related costs; professional fees; and facilities expenses. Changes in selling, general and administrative expenses for the nine months ended March 31, 2020 as compared to 2019 were as follows:

•        $1.6 million increase in acquisition related costs associated primarily with our acquisitions of Solo in January 2020, Trellis in April 2020 and Ample, planned for the summer for 2020, this increase was partially offset by a $0.4 million decrease in costs incurred in connection with the Mergers in June 2019;

•        $0.2 million increase due to the addition of Solo’s selling general and administrative expenses;

•        $1.2 million, or 48%, increase in sales and marketing expense primarily due to higher personnel costs including $0.2 million of stock-based compensation for 2020;

•        $1.1 million increase in general and administrative personnel costs, $0.5 million of this increase is attributable to stock-based compensation; and

•        $2.8 million increase in other general and administrative costs, primarily as a result of our investments in technology and other infrastructure to position ourselves for future growth and the cost of operating as a public company.

Results of Operations for the Three Months Ended March 31, 2020 Compared to Three Months Ended March 31, 2019

The following table highlights the various sources of revenues and expenses for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019:

	Three months ended March 31,
	2020	2019
Revenues:
Software	$2,346,310	$2,024,916
Consulting	692,584	216,897
Other	31,652	86,067
Total Revenue	3,070,546	2,327,880

Cost of revenues	1,420,909	1,166,482
Gross Profit	1,649,637	1,161,398

Operating expenses:
Product development:	1,632,353	1,001,394
Selling, general and administrative	5,500,837	2,663,171
Total operating expenses	7,133,190	3,664,565
Other income	33,398	13,064
Net loss	$(5,450,155)	$(2,490,103)

Total Revenue

Total revenue increased to $3.1 million for the three months ended March 31, 2020 from $2.3 million for the three months ended March 31, 2019, an increase of $0.7 million, or 32%. The increase in total revenue was achieved across all our products. The increase in total revenue was driven by growth achieved across our commercial software business, MJ Platform, in addition to our consulting business, and our government regulatory software business, Leaf Data Systems.

Software Revenue

Our total software revenue increased to $2.3 million for the three months ended March 31, 2020 from $2.0 million for the three months ended March 31, 2019, an increase of $0.3 million, or 16%. Total software revenue accounted for 76% and 87% of total revenue for the three months ended March 31, 2020 and 2019, respectively. The increase in software revenue was primarily driven by 11% growth in revenue from MJ Platform. This increase in software revenue was primarily the result of volume-driven increases from new business, which includes new customers, upgrades and additional subscriptions from existing customers. We continue to invest in a variety of customer programs and initiatives which, along with increasing adoption, have helped keep our attrition rate consistent as compared to the prior year. Consistent attrition rates play a role in our ability to maintain growth in our subscription revenues. Changes in the net price per user per month have not been a significant driver of revenue growth for the periods presented. Our software revenue during the three months ended March 31, 2020 was not significantly impacted by COVID-19, in most jurisdictions our customers were deemed “essential businesses” and continued operations. Revenue recognition for new customers in our pipeline may be delayed if the timing of implementation and onboarding is negatively impacted in future periods. The significance of the impact of the COVID-19 outbreak on our business and the duration for which it may have an impact cannot be determined at this time.

Software revenues generated from government customers under Leaf Data Systems increased by $0.2 million as a result of our contract with the State of Utah, which commenced in August 2019.

Consulting Revenue

Our consulting revenue includes revenue generated from consulting professional services delivered to prospective and current cannabis, hemp and CBD businesses and business operators. Our consulting revenue was $0.7 million for the three months ended March 31, 2020 compared to $0.2 million for the three months ended March 31, 2019, for an increase of $0.5 million, or 219%. The increase was driven by a higher volume of consulting activities and engagements during the period as we continue to experience strong demand for our consulting services in emerging states. Further, during the three-month period ended March 31, 2020, we serviced a large contract with a Midwest-based client for the preparation, completion and delivery of operational license applications for a portfolio of cultivation facilities. Consulting services are correlated to state legalizations and other regulatory expansion activity. As a result, individual period-over-period comparisons may experience variability depending on the timing of recent legislative changes. During the COVID-19 outbreak, state legislatures have turned their focus to the pandemic, tabling work on cannabis legislation. The significance of the impact of the COVID-19 outbreak on our business and the duration for which it may have an impact cannot be determined at this time.

Consulting revenue was 23% and 9% of total revenue for the three months ended March 31, 2020 and 2019, respectively. Due to the nature of consulting revenue and our dependence on emerging market activity as a driver of demand, the months in which we recognize consulting revenue has varied from period to period depending on whether state legislation has expanded to allow new market entrants or growth of existing market participant operations. We expect this variability to continue in future periods.

Other Revenue

Our other revenue represents revenue generated from the resale of point of sale hardware and labels. Other revenue decreased to $32,000 for the three months ended March 31, 2020 from $86,000 for the three months ended March 31, 2019, a decrease of $54,000, or 63%. Other revenue was 1% and 4% of total revenue for the three months ended March 31, 2020 and March 31, 2019, respectively.

Cost of Revenue and Gross Margin

Our cost of revenue for the three months ended March 31, 2020 was $1.4 million, an increase of $0.3 million, or 22%, as compared to cost of revenue for the three months ended March 31, 2019 of $1.2 million. The increase compared to the prior year’s quarter was primarily as a result of the costs incurred to service the new contract with the State of Utah of $0.2 million. With the completion of professional services related to implementation and our existing contracts transition to run and maintain mode, these costs are expected to decrease and level off in future periods. Software hosting costs have increased due primarily to higher transaction volumes. We intend to continue to invest additional resources in our enterprise software group to facilitate the adoption of our services. The timing of these expenses will affect our cost of revenues, both in terms of absolute dollars and as a percentage of revenues in future periods.

Our gross profit for the three months ended March 31, 2020 was $1.6 million, an increase of $0.5 million, or 42%, as compared to gross profit for the three months ended March 31, 2019 of $1.2 million. Our gross profit margin for the three months ended March 31, 2020 was 53.7%, an increase of 380 basis points as compared to gross profit margin for the three months ended March 31, 2019 of 49.9%. The increase compared to the three months ended March 31, 2019 was primarily as a result of increased consulting revenue and the minimal marginal cost to provide such services.

Because the applications and services available through the Leaf Data System are provided through relationships with third-party service providers, the costs are higher than those allocated from our employees’ salaries to support our MJ Platform and consulting contracts. Therefore, the gross profit margins from the government contracts are generally lower than those from our commercial software clients. Total costs of government revenues incurred by us, which are included in cost of revenues on the statement of operations, was $0.6 million and $0.5 million during the three months ended March 31, 2020 and 2019, respectively.

Operating Expenses

The following table presents operating expense line items for the three months ended March 31, 2020 and 2019 and the period-over-period dollar and percentage changes for those line items:

	Three Months Ended March 31,		Change
	2020	2019	Period over Period
Operating expenses:
Salary expenses, excluding Solo	$1,042,008	$981,318	$60,690	6%
Solo product development	327,567	—	327,567	nm
Other product development	262,778	20,076	242,702	nm
Product development	1,632,353	1,001,394	630,959	63%
Percentage of revenue	53%	43%

Sales and marketing	1,142,318	975,007	167,311	17%
Solo selling, general and administrative	198,208	—	198,208	nm
General and administrative salaries	1,735,749	1,159,060	576,689	50%
Merger related costs	—	195,000	(195,000)	(100)%
Acquisition related costs	1,097,283	—	1,097,283	nm
Other general and administrative	1,327,279	334,104	993,175	297%
Selling, general and administrative	5,500,837	2,663,171	2,837,666	107%
Percentage of revenue	179%	114%
Total operating expenses	$7,133,190	$3,664,565	$3,468,625	95%
Percentage of revenue	232%	157%

Our operating expenses increased to $7.1 million for the three months ended March 31, 2020 from $3.7 million for the three months ended March 31, 2019, an increase of $3.5 million, or 95%. The increase in operating expenses was driven by higher selling, general and administrative expenses, an increase of $2.8 million, or 107%, in addition to higher product development expenses, an increase of $0.6 million, or 63%.

Salary expenses for product development functions, excluding product development salaries for Solo, increased by $0.1 million, or 6%. Product development costs also increased $0.3 million as a result of our January 2020 acquisition of the controlling interest in Solo. Other product development costs increased by $0.2 million for the three months ended March 31, 2020, primarily related to recruiting costs. Our investments in product development were made to improve and extend our service offerings and develop new technologies. We expect that such costs will increase in absolute dollars and may increase as a percentage of revenues in future periods as we continue to invest in additional employees and technology to support the development of new, and improve existing, technologies and the integration of acquired technologies.

Selling, general and administrative expenses include sales and marketing expenses, including personnel costs, related to our marketing initiatives including payments to partners and marketing programs; general and administrative functions, such as executives, finance and other supporting departments; transaction related costs, professional fees; and facilities expenses. Changes in selling, general and administrative expenses for the three months ended March 31, 2020 compared to 2019 were as follows:

•        $1.1 million increase in acquisition related costs associated primarily with our acquisitions of Solo in January 2020, Trellis in April 2020 and Ample, planned for the summer for 2020, this increase was partially offset by a $0.2 million decrease in costs incurred in connection with the Mergers in June 2019;

•        $0.2 million increase due to the addition of Solo’s selling, general and administrative expenses;

•        $0.2 million, or 17%, increase in sales and marketing expenses primarily due to higher personnel costs;

•        $0.6 million increase in general and administrative personnel costs, $0.3 million of this increase is attributable to stock-based compensation recognized in 2020; and

•        $1.0 million increase in other general and administrative costs, primarily as a result of our investments in technology and other infrastructure to position ourselves for future growth and the cost of operating as a public company.

We plan to continue to invest in marketing and sales by expanding our domestic and international selling and marketing activities, building brand awareness, attracting new customers, and sponsoring additional marketing events. The timing of these marketing events will affect our marketing costs in a quarter. During the three months ended March 31, 2020, the COVID-19 pandemic resulted in the cancellation of travel and participation in marketing events, which reduced costs slightly relative to 2019.

Liquidity and Capital Resources

Cash Flows

Our cash and restricted cash balance were $14.8 million and $22.4 million as of March 31, 2020 and June 30, 2019, respectively. Cash flow information for the nine months ended March 31, 2020 and 2019 is as follows:

	Nine months ended March 31,
	2020	2019
Cash provided by (used in):
Operating activities	$(11,602,077)	$(6,357,935)
Investing activities	(202,281)	—
Financing activities	4,247,065	10,000,000
Net change in cash and restricted cash	$(7,557,293)	$3,642,065

Net cash used in operating activities increased to $11.6 million during the nine months ended March 31, 2020, from $6.4 million during the nine months ended March 31, 2019, an increase of $5.2 million. Cash used in operating activities during the nine months ended March 31, 2020 was primarily driven by the net loss of $12.6 million.

Net cash used in investing activities was $0.2 million during the nine months ended March 31, 2020, due to $0.3 million used to acquire minority stake in Zol Solutions, Inc, partially offset by $0.1 million of cash and restricted cash acquired in our acquisition of the majority stake in Solo. Please see Notes 7 and 3 to the Akerna condensed consolidated financial statements included in this proxy statement for more information about our investments in Zol Solutions, Inc. and Solo, respectively.

Net cash provided by financing activities totaled $4.2 million during the nine months ended March 31, 2020 due to receipt of proceeds from warrants exercised during the period. Net cash provided by financing activities totaled $10 million during the nine months ended March 31, 2019 as a result of proceeds raised in MJF Series C financing in August 2018. Upon the consummation of the Mergers, the Series C Preferred Units issued in connection with the transaction were converted into shares of Akerna common stock

Liquidity and Capital Resources

As of March 31, 2020, we had cash of $14.3 million, excluding restricted cash. We had a working capital balance of $13.1 million as of March 31, 2019, as compared to $21.8 million as of June 30, 2019.

Since our inception, we have incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. Although we have continuing negative cash flow from operations, the cash outflow since the Mergers is partially attributable to approximately $1.8 million in costs incurred in connection with specific transactions, including the Mergers and acquisitions completed or expected to close within the next twelve months. The transaction costs we expect to occur over the next twelve months are far less than the costs incurred during the nine months ended March 31, 2020. In addition, we are implementing a cost reduction plan during the fourth quarter 2020 that we expect to reduce recurring operating expenses between $2 million and $3 million annually. We anticipate our current cash will be sufficient to meet the working capital requirements for the next twelve months. From time to time, we may pursue various strategic business opportunities. These opportunities may include investment in or ownership of additional technology companies through direct investments, acquisitions, joint ventures and other arrangements. We can provide no assurance that we will successfully identify such opportunities or that, if we identify and pursue any of these opportunities, any of them will be consummated. Consequently, we may raise additional equity or debt capital or enter into arrangements to secure necessary financing to fund the completion of such strategic business opportunities, although no assurance can be provided that we will be successful in completing a future capital raise. The sale of additional equity could result in additional dilution to our existing stockholders, and financing arrangements may not be available to us, or may not be available in sufficient amounts or on acceptable terms. Our future operating performance will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 for a discussion of the risks related to our liquidity and capital structure.

Convertible Note Transaction

On June 8, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with two institutional investors (each a “Holder” and collectively the “Holders”) to sell a new series of senior secured convertible notes (the “Convertible Notes”) of the Company in a private placement (the “Private Placement”) to the Holders, in the aggregate principal amount of $17,000,000 having an aggregate original issue discount of 12%, and ranking senior to all outstanding and future indebtedness of the Company.

The Convertible Notes were sold on June 9, 2020 with an original issue discount pursuant to which the Holders paid $880 per each $1,000 in principal amount of the Convertible Notes and do not bear interest except upon the occurrence of an event of default.

The Company will use the proceeds from the sale of the Convertible Notes for general corporate purposes, but not, as covenanted in the SPA, directly or indirectly, for (i) the satisfaction of any indebtedness of the Company or any of its subsidiaries, (ii) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (iii) the settlement of any outstanding litigation.

The Convertible Notes mature on June 1, 2023, are payable by the Company in installments and are convertible at the election of the Holders as more fully described below.

Under the terms of the Convertible Notes, the Convertible Notes are convertible at any time, in whole or in part, at the option of the holders thereof, into shares of common stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $11.50.

The SPA contains customary representations and warranties of the Holders and the Company regarding the purchase and offer and sale of the Notes.

The Convertible Notes

Maturity and Repayment Dates

The Convertible Notes mature (the “Maturity Date”) on June 1, 2023.

Under the terms of the Convertible Notes, the Convertible Notes are convertible at any time, in whole or in part, at the option of the holders thereof, into shares of common stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $11.50.

The principal amount is payable in monthly installments beginning on October 1, 2020. Unless deferred by the holder, on installment dates from October 1, 2020 through, and including, January 4, 2021, $500,000 in principal amount will be payable, (y) with respect to the installment dates from, and including, February 1, 2021 through, and including, June 1, 2021, $825,000 in principal amount will be payable and (z) with respect to installment dates from, and including, July 1, 2021 through, and including, the earlier of the repayment of the Principal and the Maturity Date, $1,000,000 in principal amount will be payable. The Company may not prepay any portion of the principal amount nor interest, if any.

Interest

The Convertible Notes are being sold with an original issue discount and do not bear interest except upon the occurrence of an Event of Default (described below), in which event the applicable rate will be 15.00% per annum.

Conversion

The Convertible Notes are convertible at any time in whole or in part, at the option of the holders thereof, into shares of the common stock at a rate equal to the amount of principal, interest (if any) and unpaid late charges (if any), divided by a conversion price of $11.50 (the “Conversion Price”). The Conversion Price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

In connection with the occurrence of Events of Default, the holders of the Convertible Notes will be entitled to convert all or any portion of the Convertible Notes at an alternate conversion price equal to the lower of (i) the conversion price then in effect, and (ii) 80% of the lower of (x) the VWAP of the common stock as of the Trading Day immediately preceding the applicable date of determination and (y) the quotient of (A) the sum of the VWAP of the common stock for each of the two (2) Trading Days with the lowest VWAP of the common stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable date of determination, divided by (B) two (2), but not less than the Floor Price.

Conversion Limitation and Exchange Cap

The holders of the Convertible Notes will not have the right to convert any portion of the Convertible Notes, to the extent that, after giving effect to such conversion, such Holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of the common stock outstanding immediately after giving effect to such conversion. A holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

In addition, the Convertible Notes shall not be convertible to the extent the conversion would result in the Company issuing more shares of common stock than permitted under the rules of the Nasdaq Stock Market until such time as the Company shall have obtained stockholder approval.

Under the SPA, among other things, the Company agreed to hold a stockholder meeting, by no later than November 30, 2020 to approve resolutions authorizing the issuance of shares of common stock under the Convertible Notes for the purposes of compliance with the stockholder approval rules of the Nasdaq Stock Market. If such approval is not received by November 30, 2020 the Company will be obligated to continue to seek stockholder approval by February 28, 2021 and every three months thereafter until such approval is obtained.

Events of Default

The Convertible Notes are subject to certain customary events of default.

Off-Balance Sheet Arrangements

As of March 31, 2020, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Ample Organics Inc.
629 Eastern Avenue, Building B
Canada, Toronto, ON, M4M 1E4
Telephone: (866) 691-8407

Ample was incorporated under the Business Corporations Act (Ontario) on August 1, 2014. Based in Toronto, Ontario, Ample is a technology provider for cannabis businesses with a focus on providing solutions to Canadian LPs and other cannabis producers outside of Canada operating in accordance with applicable laws, to ensure cannabis cultivation operations remain compliant with the applicable regulatory landscape. Ample’s seed-to-sale platform allows cultivators to track and report every stage of their cannabis growing operations, production, and sales processes by implementing unique workflows and methods to ensure that traceability identifiers are attached to various entities at every stage of production and sale. Furthermore, the Ample technology provides insight and control for regulators by generating mandatory compliance reports on inventory, patients, physicians, and any other details required within a specific regulatory jurisdiction.

Ample currently has 74 full-time employees and provides services to over 120 LPs and 5 other licensed cannabis producers in Colombia, Jamaica, New Zealand, and Australia. Ample was a Deloitte FAST50 Company to Watch in 2018, placed 9th on the Deloitte FAST50 in 2019, and was ranked the 19th Top Growing Company in Canada by the Globe and Mail in 2019. Additionally, Ample is Service Organization Control (SOC) Type 2 certified.

In December 2018, Ample acquired Last Call Analytics (“LCA”), a retail analytics platform designed for the beverage alcohol industry, with a focus on allowing its customers to use data to empower retail operations and generate revenue growth. The platform ingests sales and product data from a wide variety of sources, normalizes and homogenizes the dataset, and displays the resultant analysis in a proprietary application. With the underlying technologies built by LCA, Ample has created AmpleData, a retail analytics platform for the cannabis industry that applies the same proven solution to data streams ingested from various points within the regulated supply chain.

The Ample Organics suite of products also includes:

•        AmpleCentral — a government reporting and tracking solution that uses proprietary tags to identify cannabis plants, biomass, and products as they move through the possession of various license holders within the supply chain, and ultimately, to patients or consumers. The software serves as the system of record within a jurisdiction, through which, every licensee must report their compliance information.

•        AmpleExchange — a software product designed to conduct the wholesale exchange of cannabis, accessories, and cannabis derivative products through a defined procurement process between producers, distributors, and retailers.

•        AmplePayments — an exclusive payment processing offering that, through partnerships with leading payment providers and financial institutions, provides credit card processing, electronic funds transfers, and PayPal merchant integration within the Ample Organics E-Commerce platform used by LPs across Canada.

•        AmpleCare — an API-first middleware solution that allows for the submission of both patient registration documents and medical documents in a secure electronic format to LPs using the Ample Organics seed-to-sale platform. This product enables clinics and healthcare practitioners to prescribe and register their patients directly from their clinic management or electronic medical record software in minutes instead of days.

•        AmpleLearn — a dynamic education and training platform designed to educate and onboard personnel working within a licensed cannabis company. Additionally, the platform and course content have been adopted by post-secondary institutions in Canada to be used when training students for a career in the cannabis industry.

Management’s Discussion and Analysis of Ample’s Financial Condition, Results of Operations, Properties and Other Information

The purpose of this Management’s Discussion and Analysis [“MD&A”] is to provide the reader with an overview of the consolidated financial position, operating results, and cash flows of Ample Organics Inc. [the “Company” or “Ample”] for the three-month periods ending March 31, 2020 and 2019 and the years ended December 31, 2019 and 2018. This MD&A should be read in conjunction with the Company’s unaudited condensed consolidated interim financial statements for the three-month periods ended March 31, 2020 and 2019, and the notes related thereto [the “Quarterly Financial Statements”] and the Company’s audited consolidated financial statements for the years ended December 31, 2019 and 2018, and the notes related thereto [the “Annual Financial Statements”].

This MD&A is presented as of June 11, 2020 and is current to that date unless otherwise stated. The financial information presented in this MD&A is derived from the Company’s Annual Financial Statements which were prepared in accordance with International Financial Reporting Standards [“IFRS”] as issued by the International Accounting Standards Board. All amounts are in Canadian dollars ($) except where otherwise indicated.

This MD&A contains forward-looking information. Forward-looking information is necessarily based on a number of opinions, estimates and assumptions that Ample considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the risk factors described below. There can be no assurance that such forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, prospective investors should not place undue reliance on forward-looking information, which speaks only as of the date made.

Overview

Ample Organics Inc. (“Ample”) was incorporated under the Business Corporations Act (Ontario) on August 1, 2014. Based in Toronto, Ontario, Ample is a technology provider for cannabis businesses with a focus on providing solutions to licensed producers under the Cannabis Act (Canada) (“LPs”) and other cannabis producers outside of Canada operating in accordance with applicable federal laws, to ensure cannabis cultivation operations remain compliant with the applicable regulatory landscape.

Ample’s seed-to-sale platform allows cultivators to track and report every stage of their cannabis growing operations, production, and sales processes by implementing unique workflows and methods to ensure that traceability identifiers are attached to various entities at every stage of production and sale. Furthermore, the Ample technology provides insight and control for regulators by generating mandatory compliance reports on inventory, patients, physicians, and any other details required within a specific regulatory jurisdiction. Ample currently has 74 full-time employees and provides services to over 120 LPs and 5 other licensed cannabis producers in Colombia, Jamaica, New Zealand, and Australia.

In December 2018, Ample acquired Last Call Analytics (“LCA”), a retail analytics platform designed for the beverage alcohol industry, with a focus on allowing its customers to use data to empower retail operations and generate revenue growth. The platform ingests sales and product data from a wide variety of sources, normalizes and homogenizes the dataset, and displays the resultant analysis in a proprietary application. With the underlying technologies built by LCA, Ample has created AmpleData, a retail analytics platform for the cannabis industry that applies the same proven solution to data streams ingested from various points within the regulated supply chain.

The Ample Organics suite of products also includes:

a)      AmpleCentral — a government reporting and tracking solution that uses proprietary tags to identify cannabis plants, biomass, and products as they move through the possession of various license holders within the supply chain, and ultimately, to patients or consumers. The software serves as the system of record within a jurisdiction, through which, every licensee must report their compliance information.

b)      AmpleExchange — a software product designed to conduct the wholesale exchange of cannabis, accessories, and cannabis derivative products through a defined procurement process between LPs, distributors, and retailers.

c)      AmplePayments — an exclusive payment processing offering that, through partnership with leading payment providers and financial institutions, provides credit card processing, electronic funds transfers, and PayPal merchant integration within the Ample Organics E-Commerce platform used by LPs across Canada.

d)      AmpleCare — an API-first middleware solution that allows for the submission of both patient registration documents and medical documents in a secure electronic format to LPs using the Ample Organics seed-to-sale platform. This product enables clinics and healthcare practitioners to prescribe and register their patients directly from their clinic management or electronic medical record software in minutes instead of days.

e)      AmpleLearn — a dynamic education and training platform designed to educate and onboard personnel working within a licensed cannabis company. Additionally, the platform and course content have been adopted by post-secondary institutions in Canada to be used when training students for a career in the cannabis industry.

Ample generates revenue primarily from the sale of its platform, which is sold on the basis of a monthly subscription fee and which is typically prepaid on a monthly basis. Ample offers its customers the flexibility to choose annual or multi-year contract terms, resulting in a relatively smooth revenue curve with good visibility into near-term revenue growth. Ample typically enter into subscription agreements its customers, with pricing based on the number of end users in the customer’s organization and the number of modules requested by the customer. Ample’s goal is to continue to grow revenues arising from its existing customer base as well as adding new subscription customers to its platform. Ample’s business does not have significant seasonal attributes.

Summary of Factors Affecting Ample’s Performance

Ample believes that the growth and future success the company’s business depends on many factors, including those described below. While each of these factors presents significant opportunities for the business, they also pose important challenges, some of which are discussed below.

Market adoption of Ample’s SaaS platform

Ample intends to continue to drive adoption of its SaaS platform by scaling its solutions to meet the needs of both new and existing customers of all types and sizes. Ample believes that there is significant potential to increase penetration of its total addressable market and attract new customers. Ample plans to do this by further developing its products and services as well as continuing to invest in marketing strategies tailored to attract new businesses to its platform, both in its existing geographies and new markets around the world. Ample plans to continue to invest in its platform to expand its customer base and drive market adoption. The success of its operations may fluctuate as Ample makes these investments.

Up-selling with existing customers

Ample’s existing customers represent a significant opportunity to up-sell additional functionality with limited incremental sales and marketing expense. Ample plans to continually invest in product development and sales and marketing to add additional solutions to its platform as well as increase the usage and awareness of its platform. Ample’s future revenue growth and its ability to achieve and maintain profitability is dependent upon its ability to maintain existing customer relationships and to continue to expand its customers’ use of Ample’s platform.

Scaling Ample’s sales and marketing team

Ample’s ability to achieve significant growth in future revenue will largely depend upon the effectiveness of its sales and marketing efforts. The majority of Ample’s sales and marketing efforts are accomplished in-house and Ample believes the strength of its sales and marketing team is critical to its success. Ample has invested, and intend to continue to invest meaningfully, in the expansion of its sales force and consequently, Ample anticipates that its headcount will continue to increase as a result of these investments.

Key Components of Results of Operations

Ample has always been operated and managed as a single economic entity, notwithstanding the fact that it has operations in multiple countries. There is one management team that directs the activities of all aspects of the company and it is managed centrally. As a result, Ample believes that it has one reporting segment, being the consolidated company. Over time, this may change as the company grows and when this occurs Ample will reflect the change in its reporting practice.

Revenue

Ample provides seed to sale compliance software for the licensed entities under the Cannabis Act in Canada. Ample’s product portfolio address the growing demand for smart technology in the new and highly regulated cannabis industry.

Ample generates revenue from the following two primary sources:

•        Recurring Subscriptions to Ample’s Platform and Related Products.    Ample’s customers enter into agreements that provide for recurring subscription fees. The majority of the customer agreements currently being entered into have a term of one year and is non-cancelable or cancelable with penalty. All the customer agreements generally automatically renew on a month-to-month basis unless cancelled by customers or a new contract is signed. Subscription revenue per contract will vary depending upon the particular products that each customer subscribes for, the number and type of users intended to utilize the platform and the term of the agreement. Subscription revenue is typically recognized evenly over the life of a contract, commencing on the in-service date and terminating on the end date of the agreement.

•        Professional Services.    Ample’s clients generally require support in implementing its product. This support can include system integration, application integration, user training and any required process-change analysis. Normally, these services are purchased at the same time as the original customer agreement is completed. When customer agreements are renewed, there is not typically a need for additional professional services so as overall revenue increases over time, the percentage of revenue that is generated from professional services will decrease. Revenues derived from professional services are recognized over the term that the service is provided and proportionately to the work performed.

Cost of Sales

Cost of sales is comprised of costs of the cloud-based infrastructure and monitoring related to hosting its platform and related products as well as the delivery of professional services. Significant expenses included in cost of sales include employee wages and benefits expenses as well as hardware and software costs.

Operating Expenses

Our primary operating expenses are as follows:

•        General and administrative.    General and administrative expenses are comprised primarily of employee salaries and benefits expenses for its administrative, finance, legal and human resources teams, consulting and professional fees, and general office and administrative expenses. As the Company grows, Ample expects that general and administrative expenses will decrease as a percentage of revenue.

•        Sales and marketing.    Sales and marketing expenses are comprised primarily of employee salaries and benefits related to its sales and marketing teams. To implement its growth strategy, Ample intends to continue to grow its sales and marketing teams. As the Company continues to grow, Ample expects sales and marketing expenses to increase, while these expenses may fluctuate from year to year, consistent with its overall growth.

•        Research and development.    Research and development expenses are comprised primarily of employee salaries and benefits related to its research and development team, consulting and professional fees, and outsourced software development costs. Ample’s research and development team is focused on both continuous improvement in its existing platform, as well as developing new product modules and features. In the immediate future, as Ample’s growth continues, Ample expects its research and development costs to increase proportionately. However, over time Ample believes it is reasonable to expect that they would decline as a percentage of revenue.

•        Share-based compensation.    Share-based compensation expenses are comprised of the value of stock options granted to employees expensed over the vesting period of the options.

•        Depreciation and amortization.    Depreciation expense primarily relates to depreciation on intangibles, property and equipment and right-of-use assets. Property and equipment are comprised of leasehold improvements, furniture and equipment, and computer hardware. Right-of-use asset relates to the adoption of IFRS 16 on January 1, 2019 which requires all major leases to be recognized on the statement of financial position.

Other Expenses

•        Finance costs.    These costs include interest on short-term debt and lease liabilities, as well as transaction costs for and loss on modification of short-term debt.

•        Loss on change in fair value of preferred share liabilities.    This relates to the change in the fair value of preferred shares and warrants convertible into preferred shares that fluctuate with the estimated value of the Company’s common shares and the number of common shares and preferred shares outstanding.

•        Other expense.    In 2019, other expense relates to an impairment loss on a financial asset that is expected to be other than temporary.

Review of Operations for the Three-Month Periods Ended March 31, 2020 and 2019

Three months ended March 31,	2020 $	2019 $	Change $	Change %
Revenue	1,874,726	1,715,983	158,743	9%
Cost of sales	708,466	1,085,636	(377,170)	-35%
Gross profit	1,166,260	630,347	535,913	85%

General and administrative expenses	738,965	869,992	(131,027)	-15%
Sales and marketing	375,861	578,330	(202,469)	-35%
Research and development	850,080	2,280,974	(1,430,894)	-63%
Share-based compensation	134,867	120,820	14,047	12%
Depreciation and amortization	260,581	246,097	14,484	6%
Finance costs	308,841	111,598	197,243	177%
Loss on fair value of preferred share liabilities	—	1,816,139	(1,816,139)	-100%
Deferred income tax recovery	(21,984)	(25,367)	3,383	-13%
Net loss and comprehensive loss for the year	(1,480,951)	(5,368,236)	3,887,285	-72%

The following discussion includes an explanation of the primary factors in changes in operations for the three-month period ended March 31, 2020 and 2019.

Revenue

Revenue was $1,874,726 for the three-month period ended March 31, 2020, an increase of $158,743 or 9% compared to $1,715,983 for the same period in 2019. For the three-months ended March 31, 2020, revenue from recurring subscriptions was $1,477,671, professional services was $198,432, and hardware and other services was $198,623 (2019 — $911,039, $203,965 and $600,979, respectively). The increase was primarily attributable to revenue from new customers, largely new LPs, and the associated professional services provided for new subscriptions.

Cost of Sales/Gross Profit

	2020 $	2019 $	Change $	Change %
Cost of sales	708,466	1,085,636	(377,170)	-35%
Gross profit	1,166,260	630,347	535,913	85%
Gross profit as a percentage of revenue	62%	37%

For the three-month ended March 31, 2020, direct costs were $708,466, a decrease of $377,170 or 35% compared to $1,085,636 for the same period in 2019. The decrease was primarily the result of the lower customer service and operations personnel cost required to support the increase in revenue achieved as well as the transition of Company’s infrastructure from on-client premises to cloud hosting in 2019.

Gross profit, being revenue less cost of sales, increased by $535,913 or 85% to $1,166,260 for the three months ended March 31, 2020 from $630,347 for the same period in 2019. The increase in gross profit as a percentage of revenue from 37% in 2019 to 62% in 2020 was primarily due to the transition of the Company’s infrastructure from on-client premises to cloud hosting in 2019. As the Company realizes the benefits of scale in its infrastructure cost structure, Ample anticipates that it will realize improved gross profit as a percentage of revenue.

Operating Expenses

	2020 $	2019 $	Change $	Change %
General and administrative expenses	738,965	869,992	(131,027)	-15%
Sales and marketing	375,861	578,330	(202,469)	-35%
Research and development	850,080	2,280,974	(1,430,894)	-63%
Share-based compensation	134,867	120,820	14,047	12%
Depreciation and amortization	260,581	246,097	14,484	6%
Total operating expenses	2,360,354	4,096,213	(1,735,859)	-42%

(as a percentage of revenue)
General and administrative expenses	39%	51%
Sales and marketing	20%	34%
Research and development	45%	133%
Share-based compensation	7%	7%
Depreciation and amortization	14%	14%
Total operating expenses	126%	239%

General and Administrative Expenses

General and administrative expenses decreased by $131,027 or 15% to $738,965 for the three months ended March 31, 2020 compared to $869,992 for the same period in 2019. The decrease was primarily attributable to a decrease in personnel required to support the Company’s growing operations. General and administrative expenses as a percentage of revenue decreased from 51% in 2019 to 39% in 2020 as a result of the decrease.

Sales and Marketing Expenses

Sales and marketing expenses decreased by $202,469 or 35% to $375,861 for the three months ended March 31, 2020 compared to $578,330 for the same period in 2019. The decrease was primarily attributable to a decrease in the number of employees to support the growing business, as well as decreased international sales efforts. Sales and marketing as a percentage of revenue decreased from 34% in 2019 to 20% in 2020 as a result of the decrease.

Research and Development Expenses

Research and development expenses decreased by $1,430,894 or 63% to $850,080 for the three months ended March 31, 2020 compared to $2,280,974 for the same period in 2019. The decrease was primarily attributable to the Company’s reduced focus on maintaining and improving its platform and developing related new products. Research and development expenses as a percentage of revenue dropped from 133% in 2019 to 45% due to the decrease.

Share-based Compensation

Share-based compensation expense increased by $14,047 or 12% to $134,867 for the three months ended March 31, 2020 compared to $120,820 for the same period in 2019. The increase was primarily attributable to additional stock options granted later in 2019 at higher fair values. Share-based compensation as a percentage of revenue remained consistent between 2019 and 2020.

Depreciation and Amortization

Depreciation expense increased by 14,484 or 6% to $260,581 for the three months ended March 31, 2020, compared to $246,097 for the same period in 2019. The increase was primarily attributable to the depreciation of new additions to property and equipment made subsequent to March 31, 2019. Depreciation and amortization as a percentage of revenue remained consistent between 2019 and 2020.

Non-operating Items

	2020 $	2019 $	Change $	Change %
Finance costs	308,841	111,599	197,242	177%
Loss on fair value of preferred share liabilities	—	1,816,139	(1,816,139)	-100%
Deferred income tax recovery	(21,984)	(25,367)	3,383	-13%

Finance Costs

Finance costs were $308,841 for the three months ended March 31, 2020 compared to $111,599 for the same period in 2019. The increase was primarily attributable to the interest on short-term debt entered into subsequent to March 31, 2019.

Loss on Fair Value of Preferred Share Liabilities

The Company’s preferred shares and warrants convertible into preferred shares are accounted for as financial liabilities since they are convertible into a variable number of common shares dependent on antidilution provisions. As such, they are recorded at their fair value every period end, with the changes in fair value reflected in the statement of loss and comprehensive loss. The loss on fair value of preferred share liabilities of $nil for the three months ended March 31, 2020 is a result of the no change in the fair value of the preferred share liabilities since December 31, 2020. The loss on fair value of preferred share liabilities was $1,816,139 for the three months ended March 31, 2019 due to the increase in the fair value of the preferred share liabilities.

Selected Annual Information

Three months ended March 31,	2020 $	2019 $	Change $	Change %
Revenue	1,874,726	1,715,983	158,743	9%
Net loss	(1,480,951)	(5,368,236)	3,887,285	-72%
	March 31, 2020 $	December 31, 2019 $	Change $	Change %
Total assets	13,190,831	13,403,618	(212,787)	-2%
Total current liabilities	8,320,856	7,209,571	1,111,285	15%
Total non-current liabilities	17,120,130	17,098,118	22,012	0%

See “Results of Operations for the Three-Months Period Ended March 31, 2020 and 2019” in this MD&A for a more detailed discussion of the period-over-period changes in revenue and net loss.

Total Assets

Total assets decreased $212,787 or 2% from December 31, 2019 to March 31, 2020 primarily due to $260,581 of depreciation and amortization recorded for the period, while there were no additions to right-of-use assets, property and equipment, and intangible assets during the period. In addition, prepaid expenses decreased by $100,987 which was offset by an increase in cash of $157,960.

Total Current Liabilities

Total current liabilities increased $1,111,285 or 15% from December 31, 2019 to March 31, 2020 primarily due to a $1,033,243 increase in short-term debt to fund the Company’s growth.

Total Non-current Liabilities

Total non-current liabilities increased $22,012 or 0% from December 31, 2019 to March 31, 2020 primarily due to the issuance of 81,600 warrants exercisable for Class A-3 preferred shares resulting from the issuance of short-term debt during the period offset by the reduction of lease liability as payments for the period were made and a reduction in deferred tax liability.

Liquidity, Capital Resources and Financing

Overview

The general objectives of Ample’s capital management strategy are to preserve its capacity to continue operating, provide benefits to its stakeholders and provide an adequate return on investment to its shareholders by selling the company’s platform and services at a price that is commensurate with the level of operating risk assumed by Ample. Ample thus determines the total amount of capital required consistent with risk levels. This capital structure is adjusted on a timely basis depending on changes in the economic environment and risks of the underlying assets.

Working Capital

Our primary source of cash flow is revenue from operations of $1.9 million and capital raises for short-term debt financing totalling $1 million since December 31, 2019. Ample’s approach to managing liquidity is to ensure, to the extent possible, that the company always has sufficient liquidity to meet its liabilities as they become due.

Working capital deficiency as at March 31, 2020 was $5.4 million. On December 18, 2019, the Company entered into a definitive agreement to be acquired by Akerna Corp. (“Akerna”) whereby Akerna will acquire all issued and outstanding shares of the Company for up to $60.0 million (US$45.6 million). The purchase consideration consists of $7.5 million in cash (US$5.7 million) and $42.5 million (US$32.3 million) in Akerna shares on close, as well as contingent consideration of up to $10.0 million (US$7.6 million) in deferred share-based consideration upon the Company’s achievement of certain revenue targets in 2020. The transaction is expected to close in mid-2020. The Company expects the transaction to provide sufficient funding to meet its objectives stated above.

In the event that the Akerna Transaction does not close, the Company is dependent on raising further capital in the form of equity, debt, or instruments convertible into equity to fund its capital and operating expenses in excess of revenue until such time that it reaches cash break-even. While the Company has successfully raised capital in the past, there can be no assurance that the Company will be successful in raising additional funds in the future.

Cash Flows

The following table presents cash and cash equivalents as at March 31, 2020 and December 31, 2019, and cash flows from operating, investing, and financing activities for the three-month periods ended March 31, 2020 and 2019:

	March 31, 2020 $	December 31, 2019 $
Cash	1,144,834	986,874
Three months ended March 31,	2020 $	2019 $
Net cash provided by (used in):
Operating activities	(634,524)	(2,809,083)
Investing activities	—	(97,727)
Financing activities	792,484	2,550,903
Net increase (decrease) in cash	157,960	(355,907)

Cash Flows Used in Operating Activities

Cash flows used in operating activities for the three months ended March 31, 2020 was $634,524 compared to $2,809,083 for the same period in 2019. The decrease in cash flows used in operating activities was primarily the result of a decrease in net loss to fund the growth of the Company in the year.

Cash Flows Used in Investing Activities

Cash flows used in investing activities was $nil for the three months ended March 31, 2020 compared to $97,727 of cash used for the same period in 2019. The decrease was due to no purchases of property and equipment for the three months ended March 31, 2020 compared to the same period in 2019.

Cash Flows Provided by Financing Activities

Cash flows provided by financing activities was $792,484 for the three months ended March 31, 2020 compared to $2,550,903 for the same period in 2019. The decrease was driven by lower cash flows provided by financing activities for the period ended March 31, 2020 relative to common share and short-term debt issuances for the same period in 2019.

Review of Operations for the Years Ended December 31, 2019 and 2018

Years ended December 31	2019 $	2018 $	Change $	Change %
Revenue	7,420,199	6,436,876	983,323	15%
Cost of sales	4,363,863	3,291,566	1,072,297	33%
Gross profit	3,056,336	3,145,310	(88,974)	-3%
General and administrative expenses	3,520,720	2,283,351	1,237,369	54%
Sales and marketing	2,079,045	1,616,103	462,942	29%
Research and development	4,777,996	4,737,175	40,821	1%
Share-based compensation	381,617	260,790	120,827	46%
Depreciation and amortization	928,393	162,853	765,540	470%
Finance costs	2,143,031	5,409	2,137,622	39520%
Loss on fair value of preferred share liabilities	7,312,638	776,000	6,536,638	842%
Other expense	25,000	—	25,000	100%
Deferred income tax recovery	(91,320)	—	(91,320)	100%
Net loss and comprehensive loss for the year	(18,020,784)	(6,696,371)	(11,324,413)	169%

The following discussion includes an explanation of the primary factors in changes in operations for the year ended December 31, 2019.

Revenue

Revenue was $7,420,199 for the year ended December 31, 2019, an increase of $983,323 or 15% compared to $6,436,876 for the same period in 2018. For the year ended December 31, 2019, revenue from recurring subscriptions was $5,001,026, professional services was $727,792, and hardware and other services was $1,691,381 (2018 — $2,402,140, $1,337,707 and $2,697,029, respectively). The increase was primarily attributable to revenue from new customers, largely new LPs, and the associated professional services provided for new subscriptions.

Cost of Sales/Gross Profit

	2019 $	2018 $	Change $	Change %
Cost of sales	4,363,863	3,291,566	1,072,297	33%
Gross profit	3,056,336	3,145,310	(88,974)	-3%
Gross profit as a percentage of revenue	41%	49%

For the year ended December 31, 2019, direct costs were $4,363,863, an increase of $1,072,297 or 33% compared to $3,291,566 for the same period in 2018. The increase was primarily the result of the higher customer service and operations personnel cost required to support the increase in revenue achieved as well as the transition of Company’s infrastructure from on-client premises to cloud hosting in 2019.

Gross profit, being revenue less cost of sales, decreased from by $88,974 or 3% to $3,056,336 for the year ended December 31, 2019 from $3,145,310 for the same period in 2018. The decrease in gross profit as a percentage of revenue from 49% in 2018 to 41% in 2019 was primarily due to the transition of the Company’s infrastructure from on-client premises to cloud hosting in 2019. As the Company realizes the benefits of scale in its infrastructure cost structure, Ample anticipates that it will realize improved gross profit as a percentage of revenue.

Operating Expenses

	2019 $	2018 $	Change $	Change %
General and administrative expenses	3,520,720	2,283,351	1,237,369	54%
Sales and marketing	2,079,045	1,616,103	462,942	29%
Research and development	4,777,996	4,737,175	40,821	1%
Share-based compensation	381,617	260,790	120,827	46%
Depreciation and amortization	928,393	162,853	765,540	470%
Total operating expenses	11,687,771	9,060,272	2,627,499	29%

(as a percentage of revenue)
General and administrative expenses	47%	35%
Sales and marketing	28%	25%
Research and development	64%	74%
Share-based compensation	5%	4%
Depreciation and amortization	13%	3%
Total operating expenses	157%	141%

General and Administrative Expenses

General and administrative expenses increased by $1,237,369 or 54% to $3,520,720 for the year ended December 31, 2019 compared to $2,283,351 for the same period in 2018. The increase was primarily attributable to an increase in personnel required to support the Company’s growing operations. This was partially offset by a decrease in rent expense as a result of adopting IFRS 16 effective January 1, 2019. As a result, rent expense for leased assets are reflected in depreciation and amortization and finance costs instead.

Sales and Marketing Expenses

Sales and marketing expenses increased by $462,942 or 29% to $2,079,045 for the year ended December 31, 2019 compared to $1,616,103 for the same period in 2018. The increase was primarily attributable to an increase in the number of employees to support the growing business, as well as increased international sales efforts. Sales and marketing as a percentage of revenue remained relatively consistent year over year.

Research and Development Expenses

Research and development expenses increased by $40,821 or 1% to $4,777,996 for the year ended December 31, 2019 compared to $4,737,175 for the same period in 2018. The increase was primarily attributable to the Company’s continued focus on maintaining and improving its platform and developing related new products. Research and development expenses will continue to grow as the Company maintains its efforts to keep its product at the leading edge of technology and build new features on the current platform.

Share-based Compensation

Share-based compensation expense increased by $120,827 or 46% to $381,67 for the year ended December 31, 2019 compared to $260,790 for the same period in 2018. The increase was primarily attributable to additional stock options granted in 2019 at higher fair values and a full year vesting of stock options granted in the latter half of 2018.

Depreciation and Amortization

Depreciation expense increased over four-fold to $928,393 for the year ended December 31, 2019 compared to $162,853 for the same period in 2018. The increase was primarily attributable to the amortization of intangible assets as part of the acquisition of LCA in December 2018 as well as the impact of the adoption of IFRS 16 on January 1, 2019 which requires recognition of right-of-use assets for all major leases that are depreciated over the term of the respective leases.

Non-operating Items

	2019 $	2018 $	Change $	Change %
Finance costs	2,143,031	5,409	2,137,622	39520%
Loss on fair value of preferred share liabilities	7,312,638	776,000	6,536,638	842%
Other expense	25,000	—	25,000	100%
Deferred income tax recovery	(91,320)	—	(91,320)	100%

Finance Costs

Finance costs were $2,143,031 for the year ended December 31, 2019 compared to $5,409 for the same period in 2018. The increase was primarily attributable to the interest on short-term debt entered into 2019 and the impact of debt modification during the year, as the increases in the fair value of the debt was reflected as finance costs.

Loss on Fair Value of Preferred Share Liabilities

The Company’s preferred shares and warrants convertible into preferred shares are accounted for as financial liabilities since they are convertible into a variable number of common shares dependent on antidilution provisions. As such, they are recorded at their fair value every period end, with the changes in fair value reflected in the statement of loss and comprehensive loss. The loss on fair value of preferred share liabilities of $7,312,638 for the year ended December 31, 2019 is a result of the increase in the estimated value of the Company as evidenced by the price of the proposed acquisition of the Company by Akerna Corp. announced on December 18, 2019. Refer to the Liquidity, Capital Resources and Financing section below for further details. The impact in the year ended December 31, 2019 was greater than that of the same period in 2018 due to the issuance of common share units and preferred share units in 2019 at higher prices than in 2018 and the estimated increase in the fair value of the Company.

Selected Annual Information

	2019 $	2018 $	Change $	Change %
Revenue	7,420,199	6,436,876	983,323	15%
Net loss	(18,020,784)	(6,696,371)	(11,324,413)	169%
Total assets	13,403,618	11,174,856	2,228,762	20%
Total current liabilities	7,209,571	5,534,623	1,674,948	30%
Total non-current liabilities	17,098,118	5,674,499	11,423,619	201%

See “Results of Operations for the Years Ended December 31, 2019 and 2018” in this MD&A for a more detailed discussion of the year-over-year changes in revenue and net loss.

Total Assets

Total assets increased $2,228,762 or 20% from December 31, 2018 to December 31, 2019 primarily due to a $2,657,120 increase for right of use assets as a result of the adoption of IFRS 16 effective January 1, 2019. This was partially offset by a $331,840 decrease in intangible assets for amortization and a $80,729 decrease in trade and other receivables based on improved collection efforts.

Total Current Liabilities

Total current liabilities increased $1,674,948 or 30% from December 31, 2018 to December 31, 2019 primarily due to a $1,144,403 increase in short-term debt to fund the Company’s growth. In addition, the adoption of IFRS 16 on January 1, 2019 resulted in an $544,226 increase for current lease liabilities as at December 31, 2019.

Total Non-current Liabilities

Total non-current liabilities increased $11,423,619 or 201% from December 31, 2018 to December 31, 2019 primarily due to a $7,312,638 loss on fair value of preferred share liabilities given the increase in the fair value of the preferred shares and warrants convertible preferred shares as a result of new common share units and preferred share units issued in the year ended December 31, 2019. The issuance of preferred share units in 2019 also increased non-current liabilities by $1,089,073. Moreover, the adoption of IFRS 16 on January 1, 2019 resulted in an $3,113,228 increase for non-current lease liabilities as at December 31, 2019.

Liquidity, Capital Resources and Financing

Overview

The general objectives of Ample’s capital management strategy are to preserve its capacity to continue operating, provide benefits to its stakeholders and provide an adequate return on investment to its shareholders by selling the company’s platform and services at a price that is commensurate with the level of operating risk assumed by Ample. Ample thus determines the total amount of capital required consistent with risk levels. This capital structure is adjusted on a timely basis depending on changes in the economic environment and risks of the underlying assets.

Working Capital

Our primary source of cash flow is revenue from operations of $7.4 million and capital raises for common shares, preferred shares and related warrants totalling $7.1 million and short-term debt financing totalling $6.3 million since 2018. Ample’s approach to managing liquidity is to ensure, to the extent possible, that Ample always has sufficient liquidity to meet its liabilities as they become due.

Working capital deficiency as at December 31, 2019 was $4.3 million.

Cash Flows

The following table presents cash and cash equivalents as at December 31, 2019 and 2018, and cash flows from operating, investing, and financing activities for the years ended December 31, 2019 and 2018:

	2019 $	2018 $
Cash	986,874	1,062,209
Net cash provided by (used in):
Operating activities	(7,176,310)	(6,501,887)
Investing activities	(147,418)	(4,498,540)
Financing activities	7,248,393	10,905,069
Net increase (decrease) in cash	(75,335)	(95,358)

Cash Flows Used in Operating Activities

Cash flows used in operating activities for the year ended December 31, 2019 was $7,176,310 compared to $6,501,887 for the same period in 2018. The increase in cash flows used in operating activities was primarily the result of an increase in net loss to fund the growth of the Company in the year.

Cash Flows Used in Investing Activities

Cash flows used in investing activities was $147,418 for the year ended December 31, 2019 compared to $4,498,540 of cash used for the same period in 2018. The decrease was driven by the non-recurring acquisition of LCA in 2018 and a decrease in purchases of property and equipment for the year ended December 31, 2019 compared to the same period in 2018.

Cash Flows Provided by Financing Activities

Cash flows provided by financing activities was $7,248,393 for the year ended December 31, 2019 compared to $10,905,069 for the same period in 2018. The decrease was driven by repayments of short-term debt in 2019 where was there were no debt repayments in 2018, partially offset by greater cash flows provided by financing activities for short-term debt in 2019.

Short-term Debt

The Company entered into separate short-term debt arrangements on each of September 25, 2019 and October 1, 2019 bearing interest of 12% per annum in the amounts of $2 million maturing on September 25, 2020 and $2.5 million maturing on October 1, 2020, respectively. On March 9, 2020 the Company entered into a supplemental advance of $1 million bearing interest of 14% per annum maturing on October 1, 2020.

Contractual Obligations

Ample does not have contractual obligations as at March 31, 2020 and December 31, 2019 other than lease liabilities and short-term debt as presented in the consolidated statement of financial position. The short-term debt matures by October 1, 2020. The lease liabilities are subject to payments until February 22, 2028.

Off-Balance Sheet Arrangements

Ample has no off-balance sheet arrangements as at March 31, 2020 and December 31, 2019. From time to time, Ample may be contingently liable with respect to litigation and claims that arise in the normal course of operations.

Related Party Transaction

Ample has no related party transactions, other than those noted in its consolidated financial statements, which are summarized below. These related party transactions are with key management personnel with the authority to plan, direct and control activities of the Company, directly or indirectly, including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer and equivalent, and Directors.

Compensation expense for the Company’s key management personnel are as follows:

	2019 $	2018 $
Salaries and benefits	689,903	624,347
Share-based compensation	129,681	90,625
	819,584	714,972

During the year ended December 31, 2019, the Company paid $9,341 (2018 — $nil) of legal fees on behalf of employees.

Financial Instruments and Other Instruments

Credit Risk

Generally, the carrying amount in Ample’s consolidated statement of financial position exposed to credit risk, net of any applicable provisions for losses, represents the maximum amount exposed to credit risk.

Our credit risk is primarily attributable to Ample’s cash and cash equivalents and trade receivables. Ample does not require guarantees from its customers. Credit risk with respect to cash and cash equivalents is managed by maintaining balances only with high credit quality financial institutions.

Due to Ample’s diverse customer base, there is no particular concentration of credit risk related to its trade receivables. Moreover, balances for trade receivables are managed and analyzed on an ongoing basis to ensure allowances for doubtful accounts, which are established and maintained at an appropriate amount.

Ample estimates anticipated losses from doubtful accounts based upon the expected collectability of all accounts receivable, which estimate takes into account the number of days past due, collection history, identification of specific customer exposure and current economic trends. An impairment loss on trade receivables is calculated as the difference between the carrying amount and the present value of the estimated future cash flow. Impairment losses are charged to general and administrative expense in the consolidated statements of loss and comprehensive loss. Receivables for which an impairment provision was recognized are written off against the corresponding provision when it is deemed uncollectible.

The maximum exposure to credit risk at the date hereof is the carrying value of each class of receivables mentioned above. Ample does not hold any collateral as security.

Critical Accounting Policies and Estimates

The preparation of Ample’s consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Ample reviews these estimates on an ongoing basis based on management’s best knowledge of current events and actions that the company may undertake in the future. Actual results could differ from these estimates. Areas requiring the most significant estimates and judgments are outlined below. Management has determined that the company operate in a single operating and reportable segment.

Revenue Recognition

Multi-element or bundled contracts require an estimate of the relative fair value of separate elements. The Company assesses the criteria for the recognition of revenue related to arrangements that have multiple components. These assessments require judgment by management to determine if there are separately identifiable components as well as how to allocate the total price among the components. Deliverables are accounted for as separately identifiable components if they can be understood without reference to the series of transactions as a whole. In concluding whether components are separately identifiable, management considers the transaction from the customer’s perspective. Among other factors, management assesses whether the service or product is sold separately by the Company in the normal course of business or whether the customer could purchase the service or product separately.

Valuation of share-based payments, warrants and Class A-3 Preferred Shares

The Company measures the costs for share-based payments, warrants and Class A-3 Preferred Shares using market-based option valuation techniques. Assumptions are made and estimates are used in applying the valuation techniques. These include estimating the future volatility of the share price, expected dividend yield, expected risk-free interest rate and the rate of forfeiture. Such estimates and assumptions are inherently uncertain. Changes in these assumptions affect the fair value estimates of share-based payments, warrants and Class A-3 Preferred Shares.

Change in Accounting Policies

Leases

The Company has adopted IFRS 16 with an initial adoption date of January 1, 2019. The Company utilized the modified retrospective approach to adopt the new standard and therefore comparative information has not been restated and continues to be reported under IAS 17, Leases and related interpretations.

IFRS 16 specifies how leases will be recognized, measured, presented and disclosed and it provides a single lessee model requiring lessees to recognize right-of-use assets and lease liabilities for all major leases. The Company’s accounting policy under IFRS 16 is as follows:

At contract inception, the Company assesses whether a contract is, or contains, a lease based on whether the contract conveys the right of control for the use of an identified asset for a period of time in exchange for consideration. The Company recognizes a right-of-use asset (“ROU asset”) and a lease liability at the lease commencement date. The ROU asset primarily relates to office leases and is initially measured based on the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of the costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received. The assets are depreciated to the earlier of the end of useful life of the ROU asset or the lease term using the straight-line method as this most closely reflects the expected pattern of the consumption of the future economic benefits. The lease term includes periods covered by an option to extend if the Company is reasonably certain it will exercise such option. In addition, the ROU asset can be periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate. The weighted-average rate applied is 6.5%.

Lease liability is measured at the amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount if the ROU asset has been reduced to zero. The Company has elected to apply the practical expedient not to recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less and for leases of low value assets. The lease payments associated with those leases is recognized as an expense on a straight-line basis over the lease term.

The cumulative effect of the changes made to the January 1, 2019 consolidated statement of financial position for the adoption of IFRS 16 is as follows:

	Balance at December 31, 2018	IFRS 16 adjustments	Balance at January 1, 2019
Assets
Current assets:
Trade and other receivables	1,630,439	202,170	1,832,609

Non-current assets:
Property and equipment, net	1,672,986	383,294	2,056,280
Right-of-use-assets, net	—	3,034,001	3,034,001

Liabilities
Current liabilities:
Lease liabilities	—	544,822	544,822

Non-current liabilities:
Lease liabilities	—	3,419,477	3,419,477

Shareholders’ equity
Deficit	(7,574,359)	(344,834)	(7,919,193)

Authorized Share Capital

As at December 31, 2019, the authorized share capital of the Company consists of an unlimited number of common shares and 5,304,000 Class A Preferred Shares, issuable in series, of which 3,000,000 are designated as Class A-1 Preferred Shares, 1,500,000 are designated as Class A-2 Preferred shares and 804,000 are designated as Class A-3 Preferred Shares.

As at March 31, 2020, the authorized share capital of the Company consists of an unlimited number of common shares and 5,304,000 Class A Preferred Shares, issuable in series, of which 3,000,000 are designated as Class A-1 Preferred Shares, 1,500,000 are designated as Class A-2 Preferred shares and 885,600 are designated as Class A-3 Preferred Shares.

There have been no changes in or disagreements with accountants on accounting and financial disclosure.

Solo Sciences, Inc.
50 Milk St.
Boston Massachusetts, 02109
Telephone: (617) 669-9100

Solo was incorporated in Delaware on January 2, 2018. Based in Boston, Massachusetts, Solo is a technology provider for legal cannabis businesses with a focus on providing a cannabis tracking technology which provides seed-to-sale-to-self data throughout a product’s lifecycle and empowers consumers with the ability to confirm the quality and authenticity of a product they have purchased.

Solo uses proprietary technology to place a unique encrypted arrangement of patterns (“a digital signature”) onto individual packaging labels. The Solo technology is significantly lower cost and more secure than traditional tagging technologies like radio-frequency identification. The technology includes a free consumer mobile application, granting end-users and regulatory agencies the ability to track products in the supply chain, verify their authenticity and learn more detailed information about the product such as its origins and ingredients.

The Solo technology platform also enables brands to connect directly with consumers. Through it, product creators can provide end users with push notifications, targeted news, product insights, loyalty points, etc. Brands embrace the platform as it enables them to increase their revenues and create a more tailored marketing experience. Customers benefit from product incentives while gaining trust in the products they are buying and consuming.

Solo currently has nine full-time employees and three consultants. In 2019, Solo was selected for the CNBC Upstart 100, a list of the world’s 100 most promising startups. Competing companies came from a diverse group of global nominees representing nearly every sector like enterprise software, finance, insurance, health care, and retail. Co-founder and Head of Partnerships, Katie Flannery, was also awarded the Silver Executive of the Year Award in the 2019 Stevie Awards for Female Business Services. The Stevie Awards, presented by American Business Awards organization, serve as an indicator of the increasing numbers of women shaping the business world as entrepreneurs and leaders.

Solo has developed several key partnerships including 14th Round (a leading cannabis packaging innovator 14th Round and the number one vaporizer and packaging supplier in North America), the Global Alliance for Cannabis Commerce (a trade organization representing a major cross-section of the global cannabis industry), and the Utah Department of Health and Department of Agriculture (Solo won a joint contract with Akerna and will be a key tagging and technology component in a closed-loop system used by all Utah cannabis licensees as the state’s primary tracking system at the retail, wholesale, cultivation and manufacturing levels.)

The current Solo product offering includes the following:

•        solo*CODE:    Proprietary coding technology which places a unique encrypted arrangement of patterns onto the label on every individual product package — rather than every batch or SKU. This low-cost process allows end-users and regulatory agencies the ability to easily scan a product with a free mobile app, verify its authenticity, pull up data about the item, and confirm that it is not a potentially dangerous counterfeit or fake product from an illicit source.

•        solo*TAG:    A seed-to-sale tracking technology which uses a proprietary cryptologically secure coding system to follow the life cycle of an individual cannabis plant from the time it is planted, through its growth cycle to harvesting, manufacturing, and shipping.

•        solo*APP:    The solo sciences mobile application which allows product buyers and regulatory agencies to scan a solo*CODE, pull up information regarding the item in front of them, provide feedback regarding their consumer experience, and also get push notifications, targeted news, product insights, loyalty points, etc.

•        solo*ID:    A detailed consumer assessment which collects a myriad of demographic data, personal preferences, and physiological details in order to produce a custom profile for a person. This ID allows Solo to suggest products which a consumer may enjoy or dislike. As an individual provides feedback from their product experiences the Solo machine learning platform continuously updates the users solo*ID and makes it more accurate.

Management’s Discussion and Analysis of Solo’s Financial Condition, Results of Operations, Properties and Other Information

Financial Results of Operations

Revenue

Solo’s revenue is primarily derived from solo*TAG, its seed-to-sale tracking technology, and solo*CODE, its proprietary coding technology, which places a unique encrypted arrangement of patterns onto the label on every individual product package — rather than every batch or SKU. Solo recognizes revenue when or as the services are provided or when the product has been delivered to the customer.

Cost of Revenue

Solo’s cost of revenue is derived from direct costs incurred primarily from the manufacture of solo*CODE. Solo records cost of revenue based on the direct cost method. This method requires allocation of direct costs including support services and materials to cost of revenue.

Product and Development Expenses

Solo’s product and development expenses include contractor expenses, technology expenses and other overhead.

Selling, General and Administrative Expenses

Solo’s selling, general and administrative expenses include contractor expenses, sales and marketing expenses, professional fees and other overhead.

Marketing and sales expenses are Solo’s largest cost and consist primarily of contractor costs and related expenses.

Critical Accounting Policies and Estimates

Solo’s significant accounting policies are disclosed in Note 2 — Summary of Significant Accounting Policies to the Solo Sciences, Inc. Financial Statements for the year ended December 31, 2019, included herein.

Results of operations for the year ended December 31, 2019 compared to the year ended December 31, 2018

The following table highlights the various sources of revenues and expenses for the year ended December 31, 2019 as compared to the year ended December 31, 2018:

	Year ended December 31,
	2019	2018
Revenues:
solo*TAGTM and solo*CODETM sales	$103,250	$—
Other	1,520	299
Total Revenue	104,770	299
Cost of revenues	4,234	—
Gross Profit	100,536	299

Operating expenses:
Product development:	59,294	27,000
Selling, general and administrative	2,852,455	988,936
Total operating expenses	2,911,749	1,015,936
Other income	4,869	198
Net loss	$(2,806,344)	$(1,015,439)

Total Revenue

Total revenue increased to approximately $0.1 million for the year ended December 31, 2019, an increase of approximately $0.1 million, or 100%. During the year ended December 31, 2019, Solo began selling licenses for the solo*TAG tracking software as well as selling solo*CODE labels.

Cost of Revenue

Solo’s cost of revenue for the year ended December 31, 2019 was $4,234, compared to no cost in the prior year. This is due to commencing sales during the year ended December 31, 2019 and is primarily comprised of costs of printing labels.

Operating Expenses

Solo’s operating expenses increased to approximately $2.9 million for the year ended December 31, 2019 from approximately $1.0 million for the year ended December 31, 2018, an increase of approximately $1.9 million. Stock-based compensation paid to nonemployees increased $1.1 million due to an increase in value and of the shares underlying the compensation, which were valued upon the completion of the nonemployees required service. Contractor services increased due to having a full year of expenses and shift in focus from technology development to marketing and operations. Depreciation and amortization increased due to placing developed technology into service during 2019.

Liquidity and Capital Resources

Cash Flows

Solo’s cash and restricted cash balances were approximately $0.2 million and $0.1 million as of December 31, 2019 and 2018, respectively. Cash flow information for the year ended December 31, 2019 and 2018 is as follows:

	Year ended December 31,
	2019	2018
Cash provided by (used in):
Operating activities	$(519,867)	$(587,890)
Investing activities	(1,397,230)	(726,452)
Financing activities	2,066,800	1,390,950
Net change in cash and restricted cash	$(149,703)	$76,608

Net cash used in operating activities was $0.5 million during the year ended December 31, 2019, compared to $0.6 million during the year ended December 31, 2018. Cash used in operating activities was primarily driven by the net loss from operations due to the timing of sales commencement relative to costs incurred for marketing.

Net cash used in investing was primarily for software development and is comprised mainly of contractor costs.

Net cash provided by financing activities totaled approximately $2.1 million and $1.4 million during the year ended December 31, 2019 and 2018, driven by proceeds from issuance of Series AA Preferred stock.

Liquidity and Capital Resources

As of December 31, 2019, Solo had cash of approximately $0.1 million, excluding restricted cash. Solo had a negative working capital balance of approximately $0.4 million as of December 31, 2019 as compared to a working capital balance of approximately $0.1 million as of December 31, 2018.

Off-Balance Sheet Arrangements

As of December 31, 2019, Solo did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

THE ARRANGEMENT AGREEMENT

The following summary describes the material provisions of the Agreement, dated December 18, 2019, as amended by the Amendment to Arrangement Agreement, dated February 28, 2020, Amendment No. 2 to Arrangement Agreement, dated May 26, 2020 (“Amendment No. 2”), and Amendment No. 3 to Arrangement dated June 1, 2020 (“Amendment No. 3”). The provisions of the Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Agreement that is important to you. The Agreement is attached to this proxy statement as Annex A, the Amendment is attached to this proxy statement as Annex B, Amendment No. 2 is attached to this proxy statement as Annex C, and Amendment No. 3 is attached to this proxy statement as Annex D, and are incorporated by reference into this proxy statement. You are encouraged to read them carefully in their entirety for a more complete understanding of the Agreement the Amendment, Amendment No. 2, Amendment No. 3, and the Arrangement.

This summary of the terms of the Agreement is not intended to provide you with any factual information about Akerna or Ample. The representations, warranties and covenants made in the Agreement were made solely to the parties to, and solely for the purposes of, the Agreement and as of specific dates and were qualified and subject to important limitations agreed to by Akerna and Ample in connection with negotiating the terms of the Agreement. In particular, representations and warranties were negotiated with the principal purposes of allocating risk between the parties to the Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and the assertions embodied in the representations and warranties contained in the Agreement (and summarized below) are qualified by information in disclosure schedules provided by Akerna to Ample and by Ample to Akerna in connection with the signing of the Agreement and by certain information contained in certain of Akerna’s filings with the SEC. These disclosure schedules and SEC filings contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. In addition, information concerning the subject matter of the representations and warranties may have changed or may change after December 18, 2019 or June 1, 2020, which subsequent information may or may not be fully reflected in public disclosures by Ample and Akerna. Accordingly, you should not rely on the representations and warranties in the Agreement and/or the Amendment, Amendment No. 2, or Amendment No. 3 (or the summaries contained herein) as characterizations of the actual state of facts about Ample or Akerna.

General

Capitalized terms used in this description of the Agreement that are not otherwise defined have the meanings ascribed to them in the Agreement.

The Arrangement will be carried out pursuant to the Agreement and the Plan of Arrangement, as amended by the Amendment, Amendment No. 2, and Amendment No. 3. The following is a summary of the principal terms of the Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, which attached hereto as Annex A, the Amendment, which is attached hereto as Annex B, Amendment No. 2, which is attached hereto as Annex C, and Amendment No. 3, which is attached hereto as Annex D.

Arrangement Consideration

Pursuant to, and subject to the terms and conditions of, the Agreement and the Plan of Arrangement, the consideration paid for Ample’s common and preferred shares consists of (1) CAD$7,500,000 in cash, (2) 3,294,574 Exchangeable Shares, as determined in accordance with the Agreement (and the assumption of out-of-money warrants and options to acquire capital stock of Ample on the terms specified in the Agreement) and (3) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement and the related Plan of Arrangement, an aggregate of up to CAD$10,000,000 in Exchangeable Shares first, then CVR Shares, in the event that Ample achieves certain revenue targets as specified in the Agreement.

Effective Date and Conditions of Arrangement

If the Akerna and Ample stockholders’ approvals are obtained, the Final Order (as defined in the Agreement) of the Ontario Superior Court of Justice is obtained approving the Arrangement and all other conditions to the Arrangement becoming effective are satisfied or waived, the Arrangement will become effective at the “Effective

Time” (anticipated to be 12:01 a.m. on the “Effective Date”). It is currently expected that the Effective Date will be on or about July 3, 2020 or as soon thereafter as reasonably practicable and, in any event, by August 31, 2020, or such later date as may be agreed to in writing by Akerna and Ample (the “Outside Date”).

Representations and Warranties

The Agreement contains customary representations and warranties of each of Ample, Akerna and the Purchaser. Those representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications, limitations and exceptions agreed to by the parties in connection with negotiating its terms. In particular, some of the representations and warranties are subject to a contractual standard of materiality or material adverse effect, or are used for the purpose of allocating risk between the parties to the Agreement. For the foregoing reasons, you should not rely on the representations and warranties contained in the Agreement as statements of factual information at the time they were made or otherwise.

The representations and warranties of Ample in the Agreement relate to matters that include, among other things, organization, status and qualification, corporate authorization, enforceability, non-contravention, subsidiaries, Canadian securities law matters, U.S. securities law matters, financial statements, litigation, undisclosed liabilities, no restrictions on business, real property, personal property, intellectual property, employment matters, material contracts and other contracts, no material changes, taxes, corporate records, insurance, employee plans, environmental matters, no dividends, related party transactions, brokers, anti-corruption, rights plans, equity monetization plans, place of principal offices, investment company status, shareholder agreements, competition act matters, disclosures, non-reliance, compliance with laws/no orders, regulatory approvals, authorized and issued capital, significant shareholders and bankruptcy.

The representations and warranties of Akerna and the Purchaser in the Agreement relate to matters that include, among other things, organization, status and qualification, corporate authorization, enforceability, no violations, compliance with applicable laws/no orders, regulatory approvals, capitalization, bankruptcy, registrant status and stock exchange compliance, U.S. securities law matters, WTO investor status, securities laws report compliance, financial statements, litigation, undisclosed liabilities, intellectual property, sufficient funds, public disclosure, no material changes, taxes, corporate records, anti-corruption, freely tradable shares and non-reliance.

Conditions to the Arrangement Becoming Effective

In order for the Arrangement to become effective, certain conditions must have been satisfied or waived which conditions are summarized below.

Mutual Conditions

The respective obligations of Ample, Akerna and the Purchaser to complete the Arrangement are subject to the satisfaction or mutual wavier, on or before the Effective Date or such other time specified, of the following conditions:

•        the Interim Order (as defined in the Agreement) will have been granted in form and substance satisfactory to Akerna, Purchaser and Ample, acting reasonably, and such order will not have been set aside or modified in a manner unacceptable to Akerna, Purchaser and Ample, each acting reasonably, on appeal or otherwise;

•        the Arrangement Resolution (as defined in the Agreement) will have been passed by the Ample shareholders by the Outside Date, in accordance with the Interim Order;

•        the Akerna stockholder matters (including the Stock Issuance and Arrangement Approval) will have been passed by the Akerna stockholders by the Outside Date;

•        the Final Order (as defined in the Agreement) will have been granted by the Outside Date in form and substance satisfactory to Akerna, Purchaser and Ample, acting reasonably, and such order will not have been set aside or modified in a manner unacceptable to Akerna, Purchaser and Ample, each acting reasonably, on appeal or otherwise;

•        no governmental entity shall have enacted, issued, promulgated, enforced or entered any order or law which is then in effect and has the effect of making the Arrangement illegal or otherwise preventing or prohibiting consummation of the Arrangement;

•        all regulatory approvals will have been obtained on terms and conditions satisfactory to each of Akerna, Purchaser and Ample, each acting reasonably;

•        the Akerna Shares to be issued upon the exchange of Exchangeable Shares shall, subject to customary conditions, have been approved for listing on the Nasdaq Stock Market; and

•        the Exchangeable Shares and the CVRs, in each case to be issued pursuant to the Arrangement, shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof.

Akerna and Purchaser Conditions

The obligation of Akerna and Purchaser to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Akerna and Purchaser and may be waived by Akerna and Purchaser, in whole or in part at any time, each in its sole discretion, without prejudice to any rights which Akerna may have):

•        the representations and warranties of Ample set forth in the Agreement will be: (1) for the representations and warranties qualified as to materiality, true and correct in all respects; and (2) for all other representations and warranties, true and correct in all material respects, as of the date of the Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, the accuracy of which will be determined as of that specified date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not or would not be reasonably expected to have an Ample Material Adverse Effect or materially impede completion of the Arrangement, and Ample will have provided to Akerna and Purchaser a certificate of two senior officers or authorized signatories certifying such accuracy;

•        Ample will have complied in all material respects with its covenants therein, and Ample will have provided to Akerna and Purchaser a certificate of two senior officers or authorized signatories certifying compliance with such covenants;

•        there shall be no action or proceeding (whether by a governmental entity or any other person) pending or threatened in any jurisdiction to:

•        cease trade, enjoin or prohibit or impose any limitations, damages or conditions on, Akerna’s ability to acquire, hold or exercise full rights of ownership over, any Ample Shares, including the right to vote the Ample Shares;

•        impose terms or conditions on the completion of the Arrangement or on the ownership or operation by Akerna of the business or assets of Akerna, Ample and any Ample subsidiaries, affiliates and related entities; or

•        prevent or materially delay the consummation of the Arrangement;

•        between December 18, 2019 and the Effective Time, there will not have occurred any Ample Material Adverse Effect;

•        John Prentice shall have duly executed and delivered copies of each of the Escrow Agreement and the Rights Indenture (each as defined in the Agreement);

•        as of the Effective Time, the Ample Supporting Securityholders (as defined in the Agreement) shall not have breached their obligations or covenants under the Ample Shareholder Support Agreements in any material respect; and

•        Ample shareholders have not validly exercised and not withdrawn the rights of dissent granted in favor of registered Ample shareholders in respect of the Arrangement described in the Plan of Arrangement and the Interim Order with respect to more than 5% of the Ample Shares then outstanding.

Ample Conditions

The obligation of Ample to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Ample and may be waived by Ample, in whole or in part at any time, in its sole discretion, without prejudice to any other rights which Ample may have):

•        Akerna and the Purchaser shall have delivered the Up-front Consideration and CVRs (each as defined in the Agreement);

•        the representations and warranties of Akerna and Purchaser set forth in the Agreement will be: (i) for the representations and warranties qualified as to materiality, true and correct in all respects; and (ii) for all other representations and warranties, true and correct in all material respects, as of the date of the Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, the accuracy of which will be determined as of that specified date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not or would not be reasonably expected to have a material adverse effect on the ability of Purchaser to complete the Arrangement or materially impede completion of the Arrangement, and Akerna and Purchaser will have provided to Ample a certificate of two senior officers or authorized signatories certifying such accuracy;

•        Akerna and Purchaser will have complied in all material respects with its covenants therein, and Akerna and Purchaser will have provided to Ample a certificate of two senior officers or authorized signatories certifying compliance with such covenants;

•        between December 18, 2019 and the Effective Time, there will not have occurred any Akerna Material Adverse Effect;

•        Akerna shall have delivered copies of each of the Exchangeable Share Support Agreement, the Voting and Exchange Trust Agreement, the Escrow Agreement and the Rights Indenture (each as defined in the Agreement), in each case, duly executed by each party thereto other than John Prentice; and

•        as of the Effective Time, the directors and officers of Akerna shall not have breached their obligations or covenants under the Akerna Shareholder Support Agreements in any material respect.

Non-Solicitation Covenant

Ample has covenanted and agreed that, except as expressly contemplated by the Agreement, Ample will not, directly or indirectly, through any representative:

•        solicit, assist, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing confidential information or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal (as defined in the Agreement);

•        enter into, enter into, engage in, continue or otherwise participate in any discussions or negotiations with any person (other than Akerna and its subsidiaries or affiliates) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to an Acquisition Proposal, it being acknowledged and agreed that, provided Ample is then in compliance with its obligations under Section 3.8 of the Agreement, Ample may: (1) advise a person who has submitted a written Acquisition Proposal of the restrictions in this Agreement; or (2) advise a person who has submitted a written Acquisition Proposal that their Acquisition Proposal does not constitute a superior proposal;

•        accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any publicly announced or publicly proposed

Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to any Acquisition Proposal for a period of no more than three business days following the formal announcement of such Acquisition Proposal will not be considered to be in violation of Section 3.8(a)(iii) of the Agreement provided the Ample board of directors has rejected such Acquisition Proposal and affirmed the Ample Board Recommendation (as defined in the Agreement) before the end of such three business day period);

•        approve, recommend or enter into (other than a confidentiality agreement permitted by and in accordance with Section 3.8 of the Agreement) or publicly propose to enter into any agreement to accept, recommend, approve or enter into any agreement in respect of an Acquisition Proposal; or

•        withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify, the Ample Board Recommendation.

Ample agreed to, and agreed to cause its subsidiaries and representatives to immediately cease and terminate, and cause to be ceased and terminated, any solicitation, encouragement, discussion or negotiations commenced prior to the date of the Agreement with any person (other than Akerna) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal and, in connection therewith, Ample will discontinue access to and disclosure of its and its subsidiaries’ confidential information (and not allow access to or disclosure of any such confidential information, or any data room, virtual or otherwise) and shall as soon as possible request, and exercise all rights it has (or cause its subsidiaries to exercise any rights that they have) to require the return or destruction of all confidential information regarding Ample and its subsidiaries previously provided in connection therewith to any person other than Akerna to the extent such information has not already been returned or destroyed.

Ample agreed to, as soon as practicable, and in any event, within 24 hours, notify Akerna (orally at first and then in writing) if it receives or otherwise becomes aware of any proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, of such Acquisition Proposal, inquiry, proposal or offer, including the identity of the Person making such Acquisition Proposal, inquiry, proposal or offer and the material terms and conditions thereof and copies of all material or substantive documents received in respect of, from or on behalf of any such Person. Ample shall keep Akerna promptly and fully informed of the status of developments and discussions and negotiations with respect to such Acquisition Proposal, proposal or offer, including any material changes, modifications or other amendments thereto.

Insurance

Akerna and Purchaser agreed that: (1) after the Effective Time, Ample and any successor to Ample will not take any action to terminate or materially adversely affect indemnities provided or available to or in favor of past and present officers and directors of Ample and the Ample subsidiaries pursuant to the provisions of the articles, by-laws or other constating documents of Ample or any Ample subsidiary, applicable corporate legislation and any written indemnity agreements which have been entered into between Ample and past and present officers and directors of Ample and the Ample subsidiaries effective on or prior to the date hereof (the forms of which were provided in the Ample Information (as defined in the Agreement)); and (2) immediately prior to the Effective Time, Akerna will make arrangements satisfactory to the Ample board of directors, acting reasonably, to secure the obligations under such written indemnity agreements.

Prior to the Effective Date, Ample will secure “run-off” directors’ and officers’ liability insurance for the current and former directors and officers of Ample and the Ample subsidiaries, covering claims made or reported within six years after the Effective Date, which has a scope and coverage substantially similar in scope and coverage to that provided pursuant to Ample’s current directors and officers insurance policy, including coverage for any claims arising from completion of the Arrangement and related transactions, and Purchaser will not take any action, or cause Ample to take any action, to adversely affect or terminate such directors’ and officers’ liability insurance.

Termination

The Agreement may be terminated at any time prior to the Effective Date:

•        by mutual written consent of the parties;

•        by either Akerna and Purchaser or Ample, if the Arrangement resolution fails to receive the Ample stockholder approval at the Ample shareholder meeting (including any adjournment or postponement thereof) in accordance with the Interim Order;

•        by either Akerna and Purchaser or Ample, if the Akerna stockholder matters (including the Stock Issuance and Arrangement Approval) shall\have failed to receive the Akerna stockholder approval at the Akerna Special Meeting (including any adjournment or postponement thereof);

•        by either Akerna and Purchaser or Ample, if the Effective Time shall not have occurred on or prior to the Outside Date, except that the right to terminate the Agreement under subsection 8.1(a)(iii) of the Agreement shall not be available to any party whose failure to fulfill any of its obligations has been the cause of, or resulted in, the failure of the Effective Time to occur by such date;

•        by any Party, if any of the conditions precedent set forth in the Agreement for the benefit of such party have not been complied with; provided that the party seeking termination is not then in breach of the Agreement so as to cause any of the conditions set forth in Sections 5.1, 5.2 and 5.3 of the Agreement, as applicable, not to be satisfied;

•        by Akerna if:

•        prior to the Effective Time: (1) the Ample board of directors or any committee thereof: (i) fails to recommend or withdraws, amends, modifies or qualifies, in a manner adverse to Akerna or fails to reaffirm (without qualification) the Ample Board Recommendation (as defined in the Agreement), or its recommendation of the Arrangement within five business days (and in any case prior to the Ample Meeting) after having been requested in writing by Akerna to do so (acting reasonably); or (ii) takes no position or a neutral position with respect to an Acquisition Proposal for more than five business days after the public announcement of such Acquisition Proposal; or (2) the Ample board of directors or a committee thereof shall have resolved or proposed to take any of the foregoing actions ((1) or (2) each a “Ample Change in Recommendations”); or (3) Ample shall have breached Section 3.8 of the Agreement in any material respect;

•        a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Ample set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 5.2(a) or Section 5.2(b) of the Agreement not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, as reasonably determined by Akerna and provided that Akerna is not then in breach of the Agreement so as to cause any condition in Section 5.3(a) or Section 5.3(c) of the Agreement not to be satisfied; or

•        there has occurred an Ample Material Adverse Effect which is not capable of being cured on or before the Outside Date; and

•        by Ample if:

•        a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Akerna or Purchaser set forth in the Agreement shall have occurred that would cause the conditions set forth in Section 5.3(a) or Section 5.3(c) of the Agreement not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, as reasonably determined by Ample and provided that Ample is not then in breach of the Agreement so as to cause any condition in Section 5.2(a) or Section 5.2(b) of the Agreement not to be satisfied; or

•        there has occurred an Akerna Material Adverse Effect which is not capable of being cured on or before the Outside Date.

Amendments

The Agreement may, at any time before or after the Ample shareholder meeting, be amended by mutual written agreement of the parties without, subject to applicable laws, further notice to or authorization on the part of the Ample shareholders. Any such amendment may, without limitation: (1) change the time for performance of any of the obligations or acts of the parties; (2) waive any inaccuracies or modify any representation or warranty contained in the Agreement or in any document delivered pursuant to it; (3) waive compliance with or modify any of the covenants therein and waive or modify performance of any of the obligations of the parties; of (4) waive compliance with or modify any other conditions precedent contained therein; provided that no such amendment reduces or materially adversely affects the consideration to be received by Ample shareholders without approval by the affected Ample shareholders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Ontario Superior Court of Justice.

On February 28, 2020, Akerna entered into an Amendment to Arrangement Agreement (the “Amendment”) among Purchaser, Ample and John Prentice, an individual resident in the Province of Ontario (collectively, the “Parties”), which amended the Agreement. The Amendment primarily revised the Agreement so that the Outside Date of the Arrangement (as defined therein) would be August 31, 2020, or such later date as agreed to in writing by Akerna and Ample. The Parties also revised the Effective Date of the Arrangement by agreeing to use their commercially reasonable efforts to cause the Effective Date to occur on or about July 3, 2020, or as soon thereafter as reasonably practicable, but in any event, by the Outside Date.

On May 26, 2020, Akerna entered into Amendment No. 2 together with Purchaser, Ample, and John Prentice, an individual resident in the Province of Ontario, which amended the Agreement, as previously amended. Amendment No. 2 primarily revised the Agreement, as previously amended, to update the Plan of Arrangement to incorporate the terms of an agreement entered into between the holders of preferred shares and common shares of Ample with respect to their entitlement to certain consideration to be received by them under the Arrangement.

On June 1, 2020, Akerna entered into Amendment No. 3 together with Purchaser, Ample, and John Prentice, an individual resident in the Province of Ontario, which amended the Agreement, as previously amended. Amendment No. 3 primarily revised the Agreement, as previously amended, to provide that (i) the Exchangeable Shares and the CVRs, but not the Akerna Shares, will be issued pursuant to the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act, (ii) Akerna will file registration statement on appropriate form (“Registration Statement”) with the United States Securities and Exchange Commission on the Effective Date or as soon as practicable thereafter in order to register under the U.S. Securities Act the Akerna Shares issuable upon exchange of the Exchangeable Shares and cause the Registration Statement to become effective as soon as practicable following the time that any Exchangeable Shares are first issued and (iii) revise the number of Exchangeable Shares to be released from escrow and delivered to the Ample Shareholders at each interval, as further described in Form of Escrow Agreement appended as Schedule “D” to the Agreement, which is attached to this proxy statement as Annex A.

THE SOLO SPA

The following summary describes the material provisions of the Solo SPA, dated November 25, 2019. The provisions of the Solo SPA are complicated and not easily summarized. This summary may not contain all of the information about the Solo SPA that is important to you. The Solo SPA is attached to this proxy statement as Annex F and is incorporated by reference into this proxy statement. You are encouraged to read it carefully in its entirety for a more complete understanding of the Solo SPA and the Solo Option.

This summary of the terms of the Solo SPA is not intended to provide you with any factual information about Akerna or Solo. The representations, warranties and covenants made in the Solo SPA were made solely to the parties to, and solely for the purposes of, the Solo SPA and as of specific dates and were qualified and subject to important limitations agreed to by Akerna and Solo in connection with negotiating the terms of the Solo SPA. In particular, representations and warranties were negotiated with the principal purposes of allocating risk between the parties to the Solo SPA, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations and warranties may have changed or may change after November 25, 2019, which subsequent information may or may not be fully reflected in public disclosures by Solo and Akerna. Accordingly, you should not rely on the representations and warranties in the Solo SPA (or the summaries contained herein) as characterizations of the actual state of facts about Solo or Akerna.

General

The Solo Option will be carried out pursuant to the Solo SPA. The following is a summary of the principal terms of the Solo SPA. This summary does not purport to be complete and is qualified in its entirety by reference to the Solo SPA, which attached hereto as Annex F.

Consideration

Solo Option Consideration

Pursuant to, and subject to the terms and conditions of, the Solo SPA, the consideration for the Solo Option consists of, at Akerna’s option, either cash or Akerna Shares in an amount equal to either (a) if Akerna Shares are trading at an amount less than or equal to $16.00 per share, the greater of (i) 800,000 Akerna Shares or (ii) the difference between the number of Akerna Shares worth $20,000,000 valued at Market Price (as defined below) and 1,950,000 Akerna Shares, or (b) if Akerna Shares are trading at more than $16.00 per share, the number of Akerna Shares equal to the (A) difference between (i) the product of the Market Price and 1,950,000 Akerna Shares and (ii) $44,000,000, divided by (B) the Market Price. “Market Price” means the 20-day volume-weighted average closing price of the Akerna Shares on the Nasdaq Stock Market or other market with higher trading volume immediately prior to the exercise of the Solo Option.

Solo SPA Consideration

Under the Solo SPA, Akerna is to acquire all right, title and interest in 80.40% of the issued and outstanding capital stock of Solo (calculated on a fully diluted basis), free and clear of all liens. The consideration amount under the Solo SPA is 1,950,000 Akerna Shares, less 570,000 Akerna Shares to be held in escrow subject to the satisfaction of certain conditions stipulated in the Solo SPA. This consideration may be subject to an adjustment no later than 120 days following the closing date.

Effective Date

The “Signing Date” of the Solo SPA was November 25, 2019. The closing of the transactions contemplated by Solo SPA took place by remote delivery of documents at the offices of Dentons US LLP in Kansas City, Missouri, on January 15, 2020.

Representations and Warranties

The Solo SPA contains customary representations and warranties of Akerna and the Solo shareholders. Those representations and warranties were made solely for purposes of the Solo SPA and may be subject to important qualifications, limitations and exceptions agreed to by the parties in connection with negotiating its terms. In particular, some of the representations and warranties are subject to a contractual standard of materiality or material adverse effect, or are used for the purpose of allocating risk between the parties to Solo SPA. For the foregoing reasons, you should not rely on the representations and warranties contained in the Solo SPA as statements of factual information at the time they were made or otherwise.

The representations and warranties of the Solo shareholders in the Solo SPA relate to matters that include, among other things, organization, capitalization, authorization to enter into the transaction, non-contravention, litigation and ownership of the transferred shares.

The representations and warranties of the Solo shareholders in the Solo SPA regarding Solo related to matters that include, among other things, organization, capitalization, title to transferred shares, authorization to enter into the transaction, non-contravention, subsidiaries, financial statements, absence of undisclosed liabilities, subsequent events, environmental matters, legal compliance, accounts receivable, properties, inventory, tax matters, intellectual property, contracts and commitments, litigation, employee and consultant benefits, no employees, customers and suppliers, insurance, loans, improper payments, affiliate transactions; affiliate liabilities, personal property leases, licenses, bank accounts, brokers, Solo transaction expense, indebtedness and government contracts.

The representations and warranties of Akerna in the Solo SPA relate to matters that include, among other things, organization, authorization to enter into the transaction, no restrictions against purchase of shares, brokers, SEC documents and listing and maintenance requirements.

Conditions to Effectiveness

Solo Option Conditions

In order for the Solo Option to become effective, certain conditions must have been satisfied or waived which conditions are summarized below.

•        Akerna must exercise the Solo Option during the time period commencing on the closing date and ending on the twelve-month anniversary of the closing date (the “Option Period”);

•        Akerna may exercise the Solo Option by delivering written notice of exercise to Solo and to the Solo shareholders within the Option Period. The date of Solo’s or the Solo shareholders’ receipt of such notice shall be the “Date of Exercise.”

•        The Solo Option may be paid, at the sole option of Akerna, in either cash or Akerna Shares in an amount equal to either (1) if Akerna Shares are trading at an amount less than or equal to $16.00 per share, the greater of (i) 800,000 Akerna Shares or (ii) the difference between the number of Akerna Shares worth $20,000,000 valued at Market Price and 1,950,000 Akerna Shares, or (2) if Akerna Shares are trading at more than $16.00 per share, the number of Akerna Shares equal to the (i) difference between (A) the product of the Market Price and 1,950,000 Akerna Shares and (B) $44,000,000, divided by (ii) the Market Price.

Solo SPA Conditions

In order for the Solo SPA to become effective, certain conditions must have been satisfied or waived which conditions are summarized below.

Akerna Conditions

The obligation of Akerna to consummate the transactions to be performed by it in connection with the closing of the Solo transaction is subject to satisfaction of the following conditions as of the closing:

•        Certain fundamental representations of the Solo shareholders shall be true, correct and complete in all respects, and the other representations and warranties of the Solo shareholders set forth in Article VI of the Solo SPA and the other representations and warranties of Solo set forth in Article VII of the Solo SPA shall be true, correct and complete in all respects (in the case of any representation or warranty not qualified by the phrases “materially,” “material,” “in all material respects,” “material adverse change,” “Material Adverse Change,” and any similar phrase) or in all material respects (in the case of any representation or warranty qualified by the phrases “materially,” “material,” “in all material respects,” “material adverse change,” “Material Adverse Change,” and any similar phrase), in each case, on and as of the closing date, as if such representations and warranties were made as of the closing date (except as to any such representation or warranty that speaks as of a specific date, which must be true and correct as of such specific date);

•        The Solo shareholders shall have performed and complied in all respects with all covenants and agreements required by Solo SPA to be performed or complied with by them on or prior to the closing date;

•        Certain material consents, in form and substance satisfactory to Akerna, shall have been obtained and executed copies thereof delivered to Akerna;

•        Since November 25, 2019, there shall have been no Material Adverse Change (as defined in the Solo SPA) with respect to Solo or its subsidiaries;

•        As of the closing, there shall not be (1) any order of any nature issued by a governmental authority with competent jurisdiction directing that the transactions provided for therein or any material aspect of them not be consummated as therein provided or (2) any proceeding before any governmental authority pending wherein an unfavorable order would prevent the performance of the Solo SPA or the other documents or the consummation of any aspect of the transactions or events contemplated thereby, declare unlawful any aspect of the transactions or events contemplated by the Solo SPA or the other documents, cause any aspect of the transaction contemplated by the Solo SPA or the other Documents to be rescinded or affect, in any material respect, the right of Akerna to own, operate or control Solo and the transferred Solo shares;

•        All filings or registrations with any governmental authorities which are required for or in connection with the execution and delivery by the Solo shareholders and the Shareholder Representatives of certain documents or the consummation of the transactions contemplated thereby, in form and substance satisfactory to Akerna shall have been obtained or made and executed copies thereof delivered to Akerna;

•        The delivery of certain ancillary materials, including written instructions to Solo to transfer the Solo shares to Akerna on Solo’s stock register, payoff letters, invoices, employment agreements, officer and director resignations, FIRPTA certificates, non-competition agreements, an escrow agreement, lock-up agreements, evidence that certain terminated agreements were properly terminated, bank account signature cards, long-form good standing certificates and certain fundamental documents, copies of UCC, tax and judgment lien searches and copies of authorizing resolutions and officer’s certificates;

•        The governing documents of Solo shall have been amended;

•        All outstanding preferred equity and options of Solo shall have been exercised or cancelled in a manner acceptable to Akerna in its sole discretion, and any shares of Solo issued upon any such exercise shall be included in the shares; and

•        Each Solo shareholder not party to the Solo SPA shall have become party to the Solo SPA.

Solo Shareholder Conditions

The obligation of the Solo shareholders consummate the transactions to be performed by them in connection with the Solo SPA closing is subject to satisfaction of the following conditions as of the closing:

•        Akerna shall have delivered the payments to be made on the closing date;

•        The representations and warranties of Akerna set forth in (1) Sections 8.1 and 8.2 of the Solo SPA shall be true, correct and complete in all respects and (2) the other representations and warranties of Akerna set forth in Article VIII of the Solo SPA shall be true, correct and complete in all respects (in the case of any representation or warranty qualified by the phrases “materially,” “material,” “in all material respects,” “material adverse change,” “Material Adverse Change,” and any similar phrase) or in all material respects (in the case of any representation or warranty qualified by the phrases “materially,” “material,” “in all material respects,” “material adverse change,” “Material Adverse Change,” and any similar phrase), in each case, on and as of the closing date, as if such representations and warranties were made as of the closing date (except as to any such representation or warranty that speaks as of a specific date, which must be true and correct as of such specific date);

•        Akerna shall have performed and complied in all respects with all covenants and agreements required by the Solo SPA to be performed or complied with by Akerna on or prior to the closing date;

•        Akerna shall have delivered to the Solo shareholders a certificate signed on behalf of Akerna by one of its authorized officers certifying certain conditions, along with various other ancillary documents and employee plans;

•        Akerna shall have sufficient shares to cause the payment of the consideration;

•        As of the closing, there shall not be (1) any order of any nature issued by a governmental authority with competent jurisdiction directing that the transactions provided for herein or any material aspect of them not be consummated as herein provided or (2) any proceeding before any governmental authority pending wherein an unfavorable order would prevent the performance of the Solo SPA or the other documents or the consummation of any material aspect of the transactions contemplated hereby, declare unlawful any material aspect of the transactions or events contemplated by the Solo SPA or the other documents, or cause any material aspect of any transaction contemplated by the Solo SPA or the other documents to be rescinded; and

•        All filings or registrations with any governmental authorities which are required for or in connection with the execution and delivery by Akerna or the consummation of the transactions contemplated thereby, shall have been obtained or made.

Solo Shareholder Repurchase Option

Subject to the terms and conditions of the Solo SPA, in the event the Solo Option is not exercised by the Akerna during the Option Period and consummated within ninety days after the Date of Exercise, Akerna granted to the Solo shareholders, during the time period commencing on the day following the expiration of the Option Period and ending on the three month anniversary of such date (the “Repurchase Option Period”), the option to purchase an amount between 40% and 55% of the outstanding shares of Solo (the “Repurchase Shares”) from Akerna (the “Repurchase Option”) for the Shareholder Repurchase Price (as defined below). All of such shares shall be delivered free of liens, encumbrances or options. The Solo shareholders may exercise the Repurchase Option by delivering written notice of exercise to Akerna, along with proof of a bona fide financing offer, within the Repurchase Option Period. The date of Akerna’s receipt of such notice shall be the “Repurchase Date of Exercise.” The “Shareholder Repurchase Price” will equal the lesser of (1) the product of (X) $20,000,000 and (Y) the percentage of the Solo shares to be repurchased from Akerna, or (2) the difference between (i) the product of (X) $20,000,000 and (Y) the percentage of the Solo shares to be repurchased from Akerna and (ii) the product of (A) 1,950,000 Akerna Shares and (B) $8.00 minus the Market Price.

Termination

The Solo SPA may be terminated prior to the closing:

•        upon the mutual written agreement of the parties thereto;

•        upon written notice from Akerna to the Solo shareholders if, (1) any of the Solo shareholders shall have breached any of their representations, warranties, covenants or obligations contained in the Solo SPA that would give rise to a failure of any condition precedent set forth in Article IV of the Solo SPA, which breach has not been waived by Akerna and cannot be cured, or has not been cured within thirty (30) days after the giving of notice by Akerna specifying such breach or (2) any of the conditions precedent set forth in Article IV of the Solo SPA (excluding conditions that, by their nature are to be satisfied at the Closing) shall not have been satisfied on or before December 31, 2019 (the “Outside Date”), so long as, in the case of clause (2), Akerna is not then in material breach of any of its representations, warranties, covenants or agreements contained in the Solo SPA; or

•        upon written notice from the Solo shareholders to Akerna if, (1) Akerna shall have breached any of its representations, warranties, covenants or obligations contained in the Solo SPA that would give rise to a failure of any condition precedent set forth in Article V of the Solo SPA (excluding conditions that by their nature are to be satisfied at the closing) which breach has not been waived by the Solo shareholders and cannot be or has not been cured within thirty days after the giving of notice by the Solo shareholders specifying such breach, or (2) any of the conditions precedent set forth in Article V of the Solo SPA (excluding conditions that, by their nature are to be satisfied at the closing) has not been satisfied on or before the Outside Date, so long as, in the case of clause (2), none of the Solo shareholders are then in material breach of any of their representations, warranties, covenants or agreements contained in the Solo SPA.

Insurance

At or prior to the closing date, Solo will obtain a director’s and officer’s liability tail insurance policy in an amount to be agreed upon by Akerna and the Shareholder Representatives, on behalf of Solo and its subsidiaries (the “Tail Policy”) (the cost of which shall be paid by the Solo shareholders), which policy shall provide coverage for all officers and directors of Solo and its subsidiaries at any time prior to the closing date for a six-year term beginning on the closing date. To the extent not paid by the Solo shareholders, the premiums therefore shall be included in Solo’s transaction expenses.

Amendments

No amendment or waiver of any provision of the Solo SPA shall be valid unless the same shall be in writing and signed by Akerna and the Solo shareholders. No waiver or failure to enforce by any party of any default, misrepresentation, or breach of warranty or covenant therein, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant therein or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

PROPOSAL 1: ISSUANCE OF AKERNA SHARES PURSUANT TO THE AGREEMENT

The Akerna Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Akerna stockholders for their approval the issuance of Akerna Shares in connection with the Arrangement.

Nasdaq Stock Market Listing Rule 5635(a) requires stockholder approval for the issuance of Akerna common stock in connection with the acquisition of the stock or assets of another company if the issuance would result in an increase of 20% or more of the total number of Akerna Shares outstanding before any such proposed issuance.

As of March 25, 2020, 12,909,057 Akerna Shares were issued and outstanding. Upon the consummation of the Arrangement, Ample’s shareholders (1) will acquire an aggregate of 3,294,574 Exchangeable Shares, representing approximately 20.3% of the outstanding common stock of the combined company immediately after the completion of the Arrangement and (2) contingent value rights to be issued pursuant to a rights indenture entitling the holders thereof to receive, subject to certain adjustments as set forth in the Agreement and the related plan of arrangement, an aggregate of up to CAD$10,000,000 in Exchangeable Shares first, then CVR Shares, in the event that Ample achieves certain revenue targets as specified in the Agreement. See “The Arrangement,” “The Arrangement Agreement” and “Risk Factors” for important information about the Arrangement.

Required Vote and Akerna Board’s Recommendation

Assuming the presence of a quorum, in order to become effective this proposal requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Stock Issuance. Abstentions and broker non-votes are counted as present an thus will have the same effect as an abstaining vote on the outcome of this proposal.

AKERNA’S BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 2: VOTE TO APPROVE THE ARRANGEMENT

The Akerna Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Akerna stockholders for their approval the arrangement under the provisions of Section 182 of the Business Corporations Act, R.S.O. 1900, c. B.16, as amended, including the regulations promulgated thereunder on the terms and conditions set forth in the Plan of Arrangement, as supplemented, modified or amended in accordance with Article 8 of the Plan of Arrangement. See “The Arrangement,” “The Arrangement Agreement” and “Risk Factors” for important information about the Arrangement.

Required Vote and Akerna Board’s Recommendation

Assuming the presence of a quorum, in order to become effective this proposal requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Arrangement Approval. Abstentions and broker non-votes are counted as present an thus will have the same effect as an abstaining vote on the outcome of this proposal.

AKERNA’S BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 3: ISSUANCE OF AKERNA SHARES PURSUANT TO THE SOLO OPTION

The Akerna Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Akerna stockholders for their approval the issuance of Akerna Shares in connection with the Solo Option.

Rule 5635(a) of the Nasdaq Manual requires stockholder approval for the issuance of Akerna common stock in connection with the acquisition of the stock or assets of another company if the issuance would result in an increase of 20% or more of the total number of shares of Akerna common stock outstanding before any such proposed issuance.

As of March 25, 2020, 12,909,057 Akerna Shares were issued and outstanding. Upon the exercise of the Solo Option in relation to the Solo Option, Solo’s stockholders may acquire an amount of Akerna common stock equal to either (1) if Akerna Shares are trading at an amount less than or equal to $16.00 per share, the greater of (i) 800,000 Akerna Shares or (ii) the difference between the number of Akerna Shares worth $20,000,000 valued at Market Price and 1,950,000 Akerna Shares, or (2) if Akerna Shares are trading at more than $16.00 per share, the number of Akerna Shares equal to the (i) difference between (A) the product of the Market Price and 1,950,000 Akerna Shares and (B) $44,000,000, divided by (ii) the Market Price. See “The Solo Option,” “The Solo SPA” and “Risk Factors” for important information about the Solo Option.

Required Vote and Akerna Board’s Recommendation

Assuming the presence of a quorum, in order to become effective this proposal requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Solo Option. Abstentions and broker non-votes are counted as present an thus will have the same effect as an abstaining vote on the outcome of this proposal.

AKERNA’S BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 4: VOTE TO AMEND THE AKERNA 2019 LONG TERM INCENTIVE PLAN

The Akerna Board has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Akerna stockholders for their approval an amendment to the Incentive Plan. The Incentive Plan is currently comprised of 1,040,038 shares of our common stock to be reserved for issuance, in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, performance awards and other customary equity incentives. The proposed amendment would increase the number of shares of our common stock reserved for issuance under the Incentive Plan by 525,000 shares, resulting in an aggregate of 1,565,038 shares of our common stock reserved for issuance under the Plan.

Reason for the Amendment

In connection with the transactions described in proposals 1, 2 and 3 above, Akerna expects that it will increase its number of employees. Therefore, the Akerna Board believes an amendment to the Incentive Plan by 525,000 shares of common stock would allow Akerna to properly incentivize new employees.

2019 Long Term Incentive Plan Summary

The purpose of the Incentive Plan is to enable Akerna to offer its employees, officers, directors and consultants whose past, present and/or potential future contributions to Akerna have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in Akerna. The various types of incentive awards that may be provided under the Incentive Plan are intended to enable Akerna to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

Plan Administration

The Incentive Plan is administered by the compensation committee of the Akerna Board (the “Compensation Committee”) or by the full Akerna Board, which may determine, among other things, (1) the persons who are to receive awards, (2) the type or types of awards to be granted to such persons, (3) the number of shares of common stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with the awards, (4) the terms and conditions of any awards, (5) whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares of common stock, other securities, other awards or other property, or cancelled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, cancelled, forfeited, or suspended, (6) whether, to what extent, and under what circumstances the delivery of cash, shares of common stock, other securities, other awards or other property and other amounts payable with respect to an award, and (7) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Incentive Plan.

Stock Options

Stock options granted under the Incentive Plan may be of two types: (i) Incentive Stock Options (as defined in the Incentive Plan) and (ii) Non-qualified Stock Options (as defined in the Incentive Plan). Any stock option granted under the Incentive Plan shall contain such terms, as the Compensation Committee may from time to time approve.

The term of each stock option shall be fixed by the Compensation Committee; provided, however, that no stock option may be exercisable after the expiration of ten years from the date of grant; provided, further, that no Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of Akerna (“10% Shareholder”) may be exercisable after the expiration of five years from the date of grant.

The exercise price per share purchasable under a stock option shall be determined by the Compensation Committee at the time of grant; provided, however, that the exercise price of a stock option may not be less than 100% of the fair market value on the date of grant; provided, further, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the fair market value on the date of grant.

Stock Appreciation Rights

The Compensation Committee may grant Stock Appreciation Rights in tandem with a stock option or alone and unrelated to a stock option. The Compensation Committee may grant stock appreciation rights to participants who have been or are being granted stock options under the Incentive Plan as a means of allowing such participants to exercise their stock options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a stock appreciation right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a stock appreciation right may be granted only at the time of the grant of such Incentive Stock Option. Stock appreciation rights shall be exercisable as shall be determined by the Compensation Committee. All or a portion of a stock appreciation right granted in tandem with a stock option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related stock option.

Restricted Stock and Restricted Stock Units

Shares of restricted stock may be awarded either alone or in addition to other awards granted under the Incentive Plan. The Compensation Committee shall determine the eligible persons to whom, and the time or times at which, grants of restricted stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the holder, any restriction period, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. In addition, the Compensation Committee may award restricted stock units, which may be subject to vesting and forfeiture conditions during the applicable restriction period, as set forth in an agreement.

Restricted stock constitutes issued and outstanding shares of common stock for all corporate purposes. The holder will have the right to vote such restricted stock and to exercise all other rights, powers and privileges of a holder of common stock with respect to such restricted stock, subject to certain limited exceptions. Upon the expiration of the restriction period with respect to each award of restricted stock and the satisfaction of any other applicable restrictions, terms and conditions, all or part of such restricted stock shall become vested in accordance with the terms of the agreement. Any restricted stock that do not vest shall be forfeited to Akerna and the holder shall not thereafter have any rights with respect to such restricted stock.

The Compensation Committee may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the holder’s election, in a manner intended to comply with tax laws. A Holder will have no rights of a holder of common stock with respect to shares subject to any restricted stock unit unless and until the shares are delivered in settlement of the restricted stock unit. If the Committee provides, a grant of restricted stock units may provide a holder with the right to receive dividend equivalents.

Other Stock-Based Awards

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock, as deemed by the Compensation Committee to be consistent with the purposes of the Incentive Plan, including, without limitation, purchase rights, shares of common stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of common stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries.

Change of Control Provisions

The Incentive Plan provides that in the event of a change of control event, (1) all of the then outstanding options and stock appreciation rights granted pursuant to the Incentive Plan will immediately vest and become immediately exercisable as of a time prior to the change in control and (2) any performance goal restrictions related to an award will be deemed achieved at 100% of target levels and all other conditions met as of a time prior to the change in control. In the event of the sale of all of Akerna’s assets or a change of control event, then the Compensation Committee may (1) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Incentive Plan; (2) require a holder of outstanding options to relinquish such award to Akerna upon the tender by Akerna to holder of cash, stock or other property, or any combination thereof pursuant to the terms of the Incentive Plan and (3) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the holder all or the applicable portion of the award based upon the Compensation Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Compensation Committee.

The Akerna Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Incentive Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a holder under any agreement theretofore entered into hereunder, without the holder’s consent, except as set forth in this Incentive Plan or the agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Incentive Plan shall be effective unless approved by the stockholders of Akerna to the extent stockholder approval is necessary to satisfy any provision of the Ethics Code or other applicable law or the listing requirements of any national securities exchange on which Akerna’s securities are listed.

Incentive Plan Participants

All officers, directors, employees and natural person consultants of Akerna, its subsidiaries and its affiliates who are deemed to have rendered or to be able to render significant services to Akerna or its subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of Akerna or its subsidiaries may participate in the Incentive Plan. Currently there are approximately the following number of persons in each class eligible to participate in the Incentive Plan:

Non-employee Directors: 3

Executive Officers: 4

Employees: 130

Natural Person Consultants: 5

Outside of incentive stock options, which may not be granted to any person who is not an employee of Akerna, a subsidiary or affiliate (including any non-employee directors) at the time of grant, all classes can participate equally in the equity awards granted under Incentive Plan. Participation in the Incentive Plan is determined in the sole discretion of the Compensation Committee or the Akerna Board.

Benefits under the Incentive Plan

The Compensation Committee has not determined any benefits to be granted under the Incentive Plan pursuant to the Incentive Plan Amendment nor has Akerna entered into any agreements pursuant to which awards will be granted under the Incentive Plan conditional upon the approval of the Incentive Plan Amendment. Since the benefits and amounts to be awarded under the Incentive Plan are determined at the sole discretion of the Compensation Committee it is not possible to determine either (i) the specific benefits or amounts that will be granted to our chief executive officer, other named executive officers, our executive officers as a group, our non-executive directors as a group or our employees as group if the Incentive Plan Amendment is approved; or (ii) the benefits or amounts which would have been received by or allocated to each such person or group for the last completed fiscal year if the Incentive Plan Amendment had been in effect.

Required Vote and Akerna Board’s Recommendation

Assuming the presence of a quorum, in order to become effective this proposal requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Incentive Plan Amendment. Abstentions and broker non-votes are counted as present an thus will have the same effect as an abstaining vote on the outcome of this proposal.

AKERNA’S BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 5: VOTE TO ADJOURN THE AKERNA SPECIAL MEETING

To consider and vote on an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposals 1, 2, 3, or 4.

If the number of Akerna Shares present in person or represented by proxy at the Special Meeting voting in favor of Proposals 1, 2, 3 or 4 is insufficient to approve such proposal at the time of the Special Meeting, then Akerna may move to adjourn the Special Meeting in order to enable the Akerna Board to solicit additional proxies in respect of such proposal. In that event, Akerna’s stockholders will be asked to vote only upon the adjournment proposal, Proposal 5, and not on any other proposal.

In this proposal, Akerna is asking its stockholders to authorize the holder of any proxy solicited by the Akerna Board to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to vote to adjourn the Special Meeting one or more times for the purpose of soliciting additional proxies. If Akerna’s stockholders approve this Proposal 5, Akerna could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Akerna’s stockholders that previously have returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of Proposal 5 could mean that, even if Akerna has received proxies representing a sufficient number of votes against the approval of a proposal, that such proposal would be defeated, Akerna could adjourn the special meeting without a vote on such proposal and seek to obtain sufficient votes in favor of such proposal to obtain approval of that proposal.

Required Vote and Akerna Board’s Recommendation

The affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of Proposal 5.

AKERNA’S BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

EXECUTIVE COMPENSATION

Summary Compensation Table

Akerna, formerly known as MTech Acquisition Holdings, Inc., was incorporated under the laws of Delaware on October 3, 2018 and thus does not have any compensation information for 2018.

On October 10, 2018 (as amended on April 17, 2019), Akerna entered into a definitive merger agreement (the “Merger Agreement”) with MTech Acquisition Corp. (“MTech”), MJ Freeway, LLC (“MJF”), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Akerna (“Purchaser Merger Sub”), MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Akerna (“Company Merger Sub”), MTech Sponsor LLC (“MTech Sponsor”), a Florida limited liability company, in the capacity as the representative for the equity holders of the Company (other than the Sellers) thereunder, and MJF and Jessica Billingsley (as successor to Harold Handelsman), in the capacity as the representative for the Sellers thereunder. The Merger Agreement provided for two mergers: (1) the merger of Purchaser Merger Sub with and into MTech, with MTech continuing as the surviving entity (the “Purchaser Merger”); and (2) the merger of Company Merger Sub with and into MJF, with MJF continuing as the surviving entity (the “Company Merger” and together with the Purchaser Merger, the “Business Combination”).

Prior to the Business Combination, none of MTech Holdings’ executive officers or directors received any cash (or non-cash) compensation for services rendered to Akerna.

The following table sets forth all information concerning the compensation earned, for the fiscal years ended June 30, 2019 for services rendered to us by persons who served as our named executive officers at the end of 2019. Individuals we refer to as our “named executive officers” include our chief executive officer and our most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended June 30, 2019.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	All Other Compensation ($)		Total ($)
Jessica Billingsley(1)	2019	8,904	(1)	309,659	(2)	—	—	(2)	318,563
Chief Executive Officer
Scott Sozio(3)	2019	—		—		—	—		—
Former President and Secretary
Ruth Ann Kraemer(4)	2019	7,123	(4)	—		—	—		7,123
Chief Financial Officer and Secretary

____________

(1)      Ms. Billingsley became Chief Executive Officer of Akerna on June 17, 2019. Ms. Billingsley will be paid an annual salary of $250,000, pursuant to an employment agreement with Akerna, and was paid $8,904, as a pro rata portion of her salary for year ended June 30, 2019. Upon the consummation of the Merger Agreement and Akerna’s achievement of certain target performance milestones, Akerna paid Ms. Billingsley a bonus of $309,659 as single lump sum.

(2)      Within ten days consummation of the Merger Agreement, Akerna paid Ms. Billingsley a single lump sum of $95,000. Additionally, as a result of reaching a certain target (as described below), Ms. Billingsley’s received a bonus of $214,659.

(3)      Mr. Sozio resigned as president and secretary effective as of June 17, 2019. Mr. Sozio received no compensation as president and secretary of MTech Holdings.

(4)      Ms. Kraemer became Chief Financial Officer of Akerna on June 17, 2019 and our Secretary on September 26, 2019, and was paid $7,123, as a pro rata portion of her salary for year ended June 30, 2019. Ms. Kraemer has not entered into an employment agreement with Akerna. On December 17, 2019, the Company terminated the employment of Ruth Ann Kraemer as Chief Financial Officer and Secretary of the Company. On the same date, the Akerna Board appointed John Fowle as the Company’s Chief Financial Officer and Secretary, which the Company announced on December 23, 2019.

Employment Agreements

Jessica Billingsley

In connection with the consummation of the Business Combination, Ms. Billingsley and Akerna entered into an employment agreement, dated June 17, 2019 (the “Billingsley Employment Agreement”). Under the terms of the Billingsley Employment Agreement, Ms. Billingsley serves at the Chief Executive Officer of Akerna at will, and must devote substantially all of her working time, skill and attention to her position and to the business and interests of Akerna (except for customary exclusions).

Akerna pays Ms. Billingsley an annual base salary in the amount of $250,000. The base salary is subject to (1) review at least annually by the board of directors of Akerna for increase, but not decrease, and (2) automatic increase by an amount equal to $50,000 from its then current level on the date upon which Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue equals the product of (x) two multiplied by (y) Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue as of the Closing. Within ten days of the consummation of the Merger Agreement, Akerna paid Ms. Billingsley a single lump sum of $95,000.

Ms. Billingsley will be eligible for an annual bonus (the “Annual Bonus”) with respect to each fiscal year ending during her employment. Her target annual cash bonus shall be in the amount of one hundred percent (100%) of her base salary (the “Target Bonus”) with the opportunity to earn greater than the Target Bonus upon achievement of above target performance. The amount of the Annual Bonus shall be determined by the board of directors of Akerna on the basis of fulfillment of the objective performance criteria established in its reasonable discretion. The performance criteria for any particular fiscal year shall be set no later than ninety days after the commencement of the relevant fiscal year. For the 2019 fiscal year, the Annual Bonus was determined based upon the following four (4) budget components, each of which scales linearly between achieving 75% to 100%, and greater than 100% with respect to the Platform Recurring Revenue (as defined in Billingsley Employment Agreement) and Government Recurring Revenue (as defined in Billingsley Employment Agreement) budget components respectively, of the applicable fiscal year’s budget for each such component (with 50% of the Target Bonus payable upon achievement of 75% of budget, 100% of the Target Bonus payable upon achievement of budget (and, with respect to the Platform Recurring Revenue and Government Recurring Revenue budget components, with 200% of each weighted portion of the Target Bonus payable upon achievement of 125% of the corresponding component of budget, with linear interpolation between points)). During fiscal year ended June 30, 2019, due to achieving a target Ms. Billingsley received a bonus of $214,659.

Ms. Billingsley is entitled to participate in annual equity awards and employee benefits. She is indemnified by Akerna to for any and all expenses (including advancement and payment of attorneys’ fees) and losses arising out of or relating to any of her actual or alleged acts, omissions, negligence or active or passive wrongdoing, including, the advancement of expenses she incurs. The foregoing indemnification is in addition to the indemnification provided to her by Akerna pursuant to her Indemnification Agreement.

The Billingsley Employment Agreement also contains noncompetition and non-solicitation provisions that apply through her employment and for a term of one year thereafter, and which are in addition to the noncompetition and non-solicitation provisions prescribed under a certain Non-Competition Agreement between Ms. Billingsley and Akerna.

Ruth Ann Kraemer

On September 10, 2018, Ms. Kraemer received an offer letter from MJF. Ms. Kraemer served as the Chief Financial Officer of Akerna at will. On December 17, 2019, Akerna terminated Ms. Kraemer’s employment. Akerna paid Ms. Kraemer a base salary of $200,000. At the Board’s discretion, Ms. Kraemer was eligible for a bonus. As additional compensation for her employment with MJF, Ms. Kraemer received 100,000 profit interest units of MJF, which were exchanged for 26,716 shares of common stock upon the consummation of the Business Combination. Ms. Kraemer was entitled to participate in annual equity awards and employee benefits.

Akerna entered into an Employee Covenant Agreement with Ms. Kraemer, which obligated Ms. Kraemer from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibited Ms. Kraemer during the term of her employment and for a period of two years after her employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also required Ms. Kraemer to return all Akerna property and disclose all work product to Akerna.

Ray Thompson

On October 19, 2018, Mr. Thompson received an offer letter MJF. Mr. Thompson serves as the chief operating officer of MJF at will. MJF pays Mr. Thompson an annual base salary of $200,000. At the Board’s discretion, Mr. Thompson may be eligible for a bonus. As additional compensation for his employment with MJF, Mr. Thompson received 100,000 profit interest units of MJF, which were exchanged for 26,716 shares of common stock upon the consummation of the Business Combination. Mr. Thompson is entitled to participate in annual equity awards and employee benefits.

Akerna entered into an Employee Covenant Agreement with Mr. Thompson, which obligates Mr. Thompson from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Mr. Thompson during the term of his employment and for a period of two years after is employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Mr. Thompson to return all Akerna property and disclose all work product to Akerna.

Nina Simosko

On September 23, 2019, Ms. Simosko entered into a letter agreement with Akerna. Ms. Simosko serves as the Chief Revenue Officer of Akerna at will. Akerna pays Ms. Simosko an annual base salary of $200,000. At the Board’s discretion, Ms. Simosko may be eligible for a bonus. Ms. Simosko will receive an approximate grant of $1,000,000 of restricted stock units, which will vest as to 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date. Upon a change of control transaction, Ms. Simosko’s unvested restricted stock units or any other equity interests that she may be granted, will immediately vest. If Ms. Simosko’s employment is terminated by Akerna without cause or by her with good reason, she is entitled to her base salary through the date of termination and the immediate vesting of 33% of the restricted stock units that are unvested on the date of termination. Ms. Simosko is entitled to reimbursement of reasonable expense incurred with her relocation to Denver, Colorado, in amount not to exceed $5,000. Ms. Simosko is entitled to participate in employee benefits.

Akerna entered into an Employee Covenant Agreement with Ms. Simosko, which obligates Ms. Simosko from disclosing any confidential information, including without limitation, trade secrets. The agreement also prohibits Ms. Simosko during the term of her employment and for a period of two years after her employment from soliciting any customer, client, employee, supplier or vendor of Akerna, and rendering any services or giving advice to any competitor or affiliate of a competitor. The agreement also requires Ms. Simosko to return all Akerna property and disclose all work product to Akerna.

Outstanding Equity Awards at Fiscal Year-End

Akerna did not have any outstanding equity awards at June 30, 2019.

2019 Long Term Incentive Plan

See “Proposal 4: Vote To Amend The Akerna 2019 Long Term Incentive Plan — 2019 Long Term Incentive Plan Summary” on page 109 of this proxy statement.

Option Exercises and Stock Vested

There were no options exercised by the executive officers during the years ended June 30, 2019 or 2018.

Pension Benefits

None of our employees participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our company’s best interest.

Non-qualified Deferred Compensation

None of our employees participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified compensation benefits in the future if it determines that doing so is in our company’s best interest.

Director Compensation

Narrative Disclosure to Director Compensation Table

Cash Compensation

Each non-employee member of the Board receives annual cash compensation of $15,000.

Stock Compensation

During the year ended June 30, 2019, no stock compensation was granted to the non-employee members of the Board. However, the Compensation Committee has agreed that each non-employee member of the Board will annually receive $15,000 of restricted stock units pursuant to the Incentive Plan, which will vest quarterly.

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of Akerna’s compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk-taking incentives. The Compensation Committee believes that Akerna’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from Akerna’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Akerna.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of Akerna. None of Akerna’s executive officers serve, or have served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of Akerna’s directors or on the Compensation Committee.

OWNERSHIP OF AKERNA SHARES

The following table sets forth information concerning beneficial ownership of Akerna’s capital stock outstanding as of the date of this proxy statement, by: (1) each stockholder known to be the beneficial owner of more than five percent of any class of Akerna’s voting stock then outstanding; (2) each of Akerna’s directors and nominees to serve as director; (3) each of Akerna’s named executive officers; and (4) Akerna’s current directors and executive officers as a group.

As of May 31, 2020, there were 13,258,707 Akerna Shares issued and outstanding. Each Akerna Share entitles the holder thereof to one vote.

The information regarding beneficial ownership of Akerna Shares has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (1) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (2) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from Akerna within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Akerna Shares		Percentage(2)
DIRECTORS AND OFFICERS
Jessica Billingsley(3)	1,335,802		10.1%
Matthew Kane(4)	262,775	(4)	2.0%
Scott Sozio(5)	235,145		1.8%
Tahira Rehmatullah(6)	58,293		*
Mark Iwanowski(7)	3,491		*
Ashesh Shah(8)	773,995	(8)	5.8%
Ray Thompson(9)	33,395		*
Nina Simosko(10)	—		*
John Fowle(11)	—		*
All directors and officers as a group (nine persons)	2,702,896		20.4%

5% STOCKHOLDERS
Jessica Billingsley Living Trust(3)	1,335,802		10.1%
Amy A. Poinsett Revocable Living Trust(12)	1,325,802		10.0%
M&J Special Investments LLC(13)	917,253		6.9%
Ashesh Shah(8)	773,995		5.8%
SV MJF Investors LP(14)	659,617		5.0%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the persons and entities listed above is 1630 Welton Street, Denver, Colorado 80202.

(2)      The percentage is based on 13,258,707 Akerna Shares issued and outstanding as of May 31, 2020.

(3)      Represents 1,335,802 shares held by Jessica Billingsley Living Trust. Ms. Billingsley, the trustee of the Jessica Billingsley Living Trust, has sole and dispositive power over the shares held by the Jessica Billingsley Living Trust. Does not reflect 10,000 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 25% on July 1, 2020, 25% of July 1, 2021, 25% on July 1 2022, and 25% on July 1, 2023.

(4)      Includes 261,340 shares held by Seam Capital, LLC. Mr. Kane is a manager of Seam Capital, LLC, and as such, Mr. Kane has sole and dispositive power of the shares held by Seam Capital, LLC. Of these shares, half of them are subject to the terms of a lock-up agreement. Does not reflect 479 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest on June 30, 2020.

(5)      Represents 202,835 shares and warrants to acquire 32,310 common shares held by Mr. Sozio. Of these shares, 101,803 are subject to the terms of a lock-up agreement.

(6)      Represents 51,624 shares and warrants to acquire 5,127 common shares held by Ms. Rehmatullah. Of these shares, 25,812 are subject to the terms of a lock-up agreement. Does not reflect 514 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest on June 30, 2020.

(7)      Does not include 497 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest on June 30, 2020.

(8)      Represents 676,186 shares held by ACS Pedersen LLC (d/b/a The London Fund SPV 10, LLC) and 97,639 shares held by Heath Hill Syndicate SPV 2, LLC. Ashesh C. Shah and Palle Pedersen are the managing members of ACS Pedersen LLC and as such, Messrs. Shah and Pedersen have shared voting and dispositive power over the shares held by ACS Pedersen LLC.

(9)      Of the 33,395 shares issued to Mr. Thompson: 20,037 are subject to the terms of a restricted stock agreement and vest as follows: 6,679 shares shall vest on January 1, 2021, 6,679 shares shall vest on January 1, 2022 and 6,679 shares shall vest on January 1, 2023; and half of them subject to the terms of a lock-up agreement. Does not include 31,037 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows: 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date.

(10)    Does not reflect 125,156 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows; 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date; however, there is immediate vesting in the event of a Change in Control (as defined in the award) and there is immediate vesting of 33% of the restricted stock units that are unvested on the date that she is terminated without cause or by her with good reason.

(11)    Does not reflect 72,727 restricted stock units issued pursuant to Akerna’s Incentive Plan, which vest as follows; 25% on the first anniversary of the grant date, as to the next 25% on the second anniversary of the grant date, as to the next 25% on the third anniversary of the grant date and as to the remaining 25% on the fourth anniversary of the grant date.

(12)   Based solely on the Form 4 filed jointly by Amy A. Poinsett Revocable Living Trust and Amy Poinsett on May 27, 2020. Amy Poinsett, the trustee of Amy A. Poinsett Revocable Living Trust, has sole and dispositive power over the shares held by the Amy A. Poinsett Revocable Living Trust. Of these shares, 667,901 are subject to the terms of a lock-up agreement.

(13)    Based solely on the Schedule 13G/A filed jointly by M&J Special Investments LLC, Nicholas J. Pritzker, and Joseph I. Perkovich on February 14, 2020. Each of Nicholas J. Pritzker and Joseph I. Perkovich, the managers of M&J Special Investments LLC, has shared voting and dispositive power over the shares held by M&J Special Investments LLC. The address of M&J Special Investments LLC is c/o Tao Capital Partners LLC, 1 Letterman Drive, Suite C4-420, San Francisco, CA 94129.

(14)    Based solely on the Schedule 13G filed jointly by SV MJF Partners LP, SV MJF General Partners LLC, and Andrew L. Shapiro on July 10, 2019. Andrew L. Shapiro, the Managing Member of SV MJF General Partner LLC, the general partner of SV MJF Investors LP, has sole voting and dispositive power over the shares held by SV MJF Investors LP. The address of SV MJF Investors LP is 55 East 59th Street, Suite 1700, New York, NY 10022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of the outstanding Akerna Shares, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us, we believe that all filings required to be made pursuant to Section 16(a) of the Exchange Act during the year ended June 30, 2019 were filed in a timely manner.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of March 31, 2020 with respect to the Akerna Shares that may be issued under our existing equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights or vesting of restricted stock units (column - a)	Weighted- average exercise price of outstanding options, warrants and rights or vesting of restricted stock units (column - b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (column - c)
2019 – Equity compensation plan approved by security holders	400,775	—	729,758
Total	400,775	—	729,758

GENERAL

Other Business

The Akerna Board knows of no other matters to be brought before the Special Meeting. However, if other matters should come before the Special Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his own judgment on such matters.

Delivery of Stockholder Documents

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•        if the Akerna Shares are registered in the name of the stockholder, the stockholder should contact us at Akerna Corp., 1630 Welton Street, Denver, Colorado 80202 or (888) 932-6537, to inform us of their request; or

•        if a bank, broker or other nominee holds the Akerna Shares, the stockholder should contact the bank, broker or other nominee directly.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2020 annual meeting of stockholders, it must have been submitted in writing and complied with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must have been received by Akerna at its headquarters at 1630 Welton Street, Denver, Colorado 80202 no later than March 10, 2020.

In addition, our Amended and Restated Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the Corporation made on the EDGAR system of the SEC or any similar public database maintained by the SEC), whichever first occurs. Accordingly, for our 2020 annual meeting, notice of a nomination or proposal must have been delivered to us no later than March 10, 2020 and no earlier than February 10, 2020. Nominations and proposals also must satisfy other requirements set forth in the Amended and Restated Bylaws. If a stockholder fails to comply with the foregoing notice provision or with certain additional procedural requirements under SEC rules, Akerna will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chief Executive Officer may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to Akerna Corp., 1630 Welton Street, Denver, Colorado 80202, Attn: Secretary.

If you have any questions concerning the Arrangement, the Stock Issuance, the Solo Option, the Incentive Plan Amendment, the Special Meeting or the proxy statement, would like additional copies of the proxy statement or need help voting your Akerna Shares, please contact our proxy solicitor, Advantage Proxy at (206) 870-8565.

F.1-1

AKERNA CORP.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31, 2020	June 30, 2019
Assets
Current assets
Cash	$14,309,996	$21,867,289
Restricted cash	500,000	500,000
Accounts receivable, net	1,324,051	1,257,274
Prepaid expenses and other current assets	1,762,371	577,674
Total current assets	17,896,418	24,202,237

Intangible and other assets	23,136,584	—
Fixed assets, net	65,582	—
Investment	250,000	—
Total assets	$41,348,584	$24,202,237

Liabilities and Equity
Current liabilities
Accounts payable and accrued liabilities	$4,025,199	$1,818,116
Deferred revenue	743,317	624,387
Total current liabilities	4,768,516	2,442,503

Commitments and contingencies (Note 6)

Equity:
Preferred stock, par value $0.0001; 5,000,000 shares authorized, none are issued and outstanding at March 31, 2020 and June 30, 2019	—	—
Common stock, par value $0.0001; 75,000,000 shares authorized, 12,856,302 issued and outstanding at March 31, 2020, and 10,589,746 shares issued and outstanding at June 30, 2019	1,286	1,059
Additional paid-in capital	69,916,857	47,325,421
Accumulated deficit	(38,100,333)	(25,566,746)
Total stockholders’ equity	31,817,810	21,759,734
Noncontrolling interests in consolidated subsidiary	4,762,258	—
Total equity	36,580,068	21,759,734
Total liabilities and equity	$41,348,584	$24,202,237

The accompanying notes are an integral part of these condensed consolidated financial statements
F.1-2

AKERNA CORP.
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended March 31,		For the Nine months Ended March 31,
	2020	2019	2020	2019
Revenues
Software	$2,346,310	$2,024,916	$7,148,964	$6,174,102
Consulting	692,584	216,897	2,248,947	826,777
Other	31,652	86,067	171,727	200,312
Total revenues	3,070,546	2,327,880	9,569,638	7,201,191
Cost of revenues	1,420,909	1,166,482	4,457,110	3,550,612

Gross profit	1,649,637	1,161,398	5,112,528	3,650,579

Operating expenses
Product development	1,632,353	1,001,394	4,024,743	2,877,869
Selling, general and administrative	5,500,837	2,663,171	13,881,055	7,440,115
Total operating expenses	7,133,190	3,664,565	17,905,798	10,317,984

Loss from operations	(5,483,553)	(2,503,167)	(12,793,270)	(6,667,405)

Other income (expense)
Interest	33,522	20,914	158,762	69,265
Other	(124)	(7,850)	(254)	17,983
Total other income	33,398	13,064	158,508	87,248

Net loss	(5,450,155)	(2,490,103)	(12,634,762)	(6,580,157)
Net loss attributable to noncontrolling interests in consolidated subsidiary	101,175	—	101,175	—
Net loss attributable to Akerna stockholders	$(5,348,980)	$(2,490,103)	$(12,533,587)	$(6,580,157)

Basic and diluted weighted average common stock outstanding	12,469,737	6,022,026	11,299,997	5,843,334
Basic and diluted net loss per common share	$(0.43)	$(0.41)	$(1.11)	$(1.13)

The accompanying notes are an integral part of these condensed consolidated financial statements

F.1-3

AKERNA CORP.
Condensed Consolidated Statements of Changes in Equity (unaudited)
For the Nine Months Ended March 31, 2020

	Common		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity	Noncontrolling Interests in Consolidated Subsidiary	Total Equity
	Shares	Amount
Balance – July 1, 2019	10,589,746	$1,059	$47,325,421	$(25,566,746)	$21,759,734	$—	$21,759,734
Stock-based compensation	—	—	161,165	—	161,165	—	161,165
Cash received in connection with exercise of warrants	368,910	37	4,242,417	—	4,242,454	—	4,242,454
Net loss	—	—	—	(2,846,071)	(2,846,071)	—	(2,846,071)
Balance – September 30, 2019	10,958,656	1,096	51,729,003	(28,412,817)	23,317,282	—	23,317,282
Stock-based compensation	—	—	331,485	—	331,485	—	331,485
Forfeitures of restricted shares	(37,572)	(3)	3	—	—	—	—
Cash received in connection with exercise of warrants	401	—	4,611	—	4,611	—	4,611
Net loss	—	—	—	(4,338,536)	(4,338,536)	—	(4,338,536)
Balance – December 31, 2019	10,921,485	1,093	52,065,102	(32,751,353)	19,314,842	—	19,314,842
Common shares issued in exchange for interest in consolidated subsidiary	1,950,000	195	17,549,805	—	17,550,000	—	17,550,000
Noncontrolling interests in acquired subsidiary	—	—	—	—	—	4,863,433	4,863,433
Stock-based compensation	—	—	301,948	—	301,948	—	301,948
Forfeitures of restricted shares	(15,183)	(2)	2	—	—	—	—
Net loss	—	—	—	(5,348,980)	(5,348,980)	(101,175)	(5,450,155)
Balance – March 31, 2020	12,856,302	$1,286	$69,916,857	$(38,100,333)	$31,817,810	$4,762,258	$36,580,068

The accompanying notes are an integral part of these condensed consolidated financial statements

F.1-4

AKERNA CORP.
Condensed Consolidated Statements of Changes in Equity (unaudited)
For the Nine Months Ended March 31, 2019

	Common		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – July 1, 2018	4,922,650	$492	$14,563,102	$(13,163,531)	$1,400,063
Issuance of shares in exchange for cash	1,099,376	110	9,999,890	—	10,000,000
Net loss	—	—	—	(1,695,683)	(1,695,683)
Balance – September 30, 2018	6,022,026	602	24,562,992	(14,859,214)	9,704,380
Net loss	—	—	—	(2,394,371)	(2,394,371)
Balance – December 31, 2018	6,022,026	602	24,562,992	(17,253,585)	7,310,009
Net loss	—	—	—	(2,490,103)	(2,490,103)
Balance – March 31, 2019	6,022,026	$602	$24,562,992	$(19,743,688)	$(4,819,906)

The accompanying notes are an integral part of these condensed consolidated financial statements

F.1-5

AKERNA CORP.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	For the Nine Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(12,634,762)	$(6,580,157)
Adjustment to reconcile net loss to net cash used in operating activities:
Bad debt expense	933,079	156,115
Stock-based compensation expense	794,598	—
Depreciation and amortization	2,824	—
Changes in operating assets and liabilities:
Accounts receivable	(986,808)	(1,394,378)
Prepaid expenses and other current assets	(1,162,562)	(204,991)
Other assets	(58,925)	—
Accounts payable and accrued liabilities	1,391,549	1,229,298
Deferred revenue	118,930	436,178
Net cash used in operating activities	(11,602,077)	(6,357,935)

Cash flows from investing activities
Furniture, fixtures and equipment additions	(53,621)	—
Cash acquired in business combination	101,340	—
Purchase of equity method investment	(250,000)	—
Net cash used in investing activities	(202,281)	—

Cash flows from financing activities
Cash received in connection with exercise of warrants	4,247,065	—
Cash received in connection with issuance of shares	—	10,000,000
Net cash provided by financing activities	4,247,065	10,000,000

Net change in cash and restricted cash	(7,557,293)	3,642,065

Cash and restricted cash – beginning of period	22,367,289	2,572,401

Cash and restricted cash – end of period	$14,809,996	$6,214,466

The accompanying notes are an integral part of these condensed consolidated financial statements

F.1-6

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 1 — Description of Business, Liquidity and Capital Resources

Description of Business

Akerna Corp., herein referred to as the Company, we, our or Akerna, through our wholly owned subsidiary MJ Freeway, LLC, or MJF, provides enterprise software solutions that enable regulatory compliance and inventory management. Our proprietary, broad and growing suite of solutions are adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired. We developed products intended to assist states in monitoring licensed businesses’ compliance with state regulations, and to help state-licensed businesses operate in compliance with such law. We provide our regulatory software platform, Leaf Data Systems®, to state government regulatory agencies, and our commercial software platform, MJ Platform®, to state-licensed businesses. Through our controlled subsidiary, solo sciences inc., we provide an innovative, next-generation solution for state and national governments to securely track product and waste throughout the supply chain with solo*TAG™. The integration of MJ Platform® and solo*CODE™ results in technology for consumers and brands that brings a consumer-facing mark designed to highlight authenticity and signify transparency.

We consult with clients on a wide range of areas to help them maintain compliance with state law. Our project-focused consulting services help clients obtain licensing to initiate or expand their business operations. Our advisory engagements include service offerings focused on compliance requirement assessments, readiness and best practices, compliance monitoring systems, application processes, inspection readiness and business plan and compliance reviews. We typically provide our consulting services to clients in emerging markets that are seeking consultation on newly introduced licensing regimes and assistance with the regulatory compliant build-out of operations.

The accompanying financial statements and related notes reflect the historical results of MJF prior to the mergers completed in June 2019, or the Mergers, with MTech Acquisition Corp., or MTech, and other related entities, which resulted in the combined company, and do not include the historical results of MTech prior to the completion of the Mergers.

Liquidity and Capital Resources

Since our inception, we have incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. Although we have continuing negative cash flow from operations, the cash outflow since the Mergers is partially attributable to approximately $1.8 million in costs incurred in connection with specific transactions, including the Mergers and acquisitions completed or expected to close within the next twelve months. The transaction costs we expect to occur over the next twelve months are far less than the costs incurred during the nine months ended March 31, 2020. In addition, we are implementing a cost reduction plan during the fourth quarter 2020 that we expect to reduce recurring operating expenses between $2 million and $3 million annually. We anticipate our current cash will be sufficient to meet the working capital requirements for the next twelve months. From time to time, we may pursue various strategic business opportunities. These opportunities may include investment in or ownership of additional technology companies through direct investments, acquisitions, joint ventures and other arrangements. We can provide no assurance that we will successfully identify such opportunities or that, if we identify and pursue any of these opportunities, any of them will be consummated. Consequently, we may raise additional equity or debt capital or enter into arrangements to secure necessary financing to fund the completion of such strategic business opportunities, although no assurance can be provided that we will be successful in completing a future capital raise. The sale of additional equity could result in additional dilution to our existing stockholders, and financing arrangements may not be available to us, or may not be available in sufficient amounts or on acceptable terms. Our future operating performance will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

F.1-7

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X. Certain footnotes and other financial information normally required by accounting principles generally accepted in the United States of America, or GAAP, have been condensed or omitted in accordance with such rules and regulations. In management’s opinion, these condensed consolidated financial statements have been prepared on the same basis as our annual consolidated financial statements and notes thereto and include all adjustments, consisting of normal recurring items, considered necessary for the fair presentation. The operating results for the three and nine months ended March 31, 2020 are not necessarily indicative of the results that may be expected for the year ending June 30, 2020.

The condensed consolidated balance sheet for the year ended June 30, 2019 has been derived from our audited financial statements at that date but does not include all disclosures and financial information required by GAAP for complete financial statements. The information included in this proxy statement should be read in conjunction with our consolidated financial statements and notes thereto for the year ended June 30, 2019, which were included in our annual report on Form 10-K filed on September 23, 2019.

Principles of Consolidation

Our accompanying condensed consolidated financial statements include the accounts of Akerna, our wholly owned subsidiaries and those entities in which we otherwise have a controlling financial interest. All significant intercompany balances and transactions have been eliminated in consolidation.

We evaluate our ownership interests, contractual rights and other interests in entities to determine if the entities are variable interest entities, or VIEs, when we have a variable interest in those entities. Generally, a VIE is a legal entity in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. These evaluations can be complex and involve judgment and the use of estimates and assumptions based on available historical information.

If we determine that we hold a variable interest in a VIE and we are the primary beneficiary of the VIE, we must consolidate the VIE in our financial statements. In determining whether we are the primary beneficiary of a VIE, we consider qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of our investment; the obligation or likelihood for us or other investors to provide financial support; and the similarity with and significance to our business activities and the business activities of the other investors. Significant judgments related to these determinations include estimates about the current and future fair values and performance of these VIE’s operations and general market conditions. We determine whether we are the primary beneficiary of a VIE upon our initial involvement with the VIE and reassess our status on an ongoing basis.

Use of Estimates

The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes thereto. Actual results could differ materially from those estimates.

Accounts Receivable, Net

We maintain an allowance for doubtful accounts equal to the estimated uncollectible amounts based on our historical collection experience and review of the current status of trade accounts receivable. The allowance for doubtful accounts was $0.5 million as March 31, 2020 and $0.2 million as of June 30, 2019.

F.1-8

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 2 — Summary of Significant Accounting Policies (cont.)

Concentrations of Credit Risk

We grant credit in the normal course of business to our customers. We periodically perform credit analysis and monitor the financial condition of our customers to reduce credit risk.

During the three months ended March 31, 2020, one government customer accounted for 25% of total revenues. At March 31, 2020, the same government customer and one other government customer accounted for 24% and 16% of net accounts receivable, respectively. During the three months ended March 31, 2019, one government customer accounted for 33% of total revenues. At June 30, 2019, the same government customer and one other government customer accounted for 33% and 24% of net accounts receivable, respectively.

During the nine months ended March 31, 2020, one government customer accounted for 24% and one consulting customer accounted for 11% of total revenues. During the nine months ended March 31, 2019, two government customers accounted for 35% and 11% of total revenues, respectively.

Equity Method Investments

We make strategic investments in privately held equity securities of companies who provide technology solutions that are complementary to ours. When we can exert significant influence over, but do not control, the investee’s operations, through voting rights or representation on the investee’s board of directors, we account for the investment using the equity method of accounting. We record our share in the investee’s earnings in the consolidated statement of operations. We assess our investment for other-than-temporary impairment when events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable and recognize an impairment loss to adjust the investment to its then current fair value.

Intangible Assets Acquired through Business Combinations

Intangible assets are amortized over their estimated useful lives. We evaluate the estimated remaining useful life of our intangible assets when events or changes in circumstances indicate an adjustment to the remaining amortization may be needed. We similarly evaluate the recoverability of these assets upon events or changes in circumstances indicate a potential impairment. Recoverability of these assets is measured by comparing the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate. If the undiscounted cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value. There were no impairments of intangible assets during the nine months ended March 31, 2020 or 2019.

Goodwill Impairment Assessment

We evaluate and test the recoverability of our goodwill for impairment at least annually during the second quarter of each fiscal year or more often if circumstances indicate that goodwill may not be recoverable.

Business Combinations

We use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Our estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, we continue to collect information and reevaluate these estimates and assumptions quarterly and record any adjustments to our preliminary estimates to goodwill. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in our condensed consolidated statement of operations.

F.1-9

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 2 — Summary of Significant Accounting Policies (cont.)

In the event we acquire an entity with which we have a preexisting relationship, we will recognize a gain or loss to settle that relationship as of the acquisition date within the condensed consolidated statements of operations. In the event that we acquire an entity in which we previously held a noncontrolling interest, the difference between the fair value of the shares as of the date of the acquisition and the carrying value of our investment is recorded as a gain or loss in the condensed consolidated statement of operations.

Revenue Recognition

We derive our revenues primarily from the following sources: software revenues, which are primarily comprised of subscription fees from government and commercial customers accessing our enterprise cloud computing services and from customers paying for additional support beyond the standard support that is included in the basic subscription fees; and consulting services provided to operators interested in integrating our platform into their respective operations, such services include: assessing compliance requirements, monitoring systems and readiness; assisting with the application process; and evaluating the operator’s inspection readiness and business plan.

We commence revenue recognition when there is persuasive evidence of an arrangement, the service has been or is being provided to the customer, the collection of the fees is reasonably assured, and the amount of fees to be paid by the customer is fixed or determinable.

Software Revenue

Software revenue primarily consists of subscription revenue that is recognized ratably over the term of the contractual period, beginning when access to the applicable software is provided to the customer. We typically invoice customers at the beginning of the term, in multi-year, annual, quarterly, or monthly installments. When collection of fees occurs in advance of service delivery, revenue recognition is deferred until such services are delivered. Revenue for implementation fees is recognized ratably over the expected term of the agreement, including expected renewals.

We include service level commitments to customers warranting certain levels of uptime reliability and performance and permitting those customers to receive credits if those levels are not met. In addition, customer contracts often include: specific obligations that require us to maintain the availability of the customer’s data through the service and that customer content is secured against unauthorized access or loss; and indemnity provisions whereby we indemnify customers from third-party claims asserted against them that result from our failure to maintain the availability of their content or securing the same from unauthorized access or loss. To date, we have not incurred any material costs as a result of such commitments. Any such credits or payments made to customers under these arrangements are recorded as a reduction of revenue.

Consulting Services Revenue

Consulting services revenue consists of contracts with fixed terms and fee structures based upon the volume and activity, or fixed price contracts for consulting and strategic services. When these services are not combined with subscription revenues as a single unit of account, as discussed below, these revenues are recognized as services are rendered and accepted by the customer.

Other Revenues

From time to time, we purchase equipment for resale to customers. Such equipment is generally drop-shipped to our customers. We recognize revenue as the products are delivered.

F.1-10

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 2 — Summary of Significant Accounting Policies (cont.)

Cost of Revenue

Cost of revenue consists primarily of costs related to providing subscription and other services to our customers, including employee compensation and related expenses for datacenter operations, customer support and professional services personnel, payments to outside technology service providers, security services and other tools.

Deferred Revenue

Deferred revenue primarily consists of payments received in advance of revenue recognition from subscription services described above and is recognized as the revenue recognition criteria are met. The deferred revenue balance is influenced by several factors, including seasonality, the compounding effects of renewals, invoice duration, invoice timing, size and new business within the year.

Deferred revenue that will be recognized during the succeeding twelve-month period is recorded as deferred revenue, which is a current liability on the accompany condensed consolidated balance sheets.

Supplemental Information Regarding Noncash Investing and Financing Activities

During the nine months ended March 31, 2020, we acquired 80.4% of the outstanding equity interest in solo sciences inc., or Solo, in exchange for Akerna common stock valued at $17.6 million, please refer to Note 3 for additional information about the transaction and a schedule of the assets acquired and liabilities assumed in conjunction with this transaction.

Reclassifications

Certain prior year financial statement amounts have been reclassified for consistency with the current year presentation.

Recent Accounting Pronouncements

The Financial Accounting Standards Board, or the FASB, has issued guidance to revise accounting for revenue from contracts with customers, which supersedes the revenue recognition requirements and industry-specific guidance currently in effect for us. The new revenue standard requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. The new revenue standard is effective for our fiscal 2020 annual reporting period and for interim periods thereafter. The new revenue standard allows for either full retrospective or modified retrospective adoption. We will adopt the new standard using the modified retrospective approach and anticipate that the timing of recognition of incremental costs of obtaining contracts will be the most significant change to our results of operations upon adoption.

The FASB has issued new guidance related to the accounting for leases. The new standard establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The new standard is effective for us in our fiscal year beginning in 2021. We are evaluating the impact of adoption of the new standard on our consolidated financial statements and do not anticipate a significant impact to our results of operations.

The FASB has issued guidance to introduce a new model for recognizing credit losses on financial instruments based on estimated current expected credit losses, or CECL. Under the new standard, an entity is required to estimate CECL on trade receivables at inception, based on historical information, current conditions, and reasonable and supportable forecasts. The new guidance is effective for us in our fiscal year beginning in 2023. We are evaluating the impact of adoption of the new standard on our consolidated financial statements.

F.1-11

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 2 — Summary of Significant Accounting Policies (cont.)

The FASB has issued guidance related to the accounting for share-based compensation to nonemployees, which eliminates the separate accounting model for nonemployee share-based payment awards and generally requires companies to account for share-based payment transactions with nonemployees in the same way as share-based payment transactions with employees. Under the new guidance, nonemployee share-based payment transactions are measured at the grant-date fair value and are no longer remeasured at the then-current fair values at each reporting date until the share options have vested. The amended guidance is effective for our annual financial statements for the fiscal year beginning on July 1, 2020 and for interim periods beginning in the subsequent fiscal year. We do not anticipate the adoption of this guidance to have a significant effect on our results of operations.

The FASB has issued guidance regarding when internal-use software development costs should be capitalized or charged to expense. Depending upon on the nature of the costs and the project stage in which they are incurred. Capitalized development costs are subject to amortization and impairment guidance consistent with existing internal-use software development cost guidance. The guidance is applicable for us in our fiscal year beginning in 2023 with early adoption permitted, including adoption in an interim period. We are evaluating the impact of adoption of the new standard on our financial statements.

The FASB has issued guidance clarifying the interactions between various standards governing investments in equity securities. The new guidance addresses accounting for the transition into and out of the equity method and measurement of certain purchased options and forward contracts to acquire investments. The standard is effective for us for annual and interim periods in our fiscal year beginning in 2022, with early adoption permitted. Adoption of the standard requires changes to be made prospectively. We are evaluating the impact of adoption of the new standard on our consolidated financial statements.

Note 3 — Business Combination

On January 15, 2020, we closed on a stock purchase agreement with substantially all of the shareholders of Solo pursuant to which we acquired all right, title and interest in 80.40% of the issued and outstanding capital stock of Solo, calculated on a fully diluted basis. As a result of our investment, Solo became a controlled subsidiary and we commenced consolidation of Solo on January 15, 2020. Our preliminary estimate of acquisition date fair value of the consideration transferred for Solo was $17.6 million. We are in the process of completing a valuation of contingent consideration, which is a complex financial instrument. Due to the complexity of this financial instrument the completion of our valuation is still in process and therefore, we have not recorded an estimated liability as of March 31, 2020. The preliminary fair value of consideration recorded consisted of the following (in thousands):

Preliminary Fair Value
Common shares issued	$17,550

We incurred $0.2 million of transaction costs directly related to the acquisition that is reflected in selling, general and administrative expenses in our condensed consolidated statement of operations.

The 1,950,000 shares of our common stock were valued at $9 per share, the closing price of a share of our common stock on the date of acquisition.

In addition to the above consideration, we have agreed to pay contingent consideration in the form of fees payable to the legacy Solo shareholders equal to the lesser of (i) $0.01 per solo*TAG™ and solo*CODE™ sold or (ii) 7% of net revenue. The fees will be paid annually until the earlier of: (1) our shares trading above $12 per share for any consecutive 20 trading days in a 30-day period; (b) upon us no longer owning a majority stake in Solo; or (c) upon expiration of the patents related to solo*TAG™ and solo*CODE™, which is December 1, 2029. This fee represents contingent consideration and will be recorded at fair value as of the date of acquisition. As noted above due to the complexity of this valuation we have not included an estimated liability as of

F.1-12

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 3 — Business Combination (cont.)

March 31, 2020 and will record the contingent consideration liability when we have completed the valuation. Contingent consideration will be recorded at fair value with changes in fair value being recognized in earnings at each reporting period.

We have an option to acquire the noncontrolling interests in Solo during the 12 months following the close for either cash or shares. Beginning with the expiration of our option, the noncontrolling interests in Solo have a 3-month option to acquire between 40% and 55% of Solo back from us for cash. The terms of this option will result in our accounting for the instrument as a derivative. Due to the complexity of the option we have not yet completed our valuation of the option and will record the option at fair value as of the date of acquisition when the valuation is complete.

The following table summarizes the preliminary fair values of assets acquired and liabilities assumed as of the date of acquisition (in thousands):

Preliminary Fair Value
Cash	$101
Accounts receivable	13
Prepaid expenses	22
Intangible assets and goodwill	23,138
Furniture, fixtures and equipment	15
Accounts payable and accrued expenses	(876)
Fair value of noncontrolling interests	(4,863)
Net assets acquired	$17,550

The excess of purchase consideration over the preliminary fair value of assets acquired and liabilities assumed will be recorded as goodwill, which is primarily attributed to the assembled workforce and expanded market opportunities, for which there is no basis for U.S. income tax purposes. The fair values assigned to identifiable assets acquired and liabilities assumed are preliminary based on management’s estimates and assumptions and will change as additional information is received. We expect to finalize the valuation as soon as practicable, but not later than one year from the acquisition date.

The amounts of Solo’s revenue and net loss included in our condensed consolidated statement of operations from the acquisition date of January 15, 2020 to March 31, 2020 were $9,600 and $516,200, respectively.

The following unaudited pro forma financial information summarizes the combined results of operations for Akerna and Solo, as though the companies were combined as of the beginning of our fiscal 2019 (in thousands).

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Revenues	$3,071	$2,328	$9,570	$7,202
Net loss	(5,521)	(2,763)	(14,660)	(7,460)

The pro forma financial information for all periods presented above has been calculated after adjusting the results of Solo to reflect the business combination accounting effects resulting from this acquisition, including the amortization expense from acquired intangible assets as though the acquisition occurred as of the beginning of the Company’s fiscal year 2020. As noted above, the allocation is preliminary and changes to the value of the contingent consideration and finalization of our valuation could result in changes to the amount of amortization expense from acquired intangible assets included in the pro forma financial information presented above. The Akerna historical condensed consolidated financial statements have been adjusted in the pro forma combined financial statements to

F.1-13

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 3 — Business Combination (cont.)

give effect to pro forma events that are directly attributable to the business combination and factually supportable. The pro forma financial information is for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of the Company’s fiscal 2020.

Note 4 — Loss Per Share

Basic net loss per share is calculated by dividing net loss attributable to Akerna stockholders by the weighted-average number of shares of common stock outstanding. Diluted net loss per common share is calculated by giving effect to all potentially dilutive common stock, including warrants, restricted stock awards and restricted stock units. The dilutive effect of outstanding awards is reflected in diluted earnings per share by application of the treasury stock method and excludes potential common stock when the effect would be anti-dilutive.

The weighted-average number of shares outstanding used in the computation of diluted earnings per share does not include the effect of potential outstanding common shares that would have been anti-dilutive for the period. There were no potentially outstanding shares as of March 31, 2019. The table below details potentially outstanding shares on a fully diluted basis as of March 31, 2020 that were not included in the calculation of diluted earnings per share and the weighted average amounts of potentially outstanding shares that would have been dilutive had we reported net income for the three and nine months ended March 31, 2020:

	March 31, 2020
		Weighted Average
	Fully Diluted	Three Months Ended	Nine Months Ended
Warrants	5,813,804	5,813,804	5,840,644
Restricted Stock Units	325,121	22,620	12,924
Restricted Stock Awards	75,654	—	—
Total	6,214,579	5,836,424	5,853,568

Note 5 — Stockholders’ Equity and Stock-Based Compensation

A summary of our unvested Restricted Shares and Restricted Stock Units (“RSUs”) activity for the nine months ended March 31, 2020 is presented in the table below:

	Restricted Shares	Restricted Stock Units	Total	Weighted Average Grant Date Fair Value
Nonvested at July 1, 2019	215,063	—	215,063	$11.99
Granted	—	359,554	359,554	7.64
Vested	(86,654)	(10,223)	(96,877)	11.40
Forfeited	(52,755)	(24,210)	(76,965)	10.04
Nonvested at March 31, 2020	75,654	325,121	400,775	$8.61

For the three and nine months ended March 31, 2020, stock-based compensation expense related to the ratable amortization of the unvested Restricted Shares and RSUs was $0.3 million and $0.8 million, respectively, and $3.1 million of total unrecognized costs related to Restricted Shares and RSUs will be ratably recognized over an estimated weighted average remaining vesting period of 3.2 years.

F.1-14

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 5 — Stockholders’ Equity and Stock-Based Compensation (cont.)

Warrants

A summary of the status of outstanding warrants to purchase common stock at March 31, 2020 and the changes during the nine months then ended, is presented in the following table:

	Shares Issuable upon Exercise of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)
Outstanding at July 1, 2019	6,183,115	$11.50	3.72
Issued	—	—	—
Exercised	(369,311)	11.50	—
Expired/cancelled	—	—	—
Outstanding at March 31, 2020	5,813,804	$11.50	2.89

There was no aggregate intrinsic value for the warrants outstanding as of March 31, 2020.

Note 6 — Commitments and Contingencies

Operating Leases

We lease office facilities under non-cancelable operating leases. Rent expense for the three months ended March 31, 2020 and 2019, was $67,000 and $36,000, respectively. Rent expense for the nine months ended March 31, 2020 and 2019, was $143,000 and $115,000, respectively.

On September 30, 2019, we entered into an agreement, or the Office Lease, to lease our new headquarters located at 1630 Welton Street, Denver, Colorado, 80202. The Office Lease commenced on February 24, 2020 and expires January 31, 2022. We have paid a security deposit equal to one month’s rent, which is recorded in intangibles and other assets on our condensed consolidated balance sheet. The monthly payments of $41,925 are subject to a 4% annual increase at each anniversary of the commencement date during the term of the Office Lease. Rent expense related to this lease is recognized on a straight-line basis over the noncancelable term of the lease.

Future minimum lease payments to be made pursuant to the Office Lease and other leases are $124,000 for the remainder of the year ended June 30, 2020; $530,000 for the year ended June 30, 2021; and $316,000 for the year ended June 30, 2022.

Compensation Agreement with Jessica Billingsley

On November 11, 2019, the Compensation Committee of our Board of Directors established the terms upon which Ms. Billingsley, our Chief Executive Officer, may earn a bonus for the fiscal year ended June 30, 2020. The Compensation Committee determined that Ms. Billingsley will be eligible for a bonus derived from the same targets with respect to her bonuses in fiscal year 2019, which is determined based upon our performance relative to the following four budget components: platform recurring revenue; government recurring revenue; services revenue; and net income. However, during fiscal year 2020 any bonus resulting from outperformance relative to budget may be paid in cash, stock, or a combination thereof at the sole discretion of the Compensation Committee.

In addition, the Compensation Committee determined that during fiscal year 2020, Ms. Billingsley is eligible to earn a performance based incentive of $250,000, payable in stock, whereby (a) 50% of the bonus is automatically granted if our stock price/shareholder return increases by 15% (measuring point starts at $10 per share) with respect to the consecutive 20-day volume weighted average price prior to and including June 30, 2020, and (b) the remaining 50% of the bonus may be paid at the sole discretion of the Compensation Committee.

F.1-15

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 6 — Commitments and Contingencies (cont.)

Letter-of-Credit

As of March 31, 2020, we had a standby letter-of-credit with a bank in the amount of $500,000, which was classified as restricted cash on the balance sheets. The beneficiary of the letter-of-credit is an insurance company. The letter-of-credit will expire on June 22, 2020.

Litigation

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. As of March 31, 2020, and through the date these financial statements were issued, there were no legal proceedings requiring recognition or disclosure in the financial statements.

Note 7 — Equity Method Investment and Related Party Transaction

Investment in and License Agreement with Zol Solutions, Inc.

On October 7, 2019, we participated in an offering of preferred stock of Zol Solutions, Inc. (“ZolTrain”) along with other investors in which we purchased 203,000 shares of Series Seed Preferred Stock (the “ZolTrain Preferred”) for a purchase price of $250,000, which represents a noncontrolling interest in ZolTrain.

The ZolTrain Preferred is convertible into shares of common stock of ZolTrain at a conversion rate of $1.232 per share at the option of the holder and contains certain anti-dilution protection in the event of certain future issuances of securities by ZolTrain. We are entitled to vote the number of common shares in which the ZolTrain Preferred is convertible into at any meeting of the ZolTrain stockholders.

The ZolTrain Preferred also provides us with rights of first refusal with respect to newly issued securities of ZolTrain as well as issued and outstanding securities of ZolTrain that are offered to third parties. In connection with the agreement, Nina Simosko, our Chief Revenue Officer, was appointed as one of three members of ZolTrain’s board of directors. Ms. Simosko may only be removed from the ZolTrain board by us and we retain the right to fill the vacancy.

We have determined that ZolTrain is a VIE for accounting purposes. However, we are not required to consolidate ZolTrain in our financial statements because we are not ZolTrain’s primary beneficiary. As of March 31, 2020, our maximum exposure to loss was equal to the carrying value of our initial investment of $250,000. We have concluded that the ZolTrain Preferred is in substance common stock because the liquidation preference provided is not substantive, the equity method of accounting is applicable to in substance common stock. As a result of our representation on the board of directors, we determined that we can exert significant influence over the day to day operations of ZolTrain therefore; we account for this investment using the equity method of accounting, which requires we recognize our share of the ZolTrain operations in our results of operations.

Subsequent to our investment, we entered into a nonexclusive license/reseller agreement with ZolTrain, effective October 24, 2019, to provide ZolTrain’s online cannabis training platform as a co-branded integration option into our MJ Platform and Leaf Data Systems, which is a related party transaction. ZolTrain will share subscription-based revenue generated from our customers with us. The amount of the share of revenue for each of us and ZolTrain will be depend on both (a) the number of training modules accessed by a customer and (b) which party created the accessed content. In addition to the revenue sharing arrangement, the license/reseller agreement provides us

F.1-16

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 7 — Equity Method Investment and Related Party Transaction (cont.)

with the right to receive additional consideration from ZolTrain in the form of an equity earnout if certain revenue milestones are achieved during 2020, 2021, and 2022. Our ability to recognize revenue from the additional earnout consideration in the future will mainly depend on whether it becomes probable that such revenue milestones will be achieved. We have not recognized any revenue subject to this license agreement for the three and nine months ended March 31, 2020.

Note 8 — Subsequent Events

Business Combination

On April 10, 2020, we acquired 100% of the outstanding stock of Trellis Solutions, Inc., or Trellis, a cannabis cultivation management and compliance software company. In exchange for the stock of Trellis, we issued 349,650 shares of common stock, valued at $7.24 per share, the closing price of a share of our common stock on the date of acquisition, or $2.5 million. Additionally, Trellis’ selling shareholders are entitled to contingent consideration based on annualized net new recurring revenue, as defined in the agreement, generated in September 2020, to be paid in Akerna stock, if any. We are in the process of valuing the contingent consideration, as well as the fair value of acquired assets and liabilities assumed.

Because the acquisition occurred subsequent to March 31, 2020, no results of operations of Trellis are included in our condensed consolidated statements of operations for the three and nine months ended March 31, 2020. It is currently impractical to disclose a preliminary purchase price allocation, value of contingent consideration or pro forma financial information combining both companies as of the earliest period presented in these financial statements as Trellis is currently in the process of closing their books and records.

Paycheck Protection Program Loan

In April 2020, we were granted a loan, or the PPP Loan, from a lender in the aggregate amount of $2,204,600 pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act. The PPP Loan is evidenced by a promissory note dated April 21, 2020, the Note. The PPP Loan bears interest at a fixed rate of 1.0% per annum, with the first six months of interest deferred from the date of the Note, has an initial term of two years from the date of the Note, and is unsecured and guaranteed by the Small Business Administration. We may prepay up to 20% of the PPP Loan amount at any time prior to maturity with no prepayment penalties. We must pay all accrued interest if we prepay greater than 20% of the PPP Loan amount and the PPP Loan has been sold on the secondary market. The Note provides for customary events of default. The PPP Loan may be accelerated upon the occurrence of an event of default. The PPP Loan may be forgiven in accordance with the terms of the CARES Act. Principal amount of the PPP Loan not forgiven and accrued interest are to be repaid in 18 equal monthly installments beginning seven months from the date of the disbursement of the PPP Loan.

We applied for the PPP Loan and received the proceeds from the PPP Loan prior to the issuance of the recent guidance from the United States Treasury Department and U.S. Small Business Administration on April 23, 2020. We are currently evaluating the impact this guidance has on Akerna and the PPP Loan.

Note 9 — Revisions of Previously Issued Financial Statements

During the course of preparing the Quarterly Report on Form 10-Q for the three months ended September 30, 2019, we identified certain previously duplicated revenues, which resulted in the overstatement of total assets and revenue during the periods outlined below, and the understatement of net losses for the periods outlined below. Additionally, during the course of preparing our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, we identified certain costs of revenue related to consulting services previously being recorded in operating expenses, which resulted in the overstatement of the gross profit for each of the quarters during the fiscal year ended June 30, 2019. We assessed the materiality of these errors on prior periods’ financial statements and concluded that the errors

F.1-17

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 9 — Revisions of Previously Issued Financial Statements (cont.)

were not material to any prior annual or interim periods, but the cumulative adjustments necessary to correct the errors would be material if we recorded the corrections the period in which the errors were identified. In accordance with GAAP, we are revising the prior periods’ financial statements when they are next issued. See Item. 4 of Part I, Controls and Procedures.

The tables below disclose the effects on the financial statements included in Akerna’s Quarterly Report on Form 10-Q and the financial statements yet to be reissued:

	Year Ended June 30, 2018
	As Reported	Adjustment	As Revised
Consolidated Balance Sheet
Total assets	$3,017,731	$(223,766)	$2,793,965
Total liabilities	1,393,902	—	1,393,902
Total stockholders’ equity	1,623,829	(223,766)	1,400,063
Net loss	(1,623,182)	(72,501)	(1,695,683)
Net loss per share	(0.30)		(0.31)
	As of March 31, 2019
	As Reported	Adjustment	As Revised
Condensed Consolidated Balance Sheet
Total assets	$8,199,718	$(320,434)	$7,879,284
Total liabilities	3,059,378	—	3,059,378
Total stockholders’ equity	5,140,340	(320,434)	4,819,906
	Three Months Ended March 31, 2019
	As Reported	Adjustment	As Revised
Condensed Consolidated Statements of Operations
Total revenue	$2,327,880	$—	$2,327,880
Cost of revenue	1,042,403	124,079	1,166,482
Gross profit	1,285,477	(124,079)	1,161,398
Operating expenses	3,788,644	(124,079)	3,664,565
Net loss	(2,490,103)	—	(2,490,103)
Net loss per share	(0.41)		(0.41)
	Nine Months Ended March 31, 2019
	As Reported	Adjustment	As Revised
Condensed Consolidated Statements of Operations
Total revenue	7,297,859	(96,668)	7,201,191
Cost of revenue	3,197,437	353,175	3,550,612
Gross profit	4,100,422	(449,843)	3,650,579
Operating expenses	10,671,159	(353,175)	10,317,984
Net loss	(6,483,489)	(96,668)	(6,580,157)
Net loss per share	(1.10)		(1.13)

F.1-18

AKERNA CORP.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 9 — Revisions of Previously Issued Financial Statements (cont.)

	Year Ended June 30, 2019
	As Reported	Adjustment	As Revised
Consolidated Balance Sheet
Total assets	24,522,671	(320,434)	24,202,237
Total liabilities	2,442,503	—	2,442,503
Total stockholders’ equity	22,080,168	(320,434)	21,759,734

Consolidated Statements of Operations
Total revenue	10,919,785	(96,668)	10,823,117
Cost of revenue	4,633,844	—	4,633,844
Gross profit	6,285,941	(96,668)	6,189,273
Operating expenses	18,701,619	—	18,701,619
Net loss	(12,306,547)	(96,668)	(12,403,215)
Net loss per share	(2.04)		(2.05)

F.1-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Akerna Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Akerna Corp. (the “Company”) as of June 30, 2019 and 2018, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended June 30, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2018.

New York, NY

September 23, 2019

F.1-20

AKERNA CORP.
Consolidated Balance Sheets

	June 30, 2019	June 30, 2018
Assets
Current assets
Cash	$21,867,289	$1,572,090
Restricted cash	500,000	1,000,311
Accounts receivable, net	1,577,708	254,092
Prepaid expenses and other assets	577,674	191,238
Total current assets	$24,522,671	$3,017,731

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,317,566	$550,437
Accrued liabilities	500,550	373,834
Deferred revenue	624,387	469,631
Total current liabilities	2,442,503	1,393,902

Commitments and contingencies (Note 7)

Stockholders’ equity:
Preferred stock, par value $0.0001; 5,000,000 shares authorized, none are issued and outstanding at June 30, 2019 and 2018	—	—
Common stock, par value $0.0001; 75,000,000 shares authorized, 10,589,746 issued and outstanding at June 30, 2019, and 4,922,650 shares authorized, issued and outstanding at June 30, 2018	1,059	492
Additional paid-in capital	47,325,421	14,563,102
Accumulated deficit	(25,246,312)	(12,939,765)
Total stockholders’ equity	22,080,168	1,623,829

Total liabilities and stockholders’ equity	$24,522,671	$3,017,731

See notes to consolidated financial statements.

F.1-21

AKERNA CORP.
Consolidated Statements of Operations

	For the Year Ended June 30,
	2019	2018
Revenues
Software	$8,256,492	$8,082,424
Consulting	2,403,797	2,281,836
Other	259,496	112,523
Total revenues	10,919,785	10,476,783

Cost of revenues	4,633,844	4,361,963

Gross profit	6,285,941	6,114,820

Operating expenses
Product development	5,565,097	2,645,093
Selling, general, and administrative	13,136,522	5,932,887
Total operating expenses	18,701,619	8,577,980

Loss from operations	(12,415,678)	(2,463,160)

Other income (expense)
Interest	91,239	5,841
Other	17,892	(30,990)
Total other income (expense)	109,131	(25,149)

Net loss	$(12,306,547)	$(2,488,309)

Basic and diluted weighted average common shares outstanding	6,045,382	4,870,950
Basic and diluted net loss per common share	$(2.04)	$(0.51)

See notes to consolidated financial statements.

F.1-22

AKERNA CORP.
Consolidated Statements of Changes in Stockholders’ Equity
For the years ended June 30, 2019 and 2018

	Common		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – July 1, 2017	4,784,910	$478	$13,563,116	$(10,451,456)	$3,112,138
Issuance of shares in exchange for cash	137,740	14	999,986	—	1,000,000
Net loss	—	—	—	(2,488,309)	(2,488,309)
Balance – July 1, 2018	4,922,650	492	14,563,102	(12,939,765)	1,623,829
Issuance of shares in exchange for cash	1,099,376	110	9,999,890	—	10,000,000
Issuance of shares in connection with reverse merger	3,880,282	388	18,878,387	—	18,878,775
Issuance of shares for compensation in connection with reverse merger	498,073	50	3,393,231		3,393,281
Stock-based compensation			490,830		490,830
Cashless exercise of options	189,365	19	(19)	—	—
Net loss	—	—	—	(12,306,547)	(12,306,547)
Balance – June 30, 2019	10,589,746	$1,059	$47,325,421	$(25,246,312)	$22,080,168

See notes to consolidated financial statements.

F.1-23

AKERNA CORP.
Consolidated Statements of Cash Flows

	For the year ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(12,306,547)	$(2,488,309)
Adjustment to reconcile net loss to net cash used in operating activities
Bad debt expense	345,941	169,784
Stock-based compensation expense	3,884,111	—
Changes in operating assets and liabilities
Accounts receivable	(1,669,557)	(329,013)
Prepaid expenses and other current assets	(351,144)	161,889
Accounts payable	767,129	(555,290)
Accrued liabilities	126,716	(51,603)
Deferred revenue	154,756	(651,339)
Net cash used in operating activities	(9,048,595)	(3,743,881)

Cash flows from investing activities
Cash received in connection with the reverse merger	18,843,483	—
Net cash provided by investing activities	18,843,483	—

Cash flows from financing activities
Cash received in connection with issuance of shares	10,000,000	1,000,000
Net cash provided by financing activities	10,000,000	1,000,000

Net increase (decrease) in cash and restricted cash	19,794,888	(2,743,881)

Cash and restricted cash – beginning of period	2,572,401	5,316,282

Cash and restricted cash – end of period	$22,367,289	$2,572,401

Cash paid for taxes	$—	$—

Cash paid for interest	$—	$—

Supplemental disclosure of non-cash investing and financing activity:

Cashless exercise of options	$19	$—
Prepaid expenses received in connection with reverse merger	$35,292	$—

See notes to consolidated financial statements.

F.1-24

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 1 — Description of Business, Liquidity and Capital Resources

Description of Business

Akerna Corp. (the “Company” or “Akerna”), through its wholly-owned subsidiary MJ Freeway, LLC (“MJF”) is a regulatory compliance and inventory management technology company. The Company’s proprietary software platform is adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired. The Company developed products intended to assist states in monitoring licensed businesses’ compliance with state regulations, and to help state-licensed businesses operate in compliance with such law. The Company provides its regulatory software platform, Leaf Data Systems®, to state government regulatory agencies, and its commercial software platform, MJ Platform®, to state-licensed businesses.

On October 10, 2018 (as amended on April 17, 2019), MJF entered into a definitive merger agreement (the “Merger Agreement”) with MTech Acquisition Corp. (“MTech”), the Company (f/k/a MTech Acquisition Holdings Inc.), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Akerna (“Purchaser Merger Sub”), MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Akerna (“Company Merger Sub” and, together with Purchaser Merger Sub, the “Merger Subs”, and the Merger Subs collectively with MTech and Akerna, the “Purchaser Parties”), MTech Sponsor LLC, a Florida limited liability company, in the capacity as the representative for the equity holders of Akerna (other than the Sellers) thereunder (the “Purchaser Representative”), and Harold Handelsman, in the capacity as the representative for the Sellers thereunder (the “Seller Representative”). MTech, collectively with Akerna, Purchaser Merger Sub and MTech Company Merger Sub, shall be referred to as “MTech”. The Merger Agreement provided for two mergers: (i) the merger of Purchaser Merger Sub with and into MTech, with MTech continuing as the surviving entity (the “Purchaser Merger”), and (ii) the merger of MTech Company Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”).

On June 17, 2019, the Mergers contemplated by the Merger Agreement were consummated. In connection with the closing of the Mergers, the registrant changed its name from MTech Acquisition Holdings Inc. to Akerna Corp.

Upon the closing of the Mergers (Note 4), the outstanding Common Units, Preferred Units, and Profit Interest Units of MJF were exchanged for shares of common stock of Akerna at an exchange ratio of one Unit of MJF to 0.26716 shares of Akerna common stock (the “Exchange Ratio). Except as otherwise noted, all common share amounts and per share amounts have been adjusted to reflect this Exchange Ratio, which was effected upon the Merger.

The Mergers have been accounted for as a reverse merger in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The owners and management of MJF have actual or effective voting and operating control of the combined company. In the Merger transaction, MTech is the accounting acquiree and MJF is the accounting acquirer. A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the accounting acquiree accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or intangible assets are recorded.

The accompanying financial statements and related notes reflect the historical results of MJF prior to the merger and of the combined company following the Mergers, and do not include the historical results of MTech prior to the completion of the Mergers.

F.1-25

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 1 — Description of Business, Liquidity and Capital Resources (cont.)

Liquidity and Capital Resources

Since its inception, the Company has incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. However, based on the funds the Company has available as of the date these financial statements are issued primarily as a result of the business combination (Note 4), the Company believes that it has sufficient capital to fund its anticipated operating expenses for at least next twelve months from the date these financial statements are issued. Management will continue to evaluate the impact of this standard on the Company’s consolidated financial statements.

Note 2 — Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates for the years ended June 30, 2019 and 2018 were the Company’s allowance for doubtful accounts, the estimated average customer life used in the calculation of the deferral and recognition of implementation fees earned from certain customers, the estimated useful lives of long-lived assets, stock-based compensation and the deferred tax asset valuation allowance. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents for the years ended June 30, 2019 and 2018. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits. At June 30, 2019, approximately $22 million of the Company’s cash balances were uninsured. The Company has not experienced any losses on such accounts.

Restricted Cash

Restricted cash serves as collateral for the Company’s letter-of-credit (See Note 7).

Prepaid Expenses

Prepaid expenses consist primarily of third-party technology and software used by in the Company in its day-to-day operations and professional services expenses paid in advance. (See Note 3).

F.1-26

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 2 — Summary of Significant Accounting Policies (cont.)

Accounts Receivable, Net

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The allowance for doubtful accounts was $190,088 and $39,571 as of June 30, 2019 and 2018, respectively.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

During the year ended June 30, 2019, one customer accounted for 30% of total revenues. At June 30, 2019, two customers accounted for 33% and 24% of net accounts receivable, respectively. During the year ended June 30, 2018, the same customer accounted for 37% of total revenues. At June 30, 2018, the same two customers accounted for 55% and 11% of net accounts receivable, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from five to seven years, and the shorter of the estimated economic life or related lease terms for leasehold improvements. Repairs and maintenance costs that do not improve the service potential or extend the economic life are expensed as incurred. The Company’s purchases of property and equipment have historically been immaterial.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, restricted cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities approximated fair value as of June 30, 2019 and 2018 because of the relatively short term nature of these instruments. The Company accounts for fair value measurements in accordance with Accounting Standards Codification (“ASC”) Topic No. 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC Topic 820 are described below:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2:

Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

F.1-27

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 2 — Summary of Significant Accounting Policies (cont.)

Software Development Costs

The Company accounts for costs incurred in the development of computer software in accordance with ASC Subtopic 350-40, Intangibles — Goodwill and Other — Internal-Use Software. Costs incurred in the application development stage are subject to capitalization and subsequent amortization and impairment. Application development stage costs were not material for the Company during the years ended June 30, 2019 or 2018. Product development costs are primarily comprised of personnel costs incurred related to activities for evaluating future changes to the software, testing, bug fixes, and other maintenance activities. Product development costs are expensed as incurred.

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been performed, the fee for the arrangement is fixed or determinable, and collectability is reasonable assured.

The Company’s software-as-a-service fees are earned through arrangements in which customers pay the Company a recurring subscription fee based upon the terms of their respective contracts. The Company’s software revenues generated from government customers totaled $4,251,263 and $4,470,310 of total revenues during the years ended June 30, 2019 and 2018, respectively (See Note 2, “Concentration of Credit Risk”). Total costs of government revenues incurred by the Company, which are included in cost of revenues on the statements of operations, were $2,150,062 and $2,670,319 during the years ended June 30, 2019 and 2018, respectively.

The Company also offers various software consulting services to its customers, including implementation services, business planning, support, and other customer services. From time to time, the Company purchases equipment for resale to customers. Such equipment is generally drop-shipped to the Company’s customers. The Company recognizes revenue as the services are performed or products are delivered, or in the case of up-front implementation fees, over the longer of the contract term or estimated customer life.

In most arrangements, the Company bills the customer prior to performing services, which requires the Company to record deferred revenue on the accompanying balance sheets.

Reclassifications

Certain prior year financial statement amounts have been reclassified for consistency with the current year presentation. More specifically, $319,798 has been reclassified from selling, general and administrative expenses to cost of revenues. These reclassifications had no effect on the reported results of operations.

Income Taxes

Income taxes are accounted for using the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities. The Company provides for income taxes at the current and future enacted tax rates and laws applicable in each taxing jurisdiction. The Company uses a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. The Company recognizes interest and penalties related to income tax matters in selling, general, and administrative expense in the consolidated statement of operations.

The Company recognizes deferred tax assets to the extent that its assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies,

F.1-28

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 2 — Summary of Significant Accounting Policies (cont.)

and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, it will make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

Stock-Based Compensation

The Company accounts for grants of share-based awards to employees in accordance with ASC 718, Compensation — Stock Compensation. This standard requires compensation expense to be measured based on the estimated fair value of the share-based awards on the date of grant and recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. Share-based payments issued to non-employees are recorded at their fair values, are revalued quarterly as the equity instruments vest and are recognized as expense over the related service period in accordance with the provisions of ASC 718 and ASC 505, Equity. The value of each share grant is based on the share price on the grant date.

Segments

The Company’s chief operating decision maker reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance and information for different revenue streams is not evaluated separately. As such, the Company’s operations constitute a single operating segment and one reportable segment.

Recently Issued Accounting Pronouncements

ASU 2014-09, Revenue from Contracts with Customers (Topic 606), supersedes the revenue recognition requirements and industry-specific guidance under Revenue Recognition (Topic 605). Topic 606 requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services. ASU No. 2014-09 also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. As an Emerging Growth Company, ASU No. 2014-09 is effective for the Company’s fiscal 2020 annual reporting period and for interim periods thereafter, with early adoption permitted, and allows for either full retrospective or modified retrospective adoption. The Company is evaluating the impact of adoption of the new standard on its consolidated financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires certain equity investments to be measured at fair value with changes in fair value recognized in net income, to record changes in instrument-specific credit risk for financial liabilities measured under the fair value option in other comprehensive income. The new standard is expected to reduce diversity in practice. The new standard is effective for the Company’s fiscal 2020 annual reporting period and for interim periods thereafter. The Company is evaluating the impact of adoption of the new standard on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard, as subsequently amended, establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The new standard is effective for the Company beginning July 1, 2020 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting which simplifies the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Among other changes, the new standard allows non-public business entities to make

F.1-29

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 2 — Summary of Significant Accounting Policies (cont.)

an accounting policy election to either estimate the number of awards that are expected to vest or to account for forfeitures as they occur. The Company has adopted the new standard effective July 1, 2018. The adoption of this standard had no material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments. Among other things, these amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. The new standard is effective for the Company beginning July 1, 2021 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which eliminates the separate accounting model for nonemployee share-based payment awards and generally requires companies to account for share-based payment transactions with nonemployees in the same way as share-based payment transactions with employees. Under the new guidance, nonemployee share-based payment transactions are measured at the grant-date fair value and are no longer remeasured at the then-current fair values at each reporting date until the share options have vested. The amended guidance is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which broadens the scope of existing guidance applicable to internal-use software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use software development cost guidance. The guidance is applicable for the Company beginning July 1, 2020 with early adoption permitted, including adoption in an interim period. The Company is evaluating the impact of adoption of the new standard on its consolidated financial statements.

In April 2019, the FASB issued ASU No. 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. This ASU provides supplemental guidance and clarification to ASU No. 2016-13 and must be adopted concurrently with the adoption of ASU No. 2016-13. The Company has adopted the new standard effective April, 2019. The adoption of this standard had no material impact on the Company’s consolidated financial statements.

Note 3 — Balance Sheet Disclosures

Prepaid expenses consist of the following:

	June 30, 2019	June 30, 2018
Software and technology	$237,930	$115,516
Professional services	169,804	47,626
Insurance	159,940	18,096
Deposit	10,000	10,000
	$577,674	$191,238

F.1-30

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 3 — Balance Sheet Disclosures (cont.)

Accrued liabilities consist of the following:

	June 30, 2019	June 30, 2018
Professional fees	$49,205	$24,404
Sales taxes	36,358	66,347
Compensation	354,724	251,393
Leaf Data Systems contractors	19,557	—
Other	40,706	31,690
	$500,550	$373,834

The accrued compensation as of June 30, 2018 includes $122,000 of accrued bonus earned by the Company’s Chief Executive Officer and a member of the Company’s Board of Managers during the year ended June 30, 2018 and such bonus is calculated based on the Company’s operational results. The accrued compensation as of June 30, 2019, includes approximately $215,000 of accrued bonus earned by the Company’s Chief Executive Officer.

Note 4 — Reverse Merger and Private Placement

Reverse Merger

As noted above, on October 10, 2018, the Company entered into the Merger Agreement (Note 1). On January 18, 2019, the parties to the Merger Agreement and certain of the holders of MJF’s outstanding preferred and common units entered into an allocation agreement which served to modify the allocation of the merger consideration prescribed by the Merger Agreement. Under the terms of the allocation agreement, if the merger closes, additional shares comprising the merger consideration shall be reallocated to holders of the profit interest units of MJF, which additional shares shall be funded from shares otherwise issuable to such holders of MJF’s preferred and common units.

On April 17, 2019, the Merger Agreement was amended to (i) increase the size of the MTech board of directors following the closing of the merger from seven (7) to eight (8) directors, (ii) increase the number of directors appointed prior to the Closing by MJF from four (4) to five (5) directors (which additional director will qualify as an independent director under the Nasdaq Stock Market rules) and (iii) revise the classification of directors so that the Class B directors will include two (2) MJF directors and one (1) MTech director.

On June 17, 2019, MTech and MJF consummated the Mergers contemplated by the Merger Agreement. In connection with the closing of the Mergers, the registrant changed its name from MTech Acquisition Holdings Inc. to Akerna Corp (“Akerna”). The Merger Consideration was paid through the issuance of 6,520,099 shares of MTech common stock (the “Consideration Shares”) to the former holders of MJF common units, preferred units, and profit interest units at a price per share equal to $10.16 per share. Of the total amount of Akerna shares issued in the merger, 283,010 fully vested shares of Akerna common stock and 215,063 unvested shares of Akerna common stock were allocated to the former holders of MJF profit interest units. Notwithstanding the foregoing, 652,010 of the total issuable shares (the “Escrow Shares”) will be held in an escrow account (the “Escrow Account”) to cover any adjustments to the Merger Consideration or claims for indemnification pursuant to the Merger Agreement until ninety (90) days after Akerna files its Annual Report on Form 10-K with the Commission for the fiscal year ending June 30, 2019, with the exception of Escrow Shares held to satisfy then pending claims which shall remain in the Escrow Account until the claims are resolved.

As disclosed above, (a) 283,011 fully vested shares of common stock were allocated to the former holders of MJF profit interest units, resulting in an immediate one-time charge of approximately $3.4 million to be recorded by MJF on June 17, 2019 and (b) 215,063 unvested shares of common stock were allocated to the holders of MJF profit interest units, of which approximately $2.1 million of compensation expense related to such profit interest units will

F.1-31

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 4 — Reverse Merger and Private Placement (cont.)

be ratably recognized over an estimated remaining vesting period of 3 years. The calculation of the amount of the current and future expenses to be taken by MJF was based on the closing price of the Akerna common shares on the date of the Mergers.

In connection with the Merger Agreement, all recipients of the Consideration Shares executed a lock-up agreement (the “Lock-up Agreement”). Pursuant to the Lock-up Agreement, each holder agreed not to engage in any transfer or other transaction with respect to the Consideration Shares for a period of time. With respect to 50% of the Consideration Shares, each holder agreed not to engage in a transfer or other transaction until the earlier of (1) one year from the closing of the Business Combination and (2) the date on which Akerna closes a subsequent corporate transaction with an unaffiliated third party that results in all of Akerna’s shareholders having the right to exchange their shares for cash, securities or other property. With respect to the remaining 50% of the Consideration Shares, each holder agreed not to engage in a transfer or other transaction until the earlier of (1) one year from the closing the business combination, (2) the date on which Akerna closes a subsequent corporate transaction with an unaffiliated third party that results in all of Akerna’s shareholders having the right to exchange their shares for cash, securities or other property and (3) the date on which the closing share price of Akerna common stock equals or exceeds $12.50 per share for any twenty trading days with any thirty trading day period.

Upon the Closing of the Merger, Akerna’s certificate of incorporation was amended and restated to have one single class of common stock and 75,000,000 authorized shares of common stock, par value $0.0001 per share. Akerna also had 5,000,000 authorized shares of preferred stock.

MTech also entered into a series of securities purchase agreements with certain investors (the “PIPE Investors”), whereby MTech issued 901,074 shares of Class A common stock (the “Private Placement Shares”) for an aggregate purchase price of $9.2 million (the “Private Placement”), which closed simultaneously with the consummation of the Mergers. Upon the closing of the Mergers, the Private Placement Shares were automatically converted into shares of Akerna common stock on a one-for-one basis. Each PIPE Investor was also granted an option for a period of sixty days to purchase additional shares of Akerna common stock at a price of $10.21 per share. None of these options were exercised within sixty days.

The proceeds received from the Mergers totaled approximately $18 million, which is net of $4.4 million of underwriting discounts and commissions and other expenses related to the Mergers.

Note 5 — Loss Per Share

Basic net loss per common share is calculated based on the weighted-average number of common shares outstanding in accordance with ASC Topic 260, Earnings per Share. Diluted net loss per common share is calculated based on the weighted-average number of common shares outstanding plus the effect of potentially dilutive common shares. When the Company reports a net loss, the calculation of diluted net loss per common share excludes potential common shares as the effect would be anti-dilutive. For the year ended June 30, 2019, 6,398,178 potentially dilutive securities have been excluded from the computation of diluted weighted average shares outstanding because the effect would be anti-dilutive. Of the total securities excluded, 6,183,115 were related to warrants issued (Note 6) and 215,063 were related to the unvested Restricted Shares. For the year ended June 30, 2018, 5,993,750 potentially dilutive securities all related to warrants issued have been excluded from the computation of diluted weighted average shares outstanding because the effect would be anti-dilutive.

Note 6 — Stockholders’ Equity

Common and preferred stock

In conjunction with the Mergers in June 2019, Akerna’s certificate of incorporation was amended and restated to have one single class of common stock and 75,000,000 authorized shares of common stock, par value $0.0001 per share. Akerna will also have 5,000,000 authorized shares of preferred stock, $0.0001 par value per share, of

F.1-32

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 6 — Stockholders’ Equity (cont.)

which none are issued and outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, all stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative, preemptive rights, or subscription rights.

Issuances for Cash

In November 2017, MJF issued 515,570 Series B Preferred Units (137,740 shares of common stock after retroactively applying the exchange ratio) for cash consideration of $1,000,000. In August 2018, MJF issued 4,115,042 Series C Preferred Units (1,099,376 shares of common stock after retroactively applying the exchange ratio) for cash consideration of $10,000,000. Following the Mergers, all the Units were converted into Akerna’s common stock.

Restricted Shares

Prior to the Mergers, MJF had Profit Interest Incentive Plan (the “Profits Interest Plan”) in place whereby it could grant PIUs to employees or consultants and other independent advisors of the Company. PIUs granted under the Profits Interest Plan would generally vest once a year over four years commencing on the date granted, or based on specified performance targets. MJF had the right, but not the obligation, to repurchase vested PIUs from holders upon their termination of employment. Unvested PIUs were to be forfeited upon termination of employment. If the holder was terminated for cause, as defined, all vested and unvested units would be forfeited. PIUs repurchased or canceled or forfeited by the award recipient were available for reissuance. Upon completion of the Mergers, the non-vested PIUs were exchanged for and became subject to restricted stock agreements (“Restricted Shares”) with varying vesting terms that reflect the vesting conditions application to equity interests of the applicable MJF equity holders at the time of the merger.

The management assessed whether its PIUs represented share-based payments within the scope of ASC Topic 718 or were more akin to a profit-sharing compensation arrangement. The management determined PIUs were more akin to a profit-sharing compensation arrangement. The management determined PIUs only had value upon a defined liquidating event. Accordingly, no value had been accrued for the PIUs until the business combination occurred on June 17, 2019, which met the definition of a liquidating event. As a result, MJF recorded a one-time charge of approximately $3.4 million, which represented the charge associated with fully vested shares of common stock issued in exchange for the PIUs.

During the year ended June 30, 2018, 181,000 Restricted Shares were granted (677,500 PIUs before retroactively applying the exchange ratio), 64,785 Restricted Shares were forfeited (242,500 PIUs before retroactively applying the exchange ratio), and 75,406 Restricted Shares vested (282,250 PIUs before retroactively applying the exchange ratio). At June 30, 2018, there were 294,944 Restricted Shares outstanding (1,104,000 PIUs before retroactively applying the exchange ratio).

During the year ended June 30, 2019, additional 107,618 Restricted Shares were granted (402,824 PIUs before retroactively applying the exchange ratio), 68,794 Restricted Shares were forfeited (257,500 PIUs before retroactively applying the exchange ratio), and 118,705 Restricted Shares vested (444,324 PIUs before retroactively applying the exchange ratio). At June 30, 2019, there were 215,063 unvested Restricted Shares outstanding (805,000 PIUs before retroactively applying the exchange ratio).

F.1-33

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 6 — Stockholders’ Equity (cont.)

For the year ended June 30, 2019, stock-based compensation expenses related to the ratable amortization of the unvested Restricted Shares was $0.5 million. Approximately, $2.1 million of total unrecognized costs related to Restricted Shares will be ratably recognized over an estimated remaining vesting period of 3 years.

Warrants

In connection with MTech’s initial public offering, the Company sold 5,750,000 units at a purchase price of $10.00 per unit, inclusive of 750,000 units sold to the underwriters on February 8, 2018 upon the underwriters’ election to fully exercise their over-allotment option. Each unit consisted of one share of MTech’s common stock and one warrant (“Public Warrant”). Each Public Warrant entitled the holder to purchase one share of MTech’s common stock at an exercise price of $11.50. Upon the Mergers, the Public Warrants were converted to those of Akerna at the exchange ratio of one-for-one.

Simultaneously with MTech’s initial public offering, an affiliated party purchased an aggregate of 225,000 units at $10.00 per unit, for an aggregate purchase price of $2,250,000. On February 8, 2018, the MTech consummated the sale of an additional 18,750 private units at a price of $10.00 per unit generating gross proceeds of $187,500. Each unit consists of one share of MTech’s common stock and one warrant (“Private Warrants”). Each Private Warrant was exercisable to purchase one share of MTech’s common stock at an exercise price of $11.50. Upon the Mergers, the Private Warrants were converted to those of Akerna at the exchange ratio of one-for-one.

A summary of the status of common stock warrants at June 30, 2019 and the changes during the two years then ended, is presented in the following table:

	Shares under warrants	Weighted average exercise price	Weighted average remaining life	Aggregate intrinsic value
Outstanding at July 1, 2017	—
Issued	5,993,750	$11.50
Exercised	—
Expired/cancelled	—
Outstanding at June 30, 2018	5,993,750	11.50	4.61
Issued	189,365	11.50
Exercised	—
Expired/cancelled	—
Outstanding at June 30, 2019	6,183,115	$11.50	3.72	$2,473,000

Unit Purchase Option and Other Rights

In connection with MTech’s initial public offering, there were also 250,000 options sold to an affiliate party to purchase up to 250,000 units exercisable at $10.00 per unit (“Option Shares”). The unit purchase option could be exercised for cash or on a cashless basis, at the holder’s option. Each unit consisted of one share of Company’s common stock, par value $0.0001 per share, and one warrant entitling the holder to purchase one share of Company’s common stock. The unit purchase option was exercised on a cashless basis into 189,365 shares of common stock and 189,365 warrants, which were outstanding as of June 30, 2019.

In connection with the Private Placement, the Company also provided each investor the ability to purchase additional shares of Akerna common stock at a price of $10.21 per share, up to their pro rata share of the 901,074 Private Placement Shares purchased. No investor exercised this right during the year ended June 30, 2019, which expired subsequently. The aggregate intrinsic value of the rights as of June 30, 2019, was $1,522,815.

F.1-34

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 6 — Stockholders’ Equity (cont.)

2019 Incentive plan

On June 17, 2019, the MTech stockholders considered and approved the 2019 Long Term Incentive Plan (the “Equity Incentive Plan”) and reserved 1,040,038 shares of common stock for issuance thereunder. The Equity Incentive Plan was previously approved, subject to stockholder approval, by the board of directors of Akerna on January 23, 2019. The Equity Incentive Plan became effective immediately upon the Closing of the Mergers.

Note 7 — Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under non-cancelable operating leases. Rent expense for the years ended June 30, 2019 and 2018 was $151,458 and $140,946, respectively. Future minimum lease payments under these leases are approximately $96,000 for the year ending June 30, 2020.

Letter-of-Credit

As of June 30, 2018, the Company had a standby letter-of-credit with a bank in the amount of $1,000,000, which was classified as restricted cash on the balance sheets. The beneficiary of the letter-of-credit is an insurance company. Upon its termination on June 22, 2019, the letter-of-credit was renewed with the required balance reduced to $500,000. Accordingly, the restricted cash on the balance sheets as of June 30, 2019 is $500,000.

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. As of June 30, 2019 and 2018, respectively, there were no legal proceedings requiring recognition or disclosure in the financial statements.

Employment Agreement

In connection with the consummation of the Mergers, Ms. Jessica Billingsley and Akerna entered into an employment agreement, dated June 17, 2019 (the “Billingsley Employment Agreement”). Under the terms of the Billingsley Employment Agreement, Ms. Billingsley serves at the Chief Executive Officer of Akerna, at will, and must devote substantially all of her working time, skill and attention to her position and to the business and interests of Akerna (except for customary exclusions).

Akerna will pay Ms. Billingsley an annual base salary in the amount of $250,000. The base salary subject to (i) review at least annually by board of directors of Akerna for increase, but not decrease, and (ii) automatic increase by an amount equal to $50,000 from its then current level on the date upon which Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue equals the product of (x) two multiplied by (y) Akerna’s aggregate, gross consolidated trailing twelve month (TTM) revenue as the Closing. Within 10 days of the Closing, Akerna also paid to Ms. Billingsley a single lump sum of $95,000.

Ms. Billingsley will be eligible for an annual bonus (the “Annual Bonus”) with respect to each fiscal year ending during her employment. Her target annual cash bonus shall be in the amount of one hundred percent (100%) of her base salary (the “Target Bonus”) with the opportunity to earn greater than the Target Bonus upon achievement of above target performance. The amount of the Annual Bonus shall be determined by the board of directors of

F.1-35

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 7 — Commitments and Contingencies (cont.)

Akerna on the basis of fulfillment of the objective performance criteria established in its reasonable discretion. The performance criteria for any particular fiscal year shall be set no later than 90 days after the commencement of the relevant fiscal year. As of June 30, 2019, Ms. Billingsley’s bonus accrual was approximately $215,000.

Ms. Billingsley is entitled to participate in annual equity awards and employee benefits.

The Billingsley Employment Agreement also contains noncompetition and non-solicitation provisions that apply through her employment and for a term of 1 year thereafter, and which are in addition to the noncompetition and non-solicitation provisions prescribed under the Non-Competition Agreements below.

Employee Benefit Plan

The Company has a 401(k) Plan (the “Plan”) to provide retirement benefits for its employees. Employees may contribute up to 100% of their annual compensation to the Plan, limited to a maximum annual amount as updated annually by the IRS. The Company does not offer a match of employee contributions nor any discretionary contributions.

Insurance Claim

In March 2018, the Company received approximately $940,000 in proceeds, net of legal fees, from an insurance claim related to business interruption, which was included as a component of selling, general, and administrative operating expenses on the statement of operations.

Note 8 — Income Taxes

Akerna Corporation is the sole owner of MJF as of June 17, 2019, which is a disregarded entity for federal income taxes. Prior to June 17, 2019 MJF was treated as a partnership for U.S income tax purposes. Accordingly, prior to the business combination, taxable income and losses of the Company were reported on the income tax returns of MJF’s members. Therefore, no income tax provision is provided prior to June 17, 2019.

The following table sets forth the expense or (benefit) for income taxes:

	June 30, 2019	June 30, 2018
Income tax expense
Current income taxes
U.S. federal	$—	$—
U.S. state	—	—
Total current income taxes	$—	$—
	June 30, 2019	June 30, 2018
Deferred income taxes
U.S. federal	$—	$—
U.S. state	—	—
Total deferred income tax benefit	$—	$—

F.1-36

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 8 — Income Taxes (cont.)

The following table sets forth reconciliations of the statutory federal income tax rate to actual rates based on income or loss before income taxes:

	June 30, 2019	June 30, 2018
Income tax expense and rate attributable to:
Federal	$(2,509,246)	$—
State, net of federal benefit	(13,452)	—
Restricted stock awards	816,505	—
Changes in valuation allowance	85,455	—
Losses from flow-through entity not subject to tax	1,640,066	—
Other adjustments	(19,328)	—
Effective income tax expense and rate	$—	$—
	June 30, 2019	June 30, 2018
Noncurrent deferred tax assets:
Allowance for doubtful accounts	$22,226	$—
Charitable contribution carryforward	147	—
Federal and state net operating loss	63,082	—
Total deferred tax assets	$85,455	$—

Valuation allowance	(85,455)	—
Deferred tax assets after valuation allowance	$—	$—

During the year ended June 30, 2019, valuation allowances on deferred tax assets that are not anticipated to be realized increased by $85,455.

Deferred tax valuation allowances are primarily the result of uncertainties regarding the future realization of recorded tax benefits on tax loss. The measurement of deferred tax assets is reduced by a valuation allowance, if based upon available evidence, it is more likely than not that the deferred tax assets will not be realized. The Company has evaluated the realizability of its deferred tax assets in each jurisdiction by assessing the adequacy of expected taxable income, including the reversal of existing temporary differences, historical and projected operating results and the availability of prudent and feasible tax planning strategies. Based on this analysis, the Company has determined that the valuation allowances recorded in the period presented are appropriate.

The Company’s aggregate U.S. federal tax carryforwards for net operating losses which will not expire were $239,281. The Company recorded deferred tax assets related to U.S. state tax net operating loss carryforwards, which expire at various dates beginning in 2039.

The Company is not currently under examination for the major jurisdictions where it conducts business as of June 30, 2019. The management does not believe that there are significant uncertain tax positions in 2019. There are no interest and penalties related to uncertain tax positions in 2019.

F.1-37

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 9 — Revisions of Financial Statements for the Fiscal Quarters during Fiscal Years 2019 and 2018

During the course of preparing the annual report on Form 10-K for the year ended June 30, 2019, the Company identified certain costs of revenue related to consulting services previously being recorded in operating expenses, which resulted in the overstatement of the gross profit for each of the quarters during the fiscal years ended June 30, 2019 and 2018, respectively. These reclassifications had no effect on the reported net losses.

	Fiscal 2019			Fiscal year 2018
	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Quarter Ended September 30
Total revenue	$2,371,900		$2,371,900	$2,672,502		$2,672,502
Cost of revenues	956,123	107,012	1,063,135	1,283,246	79,949	1,363,195
Gross profit	1,415,777	(107,012)	1,308,765	1,389,256	(79,949)	1,309,307
Operating expenses	3,055,976	(107,012)	2,948,964	3,038,013	(79,949)	2,958,064
Net less	(1,623,182)		(1,623,182)	(1,664,706)		(1,664,706)
Net loss per share	(0.15)		(0.15)	(0.21)		(0.21)

Quarter Ended December 31
Total revenue	2,598,079		2,598,079	2,859,582		2,859,582
Cost of revenues	1,198,911	122,084	1,320,995	1,068,828	79,949	1,148,777
Gross profit	1,399168	(122,084)	1,277,084	1,790,754	(79,949)	1,710,805
Operating expenses	3,826,539	(122,084)	3,704,455	2,770,833	(79,949)	2,690,884
Net loss	(2,370,204)		(2,370,204)	(992,463)		(992,463)
Net loss per share	(0.19)		(0.19)	(0.12)		(0.12)

Quarter Ended March 31
Total revenue	2,327,880		2,327,880	2,315,635		2,315,635
Cost of revenues	1,042,403	124,079	1,166,482	737,762	79,949	817,711
Gross profit	1,285,477	(124,079)	1,161,398	1,577,873	(79,949)	1,497,924
Operating expenses	3,788,644	(124,079)	3,664,565	1,204,242	(79,949)	1,124,293
Net loss	(2,490,103)		(2,490,103)	(364,227)		(364,227)
Net loss per share	(0.20)		(0.20)	(0.04)		(0.04)

In accordance with SEC Staff Accounting Bulletin No 108, the Company has evaluated these errors, based on an analysis of quantitative and qualitative factors, as to whether it was material to the condensed statements of operations for the three months ended March 31, 2019 and 2018, December 31, 2018 and 2017, and September 30, 2018 and 2017, respectively, and if amendments of previously filed financial statements with the SEC are required. The Company has determined that quantitatively and qualitatively, the errors have no material impact to the condensed statement of operations for these periods.

Note 10 — Subsequent Events

Subsequent to June 30, 2019, the Company was awarded a contract with the state of Utah following the submission of a response to a request for proposal for an interoperable medical cannabis inventory control and electronic verification system.

F.1-38

AKERNA CORP.
Notes to Consolidated Financial Statements
June 30, 2019

Note 10 — Subsequent Events (cont.)

In July 2019, the Company hired Mr. Scott Sozio, at will, to serve as the Company’s Head of Corporate Development. Mr. Sozio is the former Chief Executive Officer of MTech Acquisition Corp., is a current director of Akerna, and beneficially owns common stock of the Company. Mr. Sozio will receive an annual base salary of $150,000, which is to be credited against certain variable bonus compensation to be paid in a combination of cash and equity pursuant to the Equity Incentive Plan once every twelve month period. The terms of such bonus payment are still being negotiated between the Company and Mr. Sozio.

Subsequent to June 30, 2019, 368,910 warrants were exercised at the price of $11.50 per warrant for the total proceeds of $4,242,465.

F.1-39

INDEX TO AMPLE’S FINANCIAL STATEMENTS

Unaudited Interim Financial Statements
(Please note unless otherwise indicated, dollar amounts refer to U.S. dollars)
Interim Condensed Consolidated Statements of Financial Position (unaudited)	F.2-2
Interim Condensed Consolidated Statements of Operations (unaudited)	F.2-3
Interim Condensed Consolidated Statements of Changes in Stockholders’ Equity (unaudited)	F.2-4
Interim Condensed Consolidated Statements of Cash Flows (unaudited)	F.2-5
Notes	F.2-6
Annual Financial Statements
(Please note unless otherwise indicated, dollar amounts refer to Canadian dollars)
Report of Independent Auditor	F.2-15
Consolidated Statements of Financial Position	F.2-16
Consolidated Statements of Loss and Comprehensive Loss	F.2-17
Consolidated Statements of Changes in Shareholders’ Equity	F.2-18
Consolidated Statements of Cash Flows	F.2-19
Notes	F.2-20

F.2-1

Ample Organics Inc.
Interim condensed consolidated statements of financial position
[expressed in Canadian dollars]
[unaudited]
As at

	March 31, 2020 CAD$	December 31, 2019 CAD$
Assets
Current
Cash	1,144,834	986,874
Trade and other receivables [note 4]	1,553,158	1,549,710
Inventories	26,810	39,437
Prepaid expenses	228,804	329,791
Total current assets	2,953,606	2,905,812
Property and equipment, net [note 5]	1,896,538	1,983,865
Right of use assets, net [note 6]	2,566,826	2,657,120
Other financial assets	—	—
Goodwill and other intangible assets [note 7]	5,773,861	5,856,821
	13,190,831	13,403,618

Liabilities
Current
Trade and other payables [note 8]	1,498,116	1,423,359
Deferred revenue	501,940	495,797
Lease liabilities [note 9]	541,368	544,226
Short-term debt [note 10]	5,779,432	4,746,189
Total current liabilities	8,320,856	7,209,571
Lease liabilities [note 9]	3,035,642	3,113,228
Preferred share liabilities [note 11]	13,758,104	13,636,522
Deferred tax liability	326,384	348,368
Total liabilities	25,440,986	24,307,689

Shareholders’ equity
Share capital [note 12]	14,345,721	14,345,721
Warrants [note 12]	823,778	823,778
Contributed surplus	777,274	642,407
Deficit	(28,196,928)	(26,715,977)
Total shareholders’ equity	(12,250,155)	(10,904,071)
	13,190,831	13,403,618

Commitments and contingencies [note 15]

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

On behalf of the Board:

/s/ John Prentice	/s/ Cal Miller
Director	Director
F.2-2

Ample Organics Inc.
Interim condensed consolidated statements of loss and comprehensive loss
[Expressed in Canadian dollars]
[unaudited]
Three months ended March 31,

	2020 CAD$	2019 CAD$
Revenue [note 13]	1,874,726	1,715,983
Cost of sales	708,466	1,085,636
Gross profit	1,166,260	630,347

General and administrative expenses [note 14]	738,965	869,992
Sales and marketing [note 14]	375,861	578,330
Research and development [note 14]	850,080	2,280,974
Share-based compensation [note 12]	134,867	120,820
Depreciation and amortization [notes 5,6 and 7]	260,581	246,097
Finance costs	308,841	111,598
Loss on fair value of preferred share liabilities [note 11]	—	1,816,139
Loss before income taxes	(1,502,935)	(5,393,603)
Deferred income tax recovery	21,984	25,367
Net loss and comprehensive loss for the year	(1,480,951)	(5,638,236)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

F.2-3

Ample Organics Inc.
Interim condensed consolidated statements of changes in shareholders’ deficiency
[Expressed in Canadian dollars]
[unaudited]

	Common Shares		Warrants		Contributed Surplus CAD$	Deficit CAD$	Total CAD$
	#	CAD$	#	CAD$
Balance, December 31, 2018	33,271,650	8,055,303	—	—	260,790	(8,350,359)	(34,266)
Impact of IFRS 16 adoption	—	—	—	—	—	(344,834)	(344,834)
Issuance of shares, net of costs [note 12]	2,436,207	3,817,067	1,218,100	471,828	—	—	4,288,895
Share-based compensation [note 12]	—	—	—	—	120,820	—	120,820
Net loss and comprehensive loss for the period	—	—	—	—	—	(5,368,236)	(5,368,236)
Balance, March 31, 2019	35,707,857	11,872,370	1,218,100	471,828	381,610	(14,063,429)	(1,337,621)

Balance, December 31, 2019	37,447,622	14,345,721	2,217,161	823,778	642,407	(26,196,928)	(10,904,071)
Share-based compensation [note 12]	—	—	—	—	134,867	—	134,867
Net loss and comprehensive loss for the year	—	—	—	—	—	(1,480,951)	(1,480,951)
Balance, March 31, 2020	37,447,622	14,345,721	2,217,161	823,778	777,274	(28,196,928)	(12,250,155)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

F.2-4

Ample Organics Inc.
Interim condensed consolidated statements of cash flows
[Expressed in Canadian dollars]
[unaudited]
Three months ended March 31,

	2020 CAD$	2019 CAD$
Operating activities
Net loss for the year	(1,480,951)	(5,368,236)
Add items not involving cash
Depreciation and amortization [notes 5,6,7]	260,581	246,097
Share-based compensation [note 12]	134,867	120,820
Loss on fair value of preferred share liabilities [note 11]	—	1,816,139
Finance costs	242,668	61,358
Deferred income tax recovery	(21,984)	(25,367)
Impairment of financial asset	—	—
Loss on sale of fixed assets	—	161
	(864,819)	(3,149,028)
Net changes in non-cash working capital balances related to operations
Trade and other receivables	(3,448)	59,985
Inventories	12,627	12,952
Prepaid expenses	100,987	(6,773)
Trade and other payables	113,986	143,688
Deferred revenue	6,143	130,093
Cash used in operating activities	(634,524)	(2,809,083)

Investing activities
Disposal of property and equipment [note 5]	—	1,075
Purchase of property and equipment [note 5]	—	(98,802)
Cash used in investing activities	—	(97,727)

Financing activities
Proceeds from issuance of shares and warrants, net of costs [note 12]	—	4,288,895
Repayment of short-term debt [note 10]	—	(3,601,786)
Proceeds from issuance of short-term debt, net of costs [note 10]	929,473	2,000,000
Payments for lease obligations	(136,989)	(136,206)
Cash provided by financing activities	792,484	2,550,903

Net increase (decrease) in cash during the period	157,960	(355,907)
Cash, beginning of the period	986,874	1,062,209
Cash, end of the period	1,144,834	706,302

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements

F.2-5

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

1. Nature of business and going concern uncertainty

Nature of business

Ample Organics Inc. [the “Company” or “Ample Organics”] is Canada’s leading cannabis software company. The software is built for compliance with the Access to Cannabis for Medical Purposes Regulations [“ACMPR”], which tracks everything from seed to sale of cannabis and beyond. Ample Organics’ platform allows customers to run their licensed facilities from end-to-end while meeting the record keeping and traceability requirements of ACMPR.

The Company was incorporated on August 1, 2014. The Company’s head office is located at 629 Eastern Ave, Building B, Toronto, Ontario M4M 1E3.

Going concern uncertainty

The preparation of these unaudited interim condensed consolidated financial statements requires management to make judgments regarding the Company’s ability to continue as a going concern. Management has determined that as at March 31, 2020, it does not have adequate working capital for the coming year based on current capital resources. The Company has incurred a total comprehensive loss of CAD$1,480,951 for the three-month period ended March 31, 2020, an accumulated deficit of CAD$28,196,928 and, as of March 31, 2020, the Company’s current liabilities exceeded current assets by CAD$5,367,250. These events or conditions indicate that a material uncertainty exists that raises substantial doubt about the Company’s ability to continue as a going concern and therefore, that it may be unable to realize its assets or discharge its liabilities in the normal course of business. The Company believes it will be able to complete a transaction that will provide the consolidated entity with sufficient funding to meet its expenditure commitments and support its planned level of spending, and therefore it is appropriate to prepare the unaudited interim condensed consolidated financial statements on a going concern basis.

2. Basis of presentation

These unaudited interim condensed consolidated financial statements [“financial statements”] were prepared using the same accounting policies and methods as those used in the Company’s consolidated financial statements for the year ended December 31, 2019. These financial statements have been prepared in compliance with IAS 34 – Interim Financial Reporting. Accordingly, certain disclosures normally included in annual financial statements prepared in accordance with International Financial Reporting Standards [“IFRS”] as issued by the International Accounting Standards Board have been omitted or condensed. These interim condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2019.

These financial statements were approved and authorized for issuance by the Board of Directors of the Company on June 11, 2020.

COVID-19

During the three-month period ended March 31, 2020, the outbreak of the recent novel coronavirus [“COVID-19”] has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused disruption to certain businesses globally; as a result, there could be a possibility of recession in the near future. While the impact of COVID-19 on the Company has been minimal to date, there is uncertainty around its duration and future business conditions. If the outbreak were to cause disruption to the Company’s supply chain or its service capabilities in the future, it would have a negative impact on revenue, which could be material. In addition, any material negative impact on revenue would impact profitability, as well as liquidity and capital resources.

F.2-6

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

3. Summary of Significant accounting policies

The preparation of these unaudited interim condensed consolidated financial statements in accordance with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities and reported amounts of revenues and expenses during the period. These estimates and assumptions are based on historical experience, expectations of the future, and other relevant factors and are reviewed regularly. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future period affected. Actual results may differ from these estimates.

In preparing these unaudited interim condensed consolidated financial statements, the significant judgments made by management in applying the Company’s accounting policies and the key sources of uncertainty are the same as those applied and described in the Company’s audited annual consolidated financial statements for the fiscal year ended December 31, 2019.

4. Trade and other receivables

The Company’s trade and other receivables include the following:

	March 31, 2020 CAD$	December 31, 2019 CAD$
Trade receivable, net of allowance of CAD$13,667 [2019 – CAD$70,953]	924,155	920,707
Investment tax credit receivable	629,003	629,003
	1,553,158	1,549,710

5. Property and equipment

	Leasehold improvements CAD$	Furniture and equipment CAD$	Computer hardware CAD$	Total CAD$
Cost
As at December 31, 2018	1,315,090	203,919	317,707	1,836,716
Impact of IFRS 16 adoption	383,294	—	—	383,294
Additions	100,167	17,183	31,143	148,493
Disposals	—	—	(2,232)	(2,232)
As at December 31, 2019	1,798,551	221,102	346,618	2,366,271
As at March 31, 2020	1,798,551	221,102	346,618	2,366,271

Accumulated depreciation
As at December 31, 2018	44,334	32,854	86,542	163,730
Depreciation	63,630	42,822	113,220	219,672
Disposals	—	—	(996)	(996)
As at December 31, 2019	107,964	75,676	198,766	382,406
Depreciation	47,843	10,879	28,605	87,327
As at March 31, 2020	155,807	86,555	227,371	469,733

Net book value

As at December 31, 2019	1,690,587	145,426	147,852	1,983,865
As at March 31, 2020	1,642,744	134,547	119,247	1,896,538

For the three-month period ended March 31, 2020, a depreciation expense of CAD$87,327 [2019 – CAD$44,329] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss in relation to the property and equipment.

F.2-7

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

6. Right-of-use assets

The Company has lease contracts for office space, vehicles and equipment with remaining terms up to eight years in length. The following is a summary of the changes in the Company’s right-of-use assets during the year:

CAD$
As at January 1, 2019	3,034,001
Depreciation	(376,881)
As at December 31, 2019	2,657,120
Depreciation	(90,294)
As at March 31, 2020	2,566,826

For the three-month period ended March 31, 2020, depreciation expense of CAD$90,294 [2019 – CAD$93,531] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss in relation to the right of use assets.

7. Goodwill and other intangible assets

The Company’s intangible assets comprise customer relationships and technology, both of which are being amortized over their useful lives of five years.

	2020 CAD$	2019 CAD$
Goodwill	4,542,224	4,542,224
Intangible assets	1,231,637	1,314,597
	5,773,861	5,856,821
Intangible assets	CAD$
Cost
As at December 31, 2018	1,659,200
As at March 31, 2020 and December 31, 2019	1,659,200

Accumulated amortization
As at December 31, 2018	12,763
Amortization	331,840
As at December 31, 2019	344,603
Amortization	82,960
As at March 31, 2020	427,563

Net book value
As at December 31, 2019	1,314,597
As at March 31, 2020	1,231,637

For the three-month period year ended March 31, 2020, amortization expense of CAD$82,960 [2019 – CAD$82,960] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss in relation to the intangible assets.

F.2-8

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

8. Trade and other payables

The Company’s trade and other payables include the following:

	March 31, 2020 CAD$	December 31, 2019 CAD$
Trade payables	1,410,004	1,316,653
Sales tax payable	88,072	106,706
	1,498,076	1,423,359

9. Lease liabilities

The following is a summary of the changes in the Company’s lease liabilities during the period:

CAD$
As at January 1, 2019	3,964,299
Interest accretion	237,977
Lease repayments	(544,822)
As at December 31, 2019	3,657,454
Interest accretion	56,545
Lease repayments	(136,989)
As at March 31, 2020	3,577,010
Current	541,368
Non-current	3,035,642

For the three-month period ended March 31, 2020, interest expense of CAD$56,545 [2019 – CAD$61,356] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss in relation to the lease liability.

10. Short-term debt

	March 31, 2020 CAD$	December 31, 2019 CAD$
Short-term debt due in September 2020	2,134,468	2,097,335
Short-term debt due in October 2020	3,644,964	2,648,854
	5,779,432	4,746,189

On February 15, 2019, in order to repay the promissory note for the acquisition of LCA, the Company entered into a CAD$2,000,000 loan bearing interest of 15% per annum, maturing in six months. At inception, the Company recognized the loan at its fair value plus transaction costs directly attributable to its issuance of CAD$87,165. Subsequent to initial recognition, the loan was carried at amortized cost. Financing costs of CAD$87,165 related to this loan were recorded in the consolidated statement of loss and comprehensive loss for the year ended December 31, 2019.

On September 25, 2019, the loan was amended to extend the maturity date to September 25, 2020 and the interest rate to 12% per annum. In addition, 600,000 warrants convertible into Class A-3 Preferred Shares of the Company were issued to the lender [note 11]. On entering into the amended loan, the Company completed an assessment that showed that the present value of the cash flows under the amended loan facility, including the financing costs and cost of warrants issued, differed more than 10% from the present value of the remaining cash flows of the loan. The amendment was treated as an extinguishment of the original loan and the establishment of a new loan at its

F.2-9

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

10. Short-term debt (cont.)

fair value plus transaction costs of CAD$211,567 directly attributable to its issuance. A loss on extinguishment of CAD$1,001,928 was recorded within finance costs related to the amendment. In December 2019, upon announcement of the Akerna Transaction [note 11], the carrying value of the amended loan was adjusted for a revised estimate of future expected cash flows discounted over the remaining estimated life of the amended loan.

On October 1, 2019, the Company entered into a CAD$2,500,000 loan bearing interest of 12% per annum maturing on October 1, 2020. In addition, 204,000 warrants convertible into Class A-3 Preferred Shares of the Company were issued to the lender [note 11]. At inception, the Company recognized the loan at its fair value plus transaction costs directly attributable to its issuance of CAD$246,368. Subsequent to initial recognition, the loan was carried at amortized cost. In December 2019, upon announcement of the Akerna Transaction [see note 11], the carrying value of the loan was adjusted for a revised estimate of future expected cash flows discounted over the remaining estimated life of the amended loan.

On March 9, 2020, the Company drew down on a supplemental advance of CAD$1,000,000 from the October loan bearing interest of 14% per annum and maturing on October 1, 2020. In addition, 81,600 Class A-3 Preferred Shares warrants of the Company were issued to the lender [note 11]. The Company recognized the loan at its fair value plus transaction costs directly attributable to its issuance of CAD$170,527.

For the three-month period ended March 31, 2020, interest expense of CAD$252,296 [2019 – CAD$50,240] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss in relation to the short-term debt.

At March 31, 2020, the Company was in breach of the covenants for its short-term debt. No waivers were obtained by the Company for these covenant breaches.

11. Preferred share liabilities

The following is a summary of the changes in the Company’s preferred liabilities:

	March 31, 2020 CAD$	December 31, 2019 CAD$
Opening balance	13,636,522	5,234,811
Additions	121,582	1,089,073
Change in fair value of preferred share liabilities	—	7,312,638
Ending balance	13,758,104	13,636,522

In June 2018, the Company issued 3,000,000 preferred share units at CAD$1.50 per unit, consisting of 3,000,000 Class A-1 Preferred Shares and 1,500,000 warrants convertible into Class A-2 Preferred Shares at an exercise price of CAD$2.25 per share for gross proceeds of CAD$4,500,000. As the Class A-1 Preferred Shares and Class A-2 Preferred Shares are convertible into a variable number of common shares depending on subsequent issuances of common shares, these preferred shares and the warrants convertible to the preferred shares are considered financial liabilities. The net proceeds were allocated to the preferred shares and warrants based on the relative fair value of each instrument.

In October 2019, the Company issued 804,000 warrants convertible into Class A-3 Preferred Shares at an exercise price of CAD$1.20 to lenders in connection with loans received [note 10]. As the Class A-3 Preferred Shares are convertible into a variable number of common shares depending on subsequent issuances of common shares, these preferred shares and the warrants convertible to the preferred shares are considered financial liabilities.

F.2-10

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

11. Preferred share liabilities (cont.)

In March 2020, the Company issued 81,600 warrants convertible into Class A-3 Preferred Shares at an exercise price of CAD$1.20 to lenders in connection with loans received [note 10].

The Company determined that each of the Company’s Class A-1 Preferred Shares, Class A-2 Preferred Shares and Class A-3 Preferred Shares [collectively the “Class A Preferred Shares”] and warrants that are convertible into Class A Preferred Shares, did not meet the IFRS definition of equity due to the variability of the conversion price. Accordingly, the Class A Preferred Shares and the related warrants are treated as financial liabilities measured at fair value through profit or loss.

In determining the fair values of the warrants issued, the Company used the Black-Scholes pricing model applying the following inputs:

	2020	2019
Risk-free interest rate	0.52%	1.47%
Term [years]	3	3
Estimated volatility	70%	70%
Warrant value	CAD$2.08	CAD$1.40
Share price	CAD$3.00	CAD$2.22
Exercise price	CAD$1.20	CAD$1.20

In December 2019, 1,500,000 warrants convertible into Class A-2 Preferred Shares were converted into 777,637 Class A-2 Preferred Shares and 492,000 warrants convertible into Class A-3 Preferred Shares were converted into 283,721 Class A-3 Preferred Shares.

For the three-month period year ended March 31, 2020, a CAD$nil change on fair value of preferred share liabilities [2019 – CAD$1,816,139 loss] was recorded in the unaudited interim condensed consolidated statement of loss and comprehensive loss.

12. Share capital

[a] Authorized

The authorized share capital of the Company consists of an unlimited number of common shares and 5,304,000 Class A Preferred Shares, issuable in series, of which 3,000,000 are designated as Class A-1 Preferred Shares, 1,500,000 are designated as Class A-2 Preferred Shares and 804,000 are designated as Class A-3 Preferred Shares.

Class A Preferred Shares are convertible, at the option of the holder, into a number of fully paid and non-assessable common shares as determined by dividing the original issue price of the series of Class A Preferred Shares by the then effective conversion price and adjustments to the conversion price in the event the Company issues additional common shares and amounts less than the original conversion price. The conversion and original issue price is CAD$1.50 for Class A-1 Preferred Shares, CAD$2.25 for Class A-2 Preferred Shares, and CAD$1.20 for Class A-3 Preferred Shares, subject to anti-dilution provisions. Preferred shares automatically convert to common shares upon: [i] an amalgamation, arrangement, consolidation, merger, reorganization or similar transaction of the Company, [ii] the sale, lease, transfer, exclusive license or disposition of substantially all of the Company’s assets, [iii] the closing of a public offering of the Company’s common shares provided the offering price per share is not less than CAD$4.50 and aggregate gross proceeds are greater than CAD$20,000,000, or [iv] the vote of the majority of holders of Class A Preferred Shares to convert.

F.2-11

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

12. Share capital (cont.)

[b] Issued and outstanding

On February 22, 2019, the Company issued 2,436,207 common share units at CAD$1.80 per unit, consisting of 2,436,207 common shares and 1,218,100 warrants convertible into common shares at an exercise price of CAD$2.70 until February 22, 2021. In connection with this transaction, the Company issued 27,698 broker warrants convertible into common shares at an exercise price of CAD$1.80 until February 22, 2021 and paid CAD$96,278 in transaction costs.

On April 25, 2019, the Company issued 1,358,052 common share units at CAD$1.80 per unit, consisting of 1,358,052 common shares and 679,024 warrants convertible into common shares at an exercise price of CAD$2.70 until April 25, 2021. In connection with this transaction, the Company issued 81,483 broker warrants convertible into common shares at an exercise price of CAD$1.80 until April 25, 2021 and paid CAD$246,389 in transaction costs.

On May 2, 2019, the Company issued 309,200 common share units at CAD$1.80 per unit, consisting of 309,200 common shares and 154,600 warrants convertible into common shares at an exercise price of CAD$2.70 until May 2, 2021. In connection with this transaction, the Company issued 20,000 advisory warrants convertible into common shares at an exercise price of CAD$1.80 until May 2, 2021 and paid CAD$29,944 in transaction costs.

On May 15, 2019, the Company issued 72,513 common share units at CAD$1.80 per unit, consisting of 72,513 common shares and 36,256 warrants convertible into common shares at an exercise price of CAD$2.70 until May 15, 2021. In connection with this transaction, the Company paid CAD$29,944 in transaction costs.

All of the warrants convertible to common shares for these transactions are convertible into common shares at a 1:1 ratio. The warrants were valued using the Black-Scholes pricing model with the following inputs:

2019
Risk-free interest rate	1.54% – 1.79%
Term [years]	2
Volatility	70%
Dividend yield	Nil
Warrant value	CAD$0.38 – CAD$0.57
Share price	CAD$1.61
Exercise price	CAD$1.80 – CAD$2.70

[c] Employee stock option plan

The Company has an Employee Stock Option Plan [the “Plan”] that is administered by the Board of Directors of the Company who establishes exercise prices, at not less than market price at the date of grant, and expiry dates, which have been set at ten years from issuance. Options under the Plan remain exercisable in increments with 1/4 being exercisable on each of the first and second anniversary and 2/4 being exercisable on the third anniversary from the date of grant, except as otherwise approved by the Board of Directors. The maximum number of common shares reserved for issuance for options that may be granted under the Plan is 10% of the common shares outstanding, which amounts to 3,744,762 at March 31, 2020 [2019 – 3,744,762].

F.2-12

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

12. Share capital (cont.)

The following is a summary of the changes in the Company’s stock options:

	Number of options #	Weighted average exercise price CAD$
Outstanding as at December 31, 2018	1,070,500	1.50
Granted	888,500	1.80
Forfeited	(915,188)	1.60
Expired	(25,312)	1.50
Outstanding as at December 31, 2019	1,018,500	1.67
Forfeited	(37,500)	1.50
Expired	(31,250)	1.50
Outstanding as at March 31, 2020	949,750	1.68

For the three-month period ended March 31, 2020, the Company recorded CAD$134,867 [2019 – CAD$120,820] in share-based compensation expense related to options, which are measured at the fair value at the date of grant and expensed over the option’s vesting period.

In determining the amount of share-based compensation, the Company used the Black-Scholes option pricing model to establish the fair value of options granted by applying the following assumptions:

2019
Grant date share price	CAD$1.61
Exercise price	CAD$ 1.80
Expected dividend yield	—
Risk free interest rate	1.49% – 1.76%
Expected life	10 years
Expected volatility	70%

Expected volatility was estimated by using the historical volatility of other companies that the Company considers comparable that have trading and volatility history. The expected option life represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on government bonds with a remaining term equal to the expected life of the options.

The following table is a summary of the Company’s share options outstanding as at March 31, 2020:

	Options outstanding		Options exercisable
Exercise price CAD$	Number outstanding #	Weighted average remaining contractual life [years] #	Exercise price CAD$	Number exercisable #
1.50	376,750	9.85	1.50	94,188
1.80	573,000	8.41	1.80	54,750
1.68	949,750	8.98	1.61	148,938

F.2-13

Ample Organics Inc.
Notes to the interim condensed consolidated financial statements

[Expressed in Canadian dollars, except share amounts]

[unaudited]

March 31, 2020 and 2019

12. Share capital (cont.)

The following table is a summary of the Company’s share options outstanding as at March 31, 2019:

	Options outstanding		Options exercisable
Exercise price CAD$	Number outstanding #	Weighted average remaining contractual life [years] #	Exercise price CAD$	Number exercisable #
1.50	944,500	4.40	1.50	—
1.80	276,500	7.88	1.80	—
1.57	1,221,000	5.19	—	—

13. Disaggregated revenue

The Company derives its revenues from two main sources, software-as-a-service application [“SaaS”], and professional services revenue, which includes services such system integration and training, and process-change analysis. Subscription revenue related to the provision of SaaS is recognized ratably over the contract term as the service is delivered. Professional services revenue is recognized as services are rendered. Other revenue relates mainly to sale of hardware.

The following table represents disaggregation of revenue for the three-month period ended March 31, 2020 and 2019:

	2020 CAD$	2019 CAD$
Subscription revenues	1,447,671	911,039
Professional services	198,432	203,965
Other	198,623	600,979
Total	1,874,726	1,715,983

14. Expenses by nature

Components of general and administrative expenses, sales and marketing and research and development expenses for the three-month period ended March 31, 2020 and 2019 were as follows:

	2020 CAD$	2019 CAD$
Salaries and wages	1,364,120	1,850,419
Professional fees [include outsourced software development]	479,377	1,760,466
Other	121,409	118,411
	1,964,906	3,729,296

15. Commitments and contingencies

In the ordinary course of business, from time to time, the Company is involved in various claims related to operations, rights, commercial, employment or other claims. Although such matters cannot be predicted with certainty, management does not consider the Company’s exposure to these claims to be material to these financial statements.

F.2-14

Report of independent auditor

To the Board of Directors of Ample Organics Inc.

We have audited the accompanying consolidated financial statements of Ample Organics Inc. [the “Company”], which comprise the consolidated statement of financial position as of December 31, 2019, and the related consolidated statement of loss and comprehensive loss, changes in stockholders' deficiency, and cash flows for the year then ended, and the related notes to the financial statements.

Management's responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in conformity with International Financial Reporting Standards [“IFRS”], this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ample Organics Inc. at December 31, 2019, and the consolidated results of its operations and its cash flows for the year then ended in conformity with IFRS.

The Company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring losses from operations, has a working capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Toronto, Ontario

June 11, 2020

F.2-15

Ample Organics Inc.

Consolidated statements of financial position
[Expressed in Canadian dollars]

As at December 31

	2019 CAD$	2018 CAD$
Assets
Current
Cash	986,874	1,062,209
Trade and other receivables [note 4]	1,549,710	1,630,439
Inventories	39,437	210,507
Prepaid expenses	329,791	385,054
Total current assets	2,905,812	3,288,209
Property and equipment, net [note 5]	1,983,865	1,672,986
Right of use assets, net [note 6]	2,657,120	—
Other financial assets	—	25,000
Goodwill and other intangible assets [note 7]	5,856,821	6,188,661
	13,403,618	11,174,856
Liabilities
Current
Trade and other payables [note 8]	1,423,359	1,200,860
Deferred revenue	495,797	731,977
Lease liabilities [note 9]	544,226	—
Short-term debt [note 10]	4,746,189	3,601,786
Total current liabilities	7,209,571	5,534,623
Lease liabilities [note 9]	3,113,228	—
Preferred share liabilities [note 11]	13,636,522	5,234,811
Deferred tax liability [note 13]	348,368	439,688
Total liabilities	24,307,689	11,209,122
Shareholders’ deficiency
Share capital [note 12]	14,345,721	8,055,303
Warrants [note 12]	823,778	—
Contributed surplus	642,407	260,790
Deficit	(26,715,977)	(8,350,359)
Total shareholders’ deficiency	(10,904,071)	(34,266)
	13,403,618	11,174,856

Commitments and contingencies [note 16]

Subsequent events [note 21]

The accompanying notes are an integral part of these consolidated financial statements

On behalf of the Board:

/s/ John Prentice	/s/ Cal Miller
Director	Director

F.2-16

Ample Organics Inc.

Consolidated statements of loss and comprehensive loss

[Expressed in Canadian dollars]

Years ended December 31

	2019 CAD$	2018 CAD$
Revenue [note 14]	7,420,199	6,436,876
Cost of sales	4,363,863	3,291,566
Gross profit	3,056,336	3,145,310
General and administrative expenses [note 15]	3,520,720	2,283,351
Sales and marketing [note 15]	2,079,045	1,616,103
Research and development [note 15]	4,777,996	4,737,175
Share-based compensation [note 12]	381,617	260,790
Depreciation and amortization [notes 5,6,7]	928,393	162,853
Finance costs [note 10]	2,143,031	5,409
Loss on fair value of preferred share liabilities [note 11]	7,312,638	776,000
Other expense	25,000	—
Loss before income taxes	(18,112,104)	(6,696,371)
Deferred income tax recovery [note 13]	91,320	—
Net loss and comprehensive loss for the year	(18,020,784)	(6,696,371)

The accompanying notes are an integral part of these consolidated financial statements

F.2-17

Ample Organics Inc.

Consolidated statements of changes in shareholders’ deficiency
[Expressed in Canadian dollars]

	Common Shares		Warrants		Contributed Surplus CAD$	Deficit CAD$	Total CAD$
	#	CAD$	#	CAD$
Balance, December 31, 2017	29,969,426	2,975,522	—	—	—	(1,653,988)	1,321,534
Issuance of shares, net of costs [note 12]	3,302,224	5,079,781	—	—	—	—	5,079,781
Share-based compensation [note 12]	—	—	—	—	260,790	—	260,790
Net loss and comprehensive loss for the year	—	—	—	—	—	(6,696,371)	(6,696,371)
Balance, December 31, 2018	33,271,650	8,055,303	—	—	260,790	(8,350,359)	(34,266)
Impact of IFRS 16 adoption [note 3]	—	—	—	—	—	(344,834)	(344,834)
Issuances of shares and warrants, net of costs [note 12]	4,175,972	6,290,418	2,217,161	823,778	—	—	7,114,196
Share-based compensation [note 12]	—	—	—	—	381,617	—	381,617
Net loss and comprehensive loss for the year	—	—	—	—	—	(18,020,784)	(18,020,784)
Balance, December 31, 2019	37,447,622	14,345,721	2,217,161	823,778	642,407	(26,715,977)	(10,904,071)

The accompanying notes are an integral part of these consolidated financial statements

F.2-18

Ample Organics Inc.

Consolidated statements of cash flows
[Expressed in Canadian dollars]

Year ended December 31

	2019 CAD$	2018 CAD$
Operating activities
Net loss for the year	(18,020,784)	(6,696,371)
Add items not involving cash
Depreciation and amortization [notes 5,6,7]	928,393	162,853
Share-based compensation [note 12]	381,617	260,790
Loss on fair value of preferred share liabilities [note 11]	7,312,638	776,000
Finance costs	1,792,435	—
Deferred income tax recovery	(91,320)	—
Impairment of financial asset	25,000	—
Loss on sale of fixed assets	161	1,070
	(7,671,860)	(5,495,658)
Net changes in non-cash working capital balances related to operations
Trade and other receivables	282,899	(1,180,641)
Inventories	171,070	(161,945)
Prepaid expenses	55,263	(157,854)
Trade and other payables	222,497	468,942
Deferred revenue	(236,180)	25,269
Cash used in operating activities	(7,176,311)	(6,501,887)

Investing activities
Acquisition	—	(3,525,627)
Disposal of property and equipment [note 5]	1,075	8,988
Purchase of property and equipment [note 5]	(148,493)	(981,901)
Cash used in investing activities	(147,418)	(4,498,540)

Financing activities
Proceeds from issuance of shares and warrants, net of costs [note 12]	7,114,196	7,303,283
Repayment of short-term debt [note 10]	(5,601,786)	—
Proceeds from issuance of short-term debt, net of costs [note 10]	6,280,806	3,601,786
Payments for lease obligations	(544,822)	—
Cash provided by financing activities	7,248,394	10,905,069

Net decrease in cash during the year	(75,335)	(95,358)
Cash, beginning of the year	1,062,209	1,157,567
Cash, end of the year	986,874	1,062,209

The accompanying notes are an integral part of these consolidated financial statements

F.2-19

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

1. Nature of business and going concern uncertainty

Nature of business

Ample Organics Inc. [the “Company” or “Ample Organics”] is Canada’s leading cannabis software company. The software is built for compliance with the Access to Cannabis for Medical Purposes Regulations [“ACMPR”], which tracks everything from seed to sale of cannabis and beyond. Ample Organics’ platform allows customers to run their licensed facilities from end-to-end while meeting the record keeping and traceability requirements of ACMPR.

The Company was incorporated on August 1, 2014. The Company’s head office is located at 629 Eastern Ave, Building B, Toronto, Ontario M4M 1E3.

Going concern uncertainty

The preparation of these consolidated financial statements requires management to make judgments regarding the Company’s ability to continue as a going concern. Management has determined that as at December 31, 2019, it does not have adequate working capital for the coming year based on current capital resources. The Company has incurred a total comprehensive loss of CAD$18,020,784 for the year ended December 31, 2019, an accumulated deficit of CAD$26,715,977 and, as of December 31, 2019, the Company’s current liabilities exceeded current assets by CAD$4,303,759. These events or conditions indicate that a material uncertainty exists that raise substantial doubt about the Company’s ability to continue as a going concern and therefore, that it may be unable to realize its assets or discharge its liabilities in the normal course of business. The Company believes it will be able to complete a transaction that will provide the Company with sufficient funding to meet its expenditure commitments and support its planned level of spending, and therefore it is appropriate to prepare the consolidated financial statements on a going concern basis.

2. Basis of presentation

[a] Statement of compliance

These consolidated financial statements [the “financial statements”] have been prepared by management on a going concern basis in accordance with generally accepted accounting principles in Canada for publicly accountable enterprises, as set out in the CPA Canada Handbook — Accounting, which incorporates International Financial Reporting Standards [“IFRS”] as issued by the International Accounting Standards Board [“IASB”]. The policies set out below have been consistently applied to all periods presented unless otherwise noted.

These financial statements were approved and authorized for issuance by the Board of Directors of the Company on June 11, 2020.

[b] Basis of measurement

These financial statements have been prepared on a historical cost basis. Historical costs are generally based upon the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2 Share-based Payment [“IFRS 2”] and measurements that have some similarities to fair value, but are not fair value, such as value in use in IAS 36 Impairment of Assets.

F.2-20

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

2. Basis of presentation (cont.)

[c] Basis of presentation

These financial statements comprise the accounts of the Company, and its wholly owned legal subsidiary, Last Call Analytics Inc. [“LCA”] and Ample Organics Australia PTY LTD, after the elimination of all intercompany balances and transactions.

Subsidiary

The subsidiary is an entity over which the Company has exposure to variable returns from its involvement and has the ability to use power over the investee to affect its returns. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Company controls another entity. The subsidiary is fully consolidated from the date on which control is transferred to the Company until the date on which control ceases. The accounts of the subsidiary are prepared for the same reporting period as the parent company, using consistent accounting policies. Intercompany transactions, balances and unrealized gains or losses on transactions are eliminated upon consolidation.

[d] Functional currency and presentation currency

These financial statements are presented in Canadian dollars, which is the Company’s functional currency.

[e] Use of estimates and judgments

The preparation of these financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that reporting period, or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the critical judgments, apart from those involving estimations, that management has made in the process of applying the Company’s accounting policies and that have the most significant effect on the amounts recognized in the financial statements:

[i]     Revenue recognition

Multi-element or bundled contracts require an estimate of the relative stand-alone selling prices of separate elements. The Company assesses the criteria for the recognition of revenue related to arrangements that have multiple components. These assessments require judgment by management to determine if there are separately identifiable components as well as how to allocate the total price among the components. Deliverables are accounted for as separately identifiable components. In concluding whether components are separately identifiable, management considers the transaction from the customer’s perspective. Among other factors, management assesses whether the service or product is sold separately by the Company in the normal course of business or whether the customer could purchase the service or product separately.
F.2-21

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

2. Basis of presentation (cont.)

[ii]    Estimated useful lives, residual values and depreciation of property and equipment

Depreciation of property and equipment are dependent upon estimates of useful lives and residual values, which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

[iii]   Estimated useful lives and amortization of intangible assets

The Company employs significant estimates to determine the estimated useful lives of intangible assets, considering technology trends, contractual rights, past experience, expected use and review of asset useful lives. The Company reviews amortization methods and useful lives annually or when circumstances change and adjusts its amortization methods and assumptions prospectively.

[iv]   Valuation of share-based payments, warrants and Class A-3 Preferred Shares

Management measures the fair value for share-based payments, warrants and Class A-3 Preferred Shares using market-based option valuation techniques. Assumptions are made and estimates are used in applying the valuation techniques. These include estimating the future volatility of the share price, expected dividend yield, expected risk-free interest rate and the rate of forfeiture. Such estimates and assumptions are inherently uncertain. Changes in these assumptions affect the fair value estimates of share-based payments, warrants and Class A-3 preferred shares.

3. Significant accounting policies

[a] Cash

Cash includes cash deposits in financial institutions.

[b] Foreign currency translation

Foreign currency transactions are translated into Canadian dollars at exchange rates in effect on the date of the transactions. At the end of each reporting period, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at the foreign exchange rate applicable at that period-end date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Expenses are translated at the exchange rates that approximate those in effect on the date of the transaction. Realized and unrealized exchange gains and losses are recognized in the consolidated statements of loss and comprehensive loss.

[c] Business combinations

Business combinations are accounted for using the acquisition method. In applying the acquisition method, the Company separately measures at their acquisition-date fair values, the identifiable assets acquired, the liabilities assumed, and goodwill acquired and any non-controlling interest in the acquired entity. The consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred to the former owners of the acquiree and the equity interests issued by the Company. The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date.

Acquisition costs in connection with a business combination are expensed as incurred.

F.2-22

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

Goodwill is measured as the excess of the fair value of the consideration transferred, less any non-controlling interest in the entity being acquired at the proportionate share of the recognized net identifiable assets acquired. Goodwill acquired through a business combination is allocated to each cash-generating unit [“CGU”] or group of CGUs that are expected to benefit from the related business combination. A group of CGUs represents the lowest level within the entity at which the goodwill is monitored for internal management purposes, which is not higher than an operating segment. Goodwill is tested for impairment annually or more frequently if certain indicators arise that indicate they are impaired.

[d] Inventories

Inventories are measured at the lower of cost and net realizable value. The costs of inventories are determined on a weighted average cost basis. Net realizable value represents the estimated selling price for inventories less estimated costs necessary to make the sale.

The cost of inventories, which consists of computer equipment, comprises all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. The cost of purchase comprises the purchase price, non-recoverable taxes, transport, handling, and other costs directly attributable to the acquisition of goods.

Inventory allowances are recorded in the period in which management determines the inventory to be obsolete.

[e] Revenue from contracts with customers

Revenue is recognized upon transfer of control of the promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. Performance obligations related to a contract are satisfied through the transfer of a promised good or service [i.e., an asset] to a customer, either over time or at a point in time. An asset is transferred when [or as] the customer obtains control of that asset, which refers to the ability to use and obtain substantially all of the remaining benefits from the asset, such as by:

[i]     using the asset to produce goods or provide services [including public services];

[ii]    using the asset to enhance the value of other assets;

[iii]   using the asset to settle liabilities or reduce expenses;

[iv]   selling or exchanging the asset;

[v]    pledging the asset to secure a loan; and

[vi]   holding the asset.

Payment terms are typically 30 days with a CAD$20,000 credit limit on services. Deferred revenue, classified as contract liabilities under International Financial Reporting Standards [“IFRS”] 15, relates to payments received in advance of performance under contracts with customers. Contract liabilities are recognized as [or when] the Company satisfies its performance obligation under the contracts.

Software licenses and services

The Company provides software licenses for contract terms of generally one year, along with implementation [professional] services to provide support and training for customers. These are considered to be one performance obligation under IFRS 15 and are satisfied over the contract term. Revenue is recognized rateably on the basis of time remaining from the start of the contract to its conclusion, on a contract-by-contract basis.

F.2-23

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

The first three months of a contract are typically pre-billed upon scheduling of an onsite implementation date, resulting in contract liabilities. The remaining payments under the contract are billed on a monthly basis, subsequent to revenue recognition and resulting in contract assets.

Hardware and third — party licenses

The Company provides its software pre-installed and configured on its own dedicated device/hardware and can also install third-party licenses necessary for the operation of the hardware network. These are considered distinct, separate performance obligations under IFRS 15, and are satisfied at a point in time once the setup is complete. Hardware purchases by new customers must be paid for upfront prior to installation, resulting in contract liabilities until the setup is complete. Hardware purchases by existing customers are billed once the devices have been shipped and configured, resulting in contract assets.

The Company measures revenue at the fair value of consideration received or receivable, taking into account any contractually defined terms for volume discounts or refunds. As contracts are generally one year in length, performance obligations related to existing contract liabilities are expected to be satisfied by the end of the next fiscal year-end.

[f] Property and equipment

The Company’s property and equipment are measured at cost less accumulated depreciation and impairment losses.

The cost of an item of property and equipment includes expenditures that are directly attributable to the acquisition or construction of the asset.

Depreciation is recorded over the estimated useful lives as outlined below:

Computer hardware	3 – 5 years
Furniture and equipment	3 – 5 years
Leasehold improvements	Lesser of useful life or term of lease

The Company assesses an asset’s residual value, useful life and depreciation method on a regular basis and if any events have indicated a change and makes adjustments if appropriate.

Gains and losses on disposal of property and equipment are determined by comparing the proceeds from disposal with the carrying amount of the property and equipment and are recognized in the consolidated statement of loss and comprehensive loss.

[g] Intangible assets

The Company’s intangible assets relate to customer relationships and technology. The cost of an intangible asset acquired in a business combination is its fair value at the acquisition date.

Research costs are expensed as incurred.

The useful lives of intangible assets are assessed as either finite or indefinite. Intangible assets with a finite life are amortized over the estimated useful life. Intangible assets are amortized on a straight-line basis as follows:

Customer relationships	5 years
Technology	5 years

F.2-24

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates.

[h] Impairment of non-financial assets

The carrying amounts of the Company’s non-financial assets are reviewed for impairment as at each consolidated statement of financial position date or whenever events or changes in circumstances indicate that the carrying amount of an asset exceeds its recoverable amount. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets. The recoverable amount of an asset or a cash-generating unit is the higher of its fair value, less cost to sell, and its value in use. If the carrying amount of an asset exceeds its recoverable amount, an impairment charge is recognized immediately in profit or loss by the amount by which the carrying amount of the asset exceeds the recoverable amount. Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the lesser of the revised estimate of recoverable amount and the carrying amount that would have been recorded had no impairment loss been recognized previously.

[i] Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease based on whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured based on the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received. The assets are depreciated to the earlier of the end of the useful life of the right-of-use asset or the lease term using the straight-line method as this most closely reflects the expected pattern of consumption of the future economic benefits. The lease term includes periods covered by an option to extend if the Company is reasonably certain to exercise that option. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability. The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company has elected to apply the practical expedient to account for each lease component and any non-lease components as a single lease component. The Company has also elected to apply the practical expedient not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low-value assets.

F.2-25

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

[j] Share-based compensation

The Company grants stock options to certain employees. When stock options are exercised, the Company issues new common shares. The consideration received on the exercise of stock options is credited to share capital at the time of exercise. The Company’s stock option compensation plan is described in note 12[c]. Stock options generally vest over three years in a tiered manner and expire after ten years. Each tranche in an award is considered a separate award with its own vesting period and grant date fair value. Fair value of each tranche is measured at the date of grant using the Black-Scholes option pricing model. Compensation expense is recognized over the tranche’s vesting period on a straight-line basis based on the number of awards expected to vest, with a corresponding credit to contributed surplus. The number of awards expected to vest is reviewed at least annually, with any impact being recognized immediately. The stock options recognized is also determined based on management’s grant date estimate of the forfeitures that are expected to occur over the life of the stock options. The number of stock options that actually vest could differ from the estimated number of awards expected to vest and any differences between the actual and estimated forfeitures are recognized prospectively as they occur.

[k] Income taxes

The income taxes currently payable is based on taxable profit for the year. Taxable profit differs from “income before income taxes” as reported in the consolidated statement of loss and comprehensive loss because of items of income or expenses that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s current income taxes are calculated using tax rates that have been enacted or substantively enacted by the end of the year.

Deferred income taxes are recognized on temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred income tax liabilities are generally recognized for all taxable temporary differences. Deferred income tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred income tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition [other than in a business combination] of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, deferred income tax liabilities are not recognized if the temporary difference arises from the initial recognition of goodwill.

The carrying amount of deferred income tax assets is reviewed at the end of each year and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. Deferred income tax liabilities and assets are measured at the tax rates that are expected to apply in the year in which the liability is settled or the asset realized, based on tax rates [and tax laws] that have been enacted or substantively enacted by the end of the year.

The measurement of deferred income tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the year, to recover or settle the carrying amount of its assets and liabilities.

Current and deferred income taxes are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive loss or directly in equity, in which case the current and deferred income taxes are also recognized in other comprehensive loss or directly in equity, respectively. Where current income taxes or deferred income taxes arise from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

F.2-26

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

[l] Government assistance

Government assistance, which mainly consists of refundable investment tax credits for research and development expenses, is recognized when there is reasonable assurance that the government assistance will be received and all attached conditions will be complied with. When the government assistance relates to an expense item, it is recognized as a reduction in the related expense on a systematic basis over the period necessary to match the government assistance to the costs it is intended to subsidize.

[m] Financial instruments

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities [other than financial assets and financial liabilities at fair value through profit or loss] are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

Financial assets

The Company initially recognizes financial assets at fair value on the date at which the Company becomes a party to the contractual provisions of the instrument.

The Company classifies its financial assets on initial recognition and subsequent measurement as amortized cost, fair value through other comprehensive income [“FVTOCI”], or fair value through profit or loss [“FVTPL”].

Financial assets are subsequently measured at amortized cost if both the following conditions are met and they are not designated as FVTPL:

•        the financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows; and

•        the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

These assets are subsequently measured at amortized cost using the effective interest method and are subject to impairment. Gains and losses are recognized in the statement of loss and comprehensive loss when the asset is derecognized, modified or impaired.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Company is recognized as a separate asset or liability.

F.2-27

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

Financial liabilities

The Company initially recognizes financial liabilities at fair value on the date at which the Company becomes a party to the contractual provisions of the instrument.

The Company classifies its financial liabilities as either financial liabilities at amortized cost or FVTPL on initial recognition and subsequent measurement. Financial liabilities are classified as FVTPL when the financial liability is (i) contingent consideration of an acquirer in a business combination, (ii) held for trading, or (iii) it is designated as FVTPL.

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held for trading, or (iii) designated as FVTPL are subsequently measured at amortized cost using the effective interest rate method. Interest paid from these financial liabilities is included in finance costs using the effective interest rate method.

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire.

Financial liabilities and equity instruments

[i] Classification as debt or equity

Debt and equity instruments issued by the Company are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

[ii] Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by a group entity are recognized at the proceeds received, net of direct issue costs.

Classification of financial instruments

The Company classifies its financial assets and liabilities depending on the purpose for which the financial instruments were acquired, their characteristics, and management intent as outlined below:

Cash	Fair value through profit and loss
Trade and other receivables	Amortized cost
Other financial assets	Fair value through profit and loss
Trade and other payables	Amortized cost
Short-term debt	Amortized cost
Preferred share liabilities	Fair value through profit and loss
Warrant liabilities	Fair value through profit and loss

F.2-28

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

Impairment of financial assets

As the Company’s financial assets are substantially made up of trade receivables, which are measured at amortized cost, the Company has elected to apply the simplified approach for measuring the loss allowance at an amount equal to lifetime expected credit losses [“ECL”]. The Company recognizes lifetime expected losses on initial recognition through both the analysis of historical defaults and a reassessment of counterparty credit risk in revenue contracts on an annual basis. An impairment loss is reversed in subsequent periods if the amount of the expected loss decreases and the decrease can be objectively related to an event occurring after the initial impairment was recognized.

Preferred share liabilities

The preferred share and the warrants issued in 2018 met the definition of financial liabilities subject to measurement at fair value at each reporting period-end with changes in fair value to be reflected in the Company’s consolidated statements of loss and comprehensive loss. The Company determined that the preferred share liabilities did not meet the IFRS definition of equity due to the variability of the conversion ratio to common shares.

The warrants are convertible into preferred shares which are a financial liability, therefore, the warrants are measured at financial liability through profit or loss.

[n] New standards adopted in the current period

The Company applied IFRS 16, Leases and IFRIC Interpretation 23, Uncertainty over Income Tax Treatments for the first-time effective January 1, 2019. The nature and effect of the changes as a result of adoption of these new accounting standards are described below.

IFRS 16, Leases [“IFRS 16”]

IFRS 16 supersedes IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases-Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease.. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to recognise most leases on the balance sheet.

The Company, as a lessee, has applied IFRS 16 using the modified retrospective approach and recognized right-of-use assets representing the rights to use the underlying assets, equal to the lease liabilities representing the obligation to make lease payments effective January 1, 2019. In accordance with the practical expedients permitted under the standard, comparative information for 2018 has not been restated. In applying IFRS 16 for the first time, the Company used the following practical expedients permitted by the standard:

•        Reliance on previous assessments on whether leases are onerous

•        Use of hindsight in determining the lease term where the contract contains options to extend or terminate the lease

•        Account for leases for which the lease term ends within 12 months of the date of initial application as short-term leases

•        Record right-of-use assets based on the corresponding lease liability, with no net impact on deficit

F.2-29

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

3. Significant accounting policies (cont.)

As a result of the adoption of IFRS 16, the Company recognized an increase to both assets and liabilities on the consolidated statement of financial position. The Company also recognized a decrease in general and administrative expenses for the removal of rent expense for operating leases partially offset by accretion of lease liabilities and an increase in depreciation and amortization related to the right-of-use assets in the consolidated statement of loss and comprehensive loss. The weighted average incremental borrowing rate applied to the lease liabilities on January 1, 2019 was 6.5%. The following table illustrates the impact of IFRS 16 on the consolidated statements of financial position on the date of initial application using the modified retrospective approach resulting in the recognition of a right-of-use assets as if the standard had always been applied, representing the rights to use the underlying assets, a lease liabilities amount representing the future obligation associated with the underlying lease arrangement, resulting in a charge to deficit as at January 1, 2019:

	Balance at December 31, 2018	IFRS 16 adjustments	Balance at January 1, 2019
Assets
Current assets:
Trade and other receivables	1,630,439	202,170	1,832,609
Non-current assets:
Property and equipment, net	1,672,986	383,294	2,056,280
Right-of-use-assets, net	—	3,034,001	3,034,001
Liabilities
Current liabilities:
Lease liabilities	—	544,822	544,822
Non-current liabilities:
Lease liabilities	—	3,419,477	3,419,477
Shareholders’ equity
Deficit	(7,574,359)	(344,834)	(7,919,193)

The adjustments to trade and other receivables and property and equipment, net relate to tenant inducements.

[ii] IFRIC 23, Uncertainty over Income Tax Treatment [“IFRIC 23”]

In June 2017, the IASB issued IFRIC 23, which clarifies the accounting for uncertainties in income taxes. IFRIC 23 is effective for annual periods beginning on or after January 1, 2019. The requirements are applied by recognizing the cumulative effect of initially applying them in retained earnings, or in other appropriate components of equity, at the start of the reporting period in which the Company first applies them, without adjusting comparative information. Full retrospective application is permitted, if the Company can do so without using hindsight. The Company has adopted the new Interpretation beginning January 1, 2019. The adoption of IFRIC 23 did not have any impact on the Company’s financial statements.

F.2-30

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

4. Trade and other receivables

The Company’s trade and other receivables include the following:

	2019 CAD$	2018 CAD$
Trade receivable, net of allowance of CAD$70,953 [2018 – CAD$22,348]	920,707	1,533,285
Input tax receivable	—	97,154
Investment tax credit receivable	629,003	—
	1,549,710	1,630,439

5. Property and equipment

	Leasehold improvements CAD$	Furniture and equipment CAD$	Computer hardware CAD$	Total CAD$
Cost
As at December 31, 2017	665,466	85,292	115,241	865,999
Additions	649,624	119,172	213,105	981,901
Disposals	—	(545)	(10,639)	(11,184)
As at December 31, 2018	1,315,090	203,919	317,707	1,836,716
Impact of IFRS 16 adoption	383,294	—	—	383,294
Additions	100,167	17,183	31,143	148,493
Disposals	—	—	(2,232)	(2,232)
As at December 31, 2019	1,798,551	221,102	346,618	2,366,271
Accumulated depreciation
As at December 31, 2017	—	3,627	11,139	14,766
Depreciation	44,334	29,265	76,491	150,090
Disposals	—	(38)	(1,088)	(1,126)
As at December 31, 2018	44,334	32,854	86,542	163,730
Depreciation	63,630	42,822	113,220	219,672
Disposals	—	—	(996)	(996)
As at December 31, 2018	107,964	75,676	198,766	382,406
Net book value
As at December 31, 2018	1,270,756	171,065	231,165	1,672,986
As at December 31, 2019	1,690,587	145,426	147,852	1,983,865

6. Right-of-use assets

The Company has lease contracts for office space, vehicles and equipment with remaining terms up to eight years in length. The following is a summary of the changes in the Company’s right-of-use assets during the year:

CAD$
As at January 1, 2019	3,034,001
Depreciation	(376,881)
As at December 31, 2019	2,657,120

F.2-31

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

7. Goodwill and other intangible assets

The Company’s intangible assets consist of customer relationships and technology, both of which are being amortized over their useful lives of five years.

	2019 CAD$	2018 CAD$
Goodwill	4,542,224	4,542,224
Intangible assets	1,314,597	1,646,437
	5,856,821	6,188,661
Intangible assets	CAD$
Cost
As at December 31, 2018	1,659,200
As at December 31, 2019	1,659,200
Accumulated amortization
As at December 31, 2018	12,763
Amortization	331,840
As at December 31, 2019	344,603
Net book value
As at December 31, 2018	1,646,437
As at December 31, 2019	1,314,597

8. Trade and other payables

The Company’s trade and other payables include the following:

	2019 CAD$	2018 CAD$
Trade payables	1,316,653	1,190,701
Sales tax payable	106,706	10,159
	1,423,359	1,200,860

9. Lease liabilities

The Company has lease contracts for office space and equipment, which range from one and nine years.

The following is a summary of the changes in the Company’s lease liabilities during the period:

CAD$
As at January 1, 2019	3,964,299
Interest accretion	237,977
Lease repayments	(544,822)
As at December 31, 2019	3,657,454
Current	544,226
Non-current	3,113,228

Expenses incurred for the year ended December 31, 2019 relating to variable lease payments were CAD$157,553.

F.2-32

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

10. Short-term debt

	2019 CAD$	2018 CAD$
Promissory note due in February 2019	—	3,601,786
Short-term debt due in September 2020	2,097,335	—
Short-term debt due in October 2020	2,648,854	—
	4,746,189	3,601,786

In December 2018, the Company obtained a promissory note in the amount of CAD$3,601,786 to finance its acquisition of LCA, payable in 60 days with no interest. In February 2019, the Company paid this note in full. Due to late payment, CAD$13,254 in interest was incurred and paid.

On February 15, 2019, in order to repay the promissory note for the acquisition of LCA, the Company entered into a CAD$2,000,000 loan bearing interest of 15% per annum, maturing in six months. At inception, the Company recognized the loan at its fair value plus transaction costs directly attributable to its issuance of CAD$87,165, which was recorded as finance costs in the consolidated statement of loss and comprehensive loss for the year ended December 31, 2019. Subsequent to initial recognition, the loan was carried at amortized cost.

On September 25, 2019, the loan was amended to extend the maturity date to September 25, 2020 and the interest rate to 12% per annum. In addition, 600,000 warrants convertible into Class A-3 Preferred Shares of the Company were issued to the lender [see note 11]. On entering into the amended loan, the Company completed an assessment that showed that the present value of the cash flows under the amended loan facility, including the financing costs and cost of warrants issued, differed more than 10% from the present value of the remaining cash flows of the loan. The amendment was treated as an extinguishment of the original loan and the establishment of a new loan at its fair value plus transaction costs of CAD$211,567 directly attributable to its issuance. A loss on extinguishment of CAD$1,001,928 was recorded within finance costs related to the amendment. In December 2019, upon announcement of the Akerna Transaction [see note 11], the carrying value of the amended loan was adjusted for a revised estimate of future expected cash flows discounted over the remaining estimated life of the amended loan.

On October 1, 2019, the Company entered into a CAD$2,500,000 loan bearing interest of 12% per annum maturing on October 1, 2020. In addition, 204,000 warrants convertible into Class A-3 Preferred Shares of the Company were issued to the lender [see note 11]. At inception, the Company recognized the loan at its fair value plus transaction costs directly attributable to its issuance of CAD$246,368. Subsequent to initial recognition, the loan was carried at amortized cost. In December 2019, upon announcement of the Akerna Transaction [see note 11], the carrying value of the loan was adjusted for a revised estimate of future expected cash flows discounted over the remaining estimated life of the amended loan.

At December 31, 2019, the Company was in compliance with all covenants for its short-term debt. Subsequent to December 31, 2019, the Company was in breach of its covenants for its short-term debt.

11. Preferred share liabilities

The following is a summary of the changes in the Company’s preferred liabilities:

	2019 CAD$	2018 CAD$
As at January 1	5,234,811	—
Additions	1,089,073	4,458,811
Change in fair value of preferred share liabilities	7,312,638	776,000
As at December 31	13,636,522	5,234,811

F.2-33

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

11. Preferred share liabilities (cont.)

In June 2018, the Company issued 3,000,000 preferred share units at CAD$1.50 per unit, consisting of 3,000,000 Class A-1 Preferred Shares and 1,500,000 warrants convertible into Class A-2 Preferred Shares at an exercise price of CAD$2.25 per share for gross proceeds of CAD$4,500,000. As the Class A-1 Preferred Shares and Class A-2 Preferred Shares are convertible into a variable number of common shares depending on subsequent issuances of common shares, these preferred shares and the warrants convertible to the preferred shares are considered financial liabilities. The net proceeds were allocated to the preferred shares and warrants based on the relative fair value of each instrument.

In October 2019, the Company issued 804,000 warrants convertible into Class A-3 Preferred Shares at an exercise price of CAD$1.20 to lenders in connection with loans received [see note 10].

The Company determined that each of the Company’s Class A-1 Preferred Shares, Class A-2 Preferred Shares and Class A-3 Preferred Shares [collectively the “Class A Preferred Shares”] and warrants that are convertible into Class A Preferred Shares, did not meet the IFRS definition of equity due to the variability of the conversion price. Accordingly, the Class A Preferred Shares and the related warrants are treated as financial liabilities measured at fair value through profit or loss. The fair values of the convertible notes are classified as Level 3 in the fair value hierarchy.

In determining the fair values of the warrants issued, the Company used the Black-Scholes pricing model applying the following inputs:

	2019	2018
Risk-free interest rate	1.47%	1.46%
Term [years]	3	3
Estimated volatility	70%	70%
Expected dividend yield	Nil	Nil
Warrant value	CAD$ 1.40	CAD$ 0.41
Share price	CAD$ 2.22	CAD$ 1.30
Exercise price	CAD$ 1.20	CAD$ 2.25

In December 2019, 1,500,000 warrants convertible into Class A-2 Preferred Shares were converted into 777,637 Class A-2 Preferred Shares and 492,000 warrants convertible into Class A-3 Preferred Shares were converted into 283,721 Class A-3 Preferred Shares.

For the year ended December 31, 2019, a CAD$7,312,638 loss on fair value of preferred share liabilities [2018 — CAD$776,000 loss] was recorded in the statement of loss and comprehensive loss.

12. Share capital

[a] Authorized

The authorized share capital of the Company consists of an unlimited number of common shares and 5,304,000 Class A Preferred Shares, issuable in series, of which 3,000,000 are designated as Class A-1 Preferred Shares, 1,500,000 are designated as Class A-2 Preferred Shares and 804,000 are designated as Class A-3 Preferred Shares.

Class A Preferred Shares are convertible, at the option of the holder, into a number of fully paid and non-assessable common shares as determined by dividing the original issue price of the series of Class A Preferred Shares by the then effective conversion price and adjustments to the conversion price in the event the Company issues additional common shares and amounts less than the original conversion price. The conversion and original issue price is

F.2-34

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

12. Share capital (cont.)

CAD$1.50 for Class A-1 Preferred Shares, CAD$2.25 for Class A-2 Preferred Shares, and CAD$1.20 for Class A-3 Preferred Shares, subject to anti-dilution provisions. Preferred shares automatically convert to common shares upon: (i) an amalgamation, arrangement, consolidation, merger, reorganization or similar transaction of the Company, (ii) the sale, lease, transfer, exclusive license or disposition of substantially all of the Company’s assets, (iii) the closing of a public offering of the Company’s common shares provided the offering price per share is not less than CAD$4.50 and aggregate gross proceeds are greater than CAD$20,000,000, or (iv) the vote of the majority of holders of Class A Preferred Shares to convert.

[b] Issued and outstanding

On February 22, 2019, the Company issued 2,436,207 common share units at CAD$1.80 per unit, consisting of 2,436,207 common shares and 1,218,100 warrants convertible into common shares at an exercise price of CAD$2.70 until February 22, 2021. In connection with this transaction, the Company issued 27,698 broker warrants convertible into common shares at an exercise price of CAD$1.80 until February 22, 2021 and paid CAD$96,278 in transaction costs.

On April 25, 2019, the Company issued 1,358,052 common share units at CAD$1.80 per unit, consisting of 1,358,052 common shares and 679,024 warrants convertible into common shares at an exercise price of CAD$2.70 until April 25, 2021. In connection with this transaction, the Company issued 81,483 broker warrants convertible into common shares at an exercise price of CAD$1.80 until April 25, 2021 and paid CAD$246,389 in transaction costs.

On May 2, 2019, the Company issued 309,200 common share units at CAD$1.80 per unit, consisting of 309,200 common shares and 154,600 warrants convertible into common shares at an exercise price of CAD$2.70 until May 2, 2021. In connection with this transaction, the Company issued 20,000 advisory warrants convertible into common shares at an exercise price of CAD$1.80 until May 2, 2021 and paid CAD$29,944 in transaction costs.

On May 15, 2019, the Company issued 72,513 common share units at CAD$1.80 per unit, consisting of 72,513 common shares and 36,256 warrants convertible into common shares at an exercise price of CAD$2.70 until May 15, 2021. In connection with this transaction, the Company paid CAD$29,944 in transaction costs.

All of the warrants convertible to common shares for these transactions are convertible into common shares at a 1:1 ratio. The warrants were valued using the Black-Scholes pricing model with the following inputs:

2019
Risk-free interest rate	1.54% – 1.79%
Term [years]	2
Volatility	70%
Dividend yield	Nil
Warrant value	CAD$0.38 – CAD$0.57
Share price	CAD$1.61
Exercise price	CAD$1.80 – CAD$2.70

[c] Employee stock option plan

The Company has an Employee Stock Option Plan [the “Plan”] that is administered by the Board of Directors of the Company who establishes exercise prices, at not less than market price at the date of grant, and expiry dates, which have been set at ten years from issuance. Options under the Plan remain exercisable in increments with 1/4 being exercisable on each of the first and second anniversary and 2/4 being exercisable on the third anniversary from the date of grant, except as otherwise approved by the Board of Directors. The maximum number of common shares reserved for issuance for options that may be granted under the Plan is 10% of the common shares outstanding, which amounts to 3,744,762 at December 31, 2019 [2018 — 3,327,165].

F.2-35

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

12. Share capital (cont.)

The following is a summary of the changes in the Company’s stock options:

	Number of options #	Weighted average exercise price CAD$
Outstanding as at December 31, 2017	—	—
Granted	1,180,500	1.50
Forfeited	(110,000)	1.50
Outstanding as at December 31, 2018	1,070,500	1.50
Granted	888,500	1.80
Forfeited	(915,188)	1.60
Expired	(25,312)	1.50
Outstanding as at December 31, 2019	1,018,500	1.67

The Company recorded CAD$381,617 [2018 — CAD$260,970] in share-based compensation expense related to options, which are measured at the fair value at the date of grant and expensed over the option’s vesting period.

In determining the amount of share-based compensation, the Company used the Black-Scholes option pricing model to establish the fair value of options granted during the years ended December 31, 2019 and 2018 by applying the following assumptions:

	2019	2018
Grant date share price	CAD$ 1.61	CAD$ 1.50
Exercise price	CAD$ 1.80	CAD$ 1.50
Expected dividend yield	—	—
Risk free interest rate	1.49% – 1.76%	1.46%
Expected life	10 years	10 years
Expected volatility	70%	70%

Expected volatility was estimated by using the historical volatility of other companies that the Company considers comparable that have trading and volatility history. The expected option life represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on government bonds with a remaining term equal to the expected life of the options.

The following table is a summary of the Company’s share options outstanding as at December 31, 2019:

Options outstanding			Options exercisable
Exercise price CAD$	Number outstanding #	Weighted average remaining contractual life [years] #	Exercise price CAD$	Number exercisable #
1.50	445,500	8.58	1.50	125,438
1.80	573,000	9.44	1.80	—
1.67	1,018,500	9.06	1.50	125,438

F.2-36

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

12. Share capital (cont.)

The following table is a summary of the Company’s share options outstanding as at December 31, 2018:

Options outstanding			Options exercisable
Exercise price CAD$	Number outstanding #	Weighted average remaining contractual life [years] #	Exercise price CAD$	Number exercisable #
1.50	125,438	9.60	1.50	—

13. Income taxes

A reconciliation of income taxes at statutory rates to actual income taxes are as follows:

	2019 CAD$	2018 CAD$
Loss before income taxes	(18,112,104)	(6,696,371)
Statutory federal and provincial tax rate	26.5%	26.5%
Income tax recovery at the statutory tax rate	(4,799,708)	(1,774,538)
Permanent differences	2,045,604	317,905
Reversal of temporary differences	576,641	—
Deferred income tax asset not recognized	2,086,144	1,456,633
Deferred income tax recovery	(91,320)	—

Deferred income tax assets have not been recognized in respect of tax losses, because it is not probable that future taxable profit will be available against which the Company can utilize the benefits therefrom.

The Company’s deferred tax liability is the result of the origination and reversal of temporary differences and comprise the following:

	2019 CAD$	2018 CAD$
Deferred tax liability
Intangible assets	348,368	439,688

As at December 31, 2019, The Company’s estimated non-capital losses that can be applied against future taxable profit amount to CAD$15,256,571. These non-capital losses expire in the years ended:

CAD$
2035	111,000
2036	469,000
2037	963,000
2038	5,496,728
2039	8,216,843
15,256,571

F.2-37

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

14. Disaggregated revenue

The Company derives its revenues from two main sources, software-as-a-service application (“SaaS”), and professional services revenue, which includes services such system integration and training, and process-change analysis. Subscription revenue related to the provision of SaaS is recognized ratably over the contract term as the service is delivered. Professional services revenue is recognized as services are rendered. Other revenue relates mainly to sale of hardware.

The following table represents disaggregation of revenue for the year ended December 31, 2019 and 2018:

	2019 CAD$	2018 CAD$
Subscription revenues	5,001,026	2,402,140
Professional services	727,792	1,337,707
Other	1,691,381	2,697,029
Total	7,420,199	6,436,876

15. Expenses by nature

Components of general and administrative expenses, sales and marketing and research and development expenses for the year ended December 31, 2019 were as follows:

	2019 CAD$	2018 CAD$
Salaries and wages	5,422,757	5,342,674
Professional fees [include outsourced software development]	4,143,494	2,444,456
Other	811,510	849,499
	10,377,761	8,636,629

The salaries and wages for research and development are presented net of CAD$629,003 investment tax credit expected and CAD$366,280 grant received for research and development activities conducted in 2019 [see note 4].

16. Commitments and contingencies

In the ordinary course of business, from time to time, the Company is involved in various claims related to operations, rights, commercial, employment or other claims. Although such matters cannot be predicted with certainty, management does not consider the Company’s exposure to these claims to be material to these financial statements.

F.2-38

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

17. Acquisition of LCA

On December 14, 2018, the Company completed the acquisition of Last Call Analytics Inc. [“LCA”], an alcohol and beverage data analytics company. The total consideration paid was CAD$5,837,896, consisting of CAD$2,236,110 in the Company’s common shares, valued at CAD$1.61 per share, based on the fair value of the common shares at the date of acquisition, and CAD$3,601,786 in promissory notes. The fair values of the assets acquired and liabilities assumed of the acquisition of LCA presented in the 2018 Annual Consolidated Financial Statements have been finalized and are as follows:

CAD$
Purchase price	5,837,896
Assets acquired:
Net working capital	51,924
Cash acquired	24,236
Intangible assets	1,659,200
Goodwill	4,542,224
Deferred tax liability	(439,688)
Total assets	5,837,896

18. Related party transactions

Key management personnel are those persons having the authority and responsibility for planning, directing and controlling activities of the entity, directly or indirectly, including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Technology Officer and equivalent, and Directors.

Compensation expense for the Company’s key management personnel are as follows:

	2019 CAD$	2018 CAD$
Salaries and benefits	689,903	624,347
Share-based compensation	129,681	90,625
	819,584	714,972

During the year ended December 31, 2019, the Company paid CAD$9,341 (2018 – CAD$nil) of legal fees on behalf of employees.

19. Capital management

Ample Organics is an early stage company that is dependent on raising further capital to fund its capital and operating expenses in excess of revenue until such time that it reaches cash break-even. The Company’s capital structure as at December 31, 2019 primarily consists of shareholders’ equity from common shares and warrants, preferred share liabilities from preferred shares and warrants for preferred shares, and short-term debt.

On December 18, 2019, the Company entered into a definitive agreement to be acquired by Akerna Corp. (“Akerna”) whereby Akerna will acquire all issued and outstanding shares of the Company for up to CAD$60 million (US$45 million) (the “Akerna Transaction”). The purchase consideration consists of CAD$7.5 million in cash (US$5.7 million) and 3,294,574 redeemable preferred shares of Akerna with a value of CAD$42.5 million (US$32.3 million) in Akerna shares on close, as well as contingent consideration of up to CAD$10 million (US$7.6 million) in deferred share-based consideration upon the Company’s achievement of certain revenue targets in 2020. The transaction is expected to close in mid-2020. The Company expects the Akerna Transaction to provide sufficient funding to meet its objectives stated above.

F.2-39

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

19. Capital management (cont.)

In the event that the Akerna Transaction does not close, the Company is dependent on raising further capital in the form of equity, debt, or instruments convertible into equity to fund its capital and operating expenses in excess of revenue until such time that it reaches cash break-even. While the Company raised CAD$4,500,000 in gross proceeds for short-term debt and CAD$7,516,750 in gross proceeds for common shares as well as warrants for common shares and preferred shares during the year ended December 31, 2019, there can be no assurance that the Company will be successful in raising additional funds in the future.

20. Financial instruments and risk management

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises principally from deposits with banks and outstanding receivables. The Company trades only with recognized, creditworthy third parties. The Company performs credit checks for all customers who wish to trade on credit terms. As at December 31, 2019, no customers represented greater than 10% of the outstanding receivable balance [2018 — one customer represented 10%].

The Company does not hold any collateral as security, but mitigates this risk by dealing only with what management believes to be financially sound counterparties and, accordingly, does not anticipate significant loss for non-performance.

The aging of trade receivables is as follows:

	2019 CAD$	2018 CAD$
Current	625,969	1,373,663
1 to 30 days	206,074	57,777
30 to 60 days	22,130	9,369
> 60 days	137,487	114,824
Total gross trade receivables	991,660	1,555,633
Less allowance for doubtful accounts	70,953	22,348
Total trade receivables, net	920,707	1,533,285

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s exposure to liquidity risk is dependent on the Company’s ability to raise additional financing to meet its commitments and sustain operations. The Company mitigates liquidity risk through management of working capital, cash flows and the issuance of share capital.

The Company is obligated to the following contractual maturities of undiscounted cash flows:

	Carrying amount CAD$	Contractual cash flows CAD$	Year 1 CAD$	Year 2 CAD$	Year 3 CAD$	Year 4 CAD$	Year 5 CAD$	Thereafter CAD$
Trade and other payables	1,423,359	1,423,359	1,423,359	—	—	—	—	—
Lease liability	3,657,454	4,701,803	544,237	534,739	533,208	565,695	570,024	1,953,900
Short-term debt	4,746,189	5,048,503	5,048,503	—	—	—	—	—
	9,827,002	11,173,665	7,016,099	534,739	533,208	565,695	570,024	1,953,900

F.2-40

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

20. Financial instruments and risk management (cont.)

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: currency risk, interest rate risk and other price risk.

Currency risk

Currency risk is the risk to the Company’s earnings that arise from fluctuations of foreign exchange rates. The Company is not exposed to foreign currency exchange risk as it has minimal financial instruments denominated in foreign currencies. Substantially all of the Company’s transactions are in Canadian dollars, which is the Company’s functional currency.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Given that the Company holds short-term debt at fixed interest rates, it is not exposed to interest rate risk as at December 31, 2019.

Other price risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices [other than those arising from interest rate risk or currency risk], whether those changes are caused by factors specific to the individual financial instrument or its issuer, or factors affecting all similar financial instruments traded in the market. The Company is not exposed to significant other price risks as at December 31, 2019.

Fair values

The carrying values of cash, trade and other receivables, other financial assets, trade and other payables, and short-term debt approximate their fair values due to the short-term nature of these items. The risk of material change in fair value is not considered to be significant due to a relatively short-term nature. The Company does not use derivative financial instruments to manage this risk.

Financial instruments recorded at fair value on the consolidated statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The Company categorizes its fair value measurements according to a three-level hierarchy. The hierarchy prioritizes the inputs used by the Company’s valuation techniques. A level is assigned to each fair value measurement based on the lowest level input significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are defined as follows:

•        Level 1 — Unadjusted quoted prices as at the measurement date for identical assets or liabilities in active markets.

•        Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•        Level 3 — Significant unobservable inputs that are supported by little or no market activity. The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

F.2-41

Ample Organics Inc.

Notes to the consolidated financial statement

[Expressed in Canadian dollars, except share amounts]

December 31, 2019

20. Financial instruments and risk management (cont.)

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value.

The fair value hierarchy for the Company’s financial instruments measured at fair value are as follows:

	Level 1 CAD$	Level 2 CAD$	Level 3 CAD$	Total CAD$
Preferred share liabilities including associated warrants
As at December 31, 2018	—	5,234,811	—	5,234,811
As at December 31, 2019	—	13,636,522	—	13,636,522

The fair values of the Company’s preferred share liabilities as at December 31, 2019 was determined using the purchase price of the Akerna Transaction.

There were no transfers between fair value measurement hierarchy levels during the year ended December 31, 2019.

21. Subsequent events

COVID-19

Since December 31, 2019, the outbreak of the recent novel coronavirus (COVID-19) has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused disruption to certain businesses globally; as a result, there could be a possibility of recession in the near future. While the impact of COVID-19 on the Company has been minimal to date, there is uncertainty around its duration and future business conditions. If the outbreak were to cause disruption to the Company’s supply chain or its service capabilities in the future, it would have a negative impact on revenue, which could be material. In addition, any material negative impact on revenue would impact profitability, as well as liquidity and capital resources.

F.2-42

INDEX TO SOLO’S FINANCIAL STATEMENTS

Annual Financial Statements
(Please note unless otherwise indicated, dollar amounts refer to U.S. dollars)
Independent Auditors’ Report	F.3-2
Balance Sheets as of December 31, 2019 and 2018	F.3-3
Statements of Operations for the years ended December 31, 2019 and 2018	F.3-4
Statements of Changes in Stockholders’ Equity for the years ended December 31, 2019 and 2018	F.3-5
Statements of Cash Flows for the years ended December 31, 2019 and 2018	F.3-6
Notes	F.3-7

F.3-1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Solo Sciences, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Solo Sciences, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solo Sciences, Inc. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Marcum, LLP

New York, New York

May 29, 2020

F.3-2

SOLO SCIENCES, INC.

Balance Sheets

	As of December 31,
	2019	2018
Assets
Current assets
Cash	$101,341	$76,608
Cash held in escrow	124,970	—
Accounts receivable	73,048	299
Prepaid expenses	22,135	38,105
Total current assets	321,494	115,012

Fixed assets, net	14,785	18,361
Software development cost and other intangible assets, net	5,163,072	3,620,881
Total assets	$5,499,351	$3,754,254

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$700,013	$31,067
Total current liabilities	700,013	31,067
Deferred purchase price	3,000,000	3,000,000
Total liabilities	3,700,013	3,031,067
Commitments and Contingencies (Note 7)
Stockholders’ equity
Preferred Stock AA, par value $.00001; 10,000,000 and 10,000,000 shares authorized at December 31, 2019 and 2018; and 4,165,938 and 1,738,688 shares issued and outstanding at December 31, 2019 and 2018, respectively	3,332,750	1,390,950
Common stock, par value $0.00001, 20,000,000 and 20,000,000 shares authorized and 10,156,250 and 10,020,000 issued and outstanding as of December 31, 2019 and 2018, respectively	102	100
Additional paid-in capital	2,288,269	347,576
Accumulated deficit	(3,821,783)	(1,015,439)
Total stockholders’ equity	1,799,338	723,187
Total liabilities and stockholders’ equity	$5,499,351	$3,754,254

The accompanying notes are an integral part of these financial statements

F.3-3

SOLO SCIENCES, INC.

Statements of Operations

	For the Year Ended December 31,
	2019	2018
Revenues
solo*TAGTM and solo*CODETM sales	$103,250	$—
Membership application fees	1,520	299
Total revenues	104,770	299
Cost of revenues	4,234	—
Gross profit	100,536	299
Operating expenses:
Research and development	59,294	27,000
Selling, general and administrative	2,852,455	988,936
Total operating expenses	2,911,749	1,015,936
Loss from operations	(2,811,213)	(1,015,637)
Other income
Interest	4,869	198
Total other income	4,869	198
Net loss	$(2,806,344)	$(1,015,439)

The accompanying notes are an integral part of these financial statements

F.3-4

SOLO SCIENCES, INC.

Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2019 and 2018

	Common Stock		Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2017	—	$—	—	$—	$—	$—	$—
Common shares issued	6,570,000	66	—	—	(66)	—	—
Common shares issued to acquire intangible assets	230,000	2	—	—	66,698	—	66,700
Series AA Preferred shares issued	—	—	1,738,688	1,390,950	—	—	1,390,950
Restricted shares granted to nonemployees	3,220,000	32	—	—	(32)	—	—
Stock-based compensation expense	—	—	—	—	280,976	—	280,976
Net loss	—	—	—	—	—	(1,015,439)	(1,015,439)

Balance at December 31, 2018	10,020,000	100	1,738,688	1,390,950	347,576	(1,015,439)	723,187
Common shares issued upon warrant exercise	156,250	2	—	—	124,998	—	125,000
Series AA Preferred shares issued	—	—	2,427,250	1,941,800	—		1,941,800
Restricted shares forfeited	(20,000)	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	1,815,695	—	1,815,695
Net loss	—	—	—	—	—	(2,806,344)	(2,806,344)
Balance at December 31, 2019	10,156,250	$102	4,165,938	$3,332,750	$2,288,269	$(3,821,783)	$1,799,338

The accompanying notes are an integral part of these financial statements
F.3-5

SOLO SCIENCES, INC.

Statements of Cash Flows

	For the Year Ended December 31,
	2019	2018
Cash flows from operating activities
Net loss	$(2,806,344)	$(1,015,439)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	398,820	240,382
Stock-based compensation expense	1,275,490	194,504
Changes in operating assets and liabilities:
Accounts receivable	(72,749)	(299)
Prepaid expenses	15,970	(38,105)
Accounts payable and accrued liabilities	668,946	31,067
Net cash used in operating activities	(519,867)	(587,890)

Cash flows from investing activities
Purchase of fixed assets	—	(21,228)
Software development	(1,397,230)	(705,224)
Net cash used in investing activities	(1,397,230)	(726,452)

Cash flows from financing activities
Proceeds from issuance of Series AA preferred shares	1,941,800	1,390,950
Proceeds from exercise of warrants	125,000	—
Net cash provided by financing activities	2,066,800	1,390,950
Net increase in cash and cash held in escrow	149,703	76,608
Cash and cash held in escrow at beginning of year	76,608	—
Cash and cash held in escrow at end of year	$226,311	$76,608

Cash paid for interest	$4,869	$198
Cash paid for income taxes	$—	$—
		—
Supplemental disclosures of noncash investing and financing activities:
Share based compensation for software development	$540,205	$86,472
Common stock issued to acquire intangible assets	$—	$66,700
Deferred purchase obligation for intangible assets acquired	$—	$3,000,000

The accompanying notes are an integral part of these financial statements

F.3-6

SOLO SCIENCES, INC.

Notes to Financial Statements

Note 1 — Description of Business, Liquidity and Capital Resources

Description of Business

Solo Sciences, Inc. (the “Company” or “Solo”) was founded in January 2018. Since its inception the Company has been developing anti-counterfeiting technology for sale to retailers and government consumers and a mobile phone application for use by end consumers.

Note 2 — Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States, (“GAAP”).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates for the years ended December 31, 2019 and 2018 were the Company’s estimated useful lives of long-lived assets, which include capitalized software development costs, assumptions used to value of stock-based compensation, including valuation of common stock underlying the compensation agreements, and assumptions used to value the Company’s intellectual property. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2019 and 2018. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As December 31, 2019 and 2018, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits. The Company has not experienced any losses on such accounts.

Cash Held in Escrow

Cash held in escrow is recorded at fair value. Cash held in escrow consisted of cash was contractually restricted to be paid to distributed to the Company’s selling shareholders prior to the of the partial sale of their interests in January 15, 2020, as further described in Note 9.

Prepaid Expenses

Prepaid expenses consist primarily of third-party technology and software used by the Company in its day-to-day operations paid in advance and recognized as expense ratably over the term of the contract.

Accounts Receivable, Net

When estimating its allowance for doubtful accounts the Company’s estimate is based on historical collection experience and a review of the status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The Company did not record an allowance for doubtful accounts as of December 31, 2019 or 2018.

F.3-7

SOLO SCIENCES, INC.
Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

During the year ended December 31, 2019, Akerna Corp. (“Akerna”) accounted for 82% of total revenues. At December 31, 2019, Akerna accounted for 82% and another customer accounted for 17% of net accounts receivable. During the year ended December 31, 2018, the Company did not have significant operations.

Fixed Assets

Fixed assets are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to ten years. Fixed assets are periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company did not recognize any property impairment charges in fiscal 2019 or 2018.

Intangible Assets

Finite-lived intangible assets resulting from the acquisition of intellectual property, trademarks and patents are recorded at the estimated fair value on the date of acquisition. The fair value of acquired intangible assets is determined using appropriate valuation techniques. Amortization expense is computed using the straight-line basis of accounting over their estimated useful lives, a weighted average of 11 years as of December 31, 2019. Costs incurred to renew or extend the term of recognized intangible assets are capitalized and amortized over the estimated useful life of the asset.

Impairment of Intangible Assets

Recoverability of finite lived intangible assets is measured by comparison of the carrying amount of the asset to the future undiscounted cash flows the asset is expected to generate. If the asset is determined to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. The Company did not recognize any intangible asset impairment charges in fiscal 2019 or 2018. At least annually, the Company assesses the useful lives of our finite lived intangible assets and may adjust the period over which these assets are amortized whenever events or changes in circumstances indicate that a shorter amortization period is more reflective of the period in which these assets contribute to our cash flows.

Software Development Costs

The Company expenses software development costs incurred before technological feasibility is reached.

Software development costs are incurred to develop software to be used solely to meet its internal needs. The Company capitalizes application development costs related to these software applications once the preliminary project stage is complete, it is probable that the project will be completed, and the software will be used to perform the function intended. Application development stage costs capitalized were $2.2 million and $0.8 million during the years ended December 31, 2019 and 2018. Application development costs are primarily comprised of the cost of the Company’s consultants including equity-based compensation awarded to these consultants. The Company commences amortization of capitalized software development costs when the application development stage complete and the asset is ready for its intended use. Software development costs are amortized over their estimated useful life, generally five years.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, cash held in escrow, accounts receivable, prepaid expenses, accounts payable and accrued liabilities approximated their fair value as of December 31, 2019 and 2018 because of the relatively short-term nature of these instruments. The Company accounts for fair value measurements in accordance with GAAP, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.

F.3-8

SOLO SCIENCES, INC.
Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

GAAP establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under GAAP are described below:

Level 1:      Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:      Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:      Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Revenue Recognition

The Company’s solo*CODE products consist of a unique tag that is configured for the customers’ packaged goods and an app which communicates with the Company’s software that works in conjunction with the tag to identify the customers’ products. The app may be accessed using handheld devices such as smart phones. The Company’s solo*TAG product is a unique tag configured to facilitate tracking and tracing of cannabis plants and products to ensure compliance with government regulations. During the year ended December 31, 2019, the Company entered into an agreement with Akerna to develop cloud-based software for governments to utilize solo*TAG for compliance monitoring activities.

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. To determine revenue recognition contracts with its customers, the Company performs the following five step assessment: (i) identify the contract or contracts with a customer; (ii) identify the performance obligations in each contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when, or as, the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception and once the contract is determined to be a contract with a customer, the Company assesses the goods or services promised within each contract, determines which goods and services are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when, or as, the performance obligation is satisfied.

Income Taxes

Income taxes are accounted for using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities. The Company provides for income taxes at the current and future enacted tax rates and laws applicable in each taxing jurisdiction. The Company uses a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. The Company recognizes interest and penalties related to income tax matters in selling, general, and administrative expense in the statement of operations. The Company did not recognize any interest or penalties for the years ended December 31, 2019 and 2018.

F.3-9

SOLO SCIENCES, INC.
Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

The Company recognizes deferred tax assets to the extent that its assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies, and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, it will make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. The Company has recorded a full valuation allowance against its deferred tax assets as of December 31, 2019 and 2018.

Nonemployee Stock-Based Compensation

The Company accounts for nonemployee equity awards using the fair value method. Compensation cost for all stock awards expected to vest is measured at fair value on the date of grant, which typically coincides with vesting, and recognized over the service period. The Company uses the fair value of its common stock to value its restricted stock awards. The fair values of its nonqualified stock options are estimated using the Black-Scholes option pricing model. The value is recognized as expense over the service period. The Company accounts for forfeitures when they occur. The estimated number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from our current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised.

The fair values of the Company’s nonemployee awards are revalued each reporting period with the change recorded as stock-based compensation expense. Certain amounts of the of stock-based compensation are capitalized as software development costs.

Recent Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued guidance for measuring credit losses on financial instruments. Among other things, this guidance will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Businesses will now use forward-looking information to better inform their credit loss estimates. The new guidance is effective for the Company beginning January 1, 2021. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In November 2016, the FASB issued guidance requires that the statements of cash flows explain the change during the reporting period of the totals of cash, cash equivalents, restricted cash and restricted cash equivalents. Therefore, amounts for restricted cash and restricted cash equivalents are to be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the Statements of cash flows. The Company adopted this guidance on January 1, 2019, using the retrospective transition guidance required by the standard, as such, the statement of cash flows for the year ended December 31, 2018 has been presented in accordance with this guidance.

In June 2018, the FASB issued new guidance for stock-based compensation paid to nonemployees. The new guidance conforms the measurement of stock-based compensation for both employees and nonemployees. This guidance is effective for the Company on January 1, 2020 and will result in measurement of stock-based compensation paid to nonemployees for services to be provided over a period of time as of the date of the agreement. The Company currently measures the value of shares transferred upon completion of the service requirement, had this new guidance been effective in 2019, the Company’s net loss would have been $0.8 million less than as reported.

In August 2018, the FASB issued new guidance for implementation costs incurred by customers in cloud computing arrangements, which broadens the scope of existing guidance applicable to internal-use software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use software development cost guidance. The guidance is applicable for the Company beginning January 1, 2021. The Company has not completed its evaluation of this standard or the effect it will have on the Company’s financial position or results of operations once adopted.

F.3-10

SOLO SCIENCES, INC.
Notes to Financial Statements

Note 3 — Balance Sheet Disclosures

Fixed assets consist of the following:

	As of December 31,
	2019	2018
Computer equipment	$6,228	$6,228
Artwork	15,000	15,000
	21,228	21,228
Less accumulated depreciation	(6,443)	(2,867)
	$14,785	$18,361

Depreciation expense for the year ended December 31, 2019 and 2018 was $3,576 and $2,867.

Prepaid expenses consist of the following:

	As of December 31,
	2019	2018
Software license	$22,135	$24,105
Contractor services	—	14,000
	$22,135	$38,105

Software development cost and intangibles consist of the following:

	As of December 31,
	2019	2018
Software development cost	$2,729,131	$791,696
Intellectual property	3,066,700	3,066,700
Accumulated amortization	(632,759)	(237,515)
	$5,163,072	$3,620,881

Amortization expense for capitalized software and finite lived intellectual property for the year ended December 31, 2019 and 2018 was $0.4 million and $0.2 million, respectively. For each of the years ending December 31, 2020 through 2023, amortization expense related to capitalized software and finite lived intellectual property that has been placed into service as of December 31, 2019 will be $0.7 million, for the year ending December 31, 2024, amortization expense related to these assets will be $0.5 million.

Note 4 — Intellectual Property Acquisition

On February 2, 2018, the Company entered into an intellectual property purchase agreement for intellectual property assets, trademarks and domain names owned by Get Solo, LLC. Get Solo, LLC is a related party to the Company because an officer of the Company held a noncontrolling interest in Get Solo, LLC at the time of the transaction. At closing, the Company exchanged 230,000 shares of common stock for the worldwide rights to the intellectual property. In addition to the shares the agreement provides for deferred purchase payments in two tranches, first, following a qualified financing transaction within 180 days of closing, the Company would have been required to pay $1.0 million in cash or shares of common stock; second on or prior to the fifth anniversary of closing, the Company was required to pay $2.0 million, or $3.0 million if a qualified financing transaction did not occur, also in cash or shares of common stock at the Company’s option. The qualified financing did not occur during 2018, therefore the deferred purchase price liability as of December 31, 2019 and 2018 was $3.0 million. This transaction was accounted for as an asset acquisition in accordance with GAAP. Subsequent to year end, the Company’s shareholders sold 80.4% of their interests in the Company to Akerna, as further discussed in Note 9. In connection with this transaction, 375,000 shares of Akerna common stock, contractually valued at $8 per share issued to the Company’s shareholders was allocated to Get Solo, LLC in full satisfaction of the deferred purchase price liability.

F.3-11

SOLO SCIENCES, INC.
Notes to Financial Statements

Note 5 — Stockholders’ Equity

Common Stock Transactions

In January 2018, the Company issued 6,570,000 shares of common stock to its founders and received no proceeds in exchange. In February 2018, the Company issued 230,000 shares to Get Solo, LLC, a related party, in exchange for certain intellectual property, as further discussed in Note 4. The Company recorded the issuance of these shares at their estimated fair value of $0.29 per share.

The Company did not declare or pay any dividends during the years end December 31, 2019 and 2018.

Series AA Preferred Stock Transactions

The Company has been financed through its issuance of Series AA preferred stock. Since its inception, the Company has issued 4.2 million Series AA preference shares at $0.80 per share for proceeds of $3.3 million. On January 15, 2020 and immediately prior to the partial sale of the Company’s equity to Akerna, discussed further in Note 9, the Company converted all outstanding shares of Series AA preferred stock to common stock using a one-for-one conversion rate.

The different classes of shares carry different transfer rights and distribution rights as described in the Company’s certificate of incorporation. Transfer of the common and preferred shares is conditioned on obtaining written approval from the Company.

Voting

Preferred shares and common shares vote as a single class. Each holder of the preferred stock is entitled to the number of votes equal to the number of shares that the preferred shares may be converted. The conversion price is $0.80 per share.

Dividends

The preferred shareholders are entitled to dividends out of assets legally available in preference to common shareholders at $0.48 per share when and if declared by the board of directors of the Company. Dividends are not cumulative.

Liquidation

In the event of liquidation, dissolution or windup, the preferred shareholders are entitled to receive the amount equal to the conversion price of $0.80 per share. In the event the legally assets of the Company are insufficient, then the asset will be distributed pro rata based on the amount the preferred shareholders are entitled.

Conversion

Each share of preferred stock may be converted at any time at the option of the holder at the conversion rate. Each share of preferred stock is automatically converted immediately prior to a firm commitment of an initial public offering or a written request from 60% of the preferred stock shareholder then outstanding.

Note 6 — Stock-Based Compensation

During 2018, the Company’s board of directors adopted its 2018 Stock Option Plan (“2018 Plan”), which was approved by its stockholders. The 2018 plan provides for the grants of restricted stock awards and nonqualified stock options to members of the Company’s the board of directors and the Company’s consultants. The plan allows for a maximum aggregate number of nonqualified stock options for 500,000 shares to be granted pursuant to the plan.

F.3-12

SOLO SCIENCES, INC.
Notes to Financial Statements

Note 6 — Stock-Based Compensation (cont.)

Restricted Common Stock Awards

During 2018, the Company granted 3.2 million restricted stock awards to nonemployees under the 2018 Plan at its fair value of $0.29 per share. The restricted stock awards generally vest ratably, on a monthly basis, over a three-year period.

On November 25, 2019, the Company’s shareholders entered into an agreement to sell 80.4% of their interest in the Company at a contracted value of $1.49 per share, the subsequent sale is described in Note 9. As a result of the increase in the fair value of unvested restricted shares, the Company recorded a true-up of previously recorded stock-based compensation relating to unvested restricted shares as of November 25, 2019. The Company recognized stock-based compensation costs of $1.7 million, of which $0.5 million was capitalized as software development costs. During the year ended December 31, 2018, the Company recognized stock-based compensation costs related to these awards of $0.3 million, of which $0.1 million was capitalized as software development costs.

There were no grants of restricted stock awards for the year ended December 31, 2019.

The following table summarizes restricted stock activity during the years ended December 31, 2019 and 2018:

	Number of Shares	Weighted- Average fair value
Outstanding and unvested, as of December 31, 2017	—	$—
Granted	3,220,000	$0.29
Vested	(1,029,552)	$0.29
Outstanding and unvested, as of December 31, 2018	2,190,448	$0.29
Forfeited	(20,000)	$0.29
Vested	(789,440)	$0.40
Outstanding and unvested, as of December 31, 2019	1,381,008	$1.49

The aggregate fair value of restricted stock awards vested during each the years ended December 31, 2019 and 2018 was $0.3 million. There were no outstanding unvested restricted stock awards as of December 31, 2019. Total intrinsic value of outstanding unvested restricted stock awards as of December 31, 2019 and 2018 was $2.1 million and $0.6 million.

On January 15, 2020 and immediately prior to the partial sale of the Company’s outstanding equity, as further described in Note 9, the Company accelerated vesting of the then unvested restricted common stock awards and the shares pursuant to these agreements were converted to common stock of the Company on a one-for-one basis.

Nonqualified Stock Options

Stock options issued under the Plan generally vest over a four-year period and expire ten years from the date of grant. Certain options provide for accelerated vesting if there is a change in control, as defined in the Plan.

The Company used Black-Scholes option pricing model to estimate stock-based compensation expense for stock option awards with the following assumptions for the years ended December 31, 2019 and 2018:

	2019	2018
Expected volatility	1.89%	1.97%
Risk-free interest rate	1.53%	2.63%
Expected dividend	—	—
Expected term (in years)	5.00	6.00
Underlying common stock fair value	$1.49	$0.29

F.3-13

SOLO SCIENCES, INC.
Notes to Financial Statements

Note 6 — Stock-Based Compensation (cont.)

As a result of the Company’s shareholders’ agreement to sell 80.4% of their interest in the Company, described above, during the year ended December 31, 2019, the previously recognized stock-based compensation costs related to unvested stock options on November 25, 2019 was adjusted to reflect the increase in the estimated fair value of a common share.

A summary of option activity under the 2018 Plan is as follows:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Estimated Grant Date Fair Value	Weighted- Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2018	253,000	$0.80	$0.12	9.78	$30,360
Granted	240,000	$0.80
Forfeited	(109,000)	$0.80
Outstanding as of December 31, 2019	384,000	$0.80	$0.75	9.17	$288,000
Exercisable as of December 31, 2019	384,000	$0.80	$0.75	9.18	$288,000
Vested and expected to vest as of December 31, 2019	384,000	$0.80	$0.75	9.17	$288,000

Stock-based compensation expense for the Company’s stock-based awards for the years ended December 31, 2019 and 2018 was $77,000 and $2,000, respectively, and is included in selling, general and administrative in the Company’s statements of operations. On January 15, 2020 and immediately prior to the partial sale of the Company’s outstanding equity, as further described in Note 9, the Company exercised a cashless conversion of the then outstanding stock options for 178,124 shares of the Company’s common stock.

Note 7 — Commitments and Contingencies

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. As of December 31, 2019, and through the date these financial statements were issued, there were no legal proceedings requiring recognition or disclosure in the financial statements.

Note 8 — Income Taxes

For the years ended December 31, 2019 and 2018, the Company did not incur any current or deferred tax expense or benefit at the U.S. federal or state level. The Company’s effective tax rate for the years ended December 31, 2019 and 2018 was 0% because it is more likely than not that the Company will not be able to realize the tax benefit from deferred tax assets generated during the years. Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities of the Company for financial reporting purposes and the amounts used for income tax purposes.

F.3-14

SOLO SCIENCES, INC.
Notes to Financial Statements

Note 8 — Income Taxes (cont.)

Significant components of our deferred tax liabilities and assets are as follows:

	As of December 31,
	2019	2018
Noncurrent deferred tax assets:
Federal net operating loss	$1,060,165	$283,058
Stock-based compensation	188,722	40,846
Total deferred tax assets	1,248,936	373,783

Noncurrent deferred tax liabilities:
Software development costs	$675,500	$161,006
Intangible assets	92,365	35,871
Total deferred tax liabilities	767,865	196,877

Valuation allowance	(481,071)	(127,026)

Net deferred tax assets after valuation allowance	$—	$—

During the years ended December 31, 2019 and 2018, valuation allowances on deferred tax assets that are not anticipated to be realized increased by $0.4 million and $0.1 million, respectively.

In accordance with the accounting requirements for stock-based compensation, we may recognize tax benefits in connection with the exercise of stock options by nonemployees and the vesting of restricted stock awards. We recognize the tax effects related to stock-based compensation through earnings in the period the compensation was recognized.

The Company had federal net operating loss carryforwards for which the deferred tax assets were approximately $1.1 million and $0.3 million, respectively, as of December 31, 2019 and 2018. The net operating loss carryforwards and do not expire. The Company has evaluated the realizability of its deferred tax assets by assessing the adequacy of expected taxable income, including the reversal of existing temporary differences, historical and projected operating results, and the availability of prudent and feasible tax planning strategies. Based on this analysis, the Company has determined that the valuation allowance recorded in the period presented are appropriate.

The Company is not currently under examination for the major jurisdictions where it conducts business as of December 31, 2019. Because the statute of limitations has not yet elapsed, the Company’s initial United States federal income tax return for the year ended December 31, 2018 is currently subject to examination by the Internal Revenue Service. The Company’s management does not believe that there are significant uncertain tax positions in 2019. There are no interest and penalties related to uncertain tax positions in 2019.

Note 9 — Subsequent Events

The Company has evaluated subsequent events for financial statement purposes occurring through May 29, 2020, the date these financial statements were ready for issuance.

On January 15, 2020, the Company’s shareholders sold 80.4% of their interests to Akerna in exchange for shares of Akerna’s common stock. Pursuant to the agreement, Akerna will provide $2.4 million of additional capital infusion to the Company during the 12 months following the closing date. Akerna has a 12-month option to acquire the remaining 19.6% interest in the Company. If Akerna does not exercise this option, the shareholders have a three-month option to repurchase between 40% and 55% of the interest in the Company. Immediately prior to the transaction, the Company’s directors elected to accelerate the vesting of all unvested stock options issued to nonemployees effected a cashless exercise of these options, resulting in the issuance of 178,124 common shares. Also, immediately prior to the transaction all outstanding shares of Series AA preferred stock were converted to common stock on a one-for-one basis.

F.3-15

Annex A

ARRANGEMENT AGREEMENT

AMONG

AKERNA CORP.

AND

2732805 Ontario INC.

AND

ample organics inc.

AND

john prentice, solely in its capacity as shareholder representative

Dated as of DECEMBER 18, 2019

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION	1
1.1 Definitions	1
1.2 Interpretation Not Affected by Headings, etc.	14
1.3 Number and Gender; Derivatives	14
1.4 Date for Any Action	15
1.5 Statute and Agreement References	15
1.6 Currency	15
1.7 Accounting Matters	15
1.8 Interpretation Not Affected by Party Drafting	15
1.9 Knowledge	15
1.10 Disclosure in Writing	15
1.11 Schedules	15
ARTICLE 2 THE ARRANGEMENT	16
2.1 Arrangement	16
2.2 Akerna Approval	16
2.3 Ample Approval	16
2.4 Interim Order	16
2.5 Akerna Shareholder Meeting	17
2.6 Ample Shareholder Meeting	17
2.7 Akerna Circular	18
2.8 Ample Circular	19
2.9 Final Order	20
2.10 Court Proceedings	20
2.11 U.S. Securities Law Matters	21
2.12 Effective Date	22
2.13 Closing	22
2.14 Payment and Allocation of Up-front Consideration	22
2.15 Ample Options and Warrants	22
2.16 Satisfaction of Closing Indebtedness Amount and Transaction Expenses	23
2.17 Indemnities and Directors’ and Officers’ Insurance	23
2.18 Withholding Taxes	23
2.19 Deferred Consideration	24
2.20 Shareholder Representative	25
2.21 Adjustments to Deemed Value Amount	26
ARTICLE 3 COVENANTS	26
3.1 Covenants of Ample Regarding the Conduct of Business	26
3.2 Covenants of Akerna Regarding the Conduct of Business	29
3.3 Covenants of Akerna Relating to the Exchangeable Shares	30
3.4 Covenants of Akerna Regarding Blue-Sky Laws	30
3.5 Mutual Covenants Regarding the Arrangement	31
3.6 Covenants of Akerna and Purchaser	31
3.7 Covenants of Ample Regarding the Arrangement	34
3.8 Covenants of Ample Regarding Non-Solicitation	37
3.9 Mutual Covenants Regarding Regulatory Approvals	38
3.10 Covenants Regarding Provision of Information; Access	39
3.11 Section 85 Elections	39
ARTICLE 4 REPRESENTATIONS AND WARRANTIES	39
4.1 Representations and Warranties of Akerna and Purchaser	39
4.2 Representations and Warranties of Ample	44

i

ARTICLE 5 CONDITIONS PRECEDENT	53
5.1 Mutual Conditions Precedent	53
5.2 Additional Conditions to Obligations of Akerna and Purchaser	54
5.3 Additional Conditions to Obligations of Ample	54
5.4 Notice and Effect of Failure to Comply with Conditions	55
5.5 Satisfaction of Conditions	56
ARTICLE 6 INDEMNIFICATION	56
6.1 Indemnification by Ample Shareholders	56
6.2 Indemnification by Akerna and Purchaser	56
6.3 Indemnification Claims	56
6.4 Survival of Representations and Warranties	58
6.5 Limitations	58
6.6 Recourse to Escrowed Shares	59
6.7 Satisfaction of Damages with Akerna Shares	60
6.8 Exclusive Remedy	60
6.9 Mitigation	61
ARTICLE 7 AMENDMENT	61
7.1 Amendment	61
7.2 Amendment of Plan of Arrangement	61
ARTICLE 8 TERMINATION AND AMENDMENT	62
8.1 Termination	62
ARTICLE 9 NOTICES	63
9.1 Notices	63
ARTICLE 10 GENERAL	64
10.1 Assignment, Binding Effect and Entire Agreement	64
10.2 Adjustments to Calculation	64
10.3 Public Communications	64
10.4 Costs	65
10.5 No Liability	65
10.6 Severability	65
10.7 Further Assurances	65
10.8 Time of Essence	65
10.9 Applicable Laws and Enforcement	65
10.10 Injunctive Relief	65
10.11 Waiver	66
10.12 Third Party Beneficiaries	66
10.13 Counterparts, Execution	66

SCHEDULES

Schedule “A” — Arrangement Resolution

Schedule “B” — Plan of Arrangement

Schedule “C” — Form of Exchangeable Share Support Agreement

Schedule “D” — Form of Escrow Agreement

Schedule “E” — Form of Voting and Exchange Trust Agreement

Schedule “F” — Form of Rights Indenture

Schedule “G” — Form of Ample Shareholder Support Agreement

Schedule “H” — Form of Akerna Shareholder Support Agreement

Schedule “I” — Exchangeable Share Provisions

ii

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is made as of December 18, 2019

AMONG:

AKERNA CORP., a company existing under the laws of the State of Delaware (“Akerna”)

AND

2732805 ONTARIO INC., a company existing under the laws of the Province of Ontario (“Purchaser”)

AND

AMPLE ORGANICS INC., a corporation existing under the laws of the Province of Ontario (“Ample”)

AND

JOHN PRENTICE, an individual resident in the Province of Ontario (hereinafter referred to as the “Shareholder Representative”)

WHEREAS:

A.     Akerna through its wholly owned subsidiary, Purchaser, proposes to acquire all of the issued and outstanding Ample Shares;

B.      the Parties intend to carry out the transactions contemplated herein by way of an arrangement under Section 182 of the OBCA; and

C.     the Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to such transaction.

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto do hereby covenant and agree as follows:

Article 1
INTERPRETATION

1.1    Definitions

In this Agreement, including the recitals hereto, the following defined terms have the meanings hereinafter set forth:

“Acquisition Proposal” means any offer, proposal or inquiry to Ample or, of which Ample is aware, to the Ample Shareholders from any Person, or group of Persons Acting Jointly or in Concert, whether or not subject to due diligence or other conditions and whether made orally or in writing, relating to:

(a)     any direct or indirect sale, issuance or acquisition from Ample, an Ample Subsidiary or the Ample Shareholders of shares or other equity interests (or securities convertible into or exercisable for such shares or interests) in Ample or an Ample Subsidiary that, when taken together with the securities of Ample or an Ample Subsidiary held by the proposed acquiror and any Person Acting Jointly or in Concert with such acquiror, represent: (i) 20% or more of the voting securities of Ample or an Ample Subsidiary or rights or interests therein or thereto; or (ii) 20% or more of the consolidated revenue of Ample or an Ample Subsidiary, taken as a whole; or 20% or more of the consolidated assets of Ample or an Ample Subsidiary, taken as a whole;

(b)    an amalgamation, arrangement, merger, business combination, consolidation or other similar transaction involving Ample or an Ample Subsidiary;

(c)     a take-over bid, tender offer, issuer bid, exchange offer, share exchange, recapitalization, liquidation, dissolution, reorganization or other similar transaction involving Ample or an Ample Subsidiary; or

Annex A-1

(d)    any transactions or arrangements similar to or having the same effect or consequences as the foregoing,

except that the term Acquisition Proposal shall exclude the Arrangement and the transactions contemplated by this Agreement;

“Acting Jointly or in Concert” has the meaning ascribed thereto under Applicable Securities Laws of Canada;

“Affiliate” has the meaning ascribed thereto under the Securities Act;

“Agreed Amount” means part, but not all, of a Claimed Amount;

“Agreement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to this arrangement agreement (including the schedules hereto) as supplemented, modified or amended, and not to any particular Article, Section, Schedule or other portion hereof;

“Akerna Board” means the board of directors of Akerna as it may be comprised from time to time, including any duly constituted and acting committee thereof;

“Akerna Bridge Loan” means any loan provided by Akerna to Ample prior to the Effective Time on such terms and conditions as may be agreed between Akerna and Ample, each acting reasonably;

“Akerna Circular” means the notice of the Akerna Meeting and accompanying information circular of Akerna, together with all appendices, schedules and exhibits thereto, to be sent by Akerna to the Akerna Shareholders in connection with the Akerna Meeting, as amended, supplemented or otherwise modified;

“Akerna Disclosure Letter” means the disclosure letter dated as of the date hereof from Akerna and Purchaser to Ample;

“Akerna Financial Statements” has the meaning ascribed thereto in Section 4.1(m)(i);

“Akerna Fundamental Representations and Warranties” means the representations of Akerna and Purchaser in Sections 4.1(a), 4.1(b), 4.1(d), 4.1(g), 4.1(p) and 4.1(t);

“Akerna Information” means the information contained in the files, reports, data, documents, agreements and other information relating to Akerna and each Akerna Subsidiary, as provided by Akerna, Purchaser or their respective Representatives to Ample or its Representatives in connection with the transactions contemplated hereby, in writing, including information contained in data rooms or provided in electronic form;

“Akerna Material Adverse Change” or “Akerna Material Adverse Effect” means any event, change, occurrence, effect or state of facts that, individually or in the aggregate with other events, changes, occurrences, effects or states of facts is, or would reasonably be expected to be, material and adverse to the business, operations, results of operations, capital, property, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of Akerna and its Subsidiaries taken as a whole, except any such event, change, occurrence, effect or state of facts resulting from or arising in connection with:

(a)     any change or development generally affecting the industries in which Akerna and its Subsidiaries operate;

(b)    any change or development in global, national or regional political conditions (including any act of terrorism or any outbreak of hostilities or war or any escalation or worsening thereof) or any natural disaster;

(c)     any change in general economic, business or regulatory conditions or in global financial, credit, currency or securities markets in Canada or the United States;

(d)    any adoption, proposed implementation or change in Applicable Law or any interpretation thereof by any Governmental Entity;

(e)     any change in U.S. GAAP or changes in applicable regulatory accounting requirements applicable to the industries in which it conducts business;

(f)     changes or developments in or relating to currency exchange or interest rates;

Annex A-2

(g)    the negotiation, execution, announcement, performance or pendency of this Agreement or the consummation of the transactions contemplated herein;

(h)    actions or inactions expressly required by this Agreement or that are taken with the prior written consent of Ample;

(i)     any change in the market price or trading volume of any securities of Akerna (it being understood, without limiting the applicability of subsections (a) through (h), that the causes underlying such changes in market price or trading volume may be taken into account in determining whether an Akerna Material Adverse Effect has occurred), or any suspension of trading in securities generally or on any securities exchange on which any securities of Akerna trade; or

(j)     the failure, in and of itself, of Akerna to meet any internal or public projections, forecasts or estimates of revenues, earnings or other financial operating metrics before, on or after the date of this Agreement (it being understood, without limiting the applicability of subsections (a) through (h), that the causes underlying such failure may be taken into account in determining whether an Akerna Material Adverse Effect has occurred), provided, however, that any such event, change, occurrence, effect or state of facts referred to in subsections (a) to and including (f) above does not primarily relate only to (or have the effect of primarily relating only to) Akerna and its Subsidiaries taken as a whole, or materially disproportionately affect Akerna and its Subsidiaries, taken as a whole, compared to other companies operating in the business or industries in which Akerna and its Subsidiaries operate; references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether an Akerna Material Adverse Effect has occurred. Notwithstanding any other provision of this definition, no action of any kind taken by a Governmental Entity, nor the commencement by a Governmental Entity of any Proceeding seeking a law or Order which would have the effect of making the Arrangement illegal or otherwise preventing or prohibiting consummation of the Arrangement, will, in any such case, constitute an Akerna Material Adverse Effect;

“Akerna Meeting” means the special meeting of the Akerna Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with this Agreement to consider, among other matters, the Akerna Shareholder Matters;

“Akerna Public Record” means all information filed by Akerna with the U.S. Securities and Exchange Commission and made available to the public on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system;

“Akerna Shareholder Approval” shall mean the approval of the Akerna Shareholder Matters by the Akerna Shareholders;

“Akerna Shareholder Matters” means the approval of (i) the issuance of such number of Akerna Shares as are required to be issued hereunder, (ii) the Arrangement and (iii) such other matters required for the completion of the Arrangement in accordance with Applicable Laws;

“Akerna Shareholder Support Agreements” means the voting support agreements, substantially in the form attached as Schedule “H” hereto, entered into between Ample and the directors and officers of Akerna, in their capacity as holders of Akerna Shares;

“Akerna Shareholders” means the holders of Akerna Shares;

“Akerna Shares” means the shares of common stock in the authorized share capital of Akerna;

“Akerna Subsidiaries” means the Purchaser and Callco and “Akerna Subsidiary” means any one of them;

“Akerna Transactions” means the transactions described in the Akerna Disclosure Letter with the details of such transactions and materials relating thereto being in all material respects the same as such details and materials that were disclosed to or provided to Ample prior to the date hereof;

“Ample” means Ample Organics Inc., a corporation existing under the OBCA, and where the context permits includes the Ample Subsidiaries;

“Ample Articles” means the certificate and articles of amendment of Ample dated October 1, 2019;

Annex A-3

“Ample Board” means the board of directors of Ample as it may be comprised from time to time, including any duly constituted and acting committee thereof;

“Ample Board Recommendation” has the meaning ascribed thereto in Section 2.8(c);

“Ample Change in Recommendation” has the meaning ascribed thereto in Section 8.1(a)(vi)(A);

“Ample Circular” means the notice of the Ample Meeting and accompanying information circular of Ample, together with all appendices, schedules and exhibits thereto, to be sent by Ample to the Ample Shareholders in connection with the Ample Meeting, as amended, supplemented or otherwise modified;

“Ample Circular Disclosure” means all information regarding Ample provided by Ample for inclusion in the Akerna Circular;

“Ample Common Shareholders” means the holders of Ample Common Shares immediately prior to the Effective Time;

“Ample Common Shares” means the Common Shares in the authorized capital of Ample;

“Ample Common Warrants” means all outstanding and unexpired warrants to acquire Ample Common Shares;

“Ample Disclosure Letter” means the disclosure letter dated as of the date hereof from Ample to Purchaser;

“Ample Financial Statements” means the audited consolidated financial statements for the year ended December 31, 2017 and the year ended December 31, 2018, including the notes thereto;

“Ample Fundamental Representations and Warranties” means the representations of Ample in Sections 4.2(a), 4.2(b), 4.2(d), 4.2(e), 4.2(h), 4.2(q), 4.2(r), 4.2(s), 4.2(w), 4.2(z), 4.2(aa) and 4.2(dd);

“Ample Information” means the information contained in the files, reports, data, documents, agreements and other information relating to Ample and each Ample Subsidiary, as provided by Ample or its Representatives to Akerna, Purchaser or their Representatives in connection with the transactions contemplated hereby, in writing, including information contained in data rooms or provided in electronic form;

“Ample Material Adverse Change” or “Ample Material Adverse Effect” means any event, change, occurrence, effect or state of facts that, individually or in the aggregate with other events, changes, occurrences, effects or states of facts is, or would reasonably be expected to be, material and adverse to the business, operations, results of operations, capital, property, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of Ample and its Subsidiaries taken as a whole, except any such event, change, occurrence, effect or state of facts resulting from or arising in connection with:

(a)     any change or development generally affecting the industries in which Ample and its Subsidiaries operate;

(b)    any change or development in global, national or regional political conditions (including any act of terrorism or any outbreak of hostilities or war or any escalation or worsening thereof) or any natural disaster;

(c)     any change in general economic, business or regulatory conditions or in global financial, credit, currency or securities markets in Canada or the United States;

(d)    any adoption, proposed implementation or change in Applicable Law or any interpretation thereof by any Governmental Entity;

(e)     any change in IFRS or changes in applicable regulatory accounting requirements applicable to the industries in which it conducts business;

(f)     changes or developments in or relating to currency exchange or interest rates;

(g)    the negotiation, execution, announcement, performance or pendency of this Agreement or the consummation of the transactions contemplated herein;

Annex A-4

(h)    actions or inactions expressly required by this Agreement or that are taken with the prior written consent of Akerna; or

(i)     the failure, in and of itself, of Ample to meet any internal or public projections, forecasts or estimates of revenues, earnings or other financial operating metrics before, on or after the date of this Agreement (it being understood, without limiting the applicability of subsections (a) through (i), that the causes underlying such failure may be taken into account in determining whether an Ample Material Adverse Effect has occurred);

provided, however, that any such event, change, occurrence, effect or state of facts referred to in subsections (a) to and including (f) above does not primarily relate only to (or have the effect of primarily relating only to) Ample and its Subsidiaries taken as a whole, or materially disproportionately affect Ample and its Subsidiaries, taken as a whole, compared to other companies operating in the business or industries in which Ample and its Subsidiaries operate; references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether an Ample Material Adverse Effect has occurred. Notwithstanding any other provision of this definition, no action of any kind taken by a Governmental Entity, nor the commencement by a Governmental Entity of any Proceeding seeking a law or Order which would have the effect of making the Arrangement illegal or otherwise preventing or prohibiting consummation of the Arrangement, will, in any such case, constitute an Ample Material Adverse Effect;

“Ample Material Contract” means in respect of Ample or any of its Subsidiaries, any Contract:

(a)     that if terminated or modified or if it ceased to be in effect, would reasonably be expected to have an Ample Material Adverse Effect;

(b)    under which Ample or any of its Subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third party in excess of $100,000 in the aggregate;

(c)     that is a lease, sublease, license or right of way or occupancy agreement for real property which is material to the business of Ample and its Subsidiaries, taken as a whole;

(d)    that provides of the establishment of, investment in or formation of any partnership or joint venture with an arm’s length Person in which the interest of Ample or any of its Subsidiaries exceeds book value of $100,000;

(e)     relating to indebtedness for borrowed money, whether incurred, assumed, guaranteed or secured by any asset, with an outstanding principal amount in excess of $100,000;

(f)     under which Ample or any of its Subsidiaries is obligated to make or expects to receive payments in excess of $100,000 over the remaining term of the contract;

(g)    that limits or restricts Ample or any of its affiliates from engaging in any line of business or in any geographic area; or

(h)    that is a collective bargaining agreement, a labour union contract or any other memorandum of understanding or other agreement with a union;

“Ample Meeting” means the special meeting of the Ample Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with this Agreement and the Interim Order to consider, among other matters, the Arrangement Resolution;

“Ample Options” means the outstanding and unexpired stock options of Ample, whether or not vested, to acquire Ample Common Shares from treasury pursuant to the Option Plan;

“Ample Preferred Shareholders” means the holders of Ample Preferred Shares immediately prior to the Effective Time;

“Ample Preferred Shares” means each issued and outstanding Class A Preferred Share in the capital of Ample, being all issued and outstanding Class A-1 Preferred Shares, Class A-2 Preferred Shares and Class A-3 Preferred Shares;

Annex A-5

“Ample Preferred Warrants” means all outstanding and unexpired warrants to acquire Ample Preferred Shares;

“Ample Securities” means collectively, the Ample Shares, Ample Options and Ample Warrants;

“Ample Shareholder Approval” shall mean the approval of the Arrangement Resolution by the Ample Shareholders;

“Ample Shareholder Support Agreements” means the voting support agreements, substantially in the form attached as Schedule “G” hereto, entered into between Akerna and the Ample Supporting Securityholders, in their capacity as holders of Ample Securities;

“Ample Shareholders” means collectively the Ample Common Shareholders and the Ample Preferred Shareholders;

“Ample Shares” means collectively the Ample Common Shares and Ample Preferred Shares;

“Ample Subsidiaries” means collectively Last Call Analytics Inc. and Ample Organics Australia PTY Ltd. and “Ample Subsidiary” means any one of them;

“Ample Supporting Securityholders” means each of the directors and officers of Ample and certain other holders of Ample Securities that enter into Ample Shareholder Support Agreements;

“Ample Warrants” means collectively the Ample Common Warrants and the Ample Preferred Warrants;

“Applicable Laws” (in the context that refers to one or more Persons) means any domestic or foreign, federal, state, provincial or local law (statutory, common or otherwise, and including Applicable Securities Laws), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity, and any terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, that is binding upon or applicable to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities, as the same may be amended from time to time prior to the Effective Date;

“Applicable Securities Laws” means, collectively, and as the context may require: (a) the applicable securities legislation of each of the provinces and territories of Canada, and the rules, regulations, instruments, orders and policies published and/or promulgated thereunder; (b) the polices and rules of the NASDAQ; and (b) U.S. Securities Laws, as the foregoing may be amended from time to time prior to the Effective Date;

“Arrangement” means the arrangement under the provisions of Section 182 of the OBCA on the terms and conditions set forth in the Plan of Arrangement, as supplemented, modified or amended in accordance with Article 8 of the Plan of Arrangement;

“Arrangement Resolution” means the special resolution to approve the Arrangement to be considered at the Ample Meeting by the Ample Shareholders substantially in the form attached as Schedule “A” hereto;

“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, licence, registration, consent, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, by-law, rule or regulation, of, from or required by any Governmental Entity having jurisdiction over the Person;

“Business Day” means a day on which banks are generally open for the transaction of commercial business in Toronto, Ontario, or Denver, Colorado but does not in any event include a Saturday or Sunday or statutory holiday in Ontario or Colorado;

“Callco” means a direct or indirect wholly-owned Subsidiary of Akerna to be incorporated under the laws of Ontario prior to the Effective Time;

“Claim” means any claim by an Indemnified Party for indemnification in accordance with Article 6;

“Claim Notice” means written notification containing:

(a)     a description of Damages incurred or reasonably expected to be incurred by an Indemnified Party and the Claimed Amount of such Damages; and

Annex A-6

(b)    a statement that an Indemnified Party is entitled to indemnification under Article 6 for such Damages and a reasonable explanation of the basis therefor;

“Claimed Amount” means the amount of any Damages incurred or reasonably expected to be incurred by an Indemnified Party in connection with a claim for indemnification pursuant to Article 6;

“Closing Cash Amount” means an amount equal to $7,500,000, minus the Closing Indebtedness Amount and the amount of the Transaction Expenses;

“Closing Indebtedness Agreements” means each of the following Contracts entered into by Ample:

(a)     Loan promissory note dated December 14, 2018 issued by Ample to FirePower Gap Debt Limited Partnership;

(b)    Share promissory note dated December 14, 2018 issued by Ample to FirePower Gap Debt Limited Partnership;

(c)     Loan agreement dated as of October 1, 2019 between Ample (as debtor), Last Call Analytics Inc. (as initial guarantor), Evergreen Gap Debt GP Inc. (as agent), Evergreen Gap Debt LP (as lender) and Firepower Gap Debt LP (as lender); and

(d)    Amended and restated loan agreement dated as of September 25, 2019 between Ample (as debtor), Last Call Analytics Inc. (as guarantor), Ample Organics Australia PTY Ltd (as guarantor), Green Acre Capital Fund I LP (as lender) and Osmington Capital Corporation (as lender);

“Closing Indebtedness Amount” means an amount equal to the aggregate indebtedness (including the principal amount and any interest incurred thereon) of Ample at the Effective Time pursuant to the Closing Indebtedness Agreements, the Akerna Bridge Loan (if any) and any indebtedness incurred pursuant to Schedule 3.1(b)(xiv) of the Ample Disclosure Letter.

“Closing Shares” means the Up-front Shares, less the Effective Time Shares, and less the Escrowed Shares;

“Competition Act” means the Competition Act, R.S.C. 1985, c. C 34, as amended including regulations passed under the Competition Act;

“Confidentiality Agreement” means the mutual non-disclosure agreement between Akerna and Ample dated July 29, 2019;

“Consideration” means the Up-front Consideration, plus the Deferred Consideration;

“Consideration Shares” means the Up-front Shares, plus the number of Exchangeable Shares to be issued in satisfaction of the Deferred Consideration pursuant to the Arrangement;

“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding or other right or obligation (written or oral) to which a Party is a party or by which a Party is bound or to which any of their respective assets are subject;

“Controlling Party” has the meaning ascribed thereto in Section 6.3(b);

“Court” means the Ontario Superior Court of Justice;

“CVR” means a contingent value right of Akerna issued pursuant to the Rights Indenture and entitling the holder thereof to a specified portion of the Deferred Consideration, if any, on the Deferred Consideration Payment Date, which entitlement shall be evidenced by a certificate issued by Akerna to each holder of a CVR;

“Damages” means any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, reasonable fees and expenses of attorneys, accountants, financial advisors, investigators, and other experts, and other reasonable expenses of litigation, arbitration or other dispute resolution procedures);

Annex A-7

“Deemed Escrow Value” has the meaning ascribed thereto in Section 6.6(a);

“Deemed Value Amount” means an amount equal to $12.90;

“Deferred Consideration” means $10,000,000, payable in Exchangeable Shares; provided that in the event the Recurring Revenue recognized during the Deferred Consideration Period is less than $9,000,000, the Deferred Consideration amount of $10,000,000 shall be reduced by an amount equal to the product of $6.67 multiplied by the difference between $9,000,000 and the amount of Recurring Revenue realized during the Deferred Consideration Period (up to a maximum reduction of $10,000,000), as calculated in the Deferred Consideration Statement;

“Deferred Consideration Payment Date” has the meaning ascribed thereto in Section 2.19(e);

“Deferred Consideration Period” means the period of time beginning on the Effective Date, and ending on the date that is 12 months after the Effective Date;

“Deferred Consideration Statement” means a statement prepared by Akerna setting forth in reasonable detail the:

(a)     amount of Recurring Revenue;

(b)    the amount Deferred Consideration payable to the holders of the CVRs; and

(c)     the expected Deferred Consideration Payment Date;

“Depositary” means such Person as Ample may appoint to act as depositary for the Ample Shares in relation to the Arrangement, with the approval of Akerna, acting reasonably;

“Dispute” means the dispute resulting if an Indemnifying Party in a response to any Claim Notice, disputes the liability of such Indemnifying Party for all or part of a Claimed Amount;

“Dissent Rights” means the rights of dissent granted in favour of registered Ample Shareholders in respect of the Arrangement described in the Plan of Arrangement and the Interim Order;

“Economic Sanctions” has the meaning ascribed thereto in subsection 4.1(v)(iii) and 4.2(ee)(iii);

“Effective Date” means the date the Arrangement becomes effective pursuant to the OBCA;

“Effective Date Register” has the meaning ascribed thereto in Section 2.20(i);

“Effective Time” means the time at which the Arrangement becomes effective on the Effective Date pursuant to the OBCA;

“Effective Time Shares” means that number of Exchangeable Shares that is equal to ten percent (10%) of the total aggregate number of Up-front Shares that are to be delivered by Akerna and Purchaser to the Ample Shareholders pursuant to the Arrangement Agreement;

“Eligible Holder” means an Ample Shareholder that is: (a) a resident of Canada for the purposes of the Tax Act and not exempt from tax under Part I of the Tax Act; or (b) a partnership, any member of which is a resident of Canada for the purposes of the Tax Act and not exempt from tax under Part I of the Tax Act;

“Employee Plans” means all health, welfare, supplemental unemployment benefit, bonus, profit sharing, option, stock appreciation, savings, insurance, incentive, incentive compensation, deferred compensation, share purchase, share compensation, disability, pension or supplemental retirement plans and other similar or material employee or director compensation or benefit plans, policies, trusts, funds, agreements or arrangements for the benefit of directors or former directors of a Party or any of its Subsidiaries, or such Party or its Subsidiaries’ Employees or former Employees, which are maintained by, contributed to or binding upon a Party or any of its Subsidiaries or in respect of which a Party or any of its Subsidiaries has any actual or potential liability, but excluding any statutory benefit plans that any Party is required to participate in or comply with in accordance with Applicable Laws, including the Canada Pension Plan and plans administered pursuant to applicable health, Tax, workplace safety insurance and employment insurance legislation;

“Employees” means, as applicable, all of the employees of: (a) Ample or any Ample Subsidiary; and (b) Akerna or any Akerna Subsidiary, as at the Effective Date;

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“Employment Agreements” means the separate employment agreements to be entered into between Ample and each of the Retained Personnel, in a form satisfactory to Akerna and each of the Retained Personnel, in each case, acting reasonably;

“Environmental Law” means all Applicable Laws relating to pollution or the protection or quality of the environment or to the release of hazardous substances to the environment and all Authorizations issued pursuant to such laws;

“Escrow Agent” means Continental Stock Transfer & Trust Company, Inc.;

“Escrow Agreement” means the Escrow Agreement to be entered into among Akerna, the Purchaser, the Shareholder Representative and the Escrow Agent, in the form or substantially in the form as set out in Schedule “D”;

“Escrowed Shares” means that number of Exchangeable Shares that is equal to ten percent (10%) of the total aggregate number of Up-front Shares that are to be delivered by Akerna and Purchaser to the Ample Shareholders pursuant to the Arrangement Agreement;

“Exchange Rate” means, on any date of determination, the CAD/USD daily exchange rate quoted by the Bank of Canada three Business Days prior to such date;

“Exchange Ratio” means 0.0524 of an Akerna Share;

“Exchangeable Share Support Agreement” means the agreement to be made between Akerna, Purchaser, Callco and the Shareholder Representative in the form or substantially in the form as set out in Schedule “C”;

“Exchangeable Shares” means the redeemable preferred shares in the capital of Purchaser, having the rights, privileges, restrictions and conditions set out in the Plan of Arrangement;

“Expected Claim Notice” means a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, an Indemnified Party reasonably expects to incur Damages for which it is entitled to indemnification under Article 6;

“Final Order” means the final order of the Court approving the Arrangement pursuant to subsection 182(5) of the OBCA, in a form acceptable to both Ample and Akerna, each acting reasonably, as such order may be amended by the Court (with the consent of both Ample and Akerna, each acting reasonably) at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both Ample and Akerna, each acting reasonably) on appeal;

“Governmental Entity” means any:

(a)     national, international, multinational, federal, provincial, state, regional, municipal, local or other government or any governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau ministry or agency, domestic or foreign, including the Securities Authorities;

(b)    any subdivision, agent, commission, board or authority of any of the foregoing; or

(c)     any quasi-governmental or private body exercising any regulatory, expropriation or Taxing Authority under or for the account of any of the foregoing;

“IFRS” means Canadian generally accepted accounting principles for publicly accountable enterprises, being International Financial Reporting Standards as adopted by the Canadian Accounting Standards Board effective for periods beginning on or after January 1, 2011;

“Indebtedness” means, with respect to any Person, without duplication:

(a)     indebtedness of such Person for borrowed money, secured or unsecured;

(b)    every obligation of such Person evidenced by bonds, debentures, notes, derived obligations or other similar instruments

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(c)     every obligation of such Person under purchase money mortgages, conditional sale agreements or other similar instruments relating to purchased property or assets;

(d)    every capitalized or non-consolidated lease obligation of such Person;

(e)     every obligation of such Person under swaps (valued at the termination value thereof); and

(f)     every obligation of the type referred to above of any other Person, the payment of which such Person has guaranteed or for which such Person is otherwise responsible or liable;

“Indemnified Party” has the meaning ascribed thereto in Section 6.3(a);

“Indemnifying Party” has the meaning ascribed thereto in Section 6.3(a);

“Intellectual Property” means collectively, all rights in or affecting intellectual or industrial property or other proprietary rights existing in any jurisdiction, including with respect to the following: (i) patents and applications therefor, and patents issuing thereon, including continuations, divisionals, continuations-in-part, reissues, reexaminations, renewals and extensions, and the right to file other or further applications and claim priority thereto; (ii) trademarks, service marks, trade names, service names, brand names and trade dress rights, and all applications, registrations and renewals thereof; (iii) copyrights and registrations and applications therefor, works of authorship, “moral” rights and mask work rights; (iv) domain names, uniform resource locators and social media accounts or handles, including applications and registrations thereof; (v) telephone numbers; (vi) trade secrets; and (vii) the right to file applications and obtain registrations for any of the foregoing, as applicable;

“Interim Order” means an interim order of the Court concerning the Arrangement pursuant to the OBCA in a form acceptable to both Ample and Akerna, each acting reasonably, containing declarations and directions with respect to the Arrangement and the holding of the Ample Meeting, as such order may be affirmed, amended or modified by the Court;

“Investment Canada Act” means the Investment Canada Act, R.S.C. 1985, c.28 (1st Supp.), as amended including regulations passed under the Investment Canada Act;

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, including those arising under any law, Contract, Permit, license or other undertaking and as a result of any act or omission;

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest but excluding any present or future lease that is or would have been characterized as an operating lease under US GAAP or IFRS, as applicable as in effect on the date hereof);

“Misrepresentation”, “material change” and “material fact” have the meanings ascribed thereto under Applicable Securities Laws of Canada;

“NASDAQ” means the National Association of Securities Dealers Automated Quotations exchange;

“Non-Controlling Party” has the meaning ascribed thereto in Section 6.3(b);

“OBCA” means the Business Corporations Act, R.S.O. 1900, c. B.16, as amended, including the regulations promulgated thereunder;

“Option Plan” means the stock option plan of Ample, in effect as at the date hereof;

“Optionholders” means the holders of Ample Options;

“Order” means all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, rulings, determinations, awards, or decrees of any Governmental Entity (in each case, whether temporary, preliminary or permanent);

“Out-of-Money Option” means each Ample Option having an aggregate exercise price for any Ample Share in excess of the total value of all Up-front Consideration that would be payable hereunder in respect of such Ample Share if such Ample Share were issued and outstanding at the Effective Time;

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“Out-of-Money Warrant” means each Ample Warrant having an aggregate exercise price for any Ample Share in excess of the total value of all Up-front Consideration that would be payable hereunder in respect of such Ample Share if such Ample Share were issued and outstanding at the Effective Time;

“Outside Date” means June 30, 2020 or such later date as may be agreed to in writing by Akerna and Ample;

“Parties” means, collectively, the parties to this Agreement, and “Party” means any one of them;

“Paying Agent” means Continental Stock Transfer & Trust Company, Inc.;

“Payout Letters” has the meaning ascribed thereto in Section 2.16(a);

“Permit” means any license, permit, certificate, franchise, consent, order, grant, easement, covenant, approval, classification, registration or other authorization of and from any Person, including any Governmental Entity;

“Permitted Liens” means:

(a)     Liens for taxes, assessments and governmental charges, the payment of which is not yet due and payable or which are being contested in good faith by, as applicable: (i) Ample or an Ample Subsidiary and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by US GAAP or IFRS, as applicable shall have been made therefor in the books of account of the applicable Person; and (ii) Akerna or an Akerna Subsidiary and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by US GAAP or IFRS, as applicable shall have been made therefor in the books of account of the applicable Person;

(b)    Liens imposed by law, such as carrier’s, warehousemen’s, mechanic’s, materialmen’s and other similar Liens securing obligations (other than Indebtedness for borrowed money) that are not due or delinquent or that are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by US GAAP or IFRS, as applicable shall have been made therefor in the books of account of the applicable Person;

(c)     Liens securing purchase money Indebtedness or of purchase money mortgages and any other Lien on equipment acquired, leased or held with a fair market value less than or equal to $100,000, on an aggregate basis at any time (including equipment held as lessee under a capital lease) in the ordinary course of business to secure the purchase price of or rental payments with respect to such equipment or to secure Indebtedness incurred for the purpose of financing the acquisition (including acquisition as lessee under capital leases), construction or improvement of any such equipment to be subject to such Liens existing on any such equipment at the time of such acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) no such Lien shall extend to or cover any equipment other than the equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and (y) the principal amount of the Indebtedness secured by any such Lien, or any extension, renewal or replacement thereof, shall not exceed the greater of the fair market value or the cost of the property so held or acquired;

(d)    deposits and pledges of cash or securities securing (i) the performance of bids, tenders, leases, contracts (other than for the payment of money) or statutory obligations that arise in the ordinary course of business or (ii) obligations on surety or appeal or performance bonds, including those to support or secure reclamation in accordance with Applicable Laws that are incurred or arise in the ordinary course of business or (iii) obligations incurred in the ordinary course of business that do not involve the incurrence of Indebtedness and, in each case, only to the extent such deposits or pledges secure obligations that are not past due or that are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by US GAAP or IFRS, as applicable shall have been made therefor in the books of account of the applicable Person;

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(e)     pledges, deposits and Liens in connection with workers’ compensation, employment insurance and other similar legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements to the extent required by law;

(f)     rights of set-off or bankers’ Liens upon deposits of cash or broker’s Liens upon securities in favour of financial institutions, banks or other depositary institutions;

(g)    survey exceptions, title defects, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money; or (ii) materially adversely impair the value of such property or its use by Ample or any Ample Subsidiary in the normal conduct of their business;

(h)    Liens given in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of Ample or any Ample Subsidiary;

(i)     with respect to Liens set forth in subsection (c), replacement liens in respect of any refinancing or the replacement of the underlying Indebtedness provided such refinancing or replacement does not increase the then-outstanding principal balance of such Indebtedness being refinanced or replaced;

(j)     Liens which could not be reasonably expected to cause an Ample Material Adverse Effect or Akerna Material Adverse Effect, arising or potentially arising under statutory provisions (other than Environmental Laws) which have not at the time been filed or registered in accordance with Applicable Laws or of which written notice has not been duly given in accordance with Applicable Laws or which, although filed or registered, relate to obligations that are not due or delinquent or that are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by US GAAP or IFRS, as applicable shall have been made therefor in the books of account of the applicable Person;

(k)    the right reserved to or vested in any government or Governmental Entity by any statutory provision or by the terms of any lease, production sharing contract, licence, franchise, grant or permit of, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof; and

(l)     Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent in respect of leased properties.

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Plan of Arrangement” means the plan of arrangement set forth in Schedule “B” to this Agreement, as such plan of arrangement may be amended or supplemented from time to time in accordance with the terms thereof and hereof;

“Proceeding” means any suit, claim, action, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, any court or other Governmental Entity;

“Purchaser” means 2732805 Ontario Inc., a company existing under the laws of the Province of Ontario;

“Purchaser Circular Disclosure” means all information regarding Purchaser and Akerna provided by Purchaser and Akerna for inclusion in the Ample Circular;

“Purchaser Indemnified Person” has the meaning ascribed thereto in Section 6.1;

“Recurring Revenue” means all recurring revenue that is derived from or that is associated with license revenue from Ample’s core seed-to-sale, AmpleCentral and “Last Call Analytics” products;

“Regulatory Approvals” means, collectively, the following: (a) acceptance of the NASDAQ; (b) the Final Order; and (c) such other sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under any Applicable Laws that states that a transaction may be implemented

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if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities required in connection with the Plan of Arrangement except for those sanctions, rulings, consents, orders, exemptions, permits and other approvals, the failure of which to obtain individually or in the aggregate, would not reasonably be expected to have an Akerna Material Adverse Effect, taken as a whole, or an Ample Material Adverse Effect, taken as a whole (either before or after giving effect to the Arrangement) or would not materially impede or delay the completion of the Arrangement;

“Replacement Option” means an option or right to purchase Akerna Shares granted by Akerna in replacement of Ample Options on the basis set forth in subsection 2.15;

“Representatives” means, with respect to any Person and its Subsidiaries, collectively, the officers, directors, employees, consultants, advisors (including financial advisors and legal counsel), representatives, agents or other parties acting on its behalf;

“Retained Personnel” means John Prentice, Evan McEwen and Tom Ritchie.

“Rights Indenture” means the rights indenture to be entered into between Akerna, Purchaser, the Shareholder Representative and a trust company acceptable to Ample and Purchaser, as rights agent, providing for the creation and issuance of the CVRs, in the form or substantially in the form attached as Schedule “F”;

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and published policies made thereunder;

“Securities Authorities” means, collectively, the securities commissions or similar securities regulatory authorities in each of the provinces of Canada;

“Shareholder Representative” means John Prentice;

“Significant Shareholder” has the meaning ascribed thereto in Section 4.2(i);

“Special Voting Share” means the special voting share in the capital of Akerna to be issued by Akerna and deposited with the trustee appointed under the Voting and Exchange Trust Agreement, which, at any time entitles the holder of record to that number of votes at meetings of holders of Akerna Shares equal to the number of Exchangeable Shares outstanding at such time (excluding any Exchangeable Shares held by Akerna or any Affiliate);

“Subsidiary” has the meaning ascribed thereto in the Securities Act, which for certainty shall include any indirect subsidiaries;

“Tax” or “Taxes” means any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Taxing Authority, whether computed on a separate, consolidated, unitary, combined or other basis, which taxes will include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and provincial income taxes), payroll and employee withholding taxes, employment insurance premiums, unemployment insurance, social insurance taxes, Canada Pension Plan contributions, sales and use taxes (including goods and services and provincial sales taxes), value added taxes, excise taxes, fuel taxes, franchise taxes, gross receipts taxes, carbon taxes, capital taxes, production taxes, recapture, withholding taxes, employee health taxes, surtaxes, customs, import and export taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which Ample or any Ample Subsidiary is required to pay, withhold, remit or collect;

“Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supp.), as amended, including the regulations promulgated thereunder;

“Tax Returns” means all reports, estimates, elections, notices, filings, designations, forms, declarations of estimated tax, information statements and returns relating to, or required to be supplied to any Taxing Authority in connection with, any Taxes (including any attached schedules, estimated tax returns, withholding tax returns, and information returns and reports);

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“Taxing Authority” means any Governmental Entity responsible for the imposition of any Tax (domestic or foreign);

“Third Party Action” means any suit or proceeding by a Person other than a Party for which indemnification may be sought by an Indemnified Party pursuant to Article 6;

“Third Party Beneficiaries” has the meaning ascribed thereto in Section 10.12;

“Transaction Expenses” means all legal, advisory, accounting fees and expenses of Ample arising as a result of the Arrangement that are incurred prior to, and remain unpaid as of, the Effective Time;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“Up-front Consideration” means the Up-front Shares to be issued and the Closing Cash Amount to be delivered by Akerna and Purchaser at the Effective Time in accordance with this Agreement;

“Up-front Share Consideration Amount” means an amount equal to $42,500,000, plus the aggregate exercise prices of all Replacement Options to be granted in exchange for Ample Options (other than Out-of-Money Options) pursuant to the Arrangement and Ample Warrants (other than Out-of-Money Warrants);

“Up-front Shares” means an aggregate number of Exchangeable Shares that is equal to the Up-front Share Consideration Amount, divided by the Deemed Value Amount, less (i) the aggregate number of Exchangeable Shares and/or Akerna Shares that the Optionholders would be entitled to receive exclusively as a result of the exercise immediately following the Effective Time of all Replacement Options granted in exchange for Ample Options (other than Out-of-Money Options) pursuant to the Arrangement, and less (ii) the aggregate number of Exchangeable Shares and/or Akerna Shares that the Warrantholders would be entitled to receive exclusively as a result of the exercise of all Ample Warrants (other than Out-of-Money Warrants) immediately following to the Effective Time;

“U.S. Exchange Act” means the United States Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

“U.S. GAAP” means generally accepted accounting principles in the United States of America in effect from time to time;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“U.S. Securities Laws” means the U.S. Securities Act, the U.S. Exchange Act and applicable state securities legislation of the United States and all rules, regulations and orders promulgated thereunder, as amended from time to time; and

“Voting and Exchange Trust Agreement” means an agreement to be made between Akerna, Purchaser, Callco, the Shareholder Representative and the trustee to be chosen by Akerna to act as trustee under the Voting and Exchange Trust Agreement, substantially in the form attached hereto as Schedule “E”; and

“Warrantholders” means holders of Ample Warrants.

1.2    Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, Sections, subsections and other portions and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article”, “Section” or “subsections” followed by a number and/or a letter refer to the specified Article, Section or subsections of this Agreement.

1.3    Number and Gender; Derivatives

Unless the context otherwise requires, in this Agreement, words importing the singular number include the plural and vice versa, and words importing the use of any gender include all genders. If a word is defined in this Agreement a grammatical derivative of that word will have a corresponding meaning. The words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.

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1.4    Date for Any Action

If any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action is required to be taken on the next succeeding day which is a Business Day.

1.5    Statute and Agreement References

Any reference in this Agreement to any statute or any Section thereof will, unless otherwise expressly stated, be deemed to be a reference to such statute or Section as amended, restated or re-enacted from time to time. References to any agreement or document will be to such agreement or document (together with all appendices, schedules and exhibits thereto), as it may have been or may hereafter be amended, supplemented, replaced or restated from time to time.

1.6    Currency

All sums of money that are referred to in this Agreement are expressed in lawful money of Canada unless otherwise noted.

1.7    Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement in respect of: (a) Akerna shall have the meanings attributable thereto under U.S. GAAP and all determinations of an accounting nature in respect of Akerna required to be made shall be made in accordance with U.S. GAAP consistently applied; and (b) Ample shall have the meanings attributable thereto under IFRS and all determinations of an accounting nature in respect of Ample required to be made shall be made in accordance with IFRS consistently applied.

1.8    Interpretation Not Affected by Party Drafting

The Parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party will not be applicable in the interpretation of this Agreement.

1.9    Knowledge

Where any representation or warranty is expressly qualified by reference to the knowledge of a Party, it is deemed to refer to the actual knowledge of the Executive Officers of Akerna or Ample, as the case may be, after reasonable inquiry. For purposes of this Section 1.9, “Executive Officers” (a) in the case of the Akerna, means Jessica Billingsley, Ray Thompson and Ruth Ann Kraemer; and (b) in the case of Ample, means John Prentice and Peter Slater.

1.10  Disclosure in Writing

References herein to disclosure in writing shall, in the case of disclosure to Purchaser be references exclusively to the Ample Disclosure Letter or this Agreement.

1.11  Schedules

The following schedules attached hereto are incorporated into and form an integral part of this Agreement:

Schedule “A” — Arrangement Resolution

Schedule “B” — Plan of Arrangement

Schedule “C” — Form of Exchangeable Share Support Agreement
Schedule “D” — Form of Escrow Agreement

Schedule “E” — Form of Voting and Exchange Trust Agreement

Schedule “F” — Form of Rights Indenture

Schedule “G” — Form of Ample Shareholder Support Agreement

Schedule “H” — Form of Akerna Shareholder Support Agreement

Schedule “I” — Exchangeable Share Provisions

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Article 2
THE ARRANGEMENT

2.1    Arrangement

Ample and Akerna agree that the Arrangement will be implemented in accordance with the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement. In the event of any conflict between the terms of this Agreement and the Plan of Arrangement, the Plan of Arrangement shall govern.

2.2    Akerna Approval

Akerna represents and warrants to Ample that the Akerna Board has unanimously determined that:

(a)     the Arrangement and entry into this Agreement are, as of the date of this Agreement, in the best interests of Akerna; and

(b)    it will unanimously recommend that the Akerna Shareholders vote in favour of the Akerna Shareholder Matters.

2.3    Ample Approval

Ample represents and warrants to Akerna and Purchaser that the Ample Board has unanimously determined that:

(a)     the Arrangement is fair to the Ample Shareholders (other than Akerna) from a financial point of view;

(b)    the Arrangement and entry into this Agreement are, as of the date of this Agreement, in the best interests of Ample; and

(c)     subject to Section 3.8(e), it will unanimously recommend that the Ample Shareholders vote in favour of the Arrangement Resolution.

2.4    Interim Order

As soon as reasonably practicable following the execution of this Agreement, but in any event no later than February 20, 2020, Ample shall apply to the Court in a manner acceptable to Akerna, acting reasonably, pursuant to the OBCA and prepare, file and diligently pursue an application to the Court of the Interim Order, which shall provide, among other things:

(a)     for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Ample Meeting and for the manner in which such notice is to be provided;

(b)    that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by Ample Shareholders present in person or represented by proxy at the Ample Meeting voting together as a single class, together with the affirmative vote of the holders holding not less than a majority of the Ample Preferred Shares;

(c)     that it is the intention of Akerna and Purchaser to rely upon Section 3(a)(10) of the U.S. Securities Act in connection with the offer and sale of Consideration Shares and Akerna Shares to be issued pursuant to the exchange of Exchangeable Shares, in each case in accordance with the Arrangement, based on the Court’s approval of the Arrangement, which approval through the issuance of the Final Order will constitute its determination of the fairness of the Arrangement;

(d)    that the Ample Meeting may be adjourned or postponed from time to time by the Ample Board subject to the terms of this Agreement without the need for additional approval of the Court;

(e)     that the record date for Ample Shareholders entitled to notice of and to vote at the Ample Meeting will not change in respect of any adjournment(s) or postponements of the Ample Meeting;

(f)     that, in all other respects, other than as ordered by the Court, the terms, conditions and restrictions of the constating documents of Ample, including quorum requirements and other matters, shall apply in respect of the Ample Meeting;

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(g)    for the grant of the Dissent Rights to registered holders of Ample Shares as set forth in the Plan of Arrangement;

(h)    for the notice requirements with respect to the presentation of the application to the Court for the Final Order; and

(i)     for such other matters as Akerna may reasonably require, subject to obtaining the prior consent of Ample, such consent not to be unreasonably withheld, conditioned or delayed.

2.5    Akerna Shareholder Meeting

Subject to the terms of this Agreement and receipt of the Interim Order, Akerna shall:

(a)     convene and conduct the Akerna Meeting in accordance with its constating documents and Applicable Laws, as soon as reasonably practicable, and in any event on or before February 26, 2020;

(b)    in consultation with Ample, fix and publish a record date for the purposes of determining Akerna Shareholders entitled to receive notice of and vote at the Akerna Meeting and give notice to Ample of the Akerna Meeting;

(c)     allow Ample’s Representatives and counsel to attend the Akerna Meeting;

(d)    not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Akerna Meeting without Ample’s prior written consent (such consent not be unreasonably withheld, conditioned or delayed), except:

(i)     as required for quorum purposes (in which case the meeting shall be adjourned and not cancelled), by Applicable Law or by a Governmental Entity or by valid Akerna Shareholder action (which action is not solicited or proposed by Akerna or the Akerna Board); or

(ii)    as otherwise expressly permitted under this Agreement;

(e)     provide Ample with copies of or access to information regarding the Akerna Meeting generated by any dealer or proxy solicitation firm engaged by Akerna, as requested from time to time by Ample;

(f)     use commercially reasonable efforts to solicit proxies in favour of the Akerna Shareholder Matters;

(g)    promptly advise Ample, at such times as Ample may reasonably request, as to the aggregate tally of the proxies received by Akerna in respect of the Akerna Shareholder Matters;

(h)    unless otherwise agreed to in writing by Ample or this Agreement is terminated in accordance with its terms or except as required by Applicable Law or by a Governmental Entity, Akerna shall continue to take all steps reasonably necessary to hold the Akerna Meeting and to cause the Akerna Shareholder Matters to be voted on at such meeting and shall not propose to adjourn or postpone the Ample Meeting other than as contemplated by Section 2.5(d); and

(i)     not change the record date for the Akerna Shareholders entitled to vote at the Akerna Meeting in connection with any adjournment or postponement of the Akerna Meeting unless required by Applicable Law or with the written consent of Ample, such consent not to be unreasonably withheld, conditioned or delayed.

2.6    Ample Shareholder Meeting

Subject to the terms of this Agreement and receipt of the Interim Order, Ample shall:

(a)     convene and conduct the Ample Meeting in accordance with its constating documents, the Interim Order and Applicable Laws, as soon as reasonably practicable, and in any event on or before February 26, 2020;

(b)    in consultation with Akerna, fix and publish a record date for the purposes of determining Ample Shareholders entitled to receive notice of and vote at the Ample Meeting and give notice to Akerna of the Ample Meeting;

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(c)     allow Akerna’s Representatives and counsel to attend the Ample Meeting;

(d)    not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Ample Meeting without Akerna’s prior written consent (such consent not be unreasonably withheld, conditioned or delayed), except:

(i)     as required for quorum purposes (in which case the meeting shall be adjourned and not cancelled), by Applicable Law or by a Governmental Entity or by valid Ample Shareholder action (which action is not solicited or proposed by Ample or the Ample Board); or

(ii)    as otherwise expressly permitted under this Agreement;

(e)     provide Akerna with copies of or access to information regarding the Ample Meeting generated by any dealer or proxy solicitation firm engaged by Ample, as requested from time to time by Akerna;

(f)     use commercially reasonable efforts to solicit proxies in favour of the Arrangement Resolution;

(g)    promptly advise Akerna, at such times as Akerna may reasonably request, as to the aggregate tally of the proxies received by Ample in respect of the Arrangement Resolution;

(h)    promptly advise Akerna of any written communication from any Ample Shareholder in opposition to the Arrangement, written notice of dissent, purported exercise or withdrawal of Dissent Rights, and written communications sent by or on behalf of Ample to any Ample Shareholder exercising or purporting to exercise Dissent Rights;

(i)     not make any payment or settlement offer, or agree to any payment or settlement prior to the Effective Time with respect to Dissent Rights without the prior written consent of Akerna;

(j)     notwithstanding the receipt of an Acquisition Proposal or an Ample Change in Recommendation, unless otherwise agreed to in writing by Akerna or this Agreement is terminated in accordance with its terms or except as required by Applicable Law or by a Governmental Entity, Ample shall continue to take all steps reasonably necessary to hold the Ample Meeting and to cause the Arrangement Resolution to be voted on at such meeting and shall not propose to adjourn or postpone the Ample Meeting other than as contemplated by Section 2.6(d); and

(k)    not change the record date for the Ample Shareholders entitled to vote at the Ample Meeting in connection with any adjournment or postponement of the Ample Meeting unless required by Applicable Law or with the written consent of Akerna, such consent not to be unreasonably withheld, conditioned or delayed.

2.7    Akerna Circular

(a)     Akerna shall as soon as reasonably practicable following the date of this Agreement (but taking into account the need for Ample to provide the Ample Circular Disclosure) prepare and complete, in consultation with Ample, the Akerna Circular together with any other documents required by Applicable Laws in connection with the Akerna Meeting and the Akerna Shareholder Matters, and Akerna shall, after receipt of Ample of the Interim Order, cause the Akerna Circular and such other documents to be sent to each Akerna Shareholder (if applicable) and any other Person as required by Applicable Laws, in each case so as to permit the Akerna Meeting to be held by the date specified in Section 2.5(a).

(b)    On the date of mailing thereof, Akerna shall ensure that the Akerna Circular complies in all material respects with all Applicable Laws and shall contain sufficient detail to permit Akerna Shareholders to form a reasoned judgment concerning the matters to be placed before them at the Akerna Meeting, and, without limiting the generality of the foregoing, shall ensure that the Akerna Circular will not contain any misrepresentation (except that Akerna shall not be responsible for the accuracy of any Ample Circular Disclosure).

(c)     The Akerna Circular shall contain the unanimous recommendation of the Akerna Board to Akerna Shareholders that they vote in favour of the Akerna Shareholder Matters.

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(d)    Ample shall provide to Akerna in writing the Ample Circular Disclosure to be included by Akerna in the Akerna Circular not less than ten Business Days before the mailing date of the Akerna Circular and shall ensure that at the time of the mailing, such information does not contain any misrepresentation and complies in all material respects with Applicable Laws.

(e)     Ample hereby indemnifies and saves harmless Akerna, its Subsidiaries and their respective Representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which Akerna, any Subsidiary or any of their respective Representatives may be subject or may suffer as a result of, or arising from, any misrepresentation or alleged misrepresentation contained in the Ample Circular Disclosure included in the Akerna Circular that was provided by Ample in writing for inclusion in the Akerna Circular pursuant to Section 2.7(d), including as a result of any order made, or any inquiry, investigation or proceeding instituted by any Securities Authority or other Governmental Entity based on such a misrepresentation or alleged misrepresentation.

(f)     Ample and its legal counsel shall be given a reasonable opportunity to review and comment on drafts of the Akerna Circular and related documents prior to the Akerna Circular being printed and mailed to the Akerna Shareholders, and reasonable consideration shall be given to any comments made by Ample and its legal counsel, provided that all information relating solely to Ample and its Affiliates included in the Akerna Circular shall be in form and content approved in writing by Ample, acting reasonably. Akerna shall provide Ample with final copies of the Akerna Circular prior to the mailing to Akerna Shareholders.

(g)    Each Party shall promptly notify the other Party if it becomes aware that the Akerna Circular contains a misrepresentation or otherwise requires an amendment or supplement and the Parties shall co-operate in the preparation of any amendment or supplement to the Akerna Circular as required or appropriate and Akerna shall promptly mail or otherwise publicly disseminate (if required under Applicable Law) any amendment or supplement to the Akerna Circular to the Akerna Shareholders.

2.8    Ample Circular

(a)     Ample shall as soon as reasonably practicable following the date of this Agreement (but taking into account the need for Akerna to provide the Purchaser Circular Disclosure) prepare and complete, in consultation with Akerna, the Ample Circular together with any other documents required by Applicable Laws in connection with the Ample Meeting and the Arrangement, and Ample shall, after obtaining the Interim Order, cause the Ample Circular and such other documents to be sent to each Ample Shareholder (if applicable) and any other Person as required by the Interim Order and Applicable Laws, in each case so as to permit the Ample Meeting to be held by the date specified in Section 2.6(a).

(b)    On the date of mailing thereof, Ample shall ensure that the Ample Circular complies in all material respects with all Applicable Laws and the Interim Order and shall contain sufficient detail to permit Ample Shareholders to form a reasoned judgment concerning the matters to be placed before them at the Ample Meeting, and, without limiting the generality of the foregoing, shall ensure that the Ample Circular will not contain any misrepresentation (except that Ample shall not be responsible for the accuracy of any Purchaser Circular Disclosure). The Ample Circular shall also contain such information as may be required to allow Akerna and Purchaser to rely upon the exemption from registration provided under Section 3(a)(10) of the U.S. Securities Act with respect to the offer and sale of the Consideration Shares and the Akerna Shares to be issued pursuant to the exchange of the Exchangeable Shares, in each case pursuant to the Arrangement.

(c)     Subject to Section 3.8(e) and any Ample Change in Recommendation, the Ample Circular shall: (i) state that the Ample Board has unanimously determined that the Arrangement is fair to the Ample Shareholders and that the Arrangement and entry into this Agreement are in the best interests of Ample; and (ii) contain the unanimous recommendation of the Ample Board to Ample Shareholders that they vote in favour of the Arrangement Resolution (the “Ample Board Recommendation”).

(d)    Akerna shall provide to Ample in writing the Purchaser Circular Disclosure to be included by Ample in the Ample Circular not less than ten Business Days before the mailing date of the Ample Circular and shall ensure that at the time of the mailing, such information does not contain any misrepresentation and complies in all material respects with Applicable Laws.

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(e)     Akerna hereby indemnifies and saves harmless Ample, its Subsidiaries and their respective Representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which Ample, any Subsidiary or any of their respective Representatives may be subject or may suffer as a result of, or arising from, any misrepresentation or alleged misrepresentation contained in the Purchaser Circular Disclosure included in the Ample Circular that was provided by Akerna in writing for inclusion in the Ample Circular pursuant to Section 2.8(d), including as a result of any order made, or any inquiry, investigation or proceeding instituted by any Securities Authority or other Governmental Entity based on such a misrepresentation or alleged misrepresentation.

(f)     At the reasonable request of Akerna from time to time, Ample shall, or shall direct its registrar and transfer agent to, provide Akerna with a list (in both written and electronic form) of: (i) the registered Ample Shareholders, together with their addresses and respective holdings of Ample Shares; and (ii) the names and addresses and holdings of all Persons having rights issued by Ample to acquire Ample Shares. Ample shall from time to time require that its registrar and transfer agent furnish Akerna with such additional information, including updated or additional lists of Ample Shareholders and lists of holdings and other assistance as Akerna may reasonably request.

(g)    Akerna and its legal counsel shall be given a reasonable opportunity to review and comment on drafts of the Ample Circular and related documents prior to the Ample Circular being printed and mailed to the Ample Shareholders, and reasonable consideration shall be given to any comments made by Akerna and its legal counsel, provided that all information relating solely to Akerna and its Affiliates included in the Ample Circular shall be in form and content approved in writing by Akerna, acting reasonably. Ample shall provide Akerna with final copies of the Ample Circular prior to the mailing to Ample Shareholders.

(h)    Each Party shall promptly notify the other Party if it becomes aware that the Ample Circular contains a misrepresentation or otherwise requires an amendment or supplement and the Parties shall co-operate in the preparation of any amendment or supplement to the Ample Circular as required or appropriate and Ample shall promptly mail or otherwise publicly disseminate (if required under Applicable Law) any amendment or supplement to the Ample Circular to the Ample Shareholders.

2.9    Final Order

If: (a) the Interim Order is obtained; and (b) the Arrangement Resolution is passed at the Ample Meeting by Ample Shareholders as provided for in the Interim Order and as required by Applicable Law, subject to the terms of this Agreement, Ample shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to the OBCA as soon as reasonably practicable, but in any event not later than three Business Days after the Ample Shareholder Approval is obtained.

2.10  Court Proceedings

Subject to the terms of this Agreement, Akerna shall cooperate with and assist Ample in seeking the Interim Order and the Final Order, including by providing to Ample, on a timely basis, any information reasonably required to be supplied by Akerna in connection therewith. Ample shall provide Akerna’s legal counsel with reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, and will give reasonable consideration to all such comments. Subject to Applicable Law, Ample shall not file any material with the Court in connection with the Arrangement or serve any such material, and shall not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.10 or with Akerna’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that, nothing herein shall require Akerna to agree or consent to any increase in or variation in the form of Consideration or other modification or amendment to such filed or served materials that expands or increases Akerna’s obligations, or diminishes or limits Akerna’s rights, set forth in any such filed or served materials or under this Agreement or the Arrangement. Ample shall also provide to Akerna’s legal counsel on a timely basis, copies of any notice of appearance, evidence or other Court documents served on Ample in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by Ample indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. Ample shall ensure that all materials filed with the Court in connection with the Arrangement are consistent with the terms of this Agreement and the Plan of Arrangement. In addition, Ample shall not object to Akerna’s legal counsel making such submissions on the hearing of the motion for the Interim Order and the

Annex A-20

application for the Final Order as such counsel considers appropriate, provided that Ample is advised of the nature of any submissions prior to the hearing and such submissions are consistent in all material respects with this Agreement and the Plan of Arrangement. Ample shall also oppose any proposal from any party that the Final Order contain any provision inconsistent with this Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Date, Ample is required by the terms of the Final Order or by Applicable Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, Akerna.

2.11  U.S. Securities Law Matters

The Parties agree that the Arrangement will be carried out with the intention that all Consideration Shares and Akerna Shares to be issued pursuant to the exchange of Exchangeable Shares, in each case issued under the Arrangement, will be offered and sold by Akerna and Purchaser, whether in the United States, Canada or any other country, in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(10) thereunder. In order to ensure the availability of the exemption under section 3(a)(10) of the U.S. Securities Act and to facilitate Akerna’s compliance with other U.S. Securities Laws, the Parties agree that the Arrangement will be carried out on the following basis:

(a)     the Court will be asked to approve the procedural and substantive fairness of the terms and conditions of the Arrangement;

(b)    prior to the issuance of the Interim Order, the Court will be advised of the intention of Akerna and Purchaser to rely on the exemption provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of Consideration Shares and Akerna Shares to be issued pursuant to the exchange of Exchangeable Shares, in each case pursuant to the Arrangement, based on the Court’s approval of the Arrangement;

(c)     prior to the issuance of the Interim Order, Ample will file with the Court a draft copy of the proposed text of the Ample Circular together with any other documents required by Applicable Law in connection with the Ample Meeting;

(d)    the Court will be advised that its approval of the Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the terms and conditions of the Arrangement to all Persons who are entitled to receive Consideration Shares and Akerna Shares to be issued pursuant to the exchange of Exchangeable Shares, in each case pursuant to the Arrangement;

(e)     Ample will ensure that each Ample Shareholder and any other Person entitled to receive Consideration Shares and Akerna Shares to be issued pursuant to the exchange of Exchangeable Shares, in each case pursuant to the Arrangement, will be given adequate and appropriate notice advising them of their right to attend the hearing of the Court to approve the procedural and substantive fairness of the terms and conditions of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(f)     the Final Order will expressly state that the Arrangement is approved by the Court as being procedurally and substantively fair to all Persons entitled to receive Consideration Shares and Akerna Shares to be issued pursuant to the exchange of Exchangeable Shares, in each case pursuant to the Arrangement;

(g)    the Interim Order will specify that each Person entitled to receive Consideration Shares and Akerna Shares to be issued pursuant to the exchange of Exchangeable Shares, in each case pursuant to the Arrangement, will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement;

(h)    the Court will hold a hearing before approving the fairness of the terms and conditions of the Arrangement and issuing the Final Order; and

(i)     all Consideration Shares and Akerna Shares to be issued pursuant to the exchange of Exchangeable Shares, in each case issued to Persons in the United States, will be registered or qualified under the securities laws of each state, territory or possession of the United States in which any Person receiving such securities is located, unless an exemption from such state securities law registration or qualification requirements is available. In addition, the issuer of any Consideration Shares or Akerna Shares to be

Annex A-21

issued pursuant to the exchange of Exchangeable Shares, in each case issued to a Person in any state, territory or possession of the United States, shall comply with any issuer broker-dealer registration requirement applicable in that state, territory or possession, unless an exemption from such issuer broker-dealer registration requirement is available.

2.12  Effective Date

The Arrangement shall become effective at the Effective Time on the Effective Date. The certificate of arrangement shall be conclusive evidence that the Arrangement has become effective as of the Effective Time. The Parties shall use their commercially reasonable efforts to cause the Effective Date to occur on or about February 28, 2020 or as soon thereafter as reasonably practicable and, in any event, by the Outside Date.

2.13  Closing

The closing of the Arrangement will take place at the offices of legal counsel to Ample, or at such other location as may be agreed upon by the Parties.

2.14  Payment and Allocation of Up-front Consideration

(a)     Akerna and Purchaser will, following receipt by Ample of the Final Order and prior to the Effective Time, deposit in escrow with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) the Effective Time Shares, sufficient funds to satisfy the Closing Cash Amount and CVRs evidencing Akerna’s and Purchaser’s obligations with respect to the Deferred Consideration.

(b)    Akerna and Purchaser will, following receipt by Ample of the Final Order and at or prior to the Effective Time, deposit in escrow with the Escrow Agent (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) the Closing Shares to be held in escrow and distributed in accordance with the terms of this Agreement and the Escrow Agreement.

(c)     Akerna and Purchaser will, following receipt by Ample of the Final Order and at or prior to the Effective Time, deposit in escrow with the Escrow Agent (the terms and conditions of such escrow to be satisfactory to the Parties, acting reasonably) the Escrowed Shares to be held in escrow and distributed in accordance with the terms of this Agreement and the Escrow Agreement.

(d)    The entitlement of each Ample Shareholder to the Up-front Consideration (or any portion thereof) shall be as prescribed by the Ample Articles, as determined by the Shareholder Representative acting reasonably and with reference to the Effective Date Register.

(e)     In no event shall Purchaser be required to issue a fractional Exchangeable Share. Where the aggregate number of Exchangeable Shares to be issued as Up-front Consideration under the Arrangement would result in a fraction of an Exchangeable Share being issuable, the number of Exchangeable Shares to be issued shall be rounded to the nearest whole Exchangeable Share (with fractions equal to or greater than 0.5 being rounded up and fractions less than 0.5 being rounded down).

2.15  Ample Options and Warrants

(a)     Subject to Applicable Laws and to the receipt of the approval of NASDAQ:

(i)     Each Ample Warrant outstanding at the Effective Time shall be continued on the same terms and conditions as were applicable immediately prior to the Effective Time;

(ii)    Each Ample Option outstanding at the Effective Time (whether vested or unvested) will be exchanged for a Replacement Option to acquire, on the same terms and conditions as were applicable under such Ample Option immediately prior to the Effective Time, such number of Akerna Shares as is equal to (A) that number of Ample Shares that were issuable upon exercise of such Ample Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number of Akerna Shares, at an exercise price per Akerna Share equal to the greater of the quotient determined by dividing (X) the exercise price per Ample Share at which such Ample Option was exercisable immediately prior to the Effective Time, by (Y) the Exchange Ratio, rounded up to the nearest whole cent, and such minimum amount that meets the requirements of paragraph 7(1.4)(c) of the Tax Act.

Annex A-22

(b)    Pursuant to the terms of the Ample Options, Ample may facilitate the acceleration of the vesting of any unvested Ample Options subject to accelerated vesting on a change of control of Ample as may be necessary or desirable to allow all Optionholders to exercise their respective Ample Options for the purpose of participating in the Arrangement.

2.16  Satisfaction of Closing Indebtedness Amount and Transaction Expenses

(a)     Ample will, following receipt by Ample of the Final Order and prior to the Effective Time, provide or cause to be provided to Akerna and Purchaser payout letters (the “Payout Letters”) with respect to the Closing Indebtedness Amount, and will make arrangements reasonably satisfactory to the Akerna and Purchaser (i) for all lenders and creditors entitled to repayment of any portion of the Closing Indebtedness Amount to provide to Akerna and the Purchaser recordable form lien releases and other documents reasonably requested simultaneously with or promptly following the Effective Time to evidence repayment, extinguishment and discharge of such portion of the Closing Indebtedness Amount, and (ii) to terminate effective as of the Effective Time all obligations Ample and its Subsidiaries under the credit agreements, guarantees, security agreements and other financial instruments and documents relating to such portion of the Closing Indebtedness Amount.

(b)    At the Effective Time, Akerna and Purchaser shall satisfy and pay the Closing Indebtedness Amount on behalf of each applicable debtor by paying directly to the applicable lenders and creditors in immediately available funds all amounts owing in respect of the Closing Indebtedness Amount, if any, in each case, as directed pursuant to the Payout Letters.

(c)     At the Effective Time, Akerna and Purchaser shall pay and satisfy all Transaction Expenses on behalf of Ample by paying directly to the appropriate Persons set forth on Schedule 2.16(c) of the Ample Disclosure Letter in immediately available funds all amounts owing in respect of the Transaction Expenses, in each case as set out on Schedule 2.16(c) of the Ample Disclosure Letter.

2.17  Indemnities and Directors’ and Officers’ Insurance

(a)     Akerna and Purchaser agree that: (i) after the Effective Time, Ample and any successor to Ample will not take any action to terminate or materially adversely affect indemnities provided or available to or in favour of past and present officers and directors of Ample and the Ample Subsidiaries pursuant to the provisions of the articles, by-laws or other constating documents of Ample or any Ample Subsidiary, applicable corporate legislation and any written indemnity agreements which have been entered into between Ample and past and present officers and directors of Ample and the Ample Subsidiaries effective on or prior to the date hereof (the forms of which were provided in the Ample Information); and (ii) immediately prior to the Effective Time, Akerna will make arrangements satisfactory to the Ample Board, acting reasonably, to secure the obligations under such written indemnity agreements.

(b)    Prior to the Effective Date, Ample will secure “run-off” directors’ and officers’ liability insurance for the current and former directors and officers of Ample and the Ample Subsidiaries, covering claims made or reported within six years after the Effective Date, which has a scope and coverage substantially similar in scope and coverage to that provided pursuant to Ample’s current directors and officers insurance policy, including coverage for any claims arising from completion of the Arrangement and related transactions, and Purchaser will not take any action, or cause Ample to take any action, to adversely affect or terminate such directors’ and officers’ liability insurance.

2.18  Withholding Taxes

Akerna, Purchaser, Ample, Callco and the Depositary, as applicable, shall be entitled to deduct and withhold, or direct Akerna, Purchaser, Ample, Callco or the Depositary to deduct and withhold on their behalf, from any consideration otherwise payable or otherwise deliverable to any Ample Shareholders under the Plan of Arrangement such amounts as Akerna, Purchaser, Ample, Callco or the Depositary, as applicable, are required or reasonably believe to be required to deduct and withhold from such consideration under any provision of any Applicable Law in respect of Taxes. Any such amounts will be deducted, withheld and remitted from the consideration payable pursuant to the Plan of Arrangement and shall be treated for all purposes under this Agreement as having been paid to Ample Shareholders in respect of which such deduction, withholding and remittance was made.

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2.19  Deferred Consideration

(a)     Not later than 45 calendar days after the Deferred Consideration Period, Akerna shall deliver to the Shareholder Representative the Deferred Consideration Statement. The Deferred Consideration Statement shall be prepared in accordance with U.S. GAAP applied consistently with Ample’s past practices (to the extent such past practices are consistent with U.S. GAAP).

(b)    The Deferred Consideration Statement shall be accompanied by all relevant backup materials, in detail reasonably acceptable to the Shareholder Representative and such other material reasonably requested by the Shareholder Representative, and a statement setting forth the amount, if any, of Deferred Consideration payable to holders of the CVRs.

(c)     The Shareholder Representative shall have 20 Business Days to accept or dispute the Deferred Consideration Statement by providing written notice of such acceptance or dispute to Akerna. In the event that Akerna does not receive any written notice of acceptance or dispute of the Deferred Consideration Statement from the Shareholder Representative by the expiry of such 20 Business Day period, the Shareholder Representative will be deemed to have accepted the Deferred Consideration Statement for and on behalf of all holders of CVRs. Notwithstanding the foregoing, the period for the Shareholder Representative to accept or dispute the Deferred Consideration Statement shall be extended by such number of days as is equal to the period from: (i) the date the Shareholder Representative requests other material as contemplated under Section 2.19(b); and (ii) the date all such material is delivered to the Shareholder Representative.

(d)    In the event the Shareholder Representative disputes the Deferred Consideration Statement, the Shareholder Representative shall provide Akerna the nature and basis of such dispute, and Akerna and the Shareholder Representative shall use their commercially reasonable efforts to reach agreement on the disputed amounts in order to determine the amount of the Deferred Consideration payable, if any. If Akerna and the Shareholder Representative are unable to resolve the dispute within 15 Business Days, then any remaining items in dispute shall be submitted to an independent firm of professional accountants selected by Akerna and the Shareholder Representative, and if the Parties fail to or refuse to mutually select a firm within a further five Business Days after written request therefor by Akerna or the Shareholder Representative, as applicable, such independent firm shall be KPMG LLP. All determinations and calculations pursuant to this subsection 2.19(d) shall consider only those Deferred Consideration Statement calculations on which the Parties have disagreed, shall be in writing, and shall be delivered to Akerna and the Shareholder Representative as promptly as practicable. The determination of the independent firm of professional accountants shall be binding and conclusive upon all Parties and will not be subject to appeal, absent manifest error. The fees and expenses of the independent firm of professional accountants shall be for the account of Akerna up to a maximum amount equal to $60,000; provided that all such fees and expenses in excess of such amount shall be shared equally by the Shareholder Representative on the one hand, and Akerna and Purchaser on the other hand.

(e)     If Deferred Consideration is payable in accordance with the Deferred Consideration Statement, then Akerna or Purchaser shall promptly (and in any case within five Business Days of the acceptance or final determination of the Deferred Consideration Statement) (the “Deferred Consideration Payment Date”) deliver to the Paying Agent such number of Exchangeable Shares as is equal to the quotient obtained by dividing: (i) the dollar value of the Deferred Consideration payable, by (ii) the 20 day volume weighted average price of the Akerna Shares (converted to Canadian dollars from US dollars using the Exchange Rate as of the Deferred Consideration Payment Date) as quoted on the NASDAQ on the last trading day immediately preceding the issuance of such Exchangeable Shares, to be held and released by the Paying Agent to the holders of CVRs in accordance with the terms of the Rights Indenture.

(f)     No certificates or other entitlements to fractional Exchangeable Shares shall be issued to any holder of CVRs, and each holder of a CVR otherwise entitled to a fractional interest in an Exchangeable Share will receive the nearest whole number of Exchangeable Shares (with fractions equal to or greater than 0.5 being rounded up and fractions less than 0.5 being rounded down).

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(g)    Akerna covenants and agrees that following the Effective Time and until the expiration of the Deferred Consideration Period, Akerna shall cause Ample to make commercially reasonable efforts to preserve and expand the Recurring Revenue recognized by Ample during the Deferred Consideration Period, and Akerna shall not take, or permit Ample to take, any action or series of actions with respect to the business and affairs of Ample that are intended to lower or otherwise frustrate the Ample Shareholders’ entitlement to receive all or any portion of the Deferred Consideration.

2.20  Shareholder Representative

(a)     In order to efficiently administer the transactions contemplated by this Agreement, the Plan of Arrangement, the Escrow Agreement and the Rights Indenture, including: (i) the final determination of the Deferred Consideration and the allocation of the Consideration among the Ample Shareholders in accordance with the Ample Articles; (ii) the exercise on behalf of the Ample Shareholders of any voting rights, consent rights and/or the right to direct any votes with respect to the Special Voting Share, in each case, attaching to Up-front Shares during such time as any such Up-front Shares are held in escrow pursuant to the Escrow Agreement; (iii) the determination from time to time while the Up-front Shares (or any of them) are held in escrow pursuant to this Escrow Agreement, of the number (if any) of Up-front Shares in respect of which each Ample Shareholder shall be entitled to provide instructions with respect to the exercise of any voting rights (including any right to direct the voting of the Special Voting Share) or consent right; (iv) the waiver of any condition to the obligations of Ample or the Ample Shareholders to consummate the transactions contemplated hereby; and (v) the defense and/or settlement of any claims for which the Ample Shareholder may be required to indemnify Akerna or Purchaser pursuant to this Agreement, the Shareholder Representative, by virtue of the entering into of this Agreement by the Parties, is hereby appointed as the true, exclusive and lawful representative, attorney-in-fact and agent for each Ample Shareholder in connection with this Agreement and the Plan of Arrangement.

(b)    The Shareholder Representative is hereby authorized to make all decisions, take all actions or do any and all thing necessary relating to: (i) the final determination of the Deferred Consideration and the allocation of the Consideration among the Ample Shareholders in accordance with the Ample Articles; (ii) the exercise on behalf of the Ample Shareholders of any voting rights, consent rights and/or the right to direct any votes with respect to the Special Voting Share, in each case, attaching to Up-front Shares during such time as any such Up-front Shares are held in escrow pursuant to the Escrow Agreement; (iii) the determination from time to time while the Up-front Shares (or any of them) are held in escrow pursuant to this Escrow Agreement, of the number (if any) of Up-front Shares in respect of which each Ample Shareholder shall be entitled to provide instructions with respect to the exercise of any voting rights (including any right to direct the voting of the Special Voting Share) or consent right; (iv) the waiver of any condition to the obligations of Ample or the Ample Shareholders to consummate the transactions contemplated hereby; (v) the defense and/or settlement of any claims for which the Ample Shareholder may be required to indemnify Akerna or Purchaser pursuant to this Agreement; and (vi) any and all additional actions contemplated to be taken by the Shareholder Representative on behalf of the Ample Shareholders (or any of them) pursuant to this Agreement, the Plan of Arrangement, the Escrow Agreement or the Rights Indenture.

(c)     Akerna and Purchaser shall be able to rely conclusively on the instructions and decision of the Shareholder Representative as to any decision or act of the Shareholder Representative taken in accordance with this Agreement, the Plan of Arrangement, the Escrow Agreement or the Rights Indenture and no party shall have any cause of action against Akerna or Purchaser for any action taken in reliance upon the instructions or decisions of the Shareholder Representative.

(d)    No Ample Shareholder shall have any cause of action against the Shareholder Representative for any action taken, decision made or instruction given by the Shareholder Representative in accordance with this Agreement, the Plan of Arrangement, the Escrow Agreement or the Rights Indenture, except for fraud or wilful breach by the Shareholder Representative of this Agreement, the Plan of Arrangement, the Escrow Agreement or the Rights Indenture. The Shareholder Representative shall not be liable to any Ample Shareholder for any action taken or omitted to be taken by them in connection with this Agreement, the Plan of Arrangement, the Escrow Agreement or the Rights Indenture in good faith and in the exercise of their reasonable judgment.

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(e)     The provisions of this Section 2.20 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Ample Shareholder may have in connection with the transactions contemplated by this Agreement, the Plan of Arrangement, the Escrow Agreement or the Rights Indenture.

(f)     Remedies available at law for any breach of this Section 2.20 are inadequate, therefore, Akerna, Purchaser and the Shareholder Representative shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either of them brings an action to enforce the provisions of this Section 2.20.

(g)    The provisions of this Section 2.20 shall be binding upon the executors, heirs, legal representative, personal representatives, successors and permitted assigns of each Ample Shareholder, and any references in this Agreement to an Ample Shareholder or Ample Shareholders shall mean and include the successors to the Ample Shareholder’s rights hereunder, whether pursuant to testamentary disposition, the laws of dissent and distribution or otherwise.

(h)    Notwithstanding any other provision of this Agreement, the appointment of the Shareholder Representative shall be subject to and conditional upon receipt of the Ample Shareholder Approval and the approval by the Court of the Arrangement pursuant to the Interim Order and the Final Order.

(i)     Ample hereby covenants and agrees that on or prior to the Effective Date, Ample shall furnish to the Shareholder Representative a certified copy of the true and complete shareholder register of Ample as of the Effective Date (the “Effective Date Register”).

2.21  Adjustments to Deemed Value Amount

Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding Akerna Shares shall have been changed into a different number of shares by reason of any split or consolidation of the issued and outstanding Akerna Shares, then, it being acknowledged by the Parties that the Deemed Value amount set forth herein is intended to reflect the deemed value of one Akerna Share on the Effective Date for the purpose of determining the number of Up-front Shares issuable hereunder, the Deemed Value Amount shall be appropriately adjusted to provide to Ample Shareholders the same economic effect as contemplated by this Agreement and the Arrangement prior to such action and as so adjusted shall, from and after the date of such event, be the Deemed Value Amount for all purposes hereunder.

Article 3
COVENANTS

3.1    Covenants of Ample Regarding the Conduct of Business

Ample covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except as required or permitted by this Agreement, as required by Applicable Law, Governmental Entity or existing Contract or unless Akerna and Purchaser otherwise agree in writing (such agreement not to be unreasonably withheld, conditioned or delayed):

(a)     other than as set out in Schedule 3.1(a) of the Ample Disclosure Letter, Ample shall and shall cause each of its Subsidiaries to: (i) in all material respects conduct the business of Ample and its Subsidiaries (taken as a whole) only in, and not take any action except in, the ordinary course of business consistent with past practice; and (ii) use commercially reasonable efforts to preserve intact the present business organization, goodwill, business relationships and assets of Ample and its Subsidiaries (taken as a whole) and to keep available the services of their officers and employees as a group;

(b)    without limiting the generality of Section 3.1(a), Ample shall not, and shall cause each of its Subsidiaries not to, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, directly or indirectly:

(i)     amend or propose to amend its articles, notice of articles or other constating documents, including partnership agreements of its Subsidiaries;

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(ii)    declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any Ample Shares;

(iii)   other than as set out in Schedule 3.1(b) of the Ample Disclosure Letter, issue, sell, grant, award, pledge, dispose of or otherwise encumber or agree to issue, sell, grant, award, pledge, dispose of or otherwise encumber any Ample Shares or other equity or voting interests or any options, stock appreciation rights, warrants, calls, conversion or exchange privileges or rights of any kind to acquire (whether on exchange, exercise, conversion or otherwise) any Ample Shares or other equity or voting interests or other securities or any shares of its Subsidiaries;

(iv)   split, combine or reclassify any outstanding Ample Shares or the securities of any of its Subsidiaries;

(v)    redeem, purchase or otherwise acquire or offer to purchase or otherwise acquire Ample Shares or other securities of Ample or any securities of its Subsidiaries;

(vi)   amend the terms of any securities of Ample or any of its Subsidiaries;

(vii)  adopt or propose a plan of liquidation or resolutions providing for the liquidation or dissolution of Ample or any of its Subsidiaries;

(viii) reorganize, amalgamate or merge Ample or its Subsidiaries with any other Person;

(ix)   sell, pledge, lease, dispose of, mortgage, licence, encumber or otherwise transfer or agree to sell, pledge, lease, dispose of, mortgage, licence, encumber or otherwise transfer any assets of Ample or any of its Subsidiaries or any interest in any assets of Ample or any of its Subsidiaries, except in the ordinary course of business consistent with past practice and subject to a maximum (in terms of value of such assets or interests therein) of $100,000 (whether individually or in the aggregate);

(x)    acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any Person, or make any investment or agree to make any investment, directly or indirectly, in one transaction or in a series of related transactions, either by purchase of shares or securities, contributions of capital (other than to wholly-owned Subsidiaries), property transfer or purchase of any property or assets of any other Person, other than pursuant to acquisitions in the ordinary course of business consistent with past practice that do not have a purchase or subscription price greater than $100,000 in the aggregate (including any assumed indebtedness);

(xi)   incur any capital expenditures or enter into any agreement obligating Ample or its Subsidiaries to provide for future capital expenditures other than budgeted capital expenditures that (A) have been approved by the Ample Board prior to the date of this Agreement; or (B) do not exceed $100,000 in the aggregate;

(xii)  make any changes in financial accounting methods, principles, policies or practices, except as required, in each case, by IFRS or by Applicable Laws;

(xiii) reduce the stated capital of the shares of Ample or any of its Subsidiaries;

(xiv) other than as set out in Schedule 3.1(b) of the Ample Disclosure Letter or in respect of pre-existing indebtedness of any Person acquired by Ample in acquisitions permitted by Section 3.1(b)(x) or capital expenditures permitted by Section 3.1(b)(xi), incur, create, assume or otherwise become liable for any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities, or guarantee, endorse or otherwise become responsible for, the obligations of any other Person or make any loans or advances;

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(xv)  pay, discharge, settle, satisfy, compromise, waive, assign or release any claims, rights, liabilities or obligations (including any litigation, proceeding or investigation by any Governmental Entity) other than:

(A)    the payment, discharge or satisfaction, in the ordinary course of business, of liabilities reflected or reserved against in Ample’s financial statements (or in those of any of its Subsidiaries) or incurred in the ordinary course of business; or

(B)    payment of any fees related to the Arrangement;

(xvi) other than as set out in Schedule 3.1(b) of the Ample Disclosure Letter, amend or modify in any material respect or terminate or waive any material right under any Ample Material Contract or enter into any contract or agreement that would be an Ample Material Contract if in effect on the date hereof;

(xvii)enter into or terminate any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or other financial instruments or like transaction, other than in the ordinary course of business consistent with past practice;

(xviii)materially change the business carried on by Ample and its Subsidiaries, as a whole;

(xix) other than as set out in Schedule 3.1(b) of the Ample Disclosure Letter: (A) grant, accelerate, or increase any severance, change of control or termination pay to (or amend any existing arrangement relating to the foregoing with) any director, officer or employee of Ample or any of its Subsidiaries; (B) grant, accelerate, or increase any payment, award (equity or otherwise) or other benefits payable to, or for the benefit of, any director, officer or employee of Ample or any of its Subsidiaries; (C) increase the coverage, contributions, funding requirements or benefits available under any benefit plan or create any new plan which would be considered to be a benefit plan once created; (D) increase compensation (in any form), bonus levels or other benefits payable to any director, officer, employee or consultant of Ample or any of its Subsidiaries or grant any general increase in the rate of wages, salaries, bonuses or other remuneration, except in the ordinary course of business consistent with past practice; (E) make any material determination under any Employee Plan that is not in the ordinary course of business consistent with past practice; or (F) take or propose any action to effect any of the foregoing;

(xx)  make any bonus or profit sharing distribution or similar payment of any kind;

(xxi) terminate the employment of any officer, except for cause; or

(xxii)take any action or fail to take any action which action or failure to act would reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension of, or the revocation or limitation of rights under, any material authorizations necessary to conduct its businesses as now conducted, and use its commercially reasonable efforts to maintain such authorizations;

(c)     Ample shall use all commercially reasonable efforts to cause its current insurance (or re-insurance) policies maintained by Ample or any of its Subsidiaries not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; provided that neither Ample nor any of its Subsidiaries shall obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months;

(d)    Ample and each of its Subsidiaries shall:

(i)     not take any action inconsistent with past practice relating to the filing of any Tax Return or the withholding, collecting, remitting and payment of any Tax, except as may be required by Applicable Laws;

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(ii)    not amend any Tax Return or change any of its methods of reporting income, deductions or accounting for income Tax purposes from those employed in the preparation of its income tax return for the taxation year ended December 31, 2018, except as may be required by Applicable Laws;

(iii)   not make or revoke any material election relating to Taxes, other than any election that has yet to be made in respect of any event or circumstance occurring prior to the date of the Agreement;

(iv)   not enter into any Tax sharing, Tax allocation, Tax related waiver or Tax indemnification agreement;

(v)    not settle (or offer to settle) any Tax claim, audit, proceeding or re-assessment that would reasonably be expected to be material to Ample and its Subsidiaries, taken as a whole; and

(vi)   keep Akerna reasonably informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax investigation (other than ordinary course communications which could not reasonably be expected to be material to Ample and its Subsidiaries, taken as a whole); and

(e)     Ample shall not authorize, agree to, propose, enter into or modify any contract, agreement, commitment or arrangement, to do any of the matters prohibited by the other subsections of this Section 3.1 or resolve to do so.

3.2    Covenants of Akerna Regarding the Conduct of Business

Akerna covenants and agrees that during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except as required or permitted by this Agreement, as required by Applicable Law, Governmental Entity or existing Contract or unless Ample shall otherwise agree in writing (such agreement not to be unreasonably withheld, conditioned or delayed):

(a)     Akerna shall and shall cause each of its Subsidiaries to: (i) in all material respects conduct the business of Akerna and its Subsidiaries (taken as a whole) only in, and not take any action except in, the ordinary course of business consistent with past practice and in connection with the Akerna Transactions; and (ii) use commercially reasonable efforts to preserve intact the present business organization, goodwill, business relationships and assets of Akerna and its Subsidiaries (taken as a whole) and to keep available the services of their officers and employees as a group;

(b)    without limiting the generality of Section 3.2(a), Akerna shall not, directly or indirectly:

(i)     amend or propose to amend its articles, by-laws or other constating documents, other than to effect a split or consolidation of the issued and outstanding Akerna Shares;

(ii)    declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any Akerna Shares;

(iii)   issue, sell, grant, award or pledge or agree to issue, sell, grant, award or pledge any Akerna Shares or securities convertible into or exchangeable for Akerna Shares, other than in connection with the Arrangement and the Akerna Transactions, Akerna Shares issuable pursuant to the terms of outstanding options and other convertible securities of Akerna, securities granted or issued pursuant to Akerna’s equity compensation plans in the ordinary course of business and consistent with past practice and Akerna Shares issued as part of the purchase price in connection with the acquisition of shares or assets of another business by Akerna, directly or indirectly, by merger or otherwise;

(iv)   redeem, purchase or otherwise acquire or offer to purchase or otherwise acquire Akerna Shares or other securities of Akerna, other than ordinary course purchases of Akerna Shares made in the public markets and at then prevailing market price;

(v)    adopt or propose a plan of liquidation or resolutions providing for the liquidation or dissolution of Akerna;

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(vi)   other than in connection with the Akerna Transactions, merge Akerna with any other Person that is not a wholly-owned Subsidiary of Akerna;

(vii)  sell, pledge, lease, dispose of, mortgage, licence, encumber or otherwise transfer or agree to sell, pledge, lease, dispose of, mortgage, licence, encumber or otherwise transfer all or substantially all of the assets of Akerna and its Subsidiaries (on a consolidated basis);

(viii) reduce the stated capital of the shares of Akerna;

(ix)   materially change the business carried on by Akerna and its Subsidiaries, taken as a whole;

(x)    take any action or fail to take any action which action or failure to act would reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension of, or the revocation or limitation of rights under, any material authorizations necessary to conduct its businesses as now conducted, and use its commercially reasonable efforts to maintain such authorizations; or

(xi)   take any action or series of actions that cause or would reasonably be expected to cause the Akerna Shares to cease being traded on the NASDAQ; and

(c)     Akerna shall not authorize, agree to, propose, enter into or modify any contract, agreement, commitment or arrangement, to do any of the matters prohibited by the other subsections of this Section 3.2 or resolve to do so.

3.3    Covenants of Akerna Relating to the Exchangeable Shares

Akerna shall and, where appropriate, shall cause Purchaser to:

(a)     create the Exchangeable Shares and the Special Voting Share prior to the Effective Time in a manner reasonably acceptable to Ample and consistent with the Exchangeable Share Provisions attached hereto as Schedule “I”;

(b)    prior to the Effective Time, incorporate and organize Callco under the laws of Ontario;

(c)     at the Effective Time, execute and deliver and cause Purchaser and Callco to execute and deliver the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement, as applicable;

(d)    at the Effective Time, deliver the Special Voting Share in accordance with the Voting and Exchange Trust Agreement;

(e)     ensure that Purchaser is and continues to be at all relevant times a taxable Canadian corporation within the meaning of the Tax Act;

(f)     apply for and use commercially reasonable efforts to obtain conditional approval of the listing and posting for trading on the NASDAQ of the Akerna Shares issuable pursuant to the exchange of the Exchangeable Shares;

(g)    not take any action which could reasonably be expected to prevent the exchange of Ample Shares for consideration that includes Exchangeable Shares under the Arrangement by Eligible Holders who make and file a valid tax election under subsection 85(1) or (2) of the Tax Act as described and on the terms set forth in the Plan of Arrangement from being treated as a tax-deferred transaction for purposes of the Tax Act if such holders are otherwise eligible for such treatment; and

(h)    do all things necessary (as further described in the Exchangeable Share Support Agreement and the Exchangeable Share terms contained in Purchaser’s articles of incorporation) to permit the exchange of the Exchangeable Shares for Akerna Shares.

3.4    Covenants of Akerna Regarding Blue-Sky Laws

Akerna shall use its commercially reasonable efforts ensure that the Exchangeable Shares, and the Akerna Shares to be issued pursuant to the exchange of the Exchangeable Shares, in each case to be issued pursuant to the

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Arrangement shall, at the Effective Time, either be registered or qualified under all applicable U.S. Securities Laws, or exempt from such registration and qualification requirements.

3.5    Mutual Covenants Regarding the Arrangement

Each of the Parties covenants and agrees that, subject to the terms and conditions of this Agreement, during that period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:

(a)     it shall use its commercially reasonable efforts to, and shall cause its Subsidiaries to use all commercially reasonable efforts to, satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder as set forth in Article 5 to the extent the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all Applicable Laws to complete the Arrangement, including using its commercially reasonable efforts to promptly: (i) obtain all necessary and material waivers, consents and approvals required to be obtained by it from parties to any Contracts; (ii) obtain all necessary and material Authorizations as are required to be obtained by it or any of its Subsidiaries under Applicable Laws; (iii) fulfill all conditions and satisfy all provisions of this Agreement and the Arrangement; and (iv) co-operate with the other Party in connection with the performance by it and its Subsidiaries of their obligations hereunder;

(b)    it shall not take any action, shall refrain from taking any action, and shall not permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to, individually or in the aggregate, materially impede or materially delay the consummation of the Arrangement or the other transactions contemplated herein;

(c)     it shall use commercially reasonable efforts to: (i) defend all lawsuits or other legal, regulatory or other proceedings against itself or any of its Subsidiaries challenging or affecting this Agreement or the consummation of the transactions contemplated hereby; (ii) appeal, overturn or have lifted or rescinded any injunction or restraining order or other order, including orders, relating to itself or any of its Subsidiaries which may materially adversely affect the ability of the Parties to consummate the Arrangement; and (iii) appeal or overturn or otherwise have lifted or rendered non-applicable in respect of the Arrangement, any Applicable Law that makes consummation of the Arrangement illegal or otherwise prohibits or enjoins Ample or Akerna from consummating the Arrangement; and

(d)    it shall carry out the terms of the Interim Order and Final Order applicable to it and use commercially reasonable efforts to comply promptly with all requirements which Applicable Laws may impose on it or its Subsidiaries or Affiliates with respect to the transactions contemplated hereby.

Each Party will use its commercially reasonable efforts to cooperate with the other in connection with the performance by the other of their obligations under this Section 3.5 and this Agreement including continuing to provide reasonable access to information and to maintain ongoing communications as between officers of each Party, subject in all cases to the Confidentiality Agreement.

3.6    Covenants of Akerna and Purchaser

Subject to the other provisions of this Agreement, Akerna and Purchaser jointly covenant and agree that, from the date of this Agreement until the Effective Date or termination of this Agreement, except with the prior written consent of Ample (such consent not to be unreasonably withheld, conditioned or delayed), and except as otherwise expressly permitted or specifically contemplated by this Agreement (including the Plan of Arrangement) or required by Applicable Laws, they will:

(a)     provide Ample and its legal counsel with reasonable opportunity to review and comment upon drafts of all Purchaser Circular Disclosure and will give reasonable consideration to the comments of Ample and its counsel with respect to any information to be included in such material and any other matters contained therein and ensure that the Purchaser Circular Disclosure provided by it expressly for inclusion in the Ample Circular does not, at the time of the mailing of the Ample Circular, contain any misrepresentation;

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(b)    use its commercially reasonable efforts to take all such steps as are necessary to set the record date for the Akerna Meeting as a date not later than January 27, 2020;

(c)     subject to the terms of this Agreement, use their commercially reasonable efforts take all such steps as are necessary to convene and hold the Akerna Meeting in accordance with Applicable Laws not later than February 26, 2020 for the purpose of considering the Akerna Shareholder Matters and, unless this Agreement will have been terminated in accordance with subsection 8.1(a), Akerna will not cancel the Akerna Meeting or fail to put the Akerna Shareholder Matters before the Akerna Shareholders for their consideration without Ample’s prior written consent, other than as may be required under Applicable Laws; and Akerna will not propose to adjourn or postpone the Akerna Meeting without the prior consent of Ample except as required by Applicable Laws or by a Governmental Entity and except as required under subsections 2.5(d) or 5.45.4(b); and Akerna shall, if requested by Ample (acting reasonably), adjourn the Akerna Meeting one or more times for the purposes of obtaining any required quorum or attempting to obtain the requisite approval of the Akerna Shareholder Matters;

(d)    subject to compliance by Ample with its obligations set forth in subsection 3.7(i), as soon as practicable after the execution and delivery of this Agreement, prepare the Akerna Circular together with any other documents required by Applicable Laws in connection with the Akerna Meeting required to be filed or prepared by Akerna and, subject to subsection 3.7(i), as soon as practicable after the execution and delivery of this Agreement, Akerna shall, unless otherwise agreed by Ample, cause the Akerna Circular and other documentation required in connection with the Akerna Meeting to be sent to the Akerna Shareholders and be filed as required by Applicable Laws;

(e)     provide Ample and its legal counsel a reasonable opportunity to review and comment on drafts of the Akerna Circular and other documents to be sent to the Akerna Shareholders in connection with the Akerna Meeting, and will give reasonable consideration to any comments made by Ample and their counsel, provided that all information included in the Akerna Circular and any other documents to be sent to the Akerna Shareholders in connection with the Akerna Meeting relating to Ample will be in form and content satisfactory to Ample, acting reasonably;

(f)     ensure that the Akerna Circular (other than any Ample Circular Disclosure included in the Akerna Circular that was provided to Akerna by, or approved by, Ample expressly for inclusion in the Akerna Circular) complies with Applicable Laws and, without limiting the generality of the foregoing, that the Akerna Circular will not contain a misrepresentation and provides the Akerna Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the Akerna Shareholder Matters and will include: (i) the unanimous determination of the Akerna Board that voting in favour of the Akerna Shareholder Matters is in the best interests of Akerna and the unanimous recommendation that the Akerna Shareholders vote in favour of the Akerna Shareholder Matters; (ii) a statement that each director and officer of Akerna intends to vote all of such Person’s Akerna Shares (including any Akerna Shares issued upon exercise or exchange of any securities convertible or exercisable into Akerna Shares) in favour of the Akerna Shareholder Matters; and (iii) any other disclosure required under Applicable Securities Laws that is required to be included in the Akerna Circular;

(g)    ensure that all Purchaser Circular Disclosure included in the Ample Circular that was provided to Ample by or approved by Akerna or Purchaser complies with Applicable Laws;

(h)    indemnify and save harmless Ample and its directors and officers from and against any and all liabilities, claims, demands, losses, costs, damages and expenses (excluding any loss of profits or consequential damages) to which Ample or its directors and officers may be subject or which Ample or its directors or officers may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of:

(i)     any misrepresentation or alleged misrepresentation contained in: (A) the Akerna Circular (other than in respect of Ample Circular Disclosure); (B) in any Purchaser Circular Disclosure included in the Ample Circular that was provided to Ample by, or approved by, Akerna or Purchaser expressly for inclusion in the Ample Circular; or (C) any material filed by Akerna in connection with the transactions contemplated by this Agreement in compliance or intended compliance with any Applicable Laws;

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(ii)     any order made or any inquiry, investigation or proceeding by any securities commission or other competent authority based upon any Misrepresentation or alleged Misrepresentation contained in: (A) the Akerna Circular (other than in respect of Ample Circular Disclosure); (B) the Purchaser Circular Disclosure included in the Ample Circular that was provided to Ample by, or approved by, Akerna or Purchaser expressly for inclusion in the Ample Circular; or (C) in any material filed by or on behalf of Akerna or Purchaser in compliance or intended compliance with Applicable Securities Laws; and

(iii)   Akerna or Purchaser not complying with any requirement of Applicable Laws in connection with the transactions contemplated in this Agreement,

except that Akerna and/or Purchaser will not be liable in any such case to the extent that any such liabilities, claims, demands, losses, costs, damages and expenses arise out of:

(iv)   any information contained in the Ample Circular other than the Purchaser Circular Disclosure included in the Ample Circular that was provided to Ample by, or approved by, Akerna or Purchaser expressly for inclusion in the Ample Circular;

(v)    any Ample Circular Disclosure included in the Akerna Circular that was provided to Akerna by, or approved by, Ample expressly for inclusion in the Akerna Circular;

(vi)   or the negligence of Ample or the non-compliance by Ample with any requirement of Applicable Laws in connection with the transactions contemplated by this Agreement;

(i)     provide notice to Ample of the Akerna Meeting and allow Ample’s Representatives to attend the Akerna Meeting;

(j)     except for proxies and other non-substantive communications with Akerna Shareholders and communications that Akerna is required to keep confidential pursuant to Applicable Law, furnish promptly to Ample or their counsel: (i) a copy of each notice, report, schedule or other document delivered, filed or received by Akerna from securityholders or Governmental Entities in connection with the Arrangement or the Akerna Meeting; (ii) any filings under Applicable Laws in connection with the transactions contemplated hereby; and (iii) any dealings with stock exchanges, regulatory agencies or other governmental authorities in connection with the transactions contemplated hereby;

(k)    solicit proxies to be voted at the Akerna Meeting in favour of the Akerna Shareholder Matters;

(l)     promptly advise Ample of the number or amount of Ample Shares for which Akerna receives notices of dissent or written objections to the Akerna Shareholder Matters and provide Ample with copies of such notices and written objections and subject to Applicable Laws;

(m)   promptly inform Ample of any requests or comments made by Securities Authorities in connection with the Akerna Circular and any other required filings under Applicable Laws; and each of the Parties will cooperate with the other and will diligently do all such acts and things as may be necessary in the manner contemplated in the context of the preparation of the Akerna Circular and any other required filings under Applicable Laws and use its commercially reasonable efforts to resolve all requests or comments made by Securities Authorities with respect to the Akerna Circular and any other required filings under Applicable Laws as promptly as practicable after receipt thereof;

(n)    advise Ample, as Ample may request, and on a daily basis on each of the last five Business Days prior to the proxy cut-off date for the Akerna Meeting, as to the aggregate tally of the proxies received by Akerna in respect of the Akerna Shareholder Matters and any other matters to be considered at the Akerna Meeting, and provide Ample with copies of any materials, or grant access to information regarding the Akerna Meeting, generated by any proxy solicitation firm;

(o)    keep Ample informed as to discussions between Akerna and any Person holding not less than 10% of the voting rights attached to all of the Akerna Shares with respect to the Akerna Shareholder Matters;

(p)    take or cause to be taken all corporate action to allot and reserve for issuance the Exchangeable Shares to be issued in exchange for the Ample Shares, and the Akerna Shares to be issued in exchange for the Exchangeable Shares;

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(q)    take or cause to be taken all corporate action to maintain the listing of the Akerna Shares on the NASDAQ;

(r)     take or cause to be taken all corporate action to enter into the Rights Indenture and to create and issue the CVRs to each former holder of Ample Shares at the Effective Time;

(s)     take or cause to be taken all corporate action, as reasonably requested by Ample or its counsel, to assist Ample in diligently pursuing the application to the Court for the Final Order; and

(t)     make all necessary filings and applications under Applicable Laws, including Applicable Securities Laws, required to be made on the part of Akerna and Purchaser in connection with the transactions contemplated herein, including, without limitation, for all Regulatory Approvals, and shall take all commercially reasonable action necessary to be in compliance with such Applicable Laws.

3.7    Covenants of Ample Regarding the Arrangement

Subject to the other provisions of this Agreement, Ample covenants and agrees that, from the date of this Agreement until the Effective Date or termination of this Agreement, except with the prior written consent of Akerna and Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), and except as otherwise expressly permitted or specifically contemplated by this Agreement (including the Plan of Arrangement) or required by Applicable Laws, it will:

(a)     provide Akerna and Purchaser and their legal counsel with reasonable opportunity to review and comment upon drafts of all materials to be filed with the Court in connection with the Arrangement, including by providing on a timely basis a description of any information required to be supplied by Akerna and Purchaser for inclusion in such material, prior to the service and filing of such material, and will give reasonable consideration to the comments of Akerna and Purchaser and their counsel with respect to any information to be included in such material and any other matters contained therein;

(b)    ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement;

(c)     not object to legal counsel to Akerna and Purchaser making such submissions on the application for the Interim Order and the application for the Final Order as such counsel considers appropriate (acting reasonably), provided such submissions are in all material respects consistent with this Agreement and the Plan of Arrangement;

(d)    use its commercially reasonable efforts to take all such steps as are necessary to set the record date for the Ample Meeting as a date not later than January 27, 2020;

(e)     subject to the terms of this Agreement and in accordance and compliance with the Interim Order, use its commercially reasonable efforts to take all such steps as are necessary to convene and hold the Ample Meeting in accordance with the Interim Order and Applicable Laws not later than February 26, 2020 for the purpose of considering the Arrangement Resolution and, unless this Agreement will have been terminated in accordance with subsection 8.1(a), Ample will not cancel the Ample Meeting or fail to put the Arrangement Resolution before the Ample Shareholders for their consideration without Akerna and Purchaser’s prior written consent, other than as may be required under the Interim Order or Applicable Laws and Ample will not propose to adjourn or postpone the Ample Meeting without the prior consent of Akerna and Purchaser except as required by Applicable Laws or by a Governmental Entity and except as required under subsections 2.6(d) or 5.4(b); and Ample shall, if requested by Akerna and Purchaser (each acting reasonably), adjourn the Ample Meeting one or more times for the purposes of obtaining any required quorum or attempting to obtain the requisite approval of the Arrangement Resolution;

(f)     subject to compliance by Akerna and Purchaser with their obligations set forth in subsection 3.6(g) as soon as practicable after the execution and delivery of this Agreement, prepare the Ample Circular together with any other documents required by Applicable Laws in connection with the Ample Meeting required to be filed or prepared by Ample and, subject to subsection 3.6(g), as soon as practicable after the execution and delivery of this Agreement, Ample shall, unless otherwise agreed by Akerna and Purchaser, cause the Ample Circular and other documentation required in connection with the

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Ample Meeting to be sent to the Ample Shareholders and be filed as required by the Interim Order and Applicable Laws;

(g)    provide Akerna and Purchaser and their legal counsel a reasonable opportunity to review and comment on drafts of the Ample Circular and other documents to be sent to the Ample Shareholders in connection with the Ample Meeting or the Arrangement, and will give reasonable consideration to any comments made by Akerna and Purchaser and their counsel, provided that all information included in the Ample Circular and any other documents to be sent to the Ample Shareholders in connection with the Ample Meeting or the Arrangement relating to Akerna and Purchaser will be in form and content satisfactory to Akerna and Purchaser, each acting reasonably;

(h)    ensure that the Ample Circular (other than any Purchaser Circular Disclosure included in the Ample Circular that was provided to Ample by, or approved by, Akerna or Purchaser expressly for inclusion in the Ample Circular) complies with Applicable Laws and, without limiting the generality of the foregoing, that the Ample Circular will not contain a misrepresentation and provides the Ample Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them and will include: (i) the unanimous determination of the Ample Board that the Arrangement is in the best interests of Ample, is fair to the Ample Shareholders, and the unanimous recommendation that the Ample Shareholders vote in favour of the Arrangement Resolution; (ii) a statement that each director and officer of Ample intends to vote all of such Person’s Ample Shares (including any Ample Shares issued upon exercise or exchange of any Ample Options or Ample Warrants) in favour of the Arrangement Resolution; and (iii) any other disclosure required under Applicable Securities Laws that is required to be included in the Ample Circular;

(i)     ensure that all Ample Circular Disclosure included in the Akerna Circular that was provided to Akerna by or approved by Ample complies with Applicable Laws;

(j)     indemnify and save harmless Akerna and Purchaser and their respective directors and officers from and against any and all liabilities, claims, demands, losses, costs, damages and expenses (excluding any loss of profits or consequential damages) to which Akerna, Purchaser or their respective directors and officers may be subject or which Akerna, Purchaser or their respective directors or officers may suffer, whether under the provisions of any statute or otherwise, in any way caused by, or arising, directly or indirectly, from or in consequence of:

(i)     any misrepresentation or alleged misrepresentation contained in: (A) the Ample Circular (other than in respect of the Purchaser Circular Disclosure); (B) in any Ample Circular Disclosure included in the Akerna Circular that was provided to Akerna by, or approved by, Ample expressly for inclusion in the Akerna Circular; or (C) any material filed by Ample in connection with the transactions contemplated by this Agreement in compliance or intended compliance with any Applicable Laws;

(ii)    any order made or any inquiry, investigation or proceeding by any securities commission or other competent authority based upon any Misrepresentation or alleged Misrepresentation contained in: (A) the Ample Circular (other than in respect of the Purchaser Circular Disclosure); (B) the Ample Circular Disclosure included in the Akerna Circular that was provided to Akerna by, or approved by, Ample expressly for inclusion in the Akerna Circular; or (C) in any material filed by or on behalf of Ample in compliance or intended compliance with Applicable Securities Laws; and

(iii)   Ample not complying with any requirement of Applicable Laws in connection with the transactions contemplated in this Agreement,

except that Ample will not be liable in any such case to the extent that any such liabilities, claims, demands, losses, costs, damages and expenses arise out of:

(iv)   any information contained in the Akerna Circular other than Ample Circular Disclosure included in the Akerna Circular that was provided to Akerna by, or approved by, Ample expressly for inclusion in the Akerna Circular;

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(v)    any Purchaser Circular Disclosure included in the Ample Circular that was provided to Ample by, or approved by, Akerna or Purchaser expressly for inclusion in the Ample Circular;

(vi)   or the negligence of Akerna or Purchaser or the non-compliance by Akerna or Purchaser with any requirement of Applicable Laws in connection with the transactions contemplated by this Agreement;

(k)    provide notice to Akerna and Purchaser of the Ample Meeting and allow Akerna’s and Purchaser’s Representatives to attend the Ample Meeting;

(l)     except for proxies and other non-substantive communications with the holders of Ample securityholders and communications that Ample is required to keep confidential pursuant to Applicable Law, furnish promptly to Akerna and Purchaser or their counsel: (i) a copy of each notice, report, schedule or other document delivered, filed or received by Ample from securityholders or Governmental Entities in connection with the Arrangement or the Ample Meeting; (ii) any filings under Applicable Laws in connection with the transactions contemplated hereby; and (iii) any dealings with stock exchanges, regulatory agencies or other governmental authorities in connection with the transactions contemplated hereby;

(m)   solicit proxies to be voted at the Ample Meeting in favour of matters to be considered at the Ample Meeting, including the Arrangement Resolution;

(n)    promptly advise Akerna and Purchaser of the number or amount of Ample Shares for which Ample receives notices of dissent or written objections to the Arrangement and provide Akerna and Purchaser with copies of such notices and written objections and subject to Applicable Laws, will provide Akerna and Purchaser with an opportunity to review and comment upon any written communications proposed to be sent by or on behalf of Ample to any Ample Shareholder exercising or purporting to exercise Dissent Rights in relation to the Arrangement Resolution and reasonable consideration will be given to any comments made by Akerna and Purchaser and their counsel prior to sending any such written communications; provided that, Ample will not settle any claims with respect to Dissent Rights without the prior written consent of Akerna and Purchaser (such consent not to be unreasonably withheld, conditioned or delayed);

(o)    promptly inform Akerna and Purchaser of any requests or comments made by Securities Authorities in connection with the Ample Circular and any other required filings under Applicable Laws; and each of the Parties will cooperate with the other and will diligently do all such acts and things as may be necessary in the manner contemplated in the context of the preparation of the Ample Circular and any other required filings under Applicable Laws and use its commercially reasonable efforts to resolve all requests or comments made by Securities Authorities with respect to the Ample Circular and any other required filings under Applicable Laws as promptly as practicable after receipt thereof;

(p)    advise Akerna and Purchaser, as Akerna and Purchaser may request, and on a daily basis on each of the last five Business Days prior to the proxy cut-off date for the Ample Meeting, as to the aggregate tally of the proxies received by Ample in respect of the Arrangement Resolution and any other matters to be considered at the Ample Meeting, and provide Akerna and Purchaser with copies of any materials, or grant access to information regarding the Ample Meeting, generated by any proxy solicitation firm;

(q)    subject to obtaining such approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order;

(r)     provide Akerna and Purchaser’s legal counsel, on a timely basis, with copies of any notice and evidence served on Ample or its legal counsel in respect of the application for the Final Order or any appeal therefrom;

(s)     keep Akerna and Purchaser informed as to discussions with all Significant Shareholders;

(t)     make all necessary filings and applications under Applicable Laws, including Applicable Securities Laws, required to be made on the part of Ample in connection with the transactions contemplated herein, including, without limitation, for all Regulatory Approvals, and will take all actions necessary to be in compliance with such Applicable Laws;

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(u)    use its commercially reasonable efforts to obtain resignations and mutual releases (in a form satisfactory to Akerna), to be effective at the Effective Time, from all directors of Ample on or prior to the Effective Time;

(v)    use its commercially reasonable efforts to obtain Employment Agreements, to be effective at the Effective Time, from all of the Retained Personnel on or prior to the Effective Time; and

3.8    Covenants of Ample Regarding Non-Solicitation

(a)     Except as otherwise expressly provided in this Section 3.8, Ample shall not, directly or indirectly through any Representative:

(i)     solicit, assist, initiate, knowingly encourage or otherwise facilitate (including by way of furnishing confidential information or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal;

(ii)    enter into, engage in, continue or otherwise participate in any discussions or negotiations with any Person (other than Akerna and its Subsidiaries or affiliates) in respect of any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to an Acquisition Proposal, it being acknowledged and agreed that, provided Ample is then in compliance with its obligations under this Section 3.8, Ample may: (A) advise a Person who has submitted a written Acquisition Proposal of the restrictions in this Agreement; or (B) advise a Person who has submitted a written Acquisition Proposal that their Acquisition Proposal does not constitute a superior proposal;

(iii)   accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any publicly announced or publicly proposed Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to any Acquisition Proposal for a period of no more than three Business Days following the formal announcement of such Acquisition Proposal will not be considered to be in violation of this Section 3.8(a)(iii) provided the Ample Board has rejected such Acquisition Proposal and affirmed the Ample Board Recommendation before the end of such three Business Day period);

(iv)   approve, recommend or enter into (other than a confidentiality agreement permitted by and in accordance with this Section 3.8) or publicly propose to enter into any agreement to accept, recommend, approve or enter into any agreement in respect of an Acquisition Proposal; or

(v)    withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify, the Ample Board Recommendation.

(b)    Ample shall, and shall cause its Subsidiaries and Representatives to immediately cease and terminate, and cause to be ceased and terminated, any solicitation, encouragement, discussion or negotiations commenced prior to the date of this Agreement with any Person (other than Akerna) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal and, in connection therewith, Ample will discontinue access to and disclosure of its and its Subsidiaries’ confidential information (and not allow access to or disclosure of any such confidential information, or any data room, virtual or otherwise) and shall as soon as possible request, and exercise all rights it has (or cause its Subsidiaries to exercise any rights that they have) to require the return or destruction of all confidential information regarding Ample and its Subsidiaries previously provided in connection therewith to any Person other than Akerna to the extent such information has not already been returned or destroyed.

(c)     Ample shall as soon as practicable, and in any event, within 24 hours, notify Akerna (orally at first and then in writing) if it receives or otherwise becomes aware of any proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, of such Acquisition Proposal, inquiry, proposal or offer, including the identity of the Person making such Acquisition Proposal, inquiry, proposal or offer and the material terms and conditions thereof and copies of all material or substantive documents received in respect of, from or on behalf of any such Person. Ample shall keep

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Akerna promptly and fully informed of the status of developments and discussions and negotiations with respect to such Acquisition Proposal, proposal or offer, including any material changes, modifications or other amendments thereto.

(d)    Ample will ensure that the Representatives retained by it are aware of the provisions of this Section 3.8 and will be responsible for any breach of this Section 3.8 by any of them.

(e)     Nothing contained in this Agreement shall prohibit the Ample Board from withdrawing, modifying, qualifying or changing its recommendation to the Ample Shareholders in respect of the transactions contemplated herein prior to the approval of the Arrangement by such Ample Shareholders, if the Ample Board determines, in good faith (after consultation with its financial advisors and after receiving advice of outside counsel), that the failure to make such withdrawal, modification, qualification or change would be inconsistent with its fiduciary duties under Applicable Laws; provided that: (i) prior to making any such withdrawal, modification, qualification or change of recommendation, Ample shall give Akerna not less than 48 hours’ notice of its intention thereof; and (ii) the foregoing shall not relieve Ample from its obligation to proceed to call and hold the Ample Meeting (provided that, except as required under Applicable Laws, Ample shall be relieved from any obligation to actively solicit proxies in favour of the Arrangement in such circumstances), except in circumstances where this Agreement is terminated in accordance with the terms hereof.

(f)     Nothing in this Section 3.8 shall prohibit Ample or its Representatives from complying with Part 2 Division 3 of Multilateral Instrument 62-104 Take-Over Bids and Issuer Bids and similar provisions under Applicable Securities Laws relating to the provision of directors circulars in respect of an Acquisition Proposal.

3.9    Mutual Covenants Regarding Regulatory Approvals

(a)     Each Party, as applicable to that Party, covenants and agrees with respect to obtaining all Regulatory Approvals that, subject to the terms and conditions of this Agreement, until the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms:

(i)     each Party shall use its commercially reasonable efforts to obtain all Regulatory Approvals and co-operate with the other Party in connection with all Regulatory Approvals sought by the other Party and shall use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities relating to the Arrangement or this Agreement;

(ii)    each Party shall use commercially reasonable efforts to respond promptly to any request or notice from any Governmental Entity requiring that Party to supply additional information that is relevant to the review of the transactions contemplated by this Agreement in respect of obtaining or concluding the Regulatory Approvals sought by either Party and each Party shall co-operate with the other Party and shall furnish to the other Party such information and assistance as a Party may reasonably request in connection with preparing any submission or responding to such notice from a Governmental Entity;

(iii)   subject to compliance with Applicable Laws, each Party shall permit the other Party an opportunity to review in advance any proposed substantive applications, notices, filings, submissions, undertakings, correspondence and communications (including responses to requests for information and inquiries from any Governmental Entity) in respect of obtaining or concluding the Regulatory Approvals and shall provide the other Party with a reasonable opportunity to comment thereon and agree to consider those comments in good faith and each Party shall provide the other Party with any substantive applications, notices, filings, submissions, undertakings or other substantive correspondence provided to a Governmental Entity or any substantive communications received from a Governmental Entity, in respect of obtaining or concluding the Regulatory Approvals; and

(iv)   subject to compliance with Applicable Laws, each Party shall keep the other Party reasonably informed on a timely basis of the status of discussions relating to obtaining or concluding the Regulatory Approvals sought by each such Party and, for certainty, no Party shall participate in any

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substantive meeting (whether in person, by telephone or otherwise) with a Governmental Entity in respect of obtaining or concluding the required Regulatory Approvals unless it advises the other Party in advance and gives such other Party an opportunity to attend.

3.10  Covenants Regarding Provision of Information; Access

From and after the date hereof, until the Effective Time or termination of this Agreement, Ample, to the extent it is not restricted from doing so pursuant to confidentiality or other restrictions (in which circumstances it will use its commercially reasonable efforts to obtain a waiver thereof) shall provide Akerna and Purchaser and their Representatives access, upon reasonable notice, during normal business hours and at such other time or times as Akerna and Purchaser may reasonably request, to its and each Ample Subsidiary’s premises, books, contracts, records, computer systems, properties, Employees and management personnel and shall furnish promptly to Akerna and Purchaser all information concerning its and each Ample Subsidiary’s business, properties and personnel as Akerna and Purchaser may reasonably request, which information shall remain subject to the Confidentiality Agreement, including for the purposes to permit Akerna and Purchaser to be in a position to expeditiously and efficiently integrate the operations of Ample and to provide an orderly transition of control immediately upon but not prior to the Effective Time. The Parties shall use all commercially reasonable efforts to ensure that they take no actions, through the exchange of confidential information or otherwise, in breach of the Competition Act or any other applicable competition laws, and notwithstanding anything contained in this Agreement, neither Akerna nor Purchaser shall control or materially influence Ample until following the Effective Time.

3.11  Section 85 Elections

Where an Eligible Holder desires to so elect, Purchaser shall make a joint election with such Ample Shareholder in respect of its disposition of its Ample Shares pursuant to Section 85 of the Tax Act (and any similar provision of any applicable provincial Tax legislation) in accordance with the procedures and within the time limits set out in the Plan of Arrangement. The agreed amount under such joint elections shall be determined by each such Ample Shareholder in his or her sole discretion within the limits set out in the Tax Act.

Article 4
REPRESENTATIONS AND WARRANTIES

4.1    Representations and Warranties of Akerna and Purchaser

Each of Akerna and Purchaser jointly and severally hereby represents and warrants to and in favour of Ample and acknowledges that Ample is relying upon such representations and warranties in connection with the matters contemplated by this Agreement and the consummation of the Arrangement:

(a)     Organization, Status and Qualification. Each of Akerna and Purchaser is duly formed and is validly subsisting, under the laws of its jurisdiction of formation and has the requisite power and authority to own, lease and operate its respective properties and assets and to conduct its business as now owned and conducted. Each of Akerna and Purchaser is duly qualified to carry on business in each jurisdiction in which its assets and properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have an Akerna Material Adverse Effect.

(b)    Authorization. Each of Akerna and Purchaser has all necessary corporate power and authority and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Contracts, agreements and instruments required by this Agreement to be delivered by it and the performance of its obligations hereunder and thereunder (subject to approval of the Akerna Board of the Akerna Circular and matters relating to and to be approved at the Akerna Meeting).

(c)     Enforceability. This Agreement has been duly executed and delivered by each of Akerna and Purchaser and (assuming due execution and delivery by Ample) is a legal, valid and binding obligation of Akerna and Purchaser enforceable against each of Akerna and Purchaser in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws of general application relating to or affecting the rights of creditors generally and that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction. Each of the Contracts, agreements and instruments

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required by this Agreement to be delivered by each of Akerna and Purchaser will, at the Effective Time, have been duly executed and delivered by each of Akerna and Purchaser and (assuming due execution and delivery by the other parties thereto) will at the Effective Time be enforceable against each of Akerna and Purchaser in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and other Applicable Laws of general application relating or affecting the rights of creditors generally and that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.

(d)    No Violations. Other than as permitted or contemplated under this Agreement, none of the execution and delivery of this Agreement by Akerna and Purchaser, the consummation by Akerna and Purchaser of the Arrangement or any of the transactions contemplated by this Agreement or compliance by Akerna and Purchaser with any of the provisions hereof will:

(i)     violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which with or without notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of their respective constating or governing documents;

(ii)    allow any Person to exercise any rights, require any consent or notice under or other action by any Person, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Akerna or Purchaser is entitled (including by triggering any rights of first refusal or first offer or other restrictions or limitations) under any Contract to which it is a party, except as would not reasonably be expected to have, individually or in the aggregate, an Akerna Material Adverse Effect or impede the consummation of the Arrangement; or

(iii)   subject to obtaining the Regulatory Approvals and Akerna Shareholder Approval, violate any Applicable Laws.

Other than in connection with obtaining any required Regulatory Approvals, compliance with any Applicable Laws, stock exchange rules and policies, the Interim Order and the Final Order, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of Akerna or Purchaser for the consummation by Akerna and Purchaser of their obligations in connection with the Arrangement under this Agreement or for the completion of the Arrangement, except for such Authorizations and filings as to which the failure to obtain or make would not materially impede or delay the ability of Akerna or Purchaser to consummate the Arrangement.

(e)     Compliance with Applicable Laws; No Orders. Akerna and each Akerna Subsidiary has complied with all Applicable Laws in all material respects and is not in violation of any Applicable Laws in any material respect except where the failure to so comply would not reasonably be expected to have an Akerna Material Adverse Effect.

(f)     Regulatory Approvals. As at the date of this Agreement, there are no Regulatory Approvals required to be obtained by Akerna or any Akerna Subsidiary in connection with this Agreement or the Arrangement other than the acceptance of the NASDAQ.

(g)    Capitalization.

(i)     Akerna is authorized to issue (i) 5,000,000 shares of preferred stock, par value USD$0.0001, of which none are issued and outstanding as at the date hereof; and (ii) 75,000,000 shares of common stock, par value USD$0.0001, of which 10,958,656 shares are outstanding as at the date hereof. Prior to the Effective Time, Akerna will reserve for issuance the Akerna Shares to be issued upon exchange of the Exchangeable Shares.

(ii)    As of the date hereof, (A) the authorized capital of the Purchaser consists of an unlimited number of common shares (the “Purchaser Shares”), and no other shares, and (B) all of the outstanding Purchaser Shares are owned, directly or indirectly, by Akerna.

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(iii)   Upon completion of the Arrangement, (A) all of the shares in the capital of the Purchaser other than the Exchangeable Shares required to be issued by the Purchaser hereunder will be owned, legally and beneficially, by Akerna, and (B) each of the Exchangeable Shares required to be issued by the Purchaser hereunder shall be, as and when required to be issued hereunder, validly issued, fully paid and non-assessable.

(iv)   The total aggregate number of Akerna Shares that Akerna may be required to issue upon the exchange of all Exchangeable Shares issuable hereunder (including in respect of the Deferred Consideration) will at the Effective Time have been duly authorized and reserved for issuance and will, on such exchange, be validly issued, fully paid and non-assessable.

(h)    Bankruptcy. Neither Akerna nor any Akerna Subsidiary is an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) or any other Applicable Law regarding bankruptcy, insolvency or creditor’s rights generally and nor have any such entity made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. Neither Akerna nor any Akerna Subsidiary has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of Akerna or any Akerna Subsidiary or any of the assets of Akerna and no execution or distress has been levied on any of the assets or Akerna, nor have proceedings been commenced in connection with any of the foregoing.

(i)     Registrant Status and Stock Exchange Compliance. Akerna is an SEC registrant. There is no Order delisting, suspending or cease trading any securities of Akerna. The Akerna Shares are listed and posted for trading on the NASDAQ, and are not listed or quoted on any market other than the NASDAQ, and Akerna is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ. No Securities Authority, other competent authority or stock exchange in Canada or the United States has issued any order which is currently outstanding preventing or suspending trading in any securities of Akerna, no such proceeding is, to the knowledge of Akerna, pending, contemplated or threatened and neither Akerna or any Akerna Subsidiaries is in material default of any requirement of any Applicable Laws.

(j)     U.S. Securities Law Matters.

(i)     The Akerna Shares are registered pursuant to Section 12(b) of the U.S. Exchange Act and Akerna is in compliance with its reporting obligation pursuant to Section 13 of the U.S. Exchange Act.

(ii)    Other than the Akerna Shares, Akerna does not have, nor is it required to have, any class of securities registered under the U.S. Exchange Act, nor is Akerna subject to any reporting obligation (whether active or suspended) pursuant to section 15(d) of the U.S. Exchange Act.

(iii)   Akerna is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended.

(k)    WTO Investor. Akerna is a “WTO investor” within the meaning of the Investment Canada Act.

(l)     Reports. Akerna has timely filed true and correct copies of documents that Akerna is required to file under U.S. Securities Laws, other than such documents that the failure to file would, individually or in the aggregate, not have an Akerna Material Adverse Effect.

(m)   Financial Statements.

(i)     The audited consolidated financial statements for Akerna as of and for each of the fiscal years ended on June 30, 2018 and June 30, 2019 (the “Akerna Financial Statements”) including the notes thereto and the interim consolidated financial statements for the three month period ended September 30, 2019 including the notes thereto have been, and all financial statements of Akerna which are publicly disseminated by Akerna in respect of any subsequent periods prior to the Effective Date will be, prepared in accordance with U.S. GAAP applied on a basis consistent with prior periods and all Applicable Laws and present fairly, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position

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and results of operations of Akerna and its Subsidiaries as of the respective dates thereof and its results of operations and cash flows for the respective periods covered thereby (except as may be indicated expressly in the notes thereto)

(ii)    As of the date of this Agreement, none of the Akerna, any of its Subsidiaries or, to Akerna’s knowledge, any director, officer, auditor, accountant or representative of Akerna or any of its Subsidiaries has received or otherwise obtained knowledge of any complaint, allegation, assertion or claim that Akerna or any of its Subsidiaries has engaged in questionable accounting or auditing practices or any expression of concern from its employees regarding questionable accounting or auditing matters.

(n)    Litigation. To the knowledge of Akerna, there are no investigations by Governmental Entities, actions, suits or proceedings in progress, pending or threatened against Akerna or any of its Subsidiaries, which if successful, would reasonably be expected to have an Akerna Material Adverse Effect or would significantly impede the ability of Akerna to consummate the Arrangement.

(o)    Undisclosed Liabilities. There are no liabilities or obligations of Akerna or Purchaser of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities or obligations: (i) disclosed in Akerna’s audited consolidated financial statements as at June 30, 2019; (ii) incurred in the ordinary course of business since June 30, 2019; (iii) incurred in connection with this Agreement or the Akerna Transactions; or (iv) that would not be reasonably expected to have, individually or in the aggregate, an Akerna Material Adverse Effect.

(p)    Intellectual Property. Except as would not be reasonably expected to have, individually or in the aggregate, an Akerna Material Adverse Effect: (i) Akerna and its Subsidiaries, as applicable, own or possess, or have a licence to or otherwise have the right to use, all Intellectual Property which is material and necessary for the conduct of its business as presently conducted; and (ii) to the knowledge of Akerna, neither Akerna nor any of its subsidiaries is infringing on any intellectual property right of any third party.

(q)    Sufficient Funds. Akerna has sufficient funds available to satisfy the aggregate cash consideration payable under the terms of the Plan of Arrangement.

(r)     Public Disclosure. The information and statements set forth in the Akerna Public Record were true, correct and complete, and did not contain any misrepresentation, as of the date of such information or statement.

(s)     No Material Change. Since the date of the Akerna Financial Statements, other than as disclosed in the Akerna Public Record:

(i)     there has not been any Akerna Material Adverse Change (on a consolidated basis) and as of the date of this Agreement, there have been no material facts, transactions, events or occurrences which, to the knowledge of Akerna, would reasonably be expected to have an Akerna Material Adverse Effect (on a consolidated basis);

(ii)    Akerna and its Subsidiaries have not issued, sold, transferred, disposed of, acquired, redeemed, granted options or rights to purchase, rights of first refusal or subscription rights, or sold any securities of Akerna or its Subsidiaries (or securities convertible into or exchangeable for Akerna Shares) or permitted any reclassifications of any securities of Akerna or any of its Subsidiaries;

(iii)   Akerna and its Subsidiaries have not amended or modified their constating documents;

(iv)   Akerna and its Subsidiaries have not declared, paid or otherwise set aside for payment any non-cash dividend or other non-cash distribution with respect to the Akerna Shares or any other equity securities;

(v)    Akerna and its Subsidiaries have not merged or consolidated with, or acquired all or substantially all the assets of, or otherwise acquired, any business, business organization or division thereof, or any other Person;

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(vi)   no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) which has had, or is reasonably likely to have, individually or in the aggregate, an Akerna Material Adverse Effect has been incurred;

(vii)  there has not been any material change to the accounting practices used by Akerna and its Subsidiaries;

(viii) there has not been any satisfaction or settlement of any material claims or material liabilities, other than the settlement of claims or liabilities in the ordinary course of business; and

(ix)   Akerna and its Subsidiaries have conducted their business only in the ordinary and normal course consistent with past practice, except for the transactions contemplated by this Agreement and the Akerna Transactions.

(t)      Taxes. Akerna and its Subsidiaries have timely filed all material Tax Returns required to be filed in all applicable jurisdictions and such Tax Returns are, in all material respects, true, complete and correct, and have been prepared and filed in all material respects in accordance with Applicable Laws. Akerna and its Subsidiaries have made and remitted all material amounts of required deductions or withholdings of Taxes, and have paid all Taxes payable by Akerna and any of its Subsidiaries as and when due and payable.

(u)     Corporate Records. The corporate records and minute books, books of account and other records of Akerna and each Akerna Subsidiary have (whether of a financial or accounting nature or otherwise) been maintained in accordance with, in all material respects, all Applicable Laws and prudent business practice and are complete and accurate in all material respects. Copies of the constating documents of Akerna and each Akerna Subsidiary, together with all amendments to date, which are included in the Akerna Information, are accurate and complete in all material respects and have not been amended or superseded.

(v)    Anti-Corruption.

(i)     Neither Akerna or Purchaser has, directly or indirectly: (A) made, offered or authorized any contribution, payment, promise, advantage or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction or any official of any public international organization; or (B) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment, promise, advantage or gift would violate, or was or would be prohibited under, Applicable Laws, including the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the Convention’s Commentaries, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder.

(ii)    No action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving Akerna or Purchaser is pending or threatened under any applicable financial recordkeeping and reporting requirements and under all applicable money laundering laws and statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, whether in Canada, the United States or other jurisdictions.

(iii)   None of Akerna, Purchaser, nor any director, officer, agent, employee or any other Person acting on behalf of Akerna or Purchaser, has been or is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (in this subsection subsection 4.1(v)(iii), “OFAC”) (including but not limited to the designation as a “specially designated national or blocked person” thereunder), the Government of Canada, Her Majesty’s Treasury, the European Union or any other relevant sanctions authority; and neither Akerna nor Purchaser is in violation of any of the economic sanctions of the United States administered by OFAC or economic sanctions of any other relevant sanctions authority or any law or executive order relating thereto (in this subsection 4.1(o), the “Economic Sanctions”) or is conducting business with any Person subject to any Economic Sanctions (a “Sanctioned Person”); and neither Akerna nor Purchaser nor any of their affiliates are owned by or affiliated with a Sanctioned Person.

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(w)    Freely Tradeable Shares. The Exchangeable Shares, and the Akerna Shares to be issued pursuant to the exchange of the Exchangeable Shares, in each case to be issued pursuant to the Arrangement, shall be registered or qualified for distribution, or exempt from or not subject to any requirement for registration or qualification for distribution, under Applicable Securities Laws. Such securities shall not be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act or under any other U.S. federal or state securities laws.

(x)    Non-Reliance. Ample acknowledges that none of Akerna, Purchaser, any Akerna Subsidiary, nor any Akerna Shareholder makes any representation or warranty with respect to Akerna, Purchaser, any Akerna Subsidiary or the Arrangement other than those expressly set forth in this Section 4.1 or any other agreement or instrument entered into by Akerna, Purchaser or Callco pursuant to this Agreement, and Ample has not relied on any statement of any Person in entering into this Agreement other than such express representations and warranties.

4.2    Representations and Warranties of Ample

Ample hereby represents and warrants to and in favour of Akerna and Purchaser as follows and acknowledges that Akerna and Purchaser are relying on these representations and warranties in connection with the matters contemplated by this Agreement and the consummation of the Arrangement:

(a)     Organization, Status and Qualification. Each of Ample and each Ample Subsidiary is a corporation duly incorporated, amalgamated or continued, or organized, as the case may be, and is validly subsisting, under the laws of the jurisdiction of its formation and has the requisite power and authority to own, lease and operate its respective properties and assets and to conduct its business as now owned and conducted. Each of Ample and each Ample Subsidiary is duly qualified to carry on business in each jurisdiction in which its assets and properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have an Ample Material Adverse Effect.

(b)    Authorization. Ample has all necessary corporate power and authority and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Contracts, agreements and instruments required by this Agreement to be delivered by it and the performance of its obligations hereunder and thereunder (subject to approval of the Ample Board of the Ample Circular and matters relating to and to be approved at the Ample Meeting).

(c)     Enforceability. This Agreement has been duly executed and delivered by Ample and (assuming due execution and delivery by Akerna and Purchaser) is a legal, valid and binding obligation of Ample enforceable against it in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws of general application relating to or affecting the rights of creditors generally and that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction. Each of the Contracts, agreements and instruments required by this Agreement to be delivered by it will, at the Effective Time, have been duly executed and delivered by it and (assuming due execution and delivery by the other parties thereto) will at the Effective Time be enforceable against it in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and other Applicable Laws of general application relating or affecting the rights of creditors generally and that equitable remedies, including specific performance, may be granted only in the discretion of a court of competent jurisdiction.

(d)    No Violations. Other than as permitted or contemplated under this Agreement and subject to obtaining the consents and delivery of the notices set forth in Schedule 4.2(d) of the Ample Disclosure Letter, none of the execution and delivery of this Agreement by Ample, the consummation by Ample of the Arrangement or any of the transactions contemplated by this Agreement or compliance by Ample with any of the provisions hereof will:

(i)     violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which with or without notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of its constating or governing documents;

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(ii)    allow any Person to exercise any rights, or constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Ample is entitled (including by triggering any rights of first refusal or first offer or other restrictions or limitations) under any Ample Material Contract;

(iii)   subject to obtaining the Regulatory Approvals and the Ample Shareholder Approval in respect of the Arrangement, violate any Applicable Laws; and

(iv)   result in any restriction on Ample or any Ample Subsidiary from engaging in its business, as now conduced, or from competing with any Person or in any geographical area and does not and will not trigger or cause to arise any rights of any Person under any contract or arrangement to restrict Ample or any Ample Subsidiary from engaging in its business, as now conducted.

Other than in connection with obtaining any required Regulatory Approvals, compliance with any Applicable Laws, stock exchange rules and policies, the Interim Order and the Final Order, no Authorization of, or other action by or in respect of, or filing, recording, registering or publication with, or notification to, any Governmental Entity is necessary on the part of Ample for the consummation by Ample of its obligations in connection with the Arrangement under this Agreement or for the completion of the Arrangement, except for such Authorizations and filings as to which the failure to obtain or make would not materially impede or delay the ability of Ample to consummate the Arrangement.

(e)     Subsidiaries. Other than as disclosed in Schedule 4.2(e) of the Ample Disclosure Letter and the Ample Subsidiaries, Ample does not have any material Subsidiaries or own, directly or indirectly, any shares, partnership interest, limited liability company interest or joint venture interest in, or any security issued by, any other Person. All of the issued and outstanding equity interests of Ample’s Subsidiaries are owned beneficially and of record by Ample and are fully paid and non-assessable.

(f)     Compliance with Applicable Laws; No Orders. Ample and each Ample Subsidiary has complied with all Applicable Laws in all material respects and is not in violation of any Applicable Laws in any material respect except where the failure to so comply would not reasonably be expected to have an Ample Material Adverse Effect.

(g)    Regulatory Approvals. As at the date of this Agreement, there are no Regulatory Approvals required to be obtained by Ample or the Ample Subsidiaries in connection with this Agreement or the Arrangement other than the Interim Order and the Final Order.

(h)    Authorized and Issued Capital. The authorized capital of Ample consists of an unlimited number of Ample Common Shares and 5,304,000 Ample Preferred Shares. As of the date of this Agreement, there are issued and outstanding 37,447,622 Ample Common Shares and 4,061,358 Ample Preferred Shares and no other shares are issued and outstanding. Other than: (i) Ample Options to acquire up to 1,309,750 Ample Common Shares; (ii) Ample Common Warrants to acquire up to 2,217,161 Ample Common Shares; and (iii) Ample Preferred Warrants to acquire up to 312,000 Ample Preferred Shares, there are no options, warrants or other rights, plans, agreements or commitments of any nature whatsoever requiring the issuance, sale or transfer by Ample of any securities of Ample (including Ample Shares) or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any securities of Ample (including Ample Shares). All outstanding Ample Shares and Ample Preferred Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights. Other than the Ample Shares and Ample Preferred Shares, there are no securities of Ample outstanding which have the right to vote generally with the shareholders of Ample on any matter.

(i)     Significant Shareholders. Other than as set out in Schedule 4.2(i) of the Disclosure Letter, to the knowledge of Ample, no Person beneficially owns, directly or indirectly, or exercises control or direction over, Ample Shares representing more than 10% of the issued and outstanding Ample Shares (each, a “Significant Shareholder”).

(j)     Bankruptcy. Neither Ample nor any Ample Subsidiary is an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) or any other Applicable Law regarding bankruptcy, insolvency or creditor’s rights generally and nor have any such entity made an assignment in favour of its creditors

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or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. Neither Ample nor any Ample Subsidiary has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of Ample or any Ample Subsidiary or any of the assets of Ample and no execution or distress has been levied on any of the assets of Ample, nor have proceedings been commenced in connection with any of the foregoing.

(k)    Securities Laws Matters. No Securities Authority, other competent authority or stock exchange in Canada or the United States has issued any order which is currently outstanding preventing or suspending trading in any securities of Ample, no such proceeding is, to the knowledge of Ample, pending, contemplated or threatened and neither Ample or Ample Subsidiaries is in material default of any requirement of any Applicable Laws.

(l)     U.S. Securities Law Matters.

(i)     There is no class of securities of Ample which is registered pursuant to Section 12 of the U.S. Exchange Act, nor is Ample subject to any reporting obligation (whether active or suspended) pursuant to section 15(d) of the U.S. Exchange Act. Ample is not, and has never been, subject to any requirement to register any class of its equity securities pursuant to Section 12(g) of the U.S. Exchange Act.

(ii)    Ample is not an investment company registered or required to be registered under the U.S. Investment Company Act of 1940.

(iii)   Ample is not, has not previously been and on the Effective Date will not be a “shell company” (as defined in Rule 405 under the U.S. Securities Act).

(m)   Financial Statements.

(i)     The Ample Financial Statements fairly present, in accordance with IFRS, consistently applied, the financial position and condition of Ample at the dates thereof and the results of the operations of Ample for the periods then ended and reflect, in accordance with IFRS, consistently applied, all material assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of Ample, as at the dates thereof.

(ii)    Neither Ample nor, to Ample’s knowledge, any director, officer, Employee, auditor, accountant or representative of Ample, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion, expression of concern or claim from any source, whether written or oral, regarding the accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of Ample or the Ample Subsidiaries, including any material complaint, allegation, assertion, expression of concern or claim from any source that Ample has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the Ample Board.

(n)    Litigation. To the knowledge of Ample, there are no investigations by Governmental Entities, actions, suits or proceedings in progress, pending or threatened against Ample or any of its Subsidiaries, which if successful, would reasonably be expected to have an Ample Material Adverse Effect or would significantly impede the ability of Ample to consummate the Arrangement.

(o)    Undisclosed Liabilities. Other than as disclosed in Schedule 4.2(o) of the Ample Disclosure Letter, there are no liabilities or obligations of Ample of any kind whatsoever whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities or obligations: (i) disclosed in Ample’s audited consolidated financial statements as at December 31, 2018; (ii) incurred in the ordinary course of business since December 31, 2018; (iii) incurred in connection with this Agreement; or (iv) that would not be reasonably expected to have, individually or in the aggregate, an Ample Material Adverse Effect.
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(p)    No Restrictions on Business. Other than as disclosed in Schedule 4.2(p) of the Ample Disclosure Letter, neither Ample nor any Ample Subsidiary is a party to or bound or affected by any commitment, agreement, judgment, injunction, order, decree or document binding upon Ample or such Ample Subsidiary that has or could reasonably be expected to have the effect of prohibiting, restricting or impairing its business, or individually or in the aggregate, having an Ample Material Adverse Effect or containing any covenant expressly prohibiting, restricting or limiting its freedom or ability to: (i) compete in any line of business or geographic region; (ii) transfer or move any of the assets or operations; (iii) conduct any business practice of Ample or such Ample Subsidiary as now conducted; or (iv) effect any acquisition of property by Ample or such Ample Subsidiary (including following the transactions contemplated by this Agreement).

(q)    Real Property.

(i)     Except as would not be reasonably expected to have, individually or in the aggregate, an Ample Material Adverse Effect: (A) Ample and the Ample Subsidiaries, as applicable, have valid, good and marketable title to all of the real or immovable property owned by them (the “Ample Owned Properties”) free and clear of any Liens, except for Permitted Liens; and (B) there are no outstanding options or rights of first refusal to purchase the Ample Owned Properties or any portion thereof or interest therein.

(ii)     Except as would not be reasonably expected to have, individually or in the aggregate, an Ample Material Adverse Effect: (A) each lease or sublease for real and immovable property leased or subleased by Ample or any Ample Subsidiaries creates a good and valid leasehold estate in the premises thereby demised and is in full force and effect; (B) none of Ample or any Ample Subsidiaries is in breach of, or default under, such lease or sublease and no event has occurred which, with notice, lapse of time or both, would constitute such a breach or default by Ample or any Ample Subsidiaries or permit termination, modification or acceleration by any third party thereunder; and (C) to the knowledge of Ample, no third party has repudiated or has the right to terminate or repudiate any such lease or sublease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease or sublease) or any provision thereof.

(r)     Personal Property. Ample and its Subsidiaries have valid, good and marketable title to all personal property owned by them, except as would not, individually or in the aggregate, be reasonably expected to have an Ample Material Adverse Effect.

(s)     Intellectual Property. Except as would not be reasonably expected to have, individually or in the aggregate, an Ample Material Adverse Effect: (i) Ample and its Subsidiaries, as applicable, own or possess, or have a licence to or otherwise have the right to use, all Intellectual Property which is material and necessary for the conduct of its business as presently conducted (collectively, the “Ample Intellectual Property Rights”); (ii) to the knowledge of Ample, all such Ample Intellectual Property Rights that are owned by Ample and its Subsidiaries are valid and enforceable subject only to any limitation under bankruptcy, insolvency or other Applicable Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction and does not infringe in any material way upon the rights of others; and (iii) to the knowledge of Ample, no third party is infringing upon the Ample Intellectual Property Rights owned or licensed by Ample or its Subsidiaries.

(t)     Employment Matters.

(i)     No Ample Employee has any agreement as to length of notice or severance payment required to terminate his or her employment other than such as results from Applicable Law from the employment of an employee without an agreement as to notice or severance.

(ii)    Other than as set out in Schedule 4.2(t)(ii) of the Ample Disclosure Letter and except as provided in this Agreement, there are no change of control payments, golden parachutes, severance payments, retention payments, Contracts or other agreements with current or former Ample Employees providing for cash or other compensation or benefits upon the consummation of, or relating to, the Arrangement, including a change of control of Ample or any of its Subsidiaries.

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(iii)   Ample and its Subsidiaries are in material compliance with all terms and conditions of employment and all Applicable Laws respecting employment, including pay equity, wages, hours of work, overtime, vacation, human rights and work safety and health.

(iv)   There are no charges pending under applicable occupational health and safety legislation. Ample has complied in all material respects with any orders issued under applicable occupational health and safety legislation and there are no appeals of any orders under applicable occupational health and safety legislation currently outstanding.

(v)    There are no material Ample Employee related claims, complaints, investigations or orders under all Applicable Laws respecting employment now pending or, to the knowledge of Ample, threatened against Ample and its Subsidiaries by or before any Governmental Entity as of the date of this Agreement and, as of the date of this Agreement, no such claims, complaints, investigations or orders could reasonably be expected to have an Ample Material Adverse Effect.

(vi)   None of Ample or its Subsidiaries is: (A) a party to any collective bargaining agreement with respect to any Ample Employees or any contract with any employee association; or (B) is subject to any application for certification or, to the knowledge of Ample, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement and no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any employees of Ample by way of certification, voluntary recognition or succession rights. There is no labour strike, dispute, work slowdown or stoppage pending or involving, or to the knowledge of Ample threatened against Ample or any of its Subsidiaries.

(u)    Material Contracts and Other Contracts. True and correct copies of all Ample Material Contracts entered into by Ample and the Ample Subsidiaries have been included in the Ample Information and:

(i)     such Ample Material Contracts are valid and binding obligations of Ample or the applicable Ample Subsidiary, and Ample has no reason to believe that such Ample Material Contracts are not, valid and binding obligations of each other party thereto;

(ii)    neither Ample nor, to the knowledge of Ample, any of the other parties thereto (including any Ample Subsidiary), is in breach or violation of, or default under (in each case, with or without notice or lapse of time or both) any such Ample Material Contract and Ample has not received or given any notice of a default under any such Ample Material Contract which remains uncured; and

(iii)   to the knowledge of Ample, there exists no state of facts which after notice or lapse of time or both would constitute a default or breach of any Ample Material Contract or entitle any party to terminate, accelerate, modify or cause a default under, or trigger any pre-emptive rights or rights of first refusal under, any such Ample Material Contracts.

(v)    No Material Change. Since the date of the latest Ample Financial Statements:

(i)     there has not been any Ample Material Adverse Change (on a consolidated basis) and as of the date of this Agreement, there have been no material facts, transactions, events or occurrences which, to the knowledge of Ample, would reasonably be expected to have an Ample Material Adverse Effect (on a consolidated basis);

(ii)    other than as set out in Schedule 4.2(v) of the Ample Disclosure Letter, Ample and its Subsidiaries have not issued, sold, transferred, disposed of, acquired, redeemed, granted options or rights to purchase, rights of first refusal or subscription rights, or sold any securities of Ample or its Subsidiaries (or securities convertible into or exchangeable for Ample Shares) or permitted any reclassifications of any securities of Ample or any of its Subsidiaries;

(iii)   other than as set out in Schedule 4.2(v) of the Ample Disclosure Letter, Ample and its Subsidiaries have not amended or modified their constating documents;

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(iv)   Ample and its Subsidiaries have not declared, paid or otherwise set aside for payment any non-cash dividend or other non-cash distribution with respect to the Ample Shares or any other equity securities;

(v)    Ample and its Subsidiaries have not merged or consolidated with, or acquired all or substantially all the assets of, or otherwise acquired, any business, business organization or division thereof, or any other Person;

(vi)   other than as set out in Schedule 4.2(v) of the Ample Disclosure Letter, there has not been any material increase in the salary, bonus or other remuneration payable by Ample or any of its Subsidiaries to any of their respective directors, officers, employees or consultants, and there has not been any amendment or modification to the vesting or exercisability schedule or criteria, including any acceleration, right to accelerate or acceleration event or other entitlement under any stock option, deferred compensation or other compensation award or any grant to such director, officer, employee or consultant of any increase in severance or termination pay or any increase or modification of any bonus, pension, insurance or benefit arrangement made to, for or with any of such directors, officers, employees or consultants;

(vii)  no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) which has had, or is reasonably likely to have, individually or in the aggregate, an Ample Material Adverse Effect has been incurred;

(viii) there has not been any material change to the accounting practices used by Ample and its Subsidiaries;

(ix)   other than as set out in Schedule 4.2(v) of the Ample Disclosure Letter, there has not been any entering into, or any amendment of, any Ample Material Contract other than in the ordinary course of business consistent with past practice;

(x)    there has not been any satisfaction or settlement of any material claims or material liabilities, other than the settlement of claims or liabilities in the ordinary course of business; and

(xi)   Ample and its Subsidiaries have conducted their business only in the ordinary and normal course consistent with past practice, except for the transactions contemplated by this Agreement.

(w)    Taxes.

(i)     Ample and its Subsidiaries have timely filed, all material Tax Returns prior to the date hereof, other than those which have been administratively waived, and all such Tax Returns are true, complete and correct and are in accordance with Applicable Laws in all material respects;

(ii)    Ample and its Subsidiaries have paid on a timely basis all Taxes and all assessments and reassessments of Taxes due on or before the date hereof, other than Taxes which are being or have been contested in good faith and for which adequate accruals have been provided in the Ample Financial Statements. Ample and its Subsidiaries have provided adequate accruals in accordance with IFRS in the most recent Ample Financial Statements for any Taxes of Ample and each of its Subsidiaries for the period covered by such financial statements that have not been paid whether or not shown as being due in any Tax Returns. Since the date of the most recent Ample Financial Statements, no material liability in respect of Taxes not reflected in such financial statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued, other than in the ordinary course of business;

(iii)   Ample and its Subsidiaries have duly and timely withheld, or caused to be withheld, all material amounts of Taxes required by Applicable Laws to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account of any Person, including any present or former employees, officers or directors and any Persons who are non-residents of Canada for the purpose of the Tax Act) and duly and timely remitted, or caused to be remitted, to the appropriate Taxing Authority such Taxes required by Applicable Laws to be remitted by it;

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(iv)   Ample and its Subsidiaries have duly and timely collected, or caused to be collected, all material amounts of sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by Applicable Laws to be collected by it and duly and timely remitted to the appropriate Taxing Authority any such amounts required by Applicable Laws to be remitted by it;

(v)    there are no audits or investigations in progress, or to the knowledge of Ample, pending or threatened by any Governmental Entity with respect to Taxes against Ample or any Ample Subsidiary or any of the assets of Ample or any Ample Subsidiary; and to the knowledge of Ample, no deficiencies, litigation, proposed adjustments or matters in controversy with respect to any amount of Taxes of Ample or any Ample Subsidiary have been asserted or have been raised by any Governmental Entity which remain unresolved at the date hereof, except, in each case, as are being contested in good faith and for which adequate accruals have been provided in the Ample Financial Statements;

(vi)   there are no currently effective elections, agreements or waivers extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of any amount of Taxes of, or the filing of any Tax Return or any payment of any amount of Taxes by, Ample or any Ample Subsidiary;

(vii)  Ample is, and has been since incorporation, a “taxable Canadian corporation” as defined in the Tax Act;

(viii) there are no circumstances existing which could result in additional Taxes owing as a result of the application of section 17, subsection 18(4), section 78, section 79, sections 80 to 80.04 or section 245 of the Tax Act to each of Ample and the Ample Subsidiaries;

(ix)   there are no Liens for Taxes upon any of the assets of Ample or any of its Subsidiaries; and

(x)    Ample has not either directly or indirectly transferred any property to or supplied any services to or acquired any property or services from a Person with whom it was not dealing at arm’s length (for the purposes of the Tax Act) for consideration other than consideration equal to the fair market value of the property or services at the time of the transfer, supply or acquisition of the property or services.

(x)    Corporate Records. Other than as set out in Schedule 4.2(x) of the Ample Disclosure Letter, the corporate records and minute books, books of account and other records of Ample and each Ample Subsidiary have (whether of a financial or accounting nature or otherwise) been maintained in accordance with, in all material respects, all Applicable Laws and prudent business practice and are complete and accurate in all material respects. Copies of the constating documents of Ample and each Ample Subsidiary, together with all amendments to date, which are included in the Ample Information, are accurate and complete in all material respects and have not been amended or superseded.

(y)    Insurance. Policies of insurance are in force naming Ample as an insured that adequately cover all risks as are customarily covered by businesses in the industry in which Ample operates and Ample and its Subsidiaries are in compliance in all material respects with all requirements with respect to such policies. All such policies shall remain in force and effect (subject to taking into account insurance market conditions and offerings and industry practices) and shall not be cancelled or otherwise terminated as a result of the Arrangement. To the knowledge of Ample, each material insurance policy currently in effect that insures the physical properties, business, operations and assets of Ample and its Subsidiaries is valid and binding and in full force and effect and there is no material claim pending under any such policies as to which coverage has been questioned, denied or disputed. There is no material claim pending under any insurance policy of Ample or any Subsidiary that has been denied, rejected, questioned, or disputed by any insurer or as to which any insurer has made any reservation of rights or refused to cover all or any material portion of such claims.

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(z)     Employee Plans.

(i)     Except as would not be reasonably expected to have, individually or in the aggregate, an Ample Material Adverse Effect, all of the Employee Plans are and have been established, registered, qualified and administered in accordance with all Applicable Laws and in accordance with their terms, the terms of the material documents that support such Employee Plans and the terms of agreements between Ample and its Subsidiaries and Ample Employees (present and former) who are members of, or beneficiaries under, the Employee Plans. To the knowledge of Ample, no fact or circumstance exists which could adversely affect the registered status of any such Employee Plan. Neither Ample nor, to the knowledge of Ample, any of its agents or delegates, has breached any fiduciary obligation with respect to the administration or investment of any Employee Plan.

(ii)    Except as would not be reasonably expected to have, individually or in the aggregate, an Ample Material Adverse Effect: (A) all current obligations of Ample regarding the Employee Plans have been satisfied; and (B) all contributions, premiums or Taxes required to be made or paid by Ample by Applicable Laws or under the terms of each Employee Plan have been made in a timely fashion in accordance with Applicable Laws and the terms of the applicable Employee Plan.

(iii)   There are no material pension or retirement income plans of Ample.

(iv)   To the knowledge of Ample, no Employee Plan is subject to any pending investigation, examination, action, claim (including claims for Taxes, interest, penalties or fines) or any other proceeding initiated by any Person (other than routine claims for benefits) which, if adversely determined, would be reasonably expected to have, individually or in the aggregate, an Ample Material Adverse Effect and, to the knowledge of Ample, there exists no state of facts which could reasonably be expected to give rise to any such investigation, examination, action, claim or other proceeding.

(v)    Other than as set out in Schedule 4.2(z)(v) of the Ample Disclosure Letter and except as provided in this Agreement, the execution, delivery and performance of this Agreement and the consummation of the Arrangement will not: (A) result in any material payment (including bonus, golden parachutes, retirement, severance, unemployment compensation or other benefit or enhanced benefit) becoming due or payable to any of the Ample Employees (present or former); (B) materially increase the compensation or benefits otherwise payable to any Ample Employee (present or former); or (C) result in the acceleration of the time of payment or vesting of any material benefits or entitlements otherwise available pursuant to any Employee Plan.

(vi)   None of the Employee Plans provide for retiree or post-termination benefits or for benefits to retired or terminated employees or to the beneficiaries or dependants of retired or terminated employees.

(vii)  All current obligations of Ample regarding the Employee Plans have been satisfied, and all contributions, premiums or Taxes required to be made or paid by Ample by Applicable Laws or under the terms of each Employee Plan have been made in a timely fashion in accordance with Applicable Laws and the terms of the applicable Employee Plan.

(aa)   Environmental Matters. Except as would not be reasonably expected to have, individually or in the aggregate, an Ample Material Adverse Effect: (i) no written notice, order, complaint or penalty has been received by Ample or any of its Subsidiaries alleging that Ample or any of its Subsidiaries is in violation of, or has any liability or potential liability under, any Environmental Laws and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of Ample, threatened against Ample or any of its Subsidiaries which alleges a violation of, or any liability or potential liability under, any Environmental Laws; (ii) Ample and each of its Subsidiaries has all environmental permits necessary for the operation of their respective businesses and to comply with all Environmental Laws; and (iii) the operations of Ample and each of its Subsidiaries are in compliance with Environmental Laws.

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(bb)  No Dividends. Since December 31, 2018, Ample has not declared, paid or resolved to declare or pay any dividends or distributions.

(cc)   Related Party Transactions. No officer, director or Employee of Ample, or any Affiliate of such officer, director or Employee: (i) is a party to any contract or transaction with Ample (other than for legal services and services as Employees, officers or directors); (ii) has any ownership interest in any property, real or personal or mixed, tangible or intangible, used by Ample or any Ample Subsidiary in its business; or (iii) is indebted to Ample or any Ample Subsidiary.

(dd)  Brokers. Other than as set out in Schedule 4.2(dd) of the Ample Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from, or to the reimbursement of any of its expenses by, Ample in connection with this Agreement or the Arrangement.

(ee)   Anti-Corruption.

(i)     Neither Ample nor any Ample Subsidiary has, directly or indirectly: (A) made, offered or authorized any contribution, payment, promise, advantage or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction or any official of any public international organization; or (B) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment, promise, advantage or gift would violate, or was or would be prohibited under, Applicable Laws, including the principles described in the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and the Convention’s Commentaries, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder.

(ii)    No action, suit or proceeding by or before any court or Governmental Entity or any arbitrator involving Ample or any Ample Subsidiary is pending or threatened under any applicable financial recordkeeping and reporting requirements and under all applicable money laundering laws and statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, whether in Canada or other jurisdictions.

(iii)   None of Ample, any Ample Subsidiary, nor any director, officer, agent, Employee or any other Person acting on behalf of Ample, or any Ample Subsidiary has been or is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (in this subsection 4.2(ee)(iii) only, “OFAC”) (including but not limited to the designation as a “specially designated national or blocked person” thereunder), the Government of Canada, Her Majesty’s Treasury, the European Union or any other relevant sanctions authority; and none of Ample or any Ample Subsidiary is in violation of any of the economic sanctions of the United States administered by OFAC or economic sanctions of any other relevant sanctions authority or any law or executive order relating thereto (in this subsection 4.2(ee)(iii) only, the “Economic Sanctions”) or is conducting business with any Person subject to any Economic Sanctions.

(ff)    Equity Monetization Plans. There are no outstanding stock appreciation rights, phantom equity, profit sharing plan or similar rights, agreements, arrangements or commitments payable to any Employee and which are based upon the revenue, value, income or any other attribute of Ample or any Ample Subsidiary.

(gg)  Rights Plans. Ample does not have any similar type of shareholder rights plan. Ample will not adopt any shareholder rights plan or any other similar form of plan, agreement, Contract or instrument that will trigger any rights to acquire Ample Shares or other securities of Ample or any Ample Subsidiary upon the entering into of this Agreement or in connection with the Arrangement.

(hh)  Place of Principal Offices. None of Ample or any Ample Subsidiary is incorporated or formed in the United States, is not organized under the laws of the United States and does not have its principal office within the United States.

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(ii)    Investment Company. None of Ample or any Ample Subsidiary is registered or required to be registered as an “investment company” pursuant to the United States Investment Company Act of 1940, as amended.

(jj)    Shareholder Agreements. Other than as set out in Schedule 4.2(jj) and existing agreements with Akerna, there are no shareholders agreements, registration rights agreements, voting trusts, proxies or similar agreements, arrangements, or commitments to which Ample is a party or, to the knowledge of Ample, with respect to any shares or other equity interests of Ample or any other Contract relating to disposition, voting or dividends with respect of any equity securities of Ample.

(kk)  Competition Act. Ample, together with its affiliates, as such term is defined under the Competition Act, neither have assets in Canada with an aggregate value in excess of $96,000,000 nor aggregate gross revenues from sales in, from or into Canada in excess of $96,000,000, as determined in accordance with the Competition Act.

(ll)    Disclosure. The representations and warranties set forth in this Section 4.2 do not contain any untrue statement of a material fact or omit to state a material fact which is necessary in order to make the statements contained in those representations and warranties, taken as a whole, not misleading in any material respect.

(mm)Non-Reliance. Each of Akerna and Purchaser acknowledge that none of Ample, any Ample Subsidiary, nor any Ample Shareholder makes any representation or warranty with respect to Ample, any Ample Subsidiary or the Arrangement other than those expressly set forth in this Section 4.2 or any other agreement or instrument entered into by Ample pursuant to this Agreement, and each of Akerna and Purchaser have not relied on any statement of any Person in entering into this Agreement other than such express representations and warranties.

Article 5

CONDITIONS PRECEDENT

5.1         Mutual Conditions Precedent

The respective obligations of the Parties to complete the Arrangement are subject to the satisfaction or mutual waiver, on or before the Effective Date or such other time specified, of the following conditions:

(a)     the Interim Order will have been granted in form and substance satisfactory to Akerna, Purchaser and Ample, acting reasonably, and such order will not have been set aside or modified in a manner unacceptable to Akerna, Purchaser and Ample, each acting reasonably, on appeal or otherwise;

(b)    the Arrangement Resolution will have been passed by the Ample Shareholders by the Outside Date in accordance with the Interim Order;

(c)     the Akerna Shareholder Matters will have been passed by the Akerna Shareholders by the Outside Date;

(d)    the Final Order will have been granted by the Outside Date in form and substance satisfactory to Akerna, Purchaser and Ample, acting reasonably, and such order will not have been set aside or modified in a manner unacceptable to Akerna, Purchaser and Ample, each acting reasonably, on appeal or otherwise;

(e)     no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order or law which is then in effect and has the effect of making the Arrangement illegal or otherwise preventing or prohibiting consummation of the Arrangement;

(f)     all Regulatory Approvals will have been obtained on terms and conditions satisfactory to each of Akerna, Purchaser and Ample, each acting reasonably;

(g)    the Akerna Shares to be issued upon the exchange of Exchangeable Shares shall, subject to customary conditions, have been approved for listing on the NASDAQ; and

(h)    the Exchangeable Shares, and the Akerna Shares to be issued pursuant to the exchange of the Exchangeable Shares, in each case to be issued pursuant to the Arrangement, shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof.

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5.2         Additional Conditions to Obligations of Akerna and Purchaser

The obligation of Akerna and Purchaser to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Akerna and Purchaser and may be waived by Akerna and Purchaser, in whole or in part at any time, each in its sole discretion, without prejudice to any other rights which Akerna may have):

(a)     the representations and warranties of Ample set forth in this Agreement will be: (i) for the representations and warranties qualified as to materiality, true and correct in all respects; and (ii) for all other representations and warranties, true and correct in all material respects, as of the date of this Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, the accuracy of which will be determined as of that specified date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not or would not be reasonably expected to have an Ample Material Adverse Effect or materially impede completion of the Arrangement, and Ample will have provided to Akerna and Purchaser a certificate of two senior officers or authorized signatories certifying such accuracy;

(b)    Ample will have complied in all material respects with its covenants herein, and Ample will have provided to Akerna and Purchaser a certificate of two senior officers or authorized signatories certifying compliance with such covenants;

(c)     there shall be no action or proceeding (whether by a Governmental Entity or any other Person) pending or threatened in any jurisdiction to:

(i)     cease trade, enjoin or prohibit or impose any limitations, damages or conditions on, Akerna’s ability to acquire, hold or exercise full rights of ownership over, any Ample Shares, including the right to vote the Ample Shares;

(ii)    impose terms or conditions on the completion of the Arrangement or on the ownership or operation by Akerna of the business or assets of Akerna, Ample and any Ample Subsidiaries, affiliates and related entities; or

(iii)   prevent or materially delay the consummation of the Arrangement;

(d)    between the date hereof and the Effective Time, there will not have occurred any Ample Material Adverse Effect;

(e)     the Shareholder Representative shall have duly executed and delivered copies of each of the Escrow Agreement and the Rights Indenture;

(f)     on the date hereof, Akerna and Purchaser shall have received the Ample Shareholder Support Agreements duly executed by each of the directors and officers of Ample;

(g)    as of the Effective Time, the Ample Supporting Securityholders shall not have breached their obligations or covenants under the Ample Shareholder Support Agreements in any material respect; and

(h)    Ample Shareholders have not validly exercised and not withdrawn Dissent Rights with respect to more than 5% of the Ample Shares then outstanding.

5.3    Additional Conditions to Obligations of Ample

The obligation of Ample to complete the Arrangement is subject to the fulfillment of each of the following conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Ample and may be waived by Ample, in whole or in part at any time, in its sole discretion, without prejudice to any other rights which Ample may have):

(a)     Akerna and the Purchaser shall have delivered the Up-front Consideration and CVRs in accordance with Section 2.14;

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(b)    the representations and warranties of Akerna and Purchaser set forth in this Agreement will be: (i) for the representations and warranties qualified as to materiality, true and correct in all respects; and (ii) for all other representations and warranties, true and correct in all material respects, as of the date of this Agreement and as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, the accuracy of which will be determined as of that specified date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not or would not be reasonably expected to have a material adverse effect on the ability of Purchaser to complete the Arrangement or materially impede completion of the Arrangement, and Akerna and Purchaser will have provided to Ample a certificate of two senior officers or authorized signatories certifying such accuracy;

(c)     Akerna and Purchaser will have complied in all material respects with its covenants herein, and Akerna and Purchaser will have provided to Ample a certificate of two senior officers or authorized signatories certifying compliance with such covenants; and

(d)    between the date hereof and the Effective Time, there will not have occurred any Akerna Material Adverse Effect;

(e)     on the date hereof, Ample shall have received the Akerna Shareholder Support Agreements duly executed by each of the directors and officers of Akerna;

(f)     Akerna shall have delivered copies of each of the Exchangeable Share Support Agreement, the Voting and Exchange Trust Agreement, the Escrow Agreement and the Rights Indenture, in each case, duly executed by each party thereto other than the Shareholder Representative; and

(g)    as of the Effective Time, the directors and officers of Akerna shall not have breached their obligations or covenants under the Akerna Shareholder Support Agreements in any material respect.

5.4    Notice and Effect of Failure to Comply with Conditions

(a)     Each Party shall give prompt notice to the other Parties of the occurrence, or failure to occur, at any time from the date hereof to the Effective Date of any event or state of facts which occurrence or failure would, or would be likely to: (i) cause any of the representations or warranties of any Party contained herein to be untrue or inaccurate in any material respect; or (ii) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Party hereunder; provided that, that no such notification will affect the representations or warranties of the Parties or the conditions to the obligations of the Parties hereunder.

(b)    If any of the conditions precedents set forth in Sections 5.1, 5.2 or 5.3 hereof shall not be complied with or waived by the Party or Parties for whose benefit such conditions are provided on or before the date required for the performance thereof, then a Party for whose benefit the condition precedent is provided may, in addition to any other remedies they may have at law or equity, rescind and terminate this Agreement provided that the Party intending to rely thereon has delivered a written notice to the other Parties, specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition or the availability of a termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure any such matter capable of being cured, and that has not occurred as a result of a willful breach, to the satisfaction of the other Parties, acting reasonably, no Party may terminate this Agreement if such matter capable of being cured has been cured to the satisfaction of the Parties seeking termination of this Agreement, acting reasonably, prior to the expiration of a period of five Business Days from the date of receipt of such notice (provided that no such cure period shall extend beyond the Outside Date and no such cure period shall be provided for a breach which by its nature cannot be cured). More than one such notice may be delivered by a Party. If a Party seeking termination of this Agreement hereunder delivers a notice of such termination within five Business Days of the scheduled date of the Akerna Meeting or Ample Meeting, as applicable, unless the Parties agree otherwise and subject to compliance with Applicable Law, the respective Party shall postpone or adjourn its shareholders’ meeting to the earlier of: (i) the date that is ten Business Days from receipt of the termination notice; and (ii) five Business Days prior to the Outside Date.

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5.5    Satisfaction of Conditions

The conditions set out in this Article 5 are conclusively deemed to have been satisfied, waived or released at the Effective Time. For certainty, and notwithstanding the terms of any escrow arrangement entered into between the Parties and the Depositary other than the Escrow Agreement, all funds and CVRs held in escrow by the Depositary pursuant to Section 2.14(a) hereof shall be released from escrow at the Effective Time without any further act or formality required on the part of any Person, and the Exchangeable Shares deposited with the Escrow Agent will be held and released at the times and in accordance with the terms and conditions of the Escrow Agreement.

Article 6
INDEMNIFICATION

6.1    Indemnification by Ample Shareholders

From and after the Effective Time, the Ample Shareholders shall, jointly and severally indemnify Akerna and Purchaser (each a “Purchaser Indemnified Person”) in respect of, and hold each Purchaser Indemnified Person harmless against any and all Damages incurred or suffered by such Purchaser Indemnified Person resulting from, relating to or constituting:

(a)     any breach or inaccuracy, as of the date of this Agreement or as of the Effective Date, of any representation or warranty of Ample contained in this Agreement or any other agreement or instrument furnished by Ample to Akerna pursuant to this Agreement; or

(b)    any failure to perform any covenant or agreement of Ample contained in this Agreement or any other agreement or instrument furnished by Ample to Akerna pursuant to this Agreement.

6.2    Indemnification by Akerna and Purchaser

From and after the Effective Time, Akerna and Purchaser shall, jointly and severally indemnify each Ample Shareholder (each an “Ample Indemnified Person”) in respect of, and hold it harmless against any and all Damages incurred or suffered by any Ample Shareholder resulting from, relating to or constituting:

(a)     any breach or inaccuracy, as of the date of this Agreement or as of the Effective Date, of any representation or warranty of Akerna or Purchaser contained in this Agreement or any other agreement or instrument furnished by Akerna or Purchaser to Ample pursuant to this Agreement; or

(a)     any failure to perform any covenant or agreement of Akerna or Purchaser contained in this Agreement or any other agreement or instrument furnished by Akerna or Purchaser to Ample pursuant to this Agreement.

6.3    Indemnification Claims

(a)     A Party that may be entitled to make a Claim for indemnification under this Agreement (the “Indemnified Party”) shall provide a Claim Notice to the other Party or Parties (the “Indemnifying Party”) promptly upon the Indemnified Party becoming aware of the Claim and in no event later than the relevant date, if any, specified in Section 6.4. Each Claim Notice shall describe in reasonable detail (to the extent then known to the Indemnified Party) the facts constituting the basis for such Claim, the amount of the claimed Damages, and whether such Claim arises in respect of a Third Party Action or whether such Claim does not so arise. No delay or failure on the part of an Indemnified Party in so delivering a Claim Notice shall relieve any Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay or failure.

(b)    Within 15 Business Days after delivery of a Claim Notice respecting a Third Party Action, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that: (i) the Indemnifying Party may only assume control of such defense if: (A) they acknowledge in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which such Indemnified Party shall be indemnified pursuant to this Article 6; and (B) the ad damnum in such Third Party Action, taken together with the estimated costs of defense thereof and

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the Claimed Amount with respect to any unresolved claims for indemnification then pending, is less than or equal to the value of the unused portion of the maximum liability each applicable Indemnifying Party is liable for as contemplated hereunder; and (ii) an Indemnifying Party may not assume control of the defense of any Third Party Action involving Taxes or criminal liability or in which equitable relief is sought against an Indemnifying Party. If the Indemnifying Party does not, or is not permitted under the terms of this Agreement to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Party which is not controlling the defense of the Third Party Action (the “Non-Controlling Party”) may participate in such defense at its own expense. The party controlling the defence of the Third Party Action (the “Controlling Party”) Party shall keep the Non-Controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party, agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. Except as provided in subsection 6.3(d) below, the Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

(c)     Within 15 Business Days after delivery of a Claim Notice, an Indemnifying Party shall deliver to each Indemnified Party a written response in which the Indemnifying Party, shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount; (ii) agree that the Indemnified Party is entitled to receive an Agreed Amount; or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Party is entitled to indemnification under this Article 6. If no written response is delivered by the Indemnifying Party within such 15 Business Day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party. Acceptance by the Indemnified Party of partial payment of any Claimed Amount shall be without prejudice to the Indemnified Party’s right to claim the balance of any such Claimed Amount.

(d)    During the 20 Business Day period following the delivery of a written response from the Indemnifying Party that reflects a Dispute, the Indemnifying Party and Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 20 Business Day period, any party may commence an action to resolve such Dispute in a court of competent jurisdiction in the Province of Ontario in accordance with this Agreement. If the Indemnified Party is seeking to enforce the Claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Indemnifying Party and Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, arbitration, judicial decision or otherwise), a written notice executed by both the Indemnifying Party and Indemnified Party instructing the Escrow Agent as to what (if any) portion of the Escrowed Shares shall be distributed to the Indemnified Party (which notice shall be consistent with the terms of the resolution of the Dispute).

(e)     Notwithstanding the other provision of this Section 6.3, if a third party asserts (other than by means of a lawsuit or a tax reassessment) that the Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which the Indemnified Party may be entitled to indemnification pursuant to this Article 6, and the Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then: (i) the Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party; (ii) the Indemnified Party may subsequently make a claim for indemnification in accordance with this

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Article 6; (iii) the Indemnified Party shall be reimbursed, in accordance with this Article 6, for any such Damages for which it is entitled to indemnification (subject to the right of the Indemnifying Party to dispute the Indemnified Party’s entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article 6).

(f)     The Shareholder Representative shall have full power and authority on behalf of each Ample Shareholder, to take any and all actions on behalf of, execute any and all instrument on behalf of, and execute or waive any and all rights of, the Ample Shareholders under this Article 6. The Shareholder Representative shall have no liability to any Ample Shareholders for any action taken or omitted on behalf of the Ample Shareholders pursuant to this Article 6.

6.4    Survival of Representations and Warranties

(a)     Unless otherwise specified in this Section 6.4(a) or elsewhere in this Agreement, the representations and warranties contained in this Agreement shall survive the Effective Date and the consummation of the transactions contemplated hereby and shall continue in full force and effect in accordance with their terms until the date that is 12 months from the Effective Date.

(b)    If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation, warranty, covenant or agreement, a Claim Notice or an Expected Claim Notice based upon a breach of such representation, warranty, covenant or agreement, then the applicable representation, warranty, covenant or agreement shall survive until, but only for the purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favour of the Indemnified Party, then the Indemnified Party shall promptly so notify the Indemnifying Party. The rights to indemnification set forth in this Article 6 shall not be affected by: (i) any investigation conducted by or on behalf of the Indemnified Party or any knowledge acquired (or capable of being acquired) by the Indemnified Party whether before or after the date of this Agreement or the Effective Date with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder; or (ii) any waiver by the Indemnified Party of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.

6.5    Limitations

(a)     With respect to Claims for Damages arising under Section 6.1 or 6.2, no Ample Shareholders, on one hand, and neither of Akerna nor the Purchaser, on the other hand, shall be liable for any such Damages until the aggregate amount of all such Damages for which such Party(ies) may be liable, exceeds $350,000 (at which point the applicable Indemnifying Party(ies) shall become liable for all Damages under Section 6.1 or 6.2, as applicable, from first dollar, and in excess of such amount); provided that the limitation set forth in this sentence shall not apply to claims based on: (i) fraud; or (ii) any claim pursuant to an Akerna Fundamental Representation and Warranty or an Ample Fundamental Representation and Warranty, (iii) any failure of Akerna to satisfy its obligations with respect to the Deferred Consideration under Section 2.19 or the Rights Indenture, or (iv) any Ample Shareholder’s entitlement following the Effective Time to receive Akerna Shares in exchange for Exchangeable Shares held by such Ample Shareholder or any alleged breach of the Voting and Exchange Trust Agreement, the Exchangeable Share Support Agreement or the rights and entitlements of any holder of Exchangeable Shares under the articles of incorporation of Purchaser.

(b)    Except for Claims based on fraud, the total aggregate liability of the Ample Shareholders for all Claims shall not exceed the aggregate value of the Escrowed Shares.

(c)     The total liability of the Ample Shareholders for all Claims (inclusive of Claims based on fraud) shall not exceed the aggregate value of the Escrowed Shares and the Closing Shares.

(d)    The recovery of Escrowed Shares and Closing Shares pursuant to Section 6.6 shall be the exclusive means for a Purchaser Indemnified Person to collect Damages for which it is entitled to indemnification under this Article 6 from the Ample Shareholders.

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(e)     Except for Claims based on (i) fraud, (ii) with respect to any failure of Akerna to satisfy its obligations with respect to the Deferred Consideration under Section 2.19 or the Rights Indenture, or (iii) any Ample Shareholder’s entitlement following the Effective Time to receive Akerna Shares in exchange for Exchangeable Shares held by such Ample Shareholder or any alleged breach of the Voting and Exchange Trust Agreement, the Exchangeable Share Support Agreement or the rights and entitlements of any holder of Exchangeable Shares under the articles of incorporation of Purchaser, the total liability of Akerna and Purchaser shall not exceed the amount determined by multiplying the aggregate number of Escrowed Shares by the Deemed Value Amount.

(f)     The total liability of Akerna and Purchaser for all Claims (inclusive of Claims based on fraud), except for Claims based on (i) any failure of Akerna to satisfy its obligations with respect to the Deferred Consideration under Section 2.19 or the Rights Indenture, or (ii) any Ample Shareholder’s entitlement following the Effective Time to receive Akerna Shares in exchange for Exchangeable Shares held by such Ample Shareholder or any alleged breach of the Voting and Exchange Trust Agreement, the Exchangeable Share Support Agreement or the rights and entitlements of any holder of Exchangeable Shares under the articles of incorporation of Purchaser, shall not exceed the amount determined by multiplying the aggregate number of Escrowed Shares and Closing Shares by the Deemed Value Amount.

(g)    An Indemnifying Party shall have no liability to an Indemnified Party for any punitive or exemplary damages except in connection with a Third Party Action.

(h)    An Indemnifying Party shall have no liability to an Indemnified Party hereunder for any Damages that arise as a result of any proposed or actual promulgation or change of any Applicable Laws which occurs after the Effective Date, whether or not the same takes effect retroactively.

(i)     An Indemnifying Party shall not have duplicate liability to an Indemnified Party hereunder by virtue of more than one representation, warranty or covenant relating to the same matter or thing.

(j)     No Ample Shareholder shall have any right of contribution against Ample with respect to any breach by Ample of any of its representations, warranties, covenants or agreements.

(k)    Any payments made to a Party pursuant to this Article 6 or pursuant to the Escrow Agreement shall be treated as an adjustment to the Consideration for tax purposes to the extent permitted by Applicable Law.

(l)     Where any payment is made under this Agreement pursuant to an indemnity, compensation or reimbursement provision, or in respect of any Claim Notice, and the sum is subject to a charge to Taxes in the hands of the recipient (other than Taxes attributable to a payment being properly treated as an adjustment to the Consideration) the sum payable shall be increased to such sum as will ensure that after payment of such Taxes (and after giving credit for any relief available to the recipient in respect of the matter giving rise to the payment) the recipient shall be left with a sum equal to the sum that would have been received in the absence of such a charge to Taxes.

6.6    Recourse to Escrowed Shares

(a)     Except with respect to Claims based on fraud, recovery of Escrowed Shares pursuant to this Section 6.6(a) shall be the exclusive means for a Purchaser Indemnified Person to collect any Damages for which it is entitled to indemnification under this Article 6 from the Ample Shareholders. During the term of the Escrow Agreement (exclusive of any extension thereof past its regular term which occurs solely as a result of a Claim being made thereunder, other than with respect to such Claim), if the Ample Shareholders (or any of them) are determined to owe a Claim amount under this Article 6, then the amount due to any Purchaser Indemnified Person shall be made by the delivery of Escrowed Shares to each applicable Purchaser Indemnified Person pursuant to the Escrow Agreement. The Parties hereby agree that the number of Escrowed Shares that shall be released from escrow in satisfaction of any liability for Damages that a Purchaser Indemnified Person is entitled to recover from an Ample Shareholder in connection with any claim for indemnification under this Article 6 shall, subject to the other limitations on liability set forth in this Article 6, be equal to the amount of Damages that such Purchaser Indemnified Person is entitled to recover from such Ample Shareholder, divided by the 20 day volume weighted average price of the Akerna Shares (converted to Canadian dollars from US dollars

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using the Exchange Rate as of the last trading day immediately preceding the date on which such Claim is Determined) as quoted on the NASDAQ on the last trading day immediately preceding the date on which such Claim is Determined (the “Deemed Escrow Value”). A Claim shall be deemed to be “Determined” for the purposes of this Section 6.6(a), (a) in the case of any Third Party Action which the Shareholder Representative, on behalf of the Ample Shareholders (or any of them), elected to defend, by any settlement agreement between the Shareholder Representative and the applicable Persons asserting such Third Party Action, or otherwise by order of a court, tribunal or arbitrator of competent jurisdiction; or (b) in the case of all other Claims for indemnification, by written acknowledgement of liability by the Shareholder Representative, on behalf of the Ample Shareholders (or any of them), by settlement agreement between the Shareholder Representative and the applicable Purchaser Indemnified Person(s), or otherwise by order of a court, tribunal or arbitrator of competent jurisdiction.

(b)    With respect to Claims based on fraud, if the aggregated Deemed Escrow Value of the Escrowed Shares that are then available to be claimed against pursuant to the Escrow Agreement is insufficient to satisfy any Ample Shareholder’s liability for Damages in respecting of fraud, then during the term of the Escrow Agreement (exclusive of any extension thereof past its regular term which occurs solely as a result of a Claim being made thereunder, other than with respect to such Claim), the amount due to the applicable Purchaser Indemnified Persons that cannot be satisfied out of the Escrowed Shares shall be made by the delivery to the applicable Purchaser Indemnified Persons of Closing Shares that then remain in escrow and available to be claimed against pursuant to the Escrow Agreement. The Parties hereby agree that the number of Closing Shares that shall be released from escrow in satisfaction of any liability for Damages based on fraud that a Purchaser Indemnified Person is entitled to recover from an Ample Shareholder in connection with any claim for indemnification under this Article 6 shall, subject to all other limitations on liability set forth in this Article 6, be equal to the amount of Damages that such Purchaser Indemnified Person is entitled to recover from such Ample Shareholder (minus the amount of any such Damages recovered against the Escrowed Shares), divided by the applicable Deemed Escrow Value.

6.7    Satisfaction of Damages with Akerna Shares

If Akerna and Purchaser (or either of them) are determined to owe a Claim amount under this Article 6, then the amount due to any Ample Indemnified Person may, in the sole discretion of Akerna and the Purchaser, be made by the issuance of additional Akerna Shares to such Ample Indemnified Person. The Parties hereby agree that the number of additional Akerna Shares to be issued in satisfaction of any liability for Damages that an Ample Indemnified Person is entitled to recover from Akerna and/or Purchaser in connection with any claim for indemnification under this Article 6 shall, subject to the other limitations on liability set forth in this Article 6, be equal to the amount of Damages that such Ample Indemnified Person is entitled to recover from Akerna and/or Purchaser, divided by the 20 day volume weighted average price of the Akerna Shares (converted to Canadian dollars from US dollars using the Exchange Rate as of the last trading day immediately preceding the date on which such Claim is Determined) as quoted on the NASDAQ on the last trading day immediately preceding the date on which such Claim is Determined. A Claim shall be deemed to be “Determined” for the purposes of this Section 6.7, (a) in the case of any Third Party Action which Akerna and/or Purchaser elected to defend, by any settlement agreement between Akerna and/or Purchaser and the applicable Persons asserting such Third Party Action, or otherwise by order of a court, tribunal or arbitrator of competent jurisdiction; or (b) in the case of all other Claims for indemnification, by written acknowledgement of liability by Akerna and/or Purchaser, by settlement agreement between Akerna and/or Purchaser and the applicable Ample Indemnified Person(s), or otherwise by order of a court, tribunal or arbitrator of competent jurisdiction.

6.8    Exclusive Remedy

Following the Effective Date, no Party may make any claim for Damages in respect of this Agreement, including for certainty, in respect of the Arrangement and each other transaction contemplated hereby, or in respect of any breach hereof, against any other Party except by making a Claim pursuant to and in accordance with this Article 6. The indemnities provided for in Sections 6.1 and 6.2 shall constitute the only remedy of Akerna, Purchaser and the Shareholder Representative (on behalf of the Ample Shareholders) against any Party for any inaccuracy in or breach of any representation, warranty, covenant or agreement of such Party contained in this Agreement and each of the Parties hereto expressly waives and renounces any other remedies whatsoever, whether at law or in equity, which it would otherwise be entitled to as against a Party.

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6.9    Mitigation

Nothing in this Article 6 shall eliminate or reduce an Indemnified Party’s obligation to mitigation Damage as required by Applicable Laws.

Article 7
AMENDMENT

7.1    Amendment

This Agreement may at any time and from time to time before or after the holding of the Ample Meeting be amended by written agreement of the Parties without, subject to Applicable Laws, further notice to or authorization on the part of the Ample Shareholders and any such amendment may, without limitation:

(a)     change the time for performance of any of the obligations or acts of the Parties;

(b)    waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)     waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; or

(d)    waive compliance with or modify any other conditions precedent contained herein,

provided that no such amendment reduces or materially adversely affects the consideration to be received by Ample Shareholders without approval by the affected Ample Shareholders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.

7.2    Amendment of Plan of Arrangement

(a)     Ample, Akerna and Purchaser reserve the right to amend, modify and/or supplement the Plan of Arrangement at any time and from time to time prior to the Effective Time by written agreement of the Parties, provided that any amendment, modification or supplement must be contained in a written document which is: (i) filed with the Court and, if made following the Ample Meeting, approved by the Court; and (ii) communicated to Ample Shareholders in the manner required by the Court (if so required).

(b)    Other than as may be required under the Interim Order, any amendment, modification or supplement to the Plan of Arrangement may be proposed by Ample, Akerna and Purchaser (if consented to by all of the Parties, each acting reasonably) at any time prior to or at the Ample Meeting with or without any other prior notice or communication and, if so proposed and accepted, in the manner contemplated and to the extent required by this Agreement, by the Ample Shareholders, shall become part of the Plan of Arrangement for all purposes.

(c)     Any amendment, modification or supplement to the Plan of Arrangement which is approved or directed by the Court following the Ample Meeting shall be effective only: (i) if it is consented to by Ample, Akerna and Purchaser (each acting reasonably); and (ii) is not adverse to the financial interests of any former holder of Ample Shares and, if required by the Court or Applicable Laws, it is consented to by the Ample Shareholders.

(d)    Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Effective Time shall be effective only if it is consented to in writing by Purchaser, Akerna and Ample, and provided that it concerns a matter which, in the reasonable opinion of each of Purchaser, Akerna and Ample, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial interests of any former holder of Ample Shares, Ample Options or Ample Warrants.

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Article 8
TERMINATION AND AMENDMENT

8.1    Termination

(a)     This Agreement may be terminated at any time prior to the Effective Date:

(i)     by mutual written consent of the Parties;

(ii)    by either Akerna and Purchaser or Ample, if the Arrangement Resolution shall have failed to receive the Ample Shareholder Approval at the Ample Meeting (including any adjournment or postponement thereof) in accordance with the Interim Order;

(iii)   by either Akerna and Purchaser or Ample, if the Akerna Shareholder Matters shall have failed to receive the Akerna Shareholder Approval at the Akerna Meeting (including any adjournment or postponement thereof);

(iv)   by either Akerna and Purchaser or Ample, if the Effective Time shall not have occurred on or prior to the Outside Date, except that the right to terminate this Agreement under this subsection 8.1(a)(iii) shall not be available to any Party whose failure to fulfill any of its obligations has been the cause of, or resulted in, the failure of the Effective Time to occur by such date;

(v)    as provided in Section 5.4; provided that the Party seeking termination is not then in breach of this Agreement so as to cause any of the conditions set forth in Sections 5.1, 5.2 and 5.3, as applicable, not to be satisfied;

(vi)   by Akerna if:

(A)    prior to the Effective Time: (1) the Ample Board or any committee thereof: (i) fails to recommend or withdraws, amends, modifies or qualifies, in a manner adverse to Akerna or fails to reaffirm (without qualification) the Ample Board Recommendation, or its recommendation of the Arrangement within five Business Days (and in any case prior to the Ample Meeting) after having been requested in writing by Akerna to do so (acting reasonably); or (ii) takes no position or a neutral position with respect to an Acquisition Proposal for more than five Business Days after the public announcement of such Acquisition Proposal; or (2) the Ample Board or a committee thereof shall have resolved or proposed to take any of the foregoing actions ((1) or (2) each a “Ample Change in Recommendations”); or (3) Ample shall have breached Section 3.8 in any material respect;

(B)    a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Ample set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 5.2(a) or Section 5.2(b) not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, as reasonably determined by Akerna and provided that Akerna is not then in breach of this Agreement so as to cause any condition in Section 5.3(a) or Section 5.3(c) not to be satisfied; or

(C)    there has occurred an Ample Material Adverse Effect which is not capable of being cured on or before the Outside Date; and

(vii)  by Ample if:

(A)    a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Akerna or Purchaser set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 5.3(a) or Section 5.3(c) not to be satisfied, and such conditions are incapable of being satisfied by the Outside Date, as reasonably determined by Ample and provided that Ample is not then in breach of this Agreement so as to cause any condition in Section 5.2(a) or Section 5.2(b) not to be satisfied; or

(B)    there has occurred an Akerna Material Adverse Effect which is not capable of being cured on or before the Outside Date;

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(b)    The Party desiring to terminate this Agreement pursuant to this Section 8.1 shall deliver written notice of such termination to the other Parties, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

(c)     If this Agreement is terminated in accordance with the foregoing provisions of this Section 8.1, this Agreement will forthwith become void and no Party will have any further liability or obligation to the other Parties hereunder except as provided this subsection 8.1(b), subsection 3.6(h), subsection 3.7(j), Section 10.1, Section 10.5, Section 10.9, Section 10.10 and Section 10.12, which will survive such termination. Notwithstanding the foregoing, nothing contained in this subsection 8.1(c) shall relieve any Party from liability for any fraud or wilful or intentional breach of any provision of this Agreement.

Article 9
NOTICES

9.1    Notices

All notices that may or are required to be given pursuant to any provision of this Agreement are to be given or made in writing and delivered by personal delivery or delivery by recognized commercial courier, sent by email (with confirmation of transmission) or delivered by registered mail (return receipt requested, postage prepaid), addressed as follows:

(a)     in the case of Akerna to:

Akerna Corp.
1601 Arapahoe Street

Denver, CO 80202

Attention:     Scott Sozio, President

Email:     scott.sozio@akerna.com

with a copy to:

Dentons Canada LLP
15th Floor, Bankers Court, 850 – 2nd Street S.W.
Calgary, Alberta T2P 0R8

Attention:     Courtney Burton

Email:     courtney.burton@dentons.com

(b)    in the case of Purchaser, to:

2732805 Ontario Inc.
c/o Akerna Corp.
1601 Arapahoe Street

Denver, CO 80202

Attention:     Scott Sozio, President

Email:     scott.sozio@akerna.com

(c)     in the case of Ample, to:

Ample Organics Inc.
629 Eastern Avenue, Building B

Toronto, Ontario M4M 1E4

Attention:     John Prentice

Email:     john.prentice@ampleorganics.com

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with a copy to:

Dentons Canada LLP
77 King Street West, Suite 400
Toronto-Dominion Centre
Toronto, Ontario M5K 0A1

Attention:     Eric Foster

Email:     eric.foster@dentons.com

(d)    in the case of the Shareholder Representative, to:

John Prentice

629 Eastern Avenue, Building B

Toronto, Ontario M4M 1E4

Email:     john.prentice@ampleorganics.com

or at such other address or email of which the addressee may from time to time may notify the addressor. Any notice shall be deemed to have been validly and effectively given and received (a) if sent by personal delivery or by courier on the date of actual receipt by the receiving party; (b) if sent by email on the date of transmission if a Business Day or if not a Business Day or after 5:00 p.m. (Eastern Standard Time) on the date of transmission, on the next following Business Day; or (c) if sent by certified or registered mail (postage prepaid) on the date indicated in the return receipt.

Article 10
GENERAL

10.1  Assignment, Binding Effect and Entire Agreement

(a)     Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the Parties hereto without the prior written consent of the other Parties hereto. The above notwithstanding, Akerna and/or Purchaser may assign all or any part of its rights or obligations under this Agreement and any agreements ancillary hereto to one or more of Akerna’s or Purchaser’s Affiliates, and provided further that if such assignment takes place, Akerna will continue to be fully liable as primary obligor, on a joint and several basis with any such entity, to Ample or the Ample Shareholders, as applicable, for any default in performance by the assignee of any of Akerna’s or Purchaser’s obligations hereunder.

(b)    This Agreement will be binding on and will inure to the benefit of the Parties and their respective successors and permitted assigns.

(c)     This Agreement (including the schedules attached hereto), the Akerna Disclosure Letter and the Ample Disclosure Letter constitute the entire agreement with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

10.2  Adjustments to Calculation

Notwithstanding anything in this Agreement to the contrary, in respect of each calculation hereunder based upon the 20 day volume weighted average price of the Akerna Shares as quoted on the NASDAQ, if during the referenced 20 day period there shall be any split or consolidation of the issued and outstanding Akerna Shares, then such calculation shall be appropriately adjusted to take into account for the purposes of such calculation, only the portion of such 20 day period following the completion of such split or consolidation.

10.3  Public Communications

Each Party agrees to consult with the other Parties prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press releases or otherwise make public statements with respect to this Agreement or the Arrangement. Without limiting the generality of the foregoing, no Party will issue any press release regarding the Arrangement, this Agreement or any transaction relating to this Agreement without first providing a draft of such press release to the other Parties and reasonable opportunity for comment and obtaining their consent to issue

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(which consent will not be unreasonably withheld, conditioned or delayed); provided, however, that the foregoing will be subject to each Party’s overriding obligation to make any such disclosure required in accordance with Applicable Laws. If such disclosure is required and the other Party has not reviewed or commented on or consented to the disclosure, the Party making such disclosure will use all commercially reasonable efforts to give prior oral or written notice to the other Party, and if such prior notice is not possible, to give such notice promptly following such disclosure.

10.4  Costs

Except as otherwise expressly provided for herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such cost or expense, whether or not the Arrangement is completed.

10.5  No Liability

No director or officer of Akerna shall have any personal liability whatsoever to Ample under this Agreement, or any other document delivered in connection with the transaction contemplated hereby on behalf of Akerna. No director or officer of Ample shall have any personal liability whatsoever to Akerna under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of Ample.

10.6  Severability

If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the remaining provisions or parts thereof contained herein will be and will be conclusively deemed to be severable therefrom and the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired by the severance of the provisions or parts thereof severed. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

10.7  Further Assurances

Each Party hereto will, from time to time and at all times hereafter, at the request of the another Party hereto, but without further consideration, do all such further acts, and execute and deliver all such further documents and instruments and provide all such further assurances as may be reasonably required in order to fully perform and carry out the terms and intent hereof.

10.8  Time of Essence

Time will be of the essence of this Agreement.

10.9  Applicable Laws and Enforcement

This Agreement will be governed, including as to validity, interpretation and effect, by the laws of the Province of Ontario and the laws of Canada applicable therein, and will be construed and treated in all respects as an Ontario contract. Each of the Parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement and the Arrangement. Each Party hereby waives any right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement.

10.10 Injunctive Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to equitable remedies, including specific performance, a restraining order and interlocutory, preliminary and permanent injunctive relief and other equitable relief to prevent breaches of this Agreement, any requirement for the securing or posting of any

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bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

10.11 Waiver

Any Party may, on its own behalf only: (a) extend the time for the performance of any of the obligations or acts of another Party; (b) waive compliance with another Party’s agreements or the fulfillment of any conditions to its own obligations contained herein; or (c) waive inaccuracies in another Party’s representations or warranties contained herein or in any document delivered by such other Party; provided, however, that any such extension or waiver (with respect only to the Party delivering such extension or waiver) will be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

10.12 Third Party Beneficiaries

Except as provided in subsection 3.6(h) and subsection 3.7(j), and except for the rights of the Ample Shareholders to receive the Consideration for their Ample Shares pursuant to the Arrangement following the Effective Time, which rights are hereby acknowledged and agreed by Akerna and Purchaser to be for the benefit of, and enforceable by, the Third Party Beneficiaries or the Ample Shareholders (as applicable), or on their behalf, this Agreement is not intended to confer any rights or remedies upon any Person other than the Parties to this Agreement. The provisions of subsection 3.6(h) are intended for the benefit of all present and former directors and officers of Ample, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons and his or her heirs, executors, administrators and other legal representatives, and the provisions of subsection 3.7(j) are intended for the benefit of all present and former directors and officers of Akerna and Purchaser, as and to the extent applicable in accordance with their terms, and shall be enforceable by each of such Persons and his or her heirs, executors, administrators and other legal representatives (collectively, the “Third Party Beneficiaries”), and each of Akerna, Purchaser and Ample, as applicable, shall hold the rights and benefits of subsection 3.6(h) and subsection 3.7(j) in trust for and on behalf of the Third Party Beneficiaries and each of Akerna, Purchaser and Ample hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries, and in addition to, and not in substitution for, any other rights that the Third Party Beneficiaries may have by contract or otherwise.

10.13 Counterparts, Execution

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. The Parties will be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy will be legally effective to create a valid and binding agreement between the Parties.

[Remainder of page left blank intentionally — signatures follow]

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Each of Parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

2732805 ONTARIO INC.			AKERNA CORP.
Per:	/s/ Scott Sozio	Per:	/s/ Jessica Billingsley
	Name: Scott Sozio Title: Director		Name: Jessica Billingsley Title: CEO

Signature Page — Arrangement Agreement

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AMPLE ORGANICS INC.
Per:	/s/ Peter Slater
Name: Peter Slater Title: CFO
/s/ John Prentice
JOHN PRENTICE

Signature Page — Arrangement Agreement

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SCHEDULE “A”
Arrangement Resolution

1.      The arrangement (the “Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “OBCA”) involving Ample Organics Inc. (“Ample”), pursuant to the arrangement agreement between Ample, Akerna Corp., 2732805 Ontario Inc. and John Prentice dated December 18, 2019, as it may be modified, supplemented or amended from time to time in accordance with its terms (the “Arrangement Agreement”), as more particularly described and set forth in the information circular of Ample dated [•] (the “Circular”), and all transactions contemplated thereby, are hereby authorized, approved and adopted.

2.      The plan of arrangement of Ample, as it has been or may be modified, supplemented or amended in accordance with the Arrangement Agreement and its terms (the “Plan of Arrangement”), the full text of which is set out as [Appendix •] to the Circular, is hereby authorized, approved and adopted.

3.      The: (i) Arrangement Agreement and all the transactions contemplated thereby; (ii) actions of the directors of Ample in approving the Arrangement and the Arrangement Agreement; and (iii) actions of the directors and officers of Ample in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto, and causing the performance by Ample of its obligations thereunder, are hereby ratified, authorized and approved.

4.      The Corporation is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) (the “Court”) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement.

5.      Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the holders of [Common Shares and Class A Preferred Shares of Ample] (collectively, the “Shareholders”) or that the Arrangement has been approved by the Court, the directors of Ample are hereby authorized and empowered, at their discretion and without further notice to or approval of Shareholders: (i) to amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their terms; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

6.      Any officer or director of Ample is hereby authorized and directed for and on behalf of Ample to execute, under corporate seal or otherwise, and to deliver or cause to be delivered, for filing with the Director under the OBCA, articles of arrangement and such other documents as are necessary or desirable to the Director to give effect to the Arrangement and the Plan of Arrangement and the transactions contemplated thereby in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.

7.      Any officer or director of Ample is hereby authorized and directed, for and on behalf of Ample, to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of any such other document or instrument or the doing of any such other act or thing.

A-1

SCHEDULE “B”
PLAN OF ARRANGEMENT
UNDER SECTION 182 OF THE
BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1
INTERPRETATION

1.1    Definitions

In this Plan of Arrangement, unless the context otherwise requires, the following words and terms shall have the meaning hereinafter set out:

“Affected Person” has the meaning set forth in Section 6.3;

“Affiliate” has the meaning ascribed thereto under the Securities Act;

“Akerna” means Akerna Corp., a corporation existing under the laws of Delaware;

“Akerna Bridge Loan” means any loan provided by Akerna to Ample prior to the Effective Time on such terms and conditions as may be agreed between Akerna and Ample, each acting reasonably;

“Akerna Control Transaction” has the meaning set forth in the Exchangeable Share Provisions;

“Akerna Shares” means the shares of common stock in the authorized share capital of Akerna;

“Ample” means Ample Organics Inc., a corporation existing under the laws of the Province of Ontario;

“Ample Articles” means the certificate and articles of amendment of Ample dated October 1, 2019;

“Ample Common Shares” means the common shares in the authorized capital of Ample;

“Ample Common Warrants” means all outstanding and unexpired warrants to acquire Ample Common Shares;

“Ample Meeting” means the special meeting of the Ample Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Arrangement Agreement and the Interim Order to consider, among other matters, the Arrangement Resolution;

“Ample Options” means the outstanding stock options of Ample, whether or not vested, to acquire Ample Common Shares from treasury pursuant to the Option Plan;

“Ample Preferred Shares” means each issued and outstanding series of Class A Preferred Shares in the capital of Ample, being the Class A-1 Preferred Shares, Class A-2 Preferred Shares and Class A-3 Preferred Shares;

“Ample Preferred Warrants” means all outstanding and unexpired warrants to acquire Ample Preferred Shares;

“Ample Shareholders” means the holders of Ample Shares immediately prior to the Effective Time;

“Ample Shareholders Agreement” means that certain second amended and restated unanimous shareholders’ agreement dated June 25, 2018, as amended, respecting the business and affairs of Ample;

“Ample Shares” means the Ample Common Shares and the Ample Preferred Shares;

“Ample Voting Agreement” means the voting trust agreement between John Prentice (as voting trustee), Ample and certain Ample Shareholders dated July 13, 2017;

“Ample Warrants” means collectively the Ample Common Warrants and the Ample Preferred Warrants;

“Applicable Laws” (in the context that refers to one or more Persons) means any domestic or foreign, federal, state, provincial or local law (statutory, common or otherwise, and including Applicable Securities Laws), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity, and any terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, that is binding upon or applicable to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities, as the same may be amended from time to time prior to the Effective Date;

“Applicable Securities Laws” means, collectively, and as the context may require: (a) the applicable securities legislation of each of the provinces and territories of Canada, and the rules, regulations, instruments, orders and policies published and/or promulgated thereunder; (b) the polices and rules of the NASDAQ; and (b) U.S. Securities Laws, as the foregoing may be amended from time to time prior to the Effective Date;

“Arrangement” means the arrangement under the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations to this Plan of Arrangement made in accordance with the terms of this Plan of Arrangement and the Arrangement Agreement or made at the direction of the Court in the Final Order;

“Arrangement Agreement” means the arrangement agreement dated December 18, 2019 to which this Plan of Arrangement is attached as Schedule “C”, and all schedules annexed thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

“Arrangement Resolution” means the special resolution of the Ample Shareholders approving the Arrangement which is to be considered at the Ample Meeting, substantially in the form of Schedule “B” to the Arrangement Agreement;

“Articles of Arrangement” means the articles of arrangement in respect of the Arrangement required under subsection 183(1) of the OBCA to be filed with the Director after the Final Order has been granted, giving effect to the Arrangement, which shall include this Plan of Arrangement and otherwise be in form and content satisfactory to the Parties, each acting reasonably;

“Automatic Exchange Right” has the meaning set forth in the Voting and Exchange Trust Agreement;

“Broker” has the meaning set forth in Section 6.3(a);

“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in the Province of Ontario or in the State of Colorado;

“Callco” means a direct or indirect wholly-owned Subsidiary of Akerna to be incorporated under the laws of the Province of Ontario prior to the Effective Time;

“Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement;

“Change of Law” means any amendment to the Tax Act and other applicable provincial income tax laws that permits a resident of Canada for the purposes of the Tax Act who holds Exchangeable Shares as capital property and deals at arm’s length with Akerna and Purchaser (all for the purposes of the Tax Act and other applicable provincial income tax laws), to exchange their Exchangeable Shares for Akerna Shares on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the Tax Act or applicable provincial income tax laws;

“Change of Law Call Date” has the meaning ascribed thereto in Section 7.3(b);

“Change of Law Call Purchase Price” has the meaning ascribed thereto in Section 7.3(a);

“Change of Law Call Right” has the meaning ascribed thereto in Section 7.3(a);

“Closing Cash Amount” means an amount equal to $7,500,000, minus the Closing Indebtedness Amount and the amount of the Transaction Expenses;

“Closing Indebtedness Agreements” has the meaning ascribed thereto in the Arrangement Agreement;

“Closing Indebtedness Amount” means an amount equal to the aggregate indebtedness of Ample at the Effective Time pursuant to the Closing Indebtedness Agreements and the Akerna Bridge Loan (if any);

“Closing Shares” means the Up-front Shares, less the Effective Time Shares, and less the Escrowed Shares;

“Consideration” means the Up-front Consideration, plus the Deferred Consideration;

“Court” means the Ontario Superior Court of Justice;

“CVR” means a contingent value right of Akerna issued pursuant to the Rights Indenture and entitling the holder thereof to the Deferred Consideration, if any, on the Deferred Consideration Payment Date;

“Deemed Value Amount” means an amount equal to $12.90;

“Deferred Consideration” means $10,000,000, payable in Exchangeable Shares; provided that in the event the Recurring Revenue realized during the Deferred Consideration Period is less than $9,000,000, the Deferred Consideration amount of $10,000,000 shall be reduced by an amount equal to the product of $6.67 multiplied by the difference between $9,000,000 and the amount of Recurring Revenue realized during the Deferred Consideration Period (up to a maximum reduction of $10,000,000), as calculated in the Deferred Consideration Statement;

“Deferred Consideration Payment Date” has the meaning ascribed thereto in Section 2.19(e) of the Arrangement Agreement;

“Deferred Consideration Period” means the period of time beginning on the Effective Date, and ending on the date that is 12 months after the Effective Date;

“Deferred Consideration Statement” means a statement prepared by Akerna setting forth in reasonable detail the:

(a)     amount of Recurring Revenue;

(b)    the amount Deferred Consideration payable to the holders of the CVRs; and

(c)     the expected Deferred Consideration Payment Date;

“Depositary” means any Person that Ample may appoint to act as depositary for the Ample Shares in relation to the Arrangement, with the approval of Akerna, acting reasonably;

“Director” means the Director appointed under section 278 of the OBCA;

“Dissent Rights” has the meaning set forth in Section 5.1(a);

“Dissent Shares” means Ample Shares held by a Dissenting Shareholder and in respect of which the Dissenting Shareholder has validly exercised Dissent Rights and which Dissent Rights remain valid immediately prior to the Effective Time;

“Dissenting Shareholder” means a registered Ample Shareholder who has duly exercised a Dissent Right and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of Ample Shares in respect of which Dissent Rights are validly exercised by such Ample Shareholder;

“Effective Date” means the date shown on the Certificate of Arrangement;

“Effective Date Register” means the true and complete shareholder register of Ample as of the Effective Date delivered by Ample pursuant to the Arrangement Agreement;

“Effective Time” means the time at which the Arrangement becomes effective on the Effective Date pursuant to the OBCA;

“Effective Time Shares” means that number of Exchangeable Shares that is equal to ten percent (10%) of the total aggregate number of Up-front Shares that are to be delivered by Akerna and Purchaser to the Ample Shareholders pursuant to the Arrangement Agreement;

“Eligible Holder” means an Ample Shareholder that is: (a) a resident of Canada for the purposes of the Tax Act and not exempt from tax under Part I of the Tax Act; or (b) a partnership, any member of which is a resident of Canada for the purposes of the Tax Act and not exempt from tax under Part I of the Tax Act;

“Escrow Agent” means Continental Stock Transfer & Trust Company, Inc.;

“Escrow Agreement” means the Escrow Agreement to be entered into among Akerna, the Purchaser, the Shareholder Representative and the Escrow Agent, in the form substantially in the form as set out in Schedule “E” to the Arrangement Agreement;

“Escrowed Shares” means [•] Exchangeable Shares, which number of Exchangeable Shares is equal to ten percent (10%) of the total aggregate number of Up-front Shares that are to be delivered by Akerna and Purchaser to the Ample Shareholders pursuant to the Arrangement Agreement;

“Exchange Rate” means, on any date of determination, the CAD/USD daily exchange rate quoted by the Bank of Canada three (3) Business Days prior to such date;

“Exchange Ratio” means 0.0524 of an Akerna Share;

“Exchangeable Share Consideration” has the meaning set forth in the Exchangeable Share Provisions;

“Exchangeable Share Price” has the meaning set forth in the Exchangeable Share Provisions;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be in substantially the form set out in Annex “A” to this Plan of Arrangement;

“Exchangeable Share Support Agreement” means an agreement to be made between Akerna, Purchaser and Callco substantially in the form of Schedule “D” to the Arrangement Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

“Exchangeable Share Voting Event” has the meaning set forth in the Exchangeable Share Provisions;

“Exchangeable Shares” means the redeemable preferred shares in the capital of Purchaser, having the rights, privileges, restrictions and conditions set forth the Exchangeable Share Provisions;

“Exempt Exchangeable Share Voting Event” has the meaning set forth in the Exchangeable Share Provisions;

“Final Order” means the final order of the Court approving the Arrangement pursuant to subsection 182(5) of the OBCA, in a form acceptable to both Ample and Akerna, each acting reasonably, as such order may be amended by the Court (with the consent of both Ample and Akerna, each acting reasonably) at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both Ample and Akerna, each acting reasonably) on appeal;

“Governmental Entity” means any:

(a)     national, international, multinational, federal, provincial, state, regional, municipal, local or other government or any governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau ministry or agency, domestic or foreign, including the Securities Authorities;

(b)    any subdivision, agent, commission, board or authority of any of the foregoing; or

(c)     any quasi-governmental or private body exercising any regulatory, expropriation or Taxing Authority under or for the account of any of the foregoing;

“Interim Order” means an interim order of the Court concerning the Arrangement pursuant to the OBCA in a form acceptable to both Ample and Akerna, each acting reasonably, containing declarations and directions with respect to the Arrangement and the holding of the Ample Meeting, as such order may be affirmed, amended or modified by the Court;

“Letter of Transmittal” means the letter of transmittal to be delivered by Ample to each Ample Shareholder as at the date for use in connection with the Arrangement providing for, among other things, delivery of the certificates representing such Ample Shareholder’s Ample Shares to the Depositary;

“Liens” means any hypothecs, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Applicable Laws, contract or otherwise) capable of becoming any of the foregoing;

“Liquidation Amount” has the meaning set forth in the Exchangeable Share Provisions;

“Liquidation Call Purchase Price” has the meaning set forth in Section 7.1(a);

“Liquidation Call Right” has the meaning set forth in Section 7.1(a);

“Liquidation Date” has the meaning set forth in the Exchangeable Share Provisions;

“NASDAQ” means the National Association of Securities Dealers Automated Quotations exchange;

“OBCA” means the Business Corporations Act, R.S.O. 1990, c. B.16, as amended, including the regulations promulgated thereunder;

“Option Plan” means the stock option plan of Ample, in effect as at the date hereof;

“Optionholders” means the holders of Ample Options;

“Out-of-Money Option” means each Ample Option having an aggregate exercise price for any Ample Share(s) in excess of the total value of all Up-front Consideration that would be payable hereunder in respect of such Ample Share if such Ample Share were issued and outstanding at the Effective Time;

“Out-of-Money Warrant” means each Ample Warrant having an aggregate exercise price for any Ample Share(s) in excess of the total value of all Up-front Consideration that would be payable hereunder in respect of such Ample Share if such Ample Share were issued and outstanding at the Effective Time;

“Parties” means, collectively, the parties to the Arrangement Agreement, and “Party” means any one of them;

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Plan of Arrangement” means this plan of arrangement and any amendments or variations hereto made in accordance with Section 7.2 of the Arrangement Agreement and this plan of arrangement or upon the direction of the Court in the Final Order;

“Purchaser” means 2732805 Ontario Inc., a company existing under the laws of the Province of Ontario;

“Recurring Revenue” means all recurring revenue that is derived from or that is associated with license revenue from Ample’s core seed-to-sale, AmpleCentral and “Last Call Analytics” products;

“Redemption Call Purchase Price” has the meaning set forth in Section 7.2(a);

“Redemption Call Right” has the meaning set forth in Section 7.2(a);

“Redemption Date” has the meaning set forth in the Exchangeable Share Provisions;

“Replacement Options” has the meaning set forth in the Arrangement Agreement;

“Retraction Call Right” has the meaning set forth in the Exchangeable Share Provisions;

“Rights Agent” means the rights agent appointed pursuant to the Rights Indenture;

“Rights Indenture” means the rights indenture to be entered into between Akerna, Purchaser, the Shareholder Representative and a trust company acceptable to Ample and Purchaser, as rights agent, providing for the creation and issuance of the CVRs, in the form or substantially in the form attached as Schedule “G” to the Arrangement Agreement;

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and published policies made thereunder;

“Securities Authorities” means, collectively, the securities commissions or similar securities regulatory authorities in each of the provinces of Canada;

“Shareholder Representative” means John Prentice;

“Special Voting Share” means the special voting share in the capital of Akerna to be issued by Akerna and deposited with the Trustee in accordance with the Voting and Exchange Trust Agreement, which, at any time entitles the holder of record to that number of votes at meetings of holders of Akerna Shares equal to the number of Exchangeable Shares outstanding at such time (excluding any Exchangeable Shares held by Akerna or any Affiliate);

“Subsidiary” has the meaning ascribed thereto in the Securities Act, which for certainty shall include any indirect subsidiaries;

“Tax Act” means the Income Tax Act, R.S.C. 1985, c. 1 (5th Supp.), as amended, including the regulations promulgated thereunder;

“Taxing Authority” means any Governmental Entity responsible for the imposition of any tax (domestic or foreign);

“Transaction Expenses” means all legal, advisory, accounting fees and expenses of Ample arising as a result of the Arrangement that are incurred prior to, and remain unpaid as of, the Effective Time;

“Transfer Agent” has the meaning set forth in the Exchangeable Share Provisions;

“Trustee” means the trustee to be chosen by Akerna and Ample, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement and any successor trustee appointed under the Voting and Exchange Trust Agreement;

“U.S. Exchange Act” means the United States Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“U.S. Securities Laws” means the U.S. Securities Act, the U.S. Exchange Act and applicable state securities legislation of the United States and all rules, regulations and orders promulgated thereunder, as amended from time to time;

“Up-front Consideration” means the Up-front Shares to be issued and the Closing Cash Amount to be delivered by Akerna and Purchaser at the Effective Time in accordance with the Arrangement Agreement;

“Up-front Consideration Amount” means an amount equal to $42,500,000, plus the aggregate exercise prices of all Replacement Options to be granted in exchange for Ample Options (other than Out-of-Money Options) pursuant to the Arrangement and Ample Warrants (other than Out-of-Money Warrants);

“Up-front Shares” means an aggregate number of Exchangeable Shares that is equal to the Up-front Consideration Amount, divided by the Deemed Value Amount, less (i) the aggregate number of Exchangeable Shares and/or Akerna Shares that the Optionholders would be entitled to receive exclusively as a result of the exercise immediately following the Effective Time of all Replacement Options granted in exchange for Ample Options (other than Out-of-Money Options) pursuant to the Arrangement, and less (ii) the aggregate number of Exchangeable Shares and/or Akerna Shares that the Warrantholders would be entitled to receive exclusively as a result of the exercise of all Ample Warrants (other than Out-of-Money Warrants) immediately following to the Effective Time;

“Voting and Exchange Trust Agreement” means an agreement to be made between Ample, Purchaser, Callco and the Trustee in connection with this Plan of Arrangement substantially in the form attached as Schedule “G” to the Arrangement Agreement;

“Warrantholders” means holder of Ample Warrants; and

“Withholding Obligation” has the meaning set forth in Section 6.3.

1.2    Interpretation Not Affected by Headings

The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan of Arrangement. Unless the contrary intention appears, references in this Plan of Arrangement to an Article, Section or Annex by number or letter or both refer to the Article, Section or Annex, respectively, bearing that designation in this Plan of Arrangement.

1.3    Date for any Action

If the date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

1.4    Number and Gender; Derivatives

In this Plan of Arrangement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders. If a word is defined in this Plan of Arrangement a grammatical derivative of that word will have a corresponding meaning. The words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.

1.5    References to Persons and Statutes

A reference to a Person includes any successor to that Person. A reference to any statute includes all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements or supersedes any such statute or regulation.

1.6    Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars.

1.7    Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein or in the Letter of Transmittal refer to the local time of Ample (being the time in Toronto, Ontario) unless otherwise stipulated herein or therein.

1.8    Annexes

The following annex is attached to this Plan of Arrangement and is incorporated by reference into this Plan of Arrangement and forms a part hereof:

Annex “A” – Exchangeable Share Provisions

ARTICLE 2
SHAREHOLDER REPRESENTATIVE

2.1    Shareholder Representative

(i)     In order to efficiently administer the transactions contemplated by this Plan of Arrangement, the Arrangement Agreement, the Escrow Agreement and the Rights Indenture, including: (i) the final determination of the Deferred Consideration and the allocation of the Consideration among the Ample Shareholders in accordance with the terms of this Plan of Arrangement, the Arrangement Agreement and the Ample Articles; (ii) the exercise on behalf of the Ample Shareholders of any voting rights, consent rights and/or the right to direct any votes with respect to the Special Voting Share, in each case, attaching to Up-front Shares during such time as any such Up-front Shares are held in escrow pursuant to the Escrow Agreement; (iii) the determination from time to time while the Up-front Shares (or any of them) are held in escrow pursuant to this Escrow Agreement, of the number (if any) of Up-front Shares in respect of which each Ample Shareholder shall be entitled to provide instructions with respect to the exercise of any voting rights (including any right to direct the voting of the Special Voting Share) or consent right; (iv) the waiver of any condition to the obligations of Ample or the Ample Shareholders to consummate the transactions contemplated hereby; and (v) the defense and/or settlement of any claims for which the Ample Shareholder may be required to indemnify Akerna or Purchaser pursuant to the Arrangement Agreement, the Shareholder Representative is hereby appointed as the true, exclusive and lawful representative, attorney-in-fact and agent for each Ample Shareholder in accordance with, and to the extent provided for, in the Arrangement Agreement and this Plan of Arrangement.

(ii)    The Shareholder Representative is hereby authorized to make all decisions, take all actions or do any and all thing necessary relating to: (i) the final determination of the Deferred Consideration and the allocation of the Consideration among the Ample Shareholders in accordance with the terms of this Plan of Arrangement, the Arrangement Agreement and the Ample Articles; (ii) the exercise on behalf of the Ample Shareholders of any voting rights, consent rights and/or the right to direct any votes with respect to the Special Voting Share, in each case, attaching to Up-front Shares during such time as any such Up-front Shares are held in escrow pursuant to the Escrow Agreement, (iii) the determination from time to time while the Up-front Shares (or any of them) are held in escrow pursuant to this Escrow Agreement, of the number (if any) of Up-front Shares in respect of which each Ample Shareholder shall be entitled to provide instructions with respect to the exercise of any voting rights (including any right to direct the voting of the Special Voting Share) or consent right; (iv) the waiver of any condition to the obligations of Ample or the Ample Shareholders to consummate the transactions contemplated hereby; (v) the defense and/or settlement of any claims for which the Ample Shareholder may be required to indemnify Akerna or Purchaser pursuant to the Arrangement Agreement; and (vi) any and all additional actions contemplated to be taken by the Shareholder Representative on behalf of the Ample Shareholders (or any of them) pursuant to the Arrangement Agreement, this Plan of Arrangement, the Escrow Agreement or the Rights Indenture.

(iii)   Akerna and Purchaser shall be able to rely conclusively on the instructions and decision of the Shareholder Representative as to any decision or act of the Shareholder Representative taken in accordance with the Arrangement Agreement, this Plan of Arrangement, the Escrow Agreement or the Rights Indenture and no Party shall have any cause of action against Akerna or Purchaser for any action taken in reliance upon the instructions or decisions of the Shareholder Representative.

(iv)   No Ample Shareholder shall have any cause of action against the Shareholder Representative for any action taken, decision made or instruction given by the Shareholder Representative in accordance with the Arrangement Agreement, this Plan of Arrangement, the Escrow Agreement or the Rights Indenture, except for fraud or wilful breach by the Shareholder Representative of the Arrangement Agreement, this Plan of Arrangement, the Escrow Agreement or the Rights Indenture. The Shareholder Representative shall not be liable to any Ample Shareholder for any action taken or omitted to be taken by them in connection with the Arrangement Agreement, this Plan of Arrangement, the Escrow Agreement or the Rights Indenture in good faith and in the exercise of their reasonable judgment.

ARTICLE 3
EFFECT OF ARRANGEMENT

3.1    Arrangement Agreement

This Plan of Arrangement is made pursuant to and subject to the provisions of the Arrangement Agreement. If there is any conflict or inconsistency between the provisions of this Plan of Arrangement and the provisions of the Arrangement Agreement regarding the Arrangement, the provisions of this Plan of Arrangement shall govern. This Plan of Arrangement constitutes an arrangement for the purposes of the OBCA.

3.2    Binding Effect

(a)     At the Effective Time, this Plan of Arrangement will become effective and shall be binding upon Akerna, Purchaser, Callco, Ample, the Depositary, the Trustee, the Rights Agent, the Escrow Agent, all registered and beneficial Ample Shareholders, including Dissenting Shareholders, the Optionholders and the Warrantholders, in each case without any further authorization, act or formality on the part of the Court, except as expressly provided herein.

(b)    The Articles of Arrangement shall be filed with the Director with the purpose and intent that none of the provisions of this Plan of Arrangement shall become effective unless all of the provisions of this Plan of Arrangement become effective. The Certificate of Arrangement shall be conclusive evidence that this Plan of Arrangement has become effective and that each of the provisions of Section 4.1 has become effective in the sequence set out therein.

(c)     Other than as expressly provided for herein, no portion of this Plan of Arrangement shall take effect with respect to any Party or Person until the Effective Time.

ARTICLE 4
ARRANGEMENT

4.1    Arrangement

Commencing at the Effective Time, each of the following events shall occur and shall be deemed to occur consecutively in the following order, except where noted, without any further authorization, act or formality:

(a)     the Ample Shareholders Agreement and the Ample Voting Agreement shall each be deemed to be terminated and of no further force or effect;

(b)    each Ample Shareholder (other than Dissenting Shareholders) shall be deemed to have irrevocably appointed the Shareholder Representative to act on its behalf in accordance with Section 2.1, and to have authorized the Shareholder Representative to enter into the Escrow Agreement and the Rights Indenture on behalf of such Ample Shareholder and, upon the execution and delivery of the Escrow Agreement and the Rights Indenture, the Escrow Agreement and the Rights Indenture shall each be binding upon each Ample Shareholder (other than Dissenting Shareholders) as if it had been entered into by each such Ample Shareholder directly;

(c)     each Dissent Share shall, as of the Effective Time, be deemed to be transferred and assigned by such Dissenting Shareholder, without any further act of formality on its part, to Purchaser (free and clear of all Liens) in accordance with, and for the consideration contemplated in, ARTICLE 5 and:

(i)     the registered holder thereof shall cease to be, and shall be deemed to cease to be, the registered holder of each such Dissent Share and the name of such registered holder shall be, and shall be deemed to be, removed from the central securities register maintained by or on behalf of Ample in respect of each such Dissent Share, and at such time each Dissenting Shareholder will have the rights set out in Section 5.1;

(ii)    the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each such Dissent Share; and

(iii)   Purchaser shall be and shall be deemed to be the holder of all of the outstanding Dissent Shares and the central securities register of Purchaser shall be, and shall be deemed to be, revised accordingly;

(d)    each Ample Share (other than any Ample Share held by Akerna, Purchaser or any of their respective Affiliates and any Dissent Share) shall be transferred and assigned, without any further act or formality on its part, to Purchaser (free and clear of all Liens) in exchange for the Up-front Consideration, which shall, subject Section 4.4, be delivered pursuant to Section 6.1, and:

(i)     the registered holder thereof shall cease to be, and shall be deemed to cease to be, the registered holder of each such Ample Share and the name of such registered holder shall be, and shall be deemed to be, removed from the central securities register maintained by or on behalf of Ample;

(ii)    the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign each such Ample Share; and

(iii)   Purchaser shall be and shall be deemed to be the holder of all of the outstanding Ample Shares and the central securities register maintained by or on behalf of Ample shall be, and shall be deemed to be, revised accordingly; and

(e)     concurrently with the preceding step: (i) Akerna, Callco, Purchaser and the Shareholder Representative shall execute the Exchangeable Share Support Agreement; and (ii) Akerna, Purchaser, Callco, the Trustee and the Shareholder Representative shall execute the Voting and Exchange Trust Agreement;

it being expressly provided that the events provided for in this Section 4.1 will be deemed to occur on the Effective Date, notwithstanding that certain procedures related thereto may not be completed until after the Effective Date.

4.2    Tax Election

Each beneficial owner of Ample Shares who is an Eligible Holder shall be entitled to make an income tax election pursuant to subsection 85(1) of the Tax Act, or subsection 85(2) of the Tax Act if such beneficial owner is a partnership (and in each case, where applicable, the analogous provisions of provincial income tax law), with respect to the transfer of its Ample Shares to Purchaser and the receipt of Consideration in respect thereof by providing two (2) signed copies of the necessary prescribed election form(s) (or equivalent information through an alternative document or platform, at Akerna’s discretion) to the Depositary within sixty (60) days following the Effective Date, duly completed with the details of the number of Ample Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the Tax Act (and applicable provincial income tax law), the forms will be signed by Purchaser and returned to such former beneficial owner of Ample Shares within sixty (60) days after the receipt thereof by the Depositary for filing with the Canada Revenue Agency (or the applicable provincial Taxing Authority) by such former beneficial owner. Purchaser will not be responsible for the proper completion of any election form and, except for Purchaser’s obligation to return (within sixty (60) days after the receipt thereof by the Depositary) duly completed election forms which are received by the Depositary within sixty (60) days of the Effective Date, Purchaser will not be responsible for any taxes, interest or penalties resulting from the failure by a former beneficial owner of Ample Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial legislation).

4.3    Entitlement to Cash Consideration

In any case where the aggregate cash consideration payable to a particular Ample Shareholder under the Arrangement would, but for this provision, include a fraction of a cent, the consideration payable shall be rounded down to the nearest whole cent.

4.4    No Fractional Shares

In no event shall Akerna or Purchaser be required to issue a fractional Akerna Share or a fractional Exchangeable Share. Where the aggregate number of Exchangeable Shares to be issued pursuant to the Arrangement (or Akerna Shares exchangeable for Exchangeable Shares) would result in a fraction of an Akerna Share or an Exchangeable Share being issuable, the number of Akerna Shares or Exchangeable Shares, as the case may be, to be issued shall be rounded to the nearest whole Akerna Share or Exchangeable Share, as the case may be (with fractions equal to or greater than 0.5 being rounded up and fractions less than 0.5 being rounded down).

ARTICLE 5
DISSENT RIGHTS

5.1    Dissent Rights

(a)     In connection with the Arrangement, each registered Ample Shareholder may exercise rights of dissent (“Dissent Rights”) with respect to the Ample Shares held by such Ample Shareholder pursuant to section 185 of the OBCA, as modified by the Interim Order and this Section 5.1; provided that, notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by Ample not later than 5:00 p.m. (Toronto time) two (2) Business Days immediately preceding the date of the Ample Meeting. Dissenting Shareholders who:

(i)     are ultimately entitled to be paid fair value for their Dissent Shares: (1) shall be deemed to not to have participated in the transactions in ARTICLE 4 (other than Section 4.1(c)); (2) shall be deemed to have transferred and assigned such Dissent Shares (free and clear of all Liens) to Purchaser in accordance with Section 4.1(c); (3) will be entitled to be paid the fair value of such Dissent Shares by Purchaser, which fair value, notwithstanding anything to the contrary contained in the OBCA, shall be determined as of the close of business on the day before the Arrangement Resolution was adopted at the Ample Meeting; and (4) will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Ample Shares; or

(ii)    are ultimately not entitled, for any reason, to be paid by Purchaser fair value for their Dissent Shares, shall not be reinstated as a holder of Ample Shares and shall be deemed to have participated in the Arrangement in respect of those Ample Shares on the same basis as a non-Dissenting Shareholder who did not deposit with the Depositary a duly completed and executed Letter of Transmittal and shall be entitled to receive only the Consideration set forth in Section 4.1(d), notwithstanding the provisions of section 185 of the OBCA.

(b)    In no event shall Purchaser, Akerna, Ample or any other Person be required to recognize a Dissenting Shareholder as a registered or beneficial owner of Ample Shares or any interest therein (other than the rights set out in this Section 5.1) at or after the Effective Time, and at the Effective Time the names of such Dissenting Shareholders shall be deleted from the central securities register maintained by or on behalf of Ample as at the Effective Time.

(c)     For greater certainty, in addition to any other restrictions in the Interim Order or in section 185 of the OBCA, any Person who has voted in favour of the Arrangement Resolution shall not be entitled to dissent with respect to the Arrangement. In addition, a Dissenting Shareholder may only exercise Dissent Rights in respect of all, and not less than all, of its Ample Shares.

ARTICLE 6
EXCHANGE OF CERTIFICATES AND DELIVERY OF CONSIDERATION

6.1     Certificates and Payments

(a)     Following receipt of the Final Order and prior to the Effective Time, Akerna or Purchaser shall deposit in escrow with the Depositary (the terms and conditions of such escrow to be satisfactory to the Parties, each acting reasonably) the Effective Time Shares, sufficient funds to satisfy the aggregate Closing Cash Amount and CVRs evidencing Akerna’s and Purchaser’s obligations with respect to the Deferred Consideration, in each case to the Ample Shareholders (other than Dissenting Shareholders), which Closing Cash Amount, Effective Time Shares and CVRs shall be held by the Depositary as agent for and nominee of such former Ample Shareholders for distribution to such former Ample Shareholders in accordance with the terms of the Arrangement Agreement and the provisions of this ARTICLE 6.

(b)    Following receipt of the Final Order and at or prior to the Effective Time, Akerna or Purchaser shall deposit in escrow with the Escrow Agent (the terms and conditions of such escrow to be satisfactory to the Parties, each acting reasonably) the Closing Shares to be held in escrow and distributed in accordance with the terms of the Arrangement Agreement and the Escrow Agreement.

(c)     Following receipt of the Final Order and at or prior to the Effective Time, Akerna or Purchaser shall deposit in escrow with the Escrow Agent (the terms and conditions of such escrow to be satisfactory to the Parties, each acting reasonably) the Escrowed Shares to be held in escrow and distributed in accordance with the terms of the Arrangement Agreement and the Escrow Agreement.

(d)    At the Effective Time, Akerna or Purchaser shall deliver the Special Voting Share to the Trustee in accordance with the Voting and Exchange Trust Agreement.

(e)     Upon surrender to the Depositary for cancellation of a certificate or certificates which immediately prior to the Effective Time represented outstanding Ample Shares that were transferred pursuant to Section 4.1(d), together with a duly completed and executed Letter of Transmittal and any such additional documents and instruments as the Depositary may reasonably require or as would have been required to effect such transfer under applicable securities transfer legislation, the OBCA and the Ample Articles after giving effect to Section 4.1(c), the former registered holder of the Ample Shares represented by such surrendered certificate (other than Dissenting Shareholders) shall be entitled to receive in exchange therefor, and the Depositary shall deliver to each Ample Shareholder in accordance with the Arrangement Agreement and the written instructions of the Shareholder Representative, the Up-front Consideration and CVRs that each Ample Shareholder has the right to receive under the Arrangement at the Effective Time for such Ample Shares, less any amounts withheld pursuant to Section 6.3, and any certificate so surrendered shall forthwith be cancelled.

(f)     From and after the Effective Time and until surrendered for cancellation as contemplated by this ARTICLE 6, each certificate that immediately prior to the Effective Time represented one or more Ample Shares (other than Ample Shares held by Akerna, Purchaser or any of their respective Affiliates) shall be deemed at all times to represent only the right to receive in exchange therefor the Up-front Consideration that the holder of such certificate is entitled to receive in accordance with Section 4.1 and this ARTICLE 6, less any amounts withheld pursuant to Section 6.3.

(g)    The entitlement of each Ample Shareholder to the Consideration (or any portion thereof) shall be as prescribed by the Ample Articles, as determined by the Shareholder Representative acting reasonably and with reference to the Effective Date Register. In accordance with the Ample Articles and in furtherance of the foregoing sentence, the Consideration (or any portion thereof) shall be allocated as and when it is payable to the Ample Shareholders without regard for, and without taking into account, any portion of the Consideration that has not yet been paid to the Ample Shareholders at such time and/or which remains subject to any escrow. For the purposes of allocating the Consideration (or any portion thereof) as and when it is due and payable to the Ample Shareholders, (i) the fair market value of each Exchangeable Share or Akerna Share released from escrow pursuant to the Escrow Agreement shall be equal to the five (5) day volume weighted average price of an Akerna Share (converted to Canadian dollars from US dollars using the Exchange Rate as of the date that such Exchangeable Share and/or Akerna Share is released from escrow in accordance with the Escrow Agreement) as quoted on the NASDAQ on the last trading day immediately preceding the date that such Exchangeable Share and/or Akerna Share is released from escrow in accordance with the Escrow Agreement; and (ii) the fair market value of each Exchangeable Share issued in respect of the Deferred Consideration shall be equal to the five (5) day volume weighted average price of an Akerna Share (converted to Canadian dollars from US dollars using the Exchange Rate as of the Deferred Consideration Payment Date) as quoted on the NASDAQ on the last trading day immediately preceding the Deferred Consideration Payment Date.

6.2    Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Ample Shares that were transferred pursuant to Section 4.1(c) was lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the Consideration deliverable in accordance with such holder’s duly completed and executed Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such cash is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to Akerna and the Depositary (each acting reasonably) in such sum as Akerna may direct, or otherwise indemnify Akerna, Purchaser and Ample in a manner satisfactory to Akerna, Purchaser and Ample, each acting reasonably, against any claim that may be made against Akerna, Purchaser or Ample with respect to the certificate alleged to have been lost, stolen or destroyed.

6.3    Withholding Rights

Akerna, Purchaser, Callco, Ample, the Depositary, the Escrow Agent or the Trustee shall be entitled to deduct and withhold, or direct Akerna, Purchaser, Callco, Ample, the Depositary, the Escrow Agent, the Trustee or the Rights Agent to deduct and withhold on their behalf, from any amount payable to any Person under this Plan of Arrangement (an “Affected Person”), such amounts as Akerna, Purchaser, Callco, Ample, the Depositary, the Escrow Agent, the Trustee or the Rights Agent determines, each acting reasonably, are required or permitted to be deducted and withheld with respect to such payment under the Tax Act, the United States Internal Revenue Code or any provision of any other Applicable Laws (a “Withholding Obligation”). To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes hereof as having been paid to the Affected Person in respect of which such deduction and withholding was made. Akerna, Purchaser, Callco, Ample, the Depositary, the Escrow Agent, the Trustee and the Rights Agent shall also have the right to:

(a)     deduct, withhold and sell, or direct Akerna, Purchaser, Callco, Ample, the Depositary, the Escrow Agent, the Trustee or the Rights Agent to deduct, withhold and sell on their behalf, on their own account or through a broker (a “Broker”), and on behalf of any Affected Person; or

(b)    require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker pay the proceeds of such sale to Akerna, Purchaser, Callco, Ample, the Depositary, the Escrow Agent or the Trustee as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction), such number of Exchangeable Shares (or the Akerna Shares exchanged therefor) delivered or deliverable to such Affected Person pursuant to this Plan of Arrangement or the Exchangeable Share Provisions as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any Exchangeable Shares to be sold in accordance with this Section 6.3 shall first be exchanged for Akerna Shares in accordance with their terms and the Akerna Shares delivered in respect of such shares shall be sold. Any such sale of Akerna Shares shall be affected on a public market and as soon as practicable following the Effective Date. None of Akerna, Purchaser, Callco, Ample, the Depositary, the Escrow Agent, the Trustee, the Rights Agent or the Broker will be liable for any loss arising out of any sale of such Akerna Shares, including any loss relating to the manner or timing of such sales, the prices at which the Akerna Shares are sold or otherwise.

6.4    Distributions with respect to Unsurrendered Share Certificates

No dividend or other distribution declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be delivered to the holder of any unsurrendered certificate that, immediately prior to the Effective Time, represented outstanding Ample Shares unless and until the holder of such certificate shall have complied with the provisions of Section 6.1 or Section 6.2. Subject to Applicable Laws and to Section 6.3, at the time of such compliance, there shall, in addition to the delivery of Consideration to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such Exchangeable Shares.

6.5    Limitation and Proscription

To the extent that a former Ample Shareholder shall not have complied with the provisions of Section 6.1 or Section 6.2 on or before the date that is six (6) years after the Effective Date (the “final proscription date”), then the Consideration that such former Ample Shareholder was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and the Consideration to which such former Ample Shareholder was entitled, shall be delivered to Akerna or Purchaser, as applicable, by the Depositary and the Exchangeable Shares forming part of the Consideration shall be deemed to be cancelled, and the interest of the former Ample Shareholder in such Exchangeable Shares (and any dividend or other distribution referred to in Section 6.4) to which it was entitled shall be terminated as of such final proscription date, and the certificates formerly representing Ample Shares shall cease to represent a right or claim of any kind or nature as of such final proscription date. Any payment made by way of cheque by the Depositary pursuant to this Plan of Arrangement that has not been deposited or has been returned to the Depositary or that otherwise remains unclaimed, in each case, on or before the final proscription date shall cease to represent a right or claim of any kind or nature and the right of any Ample Shareholder to receive the Consideration for Ample Shares pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to Purchaser.

6.6    No Liens

Any exchange or transfer of Ample Shares pursuant to this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

6.7    Ample Options and Warrants

(a)     Subject to Applicable Laws and to the receipt of the approval of NASDAQ:

(i)     Each Ample Warrant outstanding at the Effective Time shall be continued on the same terms and conditions as were applicable immediately prior to the Effective Time;

(ii)    Each Ample Option outstanding at the Effective Time (whether vested or unvested) shall be exchanged for a Replacement Option to acquire, on the same terms and conditions as were applicable under such Ample Option immediately prior to the Effective Time, such number of Akerna Shares as is equal to (A) that number of Ample Shares that were issuable upon the exercise of such Ample Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number of Akerna Shares, at an exercise price per Akerna Share equal to the greater of the quotient determined by dividing (X) the exercise price per Ample Share at which such Ample Option was exercisable immediately prior to the Effective Time, by (Y) the Exchange Ratio, rounded up to the nearest whole cent, and such minimum amount that meets the requirements of paragraph 7(1.4)(c) of the Tax Act.

(b)    Pursuant to the terms of the Ample Options, Ample may facilitate the acceleration of the vesting of any unvested Ample Options subject to accelerated vesting on a change of control of Ample as may be necessary or desirable to allow all Optionholders to exercise their respective Ample Options for the purpose of participating in the Arrangement.

6.8    Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Ample Shares issued prior to the Effective Time; (ii) the rights and obligations of the registered holders of Ample Shares (other than Akerna, Purchaser or any of their respective Affiliates), and of Ample, Akerna, Purchaser, the Depositary, the Escrow Agent, the Trustee, the Rights Agent and any transfer agent or other depositary in relation thereto, shall be solely as provided for in this Plan of Arrangement and the Arrangement Agreement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Ample Shares shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 7
CERTAIN RIGHTS OF AKERNA AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES

7.1    Liquidation Call Right

In addition to the rights contained in the Exchangeable Share Provisions (including, without limitation, the Retraction Call Right), Akerna and Callco shall have the following rights in respect of the Exchangeable Shares:

(a)     Subject to the proviso in Section 7.1(b) that Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which Akerna has not exercised the Liquidation Call Right, Akerna and Callco shall each have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Purchaser or any other distribution of the assets of Purchaser among its shareholders for the purpose of winding up its affairs, pursuant to Section 5 of the Exchangeable Share Provisions, and subject to the sale and purchase contemplated by the Automatic Exchange Right, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Akerna or any of its Affiliates) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Akerna or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Call Purchase Price”) in accordance with Section 7.1(c). In the event of the exercise of the Liquidation Call Right by Akerna or Callco, as the case may be, each such holder of Exchangeable Shares (other than Akerna and its Affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to Akerna or Callco, as the case may be, on the Liquidation Date upon payment by Akerna or Callco, as the case may be, to such holder of the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and Purchaser shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.

(b)    Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which Akerna has not exercised the Liquidation Call Right. To exercise the Liquidation Call Right, Akerna or Callco must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and Purchaser of its intention to exercise such right: (i) in the case of a voluntary liquidation, dissolution or winding-up of Purchaser or any other voluntary distribution of the assets of Purchaser among its shareholders for the purpose of winding up its affairs, at least thirty (30) days before the Liquidation Date; or (ii) in the case of an involuntary liquidation, dissolution or winding-up of Purchaser or any other involuntary distribution of the assets of Purchaser among its shareholders for the purpose of winding up its affairs, at least five (5) Business Days before the Liquidation Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Akerna and/or Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which Akerna or Callco may exercise the Liquidation Call Right. If Akerna and/or Callco exercises the Liquidation Call Right, then on the Liquidation Date, Akerna and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Akerna or any of its Affiliates) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)     For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, Akerna and/or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the aggregate Liquidation Call Purchase Price for all holders of the Exchangeable Shares (other than Akerna and its Affiliates), less any amounts withheld pursuant to Section 6.3. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Akerna and its Affiliates) shall cease to be holders of the Exchangeable Shares on and after the Liquidation Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Akerna Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles of Purchaser, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Akerna and/or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive. If neither Akerna nor Callco exercises the Liquidation Call Right in the manner described above, each holder of Exchangeable Shares will be entitled to receive, on the Liquidation Date, the Liquidation Amount otherwise payable by Purchaser in respect of the Exchangeable Shares held by such holder in connection with the liquidation, dissolution or winding-up of Purchaser or any distribution of the assets of Purchaser among its shareholders for the purpose of winding up its affairs pursuant to Section 5 of the Exchangeable Share Provisions.

7.2    Redemption Call Right

In addition to the rights contained in the Exchangeable Share Provisions (including, without limitation, the Retraction Call Right), Akerna and Callco shall have the following rights in respect of the Exchangeable Shares:

(a)     Subject to the proviso in Section 7.2(b) that Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which Akerna has not exercised the Redemption Call Right, and notwithstanding the proposed redemption of the Exchangeable Shares by Purchaser pursuant to Section 7 of the Exchangeable Share Provisions, Akerna and Callco shall each have the overriding right (the “Redemption Call Right”) to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Akerna or any of its Affiliates) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Akerna or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Redemption Date (the “Redemption Call Purchase Price”) in accordance with Section 7.2(c). In the event of the exercise of the Redemption Call Right by Akerna or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell all of the

Exchangeable Shares held by the holder to Akerna or Callco, as the case may be, on the Redemption Date upon payment by Akerna or Callco, as the case may be, to such holder of the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration), and Purchaser shall have no obligation to redeem, or to pay the Redemption Price (as defined in the Exchangeable Share Provisions) in respect of, such shares so purchased.

(b)    Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which Akerna has not exercised the Redemption Call Right. To exercise the Redemption Call Right, Akerna or Callco must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and Purchaser of its intention to exercise such right: (i) in the case of a redemption occurring as a result of an Akerna Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, on or before the Redemption Date; and (ii) in any other case, at least thirty (30) days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Akerna and/or Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which Akerna or Callco may exercise the Redemption Call Right. If Akerna and/or Callco exercises the Redemption Call Right, Akerna and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Akerna or any of its Affiliates) will sell, on the Redemption Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)     For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, Akerna and/or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the aggregate Redemption Call Purchase Price less any amounts withheld pursuant to Section 6.3. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Akerna and its Affiliates) shall cease to be holders of the Exchangeable Shares on and after the Redemption Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Akerna Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles of Purchaser, as applicable, and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Akerna and/or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive. If neither Akerna nor Callco exercises the Redemption Call Right in the manner described above, each holder of Exchangeable Shares will be entitled to receive, on the Redemption Date, the Redemption Price otherwise payable by Callco in respect of the Exchangeable Shares held by such holder in connection with the redemption of the Exchangeable Shares pursuant to Section 7 of the Exchangeable Share Provisions.

7.3    Change of Law Call Right

In addition to the rights contained in the Exchangeable Share Provisions (including, without limitation, the Retraction Call Right), Akerna and Callco shall have the following rights in respect of the Exchangeable Shares:

(a)     Subject to the proviso in Section 7.3(b) that Callco shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which Akerna has not exercised the Change of Law Call Right, Akerna and Callco shall each have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Akerna or any of its Affiliates) on the Change of Law Call Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by Akerna or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Change of Law Call Date (the “Change of Law Call Purchase Price”) in accordance with Section 7.3(c). In the event of the exercise of the Change of Law Call Right by Akerna or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by the holder to Akerna or Callco, as the case may be, on the Change of Law Call Date upon payment by Akerna or Callco, as the case may be, to such holder of the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(b)    Callco shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which Akerna has not exercised the Change of Law Call Right. To exercise the Change of Law Call Right, Akerna or Callco must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and Callco of its intention to exercise such right at least thirty (30) days before the date (the “Change of Law Call Date”) on which Akerna or Callco, as the case may be, shall acquire the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Akerna and/or Callco has exercised the Change of Law Call Right forthwith after receiving notice of such exercise from Akerna and/or Callco. If Akerna and/or Callco exercises the Change of Law Call Right, Akerna and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is Akerna or any of its Affiliates) will sell, on the Change of Law Call Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Change of Law Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)     For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, Akerna and/or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the Exchangeable Share Consideration representing the aggregate Change of Law Call Purchase Price less any amounts withheld pursuant to Section 6.3. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than Akerna and its Affiliates) shall cease to be holders of the Exchangeable Shares on and after the Change of Law Call Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the aggregate Change of Law Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of the Akerna Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles of Purchaser, as applicable and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Akerna and/or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

ARTICLE 8
AMENDMENTS

8.1    Amendments

(a)     The Parties reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that any such amendment, modification or supplement must be agreed to in writing by each of Parties and filed with the Court, and, if made following the Ample Meeting, then: (i) approved by the Court; and (ii) if the Court directs, approved by the Ample Shareholders and communicated to the Ample Shareholders if and as required by the Court, and in either case in the manner required by the Court.

(b)    Subject to the provisions of the Interim Order, any amendment, modification or supplement to this Plan of Arrangement, if agreed to by the Parties, may be proposed by Ample and Akerna at any time prior to or at the Ample Meeting, with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Ample Meeting shall become part of this Plan of Arrangement for all purposes.

(c)     Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Ample Meeting will be effective only if it is agreed to in writing by each of the Parties and, if required by the Court, by some or all of the Ample Shareholders voting in the manner directed by the Court.

(d)    Any amendment, modification or supplement to this Plan of Arrangement may be made by the Parties without the approval of or communication to the Court or the Ample Shareholders, provided that it concerns a matter which, in the reasonable opinion of Ample and Akerna is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any of the Ample Shareholders.

(e)     This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the Arrangement Agreement.

ARTICLE 9
FURTHER ASSURANCES

9.1    Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out in this Plan of Arrangement.

ANNEX “A”
TO THE PLAN OF ARRANGEMENT

EXCHANGEABLE SHARE PROVISIONS

Please see attached.

SCHEDULE “C”

FORM OF

EXCHANGEABLE SHARE SUPPORT AGREEMENT

THIS EXCHANGEABLE SHARE SUPPORT AGREEMENT made as of • among Akerna Corp., a corporation existing under the laws of the State of Delaware (“Akerna”), 2732804 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Callco”), and 2732805 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Exchangeco”).

RECITALS:

A.     In connection with an arrangement agreement (the “Arrangement Agreement”) dated December 18, 2019 among Akerna, Exchangeco and Ample Organics Inc. (“Ample”), Exchangeco is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of Ample pursuant to an arrangement under the Business Corporations Act (Ontario) (the “Arrangement”) on the terms and conditions set out in the Plan of Arrangement (as defined in the Arrangement Agreement).

B.      Pursuant to the Arrangement Agreement, Akerna, Callco and Exchangeco are required to enter into an exchangeable share support agreement (the “Agreement”) substantially in the form of this Agreement.

In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the parties hereby agree as follows:

Article 1

AND INTERPRETATION

1.1    Defined Terms

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Exchangeco, unless the context requires otherwise.

1.2    Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3    Number and Gender

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4    Date of any Action

If the date on which any action is required to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5    Statutes

Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

Article 2

COVENANTS OF AKERNA AND EXCHANGECO

2.1    Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by Akerna or its affiliates are outstanding, Akerna shall:

(a)     not take any action that will result in the declaration or payment of any dividend or make any other distribution on the Akerna Shares unless:

(i)     Exchangeco shall: (A) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”); and (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law and the Exchangeable Share Provisions, of any such Equivalent Dividend; or

(ii)    if the dividend or other distribution is a stock or share dividend or distribution of stock or shares, and if Exchangeco so chooses as an alternative to taking the action described in (i), in lieu of such dividend or other distribution on the Akerna Shares, Exchangeco shall:

(A)    effect a corresponding, contemporaneous and economically equivalent subdivision of the outstanding Exchangeable Shares (as determined in accordance with the Exchangeable Share Provisions) (an “Equivalent Stock Subdivision”); and

(B)    have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)    advise Exchangeco sufficiently in advance of the declaration by Akerna of any dividend or other distribution on the Akerna Shares and take all such other actions as are reasonably necessary or desirable, in co-operation with Exchangeco, to ensure that:

(i)     the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the Akerna Shares; or

(ii)    the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock or share dividend or distribution of stock or shares, in lieu of such a dividend or other distribution on the Akerna Shares and that such Equivalent Stock Subdivision shall comply with the requirements of the stock exchange on which the Exchangeable Shares are then listed;

(c)     take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to deliver or cause to be delivered Akerna Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 5,6 or 7, as the case may be, of the Exchangeable Share Provisions;

(d)    take all such actions and do all such things as are reasonably necessary or desirable to enable and permit the Trustee in accordance with applicable law to perform its obligations under the Voting and Exchange Trust Agreement, including, without limitation, all such actions and all such things as are reasonably necessary or desirable to enable and permit the Trustee in its capacity as trustee under the Voting and Exchange Trust Agreement to exercise such number of votes in respect of an Akerna Meeting or an

Akerna Consent (as such terms are defined in the Voting and Exchange Trust Agreement) as is equal to the aggregate number of Exchangeable Shares outstanding at the relevant time other than those held by Akerna and its affiliates;

(e)     take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Akerna or Callco, as the case may be, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right (as defined in the Plan of Arrangement) or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Akerna or Callco, as the case may be, to deliver or cause to be delivered Akerna Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be; and

(f)     not exercise its vote as a shareholder of Exchangeco to initiate the voluntary liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs.

2.2    Segregation of Funds

Akerna will cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay or otherwise satisfy its obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, in each case once such amounts become payable under the terms of this Agreement or the Exchangeable Share Provisions. Exchangeco will use such funds, assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

2.3    Reservation of Akerna Shares

Akerna hereby represents, warrants and covenants in favour of Exchangeco and Callco that Akerna has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Akerna Shares (or other shares or securities into which Akerna Shares may be reclassified or changed as contemplated by Section 2.7):

(a)     as is equal to the sum of: (i) the number of Exchangeable Shares issued and outstanding from time to time; and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and

(b)    as are now and may hereafter be required to enable and permit each of Akerna, Callco and Exchangeco to meet its obligations under the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions and any other security or commitment relating to the Arrangement pursuant to which Akerna may now or hereafter be required to issue or cause to be issued Akerna Shares.

2.4    Notification of Certain Events

In order to assist Akerna to comply with its obligations hereunder and to permit Akerna or Callco to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as applicable, Exchangeco shall notify Akerna and Callco of each of the following events at the time set forth below:

(a)     in the event of any determination by the board of directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)    promptly upon the earlier of: (i) receipt by Exchangeco of notice of; and (ii) Exchangeco otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

(c)     immediately, upon receipt by Exchangeco of a Retraction Request;

(d)    on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions;

(e)     as soon as practicable upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement); and

(f)     promptly, upon receiving notice of a Change of Law (as such term is defined in the Plan of Arrangement).

2.5    Delivery of Akerna Shares

Upon notice from Callco or Exchangeco of any event that requires Callco or Exchangeco to deliver or cause to be delivered Akerna Shares to any holder of Exchangeable Shares, Akerna shall forthwith issue and deliver or cause to be delivered the requisite number of shares of Akerna Shares for the benefit of Callco or Exchangeco, as appropriate, and Callco or Exchangeco, as the case may be, shall forthwith cause to be delivered the requisite number of Akerna Shares to be received by or for the benefit of the former holder of the surrendered Exchangeable Shares. All such Akerna Shares shall be duly authorized and validly issued as fully paid, non-assessable, free of preemptive rights and shall be free and clear of any lien, claim or encumbrance.

2.6    Qualification of Akerna Shares

(1)    Akerna covenants and agrees that it shall: (a) file a registration statement (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “1933 Act”) to register any and all of the Akerna Shares to be issued or delivered to holders of the Exchangeable Shares by Akerna or Callco (including, for greater certainty, pursuant to the Exchange Right or the Automatic Exchange Right); (b) cause the Registration Statement to become effective prior to the time that any Exchangeable Shares are first issued; and (c) cause the Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding, in each case unless the issuance of such securities is exempt from any requirement for registration under the 1933 Act and all applicable state securities laws. Without limiting the generality of the foregoing, Akerna and Callco each covenant and agree that it will to make such filings and seek such regulatory consents and approvals as are necessary so that the Akerna Shares to be issued or delivered to holders of Exchangeable Shares by Akerna or Callco pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities laws, and applicable securities laws in Canada and shall ensure that the Akerna Shares will not be “restricted securities” within the meaning of Rule 144 under the 1933 Act. Akerna will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Akerna Shares to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding Akerna Shares have been listed by Akerna and remain listed and are quoted or posted for trading at such time.

(2)    Notwithstanding any other provision of the Exchangeable Share Provisions, or any term of this Agreement, the Voting and Exchange Trust Agreement or the Plan of Arrangement, no Akerna Shares shall be issued (and Akerna will not be required to issue any Akerna Shares) in connection with any liquidation, dissolution or winding-up of Exchangeco, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of Akerna Shares would not be permitted by applicable laws.

2.7    Economic Equivalence

(1)    So long as any Exchangeable Shares not owned by Akerna or its affiliates are outstanding:

(a)     Akerna shall not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions:

(i)      issue or distribute Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares) to the holders of all or substantially all of the then outstanding Akerna Shares by way of stock or share dividend or other distribution, other than an issue of Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares) to holders of Akerna Shares: (A) who exercise an option to receive dividends in Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares) in lieu of receiving cash dividends; or (B) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement; or

(ii)    issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Akerna Shares entitling them to subscribe for or to purchase Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares); or

(iii)   issue or distribute to the holders of all or substantially all of the then outstanding Akerna Shares: (A) shares or securities of Akerna of any class other than Akerna Shares (or securities convertible into or exchangeable for or carrying rights to acquire Akerna Shares); (B) rights, options, warrants or other assets other than those referred to in Section 2.7(1)(a)(ii); (C) evidence of indebtedness of Akerna; or (D) assets of Akerna;

unless, in each case, Exchangeco issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Akerna in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(b)    Akerna shall not without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions:

(i)     subdivide, redivide or change the then outstanding Akerna Shares into a greater number of Akerna Shares; or

(ii)    reduce, combine, consolidate or change the then outstanding Akerna Shares into a lesser number of Akerna Shares; or

(iii)   reclassify or otherwise change the Akerna Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Akerna Shares;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Akerna in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Arrangement Agreement and the Plan of Arrangement.

(2)    The board of directors of Exchangeco shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of may determine), “economic equivalence” for the purposes of any event referred to in Section 2.7(1)(a) or Section 2.7(1)(b) and each such determination shall be conclusive and binding on Akerna. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Exchangeco to be relevant, be considered by the board of directors of Exchangeco:

(a)     in the case of any stock or share dividend or other distribution payable in Akerna Shares, the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Akerna Shares previously outstanding;

(b)    in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each Akerna Share and the Current Market Price of an Akerna Share, the price volatility of the Akerna Shares and the terms of any such instrument;

(c)     in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Akerna of any class other than Akerna Shares, any rights, options or warrants other than those referred to in Section 2.7(2)(b), any evidences of indebtedness of Akerna or any assets of Akerna), the relationship between the fair market value (as determined by the board of directors of Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Akerna Share and the Current Market Price of an Akerna Share;

(d)    in the case of any subdivision, redivision or change of the then outstanding Akerna Shares into a greater number of Akerna Shares or the reduction, combination, consolidation or change of the then outstanding Akerna Shares into a lesser number of Akerna Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting Akerna Shares, the effect thereof upon the then outstanding Akerna Shares; and

(e)     in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Akerna Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(3)    Exchangeco agrees that, to the extent required, upon due notice from Akerna, Exchangeco shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Akerna Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8    Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Akerna Shares (an “Offer”) is proposed by Akerna or is proposed to Akerna or its shareholders and is recommended by the board of directors of Akerna, or is otherwise effected or to be effected with the consent or approval of the board of directors of Akerna, and the Exchangeable Shares are not redeemed by Exchangeco or purchased by Akerna or Callco pursuant to the Redemption Call Right, Akerna and Exchangeco will use reasonable efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Akerna and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Akerna Shares, without discrimination. Without limiting the generality of the foregoing, Akerna and Exchangeco will use reasonable efforts in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Exchangeco to redeem, or Akerna or Callco to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of an Akerna Control Transaction.

2.9    Akerna and Affiliates Not to Vote Exchangeable Shares

Each of Akerna and Callco covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Each of Akerna and Callco further covenants and agrees that it shall not, and shall cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (Ontario) (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares; provided however, for further clarity, that this Section 2.9 shall not in any way restrict the right of Akerna or any of its affiliates to vote their common shares of Exchangeco in accordance with the Exchangeable Share Provisions.

2.10  Ordinary Market Purchases

For greater certainty, nothing contained in this Agreement, including without limitation the obligations of Akerna contained in Section 2.8, shall limit the ability of Akerna (or any of its affiliates) to make ordinary market or other voluntary purchases of Akerna Shares in accordance with applicable laws and regulatory or stock exchange requirements.

2.11  Ownership of Outstanding Shares

Without the prior approval of Exchangeco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions, Akerna covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares not owned by Akerna or its affiliates are outstanding, Akerna will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Exchangeco and Callco. Notwithstanding the foregoing, Akerna shall not be in violation of this Section 2.11 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Akerna or the Akerna Shares pursuant to any merger or similar transaction involving Akerna pursuant to which Akerna is not the surviving corporation.

Article 3

AKERNA SUCCESSORS

3.1    Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by Akerna or its affiliates are outstanding, Akerna shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation or merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)     such other person or continuing corporation (the “Akerna Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Akerna Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Akerna Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of Akerna under this Agreement; and

(b)    such transaction shall be upon such terms and conditions as to preserve and not to impair any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2    Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Akerna Successor and such other person that may then be the issuer of the Akerna Shares shall possess and from time to time may exercise each and every right and power of Akerna under this Agreement in the name of Akerna or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Akerna or any officers of Akerna may be done and performed with like force and effect by the directors or officers of such Akerna Successor.

3.3    Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing: (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Akerna (other than Exchangeco or Callco) with or into Akerna; (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Akerna (other than Exchangeco or Callco), provided that all of the assets of such subsidiary are transferred to Akerna or another wholly-owned direct or indirect subsidiary of Akerna; (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Akerna among the shareholders of such subsidiary for the purpose of winding up its affairs; and (d) any such transactions are expressly permitted by this Article 3.

3.4    Successorship Transaction

Notwithstanding the foregoing provisions of this Article 3, in the event of an Akerna Control Transaction:

(a)     in which Akerna merges or amalgamates with, or in which all or substantially all of the then outstanding Akerna Shares are acquired by, one or more other corporations to which Akerna is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)    which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)     in which all or substantially all of the then outstanding Akerna Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) or another corporation (the “Other Corporation”) that, immediately after such Akerna Control Transaction, owns or controls, directly or indirectly, Akerna;

then all references herein to “Akerna” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Akerna Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the Plan of Arrangement or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Akerna Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the Plan of Arrangement, or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Akerna Control Transaction and the Akerna Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

Article 4

GENERAL

4.1    Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than Akerna and any of its affiliates.

4.2    Changes in Capital of Akerna and Exchangeco

Notwithstanding the provisions of Section 4.4, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either Akerna Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Akerna Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3    Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4    Amendments, Modifications

Subject to Section 4.2, Section 4.3 and Section 4.5 this Agreement may not be amended or modified except by an agreement in writing executed by Akerna, Callco and Exchangeco and approved by the holders of the Exchangeable Shares in accordance with Section 11(b) of the Exchangeable Share Provisions. No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5    Ministerial Amendments

Notwithstanding the provisions of Section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)     adding to the covenants of any or all of the parties hereto if the board of directors of each of Akerna, Callco and Exchangeco shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)    evidencing the succession of Akerna Successors and the covenants of and obligations assumed by each such Akerna Successor in accordance with the provisions of Article 3;

(c)     making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Akerna, Callco and Exchangeco, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)    making such changes or corrections hereto which, on the advice of counsel to Akerna, Callco and Exchangeco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the boards of directors of each of Akerna, Callco and Exchangeco shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6    Meeting to Consider Amendments

Exchangeco, at the request of Akerna, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4. Any such meeting or meetings shall be called and held in accordance with the articles of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

4.7    Escrow Agreement

Notwithstanding any other provision hereof, the parties hereto acknowledge and agree that the Exchangeable Shares and Akerna Shares are, as at the date hereof, subject to the terms and conditions of the Escrow Agreement (as defined in the Arrangement Agreement), and for so long as such shares continue to be subject to the Escrow Agreement, any transfer or exchange of Exchangeable Shares pursuant to this Agreement will be made subject to the Escrow Agreement and any Exchangeable Share consideration issued in respect of Exchangeable Shares will be subject to the Escrow Agreement.

4.8    Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9    Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)     In the case of Akerna, at the following address:

Akerna Corp.

1601 Arapahoe Street

Denver, CO 80202

Attention:	Scott Sozio, President
Email:	scott.sozio@akerna.com

with copies (which shall not constitute notice) to:

Dentons Canada LLP

15th Floor, Bankers Court, 850 – 2nd Street S.W.

Calgary, Alberta T2P 0R8

Attention:	Courtney Burton
Email:	courtney.burton@dentons.com

(b)    In the case of Callco or Exchangeco, at the following address:

Akerna Corp.

1601 Arapahoe Street

Denver, CO 80202

Attention:	Scott Sozio, President
Email:	scott.sozio@akerna.com

with copies (which shall not constitute notice) to:

Dentons Canada LLP

15th Floor, Bankers Court, 850 – 2nd Street S.W.

Calgary, Alberta T2P 0R8

Attention:	Courtney Burton
Email:	courtney.burton@dentons.com

and such notice or other communication shall be deemed to have been given and received: (x) if delivered on a Business Day prior to 5:00 p.m. (local time in the place where the notice or other communication is received), on the date of delivery; or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

4.10  Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11  Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AKERNA CORP.
By:
Name:
Title:
2732804 ONTARIO INC.
By:
Name:
Title:
2732805 ONTARIO INC.
By:
Name:
Title:

SCHEDULE “D”
ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made as of [•], 2020,

AMONG:
AKERNA CORP., a company existing under the laws of the State of Delaware (“Akerna”);

AND
2732805 ONTARIO INC., a company existing under the laws of the Province of Ontario (“Exchangeco”);

AND
JOHN PRENTICE, an individual resident in the Province of Ontario (hereinafter referred to as the “Shareholder Representative”);

AND
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, INC., a trust company licensed to carry on business in all Provinces of Canada (the “Escrow Agent”).

WHEREAS pursuant to an arrangement agreement dated December 18, 2019 (the “Arrangement Agreement”) entered into among Akerna, Exchangeco, Ample Organics Inc. (“Ample”) and the Shareholder Representative, the parties thereto have agreed that Akerna will purchase, through its wholly-owned subsidiary, Exchangeco, all of the issued and outstanding common and preferred shares in the capital of Ample (the “Ample Shares”) by way of an arrangement under section 182 of the OBCA;

AND WHEREAS pursuant to the Arrangement Agreement, Akerna and Exchangeco have agreed to pay to the shareholders of Ample as a portion of the consideration for the Ample Shares, redeemable preferred shares in the capital of Exchangeco (“Exchangeable Shares”);

AND WHEREAS pursuant to the Arrangement, the Shareholder Representative has been appointed as the true, exclusive and lawful representative, attorney-in-fact and agent for the Ample Shareholders in connection with this Agreement and is thereby authorized to make all decisions, take all actions or do any and all thing necessary on their behalf relating to the matters contained herein;

AND WHEREAS the Arrangement Agreement contemplates that Akerna and Exchangeco will deposit in escrow certain Exchangeable Shares with the Escrow Agent, to be contributed, held and distributed by the Escrow Agent subject to the terms and conditions hereof;

AND WHEREAS the foregoing recitals are representations and statements of fact made by the parties hereto and not by the Escrow Agent.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the foregoing recitals, the covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.      Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

(a)     “Affiliate” has the meaning ascribed thereto under the Securities Act (Ontario) and the rules, regulations and published policies made thereunder.

(b)    “Akerna Shares” means the shares in the common stock in the share capital of Akerna.

(c)     “Ample Shareholders” means the holders of issued and outstanding shares in the capital of Ample immediately prior to the Closing Time that are entitled to receive Exchangeable Shares in accordance with the Arrangement Agreement and the Plan of Arrangement.

(d)    “Arrangement” means an arrangement under the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or any variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement.

(e)     “Business Day” means a day on which banks are generally open for the transaction of commercial business in Toronto, Ontario, or Denver, Colorado but does not in any event include a Saturday or Sunday or statutory holiday in Ontario or Colorado.

(f)     “Callco” means 2732804 Ontario Inc..

(g)    “Claim Notice” means written notification of a Claim pursuant to the Arrangement Agreement containing:

(i)     a description and the amount of Damages incurred or reasonably expected to be incurred by Akerna or Exchangeco, as applicable; and

(ii)    a statement that Akerna or Exchangeco, as applicable, is entitled to indemnification under Article 6 of the Arrangement Agreement for such Damages and a reasonable explanation of the basis therefor.

(h)    “Claims” means any claim by Akerna or Exchangeco for indemnification in accordance with the Arrangement Agreement.

(i)     “Closing Date” means [•], 2020.

(j)     “Closing Shares” means [•] Exchangeable Shares deposited into escrow pursuant to this Agreement on the date hereof.

(k)    “Closing Time” means the time at which the Arrangement becomes effective on the Closing Date pursuant to the OBCA.

(l)     “Court” means the Ontario Superior Court of Justice.

(m)   “Damages” means any and all claims, debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, reasonable fees and expenses of attorneys, accountants, financial advisors, investigators, and other experts, and other reasonable expenses of litigation, arbitration or other dispute resolution procedures).

(n)    “Deposited Shares” means, collectively, the Closing Shares and the Escrowed Shares.

(o)    “Escrowed Shares” means [•] Exchangeable Shares deposited into escrow pursuant to this Agreement on the date hereof.

(p)    “Exchangeco Articles” means the articles of incorporation of Exchangeco, as may be amended by any articles of amendment.

(q)    “Final Order” means an order issued by a court of competent jurisdiction, accompanied by a written certification from counsel for the instructing party attesting that such order is final and not subject to further proceedings or appeal along with a written instruction from an authorized representative of such instructing party given to effectuate such order and the Escrow Agent shall be entitled to conclusively rely upon any such certification and instruction and shall have no responsibility to review the order to which such certification and instruction refers or to make any determination as to whether such order is final;

(r)     “Final Release Date” has the meaning specified in Section 7(b);

(s)     “Joint Instructions” means joint, written instructions executed by each of Akerna and the Shareholder Representative substantially in the formed attached as Schedule “A”.

(t)     “OBCA” means the Business Corporations Act, R.S.O. 1900, c. B.16, as amended, including the regulations promulgated thereunder.

(u)    “Person” means any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate group, body corporate, corporation, unincorporated association or organization, governmental entity, syndicate or other entity, whether or not having legal status.

(v)    “Plan of Arrangement” means the plan of arrangement set forth in Schedule “B” to the Arrangement Agreement, as such plan of arrangement may be amended or supplemented from time to time.

(w)    “Resignation Date” has the meaning specified in Section 16(a).

(x)    “Shareholder Correspondence” has the meaning specified in Section 6(b).

(y)    “Trustee” means Continental Stock Transfer & Trust Company, Inc., acting in its capacity as trustee pursuant to the Voting and Exchange Trust Agreement.

(z)     “Unresolved Claims” means all Claims asserted against an Ample Shareholder pursuant to the delivery of a Claim Notice in accordance with this Agreement and the Arrangement Agreement prior to the Final Release Date and that are not resolved as of the Final Release Date.

(aa)   “Voting and Exchange Trust Agreement” means the Voting and Exchange Trust Agreement entered into by Akerna, Exchangeco, Callco, the Trustee and the Shareholder Representative as of the date hereof.

2.     Appointment of Escrow Agent. Akerna, Exchangeco and the Shareholder Representative hereby appoint the Escrow Agent to act as agent on their behalf pursuant to this Agreement, and the Escrow Agent hereby accepts such appointment on the terms and conditions of this Agreement.

3.     Delivery of the Escrowed Shares. Akerna and Exchangeco hereby deposit with the Escrow Agent a total of [•] Exchangeable Shares, representing in the aggregate the Deposited Shares. The Deposited Shares shall be registered in the name of the Escrow Agent and shall be held and retained by the Escrow Agent until released from escrow solely in accordance with the terms and conditions of this Agreement.

4.     Retention in Escrow. The Deposited Shares and all cash and all other securities and property as may be held by the Escrow Agent from time to time in accordance with the terms hereof, including, any securities or other property that may be issued in connection with share splits, share dividends, distributions, combinations, exchanges and like transactions affecting the Deposited Shares (or any of them) shall be held by the Escrow Agent in escrow pursuant to the terms hereof and for the limited purposes specified herein. Unless otherwise expressly stated herein, the Deposited Shares shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the prior written consent of the Shareholder Representative and Akerna being given to the Escrow Agent.

5.      Reorganizations, Dividends etc.

(a)     If, during the period in which any of the Deposited Shares are held in escrow pursuant to this Agreement, a share split or consolidation, share dividend, recapitalization, exchange or similar transaction affecting the share capital of Exchangeco occurs, then in each such event, the Deposited Shares so affected and that are then held in escrow pursuant to this Agreement shall be released and remitted by the Escrow Agent to such Person(s) in order to give effect to such share split or consolidation, share dividend, recapitalization, exchange or similar transaction.

(b)    Subject to Section 10, any cash, securities or other property that is issued from time to time with respect to any Deposited Shares or other property then held in escrow pursuant to this Agreement shall be deposited in escrow with the Escrow Agent and shall be held on the same terms as the Deposited Shares or other property with respect to which such cash, securities or other property shall have been delivered.

6.      Voting of Deposited Shares

(a)     Grant of Power of Attorney and Proxy. The Escrow Agent, as holder of record of the Deposited Shares, to the extent that such shares are held in escrow pursuant to this Agreement, hereby irrevocably appoints the Shareholder Representative as its true, exclusive and lawful representative, attorney-in-fact, agent and proxy:

(i)     to exercise any and all voting rights held by the Escrow Agent in its capacity as a Beneficiary (as such term is defined in the Voting and Exchange Trust Agreement) under the Voting and Exchange Trust Agreement, including, without limitation, to direct and instruct the Trustee with respect to the voting of the Special Voting Share (as such term is defined in the Voting and Exchange Trust Agreement) in accordance with the Voting and Exchange Trust Agreement and with respect to all rights granted to Beneficiaries under the Voting and Exchange Trust Agreement respecting (A) the attendance at meetings of the shareholders of Akerna and the voting of the Special Voting Share thereat, and (B) the provision of any consents in writing that are sought by Akerna from holders of Akerna Shares; and

(ii)    to attend any meeting of the holders of Exchangeable Shares, including any adjournment or postponement thereof, on behalf of the Escrow Agent, and to exercise any and all rights with respect to the voting of the Deposited Shares registered in the name of the Escrow Agent and held in escrow pursuant to this Agreement, including the right to vote the Deposited Shares in respect of any matter, question, proposal or proposition whatsoever that may properly come before the holders of Exchangeable Shares at any meeting of Exchangeco or in any consent sought by Exchangeco, as applicable, for such time as any Deposited Shares remain in escrow pursuant to this Agreement.

(b)    Delivery of Meeting Materials. Akerna and Exchangeco shall deliver to the Shareholder Representative and each Ample Shareholder any notice or correspondence (“Shareholder Correspondence”) required to be delivered to the registered holders of Exchangeable Shares at the same time, in the same form and on the same basis as Akerna, Exchangeco or the Trustee are required under applicable law, by contract, or otherwise, to deliver such notice or other correspondence to registered holders of Exchangeable Shares. Concurrently with the delivery of any Shareholder Correspondence in respect of which any voting rights (including any right to direct the voting of the Special Voting Share) or consent rights attaching to the Exchangeable Shares shall arise, Akerna and Exchangeco shall deliver to each Ample Shareholder:

(i)     a statement that such Ample Shareholder is entitled to instruct the Shareholder Representative as to the exercise of voting rights (including any right to direct the voting of the Special Voting Share) or consent rights attaching to such portion of the Deposited Shares as the Shareholder Representative shall determine in accordance with the Arrangement Agreement and Plan of Arrangement;

(ii)    a form of direction whereby the Ample Shareholder may so direct and instruct the Shareholder Representative; and

(iii)   a statement of the time by which such instructions must be received by the Shareholder Representative in order to be binding upon them and the method for revoking or amending any such instructions.

(c)     Exercise of Voting Rights. The Shareholder Representative has been granted the authority under the Arrangement Agreement and the Plan of Arrangement, in its capacity as the representative, attorney-in-fact and agent for each Ample Shareholder, to determine from time to time while the Deposited Shares (or any of them) are held in escrow pursuant to this Agreement, the number (if any) of all Deposited Shares in respect of which each Ample Shareholder shall be entitled to provide instructions with respect to the exercise of any voting rights (including any right to direct the voting of the Special Voting Share) or any consent rights. The Shareholder Representative hereby agrees and covenants that it shall exercise any voting rights (including any right to direct the voting of the Special Voting Share) or consent rights attaching to each Deposited Shares exclusively in accordance with the written instructions of the Ample Shareholder that the Shareholder Representative has determined, in accordance with the Arrangement Agreement and the Plan of Arrangement, is entitled to provide instructions with respect to such Deposited Share.

7.      Release of Deposited Shares.

(a)     On the Business Day that is six (6) months following the Closing Date, provided that any Closing Shares remain subject to escrow at such times, Akerna and the Shareholder Representative shall deliver Joint Instructions to the Escrow Agent directing the release from escrow to the Ample Shareholders of that number of Closing Shares equal to the lesser of (i) fifty percent (50%) of the Closing Shares first deposited into escrow pursuant to this Agreement, and (ii) the number of Closing Shares then held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim in respect of fraud.

(b)    On the Business Day that is nine (9) months following the Closing Date, provided that any Closing Shares remain subject to escrow at such times, Akerna and the Shareholder Representative shall deliver Joint Instructions to the Escrow Agent directing the release from escrow to the Ample Shareholders of that number of Closing Shares equal to the lesser of (i) thirty percent (30%) of the Closing Shares first deposited into escrow pursuant to this Agreement, and (ii) the number of Closing Shares then held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim in respect of fraud.

(c)     On the Business Day that is twelve (12) months following the Closing Date (the “Final Release Date”), provided that any Closing Shares or Escrowed Shares, as the case may be, remain subject to escrow at such time, Akerna and the Shareholder Representative shall deliver Joint Instructions to the Escrow Agent directing the release from escrow to the Ample Shareholders of:

(i)     All, but not less than all, of the Closing Shares that are held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim in respect of fraud; and

(ii)    all, but not less than all, of the Escrowed Shares held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim.

(d)    Upon receipt by the Escrow Agent of Joint Instructions from time to time directing the release from escrow of Deposited Shares in accordance with Sections 7(a), 7(b) or 7(c), the Escrow Agent is hereby irrevocably authorized and directed, in each case, to release, transfer and deliver such Deposited Shares in accordance with Section 9(a).

8.      Indemnification Claims.

(a)     If Akerna or Exchangeco provides to the Shareholder Representative a Claim Notice on or before the Final Release Date and otherwise in accordance with Section 6.3(a) of the Arrangement Agreement, Akerna or Exchangeco, as applicable, shall concurrently provide a copy of the same Claim Notice to the Escrow Agent.

(b)    If in respect of any Claim Notice that has been received by the Escrow Agent on or before 5:00 p.m. (Eastern Standard Time) on the Final Release Date, then the Escrow Agent shall hold the portion of the Deposited Shares that are subject to such Claim Notice until the Escrow Agent receives either (i) Joint Instructions authorizing the release to Akerna and/or Exchangeco of all or any portion of the Deposited Shares that are subject to such Claim Notice, or (ii) a Final Order directing the release to Akerna and/or Exchangeco of all or any portion of the portion of the Deposited Shares that are subject to such Claim Notice. Within five (5) Business Days after the Escrow Agent’s receipt of such Joint Instructions or Final Order, as the case may be, the Escrow Agent shall release from escrow the portion of the Deposited Shares required to be released in accordance with such Joint Instructions or Final Order.

(c)     On the Final Release Date, the Shareholder Representative and Akerna shall jointly provide a certificate to the Escrow Agent setting forth the aggregate amount of all Unresolved Claims as of the Final Release Date based on all Claim Notices submitted in accordance with this Agreement and the Arrangement Agreement prior to the Final Release Date.

(d)    Following the Final Release Date, within five (5) Business Days after the Escrow Agent’s receipt of Joint Instructions or Final Order, in either case, containing the final determination of any Unresolved Claims, the Escrow Agent shall (i) first, distribute from the Deposited Shares to Akerna and/or Exchangeco an amount equal to the lesser of (A) such portion of the Deposited Shares to be released to Akerna and/or Exchangeco pursuant to such Joint Instructions or Final Order, as the case may be, and (B) the portion of the Deposited Shares remaining in escrow pursuant to this Agreement and available to satisfy such Claim at such time, and (ii) second, after distributing any Deposited Shares pursuant to Section 8(d)(i), distribute from the Deposited Shares to the Ample Shareholders the remaining amount of any Deposited Shares then held by the Escrow Agent.

9.      Allocation of Released Shares.

(a)    All Deposited Shares released by the Escrow Agent to the Ample Shareholders in accordance with the terms of this Agreement shall be transferred to such Ample Shareholders in such proportions as the Shareholder Representative shall direct in writing, which direction shall be provided by the Shareholder Representative to the Escrow Agent within two (2) Business Days of the date on which any Deposited Shares are directed to be released to the Ample Shareholders pursuant to any Joint Instructions or Final Order.

(b)    Upon the release and transfer of Deposited Shares to Ample Shareholders pursuant to this Agreement, each of Akerna and Exchangeco shall take all steps reasonably required to facilitate such transfer, including obtaining all approvals and consents, and executing all such documents and instruments, as may be reasonably required to complete the release and transfer of Deposited Shares to the Ample Shareholders (or any of them) in accordance with this Agreement.

10.    Exchange of Exchangeable Shares.

(a)     During such time as any Deposited Shares are held in escrow pursuant to this Agreement, neither the Escrow Agent nor the Shareholder Representative shall be required to act upon or otherwise give effect to any request by any Ample Shareholder that the Escrow Agent or Shareholder Representative request or otherwise cause the exchange of any Deposited Shares at the option or election of the registered holder thereof for any shares in the capital of Akerna, whether pursuant to the Voting and Exchange Trust Agreement or in accordance with the terms of Exchangeco Articles.

(b)    If at any time, Exchangeable Shares comprising part of the Deposited Shares subject to escrow hereunder are to be exchanged pursuant to a call right granted to Akerna or any of its Affiliates pursuant to the Voting and Exchange Trust Agreement, the Plan of Arrangement or the terms of Exchangeco Articles, Akerna shall notify the Escrow Agent in writing with a simultaneously delivered notice from Akerna or its Affiliates with respect to the exercise of such call right. Subject to Section 10(c), the Escrow Agent shall deliver the Akerna Shares to be issued in exchange for the Exchangeable Shares to the Person designated in the notice in the manner and at the time and place specified in the notice. The terms and procedures for any such exchange shall be as set forth in the Plan of Arrangement, the Exchangeco Articles and the Voting and Exchange Trust Agreement (copies of which have been delivered to the Escrow Agent), as applicable.

(c)     Within five (5) Business Days following the exchange of any Deposited Shares for shares in the capital of Akerna (or any other Person) pursuant to the exercise by Akerna or any of its Affiliates of any call right provided for the Plan of Arrangement, the Exchangeco Articles or the Voting and Exchange Trust Agreement, Akerna and the Shareholder Representative shall deliver Joint Instructions to the Escrow Agent instructing the Escrow Agent to release to the Ample Shareholders all but not less than all of the Deposited Shares that are then held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim.

11.     Termination of Escrow. Upon release and distribution by the Escrow Agent of all Deposited Shares and any other property subject to escrow and/or distribution pursuant to this Agreement, this Agreement shall terminate, provided, however, that the termination of this Agreement shall be without prejudice to any rights and obligations accrued prior to such termination and shall not in any way limit the indemnification obligations of the Ample Shareholders as set out in the Arrangement Agreement.

12.     Shareholder Representative. The Shareholder Representative, or any successor hereafter appointed, shall be discharged of its duties hereunder upon appointment of a successor Shareholder Representative appointed in accordance with applicable law. Each such successor Shareholder Representative shall have all the power, authority, rights and privileges conferred upon the original Shareholder Representative, and the term “Shareholder Representative” as used herein shall be deemed to include such successor Shareholder Representative.

13.    Responsibility of the Escrow Agent; Indemnification.

(a)     The parties hereto acknowledge and agree that the Escrow Agent acts hereunder as a depositary only and (i) shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument, statement, certificate, request or other document deposited with it (including, without limitation, the Arrangement Agreement), for the form or execution of such documents, for the identity, authority or right of any Person or party executing or depositing such instruments or for determining or compelling compliance therewith, and shall not otherwise be bound thereby; (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent; (iii) shall not be required to take notice of any default or to take any action with respect to such default; (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for determining the accuracy thereof; and, (v) may employ and consult counsel satisfactory to it, including in-house counsel for any of the parties hereto, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

(b)    The Escrow Agent may employ such counsel, accountants, engineers, appraisers, other experts, agents, agencies and advisors as it may reasonably require for the purpose of discharging its duties under this Agreement, and the Escrow Agent may act and shall be protected in acting or not acting in good faith on the opinion or advice or on information obtained from any such parties and shall not be responsible for any misconduct on the part of any of them. The reasonable costs of such services shall be added to and be part of the Escrow Agent’s fee hereunder.

(c)     The Escrow Agent retains the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(d)    No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability in the performance of its duties or the exercise of any of its rights or powers unless indemnified and funded as provided for herein, other than as a result of its own gross negligence or bad faith.

(e)     The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or wilful misconduct.

(f)     The Escrow Agent shall incur no liability with respect to the delivery or non-delivery of any cash or securities whether delivered by hand, wire transfer, registered mail or bonded courier.

(g)    The forwarding of a cheque by the Escrow Agent will satisfy and discharge the liability for any cash amounts due to the extent of the sum or sums represented thereby (plus the amount of any tax deducted or withheld as required by law) unless such cheque is not honoured on presentation; provided that in the event of non-receipt of such cheque by the payee, or loss or destruction thereof, the Escrow Agent upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, will issue to such payee a replacement cheque for the amount of such cheque.

(h)    Akerna shall pay the costs and expenses reasonably incurred by the Escrow Agent’s services hereunder, in connection with the administration of the escrow created hereby or the performance or observance of its duties hereunder; covered by the remuneration are included, without limitation, all out-of-pocket expenses and disbursements incurred or made by the Escrow Agent in the administration of its services and duties created hereby, in excess of its compensation for normal services or not (including the reasonable fees and disbursements of its outside counsel and other outside advisors required for discharge of its duties hereunder). Any amount owing under this Section 13(h) and unpaid thirty (30) days after request for such payment will bear interest from the expiration of such thirty (30) days at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand. The Escrow Agent is not required to effect any partial or full release unless its fees and expenses are paid in full. The parties hereto further agree that any residual fees or expenses incurred by the Escrow Agent after termination of the Agreement will be reimbursed by Akerna.

(i)     Akerna agrees to indemnify the Escrow Agent and its officers, directors, employees, agents, successors and assigns and hold it and them harmless from and against any loss, fee, claim, demand, penalty, liability, damage, cost and expense of any nature incurred by the Escrow Agent and its officers, directors, employees, agents, successors and assigns arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to, reasonable attorneys’ fees and other costs and expenses of defending or preparing to defend against any claim of liability, unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s or its officers’, directors’, employees’ agents’, successors’ or assigns’ gross negligence or wilful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the release of all property held in escrow pursuant to this Agreement, the resignation or removal of the Escrow Agent or the termination of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, any liability of the Escrow Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by Akerna to the Escrow Agent under this Agreement in the twelve (12) months immediately prior to the Escrow Agent receiving the first notice of the claim.

(j)     Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Escrow Agent shall not be liable under any circumstances whatsoever for any: (i) breach by any other party of securities law or other rule of any securities regulatory authority; (ii) lost profits; or (iii) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

(k)    The Escrow Agent does not have any interest in the Deposited Shares but is serving as escrow agent only and having only possession thereof.

(l)     The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing, and signed by the parties hereto and if its duties herein are affected, unless it shall have given its prior written consent thereto.

(m)   The Escrow Agent accepts the duties and responsibilities under this Agreement as agent and no trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as trustee.

(n)    The Escrow Agent shall have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of the Deposited Shares or any other property subject to escrow.

(o)    The Escrow Agent shall have no responsibility for escrow securities that it has released to a securityholder or at a securityholder’s direction according to this Agreement.

(p)    The Escrow Agent is authorized to hold such escrow securities in electronic or uncertificated form only, pending release of such securities from escrow.

(q)    The Escrow Agent shall have no responsibility with respect to any escrow securities in respect of which no share certificate or other evidence or electronic or uncertificated form of these securities has been delivered to it, or otherwise received by it.

(r)     The Escrow Agent shall have no responsibility or liability for any diminution in the value of any of the Deposited Shares or any securities which may be deposited with it hereunder.

(s)     This Section 13 shall survive notwithstanding any termination of the Agreement or the resignation or removal of the Escrow Agent.

14.     Dispute Resolution. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Deposited Shares or any other property subject to escrow hereunder, or should any claim be made against the Escrow Agent or upon such shares by a third party, the Escrow Agent, upon receipt of notice of such dispute or claim, is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability, all or any of said escrowed shares, until such dispute shall have been settled either by the mutual written agreement of the parties involved, or by a final order, decree or judgment of a court or arbitrator of competent jurisdiction, the time for perfection of an appeal of such order, decree or judgment having expired. A copy of any such settlement or final order, decree or judgment of a court or arbitrator of competent jurisdiction shall be delivered to the Escrow Agent by Akerna and the Shareholder Representative forthwith upon receipt thereof. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Deposited Shares or any other property subject to escrow hereunder. In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Deposited Shares or any other property subject to escrow hereunder, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

15.     Arbitration. Any disputes with respect to this Agreement shall be resolved by arbitration and any party may demand by written notice to the other party that the matter be submitted to arbitration. The notice shall set out the reasons for the dispute and reasonable details to support the dispute. The parties hereto shall cooperate in completing any arbitration as expeditiously as possible, the procedure to commence no later than thirty (30) days from the date the notice was sent, and the arbitrator may hire such experts as may appear to be appropriate. All of the costs and expenses of the arbitration shall be borne equally by Akerna and the Shareholder Representative. Any award rendered by the arbitrator shall be final and binding on the parties.

16.    Resignation of Escrow Agent; Successor by Merger.

(a)     The Escrow Agent may at any time resign as such, subject to this Section 16, by delivering written notice of resignation to the other parties to this Agreement and by delivering all Deposited Shares subject to escrow (less any portion thereof previously distributed in accordance with this Agreement) to any successor escrow agent designated by Akerna and the Shareholder Representative, jointly, or by a court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier to occur of (the “Resignation Date”): (i) the appointment of a successor escrow agent as aforesaid or by a court of competent jurisdiction; or (ii) the day which is thirty (30) days after the date of delivery of the Escrow Agent’s written notice of resignation to the other parties hereto, or such shorter notice as the parties accept as sufficient. If the Escrow Agent has not received written notice of the designation of a successor escrow agent by the Resignation Date, the Escrow Agent’s sole responsibility after such time shall be to retain and safeguard the Deposited Shares and all other property subject to escrow until receipt of written notice of the designation of a successor escrow agent hereunder or pursuant to a final non-appealable order of a court of competent jurisdiction. If a successor escrow agent has not been appointed within ninety (90) days of the date of the delivery of its written notice of resignation, the Escrow Agent shall deliver the Deposited Shares and all other property subject to escrow (less any portion thereof previously distributed in accordance with this Agreement) to the legal counsel designated by Akerna and the Shareholder Representative, jointly, and all of the Escrow Agent’s duties and obligations under this Agreement shall thereupon cease immediately. Failing such designation by Akerna and the Shareholder Representative, jointly, the Escrow Agent shall deliver such Deposited Shares to a court of competent jurisdiction directed to hold such shares for the benefit of Akerna and the Shareholder Representative, whereupon this Agreement shall terminate and the Escrow Agent shall have no further duties and obligations under this Agreement. Akerna and the Shareholder Representative, acting together, shall have power at any time to remove the existing Escrow Agent and to appoint a successor escrow agent.

(b)    If any Deposited Shares and all other property subject to escrow or other property is to be released hereunder to a party who has become bankrupt, has gone into liquidation or has otherwise become incapable of performing their rights and responsibilities under this Agreement, the Escrow Agent shall forthwith deliver such shares to the estate and other representatives of such party. If all of the parties hereunder have become bankrupt, have gone into liquidation or have otherwise become incapable of performing their rights and responsibilities under this Agreement, the Escrow Agent shall forthwith deliver the Deposited Shares and all other property subject to escrow to the estate and other representatives of such party, and provide written notice to all of the other parties to this Agreement of the disposition of such shares. Upon such delivery of shares, this Agreement shall terminate and the Escrow Agent shall have no further duties and obligations.

(c)     In the event of the Escrow Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, Akerna and the Shareholder Representative, jointly, shall forthwith appoint a successor escrow agent; failing such appointment by Akerna and the Shareholder Representative, the retiring Escrow Agent, acting alone, may apply, at the expense of Akerna and the Shareholder Representative, jointly, to a justice of the Court on such notice as such justice may direct, for the appointment of a successor escrow agent; but any successor escrow agent so appointed by the Court shall be subject to removal as aforesaid.

(d)    Any successor escrow agent appointed under any provision of this Section 16 shall be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by the applicable legislation for any other jurisdiction, in such other jurisdictions. On any such appointment, the successor escrow agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Escrow Agent hereunder. At the request of Akerna and the Shareholder Representative, or the successor escrow agent, the retiring Escrow Agent, upon payment of the amounts, if any, due to it pursuant to this Agreement, including any amounts owing to it in respect to outstanding fees, disbursements and interest thereon, shall duly assign, transfer and deliver to the successor escrow agent all property and money held, and all records kept, by the retiring Escrow Agent hereunder or in connection herewith.

(e)     Any corporation into or with which the Escrow Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Escrow Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Escrow Agent shall be the successor to the Escrow Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor escrow agent hereunder.

17.    Anti-money Laundering.

(a)     Each party to this Agreement (in this paragraph referred to as a “representing party”), other than the Escrow Agent, hereby represents to the Escrow Agent that any account to be opened by, or interest to held by, the Escrow Agent in connection with this Agreement, for or to the credit of such representing party, either: (i) is not intended to be used by or on behalf of any third party (other than an Ample Shareholder); or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Escrow Agent a declaration, in the Escrow Agent’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party (other than an Ample Shareholder).

(b)    The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Escrow Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the other parties to this Agreement, provided: (i) that the Escrow Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

18.    Privacy. The parties acknowledge that the Escrow Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)     to provide the services required under this Agreement and other services that may be requested from time to time;

(b)    to help the Escrow Agent manage its servicing relationships with such individuals;

(c)     to meet the Escrow Agent’s legal and regulatory requirements; and

(d)    if Social Insurance Numbers are collected by the Escrow Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

(e)     Each party acknowledges and agrees that the Escrow Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Agreement for the purposes described above and, generally, in the manner and on the terms described in its privacy policies, which the Escrow Agent shall make available on its website, [•], or upon request, including revisions thereto. The Escrow Agent may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

19.    Notices. Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by personal delivery, nationally recognized overnight courier (with all fees prepaid), email (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid), addressed:

to Akerna and Exchangeco at:

Akerna Corp.
1601 Arapahoe Street
Denver, CO 80202
Attention:	Scott Sozio, President
Email:	Scott.sozio@akerna.com

With a copy to Dentons Canada LLP (which copy shall not constitute notice hereunder) at:

Dentons Canada LLP
15th Floor, Bankers Court, 850 – 2nd Street S.W.
Calgary, Alberta T2P 0R8
Attention:	Courtney Burton
Email:	courtney.burton@dentons.com

to the Shareholder Representative at:

John Prentice
14A Bingham Ave.
Toronto, ON M4E 3P9
Attention:	John Prentice
Email:	john.prentice@ampleorganics.com

With a copy to Dentons Canada LLP (which copy shall not constitute notice hereunder) at:

Dentons Canada LLP
77 King Street West, Suite 400
Toronto-Dominion Centre
Toronto, Ontario M5K 0A1
Attention:	Eric Foster
Email:	Eric.foster@dentons.com

to the Escrow Agent at:

Continental Stock Transfer & Trust Company, Inc.
[Address]
Attention:	[•]
Email:	[•]

Any such communication shall be deemed to have been validly and effectively given and received (a) if sent by personal delivery or by courier (all fees prepaid) on the date of actual receipt by the receiving party; (b) if sent by email on the date of transmission if a Business Day or if not a Business Day or after 5:00 p.m. (Eastern Standard Time) on the date of transmission, on the next following Business Day; or (c) if sent by certified or registered mail (postage prepaid) on the date indicated in the return receipt. Any party to this Agreement may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

20.     Miscellaneous.

(a)     This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart by facsimile (followed by the originally executed document forwarded promptly thereafter to the other party hereto), each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

(b)    This Agreement or any provision hereof may be amended or waived only by written instrument duly signed by the party against whom such amendment or waiver is sought to be enforced.

(c)     No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver be binding unless executed in writing by the party to be bound by the waiver.

(d)    No failure on the part of Akerna, Exchangeco or the Shareholder Representative to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

(e)     If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall remain in full force and effect.

(f)     This Agreement is for the sole and exclusive benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other Person any rights, remedies or any other type or types of benefits.

(g)    No party may assign its rights hereunder without the prior written consent of the other parties.

(h)    This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

(i)     This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(j)     The Schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it. This Agreement shall override the Schedules attached hereto to the extent of any inconsistency.

(k)    Any reference to time of day or date means the local time or date in Toronto, Ontario, Canada.

21.    Force Majeure. Except for the payment obligations of Akerna contained herein, none of the parties shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, strikes, lockouts, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 21.

22.     Interpretation.

(a)     The division of this Agreement into Sections, subsections and other portions and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation hereof. Unless otherwise indicated, all references to a “Section” followed by a number and/or a letter refer to the specified Section or subsection of this Agreement.

(b)    Unless the context otherwise requires, in this Agreement, words importing the singular number include the plural and vice versa, and words importing the use of any gender include all genders. If a word is defined in this Agreement a grammatical derivative of that word will have a corresponding meaning. The words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”.

(c)     Whenever any payment shall be due, any period of time shall begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, and such other actions shall be taken, as the case may be, on, or as of, or from a period ending on, the next succeeding Business Day.

(d)    All sums of money that are referred to in this Agreement are expressed in lawful money of Canada unless otherwise noted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

AKERNA CORP.

By:
Authorized Signing Officer

2732805 ONTARIO INC.

By:
Authorized Signing Officer

John Prentice, in his capacity as Shareholder Representative

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, INC.

By:
Authorized Signing Officer

[Share Escrow Agreement]

SCHEDULE A

Form of Joint Instruction

Date: •, 200•

TO:     Continental Stock Transfer & Trust Company, Inc. (“Escrow Agent”)

Pursuant to the Escrow Agreement entered into as of l, 2020 by and among Akerna Corp. (“Akerna”), 2732805 Ontario Inc. (“Exchangeco”), John Prentice (“Shareholder Representative”) and the Escrow Agent (the “Escrow Agreement”), you are hereby instructed to release out of the Deposited Shares (as defined in the Escrow Agreement), the following amount of shares: ____________________________.

AKERNA CORP.
By:
Authorized Signing Officer

2732805 ONTARIO INC.

By:
Authorized Signing Officer

John Prentice, in his capacity as Shareholder Representative

SCHEDULE “E”
FORM OF
VOTING AND EXCHANGE TRUST AGREEMENT

THIS VOTING AND EXCHANGE TRUST AGREEMENT made as of [•] among Akerna Corp., a corporation existing under the laws of the State of Delaware (“Akerna”), 2732804 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Callco”), 2732805 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Exchangeco”), and Continental Stock Transfer & Trust Company (the “Trustee”).

RECITALS:

A.     In connection with an arrangement agreement (the “Arrangement Agreement”) dated December 18, 2019 among Akerna, Exchangeco and Ample Organics Inc. (“Ample”), Exchangeco is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares and Class A Preferred Shares of Ample pursuant to an arrangement under the Business Corporations Act (Ontario) on the terms and conditions set out in the Plan of Arrangement (as defined in the Arrangement Agreement).

B.      Pursuant to the Arrangement Agreement, Akerna, Callco and Exchangeco are required to enter into a voting and exchange trust agreement (the “Agreement”) substantially in the form of this Agreement.

C.     These recitals and any statements of fact in this Agreement are made by Akerna, Callco and Exchangeco and not by the Trustee.

In consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

Article 1
DEFINITIONS AND INTERPRETATION

1.1    Definitions

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Exchangeco and the following terms shall have the following meanings:

“1933 Act” has the meaning ascribed thereto in Section 5.10;

“Agreement” has the meaning ascribed thereto in Recital B;

“Akerna” has the meaning ascribed thereto in the introductory paragraph;

“Akerna Consent” has the meaning ascribed thereto in Section 4.2;

“Akerna Meeting” has the meaning ascribed thereto in Section 4.2;

“Akerna Successor” has the meaning ascribed thereto in Section 10.1(a);

“Ample” has the meaning ascribed thereto in the introductory paragraph;

“Arrangement Agreement” has the meaning ascribed thereto in Recital A;

“Automatic Exchange Right” has the meaning ascribed thereto in Section 5.12(2);

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Akerna and its affiliates;

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2;

“Callco” has the meaning ascribed thereto in the introductory paragraph;

“Change of Law Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Equivalent Vote Amount” means, with respect to any matter, proposition, proposal or question on which holders of Akerna Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one Akerna Share is entitled with respect to such matter, proposition or question;

“Escrow Agreement” means the escrow agreement substantially in the form of Schedule D of the Arrangement Agreement;

“Exchange Right” has the meaning ascribed thereto in Section 5.1;

“Exchangeable Shares” has the meaning ascribed thereto in Recital A;

“Exchangeco” has the meaning ascribed thereto in the introductory paragraph;

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1;

“Insolvency Event” means: (i) the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it; (ii) the filing by Exchangeco of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), or the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver; (iii) the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due; or (iv) Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6(a)(iii) of the Exchangeable Share Provisions specified in a retraction request delivered to Exchangeco in accordance with Section 6 of the Exchangeable Share Provisions;

“Liquidation Event” has the meaning ascribed thereto in Section 5.12(1)(a);

“Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.12(2);

“List” has the meaning ascribed thereto in Section 4.6;

“Officer’s Certificate” means, with respect to Akerna, Callco or Exchangeco, a certificate signed by any one of the respective directors or officers of Akerna, Callco or Exchangeco;

“Other Corporation” has the meaning ascribed thereto in Section 10.4(c);

“Other Shares” has the meaning ascribed thereto in Section 10.4(c);

“Privacy Laws” has the meaning ascribed thereto in Section 6.18;

“Put Right” has the meaning ascribed thereto in Section 5.1(1).

“Registration Statement” has the meaning ascribed thereto in Section 5.10;

“Retracted Shares” has the meaning ascribed thereto in Section 5.7;

“Special Voting Share” means the special voting share in the capital of Akerna, issued by Akerna to and deposited with the Trustee, which, at any time, entitles the holder of record to that number of votes at meetings of holders of Akerna Shares equal to the number of Exchangeable Shares outstanding at such time (excluding Exchangeable Shares held by Akerna and its affiliates);

“Support Agreement” means the support agreement dated the date hereof between Akerna, Callco and Exchangeco, substantially in the form of Schedule E to the Arrangement Agreement;

“Trust” means the trust created by this Agreement under the laws of the Province of Ontario;

“Trust Estate” means the Special Voting Share, any other securities, the Exchange Right, the Put Right, the Automatic Exchange Right and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement;

“Trustee” has the meaning ascribed thereto in the introductory paragraph; and

“Voting Rights” means the voting rights attached to the Special Voting Share.

1.2    Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3    Number, Gender, etc.

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender shall include all genders.

1.4    Date for any Action

If the date on which any action is required to be taken hereunder by any person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5    Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada and “$” refers to Canadian dollars.

1.6    Statutes

Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

Article 2
PURPOSE OF AGREEMENT

2.1    Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries as herein provided. Akerna, as the settlor of the Trust, hereby appoints the Trustee as trustee of the Trust. The Trustee shall hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and shall hold the Exchange Right, the Put Right and the Automatic Exchange Right in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

Article 3
SPECIAL VOTING SHARE

3.1    Issue and Ownership of the Special Voting Share

Immediately following execution and delivery of this Agreement, Akerna shall issue to and deposit with the Trustee the Special Voting Share (and shall deliver the certificate representing such share to the Trustee) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Akerna hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of $1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by Akerna to the Trustee. During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share; provided, however, that:

(a)     the Trustee shall hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)    except as specifically authorized by this Agreement, the Trustee shall have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose (including for exercising dissent or appraisal rights relating to the Special Voting Share) other than the purposes for which this Trust is created pursuant to this Agreement.

3.2    Legended Share Certificates

Exchangeco shall cause each certificate representing Exchangeable Shares to bear a legend notifying the Beneficiary of such shares of his, her or its right to instruct the Trustee with respect to the exercise of that portion of the Voting Rights which corresponds to the number of Exchangeable Shares held by each such Beneficiary.

3.3    Safe Keeping of Certificate

The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

Article 4
EXERCISE OF VOTING RIGHTS

4.1    Voting Rights

The Trustee, as the holder of record of the Special Voting Share, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of Akerna at an Akerna Meeting or in connection with an Akerna Consent. The Voting Rights shall be and remain vested in and exercisable by the Trustee on behalf of the Beneficiaries as provided in this Agreement. Subject to Section 6.15:

(a)     the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by Akerna or by applicable law for such Akerna Meeting or Akerna Consent who are entitled to instruct the Trustee as to the voting thereof;

(b)    to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights in respect of which such Beneficiary is entitled to instruct the Trustee, the Trustee shall not exercise or permit the exercise of such Voting Rights; and

(c)     without prejudice to paragraph (b) above, under no circumstances shall the Trustee exercise or permit the exercise of a number of Voting Rights which is greater than the number of Exchangeable Shares outstanding at the relevant time.

4.2    Number of Votes

With respect to all meetings of shareholders of Akerna at which holders of Akerna Shares are entitled to vote (each, an “Akerna Meeting”) and with respect to all written consents sought by Akerna from holders of Akerna Shares (each, an “Akerna Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, that number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by Akerna or by applicable law for such Akerna Meeting or Akerna Consent, as the case may be (collectively, the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Akerna Meeting or consented to in connection with such Akerna Consent.

4.3    Mailings to Shareholders

(1)    With respect to each Akerna Meeting or Akerna Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Akerna utilizes in communications to holders of Akerna Shares, subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner of communications and provided that such manner of communications is reasonably available to the Trustee) to each Beneficiary named in the applicable List on the same day as the mailing (or other communication) with respect thereto is commenced by Akerna to its shareholders:

(a)     a copy of such mailing, together with any related materials, including, without limitation, any proxy circular or information statement or listing particulars, to be provided to shareholders of Akerna;

(b)    a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Akerna Meeting or Akerna Consent or, pursuant to Section 4.7, to attend such Akerna Meeting and to exercise personally the Beneficiary Votes thereat;

(c)     a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give: (A) a proxy to such Beneficiary or his, her or its designee to exercise personally such holder’s Beneficiary Votes; or (B) a proxy to a designated agent or other representative of Akerna to exercise such holder’s Beneficiary Votes;

(d)    a statement that if no such instructions are received from such Beneficiary, the Beneficiary Votes to which the Beneficiary is entitled will not be exercised;

(e)     a form of direction such Beneficiary may use to direct and instruct the Trustee as contemplated herein; and

(f)     a statement of: (A) the time and date by which such instructions must be received by the Trustee in order for such instructions to be binding upon the Trustee, which in the case of an Akerna Meeting shall not be earlier than the close of business on the Business Day immediately prior to the date by which Akerna has required proxies to be deposited for such meeting; and (B) of the method for revoking or amending such instructions.

(2)    The materials referred to in this Section 4.3 shall be provided to the Trustee by Akerna, and the materials referred to in Sections 4.3(1)(b), 4.3(1)(c), 4.3(1)(d), 4.3(1)(e) and 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner. Subject to the foregoing, Akerna shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Akerna Shares. Akerna agrees not to communicate with holders of Akerna Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, Akerna may, at its option, exercise the duties of the Trustee to deliver copies of all materials to all Beneficiaries as required by this Section 4.3 so long as, in each case, Akerna delivers a certificate to the Trustee stating that Akerna has undertaken to perform the obligations of the Trustee set forth in this Section 4.3.

(3)    For the purpose of determining the number of Beneficiary Votes to which a Beneficiary is entitled in respect of any Akerna Meeting or Akerna Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Akerna or by applicable law for purposes of determining shareholders entitled to vote at such Akerna Meeting or in respect of such Akerna Consent. Akerna shall notify the Trustee of any decision of the board of directors of Akerna with respect to the calling of any Akerna Meeting or any Akerna Consent and shall provide all necessary information and materials to the Trustee in each case promptly and, in any event, in sufficient time to enable the Trustee to perform the obligations of the Trustee set forth in this Section 4.3.

4.4    Copies of Shareholder Information

Akerna shall deliver to the Trustee copies of all proxy materials (including, without limitation, notices of Akerna Meetings but excluding proxies to vote Akerna Shares), information statements, reports (including, without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed by Akerna from time to time to holders of Akerna Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Akerna Shares. The Trustee shall mail or otherwise send to each Beneficiary, at the expense of Akerna, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Akerna) received by the Trustee from Akerna contemporaneously with the sending of such materials to holders of Akerna Shares. The Trustee shall also make available for inspection during regular business hours by any Beneficiary at the Trustee’s principal office in [•] all proxy materials, information statements, reports and other written communications that are:

(a)     received by the Trustee as the registered holder of the Special Voting Share and made available by Akerna generally to the holders of Akerna Shares; or

(b)    specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Akerna.

Notwithstanding the foregoing, Akerna may, at its option, exercise the duties of the Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.4 so long as, in each case, Akerna delivers a certificate to the Trustee stating that Akerna has undertaken to perform the obligations of the Trustee set forth in this Section 4.4.

4.5    Other Materials

As soon as reasonably practicable after receipt by Akerna or shareholders of Akerna (if such receipt is known by Akerna) of any material sent or given by or on behalf of a third party to holders of Akerna Shares generally, including dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, Akerna shall obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee shall mail or otherwise send to each Beneficiary, at the expense of Akerna, copies of all such materials received by the Trustee from Akerna. The Trustee shall also make available for inspection during regular business hours by any Beneficiary at the Trustee’s principal office in [•] copies of all such materials. Notwithstanding the foregoing, Akerna may, at its option, exercise the duties of the Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.5 so long as, in each case, Akerna delivers a certificate to the Trustee stating that Akerna has undertaken to perform the obligations of the Trustee set forth in this Section 4.5.

4.6    List of Persons Entitled to Vote

Exchangeco shall: (a) prior to each annual or other Akerna Meeting or the seeking of any Akerna Consent; and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an Akerna Meeting or Akerna Consent, at the close of business on the record date established by Akerna or pursuant to applicable law for determining the holders of Akerna Shares entitled to receive notice of and/or to vote at such Akerna Meeting or to give consent in connection with an Akerna Consent. Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and, in any event, within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Akerna agrees to give Exchangeco notice (with a copy to the Trustee) of the calling of any Akerna Meeting or the seeking of any Akerna Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent, so as to enable Exchangeco to perform its obligations under this Section 4.6.

4.7    Entitlement to Direct Votes

Subject to Section 4.8 and Section 4.11, any Beneficiary named in a List prepared in connection with any Akerna Meeting or Akerna Consent shall be entitled to: (a) instruct the Trustee in the manner described in Section 4.2 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled; (b) attend such meeting and personally exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled; or (c) appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8    Voting by Trustee and Attendance of Trustee Representative at Meeting

(1)    In connection with each Akerna Meeting and Akerna Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.2, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section 4.8(2); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(2)    To the extent so instructed in accordance with the terms of this Agreement, the Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend an Akerna Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either: (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting; or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question, proposal or proposition.

4.9    Distribution of Written Materials

Any written materials distributed by the Trustee to the Beneficiaries pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Akerna utilizes in communications to holders of Akerna Shares subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the registrar. In connection with each such distribution, Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense, a current List, and upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement. Exchangeco’s obligations under this Section 4.9 shall be deemed satisfied to the extent Akerna exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and Exchangeco provides the required information and materials to Akerna.

4.10  Termination of Voting Rights

Except as otherwise provided in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of each Exchangeable Share held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall lapse and be deemed to be surrendered by the Beneficiary to Akerna or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon:

(a)     the surrender of the Exchangeable Shares to Akerna for cancellation pursuant to the Escrow Agreement;

(b)    the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the Put Right;

(c)     the occurrence of the automatic exchange of the Exchangeable Shares for Akerna Shares, as specified in Article 5 (unless Akerna shall not have delivered the requisite Akerna Shares deliverable in exchange therefor to the Trustee pending delivery to the Beneficiaries);

(d)    the retraction or redemption of the Exchangeable Shares pursuant to Section 6 or 7 of the Exchangeable Share Provisions;

(e)     the effective date of the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs pursuant to Section 5 of the Exchangeable Share Provisions; or

(f)     upon the purchase of the Exchangeable Shares from the holder thereof by Akerna or Callco, as the case may be, pursuant to the exercise by Akerna or Callco of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right or the Retraction Call Right (unless, in any case, Akerna or Callco, as the case may be, shall not have delivered the requisite consideration deliverable in exchange therefor).

4.11  Disclosure of Interest in Exchangeable Shares

The Trustee or Exchangeco shall be entitled to require any Beneficiary or any person whom the Trustee or Exchangeco, as the case may be, knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to: (a) confirm that fact; or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of Exchangeco) under Section 5.2 of National Instrument 62-104 – Take-Over Bids and Issuer Bids or as would be required under the articles of Akerna or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares were Akerna Shares. If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of Akerna may take any action permitted under the articles or by-laws of Akerna or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary as if, and only to that the extent that, the Exchangeable Shares were Akerna Shares.

Article 5
EXCHANGE AND AUTOMATIC EXCHANGE

5.1    Grant and Ownership of the Exchange Right, Automatic Exchange Right and Put Right

(1)    Akerna and, in the case of the Exchange Right and Put Right, Callco hereby grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries: (i) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require Akerna or Callco to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary, all in accordance with the provisions of this Agreement; (ii) the Automatic Exchange Right; and (iii) at any other time on not less than fifteen (15) days’ written notice by the Trustee requiring Callco or Akerna to purchase from any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary, all in accordance with the provisions of this Agreement (the “Put Right”). Each of Akerna and Callco hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right, the Automatic Exchange Right and the Put Right by Akerna or Callco, as the case may be, to the Trustee.

(2)    During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right, the Put Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right, the Automatic Exchange Right and the Put Right, provided that the Trustee shall:

(a)     hold the Exchange Right, the Automatic Exchange Right, the Put Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)    except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right, the Automatic Exchange Right or the Put Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2    Legended Share Certificates

Exchangeco shall cause each certificate representing Exchangeable Shares to bear a legend notifying the Beneficiary in respect of the Exchangeable Shares represented by such certificate of: (a) his, her or its right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by such Beneficiary; (b) the Automatic Exchange Right; and (c) his, her or its right to instruct the Trustee with respect to the exercise of the Put Right in respect of the Exchangeable Shares held by such Beneficiary;

5.3    General Exercise of Exchange Right

The Exchange Right and the Put Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Right and the Put Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from any Beneficiary with respect to the Exchange Right or the Put Right, the Trustee shall not exercise or permit the exercise of the Exchange Right or the Put Right.

5.4    Purchase Price

The purchase price payable by Akerna or Callco, as the case may be, for each Exchangeable Share to be purchased by Akerna or Callco, as the case may be, pursuant to the exercise of the Exchange Right or the Put Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of the closing of the purchase and sale of such Exchangeable Share pursuant to such exercise of the Exchange Right or the Put Right, as the case may be, which price may be satisfied only by Akerna or Callco, as the case may be, delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing such Exchangeable Share Price. In connection with each exercise of the Exchange Right or the Put Right, Akerna or Callco, as the case may be, shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the Exchangeable Share Price. Upon payment by Akerna or Callco, as the case may be, of the Exchangeable Share Price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Exchangeco and Exchangeco shall cease to be obligated to pay any amount in respect of such dividends.

5.5    Exercise Instructions

Subject to the terms and conditions set forth herein, a Beneficiary shall be entitled upon the occurrence and during the continuance of an Insolvency Event and in respect of the Put Right, at any time, to instruct the Trustee to exercise the Exchange Right or the Put Right, as the case may be, with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary. In order to cause the Trustee to exercise the Exchange Right or the Put Right with respect to all or any part of the Exchangeable Shares registered in the name of a Beneficiary, such Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in [•] or at such other place as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Akerna or Callco to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Business Corporations Act (Ontario), the articles of Exchangeco and such additional documents and instruments as Akerna, Exchangeco or the Trustee may reasonably require together with:

(a)     a duly completed form of notice of exercise of the Exchange Right or the Put Right, as the case may be, contained on the reverse of or attached to the Exchangeable Share certificates, stating: (i) that the

Beneficiary thereby instructs the Trustee to exercise the Exchange Right or the Put Right, as the case may be, so as to require Akerna or Callco to purchase from the Beneficiary the number of Exchangeable Shares specified therein; (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Akerna or Callco free and clear of all liens, claims, security interests and encumbrances; (iii) the names in which the certificates representing Akerna Shares issuable in connection with the exercise of the Exchange Right or the Put Right, as the case may be, are to be issued; and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and

(b)    payment (or evidence satisfactory to Akerna, Exchangeco and the Trustee of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement;

provided that if only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Akerna or Callco pursuant to the exercise of the Exchange Right or the Put Right, as the case may be, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

5.6    Delivery of Akerna Shares; Effect of Exercise

Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which a Beneficiary desires Akerna or Callco to purchase pursuant to the exercise of the Exchange Right or the Put Right, as the case may be, together with a notice of exercise and such other documents and instruments specified by Section 5.5, the Trustee shall notify Akerna, Callco and Exchangeco of its receipt of the same, which notice to Akerna, Callco and Exchangeco shall constitute exercise of the Exchange Right or the Put Right, as the case may be, by the Trustee on behalf of such Beneficiary in respect of such Exchangeable Shares, and Akerna or Callco, as the case may be, shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration (as defined in the Exchangeable Share terms) deliverable in connection with such exercise of the Exchange Right or the Put Right, as the case may be; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to Akerna, Callco, Exchangeco and the Trustee of the payment of) the taxes (if any) payable as contemplated by Section 5.7 of this Agreement. Immediately upon the giving of notice by the Trustee to Akerna, Callco and Exchangeco of any exercise of the Exchange Right or the Put Right, as the case may be, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right or the Put Right, as the case may be, shall be deemed to have occurred, and the Beneficiary in respect of such Exchangeable Shares shall be deemed to have transferred to Akerna or Callco, as the case may be, all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Exchangeable Share Consideration in respect of such Exchangeable Shares, unless such Exchangeable Share Consideration is not delivered by Akerna or Callco, as the case may be, to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five (5) Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is so delivered. Upon delivery of such Exchangeable Share Consideration to the Trustee, the Trustee shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with the closing of the transaction of purchase and sale contemplated by such exercise of the Exchange Right or the Put Right, as the case may be, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Akerna Shares delivered to it pursuant to such exercise of the Exchange Right or the Put Right, as the case may be.

5.7    Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its retraction right under Section 6 of the Exchangeable Share Provisions to require Exchangeco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by Exchangeco pursuant to Section 6(a)(iii) of the Exchangeable Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Exchangeco, and provided that neither Akerna nor Callco shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to

Exchangeco pursuant to Section 6(a)(iv) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee, and in favour of the Beneficiary, promptly to notify the Trustee of such prohibition against Exchangeco and to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco or to the Transfer Agent in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Exchangeco is not permitted to redeem and will require Akerna or, at the option of Akerna, Callco to purchase such shares in accordance with the provisions of this Article 5.

5.8    Stamp or Other Transfer Taxes

Upon any sale or transfer of Exchangeable Shares to Akerna pursuant to the exercise of the Exchange Right, the Put Right or the Automatic Exchange Right, the share certificate or certificates representing the Akerna Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or transferred or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold or transferred; provided, however, that such Beneficiary: (a) shall pay (and none of Akerna, Callco, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer of other taxes or duties that may be payable in respect of any sale or transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary including, without limitation, in the event that Exchangeable Shares are being delivered, sold or transferred in the name of a clearing service or depositary or a nominee thereof; or (b) shall have evidenced to the satisfaction of Akerna, Callco, Exchangeco and the Trustee that such taxes or duties (if any) have been paid.

5.9    Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Akerna and Exchangeco shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from Akerna or Exchangeco of the occurrence of an Insolvency Event, or upon the Trustee otherwise becoming aware of an Insolvency Event, the Trustee shall mail to each Beneficiary, at the expense of Akerna (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Akerna, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10  U.S. Securities Law Compliance and Listing of Akerna Shares

Akerna covenants and agrees that it shall: (a) file a registration statement (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “1933 Act”) to register any and all of the Akerna Shares to be issued or delivered to holders of the Exchangeable Shares by Akerna or Callco (including, for greater certainty, pursuant to the Exchange Right, the Put Right or the Automatic Exchange Right); (b) cause the Registration Statement to become effective prior to the time that any Exchangeable Shares are first issued; and (c) cause the Registration Statement (or a successor registration statement) to remain effective at all times that any Exchangeable Shares remain outstanding, in each case unless the issuance of such securities is exempt from any requirement for registration under the 1933 Act and all applicable state securities laws. Without limiting the generality of the foregoing, Akerna and Callco each covenant and agree that it shall make such filings and seek such regulatory consents and approvals as are necessary so that the Akerna Shares to be issued or delivered to holders of Exchangeable Shares by Akerna or Callco pursuant to the terms of the Exchangeable Share Provisions, the Support Agreement and this Agreement will be offered, sold, issued and delivered in compliance with the 1933 Act and all applicable state securities laws, and applicable securities laws in Canada and shall ensure that the Akerna Shares will not be “restricted securities” within the meaning of Rule 144 under the 1933 Act. Akerna will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Akerna Shares to be delivered to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Support Agreement and this Agreement to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding Akerna Shares have been listed by Akerna and remain listed and are quoted or posted for trading at such time.

5.11  Akerna Shares

Akerna hereby represents, warrants and covenants that the Akerna Shares deliverable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12  Automatic Exchange on Liquidation of Akerna

(1)    Akerna shall give the Trustee written notice of each of the following events (each, a “Liquidation Event”) at the time set forth below:

(a)     in the event of any determination by the board of directors of Akerna to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Akerna or to effect any other distribution of assets of Akerna among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)    as soon as practicable following the earlier of: (A) receipt by Akerna of notice of; and (B) Akerna otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Akerna or to effect any other distribution of assets of Akerna among its shareholders for the purpose of winding up its affairs, in each case where Akerna has failed to contest in good faith any such proceeding commenced in respect of Akerna within 30 days of becoming aware thereof; and

(c)     definitive documents respecting any Akerna Control Transaction (other than a transaction contemplated by Section 10.4) are entered into by Akerna and the board of directors of Akerna determines in good faith that it is not practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Akerna Control Transaction.

(2)    As soon as practicable following receipt by the Trustee from Akerna of notice of a Liquidation Event, the Trustee shall give notice thereof to the Beneficiaries. Such notice shall be provided by Akerna to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for Akerna Shares provided for in Section 5.12(3) (the “Automatic Exchange Right”).

(3)    In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Akerna Shares in the distribution of assets of Akerna in connection with a Liquidation Event, immediately prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event, each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Akerna and its affiliates) shall be automatically exchanged for Akerna Shares. To effect such automatic exchange, Akerna shall purchase each such Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall sell each Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to the Exchangeable Share Price immediately prior to the Liquidation Event Effective Date, which price shall be satisfied in full by Akerna delivering to such holder the Exchangeable Share Consideration representing such Exchangeable Share Price. For greater certainty, the Beneficiary shall upon delivery of the Exchangeable Share Consideration cease to have any rights to be paid by Exchangeco any amount in respect of declared and unpaid dividends on the Exchangeable Shares.

(4)    The closing of the transaction of purchase and sale contemplated by any exercise of the Automatic Exchange Right shall be deemed to have occurred at the close of business on the Business Day immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall be deemed to have transferred to Akerna all of such Beneficiary’s right, title and interest in and to the Exchangeable Shares held by such Beneficiary free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from Exchangeco shall be deemed to be satisfied and discharged, and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Akerna shall deliver or cause to be delivered to the Trustee, for delivery to such Beneficiary, the Exchangeable Share Consideration deliverable to such Beneficiary upon such exercise of the Automatic Exchange Right. Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the Akerna Shares included in the Exchangeable Share Consideration to be delivered to such Beneficiary and the certificates held by such Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Akerna pursuant to the exercise of the Automatic Exchange Right shall thereafter be deemed to represent the Akerna Shares issued to such Beneficiary by Akerna pursuant to the exercise of the Automatic Exchange Right. Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates deemed to represent Akerna Shares, duly endorsed in blank and accompanied by such instruments of transfer as Akerna may reasonably require, Akerna shall deliver or cause to be delivered to such Beneficiary certificates representing the Akerna Shares of which the Beneficiary is the holder.

5.13  Withholding Rights

Akerna, Callco, Exchangeco and the Trustee shall be entitled to deduct and withhold from any dividend, distribution, price or other consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Akerna Shares such amounts as Akerna, Callco, Exchangeco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of federal, provincial, territorial, state, local or foreign tax Law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing agency. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Akerna, Callco, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Akerna, Callco, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Akerna, Callco, Exchangeco or the Trustee, as the case may be, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

5.14  No Fractional Shares

A holder of an Exchangeable Share shall not be entitled to any fraction of an Akerna Share upon the exercise of the Exchange Right, the Put Right or Automatic Exchange Right hereunder and no certificates representing any such fractional interest shall be issued and the number of Akerna Shares to be received by any such holder otherwise entitled to a fractional interest shall be rounded to the nearest whole Akerna Share (with fractions equal to or greater than 0.5 being rounded up).

Article 6
CONCERNING THE TRUSTEE

6.1    Powers and Duties of the Trustee

(1)    The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(a)     receipt and deposit of the Special Voting Share from Akerna as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)    granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)     voting the Beneficiary Votes on the direction and behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(d)    receiving the grant of the Exchange Right and Put Right from Akerna and Callco, and the Automatic Exchange Right from Akerna, as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)     exercising the Exchange Right and Put Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries the Exchangeable Share Consideration to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right, the Put Right or the Automatic Exchange Right, as the case may be;

(f)     holding title to the Trust Estate;

(g)    investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)    taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Akerna, Callco and Exchangeco under this Agreement; and

(i)     taking such other actions and doing such other things as are specifically provided in this Agreement to be carried out by the Trustee.

(2)    In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

(3)    The Trustee, in exercising its rights, powers, duties and authorities hereunder, shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4)    The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2    No Conflict of Interest

The Trustee represents to Akerna, Callco and Exchangeco that, at the date of execution and delivery of this Agreement, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the courts of Ontario for an order that the Trustee be replaced as Trustee hereunder.

6.3    Dealings with Transfer Agents, Registrars, etc.

(1)    (a) Each of Akerna, Callco and Exchangeco irrevocably authorizes the Trustee, from time to time, to:

(a)     consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Akerna Shares; and

(b)    requisition, from time to time, from any such registrar or transfer agent, any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

(2)    Each of Akerna and Callco irrevocably authorizes its respective registrar and Transfer Agent to comply with all such requests and covenants that it shall supply the Trustee or its transfer agent, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire Akerna Shares hereunder, under the Exchangeable Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Exchangeable Share Provisions or otherwise.

6.4    Books and Records

The Trustee shall keep available for inspection during regular business hours by Akerna, Callco and Exchangeco at the Trustee’s principal office in [•] correct and complete books and records of account relating to the Trust created by, and Trustee’s actions under, this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right, the Put Right and the Automatic Exchange Right. On or before [•], and on or before [•] in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to Akerna, Callco and Exchangeco a brief report, dated as of the preceding December 31, with respect to:

(a)     the property and funds comprising the Trust Estate as of that date;

(b)    the number of exercises of any Exchange Right or Put Right, as the case may be, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by Akerna or Callco of Akerna Shares in connection with the Exchange Right or Put Right, as the case may be, during the calendar year ended on such December 31; and

(c)     any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

6.5    Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law, by any court, tribunal, government, governmental or regulatory agency or public official, or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors (who may be experts or advisors to Akerna, Callco and/or Exchangeco) as the Trustee considers necessary or advisable. If requested by the Trustee, Akerna shall retain or caused to be retained qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6    Indemnification Prior to Certain Actions by Trustee

(1)    The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to Section 6.15, and with respect to the Exchange Right and the Automatic Exchange Right pursuant to Article 5.

(2)    None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7    Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right, the Put Right or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8    Reliance Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9    Evidence and Authority to Trustee

(1)    Akerna, Callco and/or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Akerna, Callco and/or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights, the Exchange Right, the Put Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of Akerna, Callco and/or Exchangeco promptly if and when:

(a)     such evidence is required by any other Section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b)    the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Akerna, Callco and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2)    Such evidence shall consist of an Officer’s Certificate of Akerna, Callco and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

(3)    Whenever such evidence relates to a matter other than the Voting Rights, the Exchange Right, the Put Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of Akerna, Callco and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person; provided, however, that if such report or opinion is furnished by a director, officer or employee of Akerna, Callco and/or Exchangeco it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4)    Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a)     declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

(b)    describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(c)     declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

6.10  Experts, Advisers and Agents

The Trustee may:

(a)     in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by Akerna, Callco and/or Exchangeco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)    employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

(c)     pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

6.11  Investment of Moneys Held by Trustee

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys or as otherwise agreed upon in writing by the Trustee and Exchangeco, provided that such securities are stated to mature within two years after their purchase by the Trustee and the Trustee shall so invest such money on the written direction of Exchangeco. Pending the investment of any money as herein provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Exchangeco, in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits. The Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided and all interest on monies held by or on behalf of the Trustee shall be for the account of Exchangeco and held by the Trustee for the benefit of Exchangeco.

6.12  Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13  Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Akerna, Callco and/or Exchangeco or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine. The Trustee shall have the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or regulation. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or regulation, then it shall have the right to resign on fifteen days written notice to the other parties to this Agreement, provided that: (a) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (b) if such circumstances are rectified to the Trustee’s satisfaction within such fifteen day period, such resignation shall not be effective.

6.14  Authority to Carry on Business

The Trustee represents to Akerna, Callco and Exchangeco that, at the date of execution and delivery by it of this Agreement, it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right, the Put Right and the Automatic Exchange Right and the other rights granted in or resulting from the Trustee being a party to this Agreement shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province or territory of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15  Conflicting Claims

(1)    If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, the Put Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)     the rights of all adverse claimants with respect to the Voting Rights, Put Right, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction and all rights of appeal have expired; or

(b)    all differences with respect to the Voting Rights, Exchange Right, Put Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2)    If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16  Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for, by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17  Third Party Interests

Each party to this Agreement hereby represents to the Trustee that any account to be opened by, or interest to be held by the Trustee in connection with this Agreement, for or to the credit of such party, either: (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

6.18  Privacy

The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any purpose except with the consent of or direction from the other parties or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

Article 7
COMPENSATION

7.1    Fees and Expenses of the Trustee

Akerna, Callco and Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and shall reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes (other than taxes based on the net income or capital of the Trustee), fees paid to legal counsel and other experts and advisors and agents and travel expenses) and disbursements, including the reasonable cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, in each case reasonably incurred by the Trustee in connection with its duties under this Agreement; provided, however, that Akerna, Callco and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, gross negligence, recklessness or wilful misconduct.

Article 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1    Indemnification of the Trustee

(1)    Akerna, Callco and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without bad faith, fraud, gross negligence, recklessness or wilful misconduct on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Akerna, Callco or Exchangeco pursuant hereto.

(2)     The Trustee shall promptly notify Akerna, Callco and Exchangeco of a claim or of any action commenced against any Indemnified Parties promptly after the Trustee or any of the Indemnified Parties shall have received written assertion of such a claim or action or have been served with a summons or other first legal process giving information as to the nature and basis of the claim or action; provided, however, that the omission to so notify Akerna, Callco or Exchangeco shall not relieve Akerna, Callco or Exchangeco of any liability which any of them may have to any Indemnified Party except to the extent that any such delay prejudices the defence of any such claim or action or results in any increase in the liability which Akerna, Callco or Exchangeco have under this indemnity. Subject to (ii) below, Akerna, Callco and Exchangeco shall be entitled to participate at their own expense in the defence and, if Akerna, Callco and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Akerna, Callco or Exchangeco; or (ii) the named parties to any such suit include both the Trustee and Akerna, Callco or Exchangeco and the Trustee shall have been advised by counsel acceptable to Akerna, Callco and Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Akerna, Callco or Exchangeco and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Akerna, Callco and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of the Trust and the resignation or removal of the Trustee.

8.2    Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the bad faith, fraud, gross negligence, recklessness or willful misconduct on the part of the Trustee.

Article 9
CHANGE OF TRUSTEE

9.1    Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Akerna, Callco and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless Akerna, Callco and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Akerna, Callco and Exchangeco shall promptly appoint a successor trustee, which successor trustee shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces and territories of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Akerna, Callco and Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2    Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Akerna, Callco and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

9.3    Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Akerna, Callco and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Akerna, Callco and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Akerna, Callco, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4    Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, Akerna, Callco and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Akerna, Callco or Exchangeco shall fail to cause such notice to be mailed within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Akerna, Callco and Exchangeco.

Article 10
AKERNA SUCCESSORS

10.1  Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by Akerna or its affiliates are outstanding, Akerna shall not enter into any transaction (whether by way of reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale for otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of an amalgamation or merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)     such other person or continuing corporation (the “Akerna Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Akerna Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Akerna Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of Akerna under this Agreement; and

(b)    such transaction shall be upon such terms and conditions as to substantially preserve and not impair any of the rights, duties, powers and authorities of the Trustee or the holders of the Exchangeable Shares.

10.2  Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the parties, if required by Section 10.1, shall execute and deliver the supplemental trust agreement provided for in Section 10.1(a) and thereupon the Akerna Successor and such other person that may then be the issuer of the Akerna Shares shall possess and from time to time may exercise each and every right and power of Akerna under this Agreement in the name of Akerna or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Akerna or any officers of Akerna may be done and performed with like force and effect by the directors or officers of such Akerna Successor.

10.3  Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing: (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Akerna (other than Exchangeco or Callco) with or into Akerna; (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Akerna (other than Exchangeco or Callco), provided that all of the assets of such subsidiary are transferred to Akerna or another wholly-owned direct or indirect subsidiary of Akerna; (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Akerna among the shareholders of such subsidiary for the purpose of winding up its affairs; and (d) any such transactions which are expressly permitted by this Article 10.

10.4  Successor Transactions

Notwithstanding the foregoing provisions of this Article 10, in the event of an Akerna Control Transaction:

(a)     in which Akerna merges or amalgamates with, or in which all or substantially all of the then outstanding Akerna Shares are acquired by, one or more other corporations to which Akerna is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)    which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of Redemption Date in the Exchangeable Share Provisions; and

(c)     in which all or substantially all of the then outstanding Akerna Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Akerna Control Transaction, owns or controls, directly or indirectly, Akerna;

then: (i) all references herein to “Akerna” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Akerna Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the Plan of Arrangement or the exchange of such shares pursuant to this Agreement immediately subsequent to the Akerna Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the Plan of Arrangement, or the exchange of such shares pursuant to this Agreement had occurred immediately prior to the Akerna Control Transaction and the Akerna Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of this Agreement and without any further action required; and (ii) Akerna shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

Article 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1  Amendments, Modifications, etc.

Subject to Section 11.2, 11.4 and 13.1 this Agreement may not be amended or modified except by an agreement in writing executed by Akerna, Callco, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with Section 11(b) of the Exchangeable Share Provisions.

11.2  Ministerial Amendments

Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)     adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Akerna, Callco and Exchangeco shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)    evidencing the succession of Akerna Successors and the covenants of and obligations assumed by each such Akerna Successor in accordance with the provisions of Article 10;

(c)     making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Akerna, Callco and Exchangeco and in the opinion of the Trustee it may be expedient to make, provided that each such board of directors and the Trustee shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial to the rights or interests of the Beneficiaries; or

(d)    making such changes or corrections which, on the advice of counsel to Akerna, Callco, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that each such board of directors and the Trustee shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the Beneficiaries.

11.3  Meeting to Consider Amendments

Exchangeco, at the request of Akerna, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the articles of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

11.4  Changes in Capital of Akerna and Exchangeco

Notwithstanding the provisions of Section 11.1, at all times after the occurrence of any event contemplated pursuant to Sections 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Akerna Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Akerna Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5  Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. Notwithstanding the provisions of Section 11.1, from time to time Akerna, Callco and Exchangeco (in each case, when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)     evidencing the succession of Akerna Successors and the covenants of and obligations assumed by each such Akerna Successor in accordance with the provisions of Article 10 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 9;

(b)    making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right, the Put Right or the Automatic Exchange Right which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Akerna, Callco, Exchangeco, the Trustee or this Agreement; and

(c)     for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby; provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

Article 12
TERMINATION

12.1  Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)     no outstanding Exchangeable Shares are held by a Beneficiary;

(b)    each of Akerna, Callco and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 11(b) of the Exchangeable Share Provisions; and

(c)     21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

12.2  Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

Article 13
GENERAL

13.1  Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.2  Escrow Agreement

Notwithstanding any other provision hereof, the parties hereto acknowledge and agree that the Exchangeable Shares and Akerna Shares are, as at the date hereof, subject to the terms and conditions of the Escrow Agreement (as defined in the Arrangement Agreement), and for so long as such shares continue to be subject to the Escrow Agreement, any transfer or exchange of Exchangeable Shares pursuant to this Agreement will be made subject to the Escrow Agreement and any Exchangeable Share Consideration issued in respect of Exchangeable Shares will be subject to the Escrow Agreement.

13.3  Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

13.4  Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)     In the case of Akerna, at the following address:

Akerna Corp.
1601 Arapahoe Street
Denver, CO 80202

Attention:     Scott Sozio, President
Email: scott.sozio@akerna.com

with copies (which shall not constitute notice) to:

Dentons Canada LLP
15th Floor, Bankers Court, 850 – 2nd Street S.W.
Calgary, Alberta T2P 0R8

Attention:      Courtney Burton
Email: courtney.burton@dentons.com

(b)    In the case of Callco or Exchangeco, at the following addresses:

Akerna Corp.
1601 Arapahoe Street
Denver, CO 80202

Attention:     Scott Sozio, President
Email: scott.sozio@akerna.com

with copies (which shall not constitute notice) to:

Dentons Canada LLP
15th Floor, Bankers Court, 850 – 2nd Street S.W.
Calgary, Alberta T2P 0R8

Attention:     Courtney Burton
Email: courtney.burton@dentons.com

(c)     In the case of Trustee, at the following addresses:

•

Attention: •

Facsimile: •

and such notice or other communication shall be deemed to have been given and received: (x) if delivered on a Business Day prior to 5:00 p.m. (local time in the place where the notice or other communication is received), on the date of delivery; or (y) otherwise, on the next Business Day. Either party may change its address for notice by giving notice to the other parties in accordance with the foregoing provisions.

13.5  Notice to Beneficiaries

Any notice, request or other communication to be given to a Beneficiary shall be given or sent to the address of the holder recorded in the securities register of Exchangeco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder, in any manner permitted by the articles of Exchangeco, and shall be deemed received at the time specified by such articles. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

13.6  Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.7  Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13.8  Attornment

Each of Akerna, Callco, Exchangeco and the Trustee agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and Akerna hereby appoints Exchangeco at its registered office in the Province of Ontario as attorney for service of process.

[Remainder of this page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AKERNA CORP.

By:
Name:
Title:

2732804 ONTARIO INC.

By:
Name:
Title:

2732805 ONTARIO INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE “F”
Form of Rights Indenture

AKERNA CORP.

– and –

2732805 ONTARIO INC.

– and –

JOHN PRENTICE

– and –

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, INC.

RIGHTS INDENTURE

Providing for the Issue of Certain Contingent Value Rights

F-i

F-ii

THIS RIGHTS INDENTURE dated as of [•], 2020

BETWEEN:

AKERNA CORP.,

a corporation existing under the laws of the State of Delaware
(“Akerna”)

- AND –

2732805 ONTARIO INC.

a corporation existing under the laws of the Province of Ontario
(“Exchangeco”)

- AND –

JOHN PRENTICE,

an individual resident in the Province of Ontario
(the “Shareholder Representative”)

- AND –

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, INC.,

a trust company existing under the federal laws of Canada
(the “Rights Agent”)

WHEREAS:

A.     All capitalized terms used in these recitals have the meanings ascribed to them in Section 1.1 below;

B.      Akerna, Ample, Exchangeco and the Shareholder Representative have entered into the Arrangement Agreement;

C.     Pursuant to the terms of the Arrangement Agreement and the Plan of Arrangement, Akerna and Exchangeco proposes to issue to the Ample Shareholders the Rights on the terms and conditions herein set forth;

D.     Each Right shall entitle the Holder to receive, without payment of any further consideration and without further action on the part of the holder thereof, a portion of the Deferred Consideration, which portion shall be determined in accordance with the Arrangement Agreement and the terms and conditions herein set forth;

E.      Akerna and Exchangeco are each duly authorized to create and issue the Rights to be issued as herein provided;

F.      All things necessary have been done and performed to make the Rights, when issued as provided in this Indenture, legal, valid and binding upon Akerna and Exchangeco with the benefits of and subject to the terms of this Indenture;

G.     The foregoing recitals are made as representations and statements of fact by Akerna and Exchangeco and not by the Rights Agent; and

H.     The Rights Agent has agreed to act as the rights agent in respect of the Rights on behalf of the Holders on the terms and conditions herein set forth;

NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1    DEFINITIONS

In this Indenture, including the recitals and schedules hereto, the following words and phrases shall have the following meanings:

(a)     “Akerna Shares” means the shares in the common stock in the share capital of Akerna;

(b)    “Allocation Notice” has the meaning ascribed thereto in Section 3.2(a);

(c)     “Ample” means Ample Organics Inc.;

(d)    “Ample Common Shareholders” means the holders of Ample Common Shares immediately prior to the Closing Time;

(e)     “Ample Common Shares” means the Common Shares in the authorized capital of Ample;

(f)     “Ample Preferred Shareholders” means the holders of Ample Preferred Shares immediately prior to the Closing Time;

(g)    “Ample Preferred Shares” means each issued and outstanding Class A Preferred Share in the capital of Ample, being all issued and outstanding Class A-1 Preferred Shares, Class A-2 Preferred Shares and Class A-3 Preferred Shares;

(h)    “Ample Shareholders” means collectively the Ample Common Shareholders and the Ample Preferred Shareholders;

(i)     “Arrangement” means an arrangement under the Business Corporations Act (Ontario) on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or any variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement;

(j)     “Arrangement Agreement” means the arrangement agreement dated December 18, 2019 between Akerna, Ample, Exchangeco and the Shareholder Representative in respect of the Arrangement, as such agreement may be amended from time to time;

(k)    “Articles” means the certificate and articles of amendment of Ample dated October 1, 2019;

(l)     “Business Day” means any day, other than Saturday, Sunday or a statutory holiday in the Province of Alberta;

(m)   “Closing Date” means the date hereof;

(n)    “Closing Time” means the time at which the Arrangement becomes effective on the Closing Date pursuant to the Business Corporations Act (Ontario);

(o)    “Counsel” means a barrister or solicitor or firm of barristers or solicitors retained by the Rights Agent or retained or employed by Akerna and acceptable to the Rights Agent, acting reasonably;

(p)    “Court” means the Ontario Superior Court of Justice;

(q)    “Deferred Consideration” means $10,000,000, payable in Exchangeable Shares; provided that in the event the Recurring Revenue recognized during the Deferred Consideration Period is less than $9,000,000, the Deferred Consideration amount of $10,000,000 shall be reduced by an amount equal to the product of $6.67 multiplied by the difference between $9,000,000 and the amount of Recurring Revenue realized during the Deferred Consideration Period (up to a maximum reduction of $10,000,000), all as calculated in the Deferred Consideration Statement finally determined in accordance with the Arrangement Agreement;

(r)     “Deferred Consideration Payment Date” means the date that the Deferred Consideration is payable by Akerna and Exchangeco to the Rights Agent in accordance with Section 2.19 of the Arrangement Agreement;

(s)     “Deferred Consideration Period” means the period of time beginning on the Closing Date, and ending on the date that is 12 months after the Closing Date;

(t)     “Deferred Consideration Statement” has the meaning ascribed thereto in the Arrangement Agreement;

(u)    “Director” means a director of Akerna and “Directors” or “Board of Directors” means the board of directors of Akerna or, whenever duly empowered, a committee of the board of directors of Akerna, and reference to “action by the directors” means action by the directors of Akerna as a board or action by a committee as a committee;

(v)    “distributions” means distributions (payable in cash or in securities, property or assets of equivalent value) declared payable on Exchangeable Shares;

(w)    “Exchange Rate” means, on any date of determination, the CAD/USD daily exchange rate quoted by the Bank of Canada three Business Days prior to such date;

(x)    “Exchangeable Shares” means the redeemable preferred shares in the capital of Exchangeco;

(y)    “Exchangeco” means 2732805 Ontario Inc.;

(z)     “Holder” means a Person for the time being who is the registered holder of a Right;

(aa)   “Indenture” or “this Indenture” and “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this instrument and not to any particular Article, Section, clause, subdivision or other portion hereof, and include each instrument supplemental or ancillary hereto or required to implement this instrument;

(bb)  “NASDAQ” means the National Association of Securities Dealers Automated Quotations exchange;

(cc)   “Permitted Transfer” means a transfer of Rights (i) upon death of a Holder by will or intestacy; (b) pursuant to a court order; or (c) by operation of law (including any consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity;

(dd)  “Person” includes any individual, corporation, company, partnership, association, joint venture, trust, unincorporated association, government or governmental authority;

(ee)   “Plan of Arrangement” means the plan of arrangement attached as Schedule “C” to the Arrangement Agreement, as amended from time to time;

(ff)    “Recurring Revenue” means all revenue that is derived from or that is associated with license revenue from Ample’s core seed-to-sale, AmpleCentral and “Last Call Analytics” products;

(gg)  “Regulatory Authorities” means securities regulatory authorities in Canada, the United States and/or a jurisdiction outside Canada and the United States where a Holder is resident;

(hh)  “Rights” mean the contingent value rights issued and certified hereunder and for the time being outstanding, entitling Holders thereof to receive Exchangeable Shares, in accordance with the terms hereof, and “Right” means any one of them;

(ii)    “Rights Agency” means the transfer office of the Rights Agent in [•] and such other locations as Akerna may designate, with the approval of the Rights Agent;

(jj)    “Rights Agent” means Continental Stock Transfer & Trust Company, Inc. or its successor or successors for the time being as rights agent hereunder, at its offices in [•];

(kk)  “Rights Certificate” means a certificate in substantially the form set out in Schedule “A” hereto, issued and certified hereunder to evidence a Right;

(ll)    “Successor Entity” has the meaning ascribed thereto in Section 7.1;

(mm)“Termination Date” means the date that Akerna and/or Exchangeco fully pays to the Holders all Deferred Consideration to which such holders are entitled;

(nn)  “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(oo)  “U.S. Person” means a “U.S. person” as that term is defined in Rule 902(k) of Regulation S of the U.S. Securities Act;

(pp)  “U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(qq)  “U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934;

(rr)    “written request of Akerna” and “certificate of Akerna” mean, respectively, a written order, request, consent and certificate signed in the name of Akerna by any one or more of the officers or Directors of Akerna and may consist of one or more instruments so executed and any other documents referred to herein which is required or contemplated to be provided or given by Akerna is a document signed on behalf of Akerna by any one or more of such officers or Directors;

and a derivative of any defined word or phrase has the meaning appropriate to the derivation of the word or phrase.

1.2    MEANING OF “OUTSTANDING” FOR CERTAIN PURPOSES

Except as provided in Section 3.4, every Rights Certificate countersigned and delivered by the Rights Agent under this Indenture shall be deemed to be outstanding until the Termination Date, provided however that where a Rights Certificate has been issued in substitution for a Rights Certificate that has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the Rights outstanding.

1.3    CERTAIN RULES OF INTERPRETATION

Unless otherwise specified in this Indenture:

(a)     words importing the singular number include the plural and vice versa;

(b)    words importing gender include both genders and vice versa and words importing individuals include firms and corporations and vice versa;

(c)     “in writing” or “written” includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including facsimile;

(d)    “including” is used for illustration only and not to limit the generality of any preceding words, whether or not non-limiting language (such as, “without limitation”, “but not limited to” and similar expressions) is used with reference thereto; and

(e)     reference to any statute, regulation or by-law includes amendments, consolidations, re-enactments and replacements thereof and instruments and legislation thereunder.

1.4    INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

The division of this Indenture into Articles, Sections and other subdivisions, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Indenture.

1.5    APPLICABLE LAW

This Indenture, the Rights and the Rights Certificates shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any and all disputes arising under this Indenture, the Rights and the Rights Certificates, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of such province.

1.6    DAY NOT A BUSINESS DAY

Whenever any payment is due or required to be made or any other action is required to be taken under this Indenture or the Rights Certificates on or as of a day that is not a Business Day, that payment must be made and the other action must be taken on or as of the next day that is a Business Day.

1.7    CONFLICT

In the event of a conflict or inconsistency between a provision of this Indenture and in the Rights Certificates issued hereunder, the relevant provision in this Indenture shall prevail to the extent of the inconsistency.

1.8    TIME OF THE ESSENCE

Time shall be of the essence of this Indenture, the Rights and the Rights Certificates.

1.9    CURRENCY

Except as otherwise stated, all dollar amounts herein are expressed in Canadian dollars.

1.10  SCHEDULES

Schedule “A” to this Indenture is incorporated into this Indenture by reference.

ARTICLE 2
ISSUE OF RIGHTS

2.1    CREATION AND ISSUE OF RIGHTS

(a)     The Rights Agent is hereby appointed rights agent in respect of the Rights.

(b)    Pursuant to the Arrangement Agreement and the Plan of Arrangement, each Ample Shareholder immediately prior to the Closing Time (other than any Ample Shareholder that validly exercised dissent rights in connection with the Arrangement and which dissent right remains valid immediately prior to the Closing Time) shall be entitled to a Right upon the Closing Time.

(c)     Pursuant to the Arrangement Agreement and the Plan of Arrangement, to the extent that an Ample Shareholder who has validly exercised dissent rights in connection with the Arrangement is ultimately deemed to have participated in the Arrangement on the same basis as a non-dissenting Ample Shareholder, Akerna and Exchangeco shall cause the Rights Agent to forward the Rights to such Holder, pursuant to the Arrangement Agreement and the Plan of Arrangement and upon the written request of Akerna.

2.2    TERMS OF RIGHTS

A.      Each Right shall entitle the Holder thereof to receive that portion of the Deferred Consideration that the initial Holder of such Right is entitled to receive in its capacity as an Ample Shareholder pursuant to the Articles. The amount of the entitlement attaching to each Right shall be determined in accordance with the Articles and the Plan of Arrangement by the Shareholder Representative acting reasonably and with reference to the shareholder register of Ample delivered by Ample as of the Effective Time in accordance with the Arrangement Agreement.

(b)    Akerna and Exchangeco shall remit any Deferred Consideration accruing to a Holder on or before the Deferred Consideration Payment Date by delivery of Exchangeable Shares in accordance with Section 3.2.

(c)     Subject to the terms and conditions of this Indenture, all Rights shall rank pari passu, whatever may be the actual date of issue thereof.

(d)    The Rights shall terminate in accordance with the provisions of Section 3.4 and the Plan of Arrangement.

2.3    RIGHTS CERTIFICATES

(a)     The Rights Certificates to be issued to evidence the Rights authorized for issuance pursuant to Section 2.1 shall be issuable in registered form only and shall be substantially in the form set out in Schedule “A”.

(b)    All Rights Certificates shall be dated as of the date of their issuance, and shall bear such distinguishing letters and numbers as Akerna may, with the approval of the Rights Agent, prescribe.

(c)     Rights Certificates shall continue to be in the form set out in Schedule “A” and shall continue to express the Deferred Consideration deliverable thereunder.

(d)    Akerna covenants that (i) the Rights and the Exchangeable Shares issuable pursuant to the Rights shall be registered or qualified for distribution, or exempt from or not subject to any requirement for registration or qualification for distribution, under the U.S. Securities Act and the applicable securities laws of U.S. states and (ii) such securities shall not be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act or under any other U.S. federal or state securities laws.

(e)     Any certificates representing Rights, and, if applicable, any certificates representing Exchangeable Shares issued pursuant to the Rights, and any certificates issued in replacement thereof or in substitution therefor, shall, until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY [For Rights Include: AND THE SECURITIES ISSUABLE PURSUANT THERETO] ARE SUBJECT TO THE TERMS AND CONDITIONS OF (I) AN ARRANGEMENT AGREEMENT DATED AS OF [•], 2019 AND (II) A RIGHTS INDENTURE DATED AS OF [•], 2020, INCLUDING TERMS AND CONDITIONS THAT RESTRICT THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, TRANSFER, OR DISPOSITION OF SUCH SECURITIES.

2.4    SIGNING OF RIGHTS CERTIFICATES

The Rights Certificates shall be signed by any Director or officer of each of Akerna and Exchangeco at or prior to the date of issue of such Rights Certificate and the date of certification or delivery thereof. The signature of such signing officer may be mechanically reproduced in facsimile or electronically and Rights Certificates bearing such facsimile or electronic signature shall be binding upon Akerna and Exchangeco as if they had been manually signed by such signing officer. Notwithstanding that any individual whose manual, facsimile or electronic signature appears on any Rights Certificate as a signing officer may no longer hold office or a trusteeship, as applicable, at the date of issue of such Rights Certificate or at the date of certification or delivery thereof, any Rights Certificate signed as aforesaid shall, subject to Section 2.5, be valid and binding upon Akerna, Exchangeco and the Holder thereof shall be entitled to the benefits of this Indenture.

2.5    CERTIFICATION BY THE RIGHTS AGENT

(a)     Rights Certificates evidencing the Rights shall be certified by or on behalf of the Rights Agent on written direction of Akerna.

(b)    No Rights Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the Holder to the benefits hereof until it has been certified by manual signature by or on behalf of the Rights Agent substantially in the form of the certificate set out in Schedule “A”, and such certification by the Rights Agent upon any Rights Certificate shall be conclusive evidence as against Akerna and Exchangeco that the Rights Certificate so certified has been duly issued hereunder and that the Holder is entitled to the benefits hereof.

(c)     The certification of the Rights Agent on Rights Certificates issued hereunder shall not be construed as a representation or warranty by the Rights Agent as to the validity of this Indenture or the Rights Certificates (except the due certification thereof) and the Rights Agent shall in no respect be liable or answerable for the use made of the Rights Certificates or any of them or of the consideration therefor except as otherwise specified herein.

2.6    HOLDER NOT A SHAREHOLDER

Nothing in this Indenture or in the holding of a Right itself evidenced by a Rights Certificate, or otherwise, shall be construed as conferring upon a Holder any right or interest whatsoever as a shareholder of Akerna or Exchangeco, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of Akerna or Exchangeco, or the right to receive distributions, except as may be provided herein or in the Rights Certificates.

2.7    ISSUE IN SUBSTITUTION FOR LOST RIGHTS CERTIFICATE

(a)     If any of the Rights Certificates shall become mutilated or lost, destroyed or stolen, Akerna and Exchangeco, subject to applicable law and to Subsection 2.7(b), shall issue and thereupon the Rights Agent shall certify and deliver a new Rights Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender and in place of and upon cancellation of such mutilated Rights Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Rights Certificate, and the substituted Rights Certificate shall be in a form approved by the Rights Agent and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Rights Certificates issued or to be issued hereunder.

(b)    The applicant for the issue of a new Rights Certificate pursuant to this Section 2.7 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to Akerna and to the Rights Agent evidence of ownership and of the loss, destruction or theft of the Rights Certificate so lost, destroyed or stolen satisfactory to Akerna and to the Rights Agent in their sole discretion, in each case acting reasonably, and such applicant may also be required to furnish an indemnity or surety bond in amount and form satisfactory to Akerna and the Rights Agent in their sole discretion, in each case acting reasonably, and shall pay the reasonable charges of Akerna and the Rights Agent in connection therewith.

2.8    REGISTER FOR RIGHTS

Akerna and Exchangeco shall cause to be kept by and at the Rights Agency which is the transfer office of the Rights Agent in [•] and in such other place or places as Akerna with the approval of the Rights Agent may designate, a securities register in which shall be entered the names and addresses of Holders and the other particulars, prescribed by law, of the Rights held by them. Akerna and Exchangeco shall also cause to be kept by and at such office the register of transfers, and may also cause to be kept by the Rights Agent or such other registrar or registrars and at such other place or places as Akerna may designate with the approval of the Rights Agent, branch registers of transfers (including, without limitation, branch registers of transfers at each of the other Rights Agencies) in which shall be recorded the particulars of the transfers of Rights registered in that branch register of transfers.

2.9    TRANSFER OF RIGHTS

(a)     The Rights may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of Rights, in whole or in part, in violation of this Section 2.9(a) shall be void ab initio and of no effect.

(b)    Subject to Sections 2.8, 2.9(a) and 2.9(c) and such reasonable requirements as the Rights Agent may prescribe and all applicable securities laws and requirements of Regulatory Authorities, the Rights may be transferred on the register kept at the Rights Agency pursuant to a Permitted Transfer by the Holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and manner of execution satisfactory to the Rights Agent only upon the surrendering of the relevant Rights Certificate with a written instrument of transfer in form reasonably satisfactory to the Rights Agent. After receiving the surrendered Rights Certificate and upon the Holder surrendering the same meeting the requirements set forth above, the Rights Agent shall issue to the transferee a Rights Certificate representing the Rights transferred pursuant to the Permitted Transfer.

(c)     No transfer of a Right shall be effective or shall be entered on the register kept by the Rights Agent unless the transferee thereof certifies in writing to Akerna’s satisfaction that the transfer is a Permitted Transfer and:

(i)     the Rights may be transferred in the manner contemplated pursuant to an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws; or

(ii)    (A) it is not a U.S. Person; (B) at the time of transfer it is not within the United States; and (C) it is not acquiring such Right for the account or benefit of a U.S. Person or a Person within the United States.

The transferee shall also be required to acknowledge that it shall notify Akerna prior to the Termination Date if the representations, warranties and certifications contained in the written instrument of transfer attached to the Rights Certificate, as applicable, are no longer true and correct.

(d)    No transfer of a Right shall be valid:

(i)     unless made in accordance with the provisions hereof;

(ii)    until, upon compliance with such reasonable requirements as the Rights Agent may prescribe, such transfer is recorded on the register maintained by the Rights Agent pursuant to Subsection 2.8; and

(iii)   until all governmental or other charges arising by reason of such transfer have been paid.

(e)     The Rights Agent will promptly advise Akerna of any requested transfer of the Rights. Akerna and Exchangeco will be entitled, and Akerna may direct the Rights Agent, to refuse to recognize any transfer, or enter the name of any transferee, of any Rights on the register kept by the Rights Agent, if such transfer is not a Permitted Transfer and/or would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies or any Regulatory Authority having jurisdiction.

(f)     The transfer register for the Rights shall be closed as of the close on business on the last Business Day immediately preceding the Termination Date.

2.10  TRANSFEREE ENTITLED TO REGISTRATION

The transferee of a Right in accordance with Sections 2.8 and 2.9 shall, after the written instrument of transfer attached to the Rights Certificate is duly completed and the Rights Certificate and written instrument of transfer are lodged with the Rights Agent, and upon compliance with all other conditions in that regard required by this Indenture and by all applicable securities laws and requirements of Regulatory Authorities, be entitled to have its name entered on the register as the owner of such Right free from all equities or rights of set-off or counterclaim between Akerna or Exchangeco and its transferor or any previous Holder of such Right, save in respect of equities of which Akerna or Exchangeco or the transferee is required to take notice by statute or by order of a court of competent jurisdiction.

No duty shall rest with the Rights Agent to determine compliance of the transferee or transferor of any Rights with applicable securities laws. The Rights Agent may assume for the purposes of this Indenture that the address on the register of Holders of any Holder is the actual address of such Holder and is also determinative of the residence of such Holder and that the address of any transferee to whom any Rights or other securities deliverable in connection with any Rights are to be registered, as shown on the transfer document, is the actual address of the transferee and is also determinative of the residency of the transferee.

2.11  REGISTERS OPEN FOR INSPECTION

The registers hereinbefore referred to shall be open at all reasonable times and upon reasonable notice for inspection by Akerna, Exchangeco, the Rights Agent, the Shareholder Representative or any Holder. The Rights Agent shall, from time to time when requested to do so in writing by Akerna, furnish Akerna and/or Exchangeco, upon payment of the Rights Agent’s reasonable charges, with a list of the names and addresses of Holders entered in the register kept by the Rights Agent and showing the number of Rights held by each such Holder.

2.12  OWNERSHIP OF RIGHTS

(a)     Akerna, Exchangeco and the Rights Agent may deem and treat the registered Holder of any Rights Certificate as the absolute owner of the Right represented thereby for all purposes and Akerna, Exchangeco and the Rights Agent shall not be affected by any notice or knowledge to the contrary, except where Akerna, Exchangeco or the Rights Agent is required to take notice by statute or by order of a court of competent jurisdiction. For greater certainty, subject to applicable law, none of Akerna, Exchangeco nor the Rights Agent shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Right, and may transfer any Right in accordance with Section 2.9 on the direction of the Person registered as Holder thereof, whether named as rights agent or otherwise, as though that Person were the beneficial owner thereof.

(b)    Subject to the provisions of this Indenture and applicable law, each Holder shall be entitled to the rights and privileges attaching to the Rights held thereby.

2.13  EXCHANGE OF RIGHTS CERTIFICATES

(a)     Rights Certificates, representing Rights entitling the Holders to receive Deferred Consideration may, prior to the Termination Date and upon compliance with the reasonable requirements of the Rights Agent, be exchanged for another Rights Certificate or Rights Certificates entitling the Holder thereof to receive any Deferred Consideration payable under the Rights Certificate or Rights Certificates so exchanged of equal aggregate amount.

(b)    Rights Certificates may be exchanged only at the Rights Agency or at any other place that is designated by Akerna with the approval of the Rights Agent. Any Rights Certificates tendered for exchange shall be surrendered to the Rights Agent and shall be cancelled.

(c)     Except as otherwise herein provided, the Rights Agent shall charge to the Holder requesting an exchange a reasonable sum for each new Rights Certificate issued in exchange for a surrendered Rights Certificate(s).

2.14  PRINCIPAL OFFICE

If the principal transfer office of the Rights Agent in the city where the Rights Agency is situated is for any reason not available to act in connection with the exchange of Rights Certificates as contemplated by this Indenture, Akerna and the Rights Agent shall arrange for another office in such city to act in connection with the exchange of Rights Certificates and shall give notice of the change of such office to the Shareholder Representative.

ARTICLE 3
DELIVERY OF DEFERRED CONSIDERATION

3.1    METHOD OF DELIVERY OF DEFERRED CONSIDERATION

At least three (3) Business Days prior to the Deferred Consideration Payment Date determined in accordance with the Arrangement Agreement, Akerna shall provide the Rights Agent with a written notice setting out the Deferred Consideration Payment Date, the amount and kind of Deferred Consideration to be issued to the Holders in accordance with the Deferred Consideration Statement finally determined in accordance with the Arrangement Agreement, together with a detailed description of the calculation thereof in accordance with Section 3.2.

3.2    PAYMENT MECHANISM

(a)     The aggregate number of Exchangeable Shares to be issued in respect of all Rights held by the Holders shall be equal to the quotient obtained by dividing: (i) the amount of the Deferred Consideration payable in accordance with Section 2.2, divided by (ii) the 20 day volume weighted average price of the Akerna Shares (converted to Canadian dollars from US dollars using the Exchange Rate as of the Deferred Consideration Payment Date) as quoted on the NASDAQ on the last trading day immediately preceding the Deferred Consideration Payment Date.

(b)    Following the determination of the aggregate number of Exchangeable Shares to be issued in accordance with Section 3.2(a), the Shareholder Representative shall provide written notice (the “Allocation Notice”) to the Rights Agent, Akerna and Exchangeco setting forth the Seller Representative’s final determination with respect to number of Exchangeable Shares payable in respect of each Right, together with instructions for the issuance of Exchangeable Shares to each Holder of a Right in satisfaction of the obligations of Akerna and Exchangeco thereunder.

(c)     On the Deferred Consideration Payment Date, Akerna and Exchangeco shall cause the Rights Agent to deliver Exchangeable Shares to the Holders in accordance with the instructions set forth in the Allocation Notice.

(d)    No certificates or other entitlements to fractional Exchangeable Shares shall be issued to any Holder, and any Holder otherwise entitled to a fractional interest in an Exchangeable Share will receive the nearest whole number of Exchangeable Shares (with fractions equal to or greater than 0.5 being rounded up and fractions less than 0.5 being rounded down).

3.3    CANCELLATION OF RIGHTS

At the Termination Date, all Rights Certificates shall be cancelled.

3.4    RIGHTS VOID

The Rights shall, as at the Termination Date, be null, void and of no effect.

3.5    ACCOUNTING AND RECORDING

Exchangeco shall cause its registrar and transfer agent to account to the Rights Agent with respect to the issuance of Exchangeable Shares as soon as reasonably practicable upon such issuance. Such accounting will include the particulars of the issuance of Exchangeable Shares pursuant to the Rights, including the names and addresses of the Persons who become holders of Exchangeable Shares pursuant to the Rights and the certificate numbers. The Rights Agent shall rely, and shall be protected in so doing, upon the certificate of Exchangeco or of its registrar and transfer agent and any other document filed by Exchangeco pursuant to this Section for all purposes.

Any instruments, from time to time received by the Rights Agent, shall be received in trust for, and shall be segregated and kept apart by the Rights Agent in trust for, Akerna.

ARTICLE 4
COVENANTS OF AKERNA AND EXCHANGECO

4.1    MAINTENANCE

So long as any Rights are outstanding, each of Akerna and Exchangeco shall use its commercially reasonable efforts to at all times maintain its existence, carry on and conduct its business, and that of its material subsidiaries, in accordance with good business practice.

4.2    TO PAY RIGHTS AGENT REMUNERATION AND EXPENSES

Akerna covenants that it shall pay to the Rights Agent from time to time reasonable remuneration for its services hereunder and shall pay or reimburse the Rights Agent upon its request for all expenses, disbursements and advances incurred or made by the Rights Agent in the administration or execution of its duties hereunder (including the reasonable compensation and the disbursements of its Counsel and all other advisors and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Rights Agent hereunder shall be finally and fully performed and even after the termination of this Indenture, except any such expenses, disbursement or advance as may arise out of or result from the Rights Agent’s gross negligence, wilful misconduct or bad faith. Such remuneration which shall remain unpaid for a period of 30 Business Days after invoicing shall incur interest at the rate then charged by the Rights Agent to its corporate clients. The Rights Agent shall not have any recourse against the securities or any other property held by it pursuant to this Indenture for payment of its fees. This Section 4.2 shall survive the resignation or removal of the Rights Agent and the termination and discharge of this Indenture. The Rights Agent shall have no obligation to take any action under this Indenture so long as any payment remains due to the Rights Agent for any reasonable fees, expenses and disbursements.

4.3    TO PERFORM COVENANTS

Each of Akerna and Exchangeco shall perform and carry out all of the acts or things to be done by it as provided in this Indenture and shall promptly advise the Rights Agent in writing of any material default by Akerna or Exchangeco in the performance of its covenants hereunder.

4.4    RIGHTS AGENT MAY PERFORM COVENANTS

If Akerna or Exchangeco fails to perform any of its covenants contained in this Indenture, the Rights Agent, upon receipt of written notice from Akerna or Exchangeco of such failure to perform, shall notify the Shareholder Representative of such failure on the part of Akerna or may itself perform any of the covenants capable of being performed by it but, subject to ARTICLE 9, shall be under no obligation to perform said covenants or to notify the Shareholder Representative that it is doing so. All sums expended or advanced by the Rights Agent in so doing shall be repayable as provided in Section 4.2, but the Rights Agent shall not be required to expend or risk its own funds. No such performance, expenditure or advance by the Rights Agent shall relieve Akerna of any default hereunder or of its continuing obligations under the covenants herein contained.

4.5    CREATION AND ISSUE OF THE RIGHTS

Akerna and Exchangeco are each duly authorized to create and issue the Rights and, the Rights, when issued and countersigned as herein provided, shall be valid and enforceable against Akerna and Exchangeco and, subject to the provisions of this Indenture, Akerna and Exchangeco shall cause the Exchangeable Shares, to be issued pursuant to Error! Reference source not found. under this Indenture and cause the certificates representing such Exchangeable Shares to be duly issued and delivered in accordance with the Right Certificates and the terms hereof. At all times prior to and as at the Termination Date, while any of the Rights are outstanding, Exchangeco shall reserve, and Akerna shall cause Exchangeco to reserve, and there shall be conditionally allotted but unissued out of Exchangeco’s authorized capital that number of Exchangeable Shares sufficient to enable Akerna and Exchangeco to meet their respective obligations hereunder. All Exchangeable Shares issued pursuant to the Rights shall be issued as fully paid and non-assessable. Akerna and Exchangeco shall make or cause to be made all requisite filings, and pay all applicable fees, under applicable securities laws to report the issuance of Exchangeable Shares pursuant to the Rights.

ARTICLE 5
ROLE OF RIGHTS AGENT

5.1    ROLE AS RIGHTS AGENT

The Rights Agent accepts its duties and responsibilities under this Indenture solely as a custodian, bailee and agent, and no trust is intended to be, or is or shall be, created hereby, except as otherwise expressly stated herein, and the Rights Agent shall owe no duty hereunder as a trustee, except as otherwise expressly stated herein.

ARTICLE 6
ENFORCEMENT

6.1    SUITS BY HOLDERS OF RIGHTS

All or any of the rights conferred upon any Holder by any of the terms of the Rights Certificates or this Indenture may be enforced on behalf of the Holders (or any of them) by the Shareholder Representative by appropriate legal proceedings but without prejudice to the right which is hereby conferred upon the Rights Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Holders.

6.2    WAIVER OF DEFAULT

Upon the happening of any default hereunder, the Shareholder Representative shall have the power by requisition in writing to instruct the Rights Agent to waive any default hereunder and the Rights Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition, provided that no delay or omission of the Rights Agent or of the Shareholder Representative, as applicable, to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Rights Agent or the Shareholder Representative in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

ARTICLE 7
SUCCESSOR ENTITIES

7.1    CERTAIN REQUIREMENTS

Prior to the Termination Date, neither Akerna nor Exchangeco shall, directly or indirectly, sell, transfer or otherwise dispose of all or substantially all of their respective properties and assets as an entirety to any other Person and shall not amalgamate or merge with or into any other Person (any such other Person being herein referred to as a “Successor Entity”) unless:

(a)     the Successor Entity executes, before or contemporaneously with the consummation of any such transaction, an indenture supplemental hereto together with such other instruments as are satisfactory to the Rights Agent and in the opinion of Counsel are necessary or advisable to evidence the assumption by the Successor Entity of the due and punctual observance and performance of all the covenants and obligations of Akerna under this Indenture; and

(b)    such transaction shall be to the satisfaction of the Rights Agent, acting reasonably, and in the opinion of Counsel, be upon such terms so as to substantially preserve and not impair or reduce in any material respect the rights, and powers of the Rights Agent or of the Holders hereunder, including, for certainty, the economic rights, entitlements and interests of the Holders (or any of them) hereunder.

7.2    VESTING OF POWERS IN SUCCESSOR ENTITY

Whenever the conditions of Section 7.1 have been duly observed and performed, a Successor Entity shall possess and from time to time may exercise each and every right and power of Akerna and/or Exchangeco under this Indenture in the name of Akerna and/or Exchangeco or otherwise and any act or proceeding by any provision of this Indenture required to be done or performed by any Directors or officers of Akerna and/or Exchangeco may be done and performed with like force and effect by the Directors or officers of such Successor Entity.

ARTICLE 8
NOTICES

8.1    NOTICE TO AKERNA AND THE RIGHTS AGENT

(a)     Unless herein otherwise expressly provided, any notice to be given hereunder to Akerna, the Rights Agent and/or the Shareholder Representative (for and on behalf of the Holders) shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid, or by electronic transmission:

if to Akerna or Exchangeco:	Akerna Corp.
1601 Arapahoe Street
Denver, CO 80202
Email: scott.sozio@akerna.com

Attention:	Scott Sozio, President

with a copy to:	Dentons Canada LLP
15th Floor, Bankers Court, 850 — 2nd Street S.W.
Calgary, Alberta T2P 0R8
Email: courtney.burton@dentons.com

Attention:	Courtney Burton

if to the Rights Agent:	Continental Stock Transfer & Trust Company, Inc.
Email: [•]

Attention:	[•]

if to the Shareholder
Representative:	John Prentice
629 Eastern Avenue, Building B
Toronto, Ontario M4M 1E4
Email: john.prentice@ampleorganics.com

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or if sent by electronic transmission, on the first Business Day following such transmission or, if mailed, on the fifth Business Day following the date of the postmark on such notice.

(b)    Akerna, the Shareholder Representative or the Rights Agent, as the case may be, may from time to time notify the others in the manner provided in Subsection 8.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of Akerna or the Rights Agent, as the case may be, for all purposes of this Indenture.

ARTICLE 9
CONCERNING THE RIGHTS AGENT

9.1    NO CONFLICT OF INTEREST

The Rights Agent represents to Akerna that to the best of its knowledge, at the date of the execution and delivery of this Indenture there exists no material conflict of interest in its role as a fiduciary hereunder. In the event of a material conflict of interest arising in the Rights Agent’s role as fiduciary hereunder the Rights Agent shall, as soon as practicable but in any case within 20 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor rights agent approved by Akerna. Notwithstanding the foregoing provisions of this section, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Rights Certificate(s) shall not be affected in any manner whatsoever by reason hereof.

9.2    REPLACEMENT OF RIGHTS AGENT

(a)     The Rights Agent may resign its trust and be discharged from all further duties and liabilities hereunder by giving to Akerna at least 45 days’ notice in writing or such shorter notice as Akerna may accept as sufficient. The Shareholder Representative shall have the power at any time to remove the existing Rights Agent and to appoint a new rights agent. If the Rights Agent resigns or is removed by the Shareholder Representative or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, Akerna shall forthwith appoint a new rights agent unless a new rights agent has already been appointed by the Shareholder Representative; failing such appointment by Akerna, the retiring Rights Agent or the Shareholder Representative may apply to a court of competent jurisdiction, on such notice as such court may direct, for the appointment of a new rights agent; but any new rights agent so appointed by Akerna or by such court shall be subject to removal as aforesaid by the Shareholder Representative. Any new rights agent appointed under any provision of this section must be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by the applicable trust indenture legislation of any other province or territory, in that other province or territory, and must be a corporation which is independent of Akerna and has no material conflict of interest. On any new appointment the new rights agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Rights Agent.

(b)    Any entity into which the Rights Agent may be merged or with which it may be consolidated or amalgamated or any entity resulting from any merger, consolidation or amalgamation to which the Rights Agent shall be a party or any entity succeeding to the trust business of the Rights Agent, shall be the successor rights agent under this Indenture without the execution of any instrument or any further act.

9.3    EVIDENCE, EXPERTS AND ADVISERS

(a)     In addition to the reports, certificates, opinions and other evidence required by this Indenture, Akerna and Exchangeco shall furnish to the Rights Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by any trust indenture legislation or as the Rights Agent may reasonably require by written notice to Akerna.

(b)    In the exercise of its rights and duties hereunder, the Rights Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of Akerna, certificates of Akerna or other evidence furnished to the Rights Agent pursuant to any provision hereof or any trust indenture legislation or pursuant to a request of the Rights Agent, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and acceptability of any information therein contained which the Rights Agent in good faith believes to be genuine.

(c)     Proof of the execution of an instrument in writing, including a Holders’ Request, by any Holder may be made by the certificate of a notary public, or other officer with similar powers, that the Person signing such instrument acknowledged to it the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Rights Agent may consider adequate.

(d)    The Rights Agent may, at the expense of Akerna employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Rights Agent.

9.4    RIGHTS AGENT MAY DEAL IN SECURITIES

Subject to Section 9.1, the Rights Agent may buy, sell, lend upon and deal in securities of Akerna and generally contract and enter into financial transactions with Akerna or otherwise, without being liable to account for any profits made thereby.

9.5    RIGHTS AGENT NOT ORDINARILY BOUND

Except as otherwise specifically provided herein, the Rights Agent shall not be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by Akerna of any of the obligations herein imposed upon Akerna or of the covenants on the part of Akerna herein contained.

9.6    RIGHTS AGENT NOT REQUIRED TO GIVE SECURITY

The Rights Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

9.7    RIGHTS AGENT NOT REQUIRED TO GIVE NOTICE OF DEFAULT

The Rights Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required to do so under the terms hereof; nor shall the Rights Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Rights Agent and in the absence of any such notice the Rights Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Rights Agent to determine whether or not the Rights Agent shall take action with respect to any default.

9.8    ACCEPTANCE OF APPOINTMENT

The Rights Agent hereby accepts its appointment as Rights Agent and its duties and obligations in this Indenture declared and provided for and agrees to perform them upon the terms and conditions herein set forth and to hold and exercise the rights, privileges and benefits conferred upon it hereby, subject to all the terms and conditions herein set forth, until discharged therefrom by resignation or other lawful removal.

9.9    DUTIES OF RIGHTS AGENT

The Rights Agent, in exercising its powers and discharging its duties hereunder, shall:

(a)     act honestly and in good faith with a view to the best interests of the Holders; and

(b)    exercise the care, diligence and skill that a reasonably prudent rights agent would exercise in comparable circumstances.

9.10  ACTIONS BY RIGHTS AGENT

(a)     Subject only to Section 9.9, the obligation of the Rights Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Rights Agent or the Holders hereunder shall be conditional upon the Holders delivering to the Rights Agent:

(i)     a written request by the Shareholder Representative directing the Rights Agent to take such act, action, or proceeding;

(ii)    sufficient funds to commence or continue such act, action or proceeding; and

(iii)   an indemnity reasonably satisfactory to the Rights Agent to protect and hold harmless the Rights Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damages it may suffer by reason thereof.

(b)    None of the provisions contained in this Indenture shall require the Rights Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(c)     The Rights Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Shareholder Representative (for and on behalf of the Holders), at whose instance it is acting, to deposit with the Rights Agent the Rights held by them, for which Rights the Rights Agent shall issue receipts.

9.11  PROTECTION OF RIGHTS AGENT

By way of supplement to the provisions of any law for the time being relating to trustees it is expressly declared and agreed as follows:

(a)     the Rights Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Rights Certificates (except the representation contained in Section 9.1 or in the certificate of the Rights Agent on the Rights Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by Akerna;

(b)    nothing herein contained shall impose any obligation on the Rights Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto; and

(c)     the Rights Agent shall not be bound to give notice to any Person or Persons of the execution hereof.

9.12  INDEMNIFICATION OF THE RIGHTS AGENT

The Rights Agent, its officers, directors, agents and employees shall at all times be indemnified and saved harmless by Akerna from and against all claims, demands, losses, actions, causes of action, suits, proceedings, costs, charges, expenses, assessments, judgements, damages and liabilities whatsoever arising in connection with this Indenture, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Rights Agent contemplated hereby, reasonable expert consultant and legal fees and disbursements on a solicitor and client basis and reasonable costs and expenses incurred in connection with the enforcement of this indemnity, which the Rights Agent may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Rights Agent. The foregoing provisions of this section do not apply to the extent that in any circumstance there have been acts of gross negligence, wilful misconduct, or bad faith by the Rights Agent. This indemnity shall survive the termination or discharge of this Indenture and the resignation or removal of the Rights Agent.

9.13  THIRD PARTY INTERESTS

Each party to this Indenture hereby represents to the Rights Agent that any account to be opened by, or interest to held by the Rights Agent in connection with this Indenture, for or to the credit of such party, either: (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Rights Agent’s prescribed form as to the particulars of such third party.

9.14  NOT BOUND TO ACT / ANTI-MONEY LAUNDERING

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Rights Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, antiterrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to Akerna, provided: (a) that the Rights Agent’s written notice shall describe the circumstances of such non-compliance; and (b) that if such circumstances are rectified to the Rights Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

9.15  PRIVACY LAWS

The parties acknowledge that the Rights Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes: (a) to provide the services required under this Indenture and other services that may be requested from time to time; (b) to help the Rights Agent manage its servicing relationships with such individuals; (c) to meet the Rights Agent’s legal and regulatory requirements; and (d) if Social Insurance Numbers are collected by the Rights Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Rights Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Rights Agent shall make available on its website, [•], or upon request, including revisions thereto. The Rights Agent may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Rights Agent any personal information relating to an individual who is not a party to this Indenture unless the that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

9.16  FORCE MAJEURE

Except for the payment obligations of Akerna contained herein, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provisions contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, economic sanctions or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this section.

ARTICLE 10
SUPPLEMENTAL INDENTURES

10.1  SUPPLEMENTAL INDENTURES

The Rights Agent may, without the consent or concurrence of the Holders, by supplemental Indenture or otherwise, concur with Akerna in making any changes or corrections in this Indenture which it has been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any deed or indenture supplemental or ancillary hereto, provided that the Rights Agent, relying on the opinion of Counsel, the rights of the Rights Agent and of the Holders are in no way prejudiced thereby.

ARTICLE 11
GENERAL PROVISIONS

11.1  EXECUTION

This Indenture may be simultaneously executed in several counterparts, and may be executed by facsimile or other means of electronic communication producing a printed copy, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof.

11.2  AMENDMENT

This provisions of this Indenture may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by Akerna, the Shareholder Representative and the Rights Agent.

11.3  FORMAL DATE

This Indenture may be referred to as bearing the formal date [•] irrespective of the actual date of execution hereof.

11.4  SATISFACTION AND DISCHARGE OF INDENTURE

Upon the Termination Date, this Indenture shall cease to be of any force and effect and the Rights Agent, on demand of and at the cost and expense of Akerna and upon delivery to the Rights Agent of a certificate of Akerna stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute instruments as requested by Akerna acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Rights Agent by Akerna hereunder shall remain in full force and effect and survive the termination of this Indenture.

11.5  PROVISIONS OF INDENTURE AND RIGHTS FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS

Nothing in this Indenture or in the Rights Certificates, expressed or implied, shall give or be construed to give to any Person other than the parties thereto and the Holders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Holders.

11.6  WITHHOLDING

Each of Akerna, Exchangeco and the Rights Agent shall be entitled to deduct and withhold from any amounts or property to be issued, paid, assigned or conveyed hereunder, such amounts as Akerna, Exchangeco or the Rights Agent, as the case may be, is required to deduct and withhold with respect to such payment or transfer under the Income Tax Act (Canada) or any provision of federal, provincial, state, local or foreign tax law. In lieu of withholding such amounts Akerna, Exchangeco and the Rights Agent shall be entitled to otherwise recover or to require a Holder to provide for such applicable taxes. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the relevant Holder, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

[The remainder of this page is intentionally blank; signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf.

By:
Name: John Prentice, exclusively in his capacity as Shareholder Representative

2732805 ONTARIO INC.

By:
Name:
Title:

AKERNA CORP.

By:
Name: Scott Sozio
Title: President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, INC.

By:
Name:
Title:
By:
Name:
Title:

[Rights Indenture]

SCHEDULE “A”

FORM OF RIGHTS CERTIFICATE

(see attached)

THIS IS SCHEDULE “A” to the Rights Indenture made as of [•] between Akerna Corp., 2732805 Ontario Inc., John Prentice, as Shareholder Representative, and Continental Stock Transfer & Trust Company, Inc., as Rights Agent.

____________________________________________________________________________________________

RIGHTS CERTIFICATE

AKERNA CORP.
(a corporation existing under the laws of Delaware)
(“Akerna”)

RIGHTS CERTIFICATE NO. ____________________________
ONE RIGHT, entitling the holder to acquire such share of the Deferred Consideration as specified in Section 2.2 of the Rights Indenture (as defined below).

THIS IS TO CERTIFY THAT ____________________________________________________________

(the “holder”) is the registered holder of a right (the “Right”) entitling the holder to receive Exchangeable Shares all on the terms and conditions set out in a rights indenture (the “Rights Indenture”) between Akerna, Exchangeco, John Prentice, as Shareholder Representative, and Continental Stock Transfer & Trust Company, Inc. dated [•].

The Right represented by this certificate is issued under and pursuant to the Rights Indenture. Reference is made to the Rights Indenture and any instruments supplemental thereto for a full description of the rights of the holders of the Rights and the terms and conditions upon which the Rights are, or are to be, issued and held, with the same effect as if the provisions of the Rights Indenture and all instruments supplemental thereto were herein set forth. By acceptance hereof, the holder assents to all provisions of the Rights Indenture. In the event of a conflict between the provisions of this Rights Certificate and the Rights Indenture, the provisions of the Rights Indenture shall govern. Capitalized terms used in the Rights Indenture have the same meaning herein as therein, unless otherwise defined.

The registered holder of this Rights Certificate may, at any time prior to the close of business on the last Business Day immediately preceding the Termination Date, upon surrender hereof to the Rights Agent at its offices in the city of [•], exchange this Rights Certificate for other Rights Certificates entitling the holder to acquire, in the aggregate, the same Deferred Consideration as may be acquired under this Rights Certificate.

The holding of the Right evidenced by this Rights Certificate shall not constitute the holder hereof a shareholder of Akerna or Exchangeco or entitle the holder to any right or interest in respect thereof except as expressly provided in the Rights Indenture and in this Rights Certificate.

The Right evidenced by this Rights Certificate may only be transferred in accordance with the terms of the Rights Indenture and upon compliance with such reasonable requirements as the Rights Agent may prescribe.

This Rights Certificate shall not be valid for any purpose whatever unless and until it has been certified by or on behalf of the Rights Agent.

Time shall be of the essence hereof.

IN WITNESS WHEREOF Akerna has caused this Rights Certificate to be signed by its duly authorized officer as of [•].

AKERNA CORP.

Per:
(Authorized Signatory)

2732805 ONTARIO INC.
Per:
(Authorized Signatory)
Certified by:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, INC.
Rights Agent
Per:
(Authorized Signatory)

SCHEDULE “G”
Form of Ample Shareholder Support Agreement

•, 2019

Akerna Corp.
1601 Arapahoe Street
Denver, CO
80202

and

Ample Organics Inc.
629 Eastern Avenue, Building B,
Toronto, ON
M4M 1E4

Dear Sirs/Mesdames:

Re:     Support Agreement

_____________________________ (the “Shareholder”) understands that Akerna Corp. (“Company”) and Ample Organics Inc. (the “Ample”) have entered into an arrangement agreement (the “Arrangement Agreement”) dated as of the date of this letter agreement (the “Support Agreement”) contemplating a plan of arrangement under the provisions of the Business Corporations Act (Ontario), the result of which will be the indirect acquisition of all of the issued and outstanding shares in the capital of Ample by the Company (the “Arrangement”). The completion of the Arrangement is conditional upon, among other conditions, the approval by resolution of the shareholders of the Company of the Akerna Shareholder Matters (as such term is defined in the Arrangement Agreement). The Arrangement Agreement contemplates that certain shareholders of the Company, including the Shareholder, will agree to vote the common shares in the capital of the Company beneficially owned or controlled by them in favour of the Akerna Shareholder Matters, and to otherwise support the Arrangement as contemplated by the Arrangement Agreement. The Shareholder is the beneficial owner of the number and class of shares of the Company and options and warrants to purchase shares of the Company, in each case as listed in Schedule “A” (the “Shareholder’s Securities”). The name of the registered holder of the Shareholder’s Securities is also set out in Schedule “A” (if different from the Shareholder).

The Shareholder hereby agrees, in its capacity as securityholder of the Company (and not in its capacity as an officer or director of the Company) to vote or to cause to be voted the Shareholder’s Securities, and any other securities directly or indirectly acquired by or issued to the undersigned after the date hereof (including without limitation any shares issued upon any exercise of options to purchase shares of the Company or purchase warrants of the Company), if any: (i) in favour of the Akerna Shareholder Matters; and (ii) against any acquisition proposal that could reasonably be expected to delay, prevent or frustrate the successful completion of the Arrangement or any of the transactions contemplated by the Arrangement Agreement.

The Shareholder hereby represents and warrants that (a) it is the sole beneficial owner of the Shareholder’s Securities, and, to the extent the Shareholder’s Securities are voting securities, the Shareholder has the sole right to vote all of the Shareholder’s Securities; and (b) the only securities of the Company beneficially owned, directly or indirectly, by the Shareholder on the date hereof are the Shareholder’s Securities.

The Shareholder hereby represents and warrants that this Support Agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the Shareholder in accordance with its terms, and the performance by the Shareholder of his, her or its obligations hereunder will not constitute a violation or breach of or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which the Shareholder will be a party and by which the Shareholder will be bound, in each case at the time of such performance.

The Shareholder hereby agrees that the details of this Support Agreement may be described in any press release, information circular or other communication prepared by the Company or Ample in connection with the Arrangement and in any material change report prepared by Ample or similar document prepared by the Company in connection with the execution and delivery of this Support Agreement and the Shareholder further agrees to this Support Agreement being made publicly available in accordance with any applicable securities laws.

This Support Agreement shall be deemed to terminate, and the respective rights and obligations of the parties hereunder shall cease, immediately upon the earliest to occur of any of the following: (a) the completion of the Arrangement in accordance with its terms; and (b) upon the termination of the Arrangement Agreement in accordance with its terms.

The provisions of this Support Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors, permitted assigns and legal personal representatives, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Support Agreement without the prior written consent of the other parties hereto, except that Ample may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Support Agreement to an affiliate, without reducing its own obligations hereunder.

This Support Agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Support Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

This Support Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[Signature Page Follows]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter agreement where indicated below and returning the same to the undersigned, upon which this letter agreement as so accepted shall constitute an agreement among the Shareholder, Ample and the Company.

Yours truly,

___________________________
[SHAREHOLDER]

Accepted and agreed on this _____ day of 2019.

Akerna corp.

By:
Name:
Title:
ample organics INC.

By:
Name:
Title:

[Signature Page to Akerna Support Agreement]

Schedule “A”

Shareholder’s Securities

Number of Securities	Name of Beneficial Owner	Name of Registered Holder (e.g. Broker or Custodian)
__________ common shares
__________ options
__________ warrants

SCHEDULE “H”
Form of Akerna Shareholder Support Agreement

December 18, 2019

Akerna Corp.

1601 Arapahoe Street

Denver, CO

80202

and

Ample Organics Inc.
629 Eastern Avenue, Building B,
Toronto, ON
M4M 1E4

Dear Sirs/Mesdames:

Re:     Support Agreement

_____________________________ (the “Shareholder”) understands that Akerna Corp. (“Company”) and Ample Organics Inc. (the “Ample”) have entered into an arrangement agreement (the “Arrangement Agreement”) dated as of the date of this letter agreement (the “Support Agreement”) contemplating a plan of arrangement under the provisions of the Business Corporations Act (Ontario), the result of which will be the indirect acquisition of all of the issued and outstanding shares in the capital of Ample by the Company (the “Arrangement”). The completion of the Arrangement is conditional upon, among other conditions, the approval by resolution of the shareholders of the Company of the Akerna Shareholder Matters (as such term is defined in the Arrangement Agreement). The Arrangement Agreement contemplates that certain shareholders of the Company, including the Shareholder, will agree to vote the common shares in the capital of the Company beneficially owned or controlled by them in favour of the Akerna Shareholder Matters, and to otherwise support the Arrangement as contemplated by the Arrangement Agreement. The Shareholder is the beneficial owner of the number and class of shares of the Company and options and warrants to purchase shares of the Company, in each case as listed in Schedule “A” (the “Shareholder’s Securities”). The name of the registered holder of the Shareholder’s Securities is also set out in Schedule “A” (if different from the Shareholder).

The Shareholder hereby agrees, in its capacity as securityholder of the Company (and not in its capacity as an officer or director of the Company) to vote or to cause to be voted the Shareholder’s Securities, and any other securities directly or indirectly acquired by or issued to the undersigned after the date hereof (including without limitation any shares issued upon any exercise of options to purchase shares of the Company or purchase warrants of the Company), if any: (i) in favour of the Akerna Shareholder Matters; and (ii) against any acquisition proposal that could reasonably be expected to delay, prevent or frustrate the successful completion of the Arrangement or any of the transactions contemplated by the Arrangement Agreement.

The Shareholder hereby represents and warrants that (a) it is the sole beneficial owner of the Shareholder’s Securities, and, to the extent the Shareholder’s Securities are voting securities, the Shareholder has the sole right to vote all of the Shareholder’s Securities; and (b) the only securities of the Company beneficially owned, directly or indirectly, by the Shareholder on the date hereof are the Shareholder’s Securities.

The Shareholder hereby represents and warrants that this Support Agreement has been duly executed and delivered and is a valid and binding agreement, enforceable against the Shareholder in accordance with its terms, and the performance by the Shareholder of his, her or its obligations hereunder will not constitute a violation or breach of or default under, or conflict with, any contract, commitment, agreement, understanding or arrangement of any kind to which the Shareholder will be a party and by which the Shareholder will be bound, in each case at the time of such performance.

The Shareholder hereby agrees that the details of this Support Agreement may be described in any press release, information circular or other communication prepared by the Company or Ample in connection with the Arrangement and in any material change report prepared by Ample or similar document prepared by the Company in connection with the execution and delivery of this Support Agreement and the Shareholder further agrees to this Support Agreement being made publicly available in accordance with any applicable securities laws.

This Support Agreement shall be deemed to terminate, and the respective rights and obligations of the parties hereunder shall cease, immediately upon the earliest to occur of any of the following: (a) the completion of the Arrangement in accordance with its terms; and (b) upon the termination of the Arrangement Agreement in accordance with its terms.

The provisions of this Support Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors, permitted assigns and legal personal representatives, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Support Agreement without the prior written consent of the other parties hereto, except that Ample may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Support Agreement to an affiliate, without reducing its own obligations hereunder.

This Support Agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Support Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

This Support Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[Signature Page Follows]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter agreement where indicated below and returning the same to the undersigned, upon which this letter agreement as so accepted shall constitute an agreement among the Shareholder, Ample and the Company.

Yours truly,

Name:

Accepted and agreed on this _____ day of 2019.

Akerna corp.
By:
Name:
Title:
ample organics INC.
By:
Name:
Title:

[Signature Page to Akerna Support Agreement]

Schedule “A”
Shareholder’s Securities

Number of Securities	Name of Beneficial Owner	Name of Registered Holder (e.g. Broker or Custodian)
__________ common shares
__________ options
__________ warrants

SCHEDULE “I”
PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions (it being understood that all references to the “Company” in this Schedule I shall be a reference to 2732805 Ontario Inc.):

1.      Interpretation

(a)     Definitions. For the purposes of these Exchangeable Share Provisions:

“affiliate” has the meaning ascribed thereto National Instrument 45-106 Prospectus Exemptions;

“Akerna” means Akerna Corp., a corporation existing under the laws of Delaware;

“Akerna Control Transaction” shall be deemed to have occurred if:

(i)     except in connection with the Arrangement Agreement, Plan of Arrangement or Akerna Transactions, any person acquires, directly or indirectly, any voting security of Akerna and, immediately after such acquisition, directly or indirectly owns, or exercises control and direction over, voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of Akerna;

(ii)    except in connection with the Arrangement Agreement, Plan of Arrangement or Akerna Transactions, the shareholders of Akerna approve a merger, consolidation, recapitalization or reorganization of Akerna, other than any such transaction which would result in the holders of outstanding voting securities of Akerna immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction;

(iii)   the shareholders of Akerna approve a liquidation of Akerna; or

(iv)   Akerna sells or disposes of all or substantially all of its assets;

“Akerna Dividend Declaration Date” means the date on which the board of directors of Akerna declares any dividend or other distribution on the Akerna Shares;

“Akerna Shares” means shares of common stock of Akerna;

“Akerna Transactions” has the meaning ascribed thereto in the Arrangement Agreement;

“Ample” means Ample Organics Inc., a corporation existing under the laws of the Province of Ontario;

“Ample” has the meaning ascribed thereto in the Arrangement Agreement;

“Arrangement Agreement” means the arrangement agreement dated December 18, 2019 among Akerna, Ample, the Company and John Prentice as amended, supplemented or otherwise modified from time to time in accordance with its terms;

“Automatic Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

“Board of Directors” means the board of directors of the Company;

“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in the Province of Ontario or in the State of Colorado;

“Callco” means 2732804 Ontario Inc., a wholly-owned subsidiary of Akerna incorporated under the laws of the Province of Ontario;

“Canadian Dollar Equivalent” means, at any date, in respect of any amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) as of such date, the product obtained by multiplying: (i) the Foreign Currency Amount, by (ii) the daily exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such daily exchange rate is not available, the average daily exchange rate during the period of 20 consecutive Business Days ending on the third Business Day immediately before such date for such foreign currency expressed in Canadian dollars;

“Change of Law Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Common Shares” means the common shares in the capital of the Company;

“Current Market Price” means, in respect of an Akerna Share on any date, the Canadian Dollar Equivalent of the average closing price of an Akerna Share on the NASDAQ during the period of 20 consecutive trading days ending on the third trading day immediately before such date or, if the Akerna Shares are not then listed on the NASDAQ, on such other stock exchange or automated quotation system on which the Akerna Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Akerna Shares during such period does not reflect the fair market value of an Akerna Share, then the Current Market Price of an Akerna Share shall be determined by the Board of Directors, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding, absent manifest error;

“Effective Date” has the meaning ascribed thereto in the Plan of Arrangement;

“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Company in respect of such Exchangeable Share, or purchase of such Exchangeable Share pursuant to these Exchangeable Share Provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

(i)     the Current Market Price of one Akerna Share deliverable in connection with such action; plus

(ii)    a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

(iii)   such stock or other property constituting any declared, payable and unpaid non-cash dividends, and all undeclared but payable stock or property constituting any undeclared but payable non-cash dividends, in either case, deliverable on the Exchangeable Shares;

provided that: (A) the part of the consideration which represents (i) above shall be fully paid and satisfied by the delivery of one Akerna Share, such share to be duly issued, fully paid and nonassessable; (B) the part of the consideration which represents (iii) above shall be fully paid and satisfied by delivery of such non-cash items; (C) in each case, any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (D) in each case, any such consideration shall be paid without interest and less any tax required to be deducted and withheld therefrom;

“Exchangeable Share Price” means, at any time, for each Exchangeable Share, an amount equal to the aggregate of:

(i)     the Current Market Price of one Akerna Share at such time;

(ii)    the full amount of all cash dividends declared, payable and unpaid, at such time, on such Exchangeable Share;

(iii)   the full amount of all non-cash dividends declared, payable and unpaid, at such time, on such Exchangeable Share; and

(iv)   the full amount of all dividends declared and payable or paid in respect of each Akerna Share which have not, at such time, been declared or paid on such Exchangeable Share in accordance herewith;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions set out herein;

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Company to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change is required to maintain the economic equivalence of the Exchangeable Shares and the Akerna Shares;

“Exchangeable Shares” means the exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

“Liquidation Amount” has the meaning ascribed thereto in Section 5(a);

“Liquidation Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Liquidation Date” has the meaning ascribed thereto in Section 5(a);

“NASDAQ” means the National Association of Securities Dealers Automated Quotations exchange;

“OBCA” means the Business Corporations Act (Ontario) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government or any other entity, whether or not having legal status;

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Schedule A to the Arrangement Agreement, including any appendices thereto, and any amendments, modifications or supplements thereto made from time to time in accordance with its terms;

“Redemption Call Purchase Price” has the meaning ascribed thereto in the Plan of Arrangement;

“Redemption Call Right” has the meaning ascribed thereto in the Plan of Arrangement;

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares, which date shall be no earlier than the seventh anniversary of the Effective Date, unless:

(i)     the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by Akerna and its subsidiaries) is less than 2% of the number of Exchangeable Shares issued on the Effective Date (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock or share dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the seventh anniversary of the Effective Date as it may determine, upon at least 30 days’ prior written notice to the holders of the Exchangeable Shares and the Trustee;

(ii)    an Akerna Control Transaction is proposed, in which case, provided the Board of Directors determines in good faith that it is not practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Akerna Control Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Akerna and its affiliates) is necessary to enable the completion of such Akerna Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(iii)   an Exchangeable Share Voting Event is proposed and (A) the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exchangeable Share Voting Event, and (B) the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the later of the events described in (A) and (B) above occurs; or

(iv)   an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares fail to take such action;

provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i), (ii), (iii) or (iv) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption;

“Redemption Price” has the meaning ascribed thereto in Section 7(a);

“Retracted Shares” has the meaning ascribed thereto in Section 6(a)(i);

“Retraction Call Notice” has the meaning ascribed thereto in Section 6(b)(ii);

“Retraction Call Right” has the meaning ascribed thereto in Section 6(a)(i)(C);

“Retraction Call Right Purchase Price” has the meaning ascribed thereto in Section 6(b)(i);

“Retraction Date” has the meaning ascribed thereto in Section 6(a)(i);

“Retraction Price” has the meaning ascribed thereto in Section 6(a)(i);

“Retraction Request” has the meaning ascribed thereto in Section 6(a)(i);

“Support Agreement” means the support agreement to be entered into at or prior to the issuance by the Company of any Exchangeable Shares among Akerna, Callco and the Company substantially in the form of Schedule D to the Arrangement Agreement, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms;

“Transfer Agent” means Continental Stock Transfer & Trust Company, Inc. or such other person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares;

“Trustee” means the trustee chosen by Akerna and Ample, each acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement to be made among Akerna, Callco, the Company and the Trustee in connection with the Plan of Arrangement substantially in the form of Schedule G to the Arrangement Agreement, as may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

(b)    Interpretation Not Affected by Headings. The division of these Exchangeable Share Provisions into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to a “Section” followed by a number and/or a letter refer to the specified section of these Exchangeable Share Provisions.

(c)     Number and Gender. In these Exchangeable Share Provision, unless the context otherwise clearly requires, words used herein importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

(d)    Date of Any Action. If any date on which any action is required to be taken hereunder by any person is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

(e)     Currency. In these Exchangeable Share Provision, unless stated otherwise, all cash payments provided for herein shall be made in Canadian dollars.

2.      Ranking of Exchangeable Shares

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares: (a) with respect to the payment of dividends or other distributions as and to the extent provided in Section 3; and (b) with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs as and to the extent provided in Section 5.

3.      Dividends and Distributions

(a)     Dividends and Distributions. A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Akerna Dividend Declaration Date, declare a dividend or other distribution on each Exchangeable Share:

(i)     in the case of a cash dividend or other distribution declared on the Akerna Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend or other distribution declared on each Akerna Share on the Akerna Dividend Declaration Date;

(ii)    in the case of a stock or share dividend or other distribution declared on the Akerna Shares to be paid in Akerna Shares, by the issue or transfer by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Akerna Shares to be paid on each Akerna Share; provided, however, that the Company may, in lieu of such stock or share dividend or other distribution, elect to effect a corresponding, contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Sections 3(e) and 3(f)) subdivision of the outstanding Exchangeable Shares; or

(iii)   in the case of a dividend or other distribution declared on the Akerna Shares in property other than cash or Akerna Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with Section 3(e)) to the type and amount of property declared as a dividend or other distribution on each Akerna Share;

and such dividends or other distributions shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends or other distributions, out of authorized but unissued shares of the Company or through the subdivision of outstanding Exchangeable Shares, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the dividends or other distributions referred to in this Section 3(a).

(b)    Payments of Dividends and Distributions. Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends or other distributions contemplated by Section 3(a)(i) and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or other distribution represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares or written evidence of the book entry issuance or transfer to the registered holder of Exchangeable Shares shall be delivered in respect of any stock or share dividends or other distributions contemplated by Section 3(a)(ii) or any subdivision of the Exchangeable Shares under Sections 3(a)(ii) and 3(f), and the sending of such certificates or written evidence to each holder of an Exchangeable Share shall satisfy the stock or share dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or other distributions contemplated by Section 3(a)(iii) shall be issued, distributed or transferred by the Company in such manner as it shall determine, and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. Subject to the requirements of applicable law with respect to unclaimed property, no holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend or other distribution that is represented by a cheque that has not been duly presented to the Company’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

(c)     Record and Payment Dates. The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or other distribution declared on the Exchangeable Shares under Section 3(a) shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the Akerna Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of the Exchangeable Shares under Sections 3(a)(ii) and 3(f), and the effective date of such subdivision, shall be the same dates as the record and payment date, respectively, for the corresponding stock or share dividend or other distribution declared on the Akerna Shares.

(d)    Partial Payment. If on any payment date for any dividends or other distributions declared on the Exchangeable Shares under Section 3(a) the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

(e)     Economic Equivalence. The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the Board of Directors may determine), “economic equivalence” for the purposes of the Exchangeable Share Provisions and each such determination shall be conclusive and binding on the Company and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i)     in the case of any stock or share dividend or other distribution payable in Akerna Shares, the number of such shares issued as a result of such stock or share dividend or other distribution in proportion to the number of Akerna Shares previously outstanding;

(ii)    in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares), the relationship between the exercise price of each such right, option or warrant, the number of such rights, options or warrants to be issued or distributed in respect of each Akerna Share and the Current Market Price of an Akerna Share, the price volatility of the Akerna Shares and the terms of any such instrument;

(iii)   in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Akerna of any class other than Akerna Shares, any rights, options or warrants other than those referred to in Section 3(e)(ii), any evidences of indebtedness of Akerna or any assets of Akerna), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Akerna Share and the Current Market Price of an Akerna Share;

(iv)   in the case of any subdivision, redivision or change of the then outstanding Akerna Shares into a greater number of Akerna Shares or the reduction, combination, consolidation or change of the then outstanding Akerna Shares into a lesser number of Akerna Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting the Akerna Shares, the effect thereof upon the then outstanding Akerna Shares; and

(v)    in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Akerna Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(f)     Subdivision on Stock or Share Dividend. In the case of a stock or share dividend declared on Akerna Shares to be paid in Akerna Shares, in lieu of declaring the stock or share dividend contemplated by Section 3(a)(ii) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable law and to obtaining all required regulatory approvals, subdivide, redivide or change each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before such subdivision becomes a number of Exchangeable Shares equal to the sum of: (i) one Akerna Share; and (ii) the number of Akerna Shares to be paid as a share dividend on each Akerna Share.

4.      Certain Restrictions

So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 11(a):

(a)     pay any dividends or other distributions on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or other distributions, other than stock or share dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)    redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or the distribution of the assets in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(c)     redeem or purchase or make any capital distribution in respect of any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs; or

(d)    issue any Exchangeable Share or any other shares ranking equally with, or superior to, the Exchangeable Shares, other than, in each case, by way of stock or share dividends to the holders of such Exchangeable Shares or pursuant to a shareholders rights plan adopted by the Company;

provided, however, that the restrictions in this Section 4 shall not apply if all dividends or other distributions on the outstanding Exchangeable Shares corresponding to dividends or other distributions declared and paid on the Akerna Shares shall have been declared and paid in full on the Exchangeable Shares prior to or as at the date of any such event referred to in this Section 4.

5.      Liquidation

(a)     Liquidation Amount. Subject to applicable laws and the due exercise by Akerna or Callco of the Liquidation Call Right (which shall itself be subject to the sale and purchase contemplated by the Automatic Exchange Right), in the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution, winding-up or other distribution (the “Liquidation Date”), before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to dividends or other distributions an amount per share (the “Liquidation Amount”) equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Liquidation Amount.

(b)    Payment of Liquidation Amount. In the case of a distribution pursuant to Section 5(a), and provided that the sale and purchase contemplated by the Automatic Exchange Right has not occurred and that the Liquidation Call Right has not been exercised by Akerna or Callco, on or promptly after the Liquidation Date, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles of the Company, as applicable, together with such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of such holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration such holder is entitled to receive pursuant to Section 5(a). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, their proportionate part of the aggregate Liquidation Amount, unless payment of the aggregate Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates and other required documents in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited in a custodial account with, any chartered bank or trust company the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares as of the date of such deposit shall be limited to receiving its proportionate part of the aggregate Liquidation Amount for such Exchangeable Shares so deposited, without interest, and all dividends and other distributions with respect to the Akerna Shares to which such holder is entitled with a record date on or after the date of such deposit and before the date of transfer of such Akerna Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions. Upon such payment or deposit of the Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Akerna Shares delivered to them or the custodian on their behalf.

(c)     No Right to Participate in Further Distributions. After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the aggregate Liquidation Amount per Exchangeable Share pursuant to this Section 5, such holders shall not be entitled to share in any further distribution of the assets of the Company.

6.      Retraction of Exchangeable Shares

(a)     Retraction at Option of Holder

(i)     Subject to applicable laws and the due exercise by Akerna or Callco of the Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Price”), which price shall be satisfied in full by the Company delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. A holder of Exchangeable Shares must give notice of a request to redeem by presenting and surrendering to the Company, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares that such holder desires to have the Company redeem, together with: (A) such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles of the Company, as applicable, together with such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require; and (B) a duly executed request (the “Retraction Request”) in the form of Appendix I hereto or in such other form as may be acceptable to the Company:

(A)    specifying that such holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by the Company;

(B)    stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall not be less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Company, subject to Section 6(a)(v); and

(C)    acknowledging the overriding right (the “Retraction Call Right”) of Akerna and Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Akerna or Callco in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Right Purchase Price and on the other terms and conditions set out in Section 6(b).

(ii)    In the case of a redemption of Exchangeable Shares pursuant to this Section 6(a), upon receipt by the Company or the Transfer Agent in the manner specified in Section 6(a)(i) of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Company redeem, together with a duly executed Retraction Request and such additional documents and instruments specified in Section 6(a)(i) or that the Company may reasonably require, and provided that: (A) the Retraction Request has not been revoked by the holder of such Retracted Shares in the manner specified in Section 6(a)(iv); and (B) neither Akerna nor Callco has exercised the Retraction Call Right, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Company shall deliver or cause to be delivered to such holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Price and such delivery of such Exchangeable Share Consideration by or on behalf of the Company by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company. On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive the aggregate Retraction Price in respect thereof, unless payment of the aggregate Retraction Price payable to such holder shall not be made upon presentation and surrender of share certificates and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of the certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company shall thereafter be considered and deemed for all purposes to be a holder of the Akerna Shares delivered to such holder.

(iii)   Notwithstanding any other provision of this Section 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request if and to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable laws. If the Company believes, after due enquiry, that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that neither Akerna nor Callco has exercised the Retraction Call Right with respect to such Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable laws, the Company shall redeem Retracted Shares in accordance with Section 6(a)(ii) on a pro rata basis in proportion to the total number of Exchangeable Shares tendered for retraction and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to Section 6(a)(ii). If the Company would otherwise be obligated to redeem Retracted Shares pursuant to Section 6(a)(ii) but is not obligated to do so as a result of solvency requirements or other provisions of applicable laws, the holder of any such Retracted Shares not redeemed by the Company pursuant to Section 6(a)(ii) as a result of solvency requirements or other provisions of applicable laws shall be deemed, by delivery of the Retraction Request, to have instructed the Transfer Agent to require Akerna or Callco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Akerna or Callco to such holder of the aggregate Retraction Price in respect of such Retracted Shares, all as more specifically provided for in the Voting and Exchange Trust Agreement.

(iv)   A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Akerna or Callco shall be deemed to have been revoked.

(v)    Notwithstanding any other provision of this Section 6(a), if:

(A)    exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require the Company to redeem any Exchangeable Shares pursuant to this Section 6(a) on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of the NASDAQ to the listing and trading (subject to official notice of issuance) of the Akerna Shares that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(B)    as a result of (A) above, it would not be practicable (notwithstanding the reasonable endeavours of Akerna) to obtain such approvals in time to enable all or any of such Akerna Shares to be admitted to listing and trading by the NASDAQ (subject to official notice of issuance) when so delivered; the Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of: (i) the second Business Day immediately following the date the approvals referred to in Section 6(a)(v)(A) are obtained; and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by the Company, and references in these Exchangeable Share Provisions to such Retraction Date shall be construed accordingly.

(b)    Retraction Call Rights

(i)     In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6(a), and subject to the limitations set forth in Section 6(a)(ii) (including that Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which Akerna has not exercised its Retraction Call Right), the Retraction Call Right will be available to each of Akerna and Callco, notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to Section 6(a), to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by Akerna or Callco, as the case may be, of an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Call Right Purchase Price”), which price shall be satisfied in full by Akerna or Callco, as the case may, delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price. Upon the exercise of the Retraction Call Right in respect of Retracted Shares, the holder of such Retracted Shares shall be obligated to sell all of such Retracted Shares to Akerna or Callco, as the case may be, on the Retraction Date on payment by Akerna or Callco, as the case may be, of the aggregate Retraction Call Right Purchase Price in respect of such Retracted Shares as set forth in this Section 6(b)(i).

(ii)    Upon receipt by the Company of a Retraction Request, the Company shall immediately notify Akerna and Callco thereof and shall provide Akerna and Callco with a copy of the Retraction Request. Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Retracted Shares, if any, in respect of which Akerna has not exercised its Retraction Call Right. In order to exercise its Retraction Call Right, Akerna or Callco, as the case may be, must notify the Company in writing of its determination to do so (a “Retraction Call Notice”) within five Business Days after the Company notifies Akerna and Callco of the Retraction Request. If neither Akerna nor Callco so notifies the Company within such five Business Day period, the Company shall notify the holder as soon as possible thereafter that neither Akerna nor Callco will exercise the Retraction Call Right. If one or both of Akerna and Callco delivers a Retraction Call Notice within such five Business Day period and duly exercises its Retraction Call Right in accordance with this Section 6(b)(ii), the obligation of the Company to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder of such Retracted Shares in the manner specified in Section 6(a)(iv), Akerna or Callco, as the case may be, shall purchase from such holder and such holder shall sell to Akerna or Callco, as the case may be, on the Retraction Date the Retracted Shares for an amount per share equal to the Retraction Call Right Purchase Price. Provided that the aggregate Retraction Call Right Purchase Price has been so deposited with the Transfer Agent as provided in Section 6(b)(iii), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date.

(iii)   For the purpose of completing a purchase of Retracted Shares pursuant to the exercise of the Retraction Call Right, Akerna or Callco, as the case may be, shall deliver or cause to be delivered to the holder of such Retracted Shares, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Call

Right Purchase Price to which such holder is entitled and such delivery of Exchangeable Share Consideration on behalf of Akerna or Callco, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Right Purchase Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.

(iv)   On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive the aggregate Retraction Call Right Purchase Price in respect thereof, unless payment of the aggregate Retraction Call Right Purchase Price payable to such holder shall not be made upon presentation and surrender of share certificates and other required documents in accordance with the foregoing provisions, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Right Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Right Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by Akerna or Callco, as the case may be, shall thereafter be considered and deemed for all purposes to be a holder of the Akerna Shares delivered to such holder.

7.      Redemption of Exchangeable Shares by the Company

(a)     Redemption Amount. Subject to applicable laws and the due exercise by Akerna or Callco of the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Akerna and its affiliates) for an amount per share (the “Redemption Price”) equal to the Exchangeable Share Price on the last Business Day prior to the Redemption Date, which price shall be satisfied in full by the Company delivering or causing to be delivered to each holder of Exchangeable Shares the Exchangeable Share Consideration for each Exchangeable Share held by such holder.

(b)    Notice of Redemption. In the case of a redemption of Exchangeable Shares pursuant to Section 7(a), the Company shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with an Akerna Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Akerna or Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with an Akerna Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of the redemption by the Company or the purchase by Akerna or Callco, as the case may be, of the Exchangeable Shares under the Redemption Call Right will be sent on or before the Redemption Date, on as many days’ prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

(c)     Payment of Redemption Price. On or promptly after the Redemption Date, and provided that the Redemption Call Right has not been exercised by Akerna or Callco, the Company shall deliver or cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles of the Company, as applicable, together with such additional documents, instruments and payments as the Transfer Agent and the Company may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by notice to the holders of the Exchangeable Shares. Payment of the Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Redemption Price. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Trust Agreement) other than the right to receive, without interest, their proportionate part of the aggregate Redemption Price, unless payment of the aggregate Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the aggregate Redemption Price (in the form of Exchangeable Share Consideration) of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest earned on such deposit shall belong to the Company. Provided that such aggregate Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares in respect of which such deposit shall have been made shall be redeemed and the rights of the holders thereof after the Redemption Date shall be limited to receiving, without interest, their proportionate part of the aggregate Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the certificates for the Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Akerna Shares delivered to them or the custodian on their behalf.

8.      Purchase for Cancellation

(a)     Private Agreement. Subject to applicable laws and the articles of the Company, and notwithstanding Section 8(b), the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with the holder thereof.

(b)    Tender Offer. Subject to applicable laws and the articles of the Company, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price per share by tender to all the holders of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8(b) more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate are purchased pursuant to this Section 8(b), a new certificate for the balance of such shares shall be issued at the expense of the Company.

9.      Voting Rights

Except as required by applicable laws and by Section 11, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not be entitled to class votes except as required by applicable law.

10.    Specified Amount

The amount specified in respect of each Exchangeable Share for the purposes of subsection 191(4) of the Income Tax Act (Canada) shall be an amount equal to C$•.

11.    Amendment and Approval

(a)     Amendment. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(b)    Approval. Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable laws shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable laws, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided, however, that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

12.    Reciprocal Changes, etc. in Respect of Akerna Shares

(a)     Acknowledgement in Respect of Issuances or Distributions. Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Akerna will not, except as provided in the Support Agreement, without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b):

(i)     issue or distribute Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares) to the holders of all or substantially all of the then outstanding Akerna Shares by way of stock or share dividend or other distribution, other than an issue of Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares) to holders of Akerna Shares: (i) who exercise an option to receive dividends in Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares) in lieu of receiving cash dividends; or (ii) pursuant to any dividend reinvestment plan or scrip dividend or similar arrangement;

(ii)    issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Akerna Shares entitling them to subscribe for or to purchase Akerna Shares (or securities exchangeable for or convertible into or carrying rights to acquire Akerna Shares); or

(iii)   issue or distribute to the holders of all or substantially all of the then outstanding Akerna Shares:

(A)    shares or securities of Akerna of any class other than Akerna Shares (or securities convertible into or exchangeable for or carrying rights to acquire Akerna Shares);

(B)    rights, options or warrants other than those referred to in Section 12(a)(ii) above;

(C)    evidence of indebtedness of Akerna; or

(D)    assets of Akerna;

unless, in each case, the Company issues or distributes the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the

Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Akerna in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(b)    Acknowledgement in Respect of Corporate Changes. Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that for so long as any Exchangeable Shares not owned by Akerna or its affiliates are outstanding, Akerna will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b):

(i)     subdivide, redivide or change the then outstanding Akerna Shares into a greater number of Akerna Shares;

(ii)    reduce, combine, consolidate or change the then outstanding Akerna Shares into a lesser number of Akerna Shares; or

(iii)   reclassify or otherwise change the Akerna Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Akerna Shares;

unless, in each case, the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Akerna in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Arrangement Agreement and the Plan of Arrangement. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 11(b).

(c)     Successorship Transaction. Notwithstanding the foregoing provisions of this Section 12, in the event of an Akerna Control Transaction:

(i)      in which Akerna merges or amalgamates with, or in which all or substantially all of the then outstanding Akerna Shares are acquired by one or more other corporations to which Akerna is, immediately before such merger, amalgamation or acquisition, related within the meaning of the Income Tax Act (Canada) (otherwise than virtue of a right referred to in paragraph 251(5)(b) thereof);

(ii)    which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of such term in Section 1(a); and

(iii)   in which all or substantially all of the then outstanding Akerna Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Akerna Control Transaction, owns or controls, directly or indirectly, Akerna;

then all references herein to “Akerna” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Akerna Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of shares pursuant to these Exchangeable Share Provisions or the Plan of Arrangement or the exchange of shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Akerna Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to these Exchangeable Share Provisions or the Plan of Arrangement or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Akerna Control Transaction and the Akerna Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

13.    Actions by the Company under Support Agreement

(a)     Actions by the Company. The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Akerna, Callco and the Company with all provisions of the Support Agreement applicable to Akerna, Callco and the Company, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

(b)    Changes to the Support Agreement. The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(i)     adding to the covenants of any or all of the other parties to the Support Agreement if the board of directors of each of Akerna, Callco and the Company shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(ii)    evidencing the succession of successors to Akerna either by operation of law or agreement to the liabilities and covenants of Akerna under the Support Agreement (“Akerna Successors”) and the covenants of and obligations assumed by each such Akerna Successor in accordance with the provisions of Article 3 of the Support Agreement;

(iii)   making such amendments or modifications not inconsistent with the Support Agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the board of directors of each of Akerna, Callco and the Company, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments and modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(iv)   making such changes in or corrections to the Support Agreement which, on the advice of counsel to Akerna, Callco and the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the board of directors of each of Akerna, Callco and the Company shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

14.    Legend; Call Rights; Withholding Rights

(a)     Legend. The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

(b)    Call Rights. Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Redemption Call Right, the Change of Law Call Right and the Retraction Call Right, in each case, in favour of Akerna and Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Akerna and Callco as provided herein and in the Plan of Arrangement.

(c)     Withholding Rights. Akerna, Callco, the Company and the Transfer Agent shall be entitled to deduct and withhold from any dividend, distribution or other consideration otherwise payable to any holder of Exchangeable Shares such amounts as Akerna, Callco, the Company or the Transfer Agent, as the case may be, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Akerna, Callco, the Company and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Akerna, Callco, the Company or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Akerna, Callco, the Company or the Transfer Agent, as the case may be, shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

15.    Notices

(a)     Notices. Subject to applicable laws, any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

(b)    Certificates. Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares shall be made by first class mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

(c)     Notice to Shareholders.

(i)      Subject to applicable laws, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

(ii)    In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, the Company shall make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada are not open for the deposit of mail, any notice which the Company or the Transfer Agent may give or cause to be given hereunder will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if it is published once in the national edition of The Globe and Mail, provided that if the national edition of The Globe and Mail is not being generally circulated, publication thereof will be made in the National Post or any other daily newspaper of general circulation published in the City of Toronto.

(iii)   Notwithstanding any other provisions of these Exchangeable Share Provisions, notices, other communications and deliveries need not be mailed if the Company determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as the Company has determined that delivery by mail will no longer be delayed. The Company will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 15(c). Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

16.    Disclosure of Interests in Exchangeable Shares

The Company shall be entitled to require any holder of an Exchangeable Share or any person whom the Company knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to: (a) confirm that fact; or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity securities” of the Company) under section 5.2 of National Instrument 62-104 Take-Over Bids and Issuer Bids or as would be required under the articles of Akerna or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares were Akerna Shares.

17.    Fractional Shares

A holder of an Exchangeable Share shall not be entitled to any fraction of an Akerna Share upon the exchange, redemption or purchase of such holder’s Exchangeable Share pursuant to Section 5, 6 and 7 and no certificates representing any such fractional interest shall be issued and the number of Akerna Shares or Exchangeable Shares, as the case may be, to be received by an Ample Shareholder otherwise entitled to a fractional interest shall be rounded to the nearest whole Akerna Share or Exchangeable Share, as the case may be (with fractions equal to or greater than 0.5 being rounded up).

APPENDIX I
TO SCHEDULE I

RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To:    Akerna Corp. (“Akerna”)

2732804 Ontario Inc. (“Callco”)

2732805 Ontario Inc. (the “Company”)

This notice is given pursuant to Section 6 of the share provisions (the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares of the Company represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Exchangeable Share Provisions have the meanings ascribed to such words and expressions in such Exchangeable Share Provisions.

The undersigned hereby notifies the Company that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Company redeem in accordance with Section 6 of the Exchangeable Share Provisions: (select one)

☐	all Exchangeable Share(s) represented by this certificate
☐	Exchangeable Share(s) only

The undersigned hereby notifies the Company that the Retraction Date shall be __________.

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Company. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Company.

The undersigned acknowledges the overriding Retraction Call Right of Akerna and Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Akerna or Callco in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Right Purchase Price and on the other terms and conditions set out in Section 6(b) of the Exchangeable Share Provisions. If neither Akerna nor Callco exercise the Retraction Call Right, the Company will notify the undersigned of such fact as soon as possible. This Retraction Request, and this offer to sell the Retracted Shares to Akerna or Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Company at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Company is unable to redeem all Retracted Shares, and provided that neither Akerna nor Callco has exercised the Retraction Call Right with respect to the Retracted Shares, the Retracted Shares will be automatically exchanged pursuant to the Voting and Exchange Trust Agreement so as to require Akerna to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Akerna, Callco and the Company that the undersigned: (select one)

☐	is
☐	is not

a resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

The undersigned hereby represents and warrants to Akerna, Callco and the Company that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Akerna, Callco or the Company, as the case may be, free and clear of all liens, claims and encumbrances.

_____________________________	_____________________________	_____________________________
(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐      Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such certificates and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

Note: This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent and the Company may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Company and the certificates for the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:___________________________________________

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print):

Street Address or P.O. Box:
Signature of Shareholder:
City, Province and Postal Code:
Signature Guaranteed by:

Note: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Company represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Company, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

Annex B

AMENDMENT TO
ARRANGEMENT AGREEMENT

THIS AMENDING AGREEMENT is made this 28 day of February, 2020

AMONG:

AKERNA CORP., a company existing under the laws of the State of Delaware (“Akerna”)

AND

2732805 ONTARIO INC., a company existing under the laws of the Province of Ontario (“Purchaser”)

AND

AMPLE ORGANICS INC., a corporation existing under the laws of the Province of Ontario (“Ample”)

AND

JOHN PRENTICE, an individual resident in the Province of Ontario (hereinafter referred to as the “Shareholder Representative”)

WHEREAS:

A.     The Parties entered into an Arrangement Agreement dated December 18, 2019 (the “Arrangement Agreement”) pursuant to which Akerna, through its wholly owned subsidiary, Purchaser, agreed to acquire all of the issued and outstanding Ample Shares by way of the Arrangement; and

B.      the Parties wish to amend certain terms of the Arrangement Agreement as hereinafter provided.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto hereby covenant and agree as follows:

1.      Terms denoted with initial capital letters and not otherwise defined herein have the meanings assigned to them in the Arrangement Agreement.

2.      Section 1.1 of the Arrangement Agreement is hereby amended as follows:

(a)     the definition of “Escrow Agent” in Section 1.1 is hereby deleted and replaced by the following:

“ “Escrow Agent” means Odyssey Trust Company;”

(b)    the definition of “Outside Date” in Section 1.1 is hereby deleted and replaced by the following:

“ “Outside Date” means August 31, 2020 or such later date as may be agreed to in writing by Akerna and Ample;”

(c)     the definition of “Paying Agent” in Section 1.1 is hereby deleted and replaced by the following:

“Paying Agent” means Odyssey Trust Company;”

3.      Section 2.4 of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“2.4 Interim Order

As soon as reasonably practicable following the execution of this Agreement, but in any event no later than June 25, 2020, Ample shall apply to the Court in a manner acceptable to Akerna, acting reasonably, pursuant to

Annex B-1

the OBCA and prepare, file and diligently pursue an application to the Court of the Interim Order, which shall provide, among other things:

(a)     for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Ample Meeting and for the manner in which such notice is to be provided;

(b)    that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by Ample Shareholders present in person or represented by proxy at the Ample Meeting voting together as a single class, together with the affirmative vote of the holders holding not less than a majority of the Ample Preferred Shares;

(c)     that it is the intention of Akerna and Purchaser to rely upon Section 3(a)(10) of the U.S. Securities Act in connection with the offer and sale of Consideration Shares and Akerna Shares to be issued pursuant to the exchange of Exchangeable Shares, in each case in accordance with the Arrangement, based on the Court’s approval of the Arrangement, which approval through the issuance of the Final Order will constitute its determination of the fairness of the Arrangement;

(d)    that the Ample Meeting may be adjourned or postponed from time to time by the Ample Board subject to the terms of this Agreement without the need for additional approval of the Court;

(e)     that the record date for Ample Shareholders entitled to notice of and to vote at the Ample Meeting will not change in respect of any adjournment(s) or postponements of the Ample Meeting;

(f)     that, in all other respects, other than as ordered by the Court, the terms, conditions and restrictions of the constating documents of Ample, including quorum requirements and other matters, shall apply in respect of the Ample Meeting;

(g)    for the grant of the Dissent Rights to registered holders of Ample Shares as set forth in the Plan of Arrangement;

(h)    for the notice requirements with respect to the presentation of the application to the Court for the Final Order; and

(i)     for such other matters as Akerna may reasonably require, subject to obtaining the prior consent of Ample, such consent not to be unreasonably withheld, conditioned or delayed.”

4.      Section 2.5 of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“2.5 Akerna Shareholder Meeting

Subject to the terms of this Agreement and receipt of the Interim Order, Akerna shall:

(a)     convene and conduct the Akerna Meeting in accordance with its constating documents and Applicable Laws, as soon as reasonably practicable, and in any event on or before June 30, 2020;

(b)    in consultation with Ample, fix and publish a record date for the purposes of determining Akerna Shareholders entitled to receive notice of and vote at the Akerna Meeting and give notice to Ample of the Akerna Meeting;

(c)     allow Ample’s Representatives and counsel to attend the Akerna Meeting;

(d)    not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Akerna Meeting without Ample’s prior written consent (such consent not be unreasonably withheld, conditioned or delayed), except;

(i)     as required for quorum purposes (in which case the meeting shall be adjourned and not cancelled), by Applicable Law or by a Governmental Entity or by valid Akerna Shareholder action (which action is not solicited or proposed by Akerna or the Akerna Board); or

(ii)    as otherwise expressly permitted under this Agreement;

Annex B-2

(e)     provide Ample with copies of or access to information regarding the Akerna Meeting generated by any dealer or proxy solicitation firm engaged by Akerna, as requested from time to time by Ample;

(f)     use commercially reasonable efforts to solicit proxies in favour of the Akerna Shareholder Matters;

(g)    promptly advise Ample, at such times as Ample may reasonably request, as to the aggregate tally of the proxies received by Akerna in respect of the Akerna Shareholder Matters;

(h)    unless otherwise agreed to in writing by Ample or this Agreement is terminated in accordance with its terms or except as required by Applicable Law or by a Governmental Entity, Akerna shall continue to take all steps reasonably necessary to hold the Akerna Meeting and to cause the Akerna Shareholder Matters to be voted on at such meeting and shall not propose to adjourn or postpone the Ample Meeting other than as contemplated by Section 2.5(d); and

(i)     not change the record date for the Akerna Shareholders entitled to vote at the Akerna Meeting in connection with any adjournment or postponement of the Akerna Meeting unless required by Applicable Law or with the written consent of Ample, such consent not to be unreasonably withheld, conditioned or delayed.”

5.      Section 2.6 of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“2.6 Ample Shareholder Meeting

Subject to the terms of this Agreement and receipt of the Interim Order, Ample shall:

(a)     convene and conduct the Ample Meeting in accordance with its constating documents, the Interim Order and Applicable Laws, as soon as reasonably practicable, and in any event on or before June 30, 2020;

(b)    in consultation with Akerna, fix and publish a record date for the purposes of determining Ample Shareholders entitled to receive notice of and vote at the Ample Meeting and give notice to Akerna of the Ample Meeting;

(c)     allow Akerna’s Representatives and counsel to attend the Ample Meeting;

(d)    not adjourn, postpone or cancel (or propose or permit the adjournment, postponement or cancellation of) the Ample Meeting without Akerna’s prior written consent (such consent not be unreasonably withheld, conditioned or delayed), except;

(i)     as required for quorum purposes (in which case the meeting shall be adjourned and not cancelled), by Applicable Law or by a Governmental Entity or by valid Ample Shareholder action (which action is not solicited or proposed by Ample or the Ample Board); or

(ii)    as otherwise expressly permitted under this Agreement;

(e)     provide Akerna with copies of or access to information regarding the Ample Meeting generated by any dealer or proxy solicitation firm engaged by Ample, as requested from time to time by Akerna;

(f)     use commercially reasonable efforts to solicit proxies in favour of the Arrangement Resolution;

(g)    promptly advise Akerna, at such times as Akerna may reasonably request, as to the aggregate tally of the proxies received by Ample in respect of the Arrangement Resolution;

(h)    promptly advise Akerna of any written communication from any Ample Shareholder in opposition to the Arrangement, written notice of dissent, purported exercise or withdrawal of Dissent Rights, and written communications sent by or on behalf of Ample to any Ample Shareholder exercising or purporting to exercise Dissent Rights;

(i)     not make any payment or settlement offer, or agree to any payment or settlement prior to the Effective Time with respect to Dissent Rights without the prior written consent of Akerna;

Annex B-3

(j)     notwithstanding the receipt of an Acquisition Proposal or an Ample Change in Recommendation, unless otherwise agreed to in writing by Akerna or this Agreement is terminated in accordance with its terms or except as required by Applicable Law or by a Governmental Entity, Ample shall continue to take all steps reasonably necessary to hold the Ample Meeting and to cause the Arrangement Resolution to be voted on at such meeting and shall not propose to adjourn or postpone the Ample Meeting other than as contemplated by Section 2.6(d); and

(k)    not change the record date for the Ample Shareholders entitled to vote at the Ample Meeting in connection with any adjournment or postponement of the Ample Meeting unless required by Applicable Law or with the written consent of Akerna, such consent not to be unreasonably withheld, conditioned or delayed.”

6.      Section 2.12 of the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“2.12 Effective Date

The Arrangement shall become effective at the Effective Time on the Effective Date. The certificate of arrangement shall be conclusive evidence that the Arrangement has become effective as of the Effective Time. The Parties shall use their commercially reasonable efforts to cause the Effective Date to occur on or about July 3, 2020 or as soon thereafter as reasonably practicable and, in any event, by the Outside Date.”

7.      Subsections 3.6(b) and (c) of the Arrangement Agreement are hereby deleted in their entirety and replaced with the following:

“(b)   use its commercially reasonable efforts to take all such steps as are necessary to set the record date for the Akerna Meeting as a date not later than May 29, 2020;

(c)     subject to the terms of this Agreement, use their commercially reasonable efforts take all such steps as are necessary to convene and hold the Akerna Meeting in accordance with Applicable Laws not later than June 30, 2020 for the purpose of considering the Akerna Shareholder Matters and, unless this Agreement will have been terminated in accordance with subsection 8.1(a), Akerna will not cancel the Akerna Meeting or fail to put the Akerna Shareholder Matters before the Akerna Shareholders for their consideration without Ample’s prior written consent, other than as may be required under Applicable Laws; and Akerna will not propose to adjourn or postpone the Akerna Meeting without the prior consent of Ample except as required by Applicable Laws or by a Governmental Entity and except as required under subsections 2.5(d) or 5.4(b); and Akerna shall, if requested by Ample (acting reasonably), adjourn the Akerna Meeting one or more times for the purposes of obtaining any required quorum or attempting to obtain the requisite approval of the Akerna Shareholder Matters;”

8.      Subsections 3.7(d) and (e) of the Arrangement Agreement are hereby deleted in their entirety and replaced with the following:

“(d)   use its commercially reasonable efforts to take all such steps as are necessary to set the record date for the Ample Meeting as a date not later than May 29, 2020;

(e)     subject to the terms of this Agreement and in accordance and compliance with the Interim Order, use its commercially reasonable efforts to take all such steps as are necessary to convene and hold the Ample Meeting in accordance with the Interim Order and Applicable Laws not later than June 30, 2020 for the purpose of considering the Arrangement Resolution and, unless this Agreement will have been terminated in accordance with subsection 8.1(a), Ample will not cancel the Ample Meeting or fail to put the Arrangement Resolution before the Ample Shareholders for their consideration without Akerna and Purchaser’s prior written consent, other than as may be required under the Interim Order or Applicable Laws and Ample will not propose to adjourn or postpone the Ample Meeting without the prior consent of Akerna and Purchaser except as required by Applicable Laws or by a Governmental Entity and except as required under subsections 2.6(d) or 5.4(b); and Ample shall, if requested by Akerna and Purchaser (each acting reasonably), adjourn the Ample Meeting one or more times for the purposes of obtaining any required quorum or attempting to obtain the requisite approval of the Arrangement Resolution;”

Annex B-4

9.      This Amendment will be deemed effective as of February 19, 2020.

10.    Except as specifically amended herein, all other terms of the Arrangement Agreement remain in full force and effect unamended as of the date hereof, and time shall remain of the essence.

11.    This Amending Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement, and may be executed and delivered by electronic mail or facsimile transmission, which shall be binding on the Parties as though originally executed and delivered.

[Signature Page Follows]

Annex B-5

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

2732805 ONTARIO INC.			AKERNA CORP.
Per:	/s/ Jessica Billingsley		Per:	/s/ Jessica Billingsley
	Name:	Jessica Billingsley		Name:	Jessica Billingsley
	Title:	CEO		Title:	CEO
AMPLE ORGANICS INC.
Per:	/s/ John Prentice
	Name:	John Prentice
	Title:	President & CEO
/s/ John Prentice
JOHN PRENTICE

Annex B-6

Annex C

AMENDMENT NO. 2 TO
ARRANGEMENT AGREEMENT

THIS AMENDING AGREEMENT is made this 26th day of May, 2020,

AMONG:

AKERNA CORP., a corporation existing under the laws of the State of Delaware (“Akerna”)

AND

2732805 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Purchaser”)

AND

AMPLE ORGANICS INC., a corporation existing under the laws of the Province of Ontario (“Ample”)

AND

JOHN PRENTICE, an individual resident in the Province of Ontario (hereinafter referred to as the “Shareholder Representative”)

WHEREAS:

A.     The Parties entered into an Arrangement Agreement dated December 18, 2019 and amended on February 28, 2020 (the “Arrangement Agreement”) pursuant to which Akerna, through its wholly-owned subsidiary, Purchaser, agreed to acquire all of the issued and outstanding Ample Shares by way of the Arrangement; and

B.      the Parties wish to amend certain terms of the Arrangement Agreement as hereinafter provided.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto hereby covenant and agree as follows:

1.      Terms denoted with initial capital letters and not otherwise defined herein have the meanings assigned to them in the Arrangement Agreement.

2.      The definition of “Ample Articles” in Section 1.1 is hereby deleted and replaced by the following:

“ “Ample Articles” means the certificate and articles of amendment of Ample dated October 1, 2019, as amended or otherwise modified by the Articles of Arrangement (as defined in the Plan of Arrangement);”

3.      The definition of “Ample Articles” in Section 1.1 of the Plan of Arrangement appended as Schedule “B” to the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“ “Ample Articles” means the certificate and articles of amendment of Ample dated October 1, 2019, as amended or otherwise modified by the Articles of Arrangement;”

4.      The following is hereby added as Section 6.1(h) of the Plan of Arrangement appended as Schedule “B” to the Arrangement Agreement:

“(h)   The Articles of Arrangement shall amend and modify the certificate and articles of amendment of Ample dated October 1, 2019 such that, as at the Effective Date, the entitlement of each Ample Shareholder (other than a Dissenting Shareholder) under the Ample Articles with respect to the Closing Shares and the Escrowed Shares deliverable to the Ample Shareholders from time to time in accordance with the Arrangement Agreement and the Escrow Agreement shall be as set forth in that certain Acknowledgement, Waiver and Irrevocable Direction dated May 24, 2020 between

Annex C-1

Osmington Inc., Green Acre Capital Fund 1 LP, by its general partner, Green Acre Capital Fund Inc., DGC Investments Inc. and John Prentice, in his capacity as Shareholder Representative, a copy of which is appended hereto as Annex “B”.”

5.      The document attached hereto as Annex “A” is hereby added as Annex “B” to the Plan of Arrangement appended as Schedule “B” to the Arrangement Agreement.

6.      The definition of “Articles” in Section 1.1 of the Form of Rights Indenture appended as Schedule “F” to the Arrangement Agreement is hereby deleted and replaced by the following:

“ “Articles” means the certificate and articles of amendment of Ample dated October 1, 2019, as amended or otherwise modified by the Articles of Arrangement (as defined in the Plan of Arrangement);”

7.      This Amendment will be deemed effective as of the date first written above.

8.      Except as specifically amended herein, all other terms of the Arrangement Agreement remain in full force and effect unamended as of the date hereof, and time shall remain of the essence.

9.      This Amending Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement, and may be executed and delivered by electronic mail or facsimile transmission, which shall be binding on the Parties as though originally executed and delivered.

[Signature Page Follows]

Annex C-2

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

2732805 ONTARIO INC.		AKERNA CORP.
Per:		Per:
	Name:		Name:
	Title:		Title:
AMPLE ORGANICS INC.
Per:
Name:
Title:

JOHN PRENTICE

[Amending Agreement to Arrangement Agreement]

Annex C-3

Annex “A”

Acknowledgement, Waiver and Irrevocable Direction

Please see attached.

[Amending Agreement to Arrangement Agreement]

Annex C-4

Annex D

AMENDING AGREEMENT NO. 3 TO
ARRANGEMENT AGREEMENT

THIS AMENDING AGREEMENT is made this 1st day of June, 2020,

AMONG:

AKERNA CORP., a corporation existing under the laws of the State of Delaware (“Akerna”)

AND

2732805 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Purchaser”)

AND

AMPLE ORGANICS INC., a corporation existing under the laws of the Province of Ontario (“Ample”)

AND

JOHN PRENTICE, an individual resident in the Province of Ontario (the “Shareholder Representative”)

WHEREAS:

A.     the Parties entered into an Arrangement Agreement dated December 18, 2019 and amended on February 28, 2020 and May 26, 2020 (the “Arrangement Agreement”) pursuant to which Akerna, through its wholly-owned subsidiary, Purchaser, agreed to acquire all of the issued and outstanding Ample Shares by way of the Arrangement; and

B.      the Parties wish to amend certain terms of the Arrangement Agreement as hereinafter provided.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto hereby covenant and agree as follows:

1.      Terms denoted with initial capital letters and not otherwise defined herein have the meanings assigned to them in the Arrangement Agreement.

2.      The definition of “Effective Time Shares” set forth in each of Section 1.1 of the Arrangement Agreement and Section 1.1 of the Plan of Arrangement is hereby deleted in its entirety and replaced by the following:

“ “Effective Time Shares” means that number of Exchangeable Shares that is equal to twenty percent (20%) of the total aggregate number of Up-front Shares that are to be delivered by Akerna and Purchaser to the Ample Shareholders pursuant to the Arrangement Agreement;”

3.      Section 2.4(c) is hereby deleted and replaced by the following:

“that it is the intention of Akerna and Purchaser to rely upon Section 3(a)(10) of the U.S. Securities Act in connection with the offer and sale of Consideration Shares in accordance with the Arrangement, based on the Court’s approval of the Arrangement, which approval through the issuance of the Final Order will constitute its determination of the fairness of the Arrangement;”

4.     Section 2.8(b) is hereby deleted and replaced by the following:

“On the date of mailing thereof, Ample shall ensure that the Ample Circular complies in all material respects with all Applicable Laws and the Interim Order and shall contain sufficient detail to permit Ample Shareholders to form a reasoned judgment concerning the matters to be placed before them at the Ample Meeting, and, without limiting the generality of the foregoing, shall ensure that the Ample

Annex D-1

Circular will not contain any misrepresentation (except that Ample shall not be responsible for the accuracy of any Purchaser Circular Disclosure). The Ample Circular shall also contain such information as may be required to allow Akerna and Purchaser to rely upon the exemption from registration provided under Section 3(a)(10) of the U.S. Securities Act with respect to the offer and sale of the Consideration Shares pursuant to the Arrangement.”

5.      Section 2.11 is hereby deleted and replaced by the following:

“The Parties agree that the Arrangement will be carried out with the intention that all Consideration Shares issued under the Arrangement will be offered and sold by Akerna and Purchaser, whether in the United States, Canada or any other country, in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(10) thereunder. In order to ensure the availability of the exemption under section 3(a)(10) of the U.S. Securities Act and to facilitate Akerna’s compliance with other U.S. Securities Laws, the Parties agree that the Arrangement will be carried out on the following basis:

(a)     the Court will be asked to approve the procedural and substantive fairness of the terms and conditions of the Arrangement;

(b)    the Court will be advised of the intention of Akerna and Purchaser to rely on the exemption provided by Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of Consideration Shares pursuant to the Arrangement, based on the Court’s approval of the Arrangement;

(c)     prior to the issuance of the Interim Order, Ample will file with the Court a draft copy of the proposed text of the Ample Circular together with any other documents required by Applicable Law in connection with the Ample Meeting;

(d)    the Court will be advised that its approval of the Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the terms and conditions of the Arrangement to all Persons who are entitled to receive Consideration Shares pursuant to the Arrangement;

(e)     Ample will ensure that each Ample Shareholder and any other Person entitled to receive Consideration Shares pursuant to the Arrangement, will be given adequate and appropriate notice advising them of their right to attend the hearing of the Court to approve the procedural and substantive fairness of the terms and conditions of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(f)     the Final Order will expressly state that (i) the terms and conditions of the issuance and exchange of the Consideration Shares are fair, both procedurally and structurally, to those to whom Consideration Shares will be issued, (ii) the terms and conditions of such issuance and exchange is approved by the Court, and (iii) the Arrangement is approved by the Court as being procedurally and substantively fair to all Persons entitled to receive Consideration Shares in each case pursuant to the Arrangement;

(g)    the Interim Order will specify that each Person entitled to receive Consideration Shares pursuant to the Arrangement will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement;

(h)    the Court will hold a hearing before approving the fairness of the terms and conditions of the Arrangement and issuing the Final Order;

(i)     all Consideration Shares issued to Persons in the United States will be registered or qualified under the securities laws of each state, territory or possession of the United States in which any Person receiving such securities is located, unless an exemption from such state securities law registration or qualification requirements is available. In addition, the issuer of any Consideration Shares issued to a Person in any state, territory or possession of the United States, shall comply with any

Annex D-2

issuer broker-dealer registration requirement applicable in that state, territory or possession, unless an exemption from such issuer broker-dealer registration requirement is available; and

(j)     Akerna shall file a registration statement on appropriate form with the United States Securities and Exchange Commission (the “Registration Statement”) on the Effective Date or as soon as practicable thereafter in order to register under the U.S. Securities Act the Akerna Shares issuable upon exchange of the Exchangeable Shares and cause the Registration Statement to become effective as soon as practicable following the time that any Exchangeable Shares are first issued.

6.      The following is hereby added as Section 3.3(i):

“(i) file the Registration Statement on the Effective Date or as soon as practicable thereafter in order to register under the U.S. Securities Act the Akerna Shares issuable upon exchange of the Exchangeable Shares, (ii) cause the Registration Statement to become effective as soon as practicable following the time that any Exchangeable Shares are first issued, and (iii) maintain the effectiveness of such registration for the period that the Exchangeable Shares remain outstanding. Akerna will provide Ample and its legal counsel with reasonable opportunity to review and comment upon drafts of the Registration Statement and any subsequent correspondence with the United States Securities and Exchange Commission in respect thereof and will give reasonable consideration to the comments of Ample and its counsel with respect to any information to be included in such material.”

7.      Section 5.1(h) is hereby deleted and replaced by the following:

“the Exchangeable Shares and the CVRs to be issued pursuant to the Arrangement shall be exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof.”

8.      Section 7 of the Form of Escrow Agreement appended as Schedule “D” to the Arrangement Agreement is hereby deleted in its entirety and replaced with the following:

“Release of Deposited Shares.

(a)     On the Business Day that is six (6) months following the Closing Date, provided that any Closing Shares remain subject to escrow at such time, Akerna and the Shareholder Representative shall deliver Joint Instructions to the Escrow Agent directing the release from escrow to the Ample Shareholders of that number of Closing Shares equal to the lesser of (i) such number of Closing Shares as is required to cause the total number of all Effective Time Shares plus Closing Time Shares delivered to the Ample Shareholders under the Arrangement Agreement and this Agreement as of such date to equal 50% of the total number of Up-front Shares, and (ii) the number of Closing Shares then held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim in respect of fraud.

(b)    On the Business Day that is nine (9) months following the Closing Date, provided that any Closing Shares remain subject to escrow at such time, Akerna and the Shareholder Representative shall deliver Joint Instructions to the Escrow Agent directing the release from escrow to the Ample Shareholders of that number of Closing Shares equal to the lesser of (i) such number of Closing Shares as is required to cause the total number of all Effective Time Shares plus Closing Time Shares delivered to the Ample Shareholders under the Arrangement Agreement and this Agreement as of such date to equal 75% of the total number of Up-front Shares, and (ii) the number of Closing Shares then held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim in respect of fraud.

(c)     On the Business Day that is twelve (12) months following the Closing Date (the “Final Release Date”), provided that any Closing Shares or Escrowed Shares, as the case may be, remain subject to escrow at such time, Akerna and the Shareholder Representative shall deliver Joint Instructions to the Escrow Agent directing the release from escrow to the Ample Shareholders of:

(i)     all, but not less than all, of the Closing Shares that are held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim in respect of fraud; and

Annex D-3

(ii)    all, but not less than all, of the Escrowed Shares held in escrow pursuant to this Agreement and are not then subject to an Unresolved Claim.

(d)    Upon receipt by the Escrow Agent of Joint Instructions from time to time directing the release from escrow of Deposited Shares in accordance with Section 7(a), 7(b), 7(c) or 7(d), the Escrow Agent is hereby irrevocably authorized and directed, in each case, to release, transfer and deliver such Deposited Shares in accordance with Section 9(a).”

9.      This Amendment shall be deemed effective as of the date first written above.

10.    Except as specifically amended herein, all other terms of the Arrangement Agreement shall remain in full force and effect unamended as of the date hereof, and time shall remain of the essence.

11.    This Amending Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement, and may be executed and delivered by electronic mail or facsimile transmission, which shall be binding on the Parties as though originally executed and delivered.

[Signature Page Follows]

Annex D-4

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

2732805 ONTARIO INC.		AKERNA CORP.
Per:		Per:
	Name:		Name:
	Title:		Title:
AMPLE ORGANICS INC.
Per:
Name:
Title:

JOHN PRENTICE

Annex D-5

Annex E

Opinion of Financial Advisor to the Akerna Board

Akerna retained Cowen to act as its exclusive financial advisor and to render an opinion to the Akerna Board as to the fairness, from a financial point of view, to Akerna of the consideration paid in the Arrangement.

On December 17, 2019, Cowen delivered certain of its written analyses and its oral opinion to the Akerna Board, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions, qualifications and limitations set forth therein, as of December 17, 2019, the consideration paid in the Arrangement was fair, from a financial point of view, to Akerna.

The full text of the written opinion of Cowen, dated December 17, 2019, is attached as Annex E and is incorporated by reference. Holders of Akerna Shares are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s analyses and opinion were prepared for and addressed to the Akerna Board are directed only to the fairness, from a financial point of view, of the consideration paid in the Arrangement, and do not constitute an opinion as to the merits of the Arrangement or a recommendation to any stockholder as to how to vote on the proposed proposals. The consideration paid in the Arrangement was determined through negotiations between Akerna and Ample and not pursuant to recommendations of Cowen.

In arriving at its opinion, Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•        a draft of the Agreement dated December 17, 2019, including the plan of arrangement forming a schedule thereto, the rights indenture with respect to the CVRs and form of CVR;

•        certain publicly available financial and other information for Akerna and certain other relevant financial and operating data furnished to Cowen by management of Akerna;

•        certain publicly available financial and other information for Ample and certain other relevant financial and operating data furnished to Cowen by Ample management;

•        certain internal financial analyses, financial forecasts, reports and other information concerning Akerna prepared by management of Akerna and Ample prepared by the management of Ample or prepared or supplemented by the management of Akerna, and the amounts and timing of the cost savings and related expenses expected to result from the Arrangement furnished to Cowen by the management of Akerna (the “Estimated Cost Savings”);

•        discussions Cowen had with certain members of the management of Akerna concerning the historical and current business operations, financial conditions and prospects of Akerna and Ample;

•        certain operating results of Akerna and Ample as compared to the operating results of certain publicly traded companies Cowen deemed relevant;

•        certain financial and stock market information for Akerna and Ample as compared with similar information for certain publicly traded companies Cowen deemed relevant;

•        certain financial terms of the Arrangement as compared to the financial terms of certain selected business combinations Cowen deemed relevant; and

•        such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of its opinion.

In conducting its review and arriving at its opinion, Cowen, with Akerna’s consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial, tax, legal, regulatory, accounting and other information provided to it by Akerna and Ample, respectively, or which was publicly available. Cowen did

Annex E-1

not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. Cowen relied upon, without independent verifications, the assessment of Akerna management as to the existing products and services of Ample and Akerna and the viability of, and risks associated with, the future products and services of Ample and Akerna. In addition, Cowen did not conduct, nor assumed any obligation to conduct, any physical inspection of the properties or facilities of Akerna or Ample. Cowen further relied upon Akerna’s representation that all information provided to it by Akerna was accurate and complete in all material respects. Cowen, with Akerna’s consent, assumed that the financial forecasts and estimated cost savings provided to Cowen were reasonably prepared by the managements of Akerna and Ample, on bases reflecting the best available estimates and good faith judgments of such managements as to the future performance of Akerna and Ample, respectively, and the estimated cost savings, and that such financial forecasts and estimated cost savings provided a reasonable basis for its opinion. Cowen expressed no opinion as to the financial forecasts or the assumptions on which they were made. Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Cowen becomes aware after the date of its opinion.

Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Akerna or Ample, nor was Cowen furnished with these materials. In addition, Cowen did not evaluate the solvency or fair value of Akerna, Ample or the Purchaser under any state, provincial or federal laws relating to bankruptcy, insolvency or similar matters. Cowen made no independent investigation of any legal, tax or accounting matters related to the Agreement or the Arrangement, and Cowen assumed the correctness in all respects material to its analysis of the legal, tax and accounting advice given to Akerna and the Akerna Board, including without limitation, advice as to the legal, accounting and tax consequences of the terms of, and the Arrangement contemplated by, the Agreement to Akerna and its stockholders. Cowen’s opinion addressed only the fairness, from a financial point of view to Akerna of the consideration paid in the Arrangement. Cowen noted that projecting the future results of any company is inherently subject to uncertainty. Cowen expressed no view as to any other aspect or implication of the Agreement or any other agreement, arrangement or understanding entered into in connection with the Arrangement or otherwise. Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and Cowen expressly disclaims any responsibility to do so.

Cowen did not consider any potential legislative or regulatory changes being considered or recently enacted by the United States, Canada or any other foreign government, or any United States, Canadian or other regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, Canadian securities regulatory authorities or any similar foreign regulatory body or board.

In rendering its opinion, Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Arrangement will be satisfied without waiver or breach thereof. Cowen assumed that the final form of the Agreement would be substantially similar to the last draft received by Cowen prior to rendering its opinion. Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on Akerna, the Purchaser, the stockholders of Akerna or the contemplated benefits of the Arrangement. Cowen assumed that the Arrangement will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable state, provincial and federal statutes, rules and regulations.

Cowen’s opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote on the proposed Arrangement. Cowen’s opinion does not imply any conclusion as to what the value, price or the trading range of Akerna or Ample common stock actually will be before or after the announcement or the consummation of the Arrangement, which may vary depending on numerous factors that generally influence the price of securities. Cowen’s opinion is limited to the fairness, from a financial point of view, of the consideration paid by Akerna in the Arrangement. Cowen expressed no opinion as to (i) Akerna’s underlying business decision to effect the

Annex E-2

Arrangement, (ii) the relative merits of the Arrangement as compared to other business strategies or transactions that might be available to Akerna or (iii) the terms of the Agreement or the documents referred to therein. Cowen’s opinion does not in any manner address (i) the fairness of the Arrangement or the consideration paid by Akerna to the holders of any class of securities, creditors or other constituencies of Akerna or Ample, or (ii) whether Akerna or the Purchaser has sufficient cash, available lines of credit or other sources of funds to enable it to pay the consideration at the closing of the Arrangement.

Summary of Material Financial Analyses

The following is a summary of the principal financial analyses performed by Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the Akerna Board and the management of Akerna the assumptions on which such analyses were based and other factors, including the historical and projected financial results of Akerna and Ample. Financial data utilized for Akerna and Ample in the financial analyses described below was based on public filings or financial forecasts and estimates of Akerna and Ample management, respectively.

Arrangement Overview

For purposes of its opinion, Cowen calculated the implied value of the consideration, as of December 17, 2019, payable by Akerna in the Arrangement pursuant to the Agreement to be CAD$66.9 million (the “Total Transaction Consideration”), which was determined by adding (1) CAD$7.5 million, payable in cash by Akerna and expected to be applied to the repayment of Ample’s existing debt and liabilities per the Agreement (the “Cash Consideration”), to (2) CAD$50.7 million, the implied aggregate value of the Akerna Shares to be issued by Akerna at the closing of the Arrangement (the “Upfront Stock Consideration”), which was derived by multiplying the closing price of $11.68 per Akerna Share as reported by Nasdaq on December 13, 2019, by 3,294,574 Akerna Shares, which number of shares was derived by dividing CAD$42.5 million upfront stock consideration payable by Akerna under the Agreement by the CAD$12.90 deemed value per Akerna Share specified in the Agreement, and multiplying the resulting amount of US$38.5 million by the CAD/US dollar exchange rate of 1.318, as of December 13, 2019, per Bank of Canada, plus (3) CAD$8.7 million, the implied present value of the CVRs payable in Akerna Shares by Akerna under the Agreement (the “Contingent Stock Consideration”), which was calculated by Cowen by discounting the maximum aggregate amount payable pursuant to the CVRs of CAD$10 million to present value using a weighted average cost of capital (“WACC”) for Ample of 15.5% calculated by Cowen.

Pro forma Ownership Analysis

Cowen analyzed the relative equity values of Akerna and Ample, on a stand-alone basis and excluding Estimated Cost Savings, utilizing (1) estimated 2020 revenue multiple from the Akerna Selected Companies and Ample Selected Companies, respectively, each as defined below, (2) discounted cash flow analysis using a revenue exit multiple and (3) discounted cash flow analysis using an EBITDA exit multiple, each as set forth below under “Akerna Valuation” and “Ample Valuation,” respectively, adjusted for the present value of Akerna’s and Ample’s respective stand-alone net operating loss tax benefits of US$2.3 million and CAD$2.1 million, respectively, calculated by Cowen based on the Akerna Management Projections and Ample Management Projections, respectively, and the relative pro forma ownership of Akerna Shares implied thereby and compared the results to the pro forma ownership of Akerna immediately following the Arrangement contemplated by the Agreement and based on the assumptions described below.

This analysis indicated that Akerna common stockholders’ ownership of Akerna common stock after giving effect to the Arrangement based on relative equity values of each of Akerna and Ample on a stand-alone basis calculated utilizing (1) the 2020E revenue multiple from the selected companies analysis, (2) discounted cash flow analysis

Annex E-3

using a revenue exit multiple and (3) discounted cash flow analysis using an EBITDA exit multiple, each as set forth below under “Akerna Valuation” and “Ample Valuation,” respectively, adjusted for the present value of Akerna’s and Ample’s respective stand-alone net operating loss tax benefits of US$2.3 million and CAD$2.1 million, respectively, was as follows.

(Equity values in millions of Canadian dollars)	Ample Adjusted Equity Value		Akerna Adjusted Equity Value(1)		Implied Akerna Stockholder Ownership Post-Arrangement
	Low	High	Low	High	Low	High
Selected Companies Analysis – 2020E Revenue Multiple	$52.3	$86.9	$156.4	$230.7	64.3%	81.5%
Discounted Cash Flow Analysis – 2024E Revenue Multiple	$82.2	$140.1	$219.6	$364.8	61.1%	81.6%
Discounted Cash Flow Analysis – 2024E EBITDA Multiple	$135.6	$163.1	$225.8	$267.0	58.1%	66.3%

____________

(1)      Converted into Canadian dollars using CAD/USD exchange rate of 1.318 as of December 13, 2019 per Bank of Canada.

Cowen noted that these implied ranges of post-Arrangement fully diluted ownership by Akerna common stockholders compared to Akerna common stockholders owning approximately 76.7% of Akerna’s fully diluted common stock pursuant to the terms of the Agreement, based on the Akerna closing share price on December 13, 2019 and 10,958,656 Akerna Shares outstanding as of December 13, 2019, plus 1,950,000 Akerna Shares to be issued to Solo pursuant to Akerna’s agreement to acquire Solo and assuming the issuance of 89,602 Akerna Shares under 5,814,205 outstanding Akerna warrants as determined using the treasury stock method, and the issuance pursuant to the Agreement of 3,294,574 Akerna Shares in Upfront Stock Consideration and 649,593 Akerna Shares pursuant to the CVRs (which assumes the full CAD$10 million becoming payable under the CVRs and an issuance price for the Akerna Shares issuable under the CVRs of $11.68 per Akerna Share, which was the closing price reported by Nasdaq on December 13, 2019).

“Has/Gets” Analysis — Akerna Perspective

Cowen reviewed and compared the equity value of Akerna attributable to Akerna stockholders prior to the completion of the Arrangement with the value of what Akerna stockholders will be receiving in the Arrangement (i.e., the value of such stockholder’s interest in Akerna after giving effect to the Arrangement), in terms of equity value. For this analysis, the stand-alone equity values of Akerna and Ample were calculated utilizing both a discounted cash flow analysis using a revenue exit multiple and a discounted cash flow analysis using an EBITDA exit multiple, as set forth below under “Akerna Valuation — Discounted Cash Flow Analysis” and “Ample Valuation — Discounted Cash Flow Analysis”, respectively. To conduct a “Has/Gets” analysis, Cowen combined the respective stand-alone Akerna and Ample equity values determined by such standalone discounted cash flow analyses weighted by an assumed Akerna fully diluted capital stock ownership after the Arrangement of 76.7% by Akerna stockholders and 23.3% by Ample stockholders (based on the assumptions described above under “— Pro Forma Ownership Analysis” regarding the number of Akerna Shares outstanding and to be issued in the Arrangement, including pursuant to the CVRs), and adjusted such amounts by adding Akerna common stockholders’ aggregate 76.7% post-Arrangement proportionate share of the present values of (1) Akerna’s stand-alone net operating loss tax benefits per Akerna management, which equaled $1.8 million, (2) Ample’s stand-alone Canadian net operating loss tax benefits, discounted to present value using a WACC of 15.5% and converted into U.S. dollars using the CAD/USD exchange rate of 1.318 as of December 13, 2019 per Bank of Canada, per Ample management, which equaled $1.2 million, and (3) estimated cost savings, per Akerna management, using a perpetuity growth rate of 0% to 4% and a discount rate range of 15% to 17% based on Akerna’s WACC, which resulted in range of $3.9 million to $5.7 million, and deducting $4.4 million which represented the 76.7% post-Arrangement proportionate share of Ample’s estimated increase in net debt of $7.5 million.

Annex E-4

The following table summarizes the results of Cowen’s “Has/Gets” analysis, in each case assuming Akerna stockholders own 76.7% of the fully diluted capital stock of Akerna, calculated based on the assumptions described above, immediately following the consummation of the Arrangement.

(Equity values in millions of U.S. dollars)	Akerna Adjusted Equity Value (Pre-Arrangement)(1)		Akerna Adjusted Equity Value (Post-Arrangement)		Illustrative Equity Value Accretion to Akerna Stockholders Post-Arrangement
	Low	High	Low	High	Low	High
Discounted Cash Flow Analysis – 2024E Revenue Multiple (As Adjusted)	$166.6	$276.7	$175.2	$295.1	5.2%	6.7%
Discounted Cash Flow Analysis – 2024E EBITDA Multiple (As Adjusted)	$171.3	$202.6	$209.9	$251.6	22.6%	24.2%

____________

(1)      Includes $2.3 million of Akerna stand-alone net operating loss tax benefits.

Ample Valuation

Analysis of Selected Publicly Traded Companies. To provide contextual data and comparative market information, Cowen compared selected historical operating and financial data and ratios for Ample to the corresponding financial data and ratios of certain other companies (the “Ample Selected Companies”) whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Ample. These companies were:

•        Akerna Corp.

•        AppFolio, Inc.

•        Avalara, Inc.

•        Blackbaud, Inc.

•        Constellation Software Inc.

•        Guidewire Software, Inc.

•        Phreesia, Inc.

•        RealPage, Inc.

•        Roper Technologies, Inc.

•        Tyler Technologies, Inc.

•        Veeva Systems Inc.

•        Workiva Inc.

The data and ratios included the enterprise value of the Ample Selected Companies as multiples of estimated 2019 and estimated 2020 revenues and EBITDA (in each case, as available from research analyst reports or, if not so available, First Call) for the Ample Selected Companies. The following table presents, for the periods indicated, the multiples implied by the ratio of estimated revenues and estimated EBITDA for calendar years 2019 and 2020.

	Selected Company Multiples				Multiple Implied for Ample by consideration paid by Akerna in the Arrangement(1)
	Low	Mean	Median	High
Implied Enterprise Value as a multiple of:
2019E Revenue	5.0x	10.3x	9.4x	20.1x	8.2x
2020E Revenue	4.7x	8.5x	7.3x	15.8x	5.8x
2019E EBITDA	21.4x	35.5x	24.0x	67.4x	NM
2020E EBITDA	18.6x	30.7x	24.7x	54.0x	NM

____________

*        EBITDA multiples of greater than 75.0x and negative multiples were deemed not meaningful or “NM”.

(1)      Includes the implied present value of the CVRs payable in Akerna common stock by Akerna under the Agreement of CAD$8.7 million.
Annex E-5

Cowen then applied a selected range of estimated 2020 revenue multiples of 5.0x to 8.0x derived from the Ample Selected Companies to Amples’ estimated 2020 revenue of CAD$11.5 million, and deducted CAD$7.5 million of net debt, each per the Ample Management Projections provided by Ample management as adjusted by Akerna management. This analysis indicated an approximate implied equity value range for Ample of CAD$50.2 million to CAD$84.8 million.

Although the Ample Selected Companies were used for comparison purposes, none of those companies is directly comparable to Ample. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Ample Selected Companies and other factors that could affect the public trading value of the Ample Selected Companies or Ample to which they are being compared.

Discounted Cash Flow Analysis. Cowen estimated a range of enterprise values for Ample based upon the discounted present value of the projected after-tax unlevered cash flows of Ample described in the Ample Management Projections provided by management of Ample and adjusted by Akerna for the calendar years ended December 31, 2020 through December 31, 2024, and of the terminal value of Ample at December 31, 2024, in one case based upon multiples of revenue and in another case based upon multiples of EBITDA, and in each case discounted back to December 31, 2019 using the mid-period convention. After-tax unlevered cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by Ample and adjusted by management of Akerna and discussions held with the management of Akerna. In performing this analysis, Cowen utilized discount rates discounting unlevered fee cash flows and terminal values to present value ranging from 15% to 17%, which were selected by Cowen based on an estimated weighted average cost of capital analysis for Ample. Equity value was calculated as enterprise value less CAD$7.5 million net debt per the Ample Management Projections.

Cowen utilized terminal multiples of revenue ranging from 5.0 times to 8.0 times, which range was selected by Cowen in its professional judgment and based on multiples implied by the ratios of enterprise values to estimated revenues for the Ample Selected Companies. Utilizing this methodology, the implied equity value of Ample ranged from CAD$80.1 million to CAD$138.0 million.

Cowen utilized terminal multiples of EBITDA ranging from 19.0 times to 21.0 times, which range was selected by Cowen in its professional judgment and based on multiples implied by the ratios of enterprise values to estimated EBITDA for the Ample Selected Companies. Utilizing this methodology, the implied equity value of Ample ranged from CAD$133.5 million to CAD$161.0 million.

Akerna Valuation

Analysis of Selected Publicly Traded Companies. To provide contextual data and comparative market information, Cowen compared selected historical operating and financial data and ratios for Akerna to the corresponding financial data and ratios of certain other companies (the “Akerna Selected Companies”) whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Akerna. These companies were:

•        AppFolio, Inc.

•        Avalara, Inc.

•        Blackbaud, Inc.

•        Constellation Software Inc.

•        Guidewire Software, Inc.

•        Phreesia, Inc.

•        RealPage, Inc.

•        Roper Technologies, Inc.

Annex E-6

•        Tyler Technologies, Inc.

•        Veeva Systems Inc.

•        Workiva Inc.

The data and ratios included the enterprise value of the Akerna Selected Companies as multiples of estimated 2019 and estimated 2020 revenue and EBITDA (in each case, as available from research analyst reports or, if not so available, First Call) for the Akerna Selected Companies. The following table presents, for the periods indicated, the multiples implied by the ratio of estimated revenue and estimated EBITDA for calendar years 2019 and 2020. The information in the table is based on the closing stock price of Akerna stock on December 13, 2019 of $11.68 per share.

Selected Company Multiples
	Low	Mean	Median	High	Akerna
Implied Enterprise Value as a multiple of:
2019E Revenue	5.0x	10.3x	8.7x	20.1x	10.1x
020E Revenue	4.7x	8.7x	7.6x	15.8x	6.9x
2019E EBITDA	21.4x	35.5x	24.0x	67.4x	NM
2020E EBITDA	18.6x	30.7x	24.7x	54.0x	NM

____________

*        EBITDA multiples of greater than 75.0x and negative multiples were deemed not meaningful or “NM”.

Cowen then applied a selected range of estimated 2020 revenue multiples of 5.0x to 8.0x derived from the Akerna Selected Companies to Akerna’s estimated 2020 revenue of $18.8 million per the Akerna Management Projections provided by Akerna management plus US$22.4 million of cash as of September 30, 2019 per Akerna’s SEC filings. This analysis indicated an approximate implied equity value range for Akerna of US$116.3 million to US$172.7 million.

Although the Akerna Selected Companies were used for comparison purposes, none of those companies is directly comparable to Akerna. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Akerna Selected Companies and other factors that could affect the public trading value of the Akerna Selected Companies or Akerna to which they are being compared.

Discounted Cash Flow Analysis. Cowen estimated a range of enterprise values for Akerna based upon the discounted present value of the projected after-tax unlevered cash flows of Akerna described in the Akerna Management Projections provided by management of Akerna for the calendar years ended December 31, 2020 through December 31, 2024, and of the terminal value of Akerna at December 31, 2024, in one case based upon multiples of revenue and in another case based upon multiples of EBITDA, and in each case discounted back to December 31, 2019 using mid-period convention. After-tax unlevered cash flow was calculated by taking projected EBIT and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by management of Akerna and discussions held with the management of Akerna. In performing this analysis, Cowen utilized discount rates discounting unlevered fee cash flows and terminal values to present value ranging from 17% to 19%, which were selected by Cowen based on an estimated weighted average cost of capital analysis for Akerna. Equity value was calculated as enterprise value plus US$22.4 million cash per Akerna Management Projections.

Cowen utilized terminal multiples of revenue ranging from 5.0 times to 8.0 times, which range was selected by Cowen in its professional judgment and based on multiples implied by the ratios of enterprise values to estimated revenues for the Akerna Selected Companies. Utilizing this methodology, the implied equity value of Akerna ranged from US$164.3 million to US$274.4 million, based on the Akerna Management Projections.

Cowen utilized terminal multiples of EBITDA ranging from 19.0 times to 21.0 times, which range was selected by Cowen in its professional judgment and based on multiples implied by the ratios of enterprise values to estimated EBITDA for the Akerna Selected Companies. Utilizing this methodology, the implied equity value of Akerna ranged from US$169.0 million to US$200.3 million, based on the Akerna Management Projections.

Annex E-7

The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the Akerna Board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Akerna and Ample. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Akerna, Ample, Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Cowen and its opinion were among several factors taken into consideration by the Akerna Board in making its decision to enter into the Agreement and should not be considered as determinative of such decision.

Certain Financial Advisory Fees Paid by Akerna

Cowen was selected by the Akerna Board to render an opinion to the Akerna Board because Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Cowen is providing financial services for Akerna for which it will receive customary fees. In addition, in the ordinary course of its business, Cowen and its affiliates trade the equity securities of Akerna for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. In the two years preceding the date of its opinion, Cowen has been retained to provide investment banking services to Akerna and has received fees in connection therewith in the amount of $50,000, and has not provided investment banking services to Ample or any other party to the Agreement. Cowen and its affiliates may in the future provide commercial and investment banking services to Akerna and may receive fees for the rendering of such services. The issuance of Cowen’s opinion was approved by Cowen’s Fairness Opinion Review Committee.

Pursuant to the Cowen engagement letter, if the Arrangement is consummated, Cowen will be entitled to receive a transaction fee equal to approximately $1.26 million. Akerna has also agreed to pay a fee of $500,000 to Cowen for rendering its opinion, which fee will be credited against any transaction fee paid. Additionally, Akerna has agreed to reimburse Cowen for its out-of-pocket expenses, including attorneys’ fees, and has agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm’s length, and the Akerna Board was aware of the arrangement, including the fact that a significant portion of the fee payable to Cowen is contingent upon the completion of the Arrangement.

Annex E-8

Annex F

STOCK PURCHASE AGREEMENT

by and among

Akerna Corp.,

the Shareholders of Solo Sciences, Inc.,

and

SOLO SCIENCES, INC.

November 25, 2019

Annex F-i

Annex F-ii

schedules AND EXHIBITS

Schedule 1(b)	Terminated Agreements
Schedule 3.4	Net Working Capital Methodology
Schedule 4.2	Material Consents
Schedule 4.5	Government Consents
Schedule 4.6	Payoff Letters
Schedule 4.8(b)	Resigning Directors and Officers
Schedule 4.8(e)	Non-Compete Parties
Schedule 4.8(g)	Lien Search Jurisdictions
Schedule 5.1(d)	Governmental Filings
Schedule 6.3(b)	Shareholder Required Consents
Schedule 6.5	Ownership of Transferred Shares
Schedule 7.1(a)	Organization
Schedule 7.1(b)	Capitalization
Schedule 7.1(d)	Officers and Directors
Schedule 7.3(b)	Company Required Consents
Schedule 7.4	Subsidiaries
Schedule 7.5(a)	Financial Statements
Schedule 7.7(b)	Releases of Hazardous Substances
Schedule 7.7(c)	Environmental Permits
Schedule 7.8(b)	Material Permits
Schedule 7.9	Accounts Receivable
Schedule 7.10(b)	Owned Real Property
Schedule 7.10(c)	Leased Real Property
Schedule 7.12	Tax Matters
Schedule 7.12(l)	Income Tax Classifications
Schedule 7.13(a)	Intellectual Property
Schedule 7.13(b)	Intellectual Property Matters
Schedule 7.14	Contracts and Commitments
Schedule 7.15	Litigation
Schedule 7.16(a)	Employee Benefits
Schedule 7.16(d)	Multiemployer Plans
Schedule 7.17(a)	Labor Matters
Schedule 7.18	Customers and Key Suppliers
Schedule 7.19	Insurance
Schedule 7.20	Employee Loans
Schedule 7.22	Affiliate Transactions
Schedule 7.23	Leased Personal Property
Schedule 7.24	Licenses
Schedule 7.25	Bank Accounts
Schedule 7.26	Company Transaction Expenses and Indebtedness
Schedule 8.3	Akerna Required Consents
Schedule 9.2	Conduct of Business

Exhibit A	Form of Non-Compete
Exhibit B	Form of Lock-Up Agreement

Annex F-iii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is dated as of November 25, 2019 (the “Signing Date”), and is by and among (A) Akerna Corp., a Delaware corporation (“Akerna”), (B) the Shareholders party hereto (a list of whom is set forth on Schedule 1 hereto), either by executing a signature page hereto directly or by executing a power of attorney in favor of the Shareholder Representatives who are executing this Agreement on behalf of all Shareholders who have delivered to the Shareholder Representatives an executed power of attorney, (C) Ashesh C. Shah, Lokesh Chugh and Palle Pedersen, each an adult individual (collectively, the “Shareholder Representatives”) in their capacities as Shareholder Representatives and also on behalf of all Shareholders who have delivered to the Shareholder Representatives and executed power of attorney to execute this Agreement on their behalf and (D) Solo Sciences, Inc., a Delaware corporation (the “Company”). Shareholders and, prior to the Closing, the Company and its Subsidiaries, are collectively referred to herein as the “Shareholder Parties.” Capitalized terms not otherwise defined shall have the meanings set forth in Article I.

Recitals

WHEREAS, the Shareholders executing this Agreement (directly or by the Shareholder Representatives executing this Agreement on their behalf) on the Signing Date own more than 80% of the Shares, calculated on a fully diluted basis;

WHEREAS, the Shareholders have agreed to transfer 80.40% of the Shares in exchange for newly issued Akerna Shares (as defined below);

WHEREAS, for U.S. federal income tax purposes, Akerna and the Company intend that the Share Transfer (as defined below) will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, that this Agreement will constitute a “plan of reorganization” with the meaning of Treasury Regulations Sections 1.368-1(c), 1.368-2(g) and 1.368-3(a), and that Akerna and the Company will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code; and

WHEREAS, Akerna and the Shareholder Parties desire to make certain representations, warranties, covenants and agreements in connection with the transfer of the Shares and also to prescribe various conditions to the Share Transfer.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and accepted, the Parties, intending to be legally bound, hereby agree as follows:

Article I.
DEFINITIONS

In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context clearly requires otherwise:

“Additional Capital Contribution” has the meaning assigned to such term in Section 9.13.

“Affiliate” means, with respect to any Person, any of (a) a manager, member, partner, director, officer or equity holder of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term “control” (and its variations such as “controlled by” or “under common control with”) includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting interests, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Anti-Bribery Laws” means all anti-bribery and anti-corruption Laws of any jurisdiction, including the UK Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act (15 U.S.C. 78dd-1 et seq.).

“Akerna” means Akerna Corp., a Delaware corporation.

Annex F-1

“Akerna” has the meaning assigned to such term in the preamble of this Agreement.

“Akerna Indemnified Parties” has the meaning assigned to such term in Section 10.2.

“Akerna Option Closing” has the meaning assigned to such term in Section 9.11(c).

“Akerna Option Closing Date” has the meaning assigned to such term in Section 9.11(c).

“Akerna Option Shares” has the meaning assigned to such term in Section 9.11(a).

“Akerna Purchase Option” has the meaning assigned to such term in Section 9.11(a).

“Akerna Option Price” has the meaning assigned to such term in Section 9.11(d).

“Akerna Option Price Share Value” means 20-day volume-weighted average closing price of the Akerna Shares on the NASDAQ or other market with higher trading volume immediately prior to the Akerna Option Closing Date.

“Akerna Shares” means shares of the common stock of Akerna.

“Akerna Tax Returns” has the meaning assigned to such term in Section 9.5(b)(ii).

“Assets” has the meaning assigned to such term in Section 7.10(a).

“Base Amount” means 1,950,000 Akerna Shares.

“Business” means the business conducted, or contemplated to be conducted by the Company and its Subsidiaries as of the date hereof, including the development and sale of anti-counterfeit and authentication technology.

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the city of New York, New York.

“Cap” has the meaning assigned to such term in Section 10.3(b).

“Cash on Hand” means the sum of all cash, cash equivalents and marketable securities held by the Company and its Subsidiaries, as of the Closing Time, as computed in accordance with GAAP (net of issued but uncleared checks and drafts, pending wire and bank transfers, security deposits and customer deposits and governmental charges assessed on money or currency transfers or payments, but including checks and other wire transfers and drafts deposited or available for the account of the Company or one of its Subsidiaries). Cash on Hand shall exclude any cash which is not freely usable by Akerna because it is subject to restrictions, limitations or Taxes on use or distribution by law, contract or otherwise, including without limitation, restrictions on dividends and repatriations or any other form of restriction (collectively, “Restricted Cash”) and cash disbursed on the Closing Date to pay any Company Transaction Expenses or Indebtedness.

“Closing” has the meaning assigned to such term in Section 3.3.

“Closing Date” has the meaning assigned to such term in Section 3.3.

“Closing Date Schedule” has the meaning assigned to such term in Section 3.4(a).

“Closing Indebtedness” means the outstanding Indebtedness of the Company and its Subsidiaries as of the Closing Time.

“Closing Net Working Capital” means the Net Working Capital of the Company and its Subsidiaries, as of the Closing Time, calculated in accordance with the template attached hereto as Schedule 3.4.

“Closing Statement” has the meaning assigned to such term in Section 3.1(a).

“Closing Share Value” means $8.00 per Akerna Share.

“Closing Time” means 12:01 a.m., New York, New York time, on the Closing Date.

“COBRA” has the meaning assigned to such term in Section 7.16(c).

Annex F-2

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Consultant” means any consultant or independent contractor of the Company or any of its Subsidiaries.

“Company Employee” means any employee of Company or any of its Subsidiaries.

“Company Plan” has the meaning assigned to such term in Section 7.16(a).

“Company Proprietary Software” means all Software owned by the Company and/or any of its Subsidiaries, including, all current and prior versions of any Software owned by the Company and/or any of its Subsidiaries used to operate the internal computers and systems of the Company and/or any of its Subsidiaries or used in products and services marketed, licensed, sold or distributed to customers of the Company and/or any of its Subsidiaries.

“Company Tax Returns” has the meaning assigned to such term in Section 9.5(b)(i).

“Company Transaction Expenses” means (i) all expenses and other amounts that are incurred or will be incurred prior to and through the Closing Date or are subject to reimbursement by the Company or any of its Subsidiaries, in each case, in connection with the consideration, review, pursuit, negotiation, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including costs, fees, disbursements and other amounts payable to any financial advisors, attorneys, accountants, investment banks and other advisors and service providers, (ii) any severance payments, discretionary bonuses, retention payments and any change-of-control, success, similar payments payable to any person (including to any employee, officer, director or manager of the Company or its Subsidiaries) as a result of or in connection with the Shareholder Parties entering into this Agreement or by reason of the performance or consummation of the transactions contemplated by this Agreement, including any sale bonuses, and any employer-paid portion of all employment and payroll Taxes payable in connection with any of the payments described in this subpart (ii), and (iii) the Tail Costs, in each case for clauses (i) through (iii) above, to the extent payable by the Company or its Subsidiaries and which have not been paid in full in cash as of the Closing.

“Confidential Information” means any data or information concerning the Company or any of its Subsidiaries (including trade secrets), without regard to form, regarding (for example and including, but not limited to) (a) business process models; (b) proprietary software; (c) research, development, products, services, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, contracts, suppliers, customers, and customer lists; (d) the identity, skills and compensation of employees, contractors, and consultants; (e) specialized training; and (f) discoveries, developments, trade secrets, processes, formulas, data, lists, and all other works of authorship, mask works, ideas, concepts, know how, designs, and techniques, whether or not any of the foregoing is or are patentable, copyrightable, or registrable under any intellectual property Laws or industrial property Laws in the United States or elsewhere. Confidential Information also includes any information or data described above which the Company obtains from another party and which the Company treats as proprietary or reasonably designates as confidential information whether or not owned or developed by the Company.

“Consideration” means the Initial Consideration, as finally adjusted pursuant to Section 3.4.

“Consultant Benefit Plan” means any consultant or independent contractor benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, vacation, pension, retirement, stock option, stock purchase, stock appreciation, equity incentive, health, welfare, medical, dental, disability, life insurance or any similar plans, programs or arrangements, other than any plan, program, or arrangement mandated by applicable Law (including plans, programs or arrangements maintained by a Governmental Authority requiring the payment of social security taxes or similar contributions to a fund of a Governmental Authority).

“Contract” means any written or unwritten contract, agreement, indenture, note, bond, mortgage, loan, instrument, Lease, license or any other legally binding commitment or undertaking.

“Current Assets” means the current assets of the Company and its Subsidiaries; provided that, for purposes hereof, the Current Assets shall not include (a) any Cash on Hand or Restricted Cash, (b) any deferred income Tax assets, (c) any intercompany receivables within the Shareholder Parties, or (d) customer deposits or receivables in respect of deferred revenue items, calculated based on the accounting books and records of the Company, in

Annex F-3

each case determined in accordance with GAAP and on a basis consistent with the most recent audited Financial Statements delivered pursuant to Section 7.5 of this Agreement.

“Current Liabilities” means the current liabilities of the Company and its Subsidiaries, including accrued vacation and accrued bonus amounts in respect of any period ending on or prior to the Closing Date; provided that, for purposes hereof, the Current Liabilities shall not include any (a) deferred income Tax Liabilities, (b) Closing Indebtedness, (c) any item taken into account in the calculation of Cash on Hand, or (d) the Company Transaction Expenses, all determined based on the accounting books and records of the Company in accordance with GAAP and on a basis consistent with the most recent audited Financial Statements delivered pursuant to Section 7.5 of this Agreement.

“Customers” has the meaning assigned to such term in Section 7.18.

“Date of Exercise” has the meaning assigned to such term in Section 9.11(b).

“Deductible” has the meaning assigned to such term in Section 10.3(a).

“Documents” means this Agreement, the Escrow Agreement, the Non-Competes, the Lock-Up Agreements and all other agreements, instruments, certificates and documents to be executed in connection herewith, to consummate the transactions contemplated hereby and thereby.

“Employee Benefit Plan” means (a) any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), or (b) any other employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, vacation, pension, retirement, stock option, stock purchase, stock appreciation, equity incentive, health, welfare, medical, dental, disability, life insurance or any similar plans, programs or arrangements, other than any plan, program, or arrangement mandated by applicable Law (including plans, programs or arrangements maintained by a Governmental Authority requiring the payment of social security taxes or similar contributions to a fund of a Governmental Authority).

“Environment” means any of the following media:

(a) land, including surface land, sub-surface soil or strata and any natural or man-made structures;

(b) water, including coastal and inland waters, surface waters, ground waters, drinking water supplies and waters in drains and sewers, surface and sub-surface strata;

(c) air, including indoor and outdoor air; and

(d) fish, wildlife, plant life and other natural resources.

“Environmental Laws” means all Laws, as in effect on the date hereof, relating to pollution, the protection of the Environment or use, storage, handling, manufacture, processing, Releases of exposure to Hazardous Substances, including but not limited the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Solid Waste Disposal Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, and any applicable United States federal, state or local Law having a similar subject matter.

“Environmental Matter” means:

(a) pollution or contamination of the Environment, including, soil or groundwater contamination or the occurrence or existence of, or the continuation of the existence of, a Release of any Hazardous Substance;

(b) the treatment, disposal or Release of any Hazardous Substance;

(c) exposure of any Person to any Hazardous Substance; and/or

(d) the violation or alleged violation of any Environmental Law or any Environmental Permit.

“Environmental Permit” means any Permit issued, granted or required under Environmental Laws.

Annex F-4

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any Person who is required to be treated as a single employer with the Company or any of its Subsidiaries, as applicable, pursuant to Code Section 414(b), (c), (m) or (o) or ERISA Section 4001(b).

“Escrow Account” means an account established by the Escrow Agent to hold the Escrow Shares in accordance with this Agreement and the Escrow Agreement.

“Escrow Agent” means an escrow agent to be agreed upon by Akerna and the Shareholder Representatives.

“Escrow Agreement” means an escrow agreement among Akerna, the Shareholder Representatives and the Escrow Agent, in a form reasonably acceptable to each of them.

“Escrow Shares” means 195,000 Akerna Shares.

“ESOP” has the meaning assigned to such term in Section 5.1(b)(vi).

“ESOP Amendment” has the meaning assigned to such term in Section 5.1(b)(vi).

“Estimated Cash on Hand” has the meaning assigned to such term in Section 3.1(a)(ii).

“Estimated Closing Indebtedness” has the meaning assigned to such term in Section 3.1(a)(iii).

“Estimated Company Transaction Expenses” has the meaning assigned to such term in Section 3.1(a)(iv).

“Excluded Claims” has the meaning assigned to such term in Section 10.3(a).

“Final Accounting Firm” has the meaning assigned to such term in Section 3.4(b).

“Final Cash on Hand” has the meaning assigned to such term in Section 3.4(a)(iv).

“Final Closing Date Indebtedness” has the meaning assigned to such term in Section 3.4(a)(ii).

“Final Closing Date Transaction Expenses” has the meaning assigned to such term in Section 3.4(a)(iii).

“Final Net Working Capital” has the meaning assigned to such term in Section 3.4(a)(i).

“Financial Statements” has the meaning assigned to such term in Section 7.5(a).

“Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, including, as applicable, articles or certificate of incorporation, memorandum of association, articles of association, articles of organization, certificate of formation, declaration of trust, partnership agreement, by-laws, and/or operating limited liability company agreement.

“Fundamental Representations” means, collectively, the representations and warranties set forth in Sections 6.1 (Organization; Capitalization), 6.2 (Authorization of Transaction), 6.3 (Non-contravention), 6.5 (Ownership of Transferred Shares), 7.1 (Organization; Capitalization; Title to Shares), 7.2 (Authorization of Transaction), 7.3 (Non-contravention) 7.4 (Subsidiaries), 7.7 (Environmental Matters), 7.10 (Properties), 7.12 (Tax Matters), 7.13 (Intellectual Property), 7.16 (Employee and Consultant Benefits), 7.17 (No Employees) and 7.26 (Brokers; Company Transaction Expense; Indebtedness).

“Funded Indebtedness” means Indebtedness of the type referred to in clauses (a), (b), (c), (f), (k) and (l) of the definition of Indebtedness.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“General Enforceability Exceptions” has the meaning assigned to such term in Section 6.2.

“Governmental Authority” means any court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, domestic or foreign, international, provincial, federal, state, county or local.

Annex F-5

“Hazardous Substance” means, collectively, any (a) petroleum or petroleum products, or derivative or fraction thereof, radioactive materials (including radon gas), asbestos in any form that is friable, urea-formaldehyde foam insulation and polychlorinated biphenyls regulated by 40 CFR Part 761 and/or (b) any chemical, material, substance or waste, which is now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “restricted hazardous wastes,” “contaminants,” or “pollutants”, or terms of similar meaning or effect, in each case as regulated under Environmental Laws, including but not limited to materials that are deemed hazardous pursuant to any Environmental Laws due to their ignitability, corrosivity, toxicity, reactivity, or other harmful characteristics.

“Indebtedness” means, with respect to the Company and any of its Subsidiaries, all Liabilities or obligations created or arising out of (a) all indebtedness of the Company and any of its Subsidiaries for borrowed money or the deferred purchase price of property or services, including indebtedness incurred to finance insurance premiums, and whether funded or unfunded, secured or unsecured or with recourse or without recourse, (b) under or in connection with drawn letters of credit, performance bonds, bankers’ acceptances or similar instruments, (c) indebtedness, obligations or Liabilities, evidenced by notes, debentures, bonds, merchant cash advance or factoring agreements or other similar instruments for the payment of which the Company or any of its Subsidiaries is liable, (d) customer advances or deposits and other deferred revenue items, as required to be accrued for under GAAP, (e) any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries (whether or not the rights and remedies of the Company, any of its Subsidiaries or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all indebtedness of any such Person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such mortgage or Lien, (g) related to any earn-out or contingent payment or similar payment or obligation at the maximum payable in respect thereof; (h) arising from cash/book overdrafts, (i) all the obligations (whether principal, interest, any purchase price to be paid to transfer the ownership of the leased property to the Company or one of its Subsidiaries or otherwise) under leases which are, or are required to be, in accordance with GAAP, recorded as finance or capital leases in respect of which such Person is liable as a lessee, (j) in connection with the unwinding of any hedge, swap or other derivative transaction; (k) all interest, fees, penalties (including pre-payment penalties) and other expenses owed (or to be owed in connection with the repayment thereof) with respect to the indebtedness referred to above, and/or (l) all indebtedness referred to above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Indemnified Person” means any Person entitled to indemnification under Article X hereto.

“Indemnifying Person” means any Person with indemnification obligations under Article X hereto.

“Indemnity Reserve Amounts” has the meaning assigned to such term in Section 10.4(g)(i).

“Initial Consideration Amount” means:

(a) the Base Amount;

(b) minus the Escrow Shares; and

(d) minus the IP Purchase Escrow Shares.

“Intellectual Property” means any and all of the following, throughout the world, and all rights arising out of or associated therewith: (a) all patents and applications therefor and all reissues, divisions, renewals, reexaminations, extensions, provisionals, continuations and continuations in part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, proprietary information, trade secrets, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyright registrations and applications therefor, and all derivative works thereof; (d) all rights in and good-will associated with internet uniform resource locators, domain names, trade names, logos, slogans, designs, common Law trademarks and service marks, trademark and service mark registrations and applications therefor; (e) all Software; (f) all rights in databases and data collections; (g) all other proprietary rights derived under applicable state, federal or foreign Laws; and (h) all moral and economic rights of authors and inventors, however denominated.

Annex F-6

“Intellectual Property Purchase Agreement” means that certain Intellectual Property Purchase Agreement, dated as of February 2, 2018, by and between Get Solo, LLC, a New Hampshire limited liability company and CED Life Sciences, Inc., a Delaware corporation, as amended.

“Invoices” means final invoices in respect of all Company Transaction Expenses setting forth (a) the amounts due in respect thereof through the Closing and (b) wire instructions for payment of such amounts.

“IP Purchase Escrow Shares” means 375,000 Akerna Shares.

“IRS” has the meaning assigned to such term in Section 7.16(a).

“Key Supplier” has the meaning assigned to such term in Section 7.18.

“Latest Balance Sheet Date” has the meaning assigned to such term in Section 7.5(a).

“Law” means all applicable federal, state, local, municipal, foreign or other constitution, law, statute, common law, code, ordinance, technical or other standing treaty, rule, directive, requirement or regulation, policy, determination, procedures or Order enacted, adopted or promulgated by any Governmental Authority, including, without limitation, any laws, rules or regulations relating to import-export and customs services rules or regulations.

“Leased Real Property” has the meaning assigned to such term in Section 7.10(c).

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Licensed Intellectual Property” has the meaning assigned to such term in Section 7.13(a)(iii).

“Licenses” shall mean all rights and benefits under licenses, permits, quotas, authorizations, franchises, registrations and other approvals from any Governmental Authority or from any other Person.

“Lien” means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance, assessment, levy, covenant, easement, right of way, reservation, restriction, cloud on or defect in title, right of first refusal or first offer, equity, encroachment, burden, option, or other similar arrangement or interest in real or personal property, including liens (statutory or otherwise), trusts, deemed trusts or other encumbrances.

“Limited Source Supplier” has the meaning assigned to such term in Section 7.18.

“Loss” or “Losses” means any and all damages, losses, actions, proceedings, causes of action, obligations, Liabilities, claims, encumbrances, Liens, penalties, demands, assessments, settlements, judgments, costs and expenses, including court costs and reasonable attorneys’ and consultants’ fees and disbursements and costs of litigation.

“Market Price” means the 20-day volume-weighted average closing price of the Akerna Shares on the NASDAQ or other market with higher trading volume immediately prior to the exercise of the Akerna Purchase Option.

“Material Adverse Change” means, with respect to any Person, any material adverse change in the assets, operations, prospects or financial condition of such Person; provided, that, for purposes of this Agreement, a Material Adverse Change shall not include changes to the assets, operations or financial condition of the Business resulting from (a) changes to the U.S. economy, the global economy, in each case, as a whole, or the industry or markets in which the Business operates (except to the extent such changes disproportionately affect the Business), (b) general economic, regulatory or political conditions or changes in the countries in which the Business operates, (c) military action or any act of terrorism, (d) changes in the debt, financing or securities markets, or (e) changes in Law, except to the extent such material adverse change disproportionately affects or impacts the Company or any of its Subsidiaries as compared to similarly situated companies in the Business.

“Material Contracts” has the meaning assigned to such term in Section 7.14(a).

Annex F-7

“Material Employee Agreement” has the meaning assigned to such term in Section 7.16(a).

“Material Permits” has the meaning assigned to such term in Section 7.8(b).

“Multiemployer Plan” has the meaning set forth in Section 3(37) or 4001(a)(3) of ERISA.

“Net Revenue” means gross revenue received by Solo for the sale of a given Solo Product, less returns and allowances and commissions paid in respect of such Solo Product.

“Net Working Capital” means, as of a specified time, an amount equal to Current Assets minus Current Liabilities.

“Non-Compete” has the meaning assigned to such term in Section 4.8(e).

“Non-Escrow Shares” shall mean a number of Akerna Shares equal to the Initial Consideration Amount.

“Option Fee” means, for each Solo Product sold during a given Option Fee Year, the lesser of (i) one (1) cent or (ii) seven percent (7%) of the Net Revenue received by the Company during such Option Fee Year.

“Option Fee Term” means the period commencing on the day immediately after the Closing Date and ending on the earlier of (i) the date Akerna no longer owns a majority of the Shares; (ii) the date (which must be at least 6 months following the Closing Date) upon which Akerna Shares have traded above Twelve Dollars ($12.00) for twenty (20) out of thirty (30) trading days; or (iii) December 1, 2029.

“Option Fee Year” means each 12 month period during the Option Fee Term (or portion thereof if the Option Fee Term terminates prior to the end of such 12 month period) commencing on the day after the Closing Date or an anniversary of the Closing Date and ending on the next successive anniversary of the Closing Date.

“Option Period” has the meaning assigned to such term in Section 9.11(a).

“Orders” means judgments, writs, decrees, compliance agreements,, injunctions or orders of and Governmental Authority or arbitrator.

“Ordinary Course of Business” means the ordinary course of business consistent with the past custom and practice of the Company and its Subsidiaries (including with respect to quantity and frequency) with respect to the Business.

“Other Post-Closing Amounts” has the meaning assigned to such term in Section 3.4(a).

“Outside Date” has the meaning assigned to such term in Section 5.2(b).

“Owned Intellectual Property” means all choate and all inchoate Intellectual Property owned by the Company or any its Subsidiaries or subject to an obligation to assign to the Company or any of its Subsidiaries.

“Owned Real Property” has the meaning assigned to such term in Section 7.10(b).

“Party” means each of Akerna, the Company, the Shareholder Parties and the Shareholder Representatives, and collectively, the “Parties.”

“Pay-Off Letters” has the meaning assigned to such term in Section 4.6.

“Pending Claim” has the meaning assigned to such term in Section 10.4(g)(i).

“Permits” means all permits, licenses, authorizations, registrations, franchises, approvals, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities, including, without limitation, any requisite occupational licenses, certificates of competency, manufacturing certifications and ISO certifications.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or being properly contested in good faith by appropriate proceedings and which are fully reserved on the books of the Company, (ii) workers or unemployment compensation Liens arising in the Ordinary Course of Business; (iii) mechanic’s, materialman’s, supplier’s, vendor’s or similar Liens arising in the Ordinary Course of Business securing amounts that are not yet due and payable and that are released on or before Closing, and (iv) zoning ordinances, recorded easements and other restrictions of legal

Annex F-8

record affecting the Real Property or matters which would be revealed by a survey, and that in either case do not, individually or in the aggregate, materially impair the current use or occupancy of the Real Property or impair the value or marketability (or, in jurisdictions where any Lien regardless of type or materiality defeats marketability, insurability) of title in the Real Property.

“Person” shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority (or any department, agency, or political subdivision thereof).

“Personal Property Leases” shall mean all rights and benefits under leases of tangible personal property.

“Policies” and “Policy” each have the meaning assigned to such term in Section 7.19(a).

“PPACA” has the meaning assigned to such term in Section 7.16(c).

“Pre-Closing Tax Period” means any Tax period or portion thereof ending on or before the Closing Date, including the portion of any Straddle Period ending on the Closing Date.

“Preliminary Net Working Capital” has the meaning assigned to such term in Section 3.1(a)(i).

“Proceeding” means any action, dispute, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Authority or arbitrator.

“Real Property” means, collectively, the Leased Real Property and the Owned Real Property.

“Real Property Lease” has the meaning assigned to such term in Section 7.10(b).

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, injection, deposit, disposal, discharge, dispersal or leaching of any Hazardous Substances into the Environment, and “Released” shall be construed accordingly.

“Release Date” has the meaning assigned to such term in Section 10.4(g)(i).

“Representative” means, with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of such Person.

“Representative Losses” has the meaning assigned to such term in Section 9.15(b).

“Repurchase Date of Exercise” has the meaning assigned to such term in Section 9.12(b).

“Repurchase Option” has the meaning assigned to such term in Section 9.12(a).

“Repurchase Option Period” has the meaning assigned to such term in Section 9.12(a).

“Repurchase Shares” has the meaning assigned to such term in Section 9.12(a).

“SEC Reports” has the meaning assigned to such term in Section 8.5.

“Shareholders” has the meaning assigned to such term in the preamble of this Agreement.

“Shareholders’ Knowledge” or “Knowledge of the Shareholders” means the actual awareness of facts or circumstances concerning a matter by any of Ashesh C. Shah, Lokesh Chugh or Palle Pedersen or the knowledge that any of such individuals would have after reasonable inquiry in respect of matters within their area of primary responsibility.

“Shareholder Parties” has the meaning assigned to such term in the preamble of this Agreement.

“Shareholder Representatives” has the meaning assigned to such term in the Recitals.

“Shareholder Repurchase Price” has the meaning assigned to such term in Section 9.12(d).

“Shareholders” means all of the shareholders of the Company.

“Share Transfer” has the meaning assigned to such term in the recitals of this Agreement.

Annex F-9

“Shares” means all of the issued and outstanding capital stock of the Company, calculated on a fully diluted basis.

“Signing Date” has the meaning assigned to such term in the preamble of this Agreement.

“Software” means any computer software program, together with any error corrections, updates, modifications, or enhancements thereto, in both machine readable form and human readable form, including all comments and any procedural code.

“Solo Products” means the following products sold by the Company: the solo*Tag and the solo*Code.

“Straddle Period” means any Tax Period that includes but does not end on the Closing Date.

“Straddle Period Returns” has the meaning assigned to such term in Section 9.5(b)(ii).

“Subsidiary” means any Person with respect to which a specified Person (or a Subsidiary thereof) has the power to vote or direct the voting of sufficient equity interests to elect a majority of the board of directors (or equivalent with respect to a Person that is not a corporation).

“Tail Costs” has the meaning assigned to such term in Section 9.3.

“Tail Policy” has the meaning assigned to such term in Section 9.3.

“Target Working Capital” means negative Two Hundred Fifty Thousand Dollars (- $250,000), excluding December normal course consulting expenses.

“Tax” or “Taxes” means all taxes, charges, fees, levies, assessments, or other governmental charges (whether federal, state, local, or non-U.S.), including, without limitation, income, excise, franchise, real or personal property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers’ compensation, social security, national health contributions, pension and employment insurance contributions, use, value added, capital, license, severance, stamp, premium, windfall profits, environmental, capital stock, profits, withholding, disability, unclaimed property, escheat, registration, customs duties, employment, alternative or add-on minimum, estimated or other tax of any kind whatsoever (whether disputed or not, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including, without limitation, all estimated taxes, deferred taxes, deficiency assessments, related charges, fees, interest, penalties, additions to tax or other assessments.

“Tax Period” or “Taxable Periods” means any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

“Tax Proceeding” has the meaning set forth in 9.5(i)(i).

“Tax Return” means any federal, state, local or non-U.S. return, estimate, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule, attachment elections and disclosures thereto, and including any amendment thereof.

“Terminated Agreements” means the Contracts set forth on Schedule 1(b).

“Transaction” means the Share Transfer contemplated by this Agreement, together with any and all related transactions and proceedings contemplated by this Agreement.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, value-added and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) arising out of or in connection with the consummation of the transactions contemplated by this Agreement.

“Transferred Shares” has the meaning assigned to such term in Section 2.1.

“Transition Period” has the meaning assigned to such term in Section 9.16.

“Treasury Regulations” means the regulations promulgated under the Code.

“WARN” means the U.S. Worker Adjustment and Retraining Notification Act and any other similar applicable state or local “mass layoff” or “plant closing” Law.

Annex F-10

Article II.
TRANSFER OF THE SHARES

2.1 Transfer of the Shares. On and subject to the terms and conditions of this Agreement, at the Closing, Akerna shall acquire and take assignment and delivery from the Shareholders, and the Shareholders shall sell, transfer, assign, convey and deliver to Akerna, all right, title and interest in and to 80.40% of the Shares (the “Transferred Shares”) free and clear of Liens (the “Share Transfer”), for the Consideration.

Article III.
CLOSING CONSIDERATION; CLOSING

3.1 Calculation of Initial Consideration.

(a) Not less than five (5) days prior to the Closing, the Shareholder Representatives shall deliver to Akerna a statement (the “Closing Statement”) setting forth its good faith estimate of the following:

(i) the estimated Closing Net Working Capital (the “Preliminary Net Working Capital”);

(ii) the amount of the estimated Cash on Hand (the “Estimated Cash on Hand”);

(iii) an itemized list of the estimated Closing Indebtedness (the “Estimated Closing Indebtedness”);

(iv) an itemized list of the estimated Company Transaction Expenses (the “Estimated Company Transaction Expenses”); and

(v) a calculation of the Initial Consideration Amount, after giving effect to the above.

in each case together with reasonably detailed schedules and data supporting such estimates. The Shareholder Representatives shall consider in good faith any adjustments to the Initial Consideration Amount proposed by Akerna prior to Closing. For purposes of clarification, if the Cash on Hand is a negative number, it shall be deemed a deduction from the calculation of both the Initial Consideration Amount and the Consideration (without duplication).

3.2 Payment of Initial Consideration Amount.

(a) On the Closing Date, Akerna shall make the following payments:

(i) Akerna will pay any Estimated Closing Indebtedness pursuant to the wire instructions set forth in the Pay-Off Letters.

(ii) Akerna will pay any Estimated Company Transaction Expenses pursuant to the wire transfer instructions set forth in the Invoices.

(iii) Akerna shall deliver the Escrow Shares and the IP Purchase Escrow Shares to the Escrow Account to be held by the Escrow Agent in accordance with the terms and conditions of this Agreement and the Escrow Agreement.

(iv) Akerna shall deliver the Non-Escrow Shares to the Shareholders.

(b) In furtherance of Section 3.2(a)(iii) and (iv), Akerna shall issue in the name of each Shareholder three certificates, one representing the pro rata portion of the Escrow Shares to which such Shareholder is entitled, one representing the pro rata portion of the IP Purchase Escrow Shares to which such Shareholder is entitled and one certificate representing the pro rata portion of the Non-Escrow Shares to which such Shareholder is entitled and deliver such certificates to the Shareholders or the Escrow Agent, as the case may be.

3.3 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by remote delivery of documents at the offices of Dentons US LLP in Kansas City, Missouri, five (5) Business Days after satisfaction or waiver of the conditions to Closing set forth herein, or otherwise at a time and on a date mutually agreeable to the Parties after the conditions to Closing set forth herein are satisfied or waived. The date on which the Closing occurs shall be referred to as the “Closing Date.”

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3.4 Consideration Adjustment.

(a) Not later than the one hundred twentieth (120th) day following the Closing, Akerna shall prepare and deliver to the Shareholder Representatives, a schedule (the “Closing Date Schedule”) setting forth:

(i) a calculation of the Closing Net Working Capital (the “Final Net Working Capital”) along with reasonable, written supporting documentation;

(ii) an itemized list of the Closing Indebtedness (“Final Closing Date Indebtedness”);

(iii) an itemized list of the Company Transaction Expenses (“Final Closing Date Transaction Expenses”); and

(iv) the amount of actual Cash on Hand (“Final Cash on Hand”).

The amounts in Sections 3.4(a)(ii)-(iv) are referred to herein as the “Other Post-Closing Amounts.”

(b) If the Shareholder Representatives disagree with the Final Net Working Capital or any of the Other Post-Closing Amounts as reflected on the Closing Date Schedule, they shall notify Akerna in writing within fifteen (15) days after the date on which Akerna delivers such Closing Date Schedule to the Shareholder Representatives, which shall include the items as to which it disagrees and its calculation of such disputed amounts with reasonable supporting detail. Akerna and the Shareholder Representatives shall reasonably cooperate to resolve any such disagreements. If Akerna and the Shareholder Representatives are unable to resolve all such disagreements on or before the date which is fifteen (15) days following notification by the Shareholder Representatives of any such disagreements, the Shareholder Representatives and Akerna shall retain a nationally recognized independent public accounting firm upon whom the Shareholder Representatives and Akerna shall mutually agree, or if no such other accounting firm is willing to serve as the Final Accounting Firm, then such other qualified Person upon whom the Shareholder Representatives and Akerna shall mutually agree (such accounting firm or other Person being referred to as the “Final Accounting Firm”), to resolve all such disagreements, who shall adjudicate only those items still in dispute with respect to the Closing Date Schedule and the calculation of the Final Net Working Capital and/or any of the Other Post-Closing Amounts. The determination by the Final Accounting Firm shall be binding and conclusive on both the Shareholder Representatives and Akerna.

(c) The Final Accounting Firm shall offer the Shareholder Representatives and Akerna the opportunity to provide written submissions regarding their positions on the disputed matters, which written submissions shall be provided to the Final Accounting Firm, if at all, no later than ten (10) days after the date of referral of the disputed matters to the Final Accounting Firm. The determination of the Final Accounting Firm shall be based solely on the provisions of this Agreement and such written submissions by the Shareholder Representatives and Akerna and their respective Representatives and shall not be by independent investigation or review. The Final Accounting Firm shall deliver a written report resolving only the disputed matters and setting forth the basis for such resolution within twenty (20) days after the Shareholder Representatives and Akerna submit in writing (or have had the opportunity to submit in writing but have not submitted) their positions as to the disputed items. In preparing its report, the Final Accounting Firm shall not assign a value to Final Net Working Capital and/or any of the Other Post-Closing Amounts which is greater or less than the values submitted by the Shareholder Representatives, on the one hand, or Akerna, on the other hand. The determination of the Final Accounting Firm with respect to the correctness of Final Net Working Capital and/or any of the Other Post-Closing Amounts shall be final and binding on the Parties. The fees, costs and expenses of the Final Accounting Firm shall be borne equally by Akerna and the Shareholder Parties. The Final Accounting Firm shall conduct its determination activities in a manner wherein all materials submitted to it are held in confidence and shall not be disclosed to third parties (except in connection with the enforcement of its rights, as required by Law or to prepare its financial statements or Tax Returns). The Parties agree that judgment may be entered upon the determination of the Final Accounting Firm in any court having jurisdiction over the Party against which such determination is to be enforced.

(d) The Shareholder Representatives shall be entitled to have reasonable access to the books of the Company, to the extent prepared specifically in connection with the Final Net Working Capital, the Other Post-Closing Amounts and the Closing Date Schedule and, upon reasonable prior notice, shall be entitled to discuss such books and records and work papers with the Company and those employees of the Company responsible for the preparation thereof.

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(e) Payments.

(i) Akerna shall be credited with the amount of the Final Closing Date Indebtedness, in accordance with subpart (iv) below.

(ii) Akerna shall be credited with the amount of the Final Closing Date Transaction Expenses, in accordance with subpart (iv) below.

(iii) the Shareholders will be credited with the amount of the Final Cash on Hand, in accordance with subpart (iv) below.

(iv)

(A) If, after giving effect to subparts (i) through (iii) above, a net amount is due to Akerna from the Shareholders (such amount, an “Akerna Adjustment Amount”), such amount shall be satisfied from the Escrow Funds, in which case the Shareholder Representatives and Akerna shall promptly (but in any event within three (3) Business Days) execute and deliver a joint instruction to the Escrow Agent instructing the Escrow Agent to release such amount from the Escrow Funds to Akerna.

(B) If, after giving effect to subparts (i) through (iii) above, a net amount is due to the Shareholders from Akerna (such amount, the “Shareholder Adjustment Amount”), then Akerna shall pay the Shareholder Adjustment Amount, to the Shareholders in Akerna Shares based on the Closing Share Value within three (3) Business Days after the date such amount is finally determined pursuant to this Section 3.4.

(v) All amounts payable by Akerna under this Section 3.4 shall be subject to set-off for any claim of Akerna against any Shareholder Parties.

3.5 Withholding. Akerna, Company and any Affiliate thereof shall be entitled to deduct and withhold, and Akerna, Company and any Affiliate thereof shall deduct and withhold, any amounts they are required to deduct and withhold pursuant to any provision of Tax Law in connection with any payments required to be made by Akerna, Company or any Affiliate pursuant to the terms of, or in connection with any transaction contemplated by, this Agreement. To the extent that amounts are so withheld by Akerna, Company, or any Affiliate, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person otherwise entitled to receive such payments pursuant to this Agreement.

3.6 Tax Treatment. The Parties intend that the Share Transfer will constitute a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income Tax purposes, and the Parties agree to report the Share Transfer consistently therewith (including the information and recordkeeping requirements of Treasury Regulations Section 1.368-3). Akerna and the Company shall use their respective commercially reasonable efforts to cause the Share Transfer to qualify as a “reorganization” under Section 368(a) of the Code.

Article IV.
CONDITIONS TO OBLIGATIONS OF AKERNA

The obligation of Akerna to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

4.1 Representations and Warranties; Covenants.

(a) (i) The Fundamental Representations of the Shareholder Parties shall be true, correct and complete in all respects, and (ii) the other representations and warranties of the Shareholders set forth in Article VI and the other representations and warranties of the Company set forth in Article VII shall be true, correct and complete in all respects (in the case of any representation or warranty not qualified by the phrases “materially,” “material,” “in all material respects,” “material adverse change,” “Material Adverse Change,” and any similar phrase) or in all material respects (in the case of any representation or warranty qualified by the phrases “materially,” “material,” “in all material respects,” “material adverse change,” “Material Adverse Change,” and any similar phrase), in each case, on and as of the Closing Date, as if such representations and warranties were made as of the Closing Date (except as to any such representation or warranty that speaks as of a specific date, which must be true and correct as of such specific date).

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(b) The Shareholder Parties shall have performed and complied in all respects with all covenants and agreements required by this Agreement to be performed or complied with by the Shareholder Parties on or prior to the Closing Date.

4.2 Consents. The material consents listed on Schedule 4.2, in form and substance satisfactory to Akerna, shall have been obtained and executed copies thereof delivered to Akerna.

4.3 Absence of Material Adverse Change. Since the Signing Date, there shall have been no Material Adverse Change with respect to the Company or its Subsidiaries.

4.4 Absence of Litigation. As of the Closing, there shall not be (a) any Order of any nature issued by a Governmental Authority with competent jurisdiction directing that the transactions provided for herein or any material aspect of them not be consummated as herein provided or (b) any Proceeding before any Governmental Authority pending wherein an unfavorable Order would prevent the performance of this Agreement or the other Documents or the consummation of any aspect of the transactions or events contemplated hereby, declare unlawful any aspect of the transactions or events contemplated by this Agreement or the other Documents, cause any aspect of the transaction contemplated by this Agreement or the other Documents to be rescinded or affect, in any material respect, the right of Akerna to own, operate or control the Company and the Transferred Shares.

4.5 Governmental Required Consents. All filings or registrations with any Governmental Authorities listed on Schedule 4.5 which are required for or in connection with the execution and delivery by the Shareholders and the Shareholder Representatives of the Documents or the consummation of the transactions contemplated thereby, in form and substance satisfactory to Akerna shall have been obtained or made and executed copies thereof delivered to Akerna.

4.6 Payoff Letters. The Shareholder Representatives shall have delivered to Akerna payoff letters duly executed by each lender, lessor or other of the Funded Indebtedness, including those set forth on Schedule 4.6 (the “Pay-Off Letters”), indicating that, upon payment of the amount specified in such Payoff Letter, all outstanding obligations of the Company arising under or relating to such Funded Indebtedness shall be repaid and extinguished in full and that upon receipt of such amount such Person shall release its Liens and other security interests in, and shall file, or authorize the Shareholder Representatives to file, Uniform Commercial Code Termination Statements and such other documents necessary to release of record its Liens and other security interests in the assets and properties of the Company.

4.7 Invoices. The Shareholder Representatives shall have delivered to Akerna the Invoices.

4.8 Other Documents. The Shareholder Parties or the Shareholder Representatives (as applicable) shall have delivered to Akerna each of the following:

(a) Written instructions to the Company to transfer the Transferred Shares to Akerna on the Company’s stock register;

(b) Resignations of the directors and officers of the Company and its Subsidiaries set forth on Schedule 4.8(b); and

(c) The Shareholder Representatives shall deliver to Akerna in a form reasonably satisfactory to Akerna a duly completed and executed certification of the Company’s non-foreign status pursuant to Treasury Regulations Section 1.1445-2(b)(2);

(d) Employment Agreements with each of Ashesh C Shah, Palle Pedersen, Kathleen Flannery, Aryeh Primus, Jamie Leo, Logan Donovan and Vinay Shah, in a form reasonably acceptable to Akerna;

(e) A non-competition agreement, the form of which is attached hereto as Exhibit A (each, a “Non-Compete” and, collectively, the “Non-Competes”), duly executed by each of the Persons named on Schedule 4.8(e);

(f) The Escrow Agreement executed by the Shareholder Representatives;

(g) Copies of the results of a recent Uniform Commercial Code, tax and judgment lien search against the Company and its Subsidiaries in the state and county offices listed on Schedule 4.8(g), and evidence reasonably satisfactory to Akerna that all Liens (other than Permitted Liens not extinguished at Closing) have been or, at the Closing, will be satisfied, terminated, released or waived, as appropriate;

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(h) Copies of resolutions of the board of directors and stockholders of the Company, authorizing the execution, delivery and performance of this Agreement by the Company, and a certificate of the secretary of the Company, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect on the Closing Date;

(i) A long-form good standing certificate of each of the Company and its Subsidiaries, in each case, dated no earlier than five (5) Business Days prior to the Closing Date, issued by the Secretary of State of the jurisdiction of its formation, together with certified Fundamental Documents of the Company and its Subsidiaries;

(j) A certificate signed on behalf of the Company by one of its authorized officers certifying that the conditions in Section 4.1 have been satisfied;

(k) Such signature cards for each of the bank accounts listed on Schedule 7.25, as may be necessary to remove the signing privileges of each of the Persons designated by Akerna;

(l) Evidence that the Terminated Agreements have been terminated in their entirety and that all obligations and Liabilities of the Company and its Subsidiaries (including obligations to pay money) have been satisfied; and

(m) [reserved]

(n) Lock-up agreements with each of the Shareholders, substantially in the form attached as Exhibit B hereto (the “Lock-Up Agreements”).

4.9 Amendment of Company Organizational Documents. The Shareholder Parties shall have amended the governing documents (i.e. bylaws/articles of incorporation) of the Company in a form acceptable to Akerna in its sole discretion.

4.10 Preferred Equity. All outstanding preferred equity and options of the Company shall have been exercised or cancelled in a manner acceptable to Akerna in its sole discretion, and any shares of the Company issued upon any such exercise shall be included in the Shares.

4.11 Other Company Shareholders. Each shareholder of the Company not party hereto shall have become party to this Agreement as a Shareholder.

Article V.
CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDER PARTIES; TERMINATION

5.1 Conditions to the Obligations of the Shareholder Parties. The obligation of the Shareholder Parties to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

(a) Delivery of Payments. Akerna shall have delivered the payments to be made on the Closing Date in accordance with the provisions of Section 3.2.

(b) Representations and Warranties; Covenants.

(i) The representations and warranties of Akerna set forth in (i) Sections 8.1 and 8.2 shall be true, correct and complete in all respects and (ii) the other representations and warranties of Akerna set forth in Article VIII shall be true, correct and complete in all respects (in the case of any representation or warranty qualified by the phrases “materially,” “material,” “in all material respects,” “material adverse change,” “Material Adverse Change,” and any similar phrase) or in all material respects (in the case of any representation or warranty qualified by the phrases “materially,” “material,” “in all material respects,” “material adverse change,” “Material Adverse Change,” and any similar phrase), in each case, on and as of the Closing Date, as if such representations and warranties were made as of the Closing Date (except as to any such representation or warranty that speaks as of a specific date, which must be true and correct as of such specific date).

(ii) Akerna shall have performed and complied in all respects with all covenants and agreements required by this Agreement to be performed or complied with by Akerna on or prior to the Closing Date.

(iii) Akerna shall have delivered to the Shareholders a certificate signed on behalf of Akerna by one of its authorized officers certifying that the conditions in Section 5.1(b)(i) and 5.1(b)(ii) have been satisfied.

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(iv) Akerna shall have sufficient shares to cause the payment of the Initial Consideration Amount to the Shareholders.

(v) Akerna shall deliver to the Shareholders the Escrow Agreement executed by Akerna.

(vi) Akerna shall have caused Akerna to amend its employee stock ownership plan (“ESOP”), effective as of the Closing Date, to provide that management and employees of the Company will be eligible to participate in Akerna’s ESOP (the “ESOP Amendment”) and Akerna shall deliver to Shareholders the ESOP Amendment and all related documents.

(c) Absence of Litigation. As of the Closing, there shall not be (a) any Order of any nature issued by a Governmental Authority with competent jurisdiction directing that the transactions provided for herein or any material aspect of them not be consummated as herein provided or (b) any Proceeding before any Governmental Authority pending wherein an unfavorable Order would prevent the performance of this Agreement or the other Documents or the consummation of any material aspect of the transactions contemplated hereby, declare unlawful any material aspect of the transactions or events contemplated by this Agreement or the other Documents, or cause any material aspect of any transaction contemplated by this Agreement or the other Documents to be rescinded.

(d) Governmental Filings. All filings or registrations with any Governmental Authorities listed on Schedule 5.1(d) which are required for or in connection with the execution and delivery by Akerna of the Documents or the consummation of the transactions contemplated thereby, shall have been obtained or made.

5.2 Termination. This Agreement shall terminate prior to Closing:

(a) upon the mutual written agreement of Akerna and the Shareholders;

(b) upon written notice from Akerna to the Shareholders if, (i) any of the Shareholder Parties shall have breached any of their representations, warranties, covenants or obligations contained in this Agreement that would give rise to a failure of any condition precedent set forth in Article IV which breach has not been waived by Akerna and cannot be cured, or has not been cured within thirty (30) days after the giving of notice by Akerna specifying such breach or (ii) any of the conditions precedent set forth in Article IV (excluding conditions that, by their nature are to be satisfied at the Closing) shall not have been satisfied on or before December 31, 2019 (the “Outside Date”), so long as, in the case of clause (ii), Akerna is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(c) upon written notice from the Shareholders to Akerna if, (i) Akerna shall have breached any of its representations, warranties, covenants or obligations contained in this Agreement that would give rise to a failure of any condition precedent set forth in Article V (excluding conditions that by their nature are to be satisfied at the Closing) which breach has not been waived by the Shareholders and cannot be or has not been cured within thirty (30) days after the giving of notice by the Shareholders specifying such breach, or (ii) any of the conditions precedent set forth in Article V (excluding conditions that, by their nature are to be satisfied at the Closing) has not been satisfied on or before the Outside Date, so long as, in the case of clause (ii), none of the Shareholder Parties are then in material breach of any of their representations, warranties, covenants or agreements contained in this Agreement.

5.3 Effect of Termination.

(a) If this Agreement is validly terminated pursuant to, and in accordance with, Section 5.2, all further obligations of the Parties under this Agreement shall become null and void and of no further force or effect, except that Sections 9.4(c) (Confidential Information), 9.7 (Transaction Expenses), 11.12 (Public Announcements) and 11.7 (Governing Law) will survive; provided, however, that nothing in this Section 5.3 will be deemed to release any Party from any liability for fraud or any willful breach by such Party of the terms and provisions of this Agreement; provided, further, that if this Agreement is terminated by Akerna because of the breach of this Agreement by any of the Shareholder Parties or by the Shareholders because of the breach of this Agreement by Akerna or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the other Party’s failure to comply with its obligations under this Agreement, the terminating Party’s right to pursue all legal and equitable remedies will survive such termination unimpaired.

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Article VI.
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

As a material inducement to Akerna to enter into and perform its obligations under this Agreement, except as set forth in the corresponding sections or subsections of the Schedules attached hereto, the Shareholders, on a several basis, represent and warrant to Akerna that the statements contained in this Article VI are true, correct and complete as of the Signing Date and will be true, correct and complete as of the Closing Date (except where expressly limited to a specific date, in which case such statements shall be true, correct and complete only as of such specific date).

6.1 Organization; Capitalization. Each Shareholder which is an entity is duly organized, validly existing and in good standing under the Laws of the state of its formation.

6.2 Authorization of Transaction. Each of the Shareholder Representatives (in their capacities as such and on behalf of the Shareholders pursuant to the power of attorneys referenced in this Agreement) and each Shareholder has all requisite power and authority to enter into, execute, deliver and perform all of its obligations under this Agreement and all other Documents to which it is a party executed or to be executed in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Each Document to which the Shareholder Representatives and/or each Shareholder is or will be a party has been or when executed will be duly executed and delivered by the Shareholder Representatives or such Shareholder, as the case may be, and constitutes or when executed, will constitute, the valid and legally binding obligations of the Shareholder Representatives or such Shareholder enforceable against the Shareholder Representatives or such Shareholder, in accordance with its terms and conditions, as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (the “General Enforceability Exceptions”). The Shareholders are acquiring the Akerna Shares solely for their own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Shareholders acknowledge that the Akerna Shares are not registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws, and that the Akerna Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Shareholders are able to bear the economic risk of holding the Akerna Shares for an indefinite period (including total loss of their investment) and have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of their investment. The Shareholders each are an “accredited investor” and have not been offered the Akerna Shares by means of any “general solicitation” or “general advertising”, all such terms as defined in Regulation D under the Securities Act.

6.3 Non-contravention.

(a) The execution, delivery and performance by the Shareholder Representatives and each Shareholder of this Agreement and each other Document to which the Shareholder Representatives or such Shareholder, as the case may be, is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, (ii) result in any violation of or breach of or default under (with or without notice or lapse of time, or both), (iii) give rise to a right of termination, cancellation, modification or acceleration of any obligation under, (iv) require any payment, consent, notice or waiver under, (v) result in any loss of a material benefit or right under, or (vi) result in the creation of any Lien on any equity interest or asset of the Company or any Subsidiary, in each case, under (1) any Material Contract to which the Company or any Subsidiary is a party or to which it or any of its assets are subject, (2) the Fundamental Documents of each Shareholder, (3) any Law or other restriction of any Governmental Authority applicable to each Shareholder or any of its properties or assets.

(b) Except as set forth on Schedule 6.3(b), the Shareholder Representatives are not, and no Shareholder is required to give any notice to, make any filing with, or obtain any authorization, consent, permit or approval of any Governmental Authority or any other Person in order for the Parties to consummate the transactions contemplated by the Documents or in order for Akerna to conduct the Business as presently conducted in the ordinary course immediately following the Closing.

6.4 Litigation. There are no Proceedings pending or to Shareholders’ Knowledge, threatened against any Shareholder relating to the Shares. No Shareholder is subject to or in default under any Order that would prevent, hinder or delay the consummation of the Transaction.

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6.5 Ownership of Transferred Shares. The Shareholders are the owner of all of the Transferred Shares and immediately before the Closing the Shareholders will be the owner of all of the Transferred Shares, free and clear of all Liens. Except as set forth on Schedule 6.5, no Shareholder is a party to any option, warrant, right, contract, call, put or other agreement providing for the disposition or acquisition of any Transferred Shares, nor is any Shareholder a party to any voting trust, proxy or other agreement with respect to voting any Transferred Shares with any other party.

Article VII.
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

As a material inducement to Akerna to enter into and perform its obligations under this Agreement, except as set forth in the corresponding sections or subsections of the Schedules attached hereto, the Shareholder Parties, on a joint and several basis, represent and warrant to Akerna that the statements contained in this Article VII are true, correct and complete as of the Signing Date and will be true, correct and complete as of the Closing Date (except where expressly limited to a specific date, in which case such statements shall be true, correct and complete only as of such specific date).

7.1 Organization; Capitalization; Title to Transferred Shares.

(a) Each of the Company and each of its Subsidiaries is a legal entity, duly organized, validly existing and in good standing under the Laws of the state of its formation and has all requisite corporate or company power and authority to own, operate, lease or otherwise hold its properties and to carry on its business, including the Business, as presently conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned, operated or leased by it or the nature of the activities conducted by it make such qualification or licensing and good standing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. Schedule 7.1(a) lists the jurisdiction of organization of the Company and each of its Subsidiaries and each jurisdiction in which the Company and its Subsidiaries is qualified or licensed to do business.

(b) The authorized and outstanding equity interests of the Company and each of its Subsidiaries are as set forth on Schedule 7.1(b). Each outstanding equity interest shown thereon, including the Transferred Shares, is duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 7.1(b) there are no outstanding or authorized (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights, or other contracts or commitments that require the Company or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its equity interests nor are there any securities convertible or exchangeable into any equity interest of the Company or any of its Subsidiaries, or (ii) stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries.

(c) The equity interests set forth on Schedule 7.1(b) constitute all of the issued and outstanding equity interests of the Company and its Subsidiaries.

(d) The copies of the minute book and equity contribution records of the Company and each of its Subsidiaries have been delivered or made available to Akerna for inspection and are true and correct and appropriately reflect all material company action taken by the Company and its Subsidiaries. The names of the current directors and officers (or the equivalent with respect to Company Subsidiaries that are not corporations) of the Company and its Subsidiaries (prior to giving effect to the resignations to be delivered pursuant to Section 4.11(b)) are set forth in Schedule 7.1(d).

7.2 Authorization of Transaction. Each of the Company and its Subsidiaries has all requisite corporate or company power and authority to enter into, execute, deliver and perform all of its obligations under this Agreement and all other Documents to which it is or will be a party executed or to be executed in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. Each Document to which the Company or any of its Subsidiaries is or will be a party has been duly and validly authorized by all necessary action on the part of the Company and such Subsidiary, as applicable, and each Document to which the Company or any of its Subsidiaries is a party has been or when executed will be duly executed and delivered by the Company or its Subsidiary, as applicable, and constitutes or when executed will constitute the valid and

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legally binding obligations of the Company or its Subsidiary, as applicable, enforceable against the Company or such Subsidiary, as applicable, in accordance with its terms and conditions, subject to the General Enforceability Exceptions.

7.3 Non-contravention.

(a) Neither the execution, delivery and performance of the Documents by the Company or any of its Subsidiaries nor the consummation of the transactions contemplated by the Documents by the Company or any of its Subsidiaries:

(i) violates any Law as to which the Company or any of its Subsidiaries is subject; or

(ii) conflicts with or violates any provision of the Fundamental Documents of the Company or any of its Subsidiaries.

(b) Except as set forth on Schedule 7.3(b), none of the Company or any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority or any consent or approval of any other Person in order for the Parties to consummate the transactions contemplated by the Documents or in order for Akerna to conduct the Business in the Ordinary Course of Business immediately following the Closing.

(c) The Fundamental Documents of the Company and its Subsidiaries that have been furnished or made available to Akerna are complete and correct copies of all Fundamental Documents (including all amendments thereto) of the Company and its Subsidiaries. The Fundamental Documents of the Company and its Subsidiaries are in full force and effect, and no other Fundamental Documents are applicable to or binding upon the Company or its Subsidiaries. None of the Company or any of its Subsidiaries is in violation of any provisions of its Fundamental Documents.

(d) Assuming that all consents, approvals and authorizations contemplated by, and all filings described in, Schedule 7.3(b) are obtained or made the execution, delivery and performance by each of the Company and each of its Subsidiaries of this Agreement and each other Document to which it is a Party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) result in any breach of or constitute a default under or give rise to any right of termination, cancellation, modification, amendment or acceleration of (whether after the filing of notice or the lapse of time or both) any Material Contract, (ii) require a consent or notice under, give rise to a material loss of any benefit to which the Company or any of its Subsidiaries is entitled under, or materially impair any of its rights under any Material Contract, to which the Company or any of its Subsidiaries is a party or by which it or any of its assets are bound or affected; or (iii) result in the creation or imposition of any Lien (other than a Permitted Lien) on the properties or assets of the Company or any of its Subsidiaries.

7.4 Subsidiaries. Other than as set forth on Schedule 7.4, the Company does not have any Subsidiaries or own, directly or indirectly, any stock, partnership interest, limited liability company interest or joint venture interest in, or any security issued by, any other Person. All of the issued and outstanding equity interests of the Company’s Subsidiaries are owned beneficially and of record by the Company and are fully paid and non-assessable. There are no outstanding or authorized (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights, or other contracts or commitments that require any of the Company’s Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its equity interests nor are there any securities convertible or exchangeable into any equity interest of such Subsidiaries, or (ii) stock appreciation, phantom stock, profit participation or similar rights with respect to such Subsidiaries.

7.5 Financial Statements; Absence of Undisclosed Liabilities.

(a) Attached hereto as Schedule 7.5(a) is a correct and complete copy of (i) the unaudited consolidated balance sheet (including any related notes thereto) of the Company and its Subsidiaries as at December 31,2018, together with the unaudited consolidated statement of operations and cash flows for the Company and its Subsidiaries as at December 31, 2018 and (ii) an unaudited balance sheet of the Company and its Subsidiaries as of October 31, 2019 (the “Latest Balance Sheet Date”), together with the unaudited statement of operations and cash flows for the ten10) months then ended (the financial statements referred to in clauses (i) and (ii), being the “Financial Statements”). The Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto), and each fairly presents in all material respects the financial

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position of the Company and its Subsidiaries at the respective dates and the results of their operations and cash flows for the periods indicated, except as otherwise set forth in the notes thereto and, in the case of interim statements, for ordinary course, year-end audit adjustments that are not, individually or in the aggregate, material.

(b) The Company and its Subsidiaries maintain accurate books and records reflecting their material assets and liabilities and maintain, and have maintained for all periods reflected in the Financial Statements, proper and adequate internal accounting controls that provide reasonable assurance that (i) material transactions are recorded as necessary to permit accurate preparation of their financial statements and to maintain accurate accountability for their assets; (ii) the reporting of their assets is compared with existing assets at regular intervals; and (iii) accounts, notes and other receivables and inventory are recorded accurately, subject to the allowances for doubtful accounts included therein and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(c) None of the Company or any of its Subsidiaries has any material Liabilities or obligations, whether accrued, absolute, fixed, contingent, or otherwise, whether due or to become due, other than (a) Liabilities that are specifically set forth and adequately reserved against in the Financial Statements dated as of the Latest Balance Sheet Date and specifically reflected on such Financial Statements, (b) Liabilities incurred in the Ordinary Course of Business since the Latest Balance Sheet Date, (c) executory obligations under Contracts to which the Company or one of its Subsidiaries is a party, but not Liabilities arising out of any breach of any such Contract occurring on or prior to the Closing Date, and (d) Liabilities included in the calculation of Closing Net Working Capital. None of the Company or any of its Subsidiaries is responsible for any obligations or Liabilities of any Shareholder Parties or any of their Affiliates (other than the Company and its Subsidiaries), whether accrued, absolute, fixed, contingent, or otherwise, whether due or to become due.

7.6 Subsequent Events. Since January 1, 2019: (a) each of the Company and its Subsidiaries has conducted its businesses in the Ordinary Course of Business consistent with past practice, except for the negotiation, execution, delivery and performance of this Agreement and the Documents, (b) there has not occurred any event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Change on the Company or its Subsidiaries, and (c) none of the Company or its Subsidiaries has:

(i) issued, sold, transferred, disposed of, acquired, redeemed, granted options or rights to purchase, rights of first refusal or subscription rights, or sold any securities of the Company or its Subsidiaries (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests or securities with profit participation features) or permitted any reclassifications of any securities of the Company or any of its Subsidiaries, except as set forth on Schedule 6.5;

(ii) amended or modified its Fundamental Documents in any manner, except for amendments to its Certificate of Incorporation on July 12, 2019 and September 24, 2019;

(iii) declared, paid or otherwise set aside for payment any non-cash dividend or other non-cash distribution with respect to the Transferred Shares or any other equity securities;

(iv) merged or consolidated with, or acquired all or substantially all the assets of, or otherwise acquired, any business, business organization or division thereof, or any other Person;

(v) sold, leased, licensed, sublicensed, assigned, transferred or became subject to any Lien (other than Permitted Liens) or otherwise disposed of any assets other than (i) the sale and/or licensing of inventory (including tests and content) and damaged or obsolete or excess equipment; (ii) the settlement of accounts receivable; and (iii) the sale of goods, in each case in the Ordinary Course of Business;

(vi) canceled any material debts or claims, or suffered any material loss or waived any rights of material value (in each case outside of the ordinary course of business consistent with past practice);

(vii) made any loans or advances to, or guaranties of loan or advances for the benefit of, any Person;

(viii) settled or compromised any material Proceeding;

(ix) (A) entered into any new, or amended or terminated (other than for cause) any Material Employee Agreement; (B) granted any material increases in the compensation perquisites or benefits to current or former officers, directors, employees or consultants, other than normal increases in the ordinary course of business to

Annex F-20

the extent consistent with the past practice of the Company; or (C) agreed to grant or granted any equity-related, cash-based, performance or similar awards or bonuses or any other award that, at the option of the grantee, is to be settled in securities of the Company or any of its Subsidiaries;

(x) (A) adopted, amended or terminated any Employee Benefit Plan (other than as required by applicable Law) or adopted or entered into any new Employee Benefit Plan or materially increased the benefits provided under any Employee Benefit Plan (other than increases incurred in the ordinary course of business to the extent consistent with past practice), or promised or committed to undertake any of the foregoing in the future; or (B) entered into, amended or extended any collective bargaining or other labor agreement;

(xi) delayed or postponed the payment of accounts payable or other Liabilities or otherwise conducted its cash management customs and practices other than in the ordinary course of business consistent with past practice (including with respect to purchases of supplies, repairs and maintenance, levels of capital expenditures and operation of cash management practices generally);

(xii) accelerated or caused the acceleration of the collection or receipt of any accounts receivable or the realization of other current assets or otherwise conduct its cash management customs and practices other than in the ordinary course of business consistent with past practice (including with respect to pricing and credit practices and operation of cash management practices generally);

(xiii) engaged in any promotional sales or material discount or other activity with customers outside of the Ordinary Course of Business;

(xiv) abandoned or permitted to lapse any Owned Intellectual Property;

(xv) entered into any transaction with or for the benefit of any Affiliate other than the transactions contemplated by this Agreement, the other Documents and the transactions contemplated herein and therein;

(xvi) made or changed any material Tax election, settled or compromised any material Tax claim or Tax Proceeding, consented to any waiver of the statute of limitations period applicable to any Tax claim or Tax Proceeding, and entered into any closing agreement with respect to material Taxes;

(xvii) terminated the coverage of any insurance policies, or failed to maintain insurance upon all its material assets and properties in such amounts and of such kinds comparable to that in effect as of the date hereof;

(xviii) made any change in accounting practices or policies other than as required by applicable Law or GAAP; or

(xix) authorized, or committed or agreed to take, any of the foregoing actions that would affect the Company or any of its Subsidiaries or otherwise be in effect from and after the Closing.

7.7 Environmental Matters.

(a) The Company has disclosed and made available to Akerna copies of all material records, reports, data, correspondence, and other documents in the possession or control of any of the Shareholder Parties or any Affiliates thereof relating to Environmental Matters with respect to the Business or the Real Property, including all such documents prepared for, submitted to, or received from, applicable Governmental Authorities.

(b) Except as disclosed on Schedule 7.7(b): (i) no Release of any Hazardous Substance has occurred, or, to Shareholders’ Knowledge, is threatened at, on, under, or from any Real Property, the Company, any of the Company’s Subsidiaries, or the Business that could give rise to liability under any Environmental Law and (ii) none of the Shareholder Parties has received written notice alleging that, the Company or any of its Subsidiaries may be responsible for any Release of Hazardous Substances with respect to the Real Property or the Business or for any material costs or Liabilities arising under, or material violation of, Environmental Laws with respect thereto, and no facts exist that could be reasonably likely to impose any such Liabilities.

(c) Schedule 7.7(c) sets forth a list of all Environmental Permits held by the Company and/or its Subsidiaries and used in connection with the Business. Such Environmental Permits constitute all the licenses and permits required under the Environmental Laws in connection with the conduct of the Business as presently conducted. There are no legal Proceedings pending or to Shareholders’ Knowledge, threatened in respect of any such Environmental Permits, all such Environmental Permits are in full force and effect, and timely and complete applications for renewal of such Permits have been filed with the appropriate Governmental Authorities where required.

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(d) The Company and each of its Subsidiaries is, and has at all times been, in compliance with Environmental Laws or Environmental Permits.

(e) The Company and its Subsidiaries (i) are not subject to any Order, settlement agreement, consent orders, fines or penalties, in connection with any liability or violation, alleged or otherwise, arising under Environmental Law and (ii) have not assumed, undertaken, or provided an indemnity with respect to any liability or potential liability of any other person or entity under any Environmental Law.

(f) Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligation for site-investigation or cleanup, or notification to, or consent of, Governmental Authorities or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible party transfer” Environmental Laws.

7.8 Legal Compliance.

(a) Each of the Company and each of its Subsidiaries is and has been operated in compliance with all, and not in violation of any, and, to its best knowledge is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of any, and has not conducted any internal investigations or received any internal claims with respect to, any violation of any, Laws applicable to the Business, the Company and/or the Company’s Subsidiaries.

(b) Each of the Company and each of its Subsidiaries is in possession of all Permits of all Governmental Authorities and certification organizations required and material for the conduct of the Business and operation of its facilities as now being conducted or as may be conducted prior to the Closing (the “Material Permits”). Each of such Material Permits is set forth on Schedule 7.8(b), true and complete copies of which have been made available to Akerna. All such Material Permits are in full force and effect, and will not be subject to cancellation or revocation as a result of consummation of the Transactions contemplated hereby. The Company, its Subsidiaries and each of the Company Employees are in compliance with all such Material Permits. None of the Company or any of its Subsidiaries has received any written notice from any Governmental Authority alleging any failure to possess any Material Permit or for any failure to keep any Material Permit in full force and effect, nor has the Company or any of its Subsidiaries received written notice from any Governmental Authority instituting proceedings for the cancellation, non-renewal or modification of any Material Permits. To the Company’s best knowledge, no Governmental Authority is currently auditing the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries received any written notice that any Governmental Authority is intending to audit the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries, nor any of their current or former officers or directors, nor any of their respective other Representatives, have received, made, offered or authorized, directly or indirectly, in connection with the operation or maintenance of the business of the Company or any of its Subsidiaries or in connection with this Agreement or otherwise, any contribution, bribe, rebate, payoff influence payment, kickback, other payment or gift of anything of value, regardless of what form, whether in money, property or services (each, a “Payment”) to a government official, or to any other Person while knowing or having reason to suspect that any part of such Payment will be given or promised to a government official, and that such Payment would: (A) influence any act or decision of such government official in his/her or its official capacity; (B) obtain or pay for favorable treatment for the Company or any of its Subsidiaries or other Contracts secured; (C) induce such government official to do or omit to do any act in violation of the lawful duty of such government official; (D) induce such government official to use his/her or its influence with any Governmental Authority, public international organization or political party, to affect or influence such Governmental Authority, organization or party; (E) secure any improper advantage; (F) obtain special concessions or for special concessions already obtained; or (G) otherwise be in violation of any Law, including any Anti-Bribery Law. None of the Company or any of its Subsidiaries has received any communication that alleges that the Company or any of its Subsidiaries or their respective Representatives is in violation of, or has liability under any such Laws.

(d) Each of the Company and its Subsidiaries has established and maintains reasonable internal controls and procedures to ensure compliance with all applicable Anti-Bribery Laws; and which each of the Company and its Subsidiaries reasonably believes to be adequate to prevent Representatives and other persons acting on behalf of the Business, the Company or its Subsidiaries from bribing any person.

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(e) Neither the Company nor any of its Subsidiaries nor any of their respective Representatives is a target of U.S. economic sanctions or trade controls, including but not limited to the List of Specially Designated Nationals and Blocked Persons administered by the United States Treasury Department’s Office of Foreign Assets Control (the “SDN List”). Without limitation to the foregoing, neither the Company nor any of its Subsidiaries nor any of their respective Representatives is (i) named on the SDN List, (ii) owned or controlled, in whole or in part, by any Person named on the SDN List, or (iii) acting for or on behalf of any Person on the SDN List.

(f) The Business, the Company and each of its Subsidiaries have been and are in material compliance with all applicable export control, customs, and sanctions requirements, including sanctions administered by the Office of Foreign Assets Control of the Treasury Department, the requirements of the Export Administration Regulations (EAR), the International Traffic In Arms Regulations (ITAR) and any orders and licenses issued thereunder, which requirements include obtaining all proper authorizations or licenses from the Department of Commerce or the Department of State for the export or re-export of any item, product, article, commodity or technical data.

7.9 Accounts Receivable. Schedule 7.9 sets forth a complete and accurate list of all accounts receivable set forth in the Financial Statements dated as of the Latest Balance Sheet Date. With respect to such accounts receivable reflected on Schedule 7.9: (a) such accounts receivable have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the Ordinary Course of Business, (b) except to the extent of any reserve for doubtful accounts recorded in accordance with GAAP and specifically reflected on the Financial Statements as of the Latest Balance Sheet Date, such accounts receivable have been collected or are collectible in the Ordinary Course of Business in the book amounts thereof and (c) such accounts receivable are not subject to valid defenses, set offs or counterclaims.

7.10 Properties.

(a) Each of the Company and each of its Subsidiaries has good title to, or has valid leasehold interests in, all tangible and intangible personal property and other assets used in the Business as currently conducted (the “Assets”), free and clear of all Liens other than Permitted Liens. The Assets and the Real Property are, taken as a whole, in such condition and repair (ordinary wear and tear excepted) as is sufficient, to operate the Business after the Closing Date in substantially the same manner as presently conducted.

(b) Schedule 7.10(b) sets forth a listing of any and all real property owned by the Company or any of its Subsidiaries (the “Owned Real Property”), which schedule includes the respective street addresses thereof.

(c) Schedule 7.10(c) sets forth a listing of any and all real property leased by the Company or any of its Subsidiaries (the “Leased Real Property”), which schedule includes the respective street addresses thereof. The Company or the applicable Subsidiary of the Company has a valid license or leasehold interests in all of its Leased Real Property and a valid fee ownership interest in its Owned Real Property, subject, in each case to Permitted Liens. The Company has furnished or made available to Akerna, true and correct copies of all leases and licenses (together with any amendments and modifications thereto) under which the Company or any of its Subsidiaries is the landlord, sublandlord, licensor, tenant, subtenant or occupant of real property (each a “Real Property Lease”). Each Real Property Lease was entered into at arms’ length and in the ordinary course, is in full force and effect and, to Shareholders’ Knowledge, is valid and binding upon and enforceable against each of the parties thereto (subject to the General Enforceability Exceptions). Neither the Company, any of its Subsidiaries, nor to Shareholders’ Knowledge, any other party to each Real Property Lease, is in material breach or material default under such Real Property Lease, and no event has occurred or failed to occur or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a material breach or material default, or permit termination, modification or acceleration of rent under such Real Property Lease, and no party to any Real Property Lease has, since January 1, 2019, given the Company any written notice of any claim of any such material breach, default or event. There are no Proceedings, disputes or conditions affecting any Real Property that reasonably would be expected to materially curtail or interfere with the use of such property.

(d) There are no pending, or to Shareholders’ Knowledge, threatened, condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Real Property or improvements thereon and the Company has not received any written notice from a Governmental Authority of its intention to take or use any Real Property.

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(e) None of the Company or any of its Subsidiaries has received any notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property, which repair or work has not been completed. The use and operation of all Real Property conform to all applicable building, zoning, fire, health, safety and subdivision Laws, Environmental Laws and other Laws, and all restrictive covenants and restrictions and conditions affecting title, except for such nonconformity which is not material. All public utilities (including water, gas, electric, storm and sanitary sewage and telephone utilities) required to operate the facilities of the Company and its Subsidiaries as currently operated are available to such facilities. None of the Company or any of its Subsidiaries has received any written notice of any delinquent bills or invoices or any proposed, planned or actual curtailment of service of any utility supplied to any of its facilities.

(f) All buildings, structures, fixtures, building systems and material equipment that are part of the Real Property are, in good operating condition and repair (ordinary wear and tear excepted), and are adequate and suitable for the operation of the Business in substantially the same manner as presently conducted and are structurally sound and free of material defects.

(g) Each of the Company and each of its Subsidiaries has obtained all appropriate certificates of occupancy, Licenses, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated. True and complete copies of all such certificates, permits and Licenses have heretofore been delivered to Akerna or its representatives. Each of the Company and each of its Subsidiaries has all approvals, permits and Licenses (including any and all Environmental Permits) necessary to lease or operate the Real Property as currently leased and operated, as the case may be, except where the failure to have any such approvals, permits or licenses is not material.

(h) All machinery, equipment, furniture, fixtures and other personal property and all plants, buildings, structures and other facilities, including, without limitation, office space used by the Company or any of its Subsidiaries in the conduct of its Business, are in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) except for any defects which will not interfere with the conduct of normal operations of the Company and its Subsidiaries. The Company has delivered to Akerna or its representative true and complete copies of any leases, licenses and other material Contracts related to the Real Property.

(i) The Leased Real Property and the Assets are all of the real property and personal property required to conduct the Business as presently conducted. No Shareholder Party or any of their Affiliates (other than the Company and its Subsidiaries) owns any Assets or any other asset used in, or necessary in connection with the conduct of, the Business.

(j) To Shareholders’ Knowledge, there are no adverse physical characteristics applicable to the Real Property, such as, without limitation, sink holes, which would adversely affect development of the Real Property.

7.11 Inventory. All inventory is owned by the Company or its applicable Subsidiary free and clear of all Liens other than Permitted Liens, is of a good and merchantable quality usable and salable in the Ordinary Course of Business, is fit for the purpose for which it was manufactured, is recorded at the lower of cost or market in accordance with GAAP, and is not defective or damaged and no such inventory is obsolete, slow-moving or will become out-of-date or expire prior to the first anniversary of the Closing Date. None of the Company or any of its Subsidiaries has engaged in any “bill and hold” or similar arrangement, and none of the Company or any of its Subsidiaries is in possession of any inventory with respect to which it has recognized revenue.

7.12 Tax Matters. Except as set forth on Schedule 7.12:

(a) The Company and each of its Subsidiaries has duly and timely file or caused to be filed, or shall file or cause to be filed, all income and other material Tax Returns that are required to be filed on or prior to the Closing Date (taking into account any applicable extension of time within which to file) by, or with respect to, the Company and each of its Subsidiaries, and all such Tax Returns are true, correct and complete in all material respects. All Taxes payable by or with respect to the Company and each of its Subsidiaries on or prior to the Closing Date have been (or will be) paid prior to the Closing Date. In the case of Taxes of the Company and each of its Subsidiaries accruing for a period (or portion thereof) ending on or before the Closing Date that are not due on or before the

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Closing Date, has made adequate provision (not including any provision for deferred Taxes established to reflect timing differences between book and Tax income) in its books and records (as applicable) and on the face of its Financial Statements (rather than in any notes thereto) for such payment.

(b) There are no outstanding extensions of any statute of limitations filed with any Governmental Authority responsible for assessing or collecting Taxes in respect of any Tax Return of, or which includes, the Company or any of its Subsidiaries.

(c) There is no audit, examination, action, suit, Proceeding, investigation, audit, claim or assessment pending or, to Shareholders’ Knowledge, proposed with respect to any Liability for Tax, or with respect to any Tax Return, of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary was subject to an audit, examination, action, suit, Proceedings, investigation, claim or assessment or similar proceeding by any Governmental Authority that concluded within the last year.

(d) There are no Liens (other than Permitted Liens) for Taxes upon the Company or any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

(e) There is no Tax deficiency outstanding, proposed or assessed in writing against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries executed any waiver or comparable consent pursuant to federal, state, local, or non-U.S. Tax Law extending the statute of limitations on or extending the period for the assessment or collection of any Tax and no written request for such a waiver or extension is currently pending. No claim has been made in writing by a Governmental Authority of a jurisdiction where the Company or any of its Subsidiaries has not filed Tax Returns or has not paid Taxes claiming that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(f) All Taxes that the Company or any of its Subsidiaries is (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member, partner or other third party have been duly withheld or collected, and have been paid over to the proper authorities to the extent due and payable (including sales tax).

(g) Neither the Company nor any of its Subsidiaries is or will liable for the Taxes of another Person (i) under Treasury Regulations Section 1.1502-6 (or comparable provisions of state, local or non-U.S. Law) or (ii) as a transferee or successor or by Contract (other than Contracts with vendors, landlords or other Persons, the principal purpose of which is not to address Tax matters). The Company is not and has never been (or required to be) a member of any consolidated, combined or unitary group for federal, state, local or non-U.S. Tax purposes.

(h) Neither the Company nor any of its Subsidiaries is or will not a party to, or bound by, any written material Tax allocation, indemnification or sharing agreement (other than in each case contracts with vendors, landlords and other Persons the principal purpose of which is not to address Tax matters), including, for the avoidance of doubt, any agreement pursuant to which the Company or any of its Subsidiaries has any obligation to make any payment to any other Person with respect to any Taxes imposed under Sections 409A or 4999 of the Code.

(i) No written ruling from any Governmental Authority has been received or requested by or with respect to the Company or any of its Subsidiaries.

(j) The Company and each of its Subsidiaries have disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. The Company and each of its Subsidiaries has not entered into any transaction identified as a “reportable transaction” for purposes of Treasury Regulations Section 1.6011-4(b).

(k) Neither the Company nor any of its Subsidiaries is or will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Taxable Period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting or use of an improper method of accounting for a Taxable Period ending on or prior to the Closing Date or an adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date, (iii) intercompany transactions occurring at or prior to the Closing or any excess loss account in existence at Closing described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law), (iv) installment sale or open transaction disposition

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made on or prior to the Closing Date, (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, (vi) election by the Company under Section 108(i) of the Code (or any similar provision of state, local or non-U.S. Law), or (vii) election by the Company or an Affiliate under Section 965 of the Code.

(l) The federal income tax classification of the Company and each of its Subsidiaries is set forth on Schedule 7.12(l).

(m) Neither the Company nor any of its Subsidiaries is or will either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code within the prior two year period, or in a distribution which would otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

(n) No item will be required to be included in the gross income of the Company or any Subsidiary thereof pursuant to Section 451(b)(1)(A) of the Code earlier than the time such item would otherwise be required to be included for U.S. federal income tax purposes in the absence of Section 451(b)(1)(A) of the Code.

(o) Prior to the date hereof, the Company and each of its Subsidiaries has made available to Akerna complete and accurate copies of all income Tax Returns filed by the it on or prior to the date hereof for all Tax Periods (or portions thereof) beginning on or after January 1, 2014.

(p) Neither the Company nor any of its Subsidiaries is or will has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(q) Neither the Company nor any of its Subsidiaries is or will be a party to any agreement, Contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any similar provision of state, local, or non-U.S. Tax law).

(r) Neither the Company nor any of its Subsidiaries is or will be a party to any joint venture, partnership, or other arrangement or Contract which could be treated as a partnership for U.S. federal income tax purposes.

(s) None of the intangible assets of the Company or any of its Subsidiaries within the meaning of Section 197 of the Code (including any goodwill and going concern value) was held by any member of the Company or any related person (within the meaning of Section 197(f)(9)(C) of the Code) to any member of the Company on or before August 10, 1993 or could constitute anti-churning property under Section 197(f)(9)(A) of the Code.

(t) All references to this Section 7.12 to the Company and its Subsidiaries shall be deemed to include any Person that has converted, liquidated or merged into the Company or any of its Subsidiaries, as applicable.

7.13 Intellectual Property.

(a) Schedule 7.13(a) identifies:

(i) a complete and accurate list of all Intellectual Property owned by the Company and its Subsidiaries, including (A) registered patents, pending patent applications, patent application being prepared, and invention disclosures (B) registered trademarks and service marks and pending applications for trademarks and service marks, (C) unregistered trademarks, service marks, and trade dress (D) copyright registrations and applications therefore, (E) unregistered copyrightable works which are material for the Business, (F) registered trade names and assumed names, and (G) internet domain name registrations;

(ii) a complete and accurate list of all Intellectual Property licenses, including each license, agreement or other permission which any of the Company or any of its Subsidiaries has granted to any third party with respect to any Intellectual Property; and

(iii) a complete and accurate list of each item of Intellectual Property that any third party owns and that the Company or any of its Subsidiaries uses in connection with the Business pursuant to license, sublicense, agreement or permission excluding software licenses for off-the-shelf software (clauses (ii) and (iii) are collectively referred to as “Licensed Intellectual Property”).

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(b) Except as set forth on Schedule 7.13(b):

(i) To the Knowledge of the Company and its Subsidiaries, (a) none of the Company, its Subsidiaries and/or the Business have interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property right of any third party or committed any acts of unfair competition, (b) none of the Company or any of its Subsidiaries has received any written or other overt charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, conflict or act of unfair competition with respect to the Business, and (c) no third party is challenging the ownership, use, validity or enforceability of any Intellectual Property owned or used by the Company or any of its Subsidiaries; and

(ii) The Company and its Subsidiaries owns all right and title to, free and clear of any lien, or has licenses to all Intellectual Property necessary for the conduct of its business; and

(iii) Each item of Owned Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with said Owned Intellectual Property have been paid and all necessary documents, recordations and certifications in connection with such Owned Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining and registering such Owned Intellectual Property; and

(iv) The Company or one of its Subsidiaries, owns, has the right to use, sell, offer to sell, license and dispose of, and has the right to bring actions for the infringement of (including the right to recover damages for past, present, and future infringement), and, where necessary, has made timely and proper application for, all of its Owned Intellectual Property (other than the Licensed Intellectual Property) and has the right to use all such Owned Intellectual Property and Licensed Intellectual Property necessary or required for the conduct of the Business as currently conducted and such rights to use, sell, offer for sale, license, dispose of and bring actions with respect to such Intellectual Property do not require any payment of royalty fees or revenue sharing, other than fees and payments with respect to Licensed Intellectual Property identified on Schedule 7.13(a). All application renewal costs, fees and charges relating to the registration and maintenance of Owned Intellectual Property relating to the period prior to the Closing Date have been paid in full; and

(v) No Governmental Authority has any interest or right in any of the Intellectual Property owned by the Company or its Subsidiaries.

(c) The Company and each of its Subsidiaries owns and has taken commercially reasonable measures to maintain and protect the confidentiality of the trade secrets and Confidential Information of the Company and each of its Subsidiaries. The Company and each of its Subsidiaries have taken commercially reasonable measures to maintain the source code for the Company Proprietary Software in confidence and no unauthorized disclosure of such source code has occurred. Immediately after the Closing, the Company and each of its Subsidiaries shall retain all of their respective trade secrets and Confidential Information. The Company and each of its Subsidiaries owns, by operation of Law or by contractual assignment, all Intellectual Property created by its employees in the scope of their employment or created by any contractor on behalf of the Company or any such Subsidiary in the scope of such contractor’s engagement. Each Person to which the Company or any of its Subsidiaries has disclosed any Confidential Information of the Company or its Subsidiaries is bound by a contractual obligation or legal duty to maintain such Confidential Information in confidence. All employees working for the Company as of the date of this Agreement, or employees who have previously worked for the Company, are or were under an obligation, pursuant to a valid executed employment agreement, to assign all rights and interest in any Intellectual Property, developed by said employee while working within the scope of his or her employment at the time of such development, to the Company.

(d) Neither the Company nor any of its Subsidiaries uses open source software, freeware, GNU or Linux systems, or any modification thereof that has resulted in any (i) restriction on the use, licensing or disclosure of any Software, or that would restrict or prevent the operation of the Business; or (ii) requirement that the Company or any of its Subsidiaries deliver or otherwise disclose to any third party any source code for any Company Proprietary Software or permit any licensee to modify any such source code.

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7.14 Contracts and Commitments. (a) Schedule 7.14 lists all of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets are bound (collectively, the “Material Contracts”):

(i) (A) Any Contract pursuant to which payments in excess of $25,000 (1) were made by the Company or any of its Subsidiaries to any Person during the one (1) year period ended on the Latest Balance Sheet Date, or (2) are reasonably anticipated by the Company or any of its Subsidiaries, as of the date hereof, to be made to any Person during the one (1) year period ending on the first anniversary of the Latest Balance Sheet Date, and (B) any Contract pursuant to which payments in excess of $25,000 (A) were received by the Company or any of its Subsidiaries during the one (1) year period ended on the Latest Balance Sheet Date or (B) are reasonably anticipated by the Company or any of its Subsidiaries to be received during the one (1) year period ending on the first anniversary of the Latest Balance Sheet Date by or to the Company or any of its Subsidiaries;

(ii) any Contract relating to the hosting of any web site operated by the Company or any of its Subsidiaries in connection with the Business;

(iii) any Contract with any third party containing any covenant that restricts the ability of the Company or any of its Subsidiaries to compete or conduct any business in any geographic area or market;

(iv) any Contract which contains a “most favored customer” or similar provision;

(v) any Contract under which the Company or any of its Subsidiaries has created, incurred, assumed, guaranteed or secured Indebtedness currently outstanding or otherwise create or relate to any Lien on any of the Assets;

(vi) any Contract relating to outstanding letters of credit or performance bonds or creating any Liability as guarantor, surety, co-signer, endorser, co- maker or indemnitor, in each case in respect of the obligation of any third party to make payments or perform services;

(vii) any Contract relating to the acquisition or disposition of any material business, operations or division (whether by merger, sale of stock, sale of assets or otherwise);

(viii) any collective bargaining agreement;

(ix) any Contract relating to the acquisition, transfer, development, sharing or license of any Intellectual Property that is material to the Business and other than non-exclusive licenses to use the Owned Intellectual Property contained in the Business’ standard customer contracts entered into in the Ordinary Course of Business, including any Contract relating to the ownership, marketing or sale of any products, except for (A) licenses implied by the sale of goods and (B) shrink-wrap and click-wrap software licenses, end-user licenses and licenses to software generally commercially available, in each case with a replacement cost of less than $15,000;

(x) any Contract concerning the establishment, control, maintenance or operation of a partnership, joint venture or limited liability company or other similar agreement or arrangement;

(xi) any Contract for capital expenditures or the acquisition or construction of fixed assets which require aggregate future payments in excess of $25,000 over the remaining life of such agreement;

(xii) any Contract relating to the settlement of any material Proceeding or the waiver or release of any material rights or material claims in respect of any Proceeding;

(xiii) any Contract requiring the Company or any of its Subsidiaries to indemnify any person, except for standard indemnification provisions in Contracts entered into by the Company in the Ordinary Course of Business;

(xiv) any Contract granting any exclusive rights to any party;

(xv) any Contract with any Governmental Authority which is material to the Business;

(xvi) any Contract with any director, officer or Affiliate of any Shareholder Party;

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(xvii) any Contract relating to the employment of, or the performance of services by, a Company Employee or consultant (excluding any offer letters relating to at-will employment), or pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any severance, termination or similar payment or provide post-employment benefits to any current or former employee or director; or pursuant to which the Company or any of its Subsidiaries is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) to any current or former employee or director;

(xviii) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any person or entity with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities or assets, or (C) providing the Company or any of its Subsidiaries with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

(xix) any Contract granting powers of attorney or similar authorizations by the Company or any of its Subsidiaries to third parties;

(xx) any Contract under which the amount payable by or to the Company or any Subsidiaries is dependent on the revenues, income or similar measure of the Business, or in which the Company or any of its Subsidiaries is obligated to pay royalties, commissions or similar payments to any Person based on the Business;

(xxi) any Contract with any Customer or Key Supplier; and

(xxii) any Contract not otherwise described in Schedule 7.14 entered into outside the Ordinary Course of Business that is otherwise material to the Company, any of its Subsidiaries or the Business.

(b) Each Material Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, is valid and binding upon the Company or its Subsidiary, as applicable, and to Shareholders’ Knowledge, enforceable against each of the other parties thereto (subject to the General Enforceability Exceptions). True, correct and complete copies of all Material Contracts (including all, schedules, exhibits, amendments, supplements, renewals, extensions and guarantees thereto) have previously been made available to Akerna.

(c) None of the Company or any of its Subsidiaries is in default under or in material breach of nor in receipt of any claim of default or material breach under any Material Contract; and no event has occurred which with the passage of time or the giving of notice or both would result in a default or material breach by the Company or any of its Subsidiaries under any such Material Contract. To Shareholders’ Knowledge, no other party to any Material Contract is in default under or in breach of such Material Contract and no event has occurred which with the passage of time or giving of notice or both would result in a material default or breach by any such party under any such Material Contract.

7.15 Litigation. No Proceeding is pending or, to Shareholders’ Knowledge, threatened, by or against the Company, any of its Subsidiaries or any of their respective rights, properties, assets, directors, officers or employees or agents (in their capacity as such). Neither the Company, any of its Subsidiaries nor any assets any of them owns or uses is subject to or in default under any Order and there is no Order that in any manner seeks to prevent, enjoin, alter or delay the consummation of the transactions contemplated by this Agreement. Schedule 7.15 sets forth all Proceedings instituted by or against the Company, any of its Subsidiaries or their respective properties or assets.

7.16 Employee and Consultant Benefits.

(a) Schedule 7.16(a) contains a true and complete list of each Employee Benefit Plan and each Consultant Benefit Plan (i) which is now, or within the one (1) year period ending on the Closing Date was, sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries, (ii) that is provided for the benefit of any Company Employee or any Company Consultant, or (iii) under or with respect to which the Company or any of its Subsidiaries has any current or contingent Liability or obligation (each, a “Company Plan”), and separately identifies each such Company Plan that is a (x) retention agreement and change of control agreement between the Company or a Subsidiary and any Company Employee or Company Consultant and (y) management, employment, severance, or consulting agreement or Contract between the Company or any Subsidiary and any Company Employee or Company Consultant that is not terminable at will or which provides for post-employment payments from the Company or any Subsidiary other than in respect of accrued compensation and

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benefits (the agreements described in clause (x) and (y) each, a “Material Employee Agreement”). The Company has made available to Akerna true and complete copies of the following, if applicable, relating to each Company Plan and Material Employee Agreement: (1) the documents embodying each Material Employee Agreement and each Company Plan, including all amendments thereto, and any trust or other funding arrangement under any Material Employee Agreement or Company Plan; (2) the three most recent annual reports (Form 5500 Series with applicable schedules and audit reports); (3) the most recent summary plan description (and all summaries of material modification thereto); and (4) the most recent favorable determination letter or opinion letter from the Internal Revenue Service (the “IRS”).

(b) Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, has a received a current favorable determination letter or opinion letter from the IRS, and nothing has occurred or is expected to occur that would adversely affect the qualified status of any Company Plan that is intended to be qualified under the Code or any related trust.

(c) The Company and its Subsidiaries have performed all obligations required to be performed under the terms of each Company Plan and Material Employee Agreement and the applicable Laws, and the Company and its Subsidiaries have complied and are in compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Section 4980B of the Code and any regulations promulgated thereunder and Part 6 of Subtitle B of Title I of ERISA or any comparable state law (collectively, “COBRA”), as well as the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended and including any guidance issued thereunder (“PPACA”). The Company and its Subsidiaries have no material Liability with respect to any “group health plan” within the meaning of Section 4980B(g)(2) of the Code maintained by any ERISA Affiliate. The Company and its Subsidiaries have not incurred, nor is it reasonably expected to incur or to be subject to, any Tax, penalty or other Liability that may be imposed under PPACA. Each Company Plan and Material Employee Agreement has been established, funded and administered at all times in accordance with its terms and in compliance with all applicable Laws, including but not limited to ERISA, PPACA and the Code.

(d) Except as set forth on Schedule 7.16(d), neither the Company, nor any of its ERISA Affiliates has during the preceding six (6) years sponsored, maintained, contributed to or has had any obligation to contribute to any Employee Benefit Plan or has any Liability or obligation (including any contingent Liability or obligation) to any Employee Benefit Plan that is or was at any time (i) a defined benefit plan within the meaning of Section 3(35) of ERISA, or which is or was subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code, or (ii) a Multiemployer Plan. With respect to any Multiemployer Plan listed on Schedule 7.16(d), all required contributions to such Plan by the Company or any ERISA Affiliate have been made in a timely manner and neither the Company nor any ERISA Affiliate has engaged in any transaction which could give rise to liability under Section 4069 or Section 4212(c) of ERISA. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan, and no event has occurred, and there exists no conditions or set of circumstances, which presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could reasonably result in any liability to the Company or its ERISA Affiliates. None of the Company nor any ERISA Affiliate has incurred any unsatisfied liability under Title IV of ERISA. The transaction contemplated in this Agreement does not constitute a partial or complete withdrawal within the meaning of ERISA Sections 4201, 4203 or 4205.

(e) There are no investigations, claims, suits, or Proceedings pending or, to Shareholders’ Knowledge, threatened (other than routine claims for benefits) with respect to any Company Plan or the assets of any such Company Plan or related to any Material Employee Agreement, and there are no facts that would reasonably be expected to give rise to any material Liability in the event of any such investigation, claim, suit or Proceeding. All premiums, contributions, distributions and reimbursements required by any Company Plan or applicable Law for which the Company or any of its Subsidiaries is responsible have been timely made thereunder. No “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to any Company Plan that is not exempted pursuant to statutory or administrative prohibited transaction exemption; and there has been no breach of fiduciary duty (as determined under ERISA) with respect to any Company Plan; and no action has occurred nor has there been a failure to act with respect to any Company Plan that could subject the Company, Akerna or any of their respective Affiliates or any such Company Plan to any material Tax, penalty or other Liability, for breach of fiduciary duty or otherwise, under ERISA or any other applicable Law, whether by way

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of indemnity or otherwise. With respect to each Company Plan, no event has occurred that has subjected or could subject the Company or any of its Subsidiaries to any material excise Taxes or penalties under the Code or ERISA, including but not limited to Code Sections 4971, 4980B, 4980D, or 4980H.

(f) None of the Company or any of its Subsidiaries maintains or contributes to any Company Plan or Material Employee Agreement which provides, or has any Liability or obligation to provide, post-retirement or post-termination welfare benefits (e.g. life insurance, medical or other welfare benefits (other than severance and accrued vacation and holiday pay)) to any Company Employee upon his retirement or termination of employment or any other Person, except as may be required by COBRA (for which the covered Person pays the full cost of coverage).

(g) Each Contract, arrangement or plan, including any Material Employee Agreement or Company Plan, to which the Company or any of its Subsidiaries is, or has been, a party that is or was a “nonqualified deferred compensation plan” (as defined in Section 409A of the Code) is in documentary and operational compliance with Section 409A of the Code and the applicable treasury guidance issued thereunder. No acts or omissions have occurred which may give rise to any taxes under Code Section 409A for which any participant in any Material Employee Agreement, Company Plan or other Contract arrangement or plan that is a nonqualified deferred compensation plan (within the meaning of Section 409A) may be liable.

(h) The execution of this Agreement and the consummation of the transactions contemplated hereby, will not constitute an event under any Company Plan or Material Employee Agreement that will result in any payment, upon a change in control or otherwise, whether of severance, accrued vacation, or other benefit or compensation, acceleration, vesting, distribution, increase in benefits or compensation or the obligation to fund benefits with respect to any Company Employee or any other Person.

(i) The Company and its Subsidiaries have not made any commitment or promise (whether or not written), to establish any new Plan, to materially modify (other than by way of termination) any Company Plan or to enter into any new Plan; nor has any intention or commitment to do any of the foregoing been communicated. There is no provision in any Company Plan, and there has been no act or omission by Company or its Subsidiaries, that could impair the ability of such entities (or any successor thereto) to unilaterally amend or terminate any Company Plan.

7.17 No Employees.

(a) The Company and its Subsidiaries do not have, and have not at any time had, any employees, whether on a full-time, part-time or other basis, nor have any of them ever employed any individuals on any basis. The Company and its Subsidiaries have no obligation to pay any wages, salaries, benefits, severance pay, severance benefits or any other payments or benefits, including any change in control, retention, termination arrangements, whether written or oral upon a change of control or any other similar event.

(b) All individuals providing services to the Company and its Subsidiaries are correctly classified as independent contractors and the Company and its Subsidiaries have no liability in respect of the misclassification of the employment status of any independent contractors.

7.18 Customers and Suppliers. Schedule 7.18 sets forth a list of the top twenty (20) customers (the “Customers”) of the Business determined by sales (i) for the fiscal year ended December 31, 2018 and (ii) the ten (10) month period ending on October 31, 2019. No such Customer has, since January 1, 2019, cancelled or terminated or modified adversely to the Company or any of its Subsidiaries, or notified the Company or any of its Subsidiaries in writing of an intent to cancel or otherwise terminate or modify adversely to the Company or any of its Subsidiaries, any of its Contracts, volume of business or other material aspect of its business relationship with the Company or any of its Subsidiaries. Since January 1, 2019, no such Customer has requested in writing any material change in pricing or modification to, or waiver of, any other material term or provision in any Material Contract governing the relationship with such Customer. There has not occurred any event, happening, or fact which would lead the Company to reasonably believe that any of the Customers will not continue to require substantially the same level of service and/or product purchases from the Company or its applicable Subsidiary after the Closing on comparable terms and conditions. Schedule 7.18 sets forth a list of the top twenty (20) suppliers and vendors (the “Key Suppliers”) of the Business determined by dollars paid (x) for the fiscal year ended December 31, 2017, (y) for the fiscal year ended December 31, 2018 and (z) the ten (10) month period ending on October 31, 2019. There are no limited source suppliers or vendors of significant services or materials to the Company or any of its Subsidiaries

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to which there are no or few practical alternatives available on comparable terms and conditions (“Limited Source Supplier”). There has not occurred any event, happening, or fact which would lead the Company to reasonably believe that any Key Supplier or Limited Source Supplier will not continue to supply substantially the same level and type of products or services purchased by the Company and its Subsidiaries under similar terms and conditions. Since January 1, 2019, no Key Supplier has requested in writing any material change in pricing or modification to, or waiver of, any other material term or provision in any Material Contract governing the relationship with such Key Supplier. The Company and its Subsidiaries are not, and for the past three years have not been, involved in any material dispute or Proceeding with any Customer or Key Supplier.

7.19 Insurance.

(a) Schedule 7.19 sets forth, as of the date hereof, an accurate and complete list of the policies of insurance currently maintained by or for the benefit of the Company or any of its Subsidiaries (including, without limitation, the name of the carrier and the coverage limits) (collectively, the “Policies” and, individually, a “Policy”). All such Policies are in full force and effect. The Company has provided to Akerna a true, correct and complete copy of each such Policy. The Company, its Subsidiaries and, to Shareholders’ Knowledge, its counterparties are not in material default under the Policies, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a material default under any Policy by the Company, its Subsidiaries or, to Shareholders’ Knowledge, any other Person. No notice of cancellation or termination has been received with respect to any such Policy (except Policies replaced in the ordinary course). Neither Shareholder, the Company nor any of its Subsidiaries has received written notice that any of such Policies will not be renewed (upon the same terms and conditions as are currently in effect) upon the expiration thereof.

(b) None of the Company or any of its Subsidiaries has been refused any insurance coverage with respect to any material aspect of its operations by any insurance carrier with which it has carried insurance since January 1, 2016 nor, since January 1, 2016, has any insurance policy been cancelled with respect to the Company, its Subsidiaries or the Business.

(c) As of the date hereof, there is no claim by Shareholder, the Company or any of its Subsidiaries pending under any such Policies. All premiums due and payable under all such Policies have been paid, and Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. Since January 1, 2016, there have been no historical gaps in the insurance policies of the Company or any of its Subsidiaries. To Shareholders’ Knowledge, none of the current insurers of the Company or any of its Subsidiaries has filed for protection under any applicable bankruptcy laws or is otherwise in the process of liquidating.

7.20 Loans. Except as set forth in Schedule 7.20, no Company Employee, Shareholder Party or any of their respective Affiliates, is indebted to the Company or any of its Subsidiaries nor is the Company or any of its Subsidiaries indebted to any such Persons other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, and (c) for other employee benefits made generally available to all Company Employees.

7.21 Improper Payments.

(a) Neither the Shareholder Parties, nor, to Shareholders’ Knowledge, any of their officers, directors, agents, Representatives or employees acting on behalf of any of the Shareholder Parties or their Affiliates has, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment in excess of normal, reasonable and proper amounts payable, to:

(i) Any person who is an official, officer, agent, employee or Representative of any Governmental Authority or of any existing or prospective customer of the Company or any of its Subsidiaries (whether or not government-owned);

(ii) any political party or official thereof;

(iii) any candidate for political office or political party office; or

(iv) any other individual or entity, while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any such

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official, officer, agent, employee Representative, political party, political party official or candidate, or any entity affiliated with such customer, political party official or political office. Each of the Company and its Subsidiaries has at all times been in compliance with all Laws relating to export control and trade embargoes, including all anti-boycott prohibitions contained in 50 U.S.C. ⸹ 2401, et. seq.

(b) No operations of the Company or any of its Subsidiaries are in default or violation of applicable anti-money laundering statutes of jurisdictions where the Company or any of its Subsidiaries conducts Business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.

7.22 Affiliate Transactions; Affiliate Liability. Except for (a) employment relationships and compensation, benefits and travel advances in connection therewith or (b) as disclosed on Schedule 7.22, no present equityholder, officer, member, partner or director of the Company or any of its Subsidiaries, nor any Affiliate of any such Person, is currently a party to any Contract with or binding upon the Company, any of its Subsidiaries or any of their respective properties or assets or has any interest in any property or assets owned by or used in the business of the Company or any of its Subsidiaries or has engaged in any transaction with the Company or any of its Subsidiaries within the twelve (12) months preceding the date hereof. None of the Company or any of its Subsidiaries is directly or indirectly obligated for any Liability (including contingent Liabilities) of any of their respective Affiliates (other than the Company and its Subsidiaries). None of the Company or any of its Subsidiaries will, after the Closing, be directly or indirectly obligated for any Liability (including contingent Liabilities) of, or to, any of their current respective Affiliates (other than the Company and its Subsidiaries).

7.23 Personal Property Leases. Set forth on Schedule 7.23 is a true, accurate and complete list of all Assets leased or subleased by the Company or any of its Subsidiaries (the “Leased Personal Property”), including identification of the lease or sublease, address of the lessor or sublessor, term and payment, having a value or maximum aggregate amount payable by the Company or its Subsidiaries in excess of $15,000 and to which the Company or any of its Subsidiaries is a party or by which any of its interests in the Leased Personal Property is bound. Except for the items set forth on Schedule 7.23, none of the Company or its Subsidiaries has entered into any Personal Property Leases having a value or maximum aggregate amount payable by the Company or any of its Subsidiaries in excess of $15,000, nor made any commitment to lease equipment or other personal property. None of the Company or its Subsidiaries is in default with respect to any Personal Property Lease, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by the Company or any of its Subsidiaries under any such Personal Property Lease. To the Shareholders’ Knowledge, there exists no default by any lessor or other Person under any such Personal Property Lease. None of the Company or its Subsidiaries has any obligation or other liability with respect to any of such Personal Property Leases involving more than $15,000 except as expressly set forth therein. Each of the Company or its applicable Subsidiary is in peaceable possession of the Leased Personal Property. None of such Leased Personal Property is subject to any Licenses, use restrictions, exceptions, reservations, limitations or other impediments which materially adversely affect the value to the Company or its Subsidiaries of the leasehold interest therein or which materially interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business as presently conducted or contemplated other than Personal Property Leases in respect thereof. None of such Leased Personal Property is subject to any Lien which is (or after the giving of passage of time or both) will be subject to a right of foreclosure or enforcement, termination or otherwise materially adversely affect any Personal Property Lease to which the property is subject. The Leased Personal Property is subject to no leases or tenancies except the Personal Property Leases pursuant to which the Company or any of its Subsidiaries is lessee and has exclusive use of the property. There are no material physical defects or deficiencies in the condition of any property.

7.24 Licenses. Set forth on Schedule 7.24 is a true, accurate and complete list of all Licenses used or held for use in connection with the operation of the Business (the “Material Licenses”). No Material License is held or owned by any Affiliate of any Shareholder Party other than the Company or one of its Subsidiaries. Each Material License has been duly obtained, is valid and in full force and effect, and is not subject to any Liens or any pending or, to the Knowledge of the Shareholders, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid in any respect. Each of the Material Licenses is sufficient in all material respects to permit the continued lawful conduct of the Business in the manner now conducted by the Company or its Subsidiaries or proposed to be conducted in the future. None of the Company or its Subsidiaries is in default or in violation with respect to any of the Material Licenses, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by the Company or any of its Subsidiaries under, or violation of, any such Material License.

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7.25 Bank Accounts. Schedule 7.25 sets forth a true, correct and complete list of the bank accounts, lock box accounts and other accounts maintained by or for the benefit of the Company and each of its Subsidiaries, setting forth, in each case, the bank name, account number, account type and the names of the Persons having access to the account.

7.26 Brokers; Company Transaction Expense; Indebtedness. Except as set forth on Schedule 7.26, no broker, investment banker or finder is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. Other than the Company Transaction Expenses and Indebtedness that are set forth on Schedule 7.26, none of the Company or any of its Subsidiaries currently has or, as of the Closing will have, any Company Transaction Expenses or Indebtedness.

7.27 Government Contracts. No Contract or other aspect of the Business of the Company or its Subsidiaries is subject to the Federal Acquisition Regulations or other regulations of any Governmental Authority. Neither the Company nor any of its Subsidiaries has bid on or been awarded any “small business set aside contract”, any other “set aside contract” or other order or contract requiring small business, minority ownership or other special status at any time during the last three (3) years. None of the Company’s or its Subsidiaries’ expected sales or orders will be lost, and the Company’s and its Subsidiaries’ customer relations will not be damaged, as a result of the Company or its Subsidiaries continuing its operations as an entity that does not qualify as a small business, minority owned business or business with other special status.

Article VIII.
REPRESENTATIONS AND WARRANTIES OF AKERNA

As a material inducement to each of the Shareholder Parties to enter into and perform its obligations under this Agreement, Akerna represents and warrants to the Shareholder Parties as follows:

8.1 Organization. Akerna is a Delaware corporation duly formed, validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction in which it was formed and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Akerna is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by it or the nature of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Change on Akerna.

8.2 Authorization of Transaction. Akerna has the requisite corporate power and authority and has taken all corporate or other action necessary to execute and deliver this Agreement and all other Documents to be delivered by Akerna as contemplated hereby, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of by Akerna of this Agreement and all other Documents to be delivered by Akerna as contemplated hereby, the consummation of the transactions contemplated hereby and the performance by it of its obligations hereunder have been duly authorized and approved by the board of directors of Akerna. No other corporate action on the part of Akerna is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been, and all other Documents to be executed and delivered by Akerna as contemplated hereby will be, duly executed and delivered by Akerna. This Agreement constitutes a valid and binding obligation of Akerna, enforceable against it in accordance with its terms, subject to the General Enforceability Exceptions. All of the other Documents to be delivered by Akerna as contemplated hereby will constitute valid and binding obligations of Akerna enforceable against Akerna in accordance with their terms, subject to the General Enforceability Exceptions.

8.3 No Restrictions Against Purchase of Shares. Except as set forth on Schedule 8.3, neither the execution, delivery and performance of the Documents nor the consummation of the transactions contemplated thereby, nor compliance by Akerna with any of the provisions thereof, (a) violates, conflicts with, or results in a material breach of any provision of, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under any of the terms, conditions or provisions of the Fundamental Documents of Akerna, or under any note, bond, mortgage, indenture, deed of trust, or other agreement to which Akerna is bound, or by which Akerna or any its properties or assets may be bound or affected, (b) violates, conflicts with, or results in a material breach of any material agreement, lease, instrument, mortgage, license or franchise to which Akerna is a party or by which any of its properties is bound, or (c) violates any Law applicable to Akerna or any of its properties or assets. Except as set forth on Schedule 8.3, no consent or approval by, notice to, or registration with, any Governmental Authority is

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required on the part of Akerna in connection with the execution and delivery of this Agreement or the consummation by Akerna of the transactions contemplated hereby.

8.4 Brokers. No broker or investment banker acting on behalf of Akerna is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated hereby.

8.5 SEC Documents.

(a) Akerna has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the “SEC Reports”).

(b) As of its respective filing date, each SEC Report complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Report. Except to the extent that information contained in any SEC Report has been revised or superseded by a later SEC Report, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Akerna included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with the GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Akerna and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

8.6 Listing and Maintenance Requirements. Akerna is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Akerna Shares on the trading market on which the Akerna Shares are currently listed or quoted. The issuance and transfer of the Shares under this Agreement does not contravene the rules and regulations of the trading market on which the Akerna Shares are currently listed or quoted, and no approval of the stockholders of Akerna is required for Akerna to issue and deliver to the Shareholders the Akerna Shares contemplated by this Agreement.

Article IX.
ADDITIONAL AGREEMENTS

9.1 Commercially Reasonable Efforts; Third Party Consents.

(a) Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to cause the Closing to occur, including taking all commercially reasonable actions necessary to comply with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing. Each Party shall use commercially reasonable efforts to obtain each Governmental Required Consent and each other consent of, and filing with, a Governmental Authority.

(b) Prior to Closing, and to the extent necessary, the Shareholders shall use commercially reasonable efforts to obtain all those consents and waivers set forth on Schedules 4.2 and 4.5, and the costs of obtaining such consents, including all fees, charges, costs and expenses levied by a counterparty in granting its consent, including assignment fees, shall either be paid by the Shareholders or included as a Company Transaction Expense. Akerna shall use commercially reasonable efforts, but without liability or expense, to provide cooperation and assistance in this regard including providing to any such third party all necessary evidence (including financial information), as required by any such third party in order to secure the necessary consents and waivers.

9.2 Conduct of Business. During the period from the date hereof to the earlier of (i) Closing and (ii) the date that this Agreement is terminated in accordance with Section 5.2, the Shareholders shall, and shall cause the Company and its Subsidiaries to, conduct their operations according to their Ordinary Course of Business, and the Shareholders shall use and shall cause the Company and its Subsidiaries to use commercially reasonable efforts, consistent with past practices, to preserve intact their business organization, taken as a whole, to keep available the services of their current officers and employees and to preserve the goodwill of and maintain satisfactory relationships with those Persons having business relationships with the Company and its Subsidiaries. Without limiting the generality of

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the foregoing and except as otherwise expressly provided in this Agreement or set forth in Schedule 9.2, during the period from the date hereof to the earlier of (i) Closing, and (ii) the date that this Agreement is terminated pursuant to Section 5.2, without the prior written consent of Akerna, such consent not to be unreasonably withheld or delayed, the Shareholders shall not, and the Shareholders shall cause the Company and its Subsidiaries not to, do any of the following:

(a) issue, sell, transfer, pledge, redeem or grant options or rights to purchase or sell, any securities of the Company or any of its Subsidiaries or permit any reclassifications of any securities of the Company or any of its Subsidiaries;

(b) amend or modify the Fundamental Documents of the Company or any of its Subsidiaries in any manner;

(c) declare, pay or otherwise set aside for payment any cash or non-cash dividend or other cash or non-cash distribution with respect to the Transferred Shares or other equity securities of the Company or any of its Subsidiaries;

(d) merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire, any business, business organization or division thereof, or any other Person;

(e) sell, lease, license, subject to any Lien (other than Permitted Liens) or otherwise dispose of any assets other than (i) the sale of immaterial assets, (ii) the sale of inventory and damaged or obsolete or excess equipment or (iii) the settlement of accounts receivable, in each case in the Ordinary Course of Business;

(f) (i) hire any Employee (other than non-executive Employees hired for replacement purposes), (ii) terminate the employment of any officer or executive Employee of the Company or any of its Subsidiaries (other than for cause, following notice to Akerna), (iii) enter into any new, or materially amend, terminate (other than for cause, following notice to Akerna with respect to any officers or executive employee) or renew any existing employment, severance, consulting or salary continuation agreements with or for the benefit of any Company Employee, other than offer letters relating to the at-will employment of new Company Employees hired in accordance with clause (i) above, (iv) grant any increases in the compensation, perquisites or benefits or grant any new compensation, perquisites or benefits (including, salary, incentive compensation or other compensation or benefits or grant any new severance not in accordance with the Company’s policies set forth on Schedule 9.2 or required by written agreements outstanding on the date hereof and provided to Akerna, to any Company Employees, except in connection with promotions, new hires (hired in accordance with clause (i) above) or normal increases in base salary for non-executive employees, in each case in the Ordinary Course of Business, and except for other amounts which are to be paid by or on behalf of Shareholder, (v) agree to grant or grant any equity-related, cash-based, performance or similar awards or bonuses or any other awards; or (vi) grant or pay any severance or termination pay or benefits to any Company Employee except for payments made pursuant to existing policy or written agreements outstanding on the date hereof and provided to Akerna;

(g) (i) adopt, amend or terminate any Company Plan or adopt or enter into any new Company Plan (or any compensatory or benefit arrangement that would be an Employee Benefit Plan if in effect on the date hereof) or increase the benefits provided under any Employee Benefit Plan, or promise or commit to undertake any of the foregoing in the future, (ii) enter into, amend or extend any collective bargaining or other labor agreement, (iii) amend any restrictive covenants with Company Employees; (iv) loan any funds or extend credit to Company Employees;

(h) materially amend, enter into or terminate any Real Property Lease or any Personal Property Lease;

(i) enter into any transaction with or for the benefit of any Shareholder Party or any of its Affiliates other than the transactions contemplated by this Agreement, the other Documents and the transactions contemplated therein;

(j) make, revoke or change any material Tax election, change any annual accounting period, adopt or change any accounting method, policy or procedure, settle or compromise any Tax claim or assessment of Taxes or refund of Taxes, consent to any extension or waiver of the statute of limitations period applicable to any Tax claim, and enter into any closing agreement with respect to Taxes, all to the extent related to or that they would reasonably be expected to affect Taxes payable by the Company in respect of any taxable period (or portion thereof) beginning after the Closing Date;

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(k) abandon, cancel, allow to lapse or transfer any Owned Intellectual Property, or license the Owned Intellectual Property that is material to or used in the business to any third party other than in the Ordinary Course of Business;

(l) make any loans, advances, guarantees or capital contributions to or investments in any Person, other than advances for routine business expenses made in the Ordinary Course of Business, and, in any event, not in excess of $25,000 in the aggregate;

(m) create, incur or assume, any Indebtedness in excess of $25,000 in the aggregate;

(n) make or authorize any payment of, or commitment for, capital expenditures in excess of $25,000 in respect of the twelve-month period following the date hereof;

(o) commence a Proceeding other than in such cases where a Shareholder Party in good faith determines that failure to commence such Proceeding would result in the material impairment of a valuable aspect of the Business, provided that it consults with Akerna prior to the commencement of such Proceeding or filing of any suit in connection therewith;

(p) compromise or settle any Proceeding (A) resulting in an obligation of the Company or any of its Subsidiaries to pay more than $25,000 in respect of such compromise or settlement or (B) resulting in the imposition of restrictions on the business or operations of the Company or any of its Subsidiaries;

(q) (A) enter into any Contract that would be deemed to be a Material Contract or (B) materially amend, terminate, or waive any material right or remedy under, any Material Contract;

(r) except as permitted under clause (n) above, acquire assets or make a material investment in (whether through the acquisition of stock, assets or otherwise) any other Person, except for acquisitions of assets, inventory, equipment and software (other than renewals or replacements thereof) (i) in the Ordinary Course of Business or (ii) in an amount not to exceed $25,000 in the aggregate;

(s) revalue any assets of the Company or any of its Subsidiaries, including without limitation writing off a material amount of notes or accounts receivable other than in the Ordinary Course of Business or pursuant to existing contractual obligations, or in any case as required by GAAP;

(t) extend the period for payment of the account payables of the Company or any of its Subsidiaries or accelerate the payment of the account receivables of the Company or any of its Subsidiaries;

(u) materially reduce the amount of any insurance coverage provided by the Policies;

(v) make any change in accounting practices or policies, including with respect to revenue recognition of deferred income, except as required by applicable Law or GAAP;

(w) fail to pay the debts and material Taxes of Company or any of its Subsidiaries when due;

(x) cause Company or any of its Subsidiaries to take any action which would willfully cause a breach of or inaccuracy in Article VII;

(y) enter into any Contracts or commitments with respect to the Real Property which will survive the Closing;

(z) withdraw from, or fail to pay any contributions to, any Multiemployer Plan;

(aa) modify any collective bargaining agreement; or

(bb) authorize, or commit or agree to take, any of the foregoing actions.

9.3 Tail Policy. At or prior to the Closing Date, the Company shall obtain a director’s and officer’s liability tail insurance policy in an amount to be agreed by Akerna and the Shareholder Representatives, on behalf of the Company and its Subsidiaries (the “Tail Policy”) (the cost of which shall be paid by the Shareholders), which policy shall provide coverage for all officers and directors of the Company and its Subsidiaries at any time prior to the Closing Date for a six-year term beginning on the Closing Date. To the extent not paid by the Shareholders, the premiums therefore (the “Tail Costs”) shall be included in the Company Transaction Expenses.

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9.4 Records; Post-Closing Access to Information; Confidentiality.

(a) For a period of five (5) years after the Closing Date, Akerna shall preserve and retain, or cause the Company to preserve and retain, all records (including any documents relating to any governmental or non-governmental actions, suits, proceedings or investigations) relating to the conduct of the business and operations of the Company prior to the Closing Date. If at any time after such five year period Akerna intends to dispose of any such records, Akerna may do so if such records are first offered to the Shareholder Representatives in writing and the Shareholder Representatives do not accept such offer within thirty (30) days of receipt of such offer. If the Shareholder Representatives accept such offer, the Shareholders shall pay all costs and expenses associated with the delivery of such records to it.

(b) From and after the Closing Date, Akerna shall, and shall cause the Company to, upon execution by any Shareholder of a confidentiality agreement reasonably acceptable to Akerna, afford such Shareholder and its counsel, accountants and other authorized Representatives, upon reasonable prior notice, reasonable access during normal business hours to the respective premises, properties, personnel, books and records of the Company and/or the Business and any other assets or information that such Shareholder deems reasonably necessary in connection with the preparation of any report or Tax Return required to be filed by such Shareholder under applicable Law or any third-party claim which is the subject of any indemnification claim under Article X (but so as not to unduly disrupt the normal course of operations of the Company or its Subsidiaries), including preparing or defending any Tax Return and any interim or annual report or other accounting statements.

(c) From and after the date hereof, the Shareholder Parties shall not and shall cause their respective Affiliates and their respective officers, and directors not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of Akerna or use or otherwise exploit for their own benefit or for the benefit of anyone other than Akerna, any Confidential Information (as defined below). The Shareholder Parties and their respective Affiliates and their respective officers and directors shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by Law; provided, however, that in the event disclosure is required by applicable Law, the Shareholder Parties shall, to the extent reasonably possible, provide Akerna with prompt notice of such requirement prior to making any disclosure so that Akerna may seek an appropriate protective order. For purposes of this Section 9.4(c), “Confidential Information” means any information with respect to the Business, including methods of operation, customers, customer lists, products, prices, fees, costs, Intellectual Property, inventions, trade secrets, know-how, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible thereunder. The covenants and undertakings contained in this Section 9.4(c) relate to matters which are of a special, unique and extraordinary character and a violation of this Section 9.4(c) will cause irreparable injury to Akerna, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated.

9.5 Tax Matters.

(a) Tax Indemnity. The Shareholder Parties agree, on a joint and several basis, to indemnify, defend and hold Akerna and its Affiliates (including, following the Closing, the Company and its Subsidiaries) and their respective stockholders, directors, members, managers, officers, employees agents, successors and assigns, harmless from and against: (i) all Taxes imposed on, asserted against or attributable to the properties, income or operations of Shareholder and the Company or any of its Subsidiaries or any Taxes for which Shareholder and the Company or any of its Subsidiaries is otherwise liable, for all Pre-Closing Tax Periods (in the case of a Straddle Period, determined based on principles set forth in Section 9.5(c)); (ii) any liability for Taxes as a result of a contractual obligation to indemnify any Person; (iii) Taxes of any Person imposed on the Shareholders or the Company or any of its Subsidiaries as a transferee or successor where the relationship giving rise to the liability on the part of the Shareholders or the Company or any of its Subsidiaries existed or arose on or prior to the Closing Date, or by Contract (other than any Contract entered into in the ordinary course of business and the primary subject matter of which is not Taxes) entered into on or prior to the Closing Date; (iv) any Taxes of any other Person for which any Shareholder or the Company or any of its Subsidiaries (or any Subsidiary or predecessor of any such entities) is liable as a result of having been a member of an affiliated, consolidated, combined or unitary group on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 or the analogous provisions of any

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state, local or non-U.S. Law; (v) Transfer Taxes for which the Shareholders are responsible pursuant to Section 9.5; and (vi) any and all Losses incurred, suffered or sustained by or sought to be imposed upon, Akerna and its Affiliates (including the Company and each of its Subsidiaries) arising out of, or resulting from any breach of or inaccuracy in any representation or warranty (without giving effect to any “material”, “materially”, “materiality”, “material adverse effect”, “material adverse change” or similar qualifiers contained in any of the representations and warranties) made as of the date hereof or as of the Closing Date by the Company in Section 7.12; and (viii) any and all Losses incurred, suffered or sustained by or sought to be imposed upon, Akerna and its Affiliates (including the Company and each of its Subsidiaries) arising out of, or resulting from any non-fulfillment or breach of any covenant, agreement or undertaking with respect to Taxes made by or to be performed by Shareholder, the Company or any of its Subsidiaries, including pursuant to Section 9.6 and this Section 9.5, except to the extent such amounts mentioned herein under this Section 9.5(a) were included as a Current Liability in Closing Net Working Capital.

(b) Tax Returns.

(i) The Shareholder Representatives shall prepare or cause to be prepared at their sole cost and expense and with reasonable assistance from the Company and Akerna all required Tax Returns for the Company and each of its Subsidiaries for Tax Periods that end on or before the Closing Date whether such Tax Returns are filed on, before or after the Closing Date (collectively the “Company Tax Returns”); provided, however, that for each such Company Tax Return, the Shareholder Representatives shall furnish, no later than thirty (30) days prior to the anticipated filing date for the Company Tax Return, a draft to Akerna of all such Company Tax Returns (including copies of all work papers related thereto) and such other information regarding such Company Tax Returns as may be reasonably requested by Akerna for Akerna’s review, comment, and consent (which consent shall not be unreasonably withheld, conditioned or delayed), and the Shareholder Representatives shall consider in good faith comments by Akerna provided that such comments are requested no later than fifteen (15) days after Akerna’s receipt of such draft Company Tax Returns. Such Company Tax Returns shall be prepared in a manner consistent with past practice and custom of the Shareholder Representatives or the Company or any of its Subsidiaries, as applicable, except as otherwise required by applicable Law. In the event that the Shareholder Representatives and Akerna are unable to resolve any dispute with respect to such Tax Returns, they shall not be filed absent the consent of Akerna and such dispute shall be resolved by the Final Accounting Firm in a final binding manner; provided, however, such dispute shall not in any way disrupt or delay the timely filing of such Company Tax Return and Akerna shall file or cause or cause to be filed any amended Tax Return as needed to conform to the Final Accounting Firm’s final determination. The fees and expenses of the Final Accounting Firm shall be borne equally by Shareholders, on the one hand, and Akerna, on the other hand. The Shareholders shall pay all Taxes shown as due on such Company Tax Returns.

(ii) Akerna shall prepare or cause to be prepared and file or cause to be filed all other Tax Returns of the Company and each of its Subsidiaries (collectively the “Akerna Tax Returns”). In the case of a Akerna Tax Return for a Straddle Period (“Straddle Period Returns”), Akerna shall prepare or cause to be prepared such Straddle Period Returns in a manner consistent with past practice and custom of the Company and each of its Subsidiaries unless otherwise required by applicable Law. Akerna shall furnish a draft to the Shareholder Representatives of all such Straddle Period Returns (including copies of all work papers related thereto) and such other information regarding such Straddle Period Returns as may be reasonably requested by the Shareholder Representatives at least thirty (30) days prior to anticipated filing date for such Straddle Period Return, except in the case of a Straddle Period Return due within ninety (90) days following the Closing Date, the draft shall be provided to the Shareholder Representatives within twenty (20) days prior to the anticipated filing date and in the case of a Tax Return that is not an income Tax Return as early as practical. The Shareholders shall pay to Akerna the portion of the Taxes shown as due on the Straddle Period Tax Returns that are allocable to the portion of the Straddle Period ending on and including the Closing Date prior to the due date for the filing thereof, except to the extent such Taxes were included as a liability in Closing Working Capital and reduced the Consideration.

(c) Straddle Periods. In the case of any Straddle Period, the amount of any Taxes and Tax liabilities of the Company or any of its Subsidiaries not based upon or measured by income, activities, events, gain, receipts, proceeds, profits, payroll or similar items for the portion of such Straddle Period ending on and including the Closing Date will be deemed to be the amount of such Taxes for the entire Tax Period multiplied by a fraction, the numerator of which is the number of days in the Tax Period ending on the Closing Date and the denominator of

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which is the number of days in such Straddle Period. The amount of any other Taxes that relate to the portion of such Straddle Period ending on and including the Closing Date will be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose the Taxable Period of any partnership will be deemed to end as of the close of business on the Closing Date); provided, however, that any item determined on an annual or periodic basis (such as deductions for depreciation or real estate Taxes) shall be apportioned on a daily basis.

(d) Amended Returns. Except as specifically provided in Section 9.5(b)(i) and Section 9.5(b)(ii), Akerna shall not, and shall not permit any of its Affiliates (including, after the Closing for the avoidance of doubt, the Company) to file, re-file, supplement, or amend any Tax Return of the Company for any Taxable Period ending on or prior to the Closing, without the Shareholders’ Representatives’ consent (not to be unreasonably withheld).

(e) Refunds and Credits. Any refunds (including, for the avoidance of doubt, overpayments of estimated Taxes) of or credits against Taxes (including any interest paid or credited with respect thereto) of, or with respect to, the Company or any of its Subsidiaries that are attributable or allocable to any Pre-Closing Tax Period will be for the benefit of the Shareholders, but only to the extent that such Tax refund (i) is not reflected in the calculation of Closing Net Working Capital, (ii) does not result from the carryback of any Tax item from a post-Closing Tax period (or portion thereof) and (iii) is in respect of Taxes that were paid prior to the Closing, were indemnified by the Shareholders or were included in the calculation of Closing Net Working Capital in each case as finally determined. Akerna will pay the amount of any such refunds or credits (whether received as a refund or as a credit against or an offset of Taxes otherwise payable for the then current fiscal year), net of reasonable expenses or Taxes incurred by Akerna or the Company in obtaining such refund or credit, promptly after receipt thereto or utilization thereof. To the extent a refund or credit against Taxes that gave rise to a payment hereunder is subsequently disallowed or otherwise reduced, the Shareholders shall pay to Akerna the amount of such disallowed or reduced refund or credit against Taxes.

(f) Cooperation and Tax Record Retention. Each Party, shall cooperate and shall cause its respective Affiliates to cooperate with each other Party and with each other Party’s agents, including accounting firms and legal counsel, in connection with any Tax Proceeding in respect of Taxes assessed or proposed to be assessed against the Company or any of its Subsidiaries or the preparation of any Tax Return. Such cooperation shall include each Party making such information and documents in its possession relating to the Company or any of its Subsidiaries reasonably necessary in connection with any such Tax Proceeding available to the other Party. The Parties shall retain all Tax Returns, schedules, and work papers, and all material records and other documents relating thereto, until the expiration of the applicable statute of limitations (including, to the extent noticed by any Party, any extensions thereof) of the Tax Period to which such Tax Returns and other documents and information relate. Each of the Parties shall also make available to the another Party, as reasonably requested and available on a mutually convenient basis, personnel responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes to provide reasonable explanation of any documents or information provided hereunder. Any information or documents provided under this Agreement shall be kept confidential by the Party receiving such information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with a Tax Proceeding.

(g) Tax Sharing Agreements. All Tax sharing Contracts or similar Contracts with respect to or involving the Company or any of its Subsidiaries shall be terminated as of the Closing and, after Closing, the Company and each of its Subsidiaries shall not be bound by nor have any liabilities under any such agreements (whether for the current year, a past year or a future year).

(h) Tax Certificates. To the extent available, the Shareholder Representatives or Akerna (as the case may be) shall provide the other Party with any certificates or other document from any Governmental Authority or any other person (other than a Party) as may be necessary to mitigate, reduce or eliminate any Tax liability of the Company or any of its Subsidiaries.

(i) Tax Proceedings.

(i) In the event that a Party (or any Affiliate thereof) receives notice from any Governmental Authority of any proposed audit, assessment, examination, claim or other controversy or proceeding relating to an amount of Taxes of the Company or any of its Subsidiaries (a “Tax Proceeding”) with respect to which any other Party may incur liability hereunder, such Party shall promptly notify the applicable Party of such Tax Proceeding.

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Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Governmental Authority with respect to such matter. If any Party, receives written notice of an asserted Tax liability with respect to a matter for which it has a right to indemnification hereunder (and the other Party does not have knowledge of the asserted Tax liability) and fails to provide the other Party with notice thereof within 30 days in the manner described in the preceding sentence and as a result such other Party is actually and materially prejudiced by such failure to notify, then such other (indemnifying) Party shall be relieved of its indemnification obligations with respect to such asserted Tax liability to the extent of such prejudice.

(ii) At their election, the Shareholder Representatives shall, at the sole expense of the Shareholders, control any Tax Proceedings related to Taxes with respect to a Taxable Period ending on or prior to the Closing Date; provided, that the Shareholder Representatives must control such Tax Proceeding in good faith and with reasonable diligence thereafter to preserve the Shareholders’ rights. The Shareholder Representatives shall keep Akerna fully and timely informed with respect to the commencement, status and nature of any such Tax Proceeding. The Shareholder Representatives shall, in good faith, allow Akerna to make comments to the Shareholder Representatives regarding the conduct of or positions taken in any such proceeding. Akerna shall, at its sole expense, be entitled to fully participate in any such Tax Proceeding. Akerna shall have the right to consent to any settlement with respect to any such Tax Proceeding (provided such consent cannot be unreasonably withheld, conditioned or delayed). In the case that Akerna controls such Tax Proceeding because the Shareholder Representatives concede or lose their right to control such Tax Proceeding, Akerna shall keep the Shareholder Representatives fully and timely informed with respect to the commencement, status and nature of any such Tax Proceeding and Shareholder Representatives shall be entitled to fully participate in any such Tax Proceeding and shall have the right to consent to the settlement of any such Tax Proceeding (provided such consent cannot be unreasonably withheld, conditioned or delayed).

(iii) Except as provided in Section 9.5(i)(ii), Akerna shall control in good faith any audit or examination by any Governmental Authority, initiate any claim for refund, amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of or relating to, the income, assets or operations the Company or any of its Subsidiaries for all Taxable Periods, provided, however, Akerna shall keep the Shareholder Representatives informed with respect to the commencement, status and nature of any Tax Proceeding related to the Straddle Period and the Shareholder Representatives shall be entitled to participate fully in any such Tax Proceeding and shall have the right to consent to the settlement of any such Tax Proceeding, which consent shall not be unreasonably withheld, delayed or conditioned.

(iv) Akerna shall bear its expenses incurred in connection with any Tax Proceeding and the Shareholders shall bear its expenses incurred in connection with any such Tax Proceeding; provided, however, if Akerna controls a Tax Proceeding with respect to a Pre-Closing Tax Period that the Shareholder Representatives could have controlled pursuant to the terms of this Agreement but did not elect to control or lost its right to control, then the Shareholders shall bear the reasonable costs and expenses of such Tax Proceeding and reimburse Akerna for its expenses with respect thereto.

(j) Conflicts. To the extent of any inconsistencies between any provision of Section 9.5 and Article X, the provisions of Section 9.5 shall control.

9.6 Transfer Taxes. All Transfer Taxes shall be borne and paid by Shareholders when due. The Shareholders shall, at their own expense, timely file any tax return or other document with respect to such Taxes or fees (and Akerna shall cooperate with respect thereto as necessary.)

9.7 Transaction Expenses. Except as otherwise provided herein, Akerna shall pay all of its expenses in connection with the transactions contemplated hereby and the Shareholder Parties shall pay all of their expenses incurred in connection with the transactions contemplated hereby, including without limitation, all attorneys’ fees and expenses and accountants’ fees and expenses.

9.8 Broker’s Fees. Each of the Parties shall be responsible for, and shall hold each of the other Parties harmless against, any fees or commissions for which such Party is liable to any broker, finder or agent with respect to the transactions contemplated by this Agreement. The Shareholder Parties agree that for purposes hereof, the Shareholders shall hold Akerna, the Company and the Company’s Subsidiaries harmless from any such claim made against the Company or any of its Subsidiaries.

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9.9 Further Assurances. Each Party hereto agrees that such Party shall, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by any other Party to carry out the transactions contemplated by this Agreement.

9.10 Pre-Closing Distribution. The Company may, prior to the Closing, so long as the Company has no Indebtedness, distribute up to $50,000 of cash to a trust established by the Company for the benefit of the Company shareholders who sell the Transferred Shares (the “Shareholder Trust”). Any director of the Company prior to Closing may act as a trustee of such trust.

9.11 Akerna Purchase Option.

(a) Grant of Purchase Option. Subject to the terms and conditions of this Agreement, the Shareholders hereby grant to Akerna, during the time period commencing on the Closing Date and ending on the twelve-month anniversary of the Closing Date (the “Option Period”) the option to purchase all (but not less than all) shares of the Company then held by Shareholders (the “Akerna Option Shares”) for the Akerna Option Price (as defined below) (the “Akerna Purchase Option”); provided, that Akerna shall obtain the approval of its shareholders to the exercise of the Akerna Purchase Option prior to exercising such option (which approval may be obtained at any time on or after the date of this Agreement and prior to the exercise of the Akerna Purchase Option). All of such Shares shall be delivered free of liens, encumbrances or options.

(b) Manner of Exercise. Akerna may exercise the Akerna Purchase Option by delivering written notice of exercise to the Company and to the Shareholders within the Option Period. The date of Company’s or the Shareholders’ receipt of such notice shall be the “Date of Exercise.”

(c) Closing; Payment of Akerna Option Price. Upon exercise of the Akerna Purchase Option, the purchase and transfer of the Akerna Option Shares will take place remotely via the exchange of documents and signatures against payment of the Akerna Option Price by wire transfer as instructed by the Shareholders at a closing, if the Akerna Option Price is paid in cash (the “Akerna Option Closing”), or by delivery of a certificate representing the pro rata portion to which each Shareholder is entitled in respect of the Akerna Shares if the Akerna Option Price is paid in Akerna Shares. The Akerna Option Closing will take place at 10:00 A.M. Eastern Standard Time on the date which is no later than sixty (60) days after the Date of Exercise (the “Akerna Option Closing Date”) or at such other date and place as is mutually agreed upon by the parties.

(d) Akerna Option Price. The Akerna Option Price may be paid, at the sole option of Akerna, in either cash or Akerna Shares in an amount equal to either (a) if Akerna Shares are trading at an amount less than or equal to $16.00 per share, the greater of (i) 800,000 Akerna Shares or (ii) the difference between the number of Akerna Shares worth $20,000,000 valued at Market Price and 1,950,000 Akerna Shares, or (b) if Akerna Shares are trading at more than $16.00 per share, the number of Akerna Shares equal to the (A) difference between (i) the product of the Market Price and 1,950,000 Akerna Shares and (ii) $44,000,000, divided by (B) the Market Price.

(e) Shareholder IP Funding Obligation. Shareholders agree that they shall bear the economic burden of any and all payments in respect of the Intellectual Property Purchase Agreement. Such payments shall be made from funds generated from the IP Purchase Escrow Shares and shall be completed prior to the date which is twelve (12) months from the Closing Date. Following satisfaction of the payment obligations of the Company under the Intellectual Property Purchase Agreement, any IP Purchase Escrow Shares remaining (or funds remaining in escrow in respect of such IP Purchase Escrow Shares) shall be distributed to the Shareholders. Each of Akerna and the Shareholder Representatives shall promptly execute and deliver a joint written direction to the Escrow Agent to release the IP Purchase Escrow Shares (or funds in respect of such IP Purchase Escrow Funds) in accordance with the provisions of this Section 9.11(e).

9.12 Shareholder Repurchase Option.

(a) Grant of Repurchase Option. Subject to the terms and conditions of this Agreement, in the event the Akerna Purchase Option is not exercised by the Akerna during the Option Period and consummated within ninety (90) days after the Date of Exercise, Akerna hereby grants to the Shareholders, during the time period commencing on the day following the expiration of the Option Period and ending on the three month anniversary of such date (the “Repurchase Option Period”), the option to purchase an amount between Forty percent (40%) and Fifty five percent

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(55%) of the outstanding Shares of the Company (the “Repurchase Shares”) from Akerna (the “Repurchase Option”) for the Shareholder Repurchase Price (as defined below). All of such Shares shall be delivered free of liens, encumbrances or options.

(b) Manner of Exercise. The Shareholders may exercise the Repurchase Option by delivering written notice of exercise to Akerna, along with proof of a bona fide financing offer, within the Repurchase Option Period. The date of Akerna’s receipt of such notice shall be the “Repurchase Date of Exercise.”

(c) Closing; Payment of Shareholder Repurchase Price. Within ninety (90) days following exercise of the Repurchase Option, the purchase and transfer of the Repurchase Shares will take place remotely via the exchange of documents and signatures against payment of the Shareholder Repurchase Price by wire transfer as instructed by Akerna at closing, with such closing to take place at 10:00 A.M. Eastern Standard Time on the date which is no later than sixty (60) days after the Repurchase Date of Exercise or at such other date and place as is mutually agreed upon by the parties.

(d) Shareholder Repurchase Price. The Shareholder Repurchase Price will equal the lesser of (a) the product of (X) Twenty Million Dollars ($20,000,000) and (Y) the percentage of the Company’s Shares to be repurchased from Akerna, or (b) the difference between (i) the product of (X) Twenty Million Dollars ($20,000,000) and (Y) the percentage of the Company’s Shares to be repurchased from Akerna and (ii) the product of (A) One Million Nine Hundred and Fifty Thousand (1,950,000) Akerna Shares and (B) $8.00 minus the Market Price.

9.13 Akerna Additional Capital Contribution. Following the Closing Date, Akerna will make additional capital contributions to the Company of an aggregate of Two Million Four Hundred Thousand Dollars ($2,400,000) (the “Additional Capital Contribution”). Akerna’s first Additional Capital Contribution payment will be in the amount of $250,000 and will be made by Akerna within two (2) Business Days following the Closing Date, with the remainder of the Additional Capital Contribution to be paid based on a budget developed within 30 days of the Closing Date; provided, however, that while the budget is being developed, Akerna will continue to make additional capital contributions of at least $250,000 per month.

9.14 Payments to The London Fund. Following Closing, Akerna will cause the Company to pay to ACS Pedersen LLC (d/b/a The London Fund SPV 10, LLC) a transaction fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000), to be paid in four quarterly payments of Sixty-Two Thousand Five Hundred Dollars ($62,500) each, the first payment to be made on the first Business Day of the month following the Closing, and quarterly thereafter.

9.15 Appointment of Shareholder Representative.

(a) By approving this Agreement and the transactions contemplated hereby and by virtue of the consummation of the transfer of the Shares, each Shareholder shall have irrevocably authorized and appointed the Shareholder Representatives as such Person’s representative, agent and attorney-in-fact to act on behalf of such Person, by majority vote, for all purposes in connection with this Agreement and the agreements ancillary hereto, including the exercise of the power to: (a) give and receive notices and communications on behalf of the Shareholders; (b) review, negotiate and settle the Target Working Capital and each all payments of consideration related thereto; (c) authorize distribution of the Escrow Shares to an Akerna Indemnified Party; (d) object to distributions and set-offs; (e) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with governmental orders with respect to such claims; (f) compromise any indemnity claim on behalf of the Shareholders and to transact matters of arbitration, litigation or other actions; (g) execute and deliver all amendments, waivers, ancillary agreements and documents that the Shareholder Representatives deem necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement; (h) execute and deliver all amendments and waivers to this Agreement that the Shareholder Representatives deem necessary or appropriate; (i) defend, settle, or compromise any claim, action or legal proceeding for which any Akerna Indemnified Party may be entitled to indemnification hereunder; (j) do or refrain from doing any further act or deed on behalf of the Shareholders that Shareholder Representatives deem necessary or appropriate in their sole discretion relating to the subject matter of this Agreement as fully and completely as the Shareholders could do if personally present; (k) receive service of process in connection with any claims under this Agreement; (l) pay such amounts as the Shareholder Representatives shall determine to any Person pursuant to arrangements between the Shareholder Representatives and any such Person; and (m) take all actions necessary or appropriate in the judgment of the Shareholder Representatives for the accomplishment of the foregoing and any other actions or matters contemplated by this Agreement or the agreements ancillary hereto on behalf of the Shareholders. After the Closing, notices or communications to or from the Shareholder Representatives shall constitute notice to or from each Shareholder.

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(b) Indemnification of Shareholder Representatives. The Shareholder Representatives will incur no liability of any kind to the Shareholders with respect to any action or omission by such Shareholder Representative in connection with its services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from such Shareholder Representative’s gross negligence or willful misconduct. The Shareholder Representatives shall not be liable to the Shareholders for any action or omission pursuant to the advice of counsel. The Shareholders shall severally (and not jointly) indemnify, defend and hold harmless the Shareholder Representatives from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Shareholder Representatives’ execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of such Shareholder Representative, such Shareholder Representative will reimburse the Shareholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct.

(c) Reliance. Each of the Escrow Agent and Akerna may rely upon any decision, act, consent or instruction of the Shareholder Representatives as being the decision, act, consent or instruction of each and every Shareholder. The Escrow Agent and Akerna are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representatives.

9.16 Management of the Company Post-Closing. Subject to the terms of his Employment Agreement, Ashesh C. Shah shall serve as Chief Executive Officer of the Company following the Closing. For the period between the Closing and the earlier to occur of (i) Akerna’s exercise of the Akerna Purchase Option and the closing thereof; (ii) Shareholders’ exercise of the Repurchase Option and the closing thereof; or (iii) the expiration of the Repurchase Option (the “Transition Period”), the Board of Directors of the Company shall consist of four persons nominated by Akerna and three persons nominated by the Shareholder Representatives, who shall constitute a Special Committee of the Board of Directors of the Company. In the event any member of the Special Committee dies or resigns, the remaining members shall appoint a person to fill the vacancy, and Akerna shall cause such person to be elected to the Company’s Board of Directors. During the Transition Period, the Special Committee shall have sole authority to make all decisions on behalf of the Company concerning transactions between Akerna and the Company, including, without limitation, (a) enforcement of any obligations of Akerna with respect to the Additional Capital Contribution, and (b) the License Agreement referred to in Section 9.17 below. The Board of Directors of the Company shall adopt resolutions in customary form appointing the Special Committee, and empowering it to hire, on terms and conditions acceptable to the Special Committee and at the Company’s expense, legal and financial advisors who are independent of Akerna and the Company to assist the Special Committee in the fulfillment of its duties, as described above, and to enter into, on behalf of the Company, agreements to retain such advisors, which may include, among other things, indemnification arrangements that are acceptable to the Special Committee; and that, to the fullest extent permitted by applicable law, the deliberations and records of the Special Committee shall be confidential and, without limiting the generality of the foregoing, all statutory and common law privileges shall be available with respect to legal advice rendered to, and documents prepared by counsel to assist the Special Committee in its deliberations. During the Transition Period, (x) Akerna shall not sell any of the Transferred Shares, (y) shall not sell substantially all of the Company’s assets, and (z) shall not issue additional equity securities of the Company or options to purchase equity securities of the Company without the approval of the Special Committee, which shall not be unreasonably withheld.

9.17 License Agreement. At the Closing Akerna and the Company shall enter into a License Agreement on terms acceptable to Akerna and the Company under which Akerna will grant the Company a license to use and exploit data collected by Akerna and its subsidiaries.

9.18 Data Project. Following the Closing the Company shall, subject to and in accordance with the Company’s business plan and budget, pursue a project to develop and provide comprehensive data driven cannabis market insights and consumer research information to various participants in the cannabis industry based on terms to be set forth in a separate agreement.

9.19 Option Fees. Following the Closing, during the Option Fee Term, the Company will pay to the Shareholder Trust, in cash, within thirty (30) days following the end of each Option Fee Year, an aggregate amount equal to the Option Fee accrued for Solo Products sold during such Option Fee Year.

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9.20 Certain Obligations. Each of the Shareholders party to this Agreement as of the date hereof shall use best efforts to cause those shareholders of the Company not party hereto to become party to this Agreement as a Shareholder prior to the Closing.

Article X.
INDEMNIFICATION

10.1 Survival. The representations and warranties of the Shareholders contained in Article VI and of the Shareholder Parties contained in Article VII shall survive the Closing until the twelve (12) month anniversary of the Closing Date; provided, however, that claims for Losses based on fraud shall survive the Closing indefinitely and claims for Losses based on the representations and warranties set forth in Section 6.2 and Section 6.5 shall survive until the expiration of the applicable statute of limitations with respect thereto. The covenants to be performed after the Closing, including as set forth in Section 9.5, shall survive until fully performed. The representations and warranties of Akerna contained in Article VIII hereof shall survive the Closing for twelve (12) months after the Closing Date.

10.2 Shareholder Indemnification. Subject to Section 10.3, from and after the Closing, the Shareholder Parties, on a several (and not joint) basis, agree to indemnify Akerna, its Affiliates, the Company, the Company’s Subsidiaries, their members and any of their successors and assigns, and any of their respective agents, employees, Representatives, officers, managers and directors (the “Akerna Indemnified Parties”), against, and hold Akerna Indemnified Parties harmless from, any and all Losses suffered by any Akerna Indemnified Party to the extent arising out of:

(a) any breach of or any inaccuracy in any representation or warranty made by (A) each Shareholder in Article VI of this Agreement or (B) the Shareholder Parties in Article VII of this Agreement;

(b) any breach of or failure by the Shareholder Parties or any of their respective Affiliates to perform any covenant, agreement or obligation set out in this Agreement;

(c) any Company Transaction Expenses that remain unpaid as of immediately prior to the Closing and are not taken into account in the final determination of the Other Post-Closing Amounts;

(d) any Indebtedness that remains unpaid as of immediately prior to the Closing and is not taken into account in the final determination of the Other Post-Closing Amounts;

(e) any demand, claim, suit, cause of action, proceeding or assessment brought by any current or former member, equity holder, warrantholder or option holder of any Shareholder Party or any Affiliate of any Shareholder Party (in such Person’s capacity as such) against Akerna, the Company or any of its Subsidiaries in connection with this Agreement, the transactions contemplated hereby or thereby, including any claim that the Consideration or any other amount was not properly distributed to such Person; and

(f) any amounts payable pursuant to Section 9.5.

10.3 Limitations on Losses.

(a) Deductible. Akerna Indemnified Parties shall have the right to remedies under Section 10.2(a) if, and only to the extent that, Akerna Indemnified Parties shall have incurred as to all matters giving rise to indemnification under Section 10.2(a), indemnifiable Losses in excess of an amount equal to $250,000 (the “Deductible”); provided, however, that once Losses exceed the Deductible, the Akerna Indemnified Parties shall be entitled to recover all such Losses including the Deductible; provided, further, that, for the avoidance of doubt, the Deductible shall not apply to claims for Losses incurred with respect to the Fundamental Representations, claims for indemnity under Sections 10.2(b)-(g), claims based on fraud or willful misconduct or claims for indemnification for any Taxes, whether pursuant to Section 9.5 of this Agreement or otherwise (collectively, the “Excluded Claims”).

(b) Cap. Subject to the terms of Section 9.11(e) (pursuant to which the IP Purchase Escrow Shares are available solely to satisfy the payment obligations under the Intellectual Property Purchase Agreement and the Shareholders’ obligation to cause such payment), no Losses shall be recoverable by Akerna Indemnified Parties pursuant to this Agreement in excess of the Escrow Amount (the “Cap”), which shall be satisfied solely from the Akerna Shares comprising the Escrow Shares; provided, however, that the Cap shall not apply to Losses suffered or incurred by Akerna Indemnified Parties arising out of claims based on (i) a breach of the representations and

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warranties set forth in Section 6.2 and/or Section 6.5 or (ii) fraud or willful misconduct; provided, however, all such claims shall be limited with respect to each Shareholder to such Shareholders’ pro rata portion of the Consideration.

10.4 Indemnification Procedures.

(a) Computation of Losses.

(i) Recovery hereunder may not be obtained hereunder for the same Loss more than once.

(ii) For purposes of (A) determining whether a breach has occurred and (B) calculating Losses in connection with a claim for indemnification under this Article X, each of the representations and warranties that contains any qualifications as to “material,” “materiality” or “Material Adverse Change” or similar qualifications shall be deemed to have been given as though there were no such qualifications.

(b) Exclusive Remedy. The sole and exclusive liability and responsibility of the Shareholder Parties to Akerna Indemnified Parties under or in connection with this Agreement, or the transactions contemplated hereby or thereby, and the sole and exclusive remedy of Akerna Indemnified Parties and the Shareholder Parties with respect to any of the foregoing, shall be as set forth in Article X of this Agreement or as set forth in any of the Documents. Notwithstanding the foregoing, (i) this Article X shall not prevent or restrict the right of any Party to obtain injunctive relief or specific performance from a court of competent jurisdiction and (ii) in the case of fraud or willful misconduct by the Company or any Shareholder, the foregoing provisions shall not be exclusive as to the Company or any Shareholder, but shall be in addition to any other rights or remedies to which Akerna Indemnified Parties and their respective assigns, as the case may be, may be entitled at law or in equity.

(c) Net Losses. Notwithstanding anything contained herein to the contrary, the amount of any Losses incurred or suffered by an Indemnified Person shall be calculated after giving effect to any insurance proceeds actually received by the Indemnified Person with respect to such Losses, net of the costs associated with the recovery thereof. If any such proceeds are received by an Indemnified Person with respect to any Losses after an Indemnifying Person has made a payment to the Indemnified Person with respect thereto, the Indemnified Person shall pay to the Indemnifying Person the amount of such proceeds, benefits or recoveries, net of the costs associated with the recovery thereof.

(d) Claims. Subject to the applicable time periods set forth in this Article X, and as promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement that does not involve a third party claim, or the commencement of any suit, action or proceeding of the type described in Section 10.4(e), the Indemnified Person shall give notice to the Indemnifying Person of such claim, which notice shall, to the extent such information is reasonably available, specify the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount that the Indemnified Person seeks hereunder from the Indemnifying Person, together with such information, to the extent such information is reasonably available, as may be necessary for the Indemnifying Person to determine that the limitations in Section 10.3 have been satisfied or do not apply.

(e) Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable after receiving notice thereof, to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or Proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement (which notice shall, to the extent such information is reasonably available, specify in reasonable detail the nature and amount of such claim together with such information as may be necessary for the Indemnifying Person to determine that the limitations in Section 10.3 have been satisfied or do not apply). Failure of the Indemnified Person to give the Indemnifying Person notice as provided herein shall not relieve the Indemnifying Person of any of its obligations hereunder, except to the extent that the Indemnifying Person is actually prejudiced by such failure. The Indemnifying Person may, at its own expense, (i) participate in the defense of any such claim, suit, action or proceeding, or (ii) upon notice to the Indemnified Person at any time during the course of any such claim, suit, action or Proceeding, assume the defense thereof with counsel reasonably acceptable to the Indemnified Person and shall thereafter keep the Indemnified Person reasonably informed with respect thereto; provided, however, that the Indemnifying Person shall not be entitled to assume the defense of any claim if (A) such claim primarily seeks an injunction or equitable relief against the Indemnified Person, (B) to the extent the Indemnified Person has been advised by counsel in writing (with a copy provided to the Indemnifying Person) that a conflict exists between the Indemnified Person and the Indemnifying

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Person in connection with the defense of the third party claim, (C) the third party claim consists of a criminal Proceeding or regulatory Proceeding or (D) the amount of such claim, together with the amount of all then pending claims, exceeds the then remaining balance of the Escrow Shares. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or Proceeding, all of the Parties shall cooperate in the defense or prosecution thereof.

(f) Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or Proceeding of the kind referred to in Section 10.4(e) shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final, non-appealable judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that (i) the Indemnifying Person shall not be entitled to enter into any settlement or compromise unless: (A) the Indemnified Party shall receive an unconditional release as part of any such settlement or compromise, (B) no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, (C) no injunction or equitable relief shall be imposed on the Indemnified Person as a result of such settlement or compromise, (D) such settlement or compromise provides solely for the payment of money by the Indemnifying Party (or, in the case of a Shareholder, by the Escrow Agent from the Escrow Shares and the amount to be paid does not exceed the remaining Escrow Shares less the amount of any other pending claims) and the Indemnifying Party (or Escrow Agent) makes such payment (less any applicable Deductible), and (ii) the Indemnified Person will not compromise or settle any claim, suit, action or Proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(g) Release of Escrow Shares

(i) On the first Business Day following the date twelve (12) months after the Closing Date (the “Release Date”), Akerna and the Shareholder Representatives shall deliver to the Escrow Agent a joint notice instructing the Escrow Agent to deliver to the Shareholders: (i) the Escrow Shares remaining in the Escrow Account minus (ii) the sum of all amounts (the “Indemnity Reserve Amounts”) asserted in good faith by a Akerna Indemnified Party in respect of a claim for indemnification under this Agreement for which such Akerna Indemnified Party shall have delivered a notice to the Shareholder Representatives in accordance with the terms of this Agreement and which claims remain outstanding (each, a “Pending Claim”). Any Claim not duly asserted prior to the Release Date shall be forever barred.

(ii) After the Release Date, following final resolution of all Pending Claim matters for which an Indemnity Reserve Amount has been established and payment thereupon, upon request by the Shareholder Representatives, the Shareholder Representatives and Akerna shall instruct the Escrow Agent under the Escrow Agreement to deliver to the Shareholders the excess of any Escrow Shares remaining in the Escrow Account.

(h) Payment. Once it has been determined (by mutual agreement of Akerna and the Shareholder Representatives, including as a result of failure to dispute an indemnity claim, or under a final adjudication or determination) that the Shareholder Parties are obligated to indemnify a Akerna Indemnified Party under this Article X (a “Determined Claim” and, the Losses payable in connection therewith, the “Determined Losses”), then the Determined Losses shall be payable as follows:

(i) first, Akerna and the Shareholders shall promptly issue a joint written direction to the Escrow Agent to release the amount of such Determined Losses to Akerna from the Escrow Shares; and

(ii) finally, with respect to any Determined Losses for claims based on fraud or willful misconduct for which the Akerna Indemnified Parties have not fully recovered after giving effect to subpart (h)(i) of this Section 10.4 (including any Determined Losses for claims based on fraud or willful misconduct), the Shareholder Parties shall, on a several basis, pay to Akerna the amount of such remaining Determined Losses claims based on fraud or willful misconduct promptly in cash by wire transfer of immediately available funds.

(i) Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Agreement shall be treated as an adjustment to the Consideration by the Parties for Tax purposes, unless otherwise required by Law.

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Article XI.
MISCELLANEOUS

11.1 No Third Party Beneficiaries. Except as expressly set forth in Sections 9.4(a) and 10.2, this Agreement is intended to be solely for the benefit of the Parties to this Agreement, and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, personal Representatives, heirs and estates, as the case may be. For purposes of clarification, the Indemnified Persons constitute third party beneficiaries of this Agreement and are entitled to enforce the terms of Article X.

11.2 Entire Agreement. This Agreement and the other Documents referred to herein constitute the entire agreement among the Parties and supersede any prior correspondence or documents evidencing negotiations between the Parties, whether written or oral, and all understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of any Document.

11.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and heirs. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that (a) Akerna may, without the need for further consent from the Shareholders or the Shareholder Representatives (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates; (ii) designate one or more of its Affiliates to perform its obligations hereunder after the Closing; (iii) assign any or all of its rights hereunder in connection with a sale of all or substantially all its business or all or substantially all of the Business (whether by merger, sale of stock or assets, recapitalization or otherwise); and/or (iv) collaterally assign its rights hereunder to any lenders or financing sources, provided that in any or all of such cases Akerna nonetheless shall remain responsible together with such assignee or designee for the performance of all of its obligations hereunder.

11.4 Counterparts; Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement and each of the other Documents may be transmitted by facsimile machine or by electronic mail or transmission and any Party’s signature appearing on a faxed copy of this Agreement or an electronically transmitted copy of this Agreement shall be treated as an original signature for all purposes under applicable Law, including, without limitation, for admission into evidence in any legal proceeding.

11.5 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed given when delivered personally to the recipient on a Business Day prior to 5:00 P.M. local time, otherwise on the next Business Day, transmitted by electronic mail to the intended recipient on a Business Day prior to 5:00 P.M. local time, otherwise on the next Business Day at the email address set forth therefor below (with electronic confirmation of receipt and hard copy to follow), or one (1) Business Day after deposit with a nationally recognized overnight delivery service for overnight delivery (receipt requested) and addressed to the intended recipient as set forth below:

If to Akerna, to:

1601 Arapahoe St
Denver CO 80202

Attention: Jessica Billingsley

Email: jlb@akerna.com

with a copy to:

Dentons US LLP

233 South Wacker Drive, Suite 5900

Chicago, IL 60606-6361
Attention: Eric P. Berlin

Email: eric.berlin@dentons.com

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If to the Shareholder Representatives, to:

12 Heath Hill

Brookline, MA 02445

Attention: Ashesh C Shah

Email:

44 Cypress St

Brookline, MA 02445

Attention: Palle Pedersen

Email:

629 Allston Street

Houston, TX 77007

Attention: Lokesh Chugh

Email: lokesh@thelondonfund.com

with a copy to:

Haddan& Zepfel LLP

610 Newport Center Drive, Suite 330

Newport Beach, CA 92660

Attention: Robert J. Zepfel

Email: rjz@haddanzepfel.com

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is confirmed as received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

11.7 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware without regard to conflicts of laws principles that would require the application of the Law of any other jurisdiction, and the obligations, rights and remedies of the Parties under this Agreement shall be determined in accordance with such Law.

11.8 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Akerna and the Shareholder. No waiver or failure to enforce by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.9 Specific Performance. Each of the Parties agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Akerna and Shareholder would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at law, a non-breaching party shall be entitled to injunctive relief without the posting of any bond or other security to enjoin or prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, and the breaching party waives the defense that an adequate remedy at law may exist.

11.10 Incorporation of Exhibits and Schedules. The Exhibits, Schedules and other attachments identified in this Agreement are part of this Agreement as if set forth in full herein.

11.11 Exclusive Submission to Jurisdiction; Waiver of Jury Trial.

(a) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE, IN EACH CASE LOCATED IN WILMINGTON, DELAWARE AND EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION

Annex F-49

OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL WITH DELIVERY CONFIRMATION TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11(b).

11.12 Public Announcements. The Shareholder Parties and Akerna each agree that they and their Affiliates shall not issue any press release or otherwise make any public statement or respond to any media inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of Akerna and the Shareholders, which shall not be unreasonably withheld or delayed, except as may be required by Law, including the Securities Exchange Act of 1934 and the regulations promulgated thereunder, or by any stock exchanges having jurisdiction over Shareholder, Akerna or their respective Affiliates.

11.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation and the word “herein” shall mean “in this Agreement,” in each case, for any and all purposes in this Agreement. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day. Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time. All currency amounts contained herein refer to United States Dollars.

11.14 Severability. It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction in accordance with Section 11.11 to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision.

[Remainder of page intentionally left blank. Signature pages follow.]

Annex F-50

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above written.

AKERNA:
By:	/s/ Jessica Billingsley
Name: Jessica Billingsley
Title: Chief Executive Officer

SHAREHOLDERS:

The Shareholders are executing this Agreement by their agent and attorney in fact, the Shareholder Representatives, having provided a valid and binding power of attorney to the Shareholder Representatives to execute this Agreement on their behalf.

COMPANY:
SOLO SCIENCES, INC.
By:	/s/ Ashesh C. Shah
Name: Ashesh C. Shah
Title: Chief Executive Officer

SHAREHOLDER REPRESENTATIVES (both in their capacities as Shareholder Representatives and on behalf of all Shareholders who have delivered an executed power of attorney to the Shareholder Representatives to execute this Agreement, including, without limitation, those Shareholders listed on Schedule 1):

/s/ Ashesh C. Shah
ASHESH C. SHAH
/s/ Lokesh Chugh
LOKESH CHUGH
/s/ Palle Pedersen
PALLE PEDERSEN

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone, phone or Tablet – QUICK EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

AKERNA CORP.

Your Mobile, Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 25, 2020.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

Please mark your votes like this X

PROXY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE STOCK ISSUANCE, "FOR" THE ARRANGEMENT, "FOR" THE SOLO OPTION, "FOR" THE INCENTIVE PLAN AMENDMENT AND "FOR" THE ADJOURNMENT, IF NECESSARY. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 and 5.

Proposal	FOR	AGAINST	ABSTAIN
1. Approval of the issuance of shares of Akerna common stock upon the exchange of Exchangeable Shares, as further described in the proxy statement (the "Stock Issuance").	☐	☐	☐
2. Approval of the Arrangement.	☐	☐	☐
3. Approval of the Solo Option.	☐	☐	☐
4. Approval of the Incentive Plan Amendment.	☐	☐	☐
5. Approval to adjourn the Special Meeting, to permit further solicitation, if there are not sufficient votes.	☐	☐	☐

CONTROL NUMBER

Signature________________________________ Signature, if held jointly________________________________ Date___________ , 2020

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

The Proxy Statement to Stockholders is available at: https://ir.akerna.com/proxy-statement

If it is determined that the meeting will be held at a different time, in a different location, or partially or entirely by means of remote communication (i.e., a virtual meeting), an announcement of any such updates will be provided by means of a press release, which will be posted on our website:
www.akerna.com.
We encourage you to check the website prior to the meeting if you plan to attend.
An announcement of any change will also be filed with the U.S. Securities and Exchange Commission's EDGAR filing system.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AKERNA CORP.

The undersigned hereby appoints Jessica Billingsley and John Fowle, and each of them acting singly, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Akerna Corp. (the "Company") held of record by the undersigned at the close of business on June 5, 2020 at the Special Meeting of Stockholders of the Company to be held at the Company's headquarters at 1630 Welton Street, Denver, Colorado 80202 at 9:00 a.m., Mountain Time on June 26, 2020, or at any adjournment(s) of postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE STOCK ISSUANCE, "FOR" THE APPROVAL OF THE ARRANGEMENT, "FOR" THE APPROVAL OF THE SOLO OPTION, "FOR" THE APPROVAL OF THE INCENTIVE PLAN AMENDMENT AND "FOR" THE ADJOURNMENT, IF NECESSARY. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

(Continued and to be marked, dated and signed, on the other side)